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PROXY STATEMENT/PROSPECTUS TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on June 1, 2007

Registration No. 333-141286

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
FORM S-4
REGISTRATION STATEMENT
Under
The Securities Act of 1933

HSW International, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4899 (Primary Standard Industrial Classification Code Number)	33-1135689 (I.R.S. Employer Identification Number)

One Capital City Plaza
3350 Peachtree Road, Suite 1500
Atlanta, Georgia 30326
(404) 364-5823
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Jeffrey Arnold
HSW International, Inc.
One Capital City Plaza
3350 Peachtree Road, Suite 1500
Atlanta, Georgia 30326
(404) 364-5823
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Lee Edwards, Esq. Paul Strecker, Esq. Shearman & Sterling LLP 2318 China World Tower Two 1 Jianguomenwai Dajie 100004 Beijing, China +(8610) 6505 3399	J. David Darnell INTAC International, Inc. 12221 Merit Drive, Suite 600 Dallas, Texas 75251 (469) 916-9891	James Altenbach, Esq. Greenberg Traurig, LLP The Forum 3290 Northside Parkway, Suite 400 Atlanta, GA 30327 (678) 553-2100

        Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement, satisfaction or waiver of the other conditions to closing of the merger described herein and consummation of the merger.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY—SUBJECT TO COMPLETION—DATED JUNE 1, 2007
PROXY STATEMENT/PROSPECTUS

The information in this document is not complete and may be changed. HSW International may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This document is not an offer to sell these securities, and HSW International is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

To the stockholders of INTAC:

        I am pleased to report that on April 20, 2006, INTAC International, Inc. ("INTAC") entered into a merger agreement with HowStuffWorks, Inc., an online publishing company ("HSW"), HSW International, Inc., a new company formed by HSW ("HSW International") and HSW International Merger Corporation, a wholly owned subsidiary of HSW International, which was amended on January 29, 2007, pursuant to which INTAC will become a wholly owned subsidiary of HSW International (the "merger") and, in related transactions contemplated by the merger agreement, (i) HSW will contribute to HSW International, in exchange for common stock of HSW International, principally exclusive digital publishing rights to HSW's content for the countries of China and Brazil (the "contribution") and (ii) certain investors have agreed to purchase shares of HSW International having an aggregate value of approximately $50 million (the "equity financing," and together with the contribution, the "related transactions"). Upon consummation of the merger and the related transactions, HSW International intends to launch an Internet business based on HSW's content, including advertising, search, e-commerce and sponsorships, in China and Brazil.

        On January 29, 2007, INTAC, INTAC International Holdings Limited ("INTAC Holdings"), a wholly-owned subsidiary of INTAC, and INTAC (Tianjin) International Trading Company, a wholly owned subsidiary of INTAC Holdings ("INTAC Trading"), entered into a share purchase agreement with Wei Zhou, INTAC's Chief Executive Officer and President, and Cyber Proof Investments Ltd. ("Cyber"), a corporation controlled by Wei Zhou, pursuant to which INTAC Holdings will sell all the issued and outstanding shares of Global Creative International Limited, INTAC Telecommunications Limited, INTAC Deutschland GmbH and FUTAC Group Limited, each a wholly owned subsidiary of INTAC Holdings ("distribution companies"), to Cyber in exchange for 3 million shares of INTAC common stock held by Mr. Zhou (the "distribution business sale"). The distribution/telecommunications segment of INTAC's business, which consists of the distribution of wireless handset products and the sale of prepaid calling cards, is conducted in whole by these four subsidiaries of INTAC Holdings. In addition, INTAC Trading has agreed to transfer its rights and control with respect to Beijing INTAC Meidi Technology Development Co., Ltd. to Cyber.

        You are cordially invited to attend the special meeting of INTAC stockholders to be held on                        , 2007 at             a.m. central time to consider and vote on the adoption of the merger agreement and the share purchase agreement and approval of the merger, the related transactions and the distribution business sale.

        Only stockholders who owned shares of INTAC common stock at the close of business on                        , 2007, the record date for the special meeting, are entitled to notice of and to vote at the special meeting and any adjournments or postponements of the special meeting.

        The merger and related transactions cannot be completed unless the stockholders of INTAC holding a majority of the outstanding shares on the record date for the special meeting adopt the merger agreement and approve the merger and related transactions. In addition, the completion of the merger and related transactions is conditioned upon the adoption of the share purchase agreement and the completion of the distribution business sale. The completion of the merger and the related transactions is also subject to the satisfaction of other conditions, including approval of HSW International's application to list its common stock on either the Nasdaq National Market or Nasdaq Capital Market.

        The distribution business sale cannot be completed unless the stockholders of INTAC (other than Mr. Zhou, his affiliates and associates) holding a majority of the outstanding shares (other than those shares held by Mr. Zhou, his affiliates and associates) on the record date for the special meeting adopt the share purchase agreement and approve the distribution business sale.

        If the merger and related transactions are completed, INTAC stockholders will be entitled to receive in exchange for each of their shares of INTAC common stock one share of HSW International common stock. If the merger and related transactions are completed, HSW will receive that number of shares of HSW International common stock equal to the number of issued and outstanding shares of INTAC common stock immediately prior to the merger, including the shares held by INTAC Holdings as a result of the distribution business sale. Based on the number of issued and outstanding shares of INTAC common stock as of                        , 2007, HSW will receive                  shares of HSW International common stock, and INTAC stockholders will receive                  shares of HSW International common stock. The total number of shares of HSW International common stock to be issued to INTAC stockholders and HSW is                        .

        HSW International plans to list its common stock on either the Nasdaq National Market or Nasdaq Capital Market under the symbol "HSWI." You should obtain current market quotations for INTAC common stock from the Nasdaq Capital Market under the symbol "INTN."

        After careful consideration, the INTAC board of directors adopted the merger agreement and the share purchase agreement and determined that the merger agreement, the share purchase agreement, the merger, the related transactions and the distribution business sale are fair to and in the best interests of INTAC and its stockholders. The INTAC board of directors unanimously recommends that you vote "FOR" adoption of the merger agreement and the share purchase agreement and approval of the merger, related transactions and the distribution business sale.

        Our President and Chief Executive Officer, who owns approximately    % of our outstanding shares of common stock as of the record date, has entered into a voting agreement in which he has agreed to vote his shares in favor of adoption of the merger agreement and approval of the merger and related transactions. Therefore, the merger agreement will be adopted and the merger and related transactions will be approved regardless of how our other stockholders vote their shares. Because the shares of INTAC common stock held by Mr. Zhou, his affiliates and associates will not participate in the vote to adopt the share purchase agreement and approve the distribution business sale, your vote is extremely important in determining whether the share purchase agreement will be adopted and the distribution business sale approved, and, ultimately determining whether INTAC will be able to complete the merger and related transactions.

        Whether or not you plan to be present at the special meeting, please complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or on the Internet as soon as possible. If you hold your shares in "street name," you should instruct your broker how to vote in accordance with your voting instruction form. If you fail to submit a proxy, fail to vote in person, abstain from voting or do not instruct your broker how to vote your shares, it will have the same effect as a vote against adoption of the merger agreement and the share purchase agreement.

        This proxy statement/prospectus provides detailed information concerning the merger, the other transactions contemplated by the merger, the distribution business sale and the INTAC special meeting. Additional information regarding INTAC and HSW International, Inc., has been filed with the Securities and Exchange Commission and is publicly available. We encourage you to read carefully this entire document, including all of its annexes, and we especially encourage you to read the section entitled "Risk Factors" beginning on page 25.

        On behalf of the INTAC board of directors, I thank you for your support and appreciate your consideration of this matter.

  Wei Zhou
  Secretary, President and Chief Executive Officer
  INTAC International, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the HSW International common stock to be issued by HSW International under this document or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated            , 2007 and is first being mailed
to INTAC stockholders on or about            , 2007.

REFERENCES TO ADDITIONAL INFORMATION

        This proxy statement/prospectus incorporates by reference important business and financial information about INTAC from documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from INTAC at the following address and telephone number:

INTAC International, Inc.
12221 Merit Drive, Suite 600
Dallas, TX 75251-2248
Attention: J. David Darnell
Telephone: (469) 916-9891

        If you would like to request documents, please do so by                        , 2007 in order to receive them before the INTAC special meeting.

See "Where You Can Find More Information" on page 173.

INTAC INTERNATIONAL, INC.
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON                        , 2007

To the stockholders of INTAC International, Inc.:

        A special meeting of stockholders of INTAC International, Inc. ("INTAC") will be held on                        , 2007, at             a.m., central time, at                        , for the following purpose:

  •
  to adopt the Agreement and Plan of Merger, dated as of April 20, 2006, as amended, by and among HowStuffWorks, Inc. ("HSW"), HSW International, Inc. ("HSW International"), HSW International Merger Corp. ("Merger Sub"), a wholly owned subsidiary of HSW International, and INTAC, and approve the merger, the contribution of certain assets from HSW to HSW International and the equity financing contemplated by the Agreement and Plan of Merger, as amended (the contribution and the equity financing together, the "related transactions"); and

  •
  To adopt the Share Purchase Agreement, dated as of January 29, 2007, by and among INTAC, INTAC International Holdings Limited ("INTAC Holdings"), INTAC (Tianjin) International Trading Company ("INTAC Trading"), Cyber Proof Investments Ltd. ("Cyber") and Wei Zhou, INTAC's Chief Executive Officer and President, and approve the sale of all the issued and outstanding shares of Global Creative International Limited, INTAC Telecommunications Limited, INTAC Deutschland GmbH and FUTAC Group Limited, each a wholly owned subsidiary of INTAC Holdings ("distribution companies"), and the transfer from INTAC Trading of its rights and control with respect to Beijing INTAC Meidi Technology Development Co., Ltd. ("Meidi Technology"), to Cyber in exchange for 3 million shares of INTAC common stock held by Mr. Zhou (the "distribution business sale").

        We will transact no other business at the INTAC special meeting, except such business as may properly be brought before the INTAC special meeting and any adjournment or postponement of it.

        Only stockholders who owned shares of INTAC common stock at the close of business on                        , 2007, the record date for the INTAC special meeting, are entitled to notice of, and to vote at, the INTAC special meeting and any adjournment or postponement of it. A stockholders' list will be available for inspection by any stockholder entitled to vote at the special meeting beginning no later than ten days before the date of the INTAC special meeting and continuing through the INTAC special meeting.

        We cannot complete the merger and the related transactions unless the stockholders of INTAC holding a majority of the outstanding shares on the record date for the special meeting adopt the merger agreement and approve the merger and the related transactions. We cannot complete the distribution business sale unless the stockholders of INTAC (other than Mr. Zhou, his affiliates and associates) holding a majority of the outstanding shares (other than those shares held by Mr. Zhou, his affiliates and associates) on the record date for the special meeting adopt the share purchase agreement and approve the distribution business sale.

        Our President and Chief Executive Officer, who owns approximately    % of our outstanding shares of common stock as of the record date, has entered into a voting agreement in which he has agreed to vote his shares in favor of adoption of the merger agreement and approval of the merger and the related transactions. Therefore, the merger agreement will be adopted and the merger and the related transactions will be approved regardless of how our other stockholders vote their shares. However, the completion of the merger and related transactions is conditioned upon the adoption of the share purchase agreement and the completion of the distribution business sale. Because the shares of INTAC common stock held by Mr. Zhou, his affiliates and associates will not participate in the vote to adopt the share purchase agreement and approve the distribution business sale, your vote is extremely important in determining whether the share purchase agreement will be adopted and the distribution business sale approved, and, ultimately, determining whether INTAC will be able to complete the merger and related transactions.

        INTAC stockholders have no dissenters' rights under Nevada law in connection with the merger. The proxy statement/prospectus accompanying this notice explains the merger and the related transactions, as well as the merger agreement, and provides specific information concerning the INTAC special meeting. Please review the proxy statement/prospectus carefully.

        After careful consideration, the INTAC board of directors adopted the merger agreement and the share purchase agreement and determined that the merger agreement, the share purchase agreement, the merger, the related transactions and the distribution business sale are fair to and in the best interests of INTAC and its stockholders. The INTAC board of directors unanimously recommends that you vote "FOR" adoption of the merger agreement AND the share purchase agreement and approval of the merger, the related transactions and the distribution business sale.

        Whether or not you plan to attend the INTAC special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid return envelope or submit your proxy by telephone or on the Internet as soon as possible. You may revoke the proxy at any time prior to its exercise in the manner described in the proxy statement/prospectus. Any stockholder of record present at the INTAC special meeting, including any adjournment or postponement of it, may revoke his or her proxy and vote personally on the merger agreement. Executed proxies with no instructions indicated thereon will be voted "FOR" adoption of the merger agreement AND the share purchase agreement and approval of the merger, the related transactions and the distribution business sale.

        Please do not send any stock certificates at this time.

                      By order of the board of directors,

                      Wei Zhou
                      Secretary, President and Chief Executive Officer

Dallas, Texas
            , 2007

QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
General
The INTAC Special Meeting
The Merger Agreement
The Share Purchase Agreement
Market Prices and Dividend Information
Comparative Per Share Information
Selected Historical Consolidated Financial Data of INTAC International, Inc.
Selected Unaudited Pro Forma Condensed Combined Consolidated Financial Information
RISK FACTORS
Risks Related to the Transactions
Risks Related to the Combined Company
THE INTAC SPECIAL MEETING
Date, Time and Place
Purpose of the Special Meeting
Record Date; Shares Entitled to Vote; Quorum
Vote Required
Shares Owned by INTAC Directors and Executive Officers
Voting Agreement
Voting of Proxies
Revocability of Proxies
Solicitation of Proxies
THE COMPANIES
INTAC
HSW
HSW International
HSW International's Resulting Lines of Businesses
THE MERGER AND THE DISTRIBUTION BUSINESS SALE
General
Asset Contribution
Equity Financing
Background of the Merger and Distribution Business Sale
INTAC's Reasons for the Merger and Distribution Business Sale and Recommendation of the INTAC Board of Directors
Opinions of INTAC's Financial Advisor
Interests of INTAC Directors and Executive Officers in the Merger and Distribution Business Sale
Interests of HSW International Directors and Executive Officers in the Merger and Distribution Business Sale
Merger Consideration
Ownership of HSW International Following the Merger
Conversion of Shares; Procedures for Exchange of Certificates
Effective Time of the Merger
Stock Exchange Listing of HSW International Common Stock
Delisting and Deregistration of INTAC Common Stock
Material United States Federal Income Tax Consequences of the Merger
Regulatory Matters
Dissenters' Rights
INTAC and HSW International Employee Benefit Matters
Effect on Awards Outstanding Under INTAC Stock Incentive Plan
Resale of HSW International Common Stock
THE MERGER AGREEMENT
Conditions to the Completion of the Merger
No Solicitation
Termination of the Merger Agreement
Fees and Expenses
Conduct of Business Pending the Merger
Representations and Warranties
Additional Terms
Certificate of Incorporation and By-laws of the Surviving Corporation
Amendment; Extension and Waiver
AGREEMENTS RELATED TO THE MERGER
The Contribution Agreements, Services Agreement, Update Agreement and Letter Agreement
The Stock Purchase Agreements
The Voting Agreement
The Amended and Restated Stockholders Agreement
The Share Purchase Agreement
HSW INTERNATIONAL AND INTAC MANAGEMENT'S DISCUSSION AND ANALYSES OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
HSW International
Operations—Selling, General and Administrative Expenses:
Liquidity and Capital Resources--HSW International
Intac International
Critical Accounting Policies:
Results of Operations for the Three and Six Months Ended March 31, 2007 and 2006
Results of Operations for the Three and Six Months Ended March 31, 2007 Compared to the Three and Six Months Ended March 31, 2006
RESULTS OF OPERATIONS FOR THE YEARS ENDED SEPTEMBER 30, 2006 AND 2005 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
Results of Operations for the Year Ended September 30, 2006, Compared to the Year Ended September 30, 2005
Results of Operations for the Nine Months Ended September 30, 2005, Compared to the Nine Months Ended September 30, 2004
Liquidity and Capital Resources--INTAC
Commitments and Contingencies
Off-Balance Sheet Arrangements
INTAC MANAGEMENT
HSW INTERNATIONAL MANAGEMENT FOLLOWING THE MERGER
BENEFICIAL OWNERSHIP INFORMATION
Security Ownership of Certain Beneficial Owners and Management of INTAC Prior to the Merger
Security Ownership of Certain Beneficial Owners and Management of HSW International Following the Merger
ACCOUNTING TREATMENT
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
COMPARATIVE STOCK PRICES AND DIVIDENDS
DESCRIPTION OF HSW INTERNATIONAL CAPITAL STOCK FOLLOWING THE MERGER
COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS OF HSW INTERNATIONAL AND INTAC
LEGAL MATTERS
EXPERTS
OTHER MATTERS

i

FUTURE INTAC SHAREHOLDER PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION
Annexes
Annex A — Agreement and Plan of Merger
Annex B — First Amendment to Agreement and Plan of Merger
Annex C — Form of Contribution Agreement (PRC Territories)
Annex D — Form of Contribution Agreement (Brazil)
Annex E — Form of Services Agreement
Annex F — Form of Update Agreement
Annex G — Letter Agreement
Annex H — Amended and Restated Stockholders Agreement
Annex I — Stock Purchase Agreements with American Investors
Annex J — Stock Purchase Agreements with European Investors
Annex K — DWS Stock Purchase Agreement
Annex L — First Amendment to DWS Stock Purchase Agreement
Annex M — Voting Agreement
Annex N — Opinion of Savvian LLC dated January 28, 2007
Annex O — Opinion of Savvian LLC dated January 28, 2007
Annex P — Form of Amended and Restated Certificate of Incorporation of HSW International, Inc.
Annex Q — Form of Amended and Restated Bylaws of HSW International, Inc.
Annex R — Share Purchase Agreement

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:		Why am I receiving this proxy statement/prospectus?
A.
HowStuffWorks, Inc. (referred to in this proxy statement/prospectus as HSW), HSW International, Inc. (referred to in this proxy statement/prospectus as HSW International), HSW International Merger Corporation, a wholly-owned subsidiary of HSW International (referred to in this proxy statement/prospectus as merger sub) and INTAC International, Inc. (referred to in this proxy statement/prospectus as INTAC) have entered into the Agreement and Plan of Merger, dated as of April 20, 2006, as amended (referred to in this proxy statement/prospectus as the merger agreement) by First Amendment to Agreement and Plan of Merger (referred to in this proxy statement/prospectus as the amendment to merger agreement), among HSW, HSW International, merger sub and INTAC, that is described in this proxy statement/prospectus. Additionally, INTAC, INTAC Holdings, INTAC Trading, Cyber and Wei Zhou, INTAC's Chief Executive Officer and President, have entered into a Share Purchase Agreement, dated as of January 29, 2007 (referred to in this proxy statement/prospectus as the share purchase agreement). See "The Merger Agreement" beginning on page 91 of this proxy statement/prospectus and "The Share Purchase Agreement" beginning on page 109 of this proxy statement/prospectus. Copies of the merger agreement, the amendment to merger agreement and the share purchase agreement are attached to this proxy statement/prospectus as Annexes A, B and R, respectively.

In order to complete the merger, INTAC stockholders must adopt the merger agreement and approve the merger (as defined below) and the related transactions (as defined below), all necessary governmental approvals must be received and all other conditions to the merger must be satisfied or waived, including the distribution business sale. In order to complete the distribution business sale (as defined below), the INTAC stockholders (other than Mr. Zhou, his affiliates and associates) must adopt the share purchase agreement and approve the distribution business sale (as defined below), all necessary governmental approvals must be received and all other conditions to the distribution business sale must be satisfied or waived. INTAC will hold a special meeting of its stockholders (referred to in this proxy statement/prospectus as the INTAC special meeting) to obtain the required approvals of its stockholders.

This proxy statement/prospectus contains important information about the merger agreement, the share purchase agreement, the merger, the other transactions contemplated by the merger agreement, the distribution business sale and the INTAC special meeting. You should read it carefully.
Q:		What will happen in the distribution business sale?
A.
Under the terms of the share purchase agreement, INTAC Holdings will sell all the issued and outstanding shares of Global Creative International Limited, INTAC Telecommunications Limited, INTAC Deutschland GmbH and FUTAC Group Limited, each a wholly owned subsidiary of INTAC Holdings, and INTAC Trading will transfer its right and control with respect to Beijing INTAC Meidi Technology Development Co., Ltd. ("Meidi Technology") to Cyber in exchange for 3 million shares of INTAC common stock held by Wei Zhou (the "distribution business sale"). The distribution/telecommunications segment of INTAC's business, which consists of the distribution of wireless handset products and the sale of prepaid calling cards, is conducted by the four subsidiaries of INTAC Holdings. The distribution business sale will be consummated immediately prior to the consummation of the merger.

Q:		What will happen in the merger and the related transactions and what will be HSW International's resulting lines of businesses?
	A.	Merger

Under the terms of the merger agreement, merger sub will be merged with INTAC (referred to in this proxy statement/prospectus as the merger), with INTAC surviving as a wholly owned subsidiary of HSW International.
Related Transactions
The Asset Contribution

In connection with the merger, and as contemplated by the merger agreement, HSW will contribute certain assets, properties and rights to HSW International in exchange for shares of HSW International common stock (referred to in this proxy statement/prospectus as the asset contribution) pursuant to two contribution agreements, which will result in HSW International having exclusive digital publishing rights to HSW's content that is posted or has been posted on the HSW website on or before the merger as translated in the language of the respective territories in both China and Brazil (referred to in this proxy statement/prospectus as the contributed assets). Copies of the contribution agreements are attached to this proxy statement/prospectus as Annexes C and D.
The Other Rights

HSW will also grant HSW International the right to exclusively license for a fee the digital publishing rights in the territories to new and modified HSW content pursuant to an update agreement. Additionally, HSW will provide certain transitional services to HSW International for the purposes of developing, supporting, translating and facilitating the digital transmission of the contributed assets pursuant to a services agreement. HSW will also grant HSW International an 18 month option to acquire from HSW the exclusive digital publishing rights for HSW content in India and Russia on the same terms and conditions as those in respect of China and Brazil. Finally, HSW will agree to make an irrevocable offer to HSW International to participate in any transaction involving an investment or acquisition of an interest in any entity, business, assets, properties or securities in connection with a sale, transfer, assignment or license of HSW's rights in the licensed content or sublicensed content in any geographical area outside the United States or the territories. Copies of the Services Agreement, Update Agreement and Letter Agreement are attached to this proxy statement/prospectus as Annexes E, F and G, respectively. See "Agreements Related to the Merger—The Contribution Agreements, Services Agreement, Update Agreement and Letter Agreement" beginning on page 103.
The Equity Financing

Ashford Capital Partners, L.P., Harvest 2004, LLC, American Funds Insurance Series—Global Small Capitalization Fund, SMALLCAP World Fund, Inc., Chilton Investment Partners, L.P., Chilton QP Investment Partners, L.P., Chilton International, L.P., Chilton New Era Partners, L.P., Chilton New Era International, L.P., Chilton Small Cap Partners, L.P., Chilton Small Cap International, L.P. and Zeke, LP (collectively, "American investors") have agreed to purchase $22.5 million of shares of HSW International common stock (referred to in this proxy statement/prospectus as the American investors stock purchase) pursuant to stock purchase agreements (referred to in this proxy statement/prospectus as the American investors stock purchase agreements).

Additionally, DWS Finanz-Service GmbH (referred to in this proxy statement/prospectus as DWS), an affiliate of INTAC's largest institutional investor, Nordinvest, Deka Investment GmbH and Brompton Cross Master Fund, Ltd. (collectively, "European investors") have agreed to purchase approximately $27 million of shares of HSW International common stock (referred to in this proxy statement/prospectus as the European investors stock purchase, and together with the American investors stock purchase, the equity financing) pursuant to stock purchase agreements (referred to in this proxy statement/prospectus as the European investors stock purchase agreements, and together with the American investors stock purchase agreements, the stock purchase agreements). A copy of the stock purchase agreements, including amendment to the stock purchase agreement with DWS, are attached to this proxy statement/prospectus as Annexes I, J, K and L. See "Agreements Related to the Merger—The Stock Purchase Agreements" beginning on page 104.
The asset contribution and the equity financing are referred to in this proxy statement/prospectus as the "related transactions."
HSW International's Resulting Lines of Businesses

Upon consummation of the merger and the related transactions, HSW International intends to launch an Internet business based on HSW's content, including advertising, search, e-commerce and sponsorships, in China and Brazil. HSW International will also continue to operate INTAC's career development and training services business segment.
Q:		Why is INTAC proposing the distribution business sale?
A.
INTAC and HSW International intend to focus their post-merger operations on content acquisition, creation, and dissemination, including online publishing, career development and training and education markets. INTAC does not believe that the distribution/telecommunications segment of INTAC's current business is a complementary fit to the post-merger business plans of the combined company, as it involves the purchase and sale of physical inventory and has historically generated low profit margins. Also, due to an influx of both local and foreign competitors in the Chinese wireless handset distribution market, the distribution/telecommunications segment of INTAC's business has become increasing competitive and its future business prospects have become increasingly uncertain.
Q:		Why are HSW, HSW International and INTAC proposing the merger and the related transactions?
A.
HSW, HSW International and INTAC believe that a combination of HSW International and INTAC will provide substantial strategic and financial benefits to the stockholders of both companies by integrating the contributed assets with INTAC's expertise and relationships in China, thereby creating an interactive media and service platform for Chinese Internet users that has the potential to create greater stockholder value than either HSW or INTAC could create separately. INTAC will be able to utilize its international experience and leverage an interactive media and service platform to launch an online business in Brazil. In addition, the companies believe that the equity financing will prove beneficial to HSW International's future plans and operations. The success of the merger and HSW International are, however, subject to substantial risks. Please see the sections entitled "Risk Factors" on page 25. Additionally, to review INTAC's reasons for the merger, including specific risks considered by the INTAC board of directors, in greater detail, please see the section entitled "The Merger and the Distribution Business Sale—INTAC's Reasons for the Merger and Distribution Business Sale and Recommendation of the INTAC Board of Directors" beginning on page 62.

Q:		Have any executive officers or directors of INTAC agreed to vote in favor of the adoption of the merger agreement and approval of the merger and the related transactions?
A.
Yes. Mr. Wei Zhou, INTAC's President and Chief Executive Officer, who owns approximately % of the outstanding shares of INTAC common stock as of the record date, has entered into a voting agreement pursuant to which he has agreed to vote his shares in favor of the adoption of the merger agreement and approval of the merger and the related transactions. Therefore, the merger agreement will be adopted and the merger and the related transactions approved regardless of how INTAC's other stockholders vote their shares. Because the shares of INTAC common stock held by Mr. Zhou, his affiliates and associates will not participate in the vote to adopt the share purchase agreement or approve the distribution business sale, your vote is extremely important in determining whether the share purchase agreement will be adopted and the distribution business sale approved. If the share purchase agreement is not adopted and the distribution sale is not approved, the parties do not intend to consummate the merger and related transactions, and, ultimately, determining whether INTAC will be able to complete the merger and related transactions. Other officers and directors of INTAC who are eligible to participate in the vote to adopt the share purchase agreement and approve the distribution business sale own approximately % of the outstanding shares of INTAC common stock as of the record date. Such persons have expressed their intent to vote their shares in favor of the adoption of the merger agreement and approval of the merger and related transactions.
Q:		What will INTAC stockholders receive in the merger?
	A.	Upon completion of the merger, for each share of INTAC common stock that they own, INTAC stockholders will receive one share of HSW International common stock.
Q:		What will HSW receive in connection with the merger and related transactions?
A.
If the merger and related transactions are completed, HSW will receive that number of shares of HSW International common stock equal to the number of issued and outstanding shares of INTAC common stock immediately prior to the merger, including the shares held by INTAC Holdings as a result of the distribution business sale. Based on the number of issued and outstanding shares of INTAC common stock as of June 1, 2007, HSW will receive 22,940,727 shares of HSW International common stock as a result of the merger and related transactions.
Q:		What will INTAC stockholders receive in the distribution business sale?
	A.	Nothing. However, INTAC Holdings will receive the 3 million shares of INTAC common stock tendered by Wei Zhou as payment for the distribution business sale.
Q:		What will HSW International stockholders receive in the merger and the distribution business sale?
A.
Nothing. Each share of HSW International common stock outstanding immediately prior to the merger will remain outstanding as a share of HSW International common stock immediately following the merger. HSW will, however, receive shares of the common stock of HSW International in connection with the asset contribution.
Q:		How much of HSW International will INTAC stockholders own if the merger is completed?
A.
Upon the consummation of the merger and the asset contribution but without giving effect to the equity financing, INTAC stockholders will own approximately 46.5% of the outstanding shares of HSW International. After giving effect to the equity financing, INTAC stockholders will own a percentage of the outstanding shares of HSW International that will vary depending upon the HSW International stock price. The maximum percentage of outstanding HSW International common stock that current INTAC stockholders may own upon consummation of the merger and the related transactions is approximately 39.6%. Please see the section entitled "The Merger and the Distribution Business Sale—Ownership of HSW International Following the Merger" beginning on page 85 for more information.

Q:		Where will the shares of HSW International common stock to be received by INTAC stockholders be listed?
A.
HSW International will apply to have the HSW International common stock listed on either the Nasdaq National Market or the Nasdaq Capital Market under the symbol "HSWI" and will use its best efforts to obtain Nasdaq approval for the quotation of HSW International common stock prior to the closing of the merger.
Q:		Does the INTAC board of directors support the merger and the distribution business sale?
A.
Yes. After careful consideration, the INTAC board of directors adopted the merger agreement and the share purchase agreement and determined that the merger agreement, the merger, the related transactions, the share purchase agreement and the distribution business sale are fair to and in the best interests of INTAC and its stockholders. The INTAC board of directors recommends that INTAC stockholders vote "FOR" adoption of the merger agreement and the share purchase agreement and approval of the merger, the related transactions and the distribution business sale.

In reaching its decision to adopt the merger agreement and the share purchase agreement and to recommend the adoption of the merger agreement, approval of the merger, the related transactions, the share purchase agreement and the distribution business sale by INTAC's stockholders, the INTAC board of directors consulted with INTAC's management, as well as its legal and financial advisors, and considered the terms of the proposed merger agreement and the transactions contemplated by the merger agreement. INTAC's board of directors also considered each of the items set forth on pages 62 through 65 under "The Merger and the Distribution Business Sale—INTAC'S Reasons for the Merger and Distribution Business Sale and Recommendation of the INTAC Board of Directors."
Q:		Are there risks involved in undertaking the merger and distribution business sale?
A.
Yes. In evaluating the merger and the distribution business sale, INTAC stockholders should carefully consider the factors discussed in the section of this proxy statement/prospectus entitled "Risk Factors" beginning on page 25 and other information about HSW International and INTAC included in the documents incorporated by reference in the proxy statement/prospectus.
Q:		Where and when is the special meeting of INTAC stockholders?
A.
The INTAC special meeting will be held on , 2007 at a.m., central time, at . INTAC stockholders may attend the INTAC special meeting and vote their shares in person, in addition to completing, signing, dating and returning the enclosed proxy or submitting a proxy on the Internet.
Q:		Who can vote at the INTAC special meeting?
A.
INTAC stockholders can vote at the INTAC special meeting if they owned shares of INTAC common stock at the close of business on , 2007 (referred to in this proxy statement/prospectus as the INTAC record date), the record date for the INTAC special meeting.

Q:		What vote is required by INTAC stockholders to adopt the merger agreement?
A.
The affirmative vote of the holders of a majority of the outstanding shares of INTAC common stock entitled to vote at the INTAC special meeting (as determined on the record date of the INTAC special meeting) is required to adopt the merger agreement.
As of the close of business on , 2007, the record date, shares of INTAC common stock were outstanding.
Q:		What vote is required by INTAC stockholders to adopt the share purchase agreement?
A.
The affirmative vote of the holders of a majority of the outstanding shares of INTAC common stock (other than those shares held by Mr. Zhou, his affiliates and associates) entitled to vote at the INTAC special meeting (as determined on the record date of the special meeting) is required to adopt the distribution business sale.
Q:		What will happen if the share purchase agreement and distribution business sale are not approved?
A.
Because the completion of the merger and related transactions is conditioned upon the adoption of the share purchase agreement and the completion of the distribution business sale, if the share purchase agreement is not adopted and the distribution business sale is not approved, it is unlikely that the merger and related transactions will be completed. The INTAC Board may seek to sell the distribution business to a third party if the distribution business sale to Cyber is not approved, however, it is unlikely that such an agreement could be reached prior to the termination date for the merger agreement, which is August 31, 2007.
Q:		As of the record date, what percentage of outstanding INTAC common stock was owned by INTAC's executive officers and directors as a group?
A.
As of the record date, INTAC's executive officers and directors as a group beneficially owned and were entitled to vote in the aggregate shares of INTAC common stock, which represented approximately % of the shares of INTAC common stock outstanding on the record date. Officers and directors of INTAC who are eligible to participate in the vote to adopt the share purchase agreement and approve the distribution business sale own approximately % of the outstanding shares of INTAC common stock as of the record date. Such persons have expressesd their intent to vote their shares in favor of the adoption of the share purchase agreement and approval of the distribution business sale.
Q:		What do INTAC stockholders need to do now?
A.
After carefully reading and considering the information contained in this proxy statement/prospectus, please complete, sign and date your proxy and return it in the enclosed postage-paid return envelope or vote your shares on the Internet as soon as possible, so that your shares may be represented at the INTAC special meeting. If you sign and send in your proxy and do not indicate your vote for the merger agreement and/or the share purchase agreement, INTAC will count your proxy as a vote in favor of approval of the merger agreement, the share purchase agreement or both agreements, as applicable.

Because the required vote of INTAC stockholders for the merger is based upon the number of outstanding shares of INTAC common stock entitled to vote, and the required vote of INTAC stockholders for the distribution business sale is based upon the number of outstanding shares of INTAC common stock (other than those shares held by Mr. Zhou, his affiliates and associates) entitled to vote, failure to submit a proxy or to vote in person, abstentions and broker non-votes will have the same effect as a vote against approval of the merger agreement and the share purchase agreement.

Q:		Can I change my vote after I have mailed my signed proxy?
A.
Yes. You can change your vote at any time before your proxy is voted at the INTAC special meeting. You can do this in one of two ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new valid proxy bearing a later date by mail or on the Internet. Attendance at the INTAC special meeting will not in and of itself constitute revocation of a proxy.

If you are an INTAC stockholder and you choose to send a written notice or to mail a new proxy, you must submit your notice of revocation or your new proxy to INTAC International, Inc. at 12221 Merit Drive, Suite 600, Dallas, Texas 75251-2248, Attention: Secretary, and it must be received by , 2007.
Q:		If my shares are held in "street name" by my broker, will my broker vote my shares for me?
A.
Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted, which will have the effect of a vote against the approval of the merger agreement and the share purchase agreement at the INTAC special meeting.
Q.		Should I send in my INTAC stock certificates now?
A.
No. After the merger is completed, you will receive a transmittal form with instructions for the surrender of INTAC common stock certificates. Please do not send in your stock certificates with your proxy.
Q:		Is the merger expected to be taxable to INTAC stockholders?
A.
Based upon current law and certain covenants, assumptions and representations as to factual matters made by, among others, HSW, HSW International and INTAC, all of which must continue to be true and accurate as of the closing of the merger, it is the opinion of Shearman & Sterling LLP (referred to in this proxy statement/prospectus as Shearman & Sterling), counsel to INTAC, that the merger and the asset contribution together will qualify as a transaction pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (referred to in this proxy statement/prospectus as the Internal Revenue Code). Therefore, a U.S. holder who exchanges INTAC common stock for HSW International common stock will not recognize any gain or loss on the exchange. The opinion does not address state, local or foreign tax consequences of the merger which may be applicable to INTAC and its stockholders.

You should read "The Merger and the Distribution Business Sale—Material United States Federal Income Tax Consequences of the Merger" beginning on page 87 for a more complete discussion of the United States federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the merger to you.
Q:		If I also hold options to purchase shares of INTAC common stock, how will my stock options be treated in the merger?
A.
All outstanding stock options to purchase shares of INTAC common stock will be assumed by HSW International. The terms and conditions of the assumed options will remain unchanged as a result of the assumption except that, upon exercise, the optionholder shall receive one share of HSW International common stock for every one share of INTAC common stock that the optionholder otherwise would have been entitled to receive.

Q:		When do you expect the distribution business sale and the merger to be completed?
A.
INTAC, HSW and HSW International are working to complete the distribution business sale and the merger as quickly as possible. If the INTAC stockholders approve the share purchase agreement and the merger agreement and the parties receive the necessary governmental approvals, INTAC, HSW and HSW International anticipate that the merger will be completed in the third quarter of 2007, prior to the merger termination date of August 31, 2007. However, it is possible that factors outside the control of the parties could require them to complete the merger at a later time or not complete it at all.
Q:		Can I dissent and require appraisal of my shares?
	A.	No. INTAC stockholders have no dissenters' rights under Nevada law in connection with the merger.
Q:		Where can I find more information about the companies?
	A:	You can obtain more information about HSW International and INTAC from the various sources described under "Where You Can Find More Information" on page 173.
Q:		Who can help answer my questions?
	A:	If you have any questions about the merger or if you need additional copies of this proxy statement/prospectus or the relevant proxy card, you should contact:
For HSW International	For INTAC
HSW International, Inc. One Capital City Plaza 3350 Peachtree Road, Suite 1500 Atlanta, GA 30326-1039 Telephone: (404) 364-5823	INTAC International, Inc. 12221 Merit Drive Suite 600 Dallas, TX 75251-2248 Telephone: (469) 916-9891

SUMMARY

        This summary highlights selected information from and incorporated by reference into this proxy statement/prospectus. This summary may not contain all of the information that is important to you. To understand the merger and the distribution business sale fully and for a more complete description of the legal terms of the merger and the distribution business sale, you should carefully read this entire proxy statement/prospectus and the other documents to which we refer you, including in particular the copies of the merger agreement, the share purchase agreement, the voting agreement,the contribution agreements, the services agreement, the update agreement, the letter agreement, the stock purchase agreements, the stockholders agreement, the HSW International Amended and Restated Certificate of Incorporation, the HSW International Amended and Restated Bylaws and the opinions of Savvian, LLC (referred to in this proxy statement/prospectus as Savvian) that are attached as annexes to this proxy statement/prospectus or as exhibits to the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, filed by HSW International with the Securities and Exchange Commission (referred to in this proxy statement/prospectus as the SEC). See also "Where You Can Find More Information" on page 173. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

General

The Companies (page 47)

INTAC International, Inc.
Unit 6-7, 32/F.
Laws Commercial Plaza
788 Cheung Sha Wan Road
Kowloon, Hong Kong
(852) 2385-8789

        INTAC is a U.S. holding company focused on the development of strategic business opportunities available in China and the Asia-Pacific Rim. The Company currently maintains offices in China (Hong Kong, Beijing and Tianjin), Germany (Frankfurt) and the United States (Dallas, Texas). INTAC services the education and career development markets in China with software for school administration and consumer-focused websites, and distributes wireless handsets to equipment wholesalers, agents, retailers and other distributors, mainly in Hong Kong.

HowStuffWorks, Inc.
One Capital City Plaza
3350 Peachtree Road, Suite 1500
Atlanta, GA 30326-1039
Telephone: (404) 760-4729

        HSW is a privately-held online publishing company that provides objective, credible, and useful information for people to learn about the world around them. The company's website attracts millions of unique visitors each month and is a source for in-depth, easy-to-understand explanations on hundreds of topics ranging from science and technology to health and electronics. In 2005, HSW became the exclusive online publisher for Publications International, Ltd. and its Consumer Guide and Mobil Travel Guide brands.

HSW International, Inc.
One Capital City Plaza
3350 Peachtree Road, Suite 1500
Atlanta, GA 30326-1039
Telephone: (404) 364-5823

        HSW International was formed on March 14, 2006 as a wholly owned subsidiary of HSW in order to effect the merger. Prior to the consummation of the merger, HSW International will have no assets or operations other than incident to its formation and in preparation for the merger and subsequent business. After the merger, INTAC will be a wholly owned subsidiary of HSW International, and the current stockholders of INTAC will become stockholders of HSW International. Upon consummation of the merger and the related transactions, HSW International will launch an Internet business based on translated and localized versions of the HowStuffWorks website, including advertising, search, e-commerce and sponsorships, in China and Brazil, leveraging the appropriate elements of INTAC's business.

HSW International Merger Corporation
One Capital City Plaza
3350 Peachtree Road, Suite 1500
Atlanta, GA 30326-1039
Telephone: (404) 760-5823

        HSW International Merger Corporation was formed on February 27, 2006, and became a wholly owned subsidiary of HSW International on March 14, 2006. This subsidiary was formed as a Nevada corporation solely to effect the merger, and this subsidiary has not conducted and will not conduct any business during any period of its existence. We refer to this subsidiary throughout this proxy statement/prospectus as the merger sub.

        The following charts reflect the corporate structure of INTAC before and after the distribution business sale and the corporate structure of HSW International before and after the merger and related transactions. The distribution business sale and merger and related transactions are summarized below.

INTAC International, Inc. and Subsidiaries
Prior to the Distribution Business Sale

INTAC International, Inc. and Subsidiaries
After the Distribution Business Sale

HSW International Corporate Structure After the Distribution Business Sale
But Prior to the Merger and Related Transactions

HSW International Corporate Structure After the Distribution Business Sale,
Merger and Related Transactions

The Merger (page 54)

        On April 20, 2006, HSW, HSW International, INTAC and merger sub, a wholly owned subsidiary of HSW International, entered into the merger agreement which was amended by the amendment to merger agreement dated January 29, 2007, which is the legal document governing the proposed merger. Under the terms of the merger agreement, merger sub will be merged with INTAC, with INTAC continuing as the surviving corporation. Upon the consummation of the merger, INTAC will be a wholly owned subsidiary of HSW International and INTAC common stock will no longer be publicly traded. HSW International will apply to have the HSW International common stock listed for trading on either the Nasdaq National Market or the Nasdaq Capital Market under the symbol "HSWI" and will use its best efforts to obtain Nasdaq approval for the quotation of HSW International common stock prior to the closing of the merger.

The Distribution Business Sale (page 54)

        On January 29, 2007, INTAC, INTAC International Holdings Limited ("INTAC Holdings"), a wholly owned subsidiary of INTAC, INTAC (Tianjin) International Trading Company ("INTAC Trading"), a wholly owned subsidiary of INTAC Holdings, Cyber Proof Investments Ltd. ("Cyber"), an entity controlled by Mr. Zhou, and Mr. Zhou entered into the share purchase agreement, which is the legal document governing the proposed distribution business sale. Pursuant to the share purchase agreement, INTAC Holdings will sell all the issued and outstanding shares of Global Creative International Limited, INTAC Telecommunications Limited, INTAC Deutschland GmbH and FUTAC Group Limited, each a wholly owned subsidiary of INTAC Holdings ("distribution companies"), and INTAC Trading will transfer its rights and control with respect to Meidi Technology, to Cyber in exchange for 3 million shares of INTAC common stock held by Mr. Zhou. The distribution/telecommunications segment of INTAC's business, which consists of the distribution of wireless handset products and the sale of prepaid calling cards, is conducted in whole by the distribution companies.

What INTAC Stockholders Will Receive in the Merger (page 85)

        At the closing of the merger and the related transactions, each outstanding share of INTAC common stock will be converted into the right to receive one share of HSW International common stock, and HSW will receive that number of shares of HSW International common stock equal to the number of issued and outstanding shares of INTAC common stock immediately prior to the merger, including the shares held by INTAC Holdings as a result of the distribution business sale. Upon the consummation of the merger and the asset contribution but without giving effect to the equity financing, INTAC stockholders will own approximately 46.5% of the outstanding shares of HSW International. After giving effect to the equity financing, INTAC stockholders will own a percentage of the outstanding shares of HSW International that will vary depending upon the HSW International stock price.

        Set forth below is a table showing a range of hypothetical values representing 90% of the 10 trading day volume weighted average price of HSW International common stock commencing on the first trading day following the date on which the shelf registration statement to be filed by HSW International in connection with the equity financing is declared effective by the SEC (referred to in this proxy statement/prospectus as the shelf purchase price), the approximate number of shares of HSW International common stock to be issued pursuant to the equity financing based on the applicable hypothetical shelf purchase price and the aggregate percentage ownership of HSW International common stock to be held by current INTAC stockholders given these hypothetical values. If the shelf purchase price is lower than $6.57, equal to 90% of the 10 trading day volume weighted average price of the common stock of INTAC on the Nasdaq Capital Market ending on the trading day prior to the public announcement of the amendment to merger agreement (referred to in this proxy statement/prospectus as the public announcement price), then the investors in connection with the equity financing (other than the one European investor as described below) will ultimately receive an aggregate amount of shares equal to the value of their combined investment, or $43.5 million, divided by the shelf purchase price. However, if the public announcement price is lower than the shelf purchase price, then such investors will ultimately receive an aggregate amount of shares equal to the value of their combined investment, or $43.5 million, divided by the public announcement price. Instead of a defined purchase amount, one of the European investors has agreed to purchase 900,000 shares of HSW International common stock at the lower of the public announcement price, the shelf purchase price or highest trading price of HSW International common stock on the closing date of the purchase. There is no cap on the number of HSW International shares that may be issued in the equity financing and the percentage ownership of current INTAC stockholders in the combined company may be significantly diluted. The stock purchase agreements with the European investors allow HSW International to terminate the agreements if the shelf purchase price is less than $5.00, however, HSW International has not determined at this time if it would terminate the agreements in such event. The table below does not take into account any stock options to be assumed or issued by HSW International.

Hypothetical shelf purchase price	Approximate number of shares of HSW International common stock issuable pursuant to equity financing	Approximate aggregate ownership of HSW International common stock by current INTAC stockholders*
>= $6.57	7,500,000	39.6%
$6.00	8,200,000	39.0%
$5.00	9,600,000	38.0%
$4.00	11,800,000	36.5%

* HSW International outstanding shares based on 19,940,727 shares of HSW International common stock to be issued to current INTAC stockholders, 22,940,727 shares of HSW International common stock to be issued to HSW and the variable number of shares of HSW International common stock issuable pursuant to the equity financing.

        See also "The Merger and the Distribution Business Sale—Ownership of HSW International Following the Merger" beginning on page 85.

Asset Contribution Between HSW and HSW International (page 54)

        In connection with the merger, HSW and HSW International will enter into two contribution agreements, through which HSW will contribute the contributed assets to HSW International in exchange for that number of shares of HSW International common stock equal to the number of issued and outstanding shares of INTAC common stock immediately prior to the merger, including the shares held by INTAC Holdings as a result of the distribution business sale. Based on the number of issued and outstanding shares of INTAC common stock on June 1, 2007, HSW will receive 22,940,727 shares of HSW International common stock. HSW International will have exclusive digital publishing rights to HSW's content in China and Brazil. In addition to the contributed assets, HSW will grant HSW International the right to exclusively license for a fee the digital publishing rights in China and Brazil to new and modified content developed by HSW after the merger is consummated (subject to the rights of third parties to such new and modified content), pursuant to an update agreement. HSW will also provide certain transitional services to HSW International for the purposes of developing, supporting, translating, and facilitating the digital transmission of the contributed assets pursuant to a services agreement. Finally, HSW will grant HSW International an 18 month option to acquire from HSW the exclusive digital publishing rights for HSW content in India and Russia. The China and Brazil contribution agreements, services agreement, update agreement and letter agreement are attached to this proxy statement/prospectus as Annexes C, D, E, F and G, respectively.

        See also "Agreements Related to the Merger—The Contribution Agreements, Services Agreement, Update Agreement and Letter Agreement" beginning on page 103.

Stock Purchase Agreements (page 104)

        American investors have agreed to purchase $22.5 million of HSW International common stock pursuant to the American investors stock purchase agreements, and European investors have agreed to purchase approximately $27 million of HSW International common stock pursuant to the European investors stock purchase agreements. The American investors stock purchase is conditioned upon the consummation of the merger and the European investors stock purchase is conditioned upon consummation of the merger and the effectiveness of a resale registration statement. The stock purchase agreements and the First Amendment to the DWS Stock Purchase Agreement are attached to this proxy statement/prospectus as Annexes I, J, K and L, respectively.

        For a more complete description, see "Agreements Related to the Merger—The Stock Purchase Agreements" beginning on page 104.

Treatment of INTAC Stock Options (page 90)

        Outstanding INTAC stock options at the closing date of the merger will be assumed by HSW International and converted into options to purchase HSW International common stock on the same terms and conditions existing prior to the merger; provided, however, that outstanding options held by non-employee directors will vest as to all of the covered shares. For a more complete description of the treatment of INTAC stock options, see "The Merger and the Distribution Business Sale—Effect on Awards Outstanding Under INTAC Stock Incentive Plans" beginning on page 90.

Dissenters' Rights (page 90)

        Under Nevada law, INTAC stockholders will not have dissenters' rights in connection with the merger.

Material United States Federal Income Tax Consequences of the Merger (page 87)

        The merger is conditioned upon INTAC's receipt of an opinion of Shearman & Sterling, counsel to INTAC, to the effect that either (i) the merger and the asset contribution together will qualify as a transaction under Section 351 of the Internal Revenue Code, or (ii) the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. This opinion of counsel to INTAC will be based on, among other things, current law and certain covenants, assumptions and representations as to factual matters made by, among others, HSW, HSW International and INTAC, which, if incorrect, could jeopardize the conclusions reached by such counsel in their opinions. So long as the merger and the asset contribution together constitutes a transaction under Section 351 of the Internal Revenue Code, the receipt by INTAC stockholders of the merger consideration in exchange for INTAC common stock pursuant to the merger will not be a taxable transaction for United States federal income tax purposes.

        You should read "The Merger and the Distribution Business Sale—Material United States Federal Income Tax Consequences of the Merger" beginning on page 87 for a more complete discussion of the United States federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We urge you to consult your tax advisor to determine the tax consequences of the merger to you.

Recommendation of the INTAC Board of Directors (page 62)

        After careful consideration, the INTAC board of directors adopted the merger agreement and the share purchase agreement and determined that the merger agreement, the share purchase agreement, the merger, the related transactions and the distribution business sale are fair to and in the best interests of INTAC and its stockholders. The INTAC board of directors unanimously recommends that you vote "FOR" adoption of the merger agreement and the share purchase agreement and approval of the merger, the related transactions and the distribution business sale.

        In reaching its decision to adopt the merger agreement and the share purchase agreement and to recommend the adoption of the merger agreement and the share purchase agreement and approval of the merger, the related transactions, the share purchase agreement by INTAC's stockholders, the INTAC board of directors consulted with INTAC's management, as well as its legal and financial advisors, and considered the terms of the merger agreement, the share purchase agreement and the transactions contemplated by the merger agreement.

        To review the background of, and INTAC's reasons for, the merger and the distribution business sale, as well as certain risks related to the merger and the combined company, see "The Merger and the Distribution Business Sale—Background of the Merger and Distribution Business Sale, "The Merger and the Distribution Business Sale—INTAC's Reasons for the Merger and Distribution Business Sale and Recommendation of the INTAC Board of Directors" and "Risk Factors" beginning on page 55, 62 and 25, respectively. In considering the opinions of Savvian described below, the INTAC board of directors was aware that certain fees in the amount of $2,225,000 payable to Savvian are contingent upon the consummation of the transactions, which fees are more fully described in the section entitled "Opinions of INTAC's Financial Advisor—Miscellaneous" beginning on page 65.

Opinions of INTAC's Financial Advisor (page 65)

        On January 28, 2007, Savvian Advisors, LLC, or Savvian, financial advisor to INTAC, delivered to the INTAC board of directors its oral opinion, which was subsequently confirmed in writing, that, as of that date and based upon and subject to the assumptions, factors, qualifications and limitations set forth in the written opinion, the consideration to be received by the holders of shares of INTAC common stock, other than Mr. Zhou and his affiliates, taken in the aggregate pursuant to the merger agreement was fair from a financial point of view to such holders.

        In addition, on January 28, 2007, Savvian delivered to the INTAC board of directors its oral opinion, which was subsequently confirmed in writing, that, as of that date and based upon and subject to the assumptions, factors, qualifications and limitations set forth in the written opinion, the consideration to be received by INTAC for all of the issued and outstanding shares of the distribution companies pursuant to the share purchase agreement was fair from a financial point of view to INTAC.

        The full text of the written opinions of Savvian, each dated January 28, 2007, which set forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Savvian in connection with the opinions, are attached to this proxy statement/prospectus as Annex N and Annex O, respectively. Savvian provided its opinions for the information and assistance of the INTAC board of directors in connection with its consideration of the proposed transactions. The Savvian opinions are not a recommendation to any stockholder of INTAC as to how to vote or act with respect to the proposed transactions, and do not address the prices at which HSW International common stock will trade following the consummation of the merger and the distribution business sale. You are urged to read the opinions carefully and in their entirety.

Board of Directors and Management of HSW International After the Merger

        Upon the consummation of the merger, the board of directors of HSW International will consist of seven individuals, with five persons to be named by HSW (consisting of Mr. Jeffrey Arnold, and four other directors to be named) and two persons to be named by Mr. Wei Zhou, Chief Executive Officer, President and Secretary of INTAC (consisting of Mr. Zhou and Dr. Heinz-Gerd Stein). Mr. Arnold will serve as chairman of the board of HSW International. A majority of the board of directors will be "independent" under both United States federal securities laws and the rules of the Nasdaq Stock Market.

        Following the merger, Mr. Zhou will continue to serve as President, Chief Executive Officer and Chairman of INTAC. Mr. Zhou's current INTAC employment agreement will be assumed by HSW International. The terms of Mr. Zhou's employment will remain unchanged.

        Following the merger, Mr. Robert C. Bicksler will serve as Executive Vice President, Chief Financial Officer and Chief Operating Officer of HSW International.

        Following the merger, Mr. David Darnell will continue to serve as Senior Vice President and Chief Financial Officer of INTAC pursuant to the terms of his existing INTAC employment agreement.

        For a more complete description, see "HSW International Management Following the Merger" and "The Merger and the Distribution Business Sale—Interests of HSW International Directors and Executive Officers in the Merger and Distribution Business Sale" beginning on page 138 and 84, respectively.

Interests of HSW International Directors and Executive Officers in the Merger and Distribution Business Sale (page 84)

        Certain of HSW International's directors and/or executive officers may be deemed to have additional interests in the merger due to their control and/or ownership interest in HSW and/or its stockholders. In addition, Mr. Arnold's consulting agreement provides that HSW International shall grant him options to acquire 3,000,000 shares of HSW International's common stock and shall grant options to acquire an additional 1,000,000 shares to one or more individuals in the eligible grantee group, which includes Mr. Arnold. The consulting agreement further provides that Mr. Arnold shall recommend to HSW International a suggested manner of allocating the additional options. Mr. Bicksler's employment agreement provides that HSW International shall grant him options to acquire 500,000 shares of HSW International's common stock.

        For a more complete description, see "The Merger and the Distribution Business Sale—Interests of HSW International Directors and Executive Officers in the Merger and Distribution Business Sale" beginning on page 84.

Interests of INTAC Directors and Executive Officers in the Merger and Distribution Business Sale (page 83)

        None of INTAC's executive officers are entitled to any additional compensation as a result of the merger. Outstanding stock options granted to INTAC directors and executive officers will be assumed, meaning the options will become options to purchase HSW International common stock. Outstanding stock options held by non-employee directors (consisting of Mr. Theodore Botts, Mr. Kevin Jones, Dr. Heinz-Gerd Stein and Larrie Weil) will vest in full as a result of the merger. The aggregate dollar value of unvested stock options accelerated due to the merger for these four directors is $35,832, with $8,958 for each of the four directors, based on the closing price of INTAC common stock on May 31, 2007. Wei Zhou, Director, Chief Executive Officer, President and Secretary of INTAC is also the sole shareholder, Chief Executive Officer and President of Cyber, which will acquire the distribution/telecommunication segment of INTAC's business pursuant to the share purchase agreement.

        For a more complete description, see "The Merger and the Distribution Business Sale—Interests of INTAC Directors and Executive Officers in the Merger and Distribution Business Sale" beginning on page 83.

        Comparison of Rights of Common Stockholders of HSW International and INTAC (page 154)

        INTAC stockholders, whose rights are currently governed by the INTAC Amended and Restated Articles of Incorporation, the INTAC Amended and Restated By-laws and Nevada law, will, upon completion of the merger, become stockholders of HSW International and their rights will be governed by the HSW International Amended and Restated Certificate of Incorporation, attached to this proxy statement/prospectus as Annex P, the HSW International Amended and Restated By-laws, attached to this proxy statement/prospectus as Annex Q, and Delaware law.

The INTAC Special Meeting

        The special meeting of INTAC stockholders will be held at                        , at             a.m., central time, on                        , 2007. At the INTAC special meeting, INTAC stockholders will be asked to adopt the merger agreement and the share purchase agreement and approve the merger, the related transactions and the distribution business sale.

Record Date; Voting Power (page 44)

        INTAC stockholders are entitled to vote at the INTAC special meeting if they owned shares of INTAC common stock as of the close of business on                        , 2007, the INTAC record date.

        On the INTAC record date, there were            shares of INTAC common stock entitled to vote at the INTAC special meeting. Stockholders will have one vote at the INTAC special meeting for each share of INTAC common stock that they owned on the INTAC record date.

Vote Required (page 44)

        Adoption of the merger agreement and approval of the merger and the related transactions requires the affirmative vote of the holders of a majority of the outstanding shares of INTAC common stock entitled to vote on the INTAC record date.

        Adoption of the share purchase agreement and approval of the distribution business sale requires the affirmative vote of the holders of a majority of the outstanding shares of INTAC common stock entitled to vote on the record date (other than shares held by Mr. Zhou, his affiliates and associates).

Shares Owned by INTAC Directors and Executive Officers (page 45)

        On the INTAC record date, directors and executive officers of INTAC beneficially owned and were entitled to vote            shares of INTAC common stock in the aggregate, which represented approximately    % of the shares of INTAC common stock outstanding on that date.

Voting Agreement (page 45)

        Wei Zhou, INTAC's President and Chief Executive Officer, who owns approximately        % of the outstanding shares of INTAC common stock as of the INTAC record date, has entered into a voting agreement pursuant to which he has agreed to vote his shares in favor of the adoption of the merger agreement and approval of the merger and the related transactions. Therefore, the merger agreement will be adopted and the merger and the related transactions approved regardless of how INTAC's other stockholders vote their shares. However, the completion of the merger and related transactions is conditioned upon the adoption of the share purchase agreement and the completion of the distribution business sale. Because the shares of INTAC common stock held by Mr. Zhou, his affiliates and associates will not participate in the vote to adopt the share purchase agreement and approve the distribution business sale, your vote is extremely important in determining whether the share purchase agreement will be adopted and the distribution business sale approved and, ultimately, whether INTAC will be able to complete the merger and related transactions. The voting agreement is attached to this proxy statement/prospectus as Annex M.

The Merger Agreement

        The merger agreement is attached as Annex A to this proxy statement/prospectus and the amendment to merger agreement is attached as Annex B to this proxy statement/prospectus. We strongly encourage you to read the merger agreement, as amended by the amendment to merger agreement, in its entirety because it is the principal document governing the merger.

Conditions to the Completion of the Merger (page 91)

        HSW International and INTAC are obligated to complete the merger only if certain conditions are satisfied, or, in some cases, waived, including but not limited to the following:

  •
  the merger agreement has been approved by the INTAC stockholders;

  •
  the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, has been declared effective by the SEC;

  •
  the shares of HSW International common stock to be issued to INTAC stockholders in exchange for their shares of INTAC common stock have been approved for listing on the either the Nasdaq National Market or the Nasdaq Capital Market;

  •
  the conditions to the obligations of certain of the purchasers under the stock purchase agreements shall have been satisfied at the closing of the merger; and

  •
  the distribution business sale shall have been consummated.

        Neither HSW International nor INTAC currently believes that any condition to closing will be waived. INTAC intends to recirculate revised proxy materials and resolicit proxies if there are any material changes in the terms of the merger, including those that result from waivers of any condition to closing.

        For a more complete description of the conditions to completion of the merger, see "The Merger Agreement—Conditions to the Completion of the Merger" beginning on page 91.

Termination of the Merger Agreement; Termination Fee (pages 96 and 97)

        The merger agreement contains provisions addressing the circumstances under which HSW International or INTAC may terminate the merger agreement. No termination fees are payable by either party in the event the merger agreement is terminated.

        For a more complete description, see "The Merger Agreement—Termination of the Merger Agreement" and "The Merger Agreement—Fees and Expenses" beginning on pages 96 and 97, respectively.

Fees and Expenses (page 97)

        Each of HSW (including HSW International) and INTAC will initially pay its own fees and expenses in connection with the merger, except that they will share equally (i) the expenses incurred in connection with the printing, filing and mailing of the registration statement on Form S-4 of which this proxy statement/prospectus is a part, (ii) the expenses incurred in connection with the printing, filing and mailing of any other registration statements required by the transactions contemplated by the merger agreement and (iii) Nasdaq listing application and other listing costs. Subject to certain exceptions, if the merger and the related transactions are consummated, the surviving corporation will be responsible for, reimburse or pay all expenses incurred by the parties to the merger agreement.

        For a more complete description of INTAC's repayment obligation, see "The Merger Agreement—Fees and Expenses" beginning on page 97.

The Share Purchase Agreement

        The share purchase agreement is attached as Annex R to this proxy statement/prospectus. We strongly encourage you to read the share purchase agreement in its entirety because it is the principal document governing the distribution business sale.

Sale of Distribution Companies (page 109)

        INTAC Holdings has agreed to sell to Cyber, a corporation wholly-owned by Mr. Zhou, all shares of the INTAC Holdings subsidiaries responsible for the distribution/telecommunications segment of INTAC's business in exchange for 3,000,000 shares of INTAC common stock. In addition, INTAC Trading has agreed to transfer its rights and control with respect to Meidi Technologies to Cyber.

Closing (page 109)

        The closing of the share purchase agreement, subject to the satisfaction or waiver of certain closing conditions, shall take place on the closing date of, but immediately prior to, the merger. The conditions to such closing include (i) the requisite shareholder approval for the share purchase agreement and (ii) the termination of all guaranties provided by INTAC, INTAC Holdings, and their affiliates with respect to liabilities of the distribution companies or Meidi Technologies, including, without limitation, the guarantee provided by INTAC Holdings in favor of Delta One Holland for amounts owed by INTAC Telecommunications.

        For a more complete description, see "Agreements Related to the Merger—The Share Purchase Agreement" beginning on page 109.

Market Prices and Dividend Information

        Shares of INTAC common stock are listed on the Nasdaq Capital Market under the symbol "INTN." Both HSW and HSW International common stock are privately held. As a result, there is no established trading market for either HSW or HSW International common stock. HSW International will apply to have its common stock listed on either the Nasdaq National Market or the Nasdaq Capital Market under the symbol "HSWI."

        The following table presents the last reported sale prices of INTAC common stock, as reported by the Nasdaq Capital Market on:

  •
  April 19, 2006, the last full trading day prior to the public announcement of the merger agreement;

  •
  January 26, 2007, the last full trading day prior to the public announcement of the share purchase agreement; and

  •
  May 31, 2007, the most recent practicable date for which prices were available.

INTAC Common Stock
Close
April 19, 2006	$10.99
January 26, 2007	$7.02
May 31, 2007	$6.83

        These prices will fluctuate prior to the closing date of the merger and the distribution business sale, and INTAC stockholders are urged to obtain current market quotations prior to making any decision with respect to the merger and the distribution business sale.

        HSW International and INTAC have not historically paid regular quarterly dividends. See "Comparative Stock Prices and Dividends" beginning on page 152.

Comparative Per Share Information

        The following table sets forth for the periods presented certain per share data of INTAC on a historical basis and certain per share data of HSW International on an unaudited pro forma basis after giving effect to the merger under the purchase method of accounting, assuming that 19,940,727 shares of HSW International common stock had been issued in exchange for all outstanding shares of INTAC common stock on a fully diluted basis. The historical per share data of INTAC has been derived from, and should be read in conjunction with, the historical financial statements of INTAC incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 173. HSW International has only limited historical operations prior to the consummation of the merger. See "HSW International and INTAC Management's Discussion and Analyses of Financial Condition and Results of Operations" on page 111 for more information. The unaudited pro forma per share data has been derived from, and should be read in conjunction with, the unaudited pro forma condensed consolidated financial statements included elsewhere in this proxy statement/prospectus. The INTAC unaudited pro forma per share data information has been adjusted and included in the pro forma to reflect a year end of December 31, 2006 (from the historical September 30, 2006 year end) in order to conform to HSW International's calendar year end. The unaudited pro forma per share data, however, is not intended to reflect future per share levels of net income and book value of HSW International. See "Unaudited Pro Forma Condensed Consolidated Financial Statements" beginning on page 144.

	Year Ended September 30, 2006	Six Months Ended March 31, 2007
INTAC—HISTORICAL
Per common share data:
Basic and diluted loss from continuing operations	$(0.18)	$(0.10)
Basic and diluted loss from discontinued operations	$(0.18)	$(0.04)

Net loss	$(0.36)	$(0.14)
Dividends declared per common share	—	—
Unaudited book value per share (basic)	$1.45	$1.29

	Year Ended December 31, 2006	Three Months Ended March 31, 2007
HSW INTERNATIONAL—UNAUDITED PRO FORMA CONSOLIDATED WITH INTAC
Per common share data:
Basic and diluted loss	$(0.42)	$(0.09)
Unaudited book value per share (basic)	$2.04	$1.97

Selected Historical Consolidated Financial Data of INTAC International, Inc.

        The following selected consolidated financial information of INTAC as of and for each of the three years in the period ended December 31, 2004, the nine month transition period ended September 30, 2005 and the year ended September 30, 2006 have been derived from INTAC's audited historical financial statements incorporated by reference into this proxy statement/prospectus. The consolidated financial statements for the years and transition period beginning with the period ended December 31, 2002 were audited by KBA Group LLP, an independent registered public accounting firm. The following selected consolidated financial information of INTAC as of and for the six-month periods ended March 31, 2006 and March 31, 2007 has been derived from the unaudited consolidated financial statements included in INTAC's Form 10-Q for the six-month period ended March 31, 2007 incorporated by reference into this proxy statement/prospectus and, in the opinion of INTAC management, includes all adjustments consisting only of normal recurring adjustments, necessary for a fair statement of such information for the interim periods. The operating results for the six month period ended March 31, 2007 are not necessarily indicative of the results for the full fiscal year ending September 30, 2007. The following information should be read in conjunction with management's discussion and analysis of financial condition and results of operations of INTAC and the consolidated financial statements and notes thereto of INTAC from and incorporated by reference into this proxy statement/prospectus. HSW International has only limited historical operations prior to the consummation of the merger with INTAC.

						Six Months Ended March 31,
	Year Ended December 31,
				Nine Month Transition Period Ended September 30, 2005(4)	Year Ended September 30, 2006
	2002	2003(2)	2004(3)			2006	2007
Operating Data:(1)
Career development services revenue	$—	$—	$4,231,076	$4,218,779	$5,749,932	$2,500,883	$3,360,284
Career development services gross profit	—	—	2,997,586	3,179,480	4,241,406	2,089,886	2,046,150
Income (loss) from continuing operations	—	(131,618)	883,259	(931,916)	(4,156,367)	(234,022)	(2,296,733)
Income (loss) from discontinued operations	(776,755)	(107,578)	4,933,238	(534,466)	(3,985,629)	(290,113)	(828,478)
Net income (loss)	$(776,755)	$(239,196)	$5,816,497	$(1,466,382)	$(8,141,996)	$(524,135)	$(3,125,211)
Basic income (loss) per share
Income (loss) from continuing operations	$—	$(0.01)	$0.04	$(0.04)	$(0.18)	$(0.01)	$(0.10)
Income (loss) from discontinued operations	(0.04)	—	0.24	(0.03)	(0.18)	(0.01)	(0.04)

Net income (loss)	$(0.04)	$(0.01)	$0.28	$(0.07)	$(0.36)	$(0.02)	$(0.14)

Diluted income (loss) per share
Income (loss) from continuing operations	$—	$(0.01)	$0.04	$(0.04)	$(0.18)	$(0.01)	$(0.10)
Income (loss) from discontinued operations	(0.04)	—	0.24	(0.03)	(0.18)	(0.01)	(0.04)

Net income (loss)	$(0.04)	$(0.01)	$0.28	$(0.07)	$(0.36)	$(0.02)	$(0.14)

Dividends declared per common share	—	—	—	—	—	—	—

	Year Ended December 31,					Three Months Ended December 31, 2006	Six Months Ended March 31, 2007
				Nine Month Transition Period Ended September 30, 2005(4)	Year Ended September 30, 2006
	2002	2003(2)	2004(3)
Balance Sheet Data (as of the period end)(1):
Assets held for sale	$4,720,549	$5,942,010	$19,311,736	$20,507,450	$13,234,743	$16,790,118	$13,017,092
Total assets	4,720,549	12,521,698	41,689,772	44,391,959	38,578,436	41,770,615	38,145,413
Liabilities held for sale	2,823,467	2,240,357	1,219,966	5,321,526	1,959,111	6,133,841	3,270,190
Short-term borrowings	—	2,728,202	—	—	—	—	—
Total liabilities	2,823,467	5,801,560	4,104,592	8,156,480	5,855,492	10,645,788	8,465,079
Stockholders' equity	1,897,082	6,720,138	37,585,180	36,235,479	32,722,944	31,124,827	29,680,334

(1)
Pursuant to the proposed sale of INTAC's distribution business, the selected historical consolidated financial data of INTAC reflects a reclassification of the distribution business financial statement balances to "held for sale" in the balance sheet data and to "discontinued operations" in the operating data.

(2)
In September 2003, INTAC issued 1 million shares of common stock in a private placement transaction for cash proceeds of $4.5 million.

(3)
In May 2004, INTAC issued 800,000 shares of common stock in a private placement transaction for cash proceeds of $12 million, and in December 2004, INTAC issued 1 million shares with a fair value of $13 million in conjunction with the acquisition of Huana Xinlong.

(4)
In August 2005, INTAC changed its fiscal year from December 31 to September 30.

HSW International
Summary Financial Data

        The following table summarizes the relevant financial data for HSW International and should be read with our unaudited pro forma condensed consolidated financial statements and the related notes thereto that are included elsewhere in this proxy statement/prospectus.

	Period from Inception (March 14, 2006) to December 31, 2006	Three Months Ended March 31, 2007
Statement of Operations Data:
Revenue	$—	$—
Gross Profit	—	—
Operating expenses	12,556,817	$2,884,198
Loss from operations	(12,556,817)	(2,884,198)
Other income (expense), net	(12,388)	(2,470)
Loss before income taxes	(12,569,205)	(2,886,668)
Net Loss	$(12,569,205)	$(2,886,668)
	December 31, 2006	March 31, 2006
Balance Sheet Data:
Cash and cash equivalents	$233,262	$83,917
Total assets	1,917,058	1,974,347
Total long-term debt	—	—
Stockholders' deficit	$(12,569,205)	$(15,455,872)

Selected Unaudited Pro Forma Condensed Combined Consolidated Financial Information

        The following table sets forth a summary of the unaudited pro forma financial information giving effect to the merger of INTAC's career development and training services business and HSW International as if the merger and the completion of the equity financing had occurred on January 1, 2006. The INTAC unaudited pro forma financial statements have been adjusted and included in the pro forma to reflect a year end of December 31, 2006 (from the historical September 30, 2006 year end) in order to conform to HSW International's calendar year end. The unaudited pro forma financial data does not purport to represent what the combined results of operations of INTAC's career development and training services business and HSW International would have been had the merger occurred on January 1, 2006 or to project the results of operations or financial condition for any future date or period. See "Unaudited Pro Forma Condensed Consolidated Financial Statements" beginning on page 144.

	Year Ended December 31, 2006	Three Months Ended March 31, 2007
	(Unaudited)
	(In thousands, except per share data)
Selected Operating Data:
Career development services revenue	$6,578	$1,341
Career development services gross profit	4,445	668
Loss before income taxes	(17,654)	(4,045)
Net loss	(17,946)	(3,988)
Net loss per share-
basic and diluted	$(0.42)	$(0.09)

March 31, 2007
Selected Balance Sheet Data:
Cash and cash equivalents	$36,114
Total assets	88,132
Total Liabilities	3,830
Stockholders' equity	84,302

RISK FACTORS

        In addition to the other information included and incorporated by reference in this proxy statement/prospectus, INTAC stockholders should consider carefully the matters described below in determining whether to approve the merger, the merger agreement, the distribution business sale, the share purchase agreement and the other related matters. In these risk factors, HSW International and INTAC are at times referred to on a combined and post-merger basis as the "combined company."

Risks Related to the Transactions

        The failure to close, in timely manner or at all, the merger and distribution business sale, or any negative market perception of the merger and distribution business sale may adversely affect the INTAC business and the market price of INTAC common stock and the listing of HSW International common stock.

        If INTAC stockholders do not adopt the merger agreement and the share purchase agreement and approve the merger, the distribution business sale and the related transactions, or if there is a delay in the consummation of the merger, the distribution business sale, or if the merger or the distribution business sale does not close as a result of a failure to satisfy closing conditions or otherwise, the market price of INTAC common stock may decline as a result. In addition, to the extent that the investing public has a negative perception of the merger or the distribution business sale, the public's perception of the INTAC business or the value of INTAC common stock may be negatively impacted. Also, if the merger or the distribution business sale is delayed or does not close, approval of HSW International's application to list its stock on either the Nasdaq National Market or the Nasdaq Capital Market may be delayed or may not be approved at all.

        Whether or not the merger is consummated, the announcement and pendency of the merger could cause disruptions in the INTAC business, which could have an adverse effect on INTAC's business and financial results.

        Whether or not the merger is consummated, the announcement and pendency of the merger could cause disruptions in or otherwise negatively impact the INTAC business. Specifically:

  •
  INTAC's merger with HSW International may disrupt its business relationships with current customers and strategic partners (for example, a customer or strategic partner may delay or defer decisions about current and future agreements with INTAC because of the pending merger);

  •
  INTAC's current and prospective employees may experience uncertainty about their future roles with the combined company, which might adversely affect INTAC's ability to retain key managers and other employees; and

  •
  the attention of INTAC management may be directed from business operations toward the consummation of the merger.

        These disruptions could be exacerbated by a delay in the consummation of the merger or termination of the merger agreement and could have an adverse effect on the INTAC business and financial results if the merger is not consummated or of the combined company if the merger is consummated.

        The distribution business sale may adversely affect the market price of INTAC common stock

        The wireless handset distribution business has historically accounted for, on average, approximately 94% of INTAC's total revenues. Because, as a result of the distribution business sale, the company will no longer engage in the wireless handset distribution business, there is a risk that the approval and announcement of the distribution business sale may negatively impact the public's perception of INTAC's business and/or the market value of INTAC common stock.

        Wei Zhou's interests as Chief Executive Officer, President and shareholder of INTAC may conflict with his interests as Chief Executive Officer, President and sole shareholder of Cyber.

        Wei Zhou is the Chief Executive Officer and President of INTAC, and also its largest shareholder. Mr. Zhou is also the Chief Executive Officer, President and sole shareholder of Cyber, the entity that will acquire the distribution companies. There can be no assurance that Mr. Zhou's interests as Chief Executive Officer, President and sole shareholder of Cyber did not influence the negotiations of the terms of the distribution business sale and that such interests will not conflict with his interests as Chief Executive Officer, President and majority shareholder of INTAC or that any such conflict of interest will not have a material adverse impact on the transaction or the conduct of business by INTAC prior to completion of the merger and sale of the distribution companies.

        HSW International and INTAC will incur significant costs associated with the merger whether or not the merger is consummated.

        HSW International and INTAC will incur significant costs related to the merger, including legal, accounting, advisory, filing and printing fees. In the event that the merger is consummated, the combined company will pay for all expenses incurred by HSW, HSW International and INTAC. However, some of these costs will be incurred whether or not the merger is consummated. In the event the merger is not consummated, INTAC will pay its own fees and expenses in connection with the merger and HSW will pay for its and HSW International's fees and expenses in connection with the merger, except that HSW and INTAC will share equally (i) the expenses incurred in connection with the printing, filing and mailing of the registration statement of which this proxy statement/prospectus is a part (ii) the expenses incurred in connection with the printing, filing and mailing of any other registration statements required by the transactions contemplated by the merger agreement and (iii) Nasdaq listing application and other listing costs.

        The stock purchase by the European investors may fail to close, which will significantly reduce the expected working capital of the combined company.

        The closing of the stock purchase with the European investors, including DWS Finanz-Service GmbH, an affiliate of INTAC's largest institutional investor, is conditioned upon a registration statement covering the resale of the securities being purchased thereunder being declared effective by the SEC. Accordingly, it is possible that the parties will close the merger but that the stock purchase with European investors will not be consummated because a registration statement is not declared effective. If the stock purchase with the European investors is not consummated, the expected working capital of the combined company will be significantly reduced which may have an adverse impact on the combined company's ability to implement its business plan in a timely manner or at all. The combined company will not be subject to any liquidated damages in the event of a delay in the filing of the registration statement or in the registration statement being declared effective.

        The combined company may not realize the intended benefits of the merger if the combined company does not integrate certain of INTAC's operations and assets with the contributed assets in a timely and efficient manner.

        Achieving the benefits of the merger will depend to a significant extent on the integration of certain of INTAC's assets, operations and business segments with the contributed assets in a timely and efficient manner and the ability of the combined company to realize the anticipated synergies from this integration. This integration may be difficult and unpredictable for many reasons, including, among others, the translation of the contributed assets into Chinese, Portuguese and other languages and because HSW's and INTAC's internal systems and processes were developed without regard to such integration. The combined company's successful integration of the contributed assets with INTAC's current business will also require coordination of different personnel, which may be difficult and unpredictable because of possible cultural conflicts and differences in policies, procedures and operations among HSW, HSW International and INTAC, and the different geographical locations of the companies. If the combined company cannot successfully integrate the contributed assets with certain of INTAC's businesses, the combined company may not realize the expected benefits of the merger, which could adversely affect the combined company's business and could adversely affect the value of the combined company's common stock after the merger.

        In addition, the integration of the INTAC business with the contributed assets may place a significant burden on management of the combined company and its internal resources. The diversion of management's attention from ongoing business concerns and any difficulties encountered in the transition and integration process could harm the combined company's business and the value of the combined company's common stock.

        The combined company expects to incur expenses related to the commercialization of the contributed assets, which could be substantial due to factors beyond the control of HSW International and INTAC.

        The combined company expects to incur expenses in connection with the commercialization of the contributed assets. The failure of the combined company to meet the challenges involving this commercialization, or to do so on a timely basis, could cause substantial additional expenses and serious harm to the combined company. For example, pursuant to a services agreement the combined company has agreed to pay HSW for services for an 18 month period following the consummation of the merger. These services are related to the commercialization of the contributed assets, including, among other services, translation, designing and developing the Internet sites through which the contributed assets will be distributed to customers and providing the technology for establishing and operating these Internet sites. While the combined company has assumed that a certain level of expenses would be incurred, there are a number of factors, some of which are beyond the control of HSW International and INTAC, that could affect the total amount or the timing of all of the expected commercialization expenses including:

  •
  consolidating and rationalizing information technology and operational infrastructures;

  •
  PRC government regulatory control over the telecommunications and Internet infrastructure in China;

  •
  failure by the PRC to further develop China's Internet infrastructure, or the combined company's ability to scale its systems proportionately to match any growth in such infrastructure;

  •
  coordinating sales and marketing efforts to communicate effectively the capabilities of the combined company; and

  •
  minimizing the diversion of the combined company management's attention from ongoing business concerns and successfully returning managers to regular business responsibilities from their integration planning activities.

        Many of the expenses that will be incurred, by their nature, are impracticable to estimate at the present time. These expenses could, particularly in the near term, exceed the benefits that the combined company expects to realize from the inclusion of the contributed assets to the business and operations of the combined company following the consummation of the merger. In addition, if the combined company fails to successfully commercialize the contributed assets within the term of the services agreement with HSW, the combined company may have to complete the commercialization itself or engage other parties to complete the commercialization. The diversion of employee resources to complete the commercialization of the contributed assets, any need to contract certain elements of the commercialization to third parties or any delay in the successful commercialization of the contributed assets could lead to additional commercialization expenses and have an adverse effect on the combined company's business and operations.

        Obtaining required approvals and satisfying closing conditions may delay or prevent completion of the merger.

        Completion of the merger is conditioned upon the receipt of all material governmental authorizations, consents, orders and approvals, including approval of HSW International's application to list its common stock on either the Nasdaq National Market or the Nasdaq Capital Market. These consents, orders and approvals may impose conditions on the divisions, operations or assets of HSW International or INTAC. These conditions may jeopardize or delay completion of the merger or may reduce the anticipated benefits of the merger. Further, no assurance can be given that the required consents and approvals will be obtained or that the required conditions to closing will be satisfied, and, if all such consents and approvals are obtained and the conditions are satisfied, no assurance can be given as to the terms, conditions and timing of the approvals or that they will satisfy the terms of the merger agreement. See "The Merger Agreement—Conditions to the Completion of the Merger" beginning on page 91 for a discussion of the conditions to the completion of the merger and "The Merger and the Distribution Business Sale—Regulatory Matters" beginning on page 88 for a description of the regulatory approvals necessary in connection with the merger.

        Completion of the merger is subject to the completion of the distribution business sale. No assurance can be given that the distribution business sale will be completed pursuant to the share purchase agreement, and failure to complete the distribution business sale may delay or prevent completion of the merger.

        As a result of the merger, the combined company may become responsible for undisclosed liabilities or claims related to the assets contributed by HSW or the assets of INTAC for which it may not be indemnified against adequately or at all.

        There may be undiscovered claims or undisclosed liabilities that existed before the merger and arise subsequent to the merger for which no contractual remedies exist, and the combined company will be responsible for those claims and liabilities. INTAC is not obligated to indemnify the combined company for any undiscovered claims or undisclosed liabilities related to INTAC's assets that existed prior to the merger and that arise subsequent to the closing of the merger, which may include liabilities related to the wireless handset distribution business if such liabilities are not fully transferred by the distribution business sale. Under the share purchase agreement, Wei Zhou is obligated to pay any losses, damages, costs and expenses arising out of any breach by INTAC of its representation and warranty provided in the merger agreement that INTAC will have no third party debt or payables other than such debts or payables incurred in connection with the merger and in the ordinary course of business ("third party debt"). Mr. Zhou will also be liable for payment of any amount by which the amount of receivables collected for a period of one year after the closing of the merger with respect to any receivables of INTAC outstanding on the closing date of the merger is less than the third party debt remaining with INTAC on the closing date of the merger. Mr. Zhou's obligations will be secured by 1,000,000 share of INTAC which will be placed in escrow. HSW has limited obligations to indemnify the combined company for undiscovered claims and undisclosed liabilities related to the assets contributed to the combined company by HSW. The combined company cannot assure you that any of Wei Zhou's payment obligations or any undiscovered claims or undisclosed liabilities for which it may become responsible will not be material or will not exceed the limitations of any applicable indemnification or payment obligations. Such liabilities could have a material adverse effect on the combined company's financial condition.

        The combined company will incur amortization expense as a result of acquiring intangible assets in connection with its acquisition of the assets of INTAC, which will result in a charge against its revenues.

        The acquisition of INTAC will be accounted for using the purchase method of accounting, which means assets and liabilities of INTAC, including its intangible assets, will be recorded on the combined company's balance sheets at their fair market value. On a pro forma basis, as of December 31, 2006, the combined company will have preliminary net intangible assets on its balance sheets of $43.2 million, representing approximately 46% of its total assets. The combined company's intangible assets, other than goodwill and intangibles with indefinite lives, will be amortized over periods ranging from 2 to 5 years. There can be no assurance that the value of the intangible assets will ever be realized by the combined company. Any future determination requiring the write-off of a significant portion of the combined company's unamortized intangible assets could have a material adverse effect on its financial condition and results of operations.

        In connection with its opinion rendered to the INTAC board of directors on January 28, 2007, Savvian performed several financial analyses, each of which implied a significantly lower equity value of INTAC than the equity value implied by trading prices of shares of INTAC common stock as of the date of Savvian's opinion.

        In rendering its opinion to the INTAC board of directors, Savvian performed several financial analyses, each of which implied a significantly lower equity value of INTAC than the equity value implied by trading prices of shares of INTAC common stock. The following circumstances, among others, may affect the trading price performance of INTAC's common stock:

  •
  55% of INTAC's common stock is held by insiders;

  •
  INTAC's common stock is thinly traded;

  •
  no third party research is available regarding INTAC;

  •
  INTAC has not historically provided forecasts or guidance on expected results; and

  •
  INTAC has not regularly held quarterly earnings calls.

        In addition, INTAC has publicly disclosed certain liquidity and capital resources concerns facing INTAC, which under certain circumstances could have a material adverse effect on INTAC. For a more detailed description of the liquidity and capital resources concerns facing INTAC, see the section entitled "Liquidity and Capital Resources" beginning on page 129.

        In addition, in connection with the merger, HSW International has arranged for an equity funding with a group of American investors and another group of European investors. The value assigned to the INTAC common shares being exchanged for HSW International common shares reflects a significant discount from the price that the American investors and the European investors would pay to purchase common stock in HSW International. Accordingly, the exchange ratio of INTAC common stock for HSW International common stock is based on a discounted value of INTAC common stock.

        We attribute the difference between the discounted value assigned to INTAC common stock and the price per share to be paid by the American and European investors to the fact that the equity value of HSW International following the merger will be significantly greater than the equity value of INTAC prior to the merger. In assessing the differences in the value received by INTAC shareholders before the merger and the value paid in the equity funding we considered the following factors:

  •
  the asset contribution by HSW to HSW International will make it possible to enter new business lines which we expect to result in significant revenue;

  •
  HSW International will implement a strategy following the merger that is expected to result in a higher rate of growth than INTAC has experienced previously;

  •
  following the merger and the equity funding, HSW International will have significantly greater financial resources than INTAC prior to the merger; and

  •
  HSW International intends to conduct business in Brazil and INTAC did not.

Risks Related to the Combined Company

        The combined company will be an early stage company and therefore its business and prospects are difficult to evaluate.

        INTAC's distribution companies, the shares of which are held by INTAC Holdings, which commenced operations from 2000 through 2002, will be sold to Cyber immediately prior to the consummation of the merger. Further, INTAC has only recently refocused its business model to the career development and training services segment and INTAC has limited experience in this industry.

HSW International has no operating history, and the combined company has no experience in marketing and selling the contributed assets in the Chinese and Brazilian markets. Substantially all of INTAC's revenues to date have been in its distribution/ telecommunications segment which is being sold pursuant to the distribution business sale, and the combined company faces substantial risks that its results of operations will be materially and adversely affected by the shift in focus if the combined company is unable to successfully implement INTAC's refocused business plans and develop a market for the contributed assets. Consequently, the combined company will be an early stage company with a limited operating history upon which investors and others can evaluate its current business and prospects. The combined company's prospects must be considered in light of the many risks, uncertainties, expenses, delays, and difficulties frequently encountered by companies in their early stages of development. Some of the risks and difficulties the combined company expects to encounter include its ability to:

  •
  successfully commercialize and monetize the contributed assets;

  •
  continue to raise additional working capital, the lack of which would likely have a significant negative impact on the combined company's long term business plan and its ability to take advantage of its strategic alliances and to successfully execute its expansion plan;

  •
  manage the expense structure assumed by the combined company as a U.S. public company including, without limitation, compliance with provisions implemented as a result of the Sarbanes Oxley Act;

  •
  manage the anticipated rise in operating expenses;

  •
  manage and implement successfully new business strategies;

  •
  adapt and successfully execute the combined company's evolving and unpredictable business model, with which the combined company will have only limited experience;

  •
  establish and take advantage of contacts and strategic relationships;

  •
  adapt to the combined company's intended diversification into other industries and geographic regions;

  •
  manage and adapt to rapidly changing and expanding operations;

  •
  implement and improve operational, financial and management systems and processes;

  •
  respond effectively to competitive developments;

  •
  attract, retain and motivate qualified personnel; and

  •
  manage each of the other risks set forth in this prospectus/proxy statement.

        Because of the lack of operating history for INTAC and HSW International and the early stage of the combined company's development, the combined company will have limited insight into trends and conditions that may exist or might emerge and affect the combined company's business, especially with respect to the online publishing, career development and training and education markets. The combined company cannot be certain that its business strategy will be successful or that it will successfully address these risks. Any failure by the combined company to successfully implement its new business plans would have a material adverse effect on its business, results of operations and financial condition.

        The combined company may not succeed in marketing and monetizing the contributed assets to potential customers or developing strategic partnerships for the distribution of its products and services.

        The combined company's plans to market and monetize the contributed assets in the Chinese and Brazilian online markets through the Internet are new and unproven. Moreover, the combined company will have limited experience in determining the pricing of the products and services that will be developed with the contributed assets. Because the combined company has never marketed or sold these products and services, the combined company may not be successful in establishing a customer base or strategic partnerships for the distribution of its products and services. If the combined company is not successful in developing, releasing and marketing these products and services on a profitable basis, the combined company's results of operations would be materially and adversely affected.

        The combined company does not have significant experience in the Brazilian marketplace. Additionally, the combined company may not have the resources available to simultaneously develop operations in China and Brazil. Accordingly, there may be a delay in developing such operations in Brazil, which could affect the combined company's business plan and results of operations.

        In addition, any delay in developing the combined company's operations in Brazil may play a factor in the combined company's decision to exercise its option to acquire the exclusive digital publishing rights for the content in India and Russia pursuant to the Letter Agreement. The option is for a period of eighteen months after the closing of the merger and the combined company's failure to exercise such option may have an adverse affect on the combined company's ability to expand its international operations, which could affect its business plan and results of operations.

        The growth the combined company seeks is rare.

        Substantial future growth will be required in order for the combined company to realize its business objectives. Growth of this magnitude is rare. To the extent the combined company is capable of growing its business as necessary, the combined company expects that such growth will place a significant strain on its managerial, operational and financial resources. The combined company must manage its growth, if any, through appropriate systems and controls in each of these areas. The combined company must also establish, train and manage a larger work force. If the combined company does not manage the growth of its business effectively, its business, results of operations and financial condition could be materially and adversely affected.

        The combined company will face intense competition, which could have an adverse effect on the business, financial condition and results of operations of the combined company.

        The online publishing, career development and training and education markets are highly competitive. The combined company will encounter significant competition across its business lines and in each market in which it offers its products and services.

        In the online publishing market, the combined company expects that its competitors will include national Internet portals in China such as Baidu, NetEase.com, Shanda Interactive Entertainment, Sina, sohu.com and tom.com, which will compete with the combined company for online advertising revenue and end users.

        INTAC's primary historical competitors in the career development and training and education markets have included universities and private firms offering software and telecommunications related training, several local and national, primarily Chinese firms, some of which offer more complete product lines than INTAC, dedicated job search websites such as 51job.com, ChinaHR.com, Cjol.com and Zhaopin.com, national Internet portals in China such as NetEase.com, sina.com, sohu.com and tom.com, each of which provides online recruitment services, and executive search firms and other competitors currently engaged in print advertising that have started to internally develop or acquire online capabilities.

        Many of INTAC's historical competitors and the combined company's potential competitors have long operating histories, may have greater financial, management, technological development, sales, marketing and other resources than INTAC does or the combined company will, and may be able to adopt the combined company's business model or adopt alternative models that the combined company cannot match. As a result of competition, the combined company may experience reduced margins, loss of market share or less use of the combined company's services. The combined company will not be able to assure you that existing or future competitors will not develop or offer services and products which provide significant performance, price, creative or other advantages over the combined company's services. If the combined company is unable to compete effectively with current or future competitors as a result of these or other factors, the combined company's market share and its results of operations may be materially and adversely affected.

        The company's proposed sale of the wireless handset distribution business and shift in strategic focus to the online publishing, career training and development and education markets could have an adverse effect on the business, financial condition and results of operations of the combined company.

        INTAC's wireless handset distribution business accounted for approximately 89% of its total revenues for the first quarter of fiscal year 2007 and approximately 92% of its total revenues for the fiscal year ended September 30, 2006. INTAC has shifted its business focus from the wireless handset distribution business, which INTAC Holdings has agreed to sell to Cyber, to the career training and development and education markets in order to focus on businesses with more attractive growth opportunities and higher margins than the wireless handset distribution business. The combined company intends to continue this revised business strategy, as well as focusing on the online publishing market using the contributed assets. The diversion of the combined company's management and resources to this revised business strategy may adversely affect the combined company's business, financial condition and results of operations, and there is no guarantee that the combined company would be able to offset the sale of the wireless handset distribution business through comparable growth in its online publishing, career training and development, and education businesses.

        The combined company will be subject to risks of customers defaulting on payments due.

        In some cases, INTAC will give credit terms to customers for the balance outstanding if they have an established and good payment history with INTAC. INTAC's Career Development Services had a net trade receivable balance of approximately $5.2 million as of December 31, 2006. This receivables balance relates primarily to Huana Xinlong and the sale of educational software to school districts within China. These school districts pay for their software purchases using funds supplied by the Chinese government. Historically, this funding takes many months, which is typical of the business process in China. As of December 31, 2006, approximately $1.6 million of INTAC's trade receivable balance relates to sales of educational software completed before March 31, 2005 and is fully reserved. While INTAC believes these Career Development Services receivables to be fully collectible, the timing of the collections cannot be estimated with certainty. Access to courts in China is less certain than in the United States, and furthermore it is difficult to assess the possibility of winning or collecting a judgment against the Chinese government. The combined company will be vulnerable to customers that do not pay or delay payment of their outstanding balances due for reasons beyond the combined company's control. Any failure of, or undue delay by, the combined company's customers in making payments to it would have a material adverse effect on the combined company's business, financial condition and results of operations.

        Resales of the combined company's common stock following the merger and additional obligations to issue the combined company's common stock may cause the market price of that stock to fall.

        Upon the consummation of the merger and the related transactions, HSW and current INTAC stockholders will in the aggregate each hold a substantial percentage of the outstanding common stock of HSW International. HSW will also be granted a warrant to purchase the number of shares of the combined company's common stock equal to the number of shares eligible for purchase under INTAC stock options that are assumed by the combined company. In addition, the combined company has agreed to register for resale shares of the combined company's common stock that will be held by Mr. Zhou, other INTAC affiliates, HSW, and the investors participating in the equity financing, although Mr. Zhou has agreed to lock up 4,000,000 shares for 12 months, and HSW has agreed to lock up all of its shares for 12 to 24 months. The resale registration statements for investors in the combined company are expected to take effect immediately or shortly after the closing of the merger. The issuance of these new shares and the resale of additional shares of the combined company's common stock could have the effect of depressing the market price for the combined company's common stock.

        Certain factors limiting the liquidity of INTAC common stock may negatively affect the market price or market for the common stock of the combined company.

        INTAC's common stock is currently affected by the following factors:

    •
    approximately 56% of INTAC's common stock is held by insiders;

    •
    INTAC's common stock is thinly traded;

    •
    no third party research is available regarding INTAC;

    •
    INTAC has not historically provided forecasts or guidance on expected results; and

    •
    INTAC has not regularly held quarterly earnings calls.

        These factors may similarly affect the common stock of the combined company following the closing of the merger, and may have the effect of depressing the market price for the combined company's common stock or limiting the market for resale of the combined company's common stock.

        The combined company's internal control over financial reporting and its disclosure controls and procedures may not prevent all possible errors that could occur. Material weaknesses existed with INTAC's internal control over financial reporting, and may exist with the combined company's internal control over financial reporting. Internal control over financial reporting and disclosure controls and procedures, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system's objective will be met.

        INTAC makes evaluations of its internal control over financial reporting and its disclosure controls and procedures, which include a review of the objectives, design, implementation and effect of the controls and information generated for use in INTAC's periodic reports. In the course of INTAC's controls evaluation, it seeks to identify data errors, control problems and to confirm that appropriate corrective action, including process improvements, are being undertaken. This type of evaluation is conducted on a quarterly basis so that the conclusions concerning the effectiveness of INTAC's controls can be reported in INTAC's periodic reports.

        INTAC management assessed the effectiveness of INTAC's internal control over financial reporting as of September 30, 2005 and that assessment identified the following material weaknesses in INTAC's internal control over financial reporting:

  1.
  Deficiencies existed in its information technology ("IT") environment due to inadequate procedures and controls which, when considered in the aggregate, constituted a material weakness over financial reporting. These deficiencies included: general design deficiencies that were not risk based, IT entity level controls, general computer controls, spreadsheet controls, segregation of duties controls, and physical security controls.

  2.
  Deficiencies existed in the lack of certain established policies and procedures including the areas of expense and accounts payable accruals, and capitalization of software development costs, which constituted material weaknesses over financial reporting. INTAC did not have adequate procedures and controls to ensure that: (i) expense reimbursements and accounts payable accrual policies were being consistently followed and the review by INTAC management was being evidenced, and (ii) software development costs were being properly recorded and the review by INTAC management was being evidenced.

  3.
  Deficiencies existed in INTAC Deutschland GmbH, INTAC's Germany subsidiary, in relation to certain key financial cycles, including financial reporting, inventory, revenue and expenses; however, remediation efforts were successfully completed and controls established as of September 30, 2005. INTAC management was successful in testing these newly established controls; however, these controls were in place for only one month prior to year end. Due to having only one month of activity to test these controls, INTAC management was unable to conclude as to the effectiveness of these controls, and thus considered these controls a material weakness over financial reporting.

        In making its assessment of internal control over financial reporting, INTAC management used the criteria issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control—Integrated Framework. Because of the material weaknesses described above, INTAC management believed that, as of September 30, 2005, INTAC's internal control over financial reporting was not effective based on those criteria.

        Since the discovery of the material weaknesses in internal controls described above, INTAC management has taken various actions to improve INTAC's internal controls including, but not limited to the following:

  1.
  Remediation efforts were initiated within INTAC's information technology "IT" area to address the design deficiencies discovered during testing. INTAC engaged an outside consulting firm to help it implement controls and procedures required to address the deficiencies noted as of September 30, 2005.

  2.
  INTAC management was developing new policy and procedures and reviewing existing policy and procedures in the areas of expense and accounts payable accruals and capitalization of software development costs.

  3.
  INTAC management believed that effective controls had been implemented at its German subsidiary due to successful remediation efforts and testing in fiscal 2005.

        These weaknesses described above have been resolved as of March 31, 2006.

        INTAC management also assessed the effectiveness of INTAC's internal control over financial reporting as of September 30, 2006 and that assessment identified the following material weaknesses (which have been resolved as of March 31, 2007) in INTAC's internal control over financial reporting:

  1.
  Deficiencies existed in its IT environment due to inadequate physical security controls around physical access to the accounting server in the Beijing location. Since then, this has been remediated and the server has been located to a more restricted and secured area.

  2.
  Deficiencies existed in its IT environment due to backup media not being stored offsite even though it was stored in a fireproof safe at the Beijing location. Since then, this has been remediated by storing the backup media off site.

  3.
  Deficiencies existed in maintaining adequate controls on certain key spreadsheets used by INTAC in its consolidation process. Since then, INTAC has added spreadsheet controls including access controls such as password protection to remediate these deficiencies.

        A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system's objectives will be satisfied. Internal control over financial reporting and disclosure controls and procedures are designed to give a reasonable assurance that they are effective to achieve their objectives. The combined company cannot provide absolute assurance that all possible future control issues within the combined company will be detected. These inherent limitations include the real world possibility that judgments in the combined company's decision making can be faulty, and that isolated breakdowns can occur because of simple human error or mistake. The design of the combined company's system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed absolutely in achieving the combined company's stated goals under all potential future or unforeseeable conditions. Because of the inherent limitations in a cost effective control system, misstatements due to error could occur and not be detected.

        The state of the telecommunications and Internet infrastructure in China and Brazil may limit the combined company's growth.

        The combined company will rely on the Internet for certain aspects of its business, including the publication of content online and its Internet portals. The telecommunications and Internet infrastructures in China and Brazil are not well developed and are subject to regulatory control and, in the case of China, ownership by the Chinese government. The cost of Internet access is high relative to the average income in China. Failure to further develop these infrastructures could limit the combined company's ability to grow. Alternatively, as these infrastructures improve and Internet use increases, the combined company may not be able to scale its systems proportionately. The combined company's reliance on these infrastructures will make it vulnerable to disruptions or failures in service, without sufficient access to alternative networks and services. Such disruptions or failures could reduce its user satisfaction. Should these risks be realized, the combined company's ability to increase revenues and profitability would be impaired.

        The combined company's operations will be vulnerable to natural disasters and other events, as INTAC has only limited backup systems and does not maintain any backup servers outside of China.

        The combined company will have limited backup systems and could experience system failures and electrical outages from time to time in the future, which could disrupt its operations. All of INTAC's servers and routers are currently hosted in a single location. INTAC does not maintain any back up servers outside of Beijing, and does not have a disaster recovery plan in the event of damage from fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break ins and similar events. If any of the foregoing occurs, the combined company may experience a complete system shutdown. INTAC does not carry any business interruption insurance. To improve the performance and to prevent disruption of its services, the combined company may have to make substantial investments to deploy additional servers or one or more copies of its websites to mirror its online resources. Although INTAC carries property insurance with low coverage limits, its coverage may not be adequate to compensate the combined company for all losses, particularly with respect to loss of business and reputation that may occur.

        The combined company's network operations may be vulnerable to hacking, viruses and other disruptions, which may make its products and services less attractive and reliable.

        Internet usage could decline if any well publicized compromise of the combined company's security occurs. "Hacking" involves efforts to gain unauthorized access to information or systems or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment. Hackers, if successful, could misappropriate proprietary information or cause disruptions in the combined company's service. The combined company may be required to expend capital and other resources to protect its website against hackers. The combined company cannot assure you that any measures it may take will be effective. In addition, the inadvertent transmission of computer viruses could expose the combined company to a material risk of loss or litigation and possible liability, as well as materially damage the combined company's reputation and decrease the combined company's user traffic.

        Unauthorized use of the combined company's intellectual property by third parties, and the expenses incurred in protecting its intellectual property rights, may adversely affect its business.

        The combined company regards its copyrights, service marks, trademarks, trade secrets and other intellectual property as critical to its success. Unauthorized use of the combined company's intellectual property by third parties may adversely affect its business and reputation. The combined company will rely on trademark and copyright law, trade secret protection and confidentiality agreements with its employees, customers, business partners and others to protect its intellectual property rights. Despite the combined company's precautions, it may be possible for third parties to obtain and use its intellectual property without authorization. Furthermore, the validity, enforceability and scope of protection of intellectual property in Internet related industries are uncertain and still evolving. In particular, the laws of the PRC, Brazil and certain other countries are uncertain or do not protect intellectual property rights to the same extent as do the laws of the United States. Moreover, litigation may be necessary in the future to enforce the combined company's intellectual property rights, to protect its trade secrets or to determine the validity and scope of the proprietary rights of others. Future litigation could result in substantial costs and diversion of resources.

        The combined company may be subject to intellectual property infringement claims, which may force it to incur substantial legal expenses and, if determined adversely against it, materially disrupt its business.

        The combined company cannot be certain that its products and services will not infringe valid patents, copyrights or other intellectual property rights held by third parties. The combined company may in the future be subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of its business. In particular, if the combined company is found to have violated the intellectual property rights of others, it may be enjoined from using such intellectual property, and it may incur licensing fees or be forced to develop alternatives. The combined company may incur substantial expenses in defending against these third party infringement claims, regardless of their merit. Successful infringement claims against the combined company may result in substantial monetary liability or may materially disrupt the conduct of its business.

        The contribution of the sublicensed content to the combined company is subject to the terms and conditions of agreements between HSW and third parties.

        Under the terms of the contribution agreements, HSW is transferring and contributing to the combined company all rights, but only those rights, which belong to and are held by HSW pursuant to third party licenses. Some of those licenses, including HSW's licenses with Publications International, Inc. (including the licenses for Consumer Guide and Mobile Travel Guide) contain restrictions on the use of such content and termination provisions for breaches of the license agreements. Accordingly, a breach of any third party license by HSW may cause the combined company to lose its license with such third party, which could have a material adverse effect on the implementation of the combined company's business plan, value of its content offering and results of its operations.

        A slowdown or other adverse developments in the PRC economy may materially and adversely affect the combined company's customers, demand for its services and its business.

        Initially, substantially all of the combined company's operations will be conducted in China and a significant amount of its growth in revenues will be generated from providing career development and training services for customers in China, including the government. Although the PRC economy and government spending on education have grown significantly in recent years, the combined company cannot assure you that such growth will continue. Career development and training services businesses are all relatively new industries in China, and the combined company may be sensitive to a slowdown in economic growth or other adverse changes in the PRC economy. In response to adverse economic developments, employers might hire fewer permanent employees, engage in hiring freezes, lay off employees, or reduce spending on marketing and the PRC government might reduce spending on education. As a result, a slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in China may materially reduce the demand for the combined company's services and materially and adversely affect its business.

        PRC laws and regulations related to the PRC Internet sector are unclear and will likely change in the near future. If the combined company is found to be in violation of current or future PRC laws or regulations, the combined company could be subject to severe penalties.

        The PRC regulates its Internet sector by making pronouncements or enacting regulations regarding the legality of foreign investment in the PRC Internet sector and the existence and enforcement of content restrictions on the Internet. The combined company believes that its current ownership structure complies with all existing PRC laws, rules and regulations. There are, however, substantial uncertainties regarding the interpretation of current PRC Internet laws and regulations. Accordingly, it is possible that the PRC government will ultimately take a view contrary to that of the combined company.

        Issues, risks and uncertainties relating to PRC government regulation of the PRC Internet sector include the following:

        The PRC enacted regulations applying to Internet related services and telecom related activities. While many aspects of these regulations remain unclear, they purport to limit and require licensing of various aspects of the provision of Internet information services. If these regulations are interpreted to be inconsistent with the combined company's ownership structure, its business will be severely impaired.

        Under the agreement reached in November 1999 between the PRC and the United States concerning the United States' support of China's entry into the World Trade Organization, or the WTO, foreign investment in PRC Internet services will be liberalized to allow for 30% foreign ownership in key telecommunication services, including PRC Internet ventures, for the first year after China's entry into the WTO, 49% in the second year and 50% thereafter. China officially entered the WTO on December 11, 2001. However, the implementation of China's WTO accession agreements is still subject to various conditions.

        The Ministry of Information Industry, or the MII, has also stated that the activities of Internet content providers are subject to regulation by various PRC government authorities, depending on the specific activities conducted by the Internet content provider. Various government authorities have stated publicly that they are in the process of preparing new laws and regulations that will govern these activities. The areas of regulation currently include online advertising, online news reporting, online publishing, online securities trading and the provision of industry specific (e.g., drug related) information over the Internet. Other aspects of the combined company's online operations may be subject to regulation in the future.

        The interpretation and application of existing PRC laws and regulations, the stated positions of the MII and the possible new laws or regulations have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, PRC Internet companies, including the combined company.

        Accordingly, it is possible that the relevant PRC authorities could, at any time, assert that any portion or all of the combined company's future ownership structure and business violate existing or future PRC laws, regulations or policies. It is also possible that the new laws or regulations governing the PRC Internet sector that have been adopted or may be adopted in the future will prohibit or restrict foreign investment in, or other aspects of, any of the combined company's proposed businesses and operations. In addition, these new laws and regulations may be retroactively applied to the combined company.

        If the combined company is found to be in violation of any existing or future PRC laws or regulations, the relevant PRC authorities would have broad discretion in dealing with such violation, including, without limitation, the following:

  •
  levying fines;

  •
  confiscating the combined company's income;

  •
  revoking the combined company's business license;

  •
  shutting down the combined company's servers and/or blocking its websites;

  •
  requiring the combined company to restructure its ownership structure or operations; and

  •
  requiring the combined company to discontinue any portion or all of its Internet business.

        Any of these actions could have a material adverse effect on the combined company's financial condition and results of operations.

        The online advertising markets in China and Brazil are still developing, and present risk to the combined company's revenues to be generated from its online publishing business using the contributed assets.

        The combined company's online publishing businesses in China and Brazil are expected to derive significant revenue from online advertisements. The online advertising markets in China and Brazil are still developing, and future growth and expansion of such is uncertain. If these online advertising markets do not grow at expected rates, the combined company's revenues, results of operations and financial condition will be materially adversely affected.

        The combined company's international operations will subject it to other significant risks.

        The combined company's international operations will expose it to a wide variety of other risks including increased credit risks, customs duties, import quotas and other trade restrictions, potentially greater inflationary pressures, the risk of failure or material interruption of wireless systems and services. Changes may occur in foreign trade and investment laws in the territories and countries where the combined company will operate. U.S. laws and regulations relating to investment and trade in foreign countries could also change to its detriment. Any of these factors could materially and adversely affect the combined company's revenues and profits. The combined company will be subject to risk of political instability and trade sanctions within China.

        China has traditionally been a closed market with strict political controls. As China shifts to a market economy, growing economic and social freedoms may conflict with the more restrictive political and governmental policies. In addition, democratic countries throughout the world have, from time to time, attempted to use economic and other sanctions to achieve political or social change in other countries. In addition, the Chinese government has insisted that Taiwan is part of China and, from time to time, has threatened military action in the region when Taiwanese independence has been asserted. Each of these factors could result in economic sanctions, economic instability, the disruption of trading and war within China and the Asia Pacific Rim, any of which could result in the combined company's inability to conduct business operations in China. Because a substantial majority of the combined company's business is currently within China, the disruption of distribution channels into China would have material and adverse consequences to the combined company.

        In the past, the Brazilian government has intervened in the Brazilian economy and occasionally made drastic changes in economic policy. The Brazilian government's actions to control inflation and affect other policies have included high interest rates, wage and price controls, currency devaluations, capital controls and limits on exports, among other actions. The combined company's business, financial condition, revenues, results of operations, prospects and the market price of the combined company's securities may be adversely affected by changes in Brazilian government policies, as well as general economic factors, including:

  •
  currency fluctuations;

  •
  exchange controls and restrictions on remittances abroad, such as those that were briefly imposed on such remittances (including dividends) in 1989 and in the beginning of 1990;

  •
  inflation;

  •
  price instability;

  •
  energy policy;

  •
  interest rate increases;

  •
  liquidity of domestic capital and lending markets;

  •
  changes in tax policy; and

  •
  other political, domestic, social and economic developments in or affecting Brazil.

        Also, the President of Brazil has considerable power to determine governmental policies and actions that relate to the Brazilian economy and, consequently, affect the operations and financial performance of businesses operating in Brazil. The combined company will have no control over, and cannot predict, what policies or actions the Brazilian government may take in the future.

        Further risks relating to international operations include, but are not restricted to, unexpected changes in legal and regulatory requirements, changes in tariffs, exchange rates and other barriers, political and economic instability, possible effects of war and acts of terrorism, difficulties in account receivable collection, difficulties in managing distributors or representatives, difficulties in staffing and managing international operations, difficulties in protecting the combined company's intellectual property overseas, seasonality of sales and potentially adverse tax consequences. Any of these factors could materially and adversely affect the combined company's revenues and profits.

        Restrictions on currency exchange may limit the combined company's ability to utilize its revenues effectively.

        Some of the combined company's revenues and operating expenses will be denominated in Chinese Renminbi. Currently, the combined company may purchase foreign exchange for settlement of "current account transactions" without the approval of the State Administration for Foreign Exchange, or SAFE. The combined company may also retain foreign exchange in its current account (subject to a ceiling approved by the SAFE) to satisfy foreign exchange liabilities or to pay dividends. However, the relevant PRC governmental authorities may limit or eliminate the combined company's ability to purchase and retain foreign currencies in the future.

        Additionally, once the combined company launches operations in Brazil, some of the combined company's revenues and operating expenses may be denominated in Brazilian Reais. Brazilian law allows the Brazilian government to impose restrictions on the conversion of the Real into foreign currencies and on the remittance to foreign investors of proceeds from their investments in Brazil. The government may impose such restrictions whenever there is a serious imbalance in Brazil's balance of payments or there are reasons to foresee a serious imbalance. The Brazilian government last imposed remittance restrictions for approximately six months in 1989 and early 1990. The likelihood that the Brazilian government would impose such restrictions again may depend on the extent of Brazil's foreign currency reserves, the availability of foreign currency in the foreign exchange markets on the date a payment is due, the size of Brazil's debt service burden relative to the economy as a whole, Brazil's policy toward the International Monetary Fund and other factors.

        Since a significant amount of the combined company's future revenues will be denominated in Renminbi, existing and future restrictions on the exchange of Renminbi to other currencies may limit the combined company's ability to use revenue generated in Renminbi to fund its business activities outside China, if any, or expenditures denominated in foreign currencies. Similarly, in the event that a significant amount of the combined company's future revenues will be denominated in Reais, any future restrictions on the exchange of Reais for other currencies or the remittance to foreign investors of proceeds from their investments in Brazil may limit the combined company's ability to use revenue generated in Reais to fund its business activities outside Brazil, or expenditures denominated in foreign currencies.

        The combined company will be subject to risks of currency fluctuations and exchange restrictions.

        Currency fluctuations, devaluations and exchange restrictions may adversely affect the combined company's liquidity and results of operations. In some countries, local currencies may not be readily converted into Euros or U.S. dollars (or other "hard currencies") or may only be converted at government controlled rates, and, in some countries, the transfer of hard currencies offshore has been restricted from time to time. Very limited hedging transactions are available in China to reduce its exposure to exchange rate fluctuations. To date, INTAC has not entered into any hedging transactions in an effort to reduce its exposure to foreign currency exchange risk. While the combined company may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and the combined company may not be able to successfully hedge its exposure, if at all. The combined company's revenues as expressed in its U.S. dollar financial statements will decline in value if Renminbi depreciates relative to the U.S. dollar. In addition, the combined company's currency exchange losses may be magnified by PRC exchange control regulations that restrict its ability to convert Renminbi into U.S. dollars or by Brazilian exchange control regulations that restrict its ability to convert Reais into U.S. dollars.

        Regulation and censorship of information collection and distribution in China may adversely affect the combined company's business.

        China has enacted regulations governing Internet access and the distribution of news and other information. Furthermore, the Propaganda Department of the Chinese Communist Party has been given the responsibility to censor news published in China to ensure, supervise and control a particular political ideology. In addition, the MII has published implementing regulations that subject online information providers to potential liability for content included on their portals and the actions of subscribers and others using their systems, including liability for violation of PRC laws prohibiting the distribution of content deemed to be socially destabilizing. Because many PRC laws, regulations and legal requirements with regard to the Internet are relatively new and untested, their interpretation and enforcement may involve significant uncertainty. In addition, the PRC legal system is a civil law system in which decided legal cases have limited binding force as legal precedents. As a result, in many cases it is difficult to determine the type of content that may result in liability for a website operator.

        Periodically, the Ministry of Public Security has stopped the distribution over the Internet of information which it believes to be socially destabilizing. The Ministry of Public Security has the authority to cause any local Internet service provider to block any website maintained outside China at its sole discretion. If the PRC government were to take action to limit or eliminate the distribution of information through the combined company's portals or to limit or regulate current or future applications available to users of its portals, the combined company's business would be adversely affected.

        The State Secrecy Bureau, which is directly responsible for the protection of state secrets of all PRC government and Chinese Communist Party organizations, is authorized to block any website it deems to be leaking state secrets or failing to meet the relevant regulations relating to the protection of state secrets in the distribution of online information. Under the applicable regulations, the combined company may be held liable for any content transmitted on its portal. Furthermore, where the transmitted content clearly violates the laws of the PRC, the combined company will be required to delete it, and where the transmitted content is considered suspicious, the combined company is required to report such content. The combined company must also undergo computer security inspections, and if the combined company fails to implement the relevant safeguards against security breaches, the combined company's operations in the PRC may be shut down.

        Although the PRC has several laws and regulations relating to the use of the Internet, addressing personal privacy in use of the Internet and the freedom of communications, the PRC government does not restrict online service providers in the collection, transmission and commercial use of personal information or data. Personal data is protected from unlawful use by general statutes and by any contractual arrangement between the user and the service provider.

        Since spring of 2005, the National People's Congress and the State Council have begun legislative review of a draft Law for Protection of Personal Information which provides a wider scope of information protection than that required to merely protect the personal privacy of a citizen. Cellular phone number, home address, medical files and occupational information will all be protected. The draft further provides that usage of such personal information by service providers (excluding the national security authority, research institutions, and news agency) shall be subject to the prior authorization of each individual and violation under this law could result in administrative, civil, and be even criminal liabilities. If regulations are adopted addressing the collection, transmission and commercial use of personal information or data, the combined company could be subject to these penalties, certain aspects of its business plan may no longer be viable and its business would thus be adversely affected.

        Political and economic policies of the PRC government could affect the combined company's business.

        A significant portion of the combined company's business, assets and operations will be located in China and a significant portion of its future revenues are expected to be derived from its operations in China. Accordingly, its business could be adversely affected by changes in political, economic or social conditions in China, adjustments in PRC government policies or changes in laws and regulations.

        The economy of China differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development in a number of respects, including:

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  structure;

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  level of government involvement;

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  level of development;

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  level of capital reinvestment;

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  growth rate;

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  control of foreign exchange; and

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  methods of allocating resources.

        Since 1949, China has been primarily a planned economy subject to a system of macroeconomic management. Although the Chinese government still owns a significant portion of the productive assets in China, economic reform policies since the late 1970s have emphasized decentralization, autonomous enterprises and the utilization of market mechanisms. The combined company cannot predict what effects the economic reform and macroeconomic measures adopted by the Chinese government may have on its business or results of operations.

        The PRC legal system embodies uncertainties which could limit the legal protections available to the combined company.

        The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The combined company will be subject to laws and regulations applicable to foreign investment in mainland China. However, these laws, regulations and legal requirements are relatively recent, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to the combined company and other foreign investors. In addition, the combined company cannot predict the effect of future developments in the PRC legal system, particularly with regard to the Internet, the combined company's ownership structure and currency exchange, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws.

        It may be difficult to enforce any civil judgments against the combined company or its board of directors or officers, because most of its assets are located outside of the United States.

        Although the combined company is incorporated in the State of Delaware, substantially all of its assets are located in the PRC. As a result, it may be difficult for investors to enforce outside the United States any actions brought against the combined company in the United States, including actions predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. In addition, certain of the combined company's directors and officers and all or a substantial portion of their assets may be located outside the United States (principally in the PRC). As a result, it may not be possible for investors to effect service of process within the United States upon those directors and officers, or to enforce against them or the combined company judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. There is doubt as to the enforceability in the PRC, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state of the United States.

        If the combined company is not able to attract and retain key management and consultants, the combined company may not successfully integrate the contributed assets into INTAC'S historical business or achieve its other business objectives.

        The combined company will depend upon its senior management and consultants for its business success. Key members of the senior team will include Wei Zhou, INTAC's chief executive officer, and Jeff Arnold, a consultant and the combined company's chairman. INTAC's employment agreement with Mr. Zhou, dated October 16, 2001, which will continue in effect, had an initial term of three years and automatically renews for successive one-year terms thereafter. Mr. Zhou may also terminate his employment agreement at any time effective upon thirty days notice to the board of directors. Mr. Zhou may also be directly involved in the management of the distribution business as Chief Executive Officer of Cyber. This may impact his availability with respect to his duties as Chief Executive Officer of INTAC following the merger. In addition, the combined company's consulting agreement with Mr. Arnold has a term of only two years and is non-exclusive. The loss of the service of any of the key members of the combined company's senior management may significantly delay or prevent the integration of the contributed assets and other business objectives. The combined company's ability to attract and retain qualified personnel, consultants and advisors will be critical to its success. It may be unable to attract and retain these individuals, and its failure to do so would adversely affect its business. For more information on Mr. Arnold's consulting agreement see also "The Merger and the Distribution Business Sale—Interests of HSW International Directors and Executive Officers in the Merger and Distribution Business Sale" beginning on page 84.

        The concentration of the combined company's stock ownership will likely limit your ability to influence corporate matters.

        After completion of the merger and the related transactions, HSW and Mr. Zhou will together beneficially own a majority of the combined company's common stock then outstanding and are entering into a stockholders agreement in connection with the merger. The stockholders agreement entitles HSW and Mr. Zhou the right to designate nominees to the combined company's board of directors, and each of HSW and Mr. Zhou has agreed to vote all shares of the combined company's common stock held by them in favor of the election of their designated directors. Furthermore, Jeffrey Arnold, the chairman of the board of the combined company, is the Chief Executive Officer and Chairman of HSW. As a result, these stockholders, acting together, will have the ability to influence the combined company's management and affairs and determine the outcome of matters submitted to stockholders for approval, including the election and removal of directors, amendments to the charter, approval of equity-based employee compensation plans and any merger, consolidation or sale of all or substantially all of the combined company's assets.

        The concentration of the combined company's stock ownership, as well as the combined company's Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, stockholders agreement and Delaware law contain provisions that may make the acquisition of the combined company more difficult without the approval of its board of directors, which could discourage, delay or prevent a transaction involving a change of control of the combined company.

        After completion of the merger and related transactions, HSW and Wei Zhou will beneficially own in the aggregate a majority of the combined company's then outstanding shares of common stock. As a result, it will be difficult for other stockholders of the combined company to approve a takeover of the combined company without the cooperation of HSW and Mr. Zhou.

        Furthermore, the combined company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain certain anti-takeover provisions (which are substantially similar to those provided by INTAC's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, unless otherwise indicated below), including but not limited to the following provisions:

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  only the combined company's board of directors may call special meetings of its stockholders;

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  the combined company's stockholders may take action only at a meeting of its stockholders and not by written consent (INTAC's Amended and Restated Bylaws allow stockholders to take action by written consent);

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  the combined company has authorized undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval; and

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  the combined company requires advance notice for stockholder proposals of not less than 60 nor more than 90 days prior to a meeting at which stockholder proposals may be introduced (INTAC's Amended and Restated Bylaws require such advance notice of not less than seventy days nor more than ninety days prior to such meeting).

        In addition, the stockholders agreement gives HSW and Mr. Zhou the right to designate nominees to the combined company's board of directors, and each of HSW and Mr. Zhou has agreed to vote all shares of the combined company's common stock held by them in favor of the election of their designated directors.

        These anti-takeover defenses could discourage, delay or prevent a transaction involving a change of control of the combined company. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to cause the combined company to take other corporate actions you may desire.

        Section 203 of the Delaware General Corporation Law may also delay, defer or prevent a change in control that the combined company's stockholders might consider to be in their best interest. The combined company is subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits "business combinations" between a publicly-held Delaware corporation and an "interested stockholder," which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation's voting stock for a three-year period following the date that such stockholder became an interested stockholder. Section 203 could have the effect of delaying, deferring or preventing a change in control of the combined company that its stockholders might consider to be in their best interest.

THE INTAC SPECIAL MEETING

        INTAC is furnishing this proxy statement/prospectus to INTAC stockholders as of the INTAC record date as part of the solicitation of proxies by the INTAC board of directors for use at the INTAC special meeting.

Date, Time and Place

        The INTAC special meeting will be held on                        , 2007, at             a.m., central time, at                        .

Purpose of the Special Meeting

        At the INTAC special meeting, INTAC stockholders will be asked to consider and vote upon (i) a proposal to adopt the merger agreement and approve the merger and the related transactions, and (ii) a proposal to adopt the share purchase agreement and adopt the distribution business sale. It is currently contemplated that no other matters will be considered at the INTAC special meeting.

        The INTAC board of directors believes that the merger agreement, the share purchase agreement, the merger, the related transactions and the distribution business sale are fair to and in the best interests of INTAC and its stockholders and adopted the merger agreement and the share purchase agreement and recommends that INTAC stockholders vote "FOR" adoption of the merger agreement and the share purchase agreement, approval of the merger and the related transactions and the distribution business sale.

Record Date; Shares Entitled to Vote; Quorum

        Only holders of record of INTAC common stock at the close of business on                        , 2007, the INTAC record date for the INTAC special meeting, are entitled to notice of, and to vote at, the INTAC special meeting and any adjournment or postponement of it. On the INTAC record date,                         shares of INTAC common stock were issued and outstanding and held by approximately                        holders of record.

        A quorum is present at the INTAC special meeting if a majority of all the shares of INTAC common stock issued and outstanding on the INTAC record date and entitled to vote at the INTAC special meeting are represented at the INTAC special meeting in person or by a properly executed proxy. Abstentions and broker non-votes will be treated as present at the INTAC special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present at the INTAC special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of INTAC common stock on the INTAC record date are entitled to one vote per share on each matter submitted to a vote at the INTAC special meeting.

Vote Required

        The adoption of the merger agreement and the approval of the merger and the related transactions requires the affirmative vote of the holders of a majority of the outstanding shares of INTAC common stock entitled to vote on the INTAC record date. Adoption of the share purchase agreement and approval of the distribution business sale requires the affirmative vote of the holders of a majority of the outstanding shares of INTAC common stock (other than those shares held by Mr. Zhou, his affiliates and associates) entitled to vote at the INTAC special meeting on the INTAC record date. Because the required vote of INTAC stockholders is based upon the number of outstanding shares of INTAC common stock entitled to vote, if you fail to submit a proxy, fail to vote in person, abstain from voting or do not instruct your broker how to vote your shares, it will have the same effect as a vote against approval of the merger agreement and the share purchase agreement. It is important that you vote because approval of the share purchase agreement is required to proceed with the sale of the distribution business, which is a condition to the closing of the merger.

Shares Owned by INTAC Directors and Executive Officers

        At the close of business on the INTAC record date, directors and executive officers of INTAC beneficially owned and were entitled to vote                        shares of INTAC common stock in the aggregate, which represented approximately            % of the shares of INTAC common stock outstanding on that date.

Voting Agreement

        In connection with the merger agreement, Wei Zhou, the President and Chief Executive Officer of INTAC, entered into a voting agreement with HSW whereby Mr. Zhou has agreed to vote, or cause to be voted, at the INTAC special meeting, all of the shares of INTAC common stock that he owns in favor of the adoption of the merger agreement and approval of the merger and the related transactions. As of the record date, Mr. Zhou owned                  shares of INTAC common stock representing approximately      % of the issued and outstanding shares of INTAC common stock. Therefore, the merger agreement will be adopted and the merger and the related transactions approved regardless of how INTAC's other stockholders vote their shares. However, the voting agreement does not cover, and Mr. Zhou is not entitled to vote on, the adoption of the share purchase agreement and approval of the distribution business sale. The completion of the merger and related transactions is conditioned upon the adoption of the share purchase agreement and completion of the distribution business sale.

        A copy of the voting agreement is attached as Annex M to this proxy statement/prospectus.

Voting of Proxies

        Stockholders of record may vote their shares by attending the INTAC special meeting and voting their shares in person at the meeting, or by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage pre-paid envelope. Stockholders also may submit their proxy on the Internet by following the instructions provided in the enclosed proxy card. If a proxy card is signed by a stockholder of record and returned without specific voting instructions, the shares represented by the proxy will be voted "FOR" the proposals presented at the INTAC special meeting.

        Stockholders whose shares are held in "street name" must either instruct the record holder of their shares how to vote their shares or obtain a proxy from the record holder to vote at the INTAC special meeting. Please check the voting form used by your bank, broker, nominee, fiduciary or other custodian for information on how to submit your instructions to them. Failure to provide voting instructions to your record holder will result in a "broker non-vote" for those shares held in street name. While shares represented by broker non-votes will not be voted "FOR" or "AGAINST" the proposal, such shares will be counted in determining whether or not a quorum exists and will have the same effect as a vote "AGAINST" the proposal.

        The persons named as proxies by a stockholder may propose and vote for one or more adjournments of the INTAC special meeting, including adjournments to permit further solicitations of proxies. Any adjournment may be made at any time by stockholders representing a majority of the votes present in person or by proxy at the INTAC special meeting, whether or not a quorum exists, without further notice other than by an announcement made at the meeting. INTAC does not currently intend to seek an adjournment of the INTAC special meeting. No proxy voted against the proposal to approve the merger agreement will be voted in favor of any adjournment or postponement.

        INTAC does not expect that any matter other than the proposal to approve the merger agreement will be brought before the INTAC special meeting. If, however, other matters are properly brought before the INTAC special meeting, or any adjourned meeting, the persons named as proxies will vote in accordance with their judgment.

Revocability of Proxies

        Stockholders of record may revoke their proxy at any time prior to the time it is voted at the meeting. Stockholders of record may revoke their proxy by:

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  executing a later-dated proxy card relating to the same shares and delivering it to INTAC's Secretary by mail or on the Internet before the taking of the vote at the INTAC special meeting; or

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  delivering or filing with INTAC's Secretary before the taking of the vote at the INTAC special meeting a written notice of revocation bearing a later date than the proxy card.

        Any written revocation or subsequent proxy card should be delivered to INTAC International, Inc., 12221 Merit Drive, Suite 600, Dallas, Texas 75251, Attention: Secretary, or hand delivered to INTAC's Secretary or his representative before the taking of the vote at the INTAC special meeting.

Solicitation of Proxies

        INTAC is soliciting proxies for the INTAC special meeting and will bear all expenses in connection with solicitation of proxies, except those expenses incurred in connection with the printing and mailing of this proxy statement/prospectus which will be shared equally by HSW International and INTAC. Upon request, INTAC will pay banks, brokers, nominees, fiduciaries or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold shares.

        INTAC expects to solicit proxies primarily by mail, but directors, officers and other employees of INTAC may also solicit in person or by Internet, telephone or mail. No additional compensation will be paid to directors, officers or other employees of INTAC in connection with this solicitation.

        INTAC stockholders who receive more than one proxy card or voting instruction form have shares registered in different forms or in more than one account. Please complete, sign, date and return all proxy cards and provide instructions for all voting instruction forms received to ensure that all of your shares are voted.

        INTAC stockholders should not send stock certificates with their proxies. A transmittal form with instructions for the surrender of INTAC common stock certificates will be mailed to INTAC stockholders shortly after completion of the merger.

THE COMPANIES

INTAC

        INTAC is a United States company focused on the development of strategic business opportunities available in China and the Asia Pacific Rim. INTAC currently maintains offices in China (Hong Kong and Beijing), Germany (Frankfurt) and the United States (Dallas, Texas).

        INTAC operates in two segments, its career development and training services segment and its distribution/telecommunications segment. While INTAC's distribution/telecommunications segment historically has been its primary business segment and generated substantially all of its operating revenue, INTAC shifted its focus in 2004 to the expansion and maturation of its career development and training services segment in China. The latter business segments represented potentially greater opportunities for growth and higher margins than the distribution/telecommunications segment. Consequently, INTAC and INTAC Holdings have agreed to sell all shares of the subsidiaries conducting the distribution/telecommunications business to Cyber, a British Virgin Islands corporation wholly owned by Wei Zhou, pursuant to the share purchase agreement. Initially, INTAC's efforts centered on recruiting and training services to be offered online through its Internet portals phrbank.com and joyba.com. These efforts did not achieve the results INTAC had anticipated in 2005, due in part to the strength of established competitors in the market. As a result, INTAC determined to establish a foothold in the marketplace by focusing on a specific segment market from which it can later expand. To this end, recognizing the growing opportunities within both the education industry and the mobile telecommunications/Internet industry in China, and in order to better utilize its strategic resources and enhance its strengths in both industries, INTAC further refined its business strategy, as announced on November 23, 2005, through a press release. For details of this press release, please see INTAC's Current Report on Form 8-K, which was filed with the SEC on November 28, 2005, and is incorporated by reference in this proxy statement/prospectus. Under INTAC's refocused business strategy, INTAC operates in two business segments, the career development and training services segment and the distribution/telecommunications segment, each as further described below.

        INTAC chose to focus its career development and training services segment initially in China, in part due to the significant market opportunity. The most populated country in the world, China, has the second largest Internet population (approximately 111 million) and, at 350%, the fastest Internet usage growth rate over the past three years, according to the China Internet Network Information Center (CNNIC) and Internet World Stats. Additionally, the Internet population in China is ideally suited for education-related services: Morgan Stanley Research states China has the most Internet users under the age of 30 of any country (65 million in 2004). And, according to the Harvard Graduate School of Education, China has a population of 220 million students.

        In the career development and training services segment, INTAC focuses its operations primarily on three business units:

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  INTAC Mobile Telecommunications Institute, which offers training to information technology professionals, with a primary focus in the area of third generation digital mobile systems, or 3G, mobile telecommunications technology;

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  Education Management Software Business Unit, which is a leading provider of education management software in China; and

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  Database Management Business Unit, which develops databases containing certain information on individuals, which INTAC intends to utilize to offer one stop marketing solutions to a wide range of businesses with products and services tailored to the specific needs of the Chinese education market.

        INTAC's distribution/telecommunications segment includes its wireless handset distribution business, which INTAC operates through INTAC Holdings, a Hong Kong corporation and wholly owned subsidiary of INTAC, Global Creative International Limited and INTAC Telecommunications Limited, both of which are Hong Kong corporations and wholly owned subsidiaries of INTAC Holdings, INTAC Deutschland GmbH, a German corporation and wholly owned subsidiary of INTAC Holdings, and FUTAC Group Limited, a British Virgin Islands company and wholly owned subsidiary of INTAC Holdings. Through these subsidiaries, INTAC distributes wireless handset products to mobile communications equipment wholesalers, agents, retailers and other distributors mainly in Hong Kong. These products are then sold primarily to local customers in Hong Kong or customers in China. INTAC and INTAC Holdings have agreed to sell all shares of the subsidiaries conducting the distribution/telecommunications business to Cyber, a British Virgin Islands corporation wholly owned by Wei Zhou, pursuant to the share purchase agreement. Additionally, INTAC is working with Primus Telecommunications Ltd., a global telecommunications services provider (Nasdaq: PRTL), to develop products which involve originating international voice and data traffic from within China throughout Southeast Asia for termination around the world. The first product to be offered under this relationship will be a global prepaid calling card, an Internet Protocol, or IP, calling card that provides access to over fifty countries.

HSW

        HSW is a privately-held online publishing company that provides objective and useful information for people to learn about the world around them and make informed decisions. The company's Web site, HowStuffWorks.com, offers in-depth, easy-to-understand explanations, expert product reviews, comprehensive buying guides and informational videos, simplifying thousands of topics in the areas of health, science, travel, automotive, electronics, consumer products and many other areas.

        Since its inception in 1999, HSW has continually grown in popularity and brand recognition. Web site traffic for its core HowStuffWorks.com site has grown successively, averaging almost 50,000,000 page views per month, according to Omniture's March 2006 reporting with approximately 52,100,000 page views in January 2007. Each user views an average of five to six pages during a visit to HowStuffWorks, and the site has a significant number of repeat visitors. The site currently ranks among the top most visited educational Web sites by Nielsen/NetRatings and in the Educational Resource category by Alexa. Additionally, HSW content is regularly cited in the media as a credible resource for stories and HSW often provides video content or live expert interviews to cable and network television broadcasters such as CNN and NBC.

        HSW targets consumers who are actively seeking credible and comprehensive information on the Internet. While many of these consumers are familiar with certain Internet sites and will access them directly; the majority of Internet users now use search engines to find the information they seek. The number of consumers using search engine users is sizable and growing at a significant rate: Americans conducted approximately 6.7 billion searches online in December 2006, up 1% versus November 2006, and annual growth rates in search query volume remain strong with a 30% increase since December 2005, according to comScore Network statistics, and Nielsen/NetRatings research showed 38% year-over-year growth in United States searches from 3.8 billion in February 2005 to 5.3 billion in February 2006. Through the effective development and positioning of proprietary digital content, HSW aims to consistently meet the needs of information-seeking consumers.

        HSW recently acquired the exclusive digital rights to more than 30,000 books and magazines, certain future books and magazines, one million images and access to over 300 writers from Publications International Ltd. (PIL), the second largest mass market publisher in the country. PIL is the largest publisher of cooking related books currently publishing more than 500 new book and magazine titles a year in categories including cooking, how-to and crafts, entertainment, medical and health, auto and consumer information. HSW also acquired ConsumerGuide.com and

MobilTravelGuide.com from PIL. Through this acquisition, HSW plans to accelerate the growth of its online content library, adding a significant number of new articles per month across all twelve of its content channels. By providing information that helps make the Internet more useful for consumers, HSW intends to expand on its current base of users to become the destination of choice for consumers looking for explanations, reviews, opinions and comparative pricing integrated into a single destination.

        Be it directly or via a search engine, once a consumer accesses HSW content about a given topic, HSW aims to present them with a comprehensive suite of contextual content including explanation, expert reviews, consumer opinions and price comparison information. HSW has positioned itself to execute this strategy by offering the following:

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  Explanation: In addition to HSW's original library of more than 3,500 explanatory articles about HOW...WORKS, HSW intends to convert thousands of mass-market books and magazines into fully-accessible digital format. HSW is also incorporating informational video footage into its site to complement written content.

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  Expert Reviews: HSW's exclusive relationship pertaining to Mobil Travel Guide and Consumer Guide gives HSW access to these publications' in-house experts, who produce thousands of objective, professional reviews helping consumers make better-informed decisions. Mobil Travel Guide has ratings and reviews on more than 8,000 hotels, 7,000 restaurants, 87 spas and 22,000 attractions. Consumer Guide Auto has 250 expert new car reviews and 635 expert used car reviews, while Consumer Guide Products has 1,800 product reviews and 87 buying guides per year with an estimated increase to 2,800 product reviews and 300 guides by 2007.

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  Consumer Opinions: HSW has created a dynamic technology platform enabling consumers to produce and publish their own ratings, reviews and opinions within the context of the editorial driven content.

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  Price Comparison: In connection with strategic partnerships, HSW offers consumers the ability to compare pricing for a variety of products and travel services. HSW also provides consumers the opportunity to connect directly with online retailers to make purchases.

        HSW focuses on the relevance of its offerings, presenting consumers with a balance of timely, newsworthy content. HSW also monitors and analyzes site traffic and trends in an effort to improve the quality of the user experience, thus maximizing page views and minimizing user attrition.

        As the fastest growing advertising medium, the Internet is attracting advertisers with its rapidly expanding audience, extensive reach, interactive nature and ability to target specific consumer segments. The online advertising market is expected to grow from $18.5 billion in 2005 to $55.0 billion globally ($31.8 billion in the U.S.) by 2010.

        Revenue for HSW is generated from four primary sources, each of which is anticipated to increase alongside the growth of the online advertising market:

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  Advertising: Traditional banner ads and pop-ups are sold on a CPM basis.

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  Search: HSW derives revenue from the search engine links on its site based on customer click-throughs.

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  Shopping: Revenue is based on customer click-throughs from HSW's comparison shopping feature.

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  Sponsorship: Revenue is based on a flat monthly fee per package sold for sections of HSW's site.

        Through a combination of these revenue sources, HSW presents an integrated offering, enabling advertisers to reach consumers with demographic and psychographic profiles that match the advertiser's targeted consumer. In addition to the standard demographic information, such as location and day-part, HSW's site architecture allows delivery of advertising to consumers who have expressed an interest in specific keywords or keyword phrases, either by directly searching for them or by viewing information and articles identified by HSW as relevant to such.

        In addition to offering highly targeted advertising opportunities, HSW offers advertisers performance-based advertising models, which have grown in popularity in recent years. According to the Internet Advertising Bureau (IAB), in 2003, performance-based marketing transactions generated $2.7 billion in revenue (37% market share) and are estimated to grow to $14.4 billion in revenue (78% market share) by 2008. HSW aims to deliver advertisers such opportunities, primarily around contextually relevant CPC and CPA based lead generation opportunities.

        Management believes that HSW is well-positioned to become a one stop shop for Internet users by providing them with explanations, expert reviews, consumer opinions and price comparisons all in one place. With the acquisition of PIL assets, HSW plans to increase content and revenues in advertising, search, shopping and sponsorship.

HSW International

        HSW International was formed on March 14, 2006, as a wholly owned subsidiary of HSW in order to effect the merger. Prior to the completion of the merger, HSW International will have only limited assets and operations incident to its formation, the merger, and its business following the merger. After the merger, INTAC will be a wholly owned subsidiary of HSW International, and the current shareholders of INTAC will become stockholders of HSW International. HSW International's headquarters are located at One Capital City Plaza, 3350 Peachtree Road, Atlanta, Georgia 30326.

        Immediately after the merger, HSW International's operations will include all of INTAC's current operations after giving effect to the distribution business sale and a perpetual, royalty-free and exclusive license to the translated version of the content on the HSW website in China and Brazil in electronic form and certain other contractual rights with HSW, including rights related to the international exploitation of such website.

HSW International's Resulting Lines of Businesses—Products and Services

        Upon completion of the merger, HSW International intends to enter the Chinese online publishing market and the Brazilian online publishing market by leveraging a consistently expanding and proprietary digital content database designed to meet the information needs of the online community. HSW International will do so utilizing the combination of the contributed assets from HSW with the relationships, core competencies, and knowledge of the Chinese markets developed by INTAC. HSW International also intends to generate revenue by assembling its own library of digital content (including originally authored content and content that has been acquired from third parties) for its own use and for licensing to various customers, including HSW, in territories outside of HSW International's markets.

        HSW International expects to continue to operate INTAC's career development and training services business segment. HSW International will explore strategic partnerships for INTAC's current educational software and training services to aid in the execution and growth of the online publishing business and how these services can potentially be offered online within each country.

        In the career development and training services segment, INTAC focuses its operations primarily on three business units:

  •
  INTAC Mobile Telecommunications Institute, which offers training to information technology professionals, with a primary focus in the area of third generation digital mobile systems, or 3G, mobile telecommunications technology;

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  Education Management Software Business Unit, which is a leading provider of education management software in China; and

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  Database Management Business Unit, which develops databases containing certain information on individuals, which INTAC intends to utilize to offer one stop marketing solutions to a wide range of businesses with products and services tailored to the specific needs of the Chinese education market.

        Both China and Brazil represent significant, growing markets for HSW International's initial online publishing strategy. In addition to offering access to a rapidly expanding Internet audience for online advertisers, Chinese Internet users are already looking for the type of information that will be provided by HSW International. China had 137 million internet users by the end of 2006, an increase of almost 25% over 2005 according to the China Internet Network Information Center (CNNIC). According to CNNIC, "getting information" is among the top two primary purposes for accessing the Internet in China. CNNIC also found that nearly half of all Internet users in China (44%) are either students or teachers and that "studying and browsing knowledge" is the third primary purpose for using the Internet. Zenith Optimedia expects China to be one of the top eight contributors to online advertising expenditure growth by 2008. According to Analysys International, online advertising spending in China totaled $405 million in 2006, and Deutsche Bank has forecasted online advertising spending to be $731 million in 2007 and $1.79 billion in 2008. China's search market is on the rise; in 2005 Chinese search users increased to 97 million and are expected to reach over 200 million by 2010, according to iResearch. iResearch also estimates that by 2010 daily search queries may reach 2.4 billion. E-commerce in China is also expected to show significant growth. According to the Internet Society of China, 2006 E-commerce spending in China was $35.5 billion (second only to the United States). iResearch forecasts that the number of online shoppers in China will increase by 42.3% annually in the following three years.

        In terms of overall Internet usage, Brazil was ranked tenth largest in the world, with over 25.9 million users, according to eTForecasts. comScore Networks found that users over the age of 15 spent an average of 41.2 hours per month online, the seventh largest amount in the world. Additionally, Brazilian Internet use continues to grow at a fast pace: active home Internet usage increased 6.54% in Brazil between February and March 2006, as compared to the worldwide average of 2.16%, according to Neilsen/NetRatings. Reports show that the online advertising market in Brazil is increasing as well. In 2004 and 2005, advertising expenditures in Brazil grew at 26.4% and 39.6%, respectively, the largest growth rates in Latin America, according to Latin Business Chronicle. E-commerce in Brazil is also expected to show significant growth. Forrester Research estimates that the market for e-commerce in Brazil was approximately $2.9 billion in 2005 and will reach $12.8 billion by 2010. In addition, Forrester Research data shows that the number of Brazilian online shoppers is 3.6 million and will grow to 29.5 million by 2010.

        HSW International's initial focus in the online publishing market will be the online publishing of localized, translated Chinese and Brazilian editions of the HSW Internet site, utilizing strategies based on those utilized by HSW and described above, as tailored to the needs of each localized market. HSW International also intends to develop its own content and license and acquire content from third parties that will be tailored to the specific wants and needs of the Chinese and Brazil markets. HSW further intends to explore opportunities for online publishing in India and Russia, and determine whether to exercise its option to acquire the exclusive publishing rights to HSW content pursuant to the letter agreement.

        In anticipation of the merger, HSW International has begun work on translating and localizing the content anticipated to be part of the asset contribution for the Brazil market, as well as developing the Internet platform for deployment and commercialization of such. The website has been made available to the public as a beta product for testing purposes. HSW International has also entered into services agreement with a leading web globalization firm to begin translating and localizing the content anticipated to be part of the asset contribution for the China market.

        HSW International will also explore strategic partnerships for INTAC's current educational software and training services to aid in the execution and growth of the online publishing business and how these services can potentially be offered online within each country. HSW International expects to continue to operate INTAC's career development and training services business segment. INTAC's career development and training services business segment is described above in "The Companies—INTAC."

Sales & Support

        HSW International initially expects to have sales offices in Brazil and China to service advertisers and customers for its anticipated businesses. Development of the office in Brazil is presently underway, and plans are being established for future development in China. Sales for the websites are expected to be conducted through a direct sales force as well as by entering into strategic relationships with companies which can represent advertising inventory. Additionally, HSW International expects to maintain certain of INTAC's existing sales offices in China for the career development and training services business.

Marketing

        HSW International's primary business model for its websites is anticipated to be the sale of advertising, sponsorships, and related products and services. By focusing on providing high-quality web properties to end users in Brazil and China, HSW International intends to establish a user base attractive to advertisers. HSW International expects to sell advertising based on the quantity of views delivered to advertisers or the success of various advertising-related metrics.

        HSW International expects that much of its marketing efforts will be in fostering word-of-mouth momentum by providing high-quality products and services and using public relations efforts. Additionally, HSW International anticipates entering into relationships with existing businesses to provide awareness of and traffic to HSW International's products and services. HSW International may also engage in advertising designed to inform potential users and customers about its products and services.

Competition

        The online publishing, career development and training and education markets are highly competitive. HSW International expects to encounter significant competition across its business lines and in each market in which it offers its products and services. In the online publishing market, its competitors are expected to include national Internet portals in China such as Baidu, NetEase.com, Shanda Interactive Entertainment, Sina, sohu.com and tom.com, and national websites in Brazil such as Terra and UOL, which will compete with HSW International for online advertising revenue and end users.

        INTAC's primary historical competitors in the career development and training and education markets have included universities and private firms offering software and telecommunications related training, several local and national, primarily Chinese firms, some of which offer more complete product lines than INTAC, dedicated job search websites, national Internet portals in China, and other competitors currently engaged in traditional businesses that have started to internally develop or acquire online capabilities.

Intellectual Property

        HSW International intends to rely upon patent, trademark, copyright and trade secret laws in various jurisdictions as well as confidentiality procedures and contractual provisions to protect its proprietary assets and brand. There are presently no patent, trademark or copyright registrations owned by HSW International, though application procedures have begun for certain of the intellectual property intended for use after the merger.

        A number of threats exist to HSW International's intellectual property rights. Effective intellectual property protection may not be available in every country in which HSW International intends to distribute products and services. Additionally, it may be time consuming and costly for HSW International to protect its intellectual property, and even then such steps may not be sufficient or effective.

Government Regulations

        With operations initially expected to be in China and Brazil, HSW International will be subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the Internet. Laws and regulations are being debated and considered for adoption these countries and others throughout the world in areas relating to user privacy, freedom of expression, content, advertising, information security and intellectual property rights.

        Additionally, the telecommunications and Internet infrastructures in China and Brazil are subject to regulatory control and, in the case of China, ownership by the Chinese government. The PRC regulates its Internet sector by making pronouncements or enacting regulations regarding the legality of foreign investment in the PRC Internet sector and the existence and enforcement of content restrictions on the Internet. HSW International believes that its current ownership structure complies with all existing PRC laws, rules and regulations. There are, however, substantial uncertainties regarding the interpretation of current PRC Internet laws and regulations. Accordingly, it is possible that the PRC government will ultimately take a view contrary to that of HSW International.

        The PRC Ministry of Information Industry, or the MII, has also stated that the activities of Internet content providers are subject to regulation by various PRC government authorities, depending on the specific activities conducted by the Internet content provider. Various government authorities have stated publicly that they are in the process of preparing new laws and regulations that will govern these activities. The areas of regulation currently include online advertising, online news reporting, online publishing, online securities trading and the provision of industry specific (e.g., drug related) information over the Internet. Other aspects of HSW International's online operations may be subject to regulation in the future.

        Because HSW International's services are accessible worldwide, certain foreign jurisdictions may claim that it is required to comply with its laws, even where HSW International has no local entity, employees or infrastructure.

Employees

        HSW International presently has less than twenty-five employees, located in Atlanta, Georgia and Brazil. After the merger it is anticipated to also include certain employees presently employed by INTAC; plans for such an integration are being developed and are not yet finalized.

Seasonality

        HSW International expects its business to be affected by seasonal fluctuations in Internet usage and traditional retail seasonality. Internet usage generally slows during the summer months, and online shopping and related advertising typically increases in the fourth quarter of each year. These seasonal trends will likely cause fluctuations in quarterly results, including fluctuations in sequential revenue growth rates.

THE MERGER AND THE DISTRIBUTION BUSINESS SALE

General

        Pursuant to the merger agreement, merger sub, a wholly owned subsidiary of HSW International, will merge with and into INTAC. INTAC will be the surviving corporation and will become a wholly owned subsidiary of HSW International. Under the terms of the merger agreement, holders of INTAC common stock will receive in exchange for each of their shares of INTAC common stock one share of HSW International common stock.

        Pursuant to the share purchase agreement, INTAC Holdings will sell all the issued and outstanding shares of Global Creative International Limited, INTAC Telecommunications Limited, INTAC Deutschland GmbH and FUTAC Group Limited, each a wholly owned subsidiary of INTAC Holdings ("distribution companies"), and INTAC Trading will transfer its rights and control with respect to Meidi Technology, to Cyber, a corporation wholly-owned by Mr. Zhou, in exchange for 3 million shares of INTAC common stock held by Mr. Zhou. The distribution/telecommunications segment of INTAC's business, which consists of the distribution of wireless handset products and the sale of prepaid calling cards, is conducted in whole by the distribution companies.

Asset Contribution

        In connection with the merger and as contemplated by the merger agreement, HSW will contribute certain licensed and sublicensed content (referred to in this proxy statement/prospectus collectively as the content) to HSW International in exchange for shares of HSW International common stock by granting to HSW International a perpetual, royalty-free exclusive license in (i) the PRC, the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan and (ii) Brazil ((i) and (ii) collectively, the territories) to the contributed assets, which specifically consist of the right to render Chinese and Portuguese translations of, the right to publish or use any or all actual renderings in the Chinese and Portuguese languages (referred to in this proxy statement/prospectus as the translation languages) and all such actual renderings, of such licensed and sublicensed content, including derivative works, solely in digital and/or electronic form, in the territories.

        HSW will also grant to HSW International a limited, exclusive license in the territories to (i) use the content solely for purposes of translating it into the translation languages in order to create the contributed assets; and (ii) use limited excerpts of the licensed content translated into the translation languages in print format with limited distribution to businesses solely for purposes of marketing, business development, financings and other similar legitimate business purposes, provided that any such limited print excerpts are not distributed publicly.

        HSW will also grant to HSW International the same license rights as those granted above with respect to any updates to the content from which the contributed assets are created in exchange for a fee equal to: (i) one percent per territory of HSW's fully allocated costs directly attributable to producing the updates purchased by HSW International and (ii) HSW's actual cost in transferring the purchased updates to HSW International, plus (iii) five percent of (i) and (ii) above. Sublicensed content restrictions, ownership rights and termination rights are the same as those granted pursuant to the contribution agreements.

        Upon HSW International's written request, HSW will provide the following services to HSW International or Intac International Management Consultancy (Beijing) Co., Ltd., a wholly owned subsidiary of INTAC: (i) translating the content into the translation languages; (ii) designing and developing HSW International's Internet sites for the territories; (iii) providing the technology for establishing, operation and use of such Internet sites; (iv) providing support and consulting concerning the hosting, operation and display of such Internet sites; (v) securing the registration and maintaining the domain names for such Internet sites; and (vi) providing other services reasonably agreed to by

HSW and HSW International as may be necessary to develop, operate and maintain such Internet sites. HSW International will pay HSW a fee equal to HSW's fully allocated costs in providing the services.

        In consideration of the contribution, HSW will receive that number of shares of HSW International common stock equal to the number of issued and outstanding shares of INTAC common stock immediately prior to the merger, including the shares held by INTAC holdings as a result of the distribution business sale. Based on the number of issued and outstanding shares as of June 1, 2007, HSW will receive 22,940,727 shares of HSW International common stock.

        See also "Agreements Related to the Merger—The Contribution Agreements, Services Agreement, Update Agreement and Letter Agreement" beginning on page 103.

Equity Financing

        In connection with the merger, American investors have agreed to purchase $22.5 million of HSW International common stock, respectively, for a price per share of $6.57, the public announcement price. Based on the public announcement price, approximately 3.4 million shares of HSW International common stock in the aggregate are issuable pursuant to the American investors stock purchase. However, this number of shares is subject to adjustment as described in the following paragraph. In connection with the American investors stock purchase, American investors will be granted registration rights for the shares of HSW International common stock received by them.

        The number of shares issued to American investors will be adjusted on the eleventh day after the date the shelf registration statement filed by HSW International in connection with the American investors stock purchase is declared effective by the SEC. HSW International will recalculate the number of shares using the shelf purchase price. If the shares issued to American investors calculated on the basis of the public announcement price is less than the number of shares calculated on the basis of the shelf purchase price, then HSW International will issue to American investors the difference in the number of shares.

        In connection with the merger, European investors have also agreed to purchase approximately $27 million of HSW International common stock for a price per share equal to the lower of (i) the public announcement price, and (ii) the shelf purchase price (with one investor subject to an additional provision that if the per share purchase price calculated is greater than the highest trading price of HSW International common stock on the closing date of the purchase, then the per share purchase price will be adjusted to be such highest trading price).

        As part of the stock purchase, it is contemplated that HSW International will file, prior to closing, a shelf registration statement covering the resale of the shares to be purchased by the European investors. The purchase of the HSW International common stock by European investors is conditioned upon the shelf registration statement being declared effective. HSW International and the American investors will enter into a registration rights agreement at the closing that requires HSW International to use its best efforts to cause to be filed a shelf registration covering the resale of the shares purchased by the American investors no later than 90 days after the closing.

Background of the Merger and Distribution Business Sale

        INTAC's board of directors and management have periodically reviewed and assessed the various business trends, competitive factors, including, but not limited to, INTAC's cost structure as compared to its competitors, and market conditions impacting INTAC and the career development and training services and distribution/telecommunications business generally. As part of INTAC's ongoing evaluation of the marketplace and its competitive position, at its meetings on August 27 and 28, 2005, INTAC's board of directors reviewed with management in detail the opportunities, challenges and risks associated with INTAC's business. The INTAC board of directors reviewed INTAC's 2004 and 2005 financial results, anticipated trends in the career development and training services and distribution/

telecommunications business, competitive factors, INTAC's business model and the elements necessary for INTAC to be successful as an independent entity. The INTAC board of directors recognized that INTAC was at a competitive disadvantage, particularly in the distribution/telecommunications markets due to the limited growth potential of INTAC's distribution business. The INTAC board of directors noted that both revenues and margins of the distribution business had been declining. The INTAC board of directors also noted the single customer concentration risk, the capital constraints on the company due to lengthy receivables on payment plan, the expanded inventory exposure and the significant working capital risk associated with the distribution business. The INTAC board of directors noted that this trend had persisted throughout much of 2005 and was expected to continue at least periodically for the foreseeable future. The INTAC board of directors endorsed management's plan to focus on ways to address the risks and disadvantages with respect to the distribution business and to refocus the strategy of providing top-class integrated mobile telecommunications/Internet services to China's education market. The refocused strategy aimed at combining INTAC's comprehensive understanding of China's mobile telecommunications/Internet industry, as well as its established cooperation with mobile network operators, with its unique long-term relationship with the Ministry of Education ("MOE") and its strong presence in the education market, to achieve its ultimate goal of becoming China's dominant interactive education services provider. INTAC's unique long-term relationship with the MOE started with Beijing Intac Purun Education Development Ltd. ("Intac Purun"), a joint venture between MOE and Mr. Zhou, and INTAC is the first company to cooperate with MOE in the placement/recruitment services and has the exclusive rights to access MOE's student database. Under the refocused business strategy, it was determined that INTAC would continue to operate in two business segments—the Career Development and Training Services Segment and the Distribution/Telecommunications Segment. The plan also included a number of operational steps intended to improve execution and to improve financial performance. The INTAC board of directors recognized that given the anticipated trends in these two business segments, one option for INTAC would be to expand or establish a significant partnership with a leading on-line education publisher with the capacity to offer online education publications and materials. The INTAC board of directors also acknowledged that if such efforts were not successful, INTAC would have to consider strategic alternatives, including a business combination, and the INTAC board of directors discussed what options would be available to INTAC regarding strategic alternatives.

        On December 1, 2005, the INTAC board of directors held a meeting in which, among other things, INTAC management provided an update regarding INTAC's financial and operating results as well as INTAC management's plan to address the risks and disadvantages with respect to the distribution business and plan to implement the refocused strategy of INTAC, focus on profitability and improve INTAC's execution and financial performance.

        On December 7, 2005, the INTAC board of directors held a special meeting in which, among other things, the audit committee of the board reviewed INTAC's financial and operating results as well as INTAC management's plan to implement the refocused strategy of INTAC, focus on profitability and improve INTAC's execution and financial performance.

        In mid-December 2005, INTAC was approached by HSW on an unsolicited basis to discuss a potential business combination involving all businesses of INTAC. INTAC's management indicated to HSW that INTAC was receptive to this discussion and would be willing to discuss a potential business combination with HSW. Over the course of the next two weeks, preliminary discussions took place between the management of both companies.

        In early January 2006, discussions between the representatives of INTAC and HSW continued, and culminating in meetings of senior management of both companies during the week of January 9, 2006 to discuss, among other items, a term sheet for a potential business combination of the two companies, respective financial outlooks and potential synergies. Representative of INTAC included Mr. Zhou and representatives of HSW included Mr. Arnold, Mr. Ferrero and Mr. Zimmer. The representatives discussed the potential for the combined enterprise including the potential for the combined enterprise to have a greater competitive position and greater opportunities due to HSW's technology platform, Internet experience and digital content resources and INTAC's local market knowledge and relationship in the wireless, education and training sectors in China. At the end of that week, INTAC management briefed the INTAC board of directors on the discussions regarding a potential business combination with HSW. The INTAC board of directors authorized management to continue discussions with HSW and to enter into a non-binding term sheet with HSW with respect to a potential business combination.

        During the week of January 16, 2006, the representatives of INTAC and HSW continued to negotiate the terms and conditions of a term sheet.

        On January 23, 2006, the parties entered into a term sheet for a proposed business combination, subject to the parties agreeing on the structure of the business combination. The term sheet provided that (i) HSW would grant INTAC the exclusive publishing rights for HSW content in China, (ii) INTAC would issue to HSW the number of shares of its common stock equal to the number of shares then outstanding such that following the transaction, the common shares issued to HSW would represent 50% of INTAC prior to giving effect to the equity contribution, (iii) pursuant to a services agreement, HSW and Jeff Arnold would provide certain services to INTAC for an annual fee and that INTAC would have certain obligations thereunder, (iv) that HSW would deliver to INTAC $10,000,00 at the closing and $15,000,000 (subject to the approval of the INTAC board of directors) within one hundred and eighty days after the closing in exchange for additional shares of common stock at a per share purchase price to be determined, but at no less than $5.00 per share, and (v) that the parties would enter into a stockholders' agreement concerning the election of board members.

        On January 25, 2006, a meeting of senior management and advisors of INTAC and HSW was held to discuss the structure of the proposed business combination. During that meeting, senior management of INTAC met with Savvian to discuss its potential engagement as financial advisor for INTAC.

        On February 11, 2006, representatives of Greenberg Traurig LLP (referred to in this proxy statement/prospectus as Greenberg Traurig), counsel to HSW, provided representatives of Shearman & Sterling LLP, counsel to INTAC, representatives of Savvian, financial advisor to INTAC, and INTAC with a proposed deal structure for the proposed business combination. Over the course of the next week, representatives of INTAC, HSW and their respective legal and financial advisors had several telephone conference calls to discuss the proposed deal structure for the proposed business combination. As a result of these discussions, the parties agreed to the structure of the proposed business combination as a merger transaction, pursuant to which (i) HSW would contribute certain assets, properties and rights to HSW International, a new company to be established by HSW in connection with the proposed merger, in exchange for shares of HSW International common stock, (ii) a merger subsidiary to be established by HSW International in connection with the merger would merge into INTAC with INTAC surviving the merger, and (iii) all stockholders of INTAC would receive shares of HSW International common stock upon the closing of the proposed merger.

        Over the course of the next few weeks, representatives of Shearman & Sterling and INTAC conducted a legal due diligence review of HSW and the intellectual property rights of HSW which would be licensed or contributed to the combined company, or otherwise would be related to the merger transaction. Representatives of Shearman & Sterling and INTAC continued their due diligence review of HSW and its intellectual property rights until the signing of the merger agreement.

        In the meanwhile, representatives of Greenberg Traurig, HSW and White & Case LLP, international counsel to HSW, conducted a legal due diligence review of INTAC and the business operation and financial results of INTAC, and representatives of White & Case and HSW also conducted a legal due diligence review of the assets and intellectual property rights of INTAC which would be contributed to the combined company, or otherwise would be related to the merger transaction. Representatives of Greenberg Traurig, HSW and White & Case LLP continued their due diligence review of INTAC until the signing of the merger agreement.

        On February 21, 2006, representatives of Greenberg Traurig provided representatives of Shearman & Sterling and INTAC with an initial draft of the merger agreement, and over the course of the same week, representatives of INTAC, HSW and their respective legal and financial advisors held a telephone conference call to discuss the initial draft of the merger agreement and related issues.

        On February 27, 2006, representatives of Greenberg Traurig provided representatives of Shearman & Sterling and INTAC with a revised draft of the merger agreement, and over the course of the same week, representatives of INTAC, HSW and their respective legal and financial advisors held various telephone conference calls to discuss the revised draft of the merger agreement and related issues.

        From March 1 through March 2, 2006, representatives of Greenberg Traurig provided representatives of Shearman & Sterling and INTAC with a revised draft of the merger agreement and initial drafts of the voting agreement, the content license agreement, the services agreement and the management services agreement.

        On March 10, 2006, representatives of Shearman & Sterling provided representatives of HSW and Greenberg Traurig with proposed revisions to the draft of the merger agreement. On March 12, 2006, representatives of Shearman & Sterling provided HSW and Greenberg Traurig with proposed revisions to the draft of the content license agreement.

        From March 13 through March 17, 2006, representatives of HSW and INTAC, their respective legal and financial advisors held meetings at the New York office of Shearman & Sterling to discuss the transaction structure issues and negotiate the key terms of the merger agreement, the content license agreement, the services agreement and other related transaction agreements. The parties also discussed the corporate governance matters of the combined entity and the proposed composition of the board of directors and the management team of the combined entity, which would include Mr. Arnold serving as Chairman of the combined entity.

        From March 20 through March 26, 2006, during various telephone conference calls, representatives of HSW and INTAC and their respective legal advisors continued to negotiate the terms of the merger agreement, the content license agreement, the services agreement, the stockholders agreement, the voting agreement and other related transaction agreements.

        From March 27 through March 31, 2006, during various telephone conference calls, representatives of HSW and INTAC and their respective legal advisors continued to negotiate the terms of the merger agreement, the content license agreement, the services agreement, and other related transaction agreements. During these negotiations, the content license agreement was amended to be the contribution agreement. The parties also had extensive discussions on the transaction structure for the proposed purchase of HSW International common stock by an entity affiliated with Deutsche Bank and the parties drafted the DWS stock purchase agreement.

        On April 3, 2006, at a special meeting of the INTAC board of directors, INTAC management described the rationale for their recommendation of the merger. Representatives from Shearman & Sterling reviewed in detail with the INTAC board of directors the terms of the proposed merger with HSW International, including the agreements related to the merger. Representatives from Shearman & Sterling also advised the INTAC board of directors on its fiduciary duties to the INTAC stockholders. The INTAC board of directors deliberated and discussed the outstanding issues related to the merger agreement, the contribution agreement, the DWS stock purchase agreement, and other transaction agreements.

        The INTAC board of directors was also advised that HSW was continuing to conduct its legal, business and financial due diligence review of INTAC, that the negotiation of certain provisions of the merger agreement and other related agreements was continuing, and that the strategic investors were continuing to conduct negotiations of certain provisions of the DWS stock purchase agreement. The board was also apprised of the interests of INTAC's executive officers and directors in the merger.

        At the conclusion of this meeting, the board expressed support for continuing negotiations regarding a potential merger with HSW International and indicated certain terms of the merger agreement that were essential to INTAC's negotiations with HSW regarding the proposed merger, including whether any of the two companies would be the dominant company and how many shares of the combined enterprise each party would receive. INTAC's board of directors supported the idea of a "merger of equals" and that the number of shares of HSW International common stock to be received by the INTAC shareholders in the merger would be equal to those received by HSW.

        From April 4 through April 8, 2006, during various telephone conference calls, representatives of HSW and INTAC and their respective legal advisors continued to negotiate the outstanding terms and open issues of the merger agreement and other agreements related to the merger.

        From April 10 through April 12, 2006, legal counsel for INTAC and HSW and representatives of both companies worked to finish due diligence, complete the disclosure schedules and resolve the outstanding issues related to the merger agreement and other transaction agreements.

        On April 13, 2006, the INTAC board of directors held a special meeting in which INTAC management and representatives from Shearman & Sterling updated the INTAC board of directors on matters related to and the status of the proposed merger with HSW International. In addition, representatives from Savvian participated in the meeting to give their input to the INTAC board of directors with respect to the proposed merger and related matters. At the meeting, the representatives from Savvian reviewed with the INTAC board of directors the financial terms of the proposed merger and presented detailed financial analysis regarding those financial terms.

        The Savvian representatives discussed the market's current valuation of INTAC and a summary of certain advantages and disadvantages of various possible strategic alternatives. The INTAC board of directors, in consultation with Savvian representatives, discussed the issues and risks facing the company in maintaining the existing business. These issues and risks included continued uncertainty in distribution business economics, limited ability to fund the career development business, a poor track record in developing new business and limited liquidity, capital resources and access to capital. The INTAC board of directors also considered the possibility that absent a business combination or significant new partnership with a leading online education publisher, INTAC could have difficulty achieving sustained satisfactory financial performance.

        The Savvian representatives also discussed the possibility of selling INTAC's operating business. During this discussion, INTAC management and the INTAC board of directors, in consultation with Savvian, concluded that such an approach might be feasible, but might also raise certain issues that might be surmountable. These issues included the possibility of putting the proposed transaction/financing at risk, the short list of potential acquirers, the complexity that certain assets (the distribution business and the relationship with the Ministry of Education) might not be transferable to an acquiror, and the potential that the financial and operational profile of the company might not imply a deal value at or near INTAC's then current market price.

        The Savvian representatives also discussed the possibility of divesting INTAC's distribution business separately and certain advantages and disadvantages of pursuing such an alternative. The INTAC board of directors, in consultation with Savvian representatives, discussed risks and issues associated with this alternative, including the limited ability to monetize assets due to a lack of customer and supplier contracts, the possibility that INTAC's historical performance could adversely impact valuation and the risk that the sale of the distribution business could adversely impact INTAC's ability to collect the $15 million trade receivables owed to INTAC.

        From April 14 through April 15, 2006, respective legal counsel for INTAC and HSW and representatives of both companies worked to resolve the outstanding issues related to the contribution agreements, the services agreement and related transaction agreements.

        On April 17, 2006, the INTAC board of directors held a special meeting in which INTAC management, representatives from Shearman & Sterling and representatives from Savvian updated the INTAC board of directors on matters related to and the status of the proposed merger with HSW International. At the meeting, the Savvian representatives reviewed the updates on evaluation of the financial terms of the proposed merger, and delivered its oral opinion, subsequently confirmed in writing, that, as of that date and based upon and subject to the assumptions, factors, qualifications and limitations set forth in the written opinion, the consideration to be received by the holders of INTAC common stock, taken in the aggregate pursuant to the merger agreement, was fair from a financial point of view to such holders.

        Following the presentations, and after further review and discussion, the INTAC board of directors unanimously determined that the merger agreement with HSW International was fair to, and in the best interests of, INTAC and its stockholders.

        On April 18, 2006, the INTAC board of directors held a special meeting in which management and representatives from Shearman & Sterling updated the INTAC board of directors on matters related to and the status of the proposed merger with HSW International. The INTAC board of directors voted unanimously to adopt the merger agreement and approve the merger and the related transactions, and resolved to recommend that INTAC stockholders adopt the merger agreement and approve the merger and the related transactions.

        On April 19, 2006, the parties and their respective legal counsel discussed and finalized the execution copies of the merger agreement, the DWS stock purchase agreement and other transaction agreements.

        Early on the morning of April 20, 2006, the parties signed the merger agreement and the DWS stock purchase agreement, Mr. Zhou and HSW signed the voting agreement and Mr. Zhou, HSW and HSW International signed the stockholders agreement. The parties then issued a joint press release publicly announcing the merger and the related transactions.

        In July 2006, the INTAC board of directors began to discuss for the first time the sale to Wei Zhou, INTAC's Chief Executive Officer and President, of the distribution/telecommunications business of INTAC by way of a sale of the shares of the INTAC subsidiaries conducting the distribution/telecommunications business to an entity owned and controlled by Wei Zhou, in light of the decision by INTAC and HSW International to focus post-merger operations on content acquisition, creation and dissemination, including online publishing, career development and training and education markets. The INTAC management and board of directors considered the limited growth potential of the distribution/telecommunications and the market risks it had previously identified in connection with the merger agreement, and determined that a sale of the distribution business might be beneficial to INTAC and the post-merger business. INTAC did not solicit third party offers for the distribution business sale.

        In early August 2006, representatives of INTAC, including Mr. Zhou and Mr. Darnell, proposed to representatives of HSW, including Mr. Arnold and Mr. Bicksler, that the sale of the distribution business be considered. Representatives of INTAC and HSW discussed the terms of the distribution business sale, including the entities to be sold, the sales price and Mr. Zhou's role as the buyer, and determined to proceed with the transaction.

        From August 2 to August 7, 2006, representatives of INTAC and HSW, through various telephone conferences and meetings, continued to discuss the terms for the sale of the distribution/telecommunications business, including the terms for a share purchase agreement and any amendments that may be required to the merger agreement.

        On or about August 8, 2006, members of the INTAC Board of Directors discussed the proposed sale of the distribution/telecommunications of INTAC to Mr. Zhou. After discussing the advantages and disadvantages of the sale of the distribution/telecommunications business, members of the Board of

Directors determined that a sale of the business to Mr. Zhou, subject to the negotiation of a final purchase agreement, obtaining a favorable fairness opinion from INTAC's financial advisors, and approval of the transaction by INTAC's stockholders, would be in the best interests of INTAC, and the members of the Board therefore determined to proceed with negotiation of a purchase agreement for the sale of the distribution business to Mr. Zhou or a company controlled by Mr. Zhou. The members of the Board of Directors further determined that if INTAC is ultimately unsuccessful in selling the distribution business to Mr. Zhou, it would be in the best interests of INTAC to pursue a sale of the distribution business to other parties who may be subsequently identified by the Board or management of INTAC, subject to the negotiation of favorable terms and conditions and obtaining a favorable fairness opinion from INTAC's financial advisors.

        On August 8, 2006, INTAC entered into a letter of intent with Mr. Zhou providing for the negotiation of an agreement to purchase from INTAC Holdings of all outstanding shares of the distribution companies by Mr. Zhou or a company controlled by Mr. Zhou in exchange for 3 million shares of INTAC, subject to the approval of the Board of Directors and the stockholders of INTAC other than Mr. Zhou and his affiliates.

        On August 25, 2006, representatives of Greenberg Traurig provided representatives of Shearman & Sterling with initial drafts of amendments to the merger agreement and other transaction documents.

        On October 9, 2006, representatives of Shearman & Sterling provided representatives of Greenberg Traurig with an initial draft of the share purchase agreement.

        On October 11, 2006, representatives of Greenberg Traurig provided representatives of Shearman & Sterling with revised drafts of the Share Purchase Agreement for the sale of the distribution business and the amendment to merger agreement.

        On November 30, 2006, the INTAC Board of Directors resolved by unanimous written consent to ratify the decision made on August 8, 2006 to pursue, subject to negotiation of a definitive agreement and obtaining a favorable opinion from INTAC's financial advisor regarding the fairness of the proposed consideration, the sale of the distribution/telecommunications business to Mr. Zhou or, in the alternative, to seek opportunities to sell the distribution/telecommunications business to a third party.

        On January 28, 2007, the INTAC board of directors held special meetings in which management, representatives from Shearman & Sterling and representatives from Savvian updated the INTAC board of directors on matters related to and the status of the proposed merger with HSW International and distribution business sale. At the meetings, the representative from Savvian reviewed with the disinterested INTAC directors the financial terms of the proposed merger and distribution business sale and presented detailed financial analysis regarding those financial terms. The disinterested INTAC directors with respect to the distribution business sale, including Messrs. Botts, Darnell, Jones and Weils, then voted to adopt the amendment to merger agreement and share purchase agreement and approved the distribution business sale. Mr. Zhou recused himself from these meetings. INTAC obtained a fairness opinion from Savvian regarding the terms of the proposed merger and distribution business sale to support the fact that the transaction was arm's length and fair to INTAC and its stockholders.

        Early in the morning of January 29, 2007, the parties signed the amendment to merger agreement, share purchase agreement and stock purchase agreements in connection with equity financing. Mr. Zhou, HSW and HSW International signed the amended and restated stockholders agreement. The parties then issued a joint press release publicly announcing the amendment to merger agreement, share purchase agreement and the equity financing.

INTAC's Reasons for the Merger and Distribution Business Sale and Recommendation of the INTAC Board of Directors

        At a special meeting held on April 18, 2006, the INTAC board, including all disinterested INTAC directors (as required pursuant to Nevada law), unanimously adopted the merger agreement, determined that the merger agreement, the merger and the related transactions are fair to and in the best interests of INTAC and its stockholders and recommended that INTAC stockholders vote "FOR" adoption of the merger agreement and approval of the merger and the related transactions.

        At a meeting held on January 28, 2007, the INTAC board, through its disinterested directors (as required pursuant to Nevada law), adopted the share purchase agreement, determined that the share purchase agreement, the distribution business sale and related transactions are fair to and in the best interests of INTAC and its stockholders and recommend that INTAC stockholders vote "FOR" adoption of the share purchase agreement and approval of the distribution business sale and related transactions.

        In reaching its decision to adopt the merger agreement and the share purchase agreement and recommend that INTAC stockholders vote to adopt the merger agreement and the share purchase agreement and approve the merger, the distribution business sale and the related transactions, the INTAC board of directors considered a number of factors, including the following:

  •
  Form of Merger Consideration.  The INTAC board of directors considered that the stock portion of the merger consideration will permit INTAC stockholders to exchange their shares of INTAC common stock for shares of HSW International common stock and retain an equity interest in the combined enterprise with the related opportunity to share in HSW International's future growth.

  •
  Terms of the Merger Agreement.  The INTAC board of directors, with the assistance of its legal advisors, reviewed the structure of the transaction, tax treatment of the transaction and the board's fiduciary duties relating to the transaction and the terms of the merger agreement, including, the mechanics of the merger, the share purchase agreement, contribution and equity financing, closing conditions, termination provisions, regulatory and NASDAQ filings, covenants, representations and warranties, treatment of equity plans, outstanding options and options for Mr. Arnold, the restructuring of INTAC's PRC operations, fees and expenses of the merger and distribution business sale, and obligations of INTAC and its board with respect to other transaction proposals. The INTAC board of directors believed that the terms of the merger were reasonable.

  •
  Asset Contribution Related to the Merger.  The INTAC board of directors also reviewed the value of the asset contribution from HSW to HSW International and considered HSW International's future prospects.

  •
  Equity Financing Related to the Merger.  The INTAC board of directors considered the terms of the equity financing to be obtained by HSW International in connection with the merger, as reflected in the stock purchase agreements. The INTAC board of directors believed that the terms of the equity financing were reasonable.

  •
  Distribution Business Sale.  The INTAC board of directors considered the distribution sale, including the effect of the sale on the future prospects of the company and in the context of the merger, the structure of the transaction, tax treatment of the transaction and the consideration received by INTAC Holdings from Wei Zhou in connection with the distribution business sale. The INTAC board of directors believed that the terms of the distribution business sale were reasonable.

  •
  Business, Condition and Prospects.  The INTAC board of directors considered information with respect to INTAC's financial condition, results of operations, business, competitive position and business prospects, on both a historical and prospective basis, as it relates to the potential prospects of the combined enterprise, as well as current industry, economic, government regulatory and market conditions and trends, as it relates to the potential prospects of the combined enterprise.

  •
  Strategic Advantages.  The INTAC board of directors considered its assessment of the complementary strengths of the INTAC business and the contributed assets. The INTAC board of directors also reviewed information with respect to the prospects of the combined enterprise, including certain financial projections prepared by the management of INTAC, certain financial projections concerning the contributed assets business in China prepared by the management of HSW and the pro forma impact of the merger transactions on certain operational and financial metrics of the combined enterprise. The INTAC board of directors also considered the potential for the combined enterprise to have a stronger competitive position and greater opportunities for growth than INTAC would have operating independently based on those financial projections and the board's assessment of the complimentary strengths of the INTAC and the contributed assets due to the combination of HSW's technology platform, Internet experience and digital content resources with INTAC's local market knowledge and relationships in the wireless, education and training sectors in China to create an interactive media and service platform for Chinese Internet users.

  •
  Ability to Accept Superior Proposal.  The INTAC board of directors considered INTAC's ability to terminate the merger agreement in order to enter into an alternative transaction in response to a superior proposal. In this regard, INTAC may not solicit competing offers and is required to provide notice of any offers to HSW and HSW International and to negotiate with HSW and HSW International with respect to any amendments to the merger agreement proposed by HSW and HSW International but would not have to pay a termination fee if INTAC were to enter into a superior proposal. The INTAC board of directors believed that such terms were reasonable.

  •
  Tax Treatment.  The INTAC board of directors noted the expected tax treatment of the merger to INTAC stockholders, including the fact that the receipt by INTAC stockholders of the merger consideration in exchange for INTAC common stock pursuant to the merger will not be a taxable transaction for United States income tax purposes.

  •
  Restructuring of Ownership Structure of PRC Operations.  The INTAC board of directors noted INTAC's obligations under the merger agreement to take measures relating to the restructuring of INTAC's PRC operations, including: (i) the transfer of all intellectual property owned by Intac Purun, Beijing Intac Meidi Advertising Co., Ltd. and Meidi Technology, collectively, the "PRC Entities") that are material to their business to Intac International Management Consultancy and a grant of a license to each of the PRC Entities to use such intellectual property; (ii) execution of a letter by China Putian Corporation clarifying that it has no interest in Intac Purun; and (iii) obtaining a permit for an internet publishing license for each of Intac Purun and Meidi Technology.

  •
  Potential Risks.  The INTAC board of directors considered a number of potential risks, as well as related mitigating factors, in connection with its evaluation of the merger, the distribution business sale and the related transactions, including:

  •
  the possibility that the merger might not be completed as a result of the failure to receive regulatory approvals including approval to list HSW International common stock on either the Nasdaq National Market or the Nasdaq Capital Market, or satisfy other closing conditions, including securing approvals from INTAC stockholders, which could result in significant distractions to INTAC's management and employees and increased expenses from an unsuccessful attempt to complete the merger;

    •
    under the terms of the merger agreement, prior to the completion or abandonment of the merger, INTAC is required to conduct its business only in the ordinary course consistent with past practice and subject to operational restrictions;

    •
    the uncertainties involved in a potentially prolonged change of control environment impose difficulties in retaining key management and personnel and motivating employees facing uncertainties about the future ownership and direction of INTAC;

    •
    the scope and terms of any remedy that may be required by regulators in order to secure approval for the merger;

    •
    the diversion of company resources, management and employees to integrate the contributed assets may hamper INTAC's ability to execute on its current business strategy; and

    •
    the possible loss of revenue as a result of the distribution business sale.

        In the judgment of INTAC's board, however, these potential risks were more than offset by the potential benefits of the merger and distribution business sale discussed above.

  •
  Opinions of Financial Advisor.  The INTAC board of directors considered the presentation and oral opinions delivered by Savvian on January 28, 2007, which opinions were subsequently confirmed in writing, to the effect that, as of that date and based upon and subject to the assumptions, factors, qualifications and limitations set forth in the written opinions, the consideration to be received by the holders of INTAC common stock, taken in the aggregate pursuant to the merger agreement, was fair from a financial point of view to such holders, and the consideration to be received by INTAC for distribution business sale pursuant to the share purchase agreement is fair from a financial point of view to INTAC. In considering the opinions of Savvian, the INTAC board of directors was aware that certain fees payable to Savvian are contingent upon the consummation of the transactions, which fees are more fully described in the section entitled "Opinions of INTAC's Financial Advisor—Miscellaneous" beginning on page 65. A copy of Savvian's written opinions are attached as Annexes N and O to this proxy statement/prospectus.

  •
  Additional Considerations.  In the course of its deliberations on the merger, the INTAC board of directors consulted with members of INTAC's management and INTAC's legal, financial, accounting and tax advisors on various legal, business and financial matters. Additional factors considered by the INTAC board of directors in determining whether to adopt the merger agreement and recommend that INTAC stockholders vote to adopt the merger agreement and approve the merger and the related transactions included:

  •
  the fact that stock options granted to INTAC employees will be assumed by the combined company on the same terms and conditions set forth in the INTAC 2001 Long Term Incentive Plan; and

  •
  the fact that Mr. Zhou, INTAC's controlling stockholder, agreed to enter into a voting agreement and vote his shares in favor of the merger agreement, the merger and the related transactions.

        The above discussion is not intended to be exhaustive, but INTAC believes it addresses the material information and factors considered by the INTAC board of directors in its consideration of the merger and distribution business sale, including factors that may support the merger and distribution business sale as well as factors that may weigh against it. In view of the variety of factors and the amount of information considered, the INTAC board of directors did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, the INTAC board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of INTAC's board of directors may have given different weights to different factors.

        In considering the recommendation of the INTAC board of directors to approve the merger agreement and the share purchase agreement, INTAC stockholders should be aware that certain executive officers and directors of INTAC have certain interests in the merger and distribution business sale that may be different from, or in addition to, the interests of INTAC stockholders generally. The INTAC board of directors was aware of these interests and considered them when adopting the merger agreement and the share purchase agreement and recommending that INTAC stockholders vote to adopt the merger agreement and the share purchase agreement and approve the merger, the distribution business sale and the related transactions. See "—Interests of INTAC Directors and Executive Officers in the Merger and Distribution Business Sale" beginning on page 83.

Opinions of INTAC's Financial Advisor

  OPINION REGARDING THE MERGER

        On January 28, 2007, Savvian rendered its oral opinion to the INTAC board of directors, which was subsequently confirmed in writing, that as of such date and based upon and subject to the assumptions, factors, qualifications and limitations set forth in the written opinion, the consideration to be received by the holders of shares of INTAC common stock, other than Mr. Zhou and his affiliates, taken in the aggregate, pursuant to the merger agreement was fair from a financial point of view to such holders.

        The full text of the written opinion of Savvian dated January 28, 2007, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Savvian in connection with its opinion as to the consideration received in the merger, is attached to this document as Annex N and is incorporated herein by reference. The summary of Savvian's fairness opinion set forth in this document is qualified in its entirety by reference to the full text of the opinion. Stockholders should read the opinion carefully and in its entirety. Savvian's opinion does not constitute a recommendation to any stockholder of INTAC as to how to vote or act with respect to the proposed transactions contemplated by the merger agreement and the contribution agreement (referred to in this proxy statement/prospectus as the merger transactions) or in connection with the distribution business sale.

        In connection with its review, Savvian reviewed financial projections of INTAC and HSW's business in China. These financial projections were prepared by the management of INTAC based on assumptions regarding INTAC's future performance. The financial projections do not take into account any circumstances or events occurring after the date they were prepared. In addition, factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as risk factors identified in this proxy statement/prospectus, may cause actual future results to differ materially from the financial projections prepared by INTAC management. Therefore, the financial projections are not necessarily indicative of future results.

        Savvian's opinion was directed to the INTAC board of directors in connection with its consideration of the merger transactions and addresses only the fairness from a financial point of view of the consideration to be received by the holders of INTAC common stock, other than Mr. Zhou and his affiliates, taken in the aggregate, pursuant to the merger agreement. The Savvian opinion does not address any other aspect or implication of the merger transactions, the equity financing, the distribution business sale or any other agreement, arrangement or understanding entered into in connection with the merger transactions, the equity financing, the distribution business sale or otherwise, including the value of the HSW International stock to be issued in connection with the equity financing or the issuance of additional equity of HSW International pursuant to the issuance of stock options.

        In connection with the opinion, Savvian, among other things:

  •
  reviewed certain published financial statements and other information relating to INTAC;

  •
  reviewed certain internal financial statements, other financial and operating data, and other information concerning INTAC, prepared by the management of INTAC;

  •
  reviewed certain financial projections prepared by the management of INTAC;

  •
  reviewed certain financial projections concerning HSW's business in China, Brazil and other jurisdictions outside the U.S. (referred to in this proxy statement/prospectus as HSW (China)) prepared by the management of HSW;

  •
  reviewed the pro forma impact of the merger transactions on certain operational and financial metrics of the combined company, including the impact on revenue growth and operating margins;

  •
  discussed the past and current operations and financial condition and the prospects of HSW (China) and INTAC with the management of HSW and INTAC, respectively;

  •
  discussed the prospects of INTAC in the absence of the merger transactions with the management and board of directors of INTAC;

  •
  reviewed the reported price and trading activity for INTAC common stock;

  •
  compared the projected financial performance of HSW (China) and INTAC with that of certain other publicly-traded companies comparable to HSW and INTAC, respectively;

  •
  reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

  •
  reviewed and discussed with the senior managements of INTAC and HSW their strategic rationales for the merger transactions;

  •
  reviewed and discussed with the senior management of INTAC certain alternatives to the merger transactions;

  •
  reviewed and discussed with senior management of INTAC the liquidity and capital resources of INTAC as described in its most recent annual report on Form 10-K, filed on December 14, 2006;

  •
  participated in discussions and negotiations among representatives of INTAC and HSW and their legal advisors;

  •
  reviewed the forms of the merger agreement, contribution agreement and certain related agreements; and

  •
  performed such other analyses and considered such other factors as Savvian deemed appropriate.

        In connection with Savvian's review, Savvian assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of the opinion. With respect to financial projections of either INTAC or HSW (China), Savvian assumed that the projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of management of INTAC or HSW, respectively, of the future financial performance of INTAC or HSW (China), respectively. In addition, Savvian assumed that the merger transactions would be consummated in accordance with the terms set forth in the drafts of the merger agreement, the contribution agreement and certain related agreements provided to Savvian (without any amendments or modifications thereto), without waiver by any party of any material rights thereunder, and that in all respects material to Savvian's analysis, the representations and warranties made by parties thereto are true and correct. Savvian also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger transactions will be obtained without any adverse effect on INTAC, HSW (China) or on the expected benefits of the merger transactions in any way meaningful to Savvian's analysis. Savvian's opinion is necessarily based on financial, economic, market and other conditions in effect on, and the information made available to Savvian as of, the date of the opinion. Savvian reserves the right, however, to withdraw, revise or modify its opinion based upon additional information which may be provided to it or obtained by it, which suggests, in its judgment, a change in the assumptions (or the bases therefor) upon which its opinion is based.

        Savvian also relied upon, without independent verification, the assessment by the managements of both INTAC and HSW of: (i) the strategic rationale for the merger transactions; (ii) the timing and risks associated with the deployment of HSW content by HSW International; and (iii) the validity of, and risks associated with, INTAC's and HSW's existing and future technologies, services or business models. Savvian did not make any independent valuation or appraisal of the assets or technology of HSW and INTAC, nor was Savvian furnished with any such appraisals. Savvian did not make any independent investigation of any legal, accounting or tax matters affecting INTAC, and Savvian assumed the correctness of all legal, accounting and tax advice given to INTAC and its board of directors. Savvian took into account its experience in transactions that it believed to be generally comparable or relevant and its experience in valuation of securities or businesses in general. The Savvian opinion did not address the underlying business decision of INTAC to proceed with the merger transactions or the distribution business sale. The Savvian opinion did not address the value of the HSW International stock to be issued in connection with the equity financing. Savvian was not authorized to and did not solicit indications of interest in a business combination with INTAC from any party.

        The following is a summary of the material financial analyses performed by Savvian in connection with the preparation of its fairness opinion. The following summary of the analyses is not a complete description of the analyses underlying Savvian's opinion, nor does the order of analyses described represent relative importance or weight given to those analyses by Savvian. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. In arriving at its opinion, Savvian made qualitative judgments as to the significance and relevance of each factor that it considered. Accordingly, Savvian believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinions.

        In connection with its opinion, Savvian performed several financial analyses, each of which implied a significantly lower equity value of INTAC than the equity value implied by trading prices of shares of INTAC common stock as of the date of Savvian's opinion. Savvian noted the following circumstances that affect the trading price performance of INTAC's common stock:

  •
  55% of INTAC's common stock is held by insiders;

  •
  INTAC's common stock is thinly traded;

  •
  no third party research is available regarding INTAC;

  •
  INTAC has not historically provided forecasts or guidance on expected results; and

  •
  INTAC has not regularly held quarterly earnings calls.

        In addition, Savvian noted other publicly disclosed liquidity and capital resources concerns facing INTAC, which under certain circumstances could have a material adverse effect on INTAC. Savvian believes that these factors are sufficient to support the large difference between the implied equity value determined by Savvian and the equity value implied by the trading prices of shares of INTAC common stock as of the date of the Savvian opinion. For a more detailed description of the liquidity and capital resources concerns facing INTAC, see the section entitled "Liquidity and Capital Resources" beginning on page 129 and certain risk factors related to such concerns described in the section entitled "Risk Factors" beginning on page 25.

        Nonetheless, the implied value determined by Savvian of the portion of HSW International to be received by INTAC stockholders compared favorably to the implied equity value of INTAC. Because the implied value of consideration compared favorably to the value of their current equity, Savvian determined that the consideration to be received by the holders of shares of INTAC common stock, other than Mr. Zhou and his affiliates, taken in the aggregate, pursuant to the merger agreement is fair from a financial point of view to such holders. Savvian presented these conclusions to the board of directors of INTAC, as necessary determinations for Savvian to arrive at its opinion.

  Comparable Companies Analysis

        In addition to the distribution business, which Savvian's analysis did not address, INTAC operates the career development business and the educational software business, which have different valuation metrics. Savvian performed a separate comparable companies analysis for each of INTAC's career development and educational software businesses, and then added the results together to determine the valuation of INTAC (excluding the distribution business). Savvian compared certain financial information relating to each of INTAC's career development and educational software businesses to corresponding financial information for the following six publicly traded companies in the career development (post-secondary educators) industry and nine publicly traded companies in the educational or enterprise resource planning software industry.

  Career Development (Post-Secondary Educators)

  •
  Apollo Group, Inc.
  •
  Career Education Corp.
  •
  Corinthian Colleges, Inc.
  •
  DeVry Inc.
  •
  ITT Educational Services, Inc.
  •
  Laureate Education Inc.

  Educational or Enterprise Resource Planning Software

  •
  Blackboard Inc.
  •
  eCollege Inc.
  •
  Epicor Software Corp.
  •
  QAD Inc.
  •
  Saba Software, Inc.
  •
  SkillSoft PLC
  •
  SumTotal Systems, Inc.
  •
  TALX Corp.
  •
  Witness Systems Inc.

        Although none of the selected companies is directly comparable to any of the INTAC businesses, the companies included were chosen because the selected companies are publicly traded companies with operations that, for purposes of analysis, may be considered similar to the operations of each of the relevant businesses of INTAC.

        For each of INTAC's career development and educational software businesses, Savvian calculated (i) implied enterprise value (which represents total equity value on a fully diluted basis assuming treasury method plus book values of total debt, preferred stock and minority interests less cash and cash equivalents) as a multiple of INTAC management's estimates of revenue for calendar year 2007 and 2008, (ii) implied enterprise value as a multiple of INTAC management's estimates of earnings before interest, taxes, depreciation and amortization (referred to in this proxy statement/prospectus as EBITDA) for calendar year 2007 and 2008 and (iii) implied value of INTAC common stock per share (assuming the sale of the distribution business). By adding the implied enterprise values for each of INTAC's career development and educational software businesses, Savvian determined implied enterprise value for INTAC, excluding the distribution business. Savvian determined implied equity value of INTAC (assuming the sale of the distribution business) by adding $0.9 million of cash and zero debt, based on amounts outstanding as of September 30, 2006.

		Multiple Range		Implied Enterprise Value Range		Implied Equity Value Range		Implied Value Per Share Range
INTAC ($MM)	Est. 2007 Revenue
		Low	High	Low	High	Low	High	Low	Mid	High
Career Development	6.2	1.5x	3.5x	9.3	21.8	—	—	—	—	—
Education Software	6.3	1.5x	3.5x	9.4	22.0	—	—	—	—	—
INTAC Total—based on 2007 Revenue				$18.8	$43.8	$19.6	$44.7	$0.98	$1.61	$2.23
		Multiple Range		Implied Enterprise Value Range		Implied Equity Value Range		Implied Value Per Share Range
INTAC ($MM)	Est. 2007 EBITDA
		Low	High	Low	High	Low	High	Low	Mid	High
Career Development	(0.5)	9.0x	11.0x	0.0	0.0	—	—	—	—	—
Education Software	1.4	10.0x	12.0x	14.4	17.2	—	—	—	—	—
INTAC Total—based on 2007 EBITDA				$14.4	$17.2	$15.2	$18.1	$0.76	$0.83	$.90
		Multiple Range		Implied Enterprise Value Range		Implied Equity Value Range		Implied Value Per Share Range
INTAC ($MM)	Est. 2008 Revenue
		Low	High	Low	High	Low	High	Low	Mid	High
Career Development	11.7	1.0x	3.0x	11.7	35.0	—	—	—	—	—
Education Software	6.9	1.0x	3.0x	6.9	20.8	—	—	—	—	—
INTAC Total—based on 2008 Revenue				$18.6	$55.8	$19.4	$56.6	$0.97	$1.90	$2.83
		Multiple Range		Implied Enterprise Value Range		Implied Equity Value Range		Implied Value Per Share Range
INTAC ($MM)	Est. 2008 EBITDA
		Low	High	Low	High	Low	High	Low	Mid	High
Career Development	1.2	7.0x	10.0x	8.4	12.0	—	—	—	—	—
Education Software	1.8	9.0x	11.0x	16.5	20.2	—	—	—	—	—
INTAC Total—based on 2008 EBITDA				$25.0	$32.2	$25.8	$33.1	$1.29	$1.47	$1.65
INTAC	Implied Value Per Share Range
2008 Revenue Midpoint	$1.90
2008 EBITDA Midpoint	$1.47
INTAC Average of Midpoints	$1.68

        Savvian then compared certain financial information relating to HSW (China) to corresponding financial information for the following eight publicly traded Chinese Internet content and media companies and eight publicly traded U.S. Internet content and media companies.

  Chinese Internet Content and Media

  •
  Baidu.com, Inc.
  •
  KongZhong Corp.
  •
  NetEase.com, Inc.
  •
  Shanda Interactive Entertainment Ltd.
  •
  SINA Corp.

  •
  Sohu.com Inc.
  •
  The9 Ltd.
  •
  TOM Online Inc.

  U.S. Internet Content and Media

  •
  Audible, Inc.
  •
  CNET Networks, Inc.
  •
  Knot Inc.
  •
  Monster Worldwide, Inc.
  •
  PlanetOut Inc.
  •
  RealNetworks, Inc.
  •
  TheStreet.com, Inc.
  •
  Yahoo! Inc.

        Although none of the selected companies is directly comparable to HSW (China), the companies included were chosen because the selected companies are publicly traded companies with operations that, for purposes of analysis, may be considered similar to the expected operations of HSW (China).

        Savvian calculated for HSW (China) (i) implied equity value (assumes $5.0 million of cash and zero debt) as a multiple of HSW management's estimates of revenue for calendar year 2008, (ii) implied equity value as a multiple of HSW management's estimates of EBITDA for calendar year 2008 and (iii) implied value of HSW (China) common stock per share assuming 23 million shares outstanding.

		Multiple Range		Implied Equity Value Range		Implied Value Per Share Range
HSW (China) ($MM)
	CY2008	Low	High	Low	High	Low	Mid	High
CY 2008 Revenue	$25.0	2.0x	4.0x	$55.0	$104.9	$2.39	$3.48	$4.56
CY 2008 EBITDA	$2.4	11.0x	13.0x	$26.3	$31.1	$1.14	$1.25	$1.35
Average of Midpoints							$2.36

        Savvian then calculated the implied equity value of HSW International (after the completion of the equity financing) on a pro forma per share basis, based on the sum of (i) the average of the midpoints of the INTAC comparable companies analyses based on 2008 revenue and 2008 EBITDA and (ii) the midpoint of the mean range of the HSW comparable companies analyses based on 2008 revenue and 2008 EBITDA. Based upon the foregoing and assuming completion of the equity financing, the range of the implied value of HSW International common stock per share utilizing the trading comparables for 2008 revenue was a range of $2.45 to $4.18, which compares favorably to the range of $0.97 to $2.83 for INTAC on a stand-alone basis (assuming the sale of the distribution business) as shown above, and for 2008 EBITDA was a range of $2.01 to $2.25, which compares favorably to the range of $1.29 to $1.65 for INTAC on a stand-alone basis (assuming the sale of the distribution business) as shown above.

	INTAC Implied Equity Value Range(1)		HSW (China) Implied Equity Value Range(2)		HSW International Implied Equity Value Range (post-financing)(3)		HSW International Implied Value Per Share Range(4)
HSW International
	Low	High	Low	High	Low	High	Low	High
CY 2008 Revenue	$19.4	$56.6	$55.0	$104.9	$123.9	$211.0	$2.45	$4.18
CY 2008 EBITDA	$25.8	$33.1	$26.3	$31.1	$101.6	$113.7	$2.01	$2.25

(1)
Assumes $0.9 million of cash and zero debt.

(2)
Assumes $5 million in cash and zero debt.

(3)
Assumes $49.5 million of cash from the equity financing.

(4)
Assumes 50.5 million shares outstanding.

  Precedent Transaction Analysis

        In addition to the distribution business, which Savvian's analysis did not address, INTAC operates the career development business and the educational software business, which have different valuation metrics. Savvian performed a separate precedent transaction analysis for each of INTAC's career development and educational software businesses, and then added the results together to determine the valuation of INTAC (excluding the distribution business). Savvian compared certain financial information relating to each of INTAC's career development and educational software businesses to corresponding financial information for the following eleven transactions in the career development industry and ten transactions in the educational software industry.

Acquiror	Target	Date Announced
Career Development (>$500MM)
Citigroup Private Equity and Sterling Partners	Educate Inc.	September 25, 2006
Providence Equity Partners Inc. and Goldman Sachs Group Inc.	Education Management Corp	March 6, 2006
Career Development (<$500MM)
Noble Learning Communities
Castle Harlan
Liberty Higher Education
Xap Corporation
Laureate Education Inc.
Laureate Education Inc.
Laureate Education Inc.
Corinthian Colleges, Inc.
Career Education Corp.	Discovery Isle Child Development Center
Study Group International
Concorde Career Colleges
Bridges Transitions, Inc.
Universidade Anhembi Morumbi
Walden University
KIT eLearning, BV
CDI Education Corporation
	Whitman Education Group, Inc.	October 26, 2006 August 3, 2006 June 21, 2006 May 24, 2006 December 1, 2005 September 16, 2004 April 1, 2004 June 24, 2003 March 26, 2003
Educational Software (>$500MM)
SunGard Data Systems Inc.	Systems & Computer Technology Corp.	December 10, 2003
Educational Software (<$500MM)
Parametric Technology Corp. Totvs SA Blackboard Inc. Saba Software, Inc. SumTotal Systems, Inc. Convergys Corp. Docent, Inc. eCollege Inc. SkillSoft PLC	Mathsoft Engineering & Education RM Sistemas WebCT Centra Software, Inc. Pathlore Software Corp. DigitalThink Inc. Click2learn, Inc. Datamark, Inc. SmartForce PLC	April 26, 2006 April 13, 2006 October 12, 2005 October 6, 2005 August 3, 2005 March 25, 2004 October 20, 2003 September 16, 2003 June 10, 2002

        Although none of the precedent transactions is directly comparable to any of the INTAC businesses, the precedent transactions included were chosen because the merger transactions involve publicly traded companies with operations that, for purposes of analysis, may be considered similar to the operations of each of the relevant businesses of INTAC.

        For each of INTAC's career development and educational software businesses, Savvian calculated (i) implied enterprise value/equity value as a multiple of INTAC management's estimates of revenue for forward months thirteen through twenty-four (referred to in this proxy statement/prospectus as NTM+1), (ii) implied enterprise value/equity value as a multiple of INTAC management's estimates of revenue for NTM +1, (iii) implied enterprise value/equity value as a multiple of INTAC management's estimates of EBITDA for NTM, (iv) implied enterprise value/equity value as a multiple of INTAC management's estimates of EBITDA for NTM +1 and (v) implied value of INTAC common stock per share based upon the foregoing. With respect to Savvian's analysis of INTAC management's estimates of revenue for NTM +1, Savvian applied a 20% discount rate to the NTM multiple. By adding the implied enterprise values for each of INTAC's career development and educational software businesses, Savvian determined implied enterprise value for INTAC. Savvian determined implied equity value of INTAC by adding $0.9 million of cash and zero debt, based on amounts outstanding as of September 30, 2006.

		Multiple Range		Implied Enterprise Value Range		Implied Equity Value Range		Implied Value Per Share Range
INTAC ($MM)	Est. NTM Revenue
		Low	High	Low	High	Low	High	Low	High
Career Development	$6.2	1.0x	2.0x	6.2	12.4	—	—	—	—
Education Software	$6.3	1.0x	3.0x	6.3	18.9	—	—	—	—
INTAC Total—based on NTM Revenue				$12.5	$31.3	$13.4	$32.2	$0.67	$1.61
		Multiple Range		Implied Enterprise Value Range		Implied Equity Value Range		Implied Value Per Share Range
INTAC ($MM)	Est. NTM +1 Revenue
		Low	High	Low	High	Low	High	Low	Mid	High
Career Development	$11.7	0.8x	1.6x	9.3	18.6	—	—	—	—	—
Education Software	$6.9	0.8x	2.4x	5.5	16.6	—	—	—	—	—
INTAC Total—based on NTM +1 Revenue				$14.9	$35.3	$15.7	$36.1	$0.78	$1.29	$1.80
		Multiple Range		Implied Enterprise Value Range		Implied Equity Value Range		Implied Value Per Share Range
INTAC ($MM)	Est. NTM EBITDA
		Low	High	Low	High	Low	High	Low	High
Career Development	$(0.5)	7.0x	10.0x	0.0	0.0	—	—	—	—
Education Software	$1.4	7.0x	9.0x	10.0	12.9	—	—	—	—
INTAC Total—based on NTM EBITDA				$10.0	$12.9	$10.9	$13.8	$0.54	$0.69
		Multiple Range		Implied Enterprise Value Range		Implied Equity Value Range		Implied Value Per Share Range
INTAC ($MM)	Est. NTM +1 EBITDA
		Low	High	Low	High	Low	High	Low	Mid	High
Career Development	$1.2	5.6x	8.0x	6.7	9.6	—	—	—	—	—
Education Software	$1.8	5.6x	7.2x	10.3	13.2	—	—	—	—	—
INTAC Total—based on NTM +1 EBITDA				$17.0	$22.9	$17.9	$23.7	$0.89	$1.04	$1.18

        Savvian then compared certain financial information relating to HSW (China) to corresponding financial information for the following fourteen transactions involving Internet content and media companies.

Acquiror	Target	Date Announced
Transactions >$500MM
Publicis Group NBC Universal News Corporation E. W. Scripps Company eBay Inc. Hellman & Friedman LLC IAC/InterActiveCorp	Digitas iVillage Inc. Intermix Media, Inc. Shopzilla Inc. Shopping.com Inc. DoubleClick Inc. AskJeeves, Inc.	December 20, 2006 March 6, 2006 July 18, 2005 June 6, 2005 June 1, 2005 April 25, 2005 March 21, 2005

Transactions <$500MM
eBay The Knot Reader's Digest Association ValueClick, Inc. Gannett Co., Inc. Acxiom Corp. The New York Times Company	StubHub.com WeddingChannel.com Allrecipes.com, Inc. Fastclick, Inc. PointRoll, Inc. Digital Impact, Inc. About.com, Inc.	December 20, 2006 June 5, 2006 March 31, 2006 August 11, 2005 June 10, 2005 March 28, 2005 February 17, 2005

        Although none of the precedent transactions is directly comparable to the merger transactions or the HSW (China) business, the precedent transactions included were chosen because the transactions involve publicly traded companies with operations that, for purposes of analysis, may be considered similar to the expected operations of HSW (China).

        Based on the precedent transactions, Savvian calculated for HSW (China) (i) implied equity value as a multiple of HSW management's estimates of revenue for NTM +1 and (ii) implied value of HSW International common stock per share, assuming 23 million shares outstanding, based on the foregoing. With respect to Savvian's analysis of HSW management's estimates of revenue for NTM +1, Savvian applied a 20% discount rate to the NTM multiple. Savvian determined implied equity value of HSW (China) by adding $5.0 million of cash and zero debt, based on amounts outstanding as of October 31, 2006.

		Multiple Range		Implied Equity Value Range		Implied Value Per Share Range
HSW (China) ($MM)	Est. NTM +1 Revenue
		Low	High	Low	High	Low	High
HSW (China) Total—based on NTM +1 Revenue	$25.0	2.0x	5.0x	$45.0	$104.9	$1.95	$4.56

        Savvian then calculated the implied equity value of HSW International and the relative contribution of INTAC and HSW (China) on a pro forma per share basis, based on the sum of (i) the average of the midpoints of the INTAC precedent transaction analyses based on NTM +1 revenue and (ii) the midpoint of the mean range of the HSW precedent transaction analyses based on NTM +1 revenue. Based upon the foregoing, the range of the pro forma value of HSW International common stock per share utilizing the precedent transaction analysis for NTM +1 revenue was a range of $2.18 to $3.77, which compares favorably to the range of $0.78 to $1.80 for INTAC on a stand-alone basis (assuming the sale of the distribution business) as shown above.

	INTAC Implied Equity Value Range(1)		HSW (China) Implied Equity Value Range(2)		HSW International Implied Equity Value Range(3)		HSW International Implied Value Per Share Range(4)
HSW International ($MM)
	Low	High	Low	High	Low	High	Low	High
NTM +1 Revenue	$15.7	$36.1	$45.0	$104.9	$110.2	$190.5	$2.18	$3.77

(1)
Assumes $0.9 million of cash and zero debt.

(2)
Assumes $5 million in cash and zero debt.

(3)
Assumes $49.5 million of cash from the equity financing.

(4)
Assumes 50.5 million shares outstanding.

  Discounted Cash Flow Analysis

        Savvian performed a discounted cash flow analysis on INTAC using projections provided by INTAC management. In connection with these calculations, Savvian reviewed financial projections of INTAC. These financial projections were prepared by the management of INTAC based on assumptions regarding INTAC's future performance. The financial projections do not take into account any circumstances or events occurring after the date they were prepared. In addition, factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as risk factors identified in this proxy statement/prospectus, may cause actual future results to differ materially from the financial projections prepared by INTAC management. Therefore, the financial projections are not necessarily indicative of future results.

        The following is a summary of projections prepared by INTAC management with respect to INTAC's continuing operations on January 22, 2007 (amounts in millions of US dollars):

	2007	2008	2009	2010	2011
Total Revenue	$13	$19	$22	$25	$29
Net Income	$(0)	$2	$2	$2	$3
EBITDA	$1	$3	$4	$5	$5

        The projections for INTAC for the years 2007 to 2011 are based on certain assumptions made by management in the preparation of the projections. Actual operating results of INTAC may differ from the projections and assumptions. Significant assumptions used in preparing the INTAC projections are described below:

Revenues:

        Revenues as projected are principally derived from education software revenue and career development training revenue as summarized below:

	2007	2008	2009	2010	2011
Education Software Revenue	$7	$7	$8	$8	$9
Career Development Training Revenue	6	12	14	17	20

Total Revenue	$13	$19	$22	$25	$29

        Education software revenue is based on the number of school districts expected to purchase the education management software times the number of users per school district. Career development training revenue is based on the number of training center franchises sold during each year and the tuition and course materials revenue sharing expected from the number of students receiving training.

Gross Profit:

        Projected gross profit is summarized below:

	2007	2008	2009	2010	2011
Education Software Gross Profit	$4	$5	$5	$6	$7
Career Development Training Gross Profit	6	11	14	17	19

Total Gross Profit	$10	$16	$19	$23	$26

        Education software cost of revenue is estimated based on the amortization of the acquired software and technical service fees for installation and support of the software installations. The gross profit of the education software ranges from 62% to 71%.

        Career development training cost of revenue is estimated based on development and printing costs for course materials and any other direct costs related to training. The gross profit of the career development training approximates 99% as the cost of course materials is insignificant.

Net Income and EBITDA:

        Projected net income and EBITDA are summarized below:

	2007	2008	2009	2010	2011
Net Income	$(0)	$2	$2	$2	$3
EBITDA	$1	$3	$4	$5	$5

        Net income and EBITDA are projected to improve as revenues and gross profit margins increase without a proportionate increase in operating and administrative expenses.

        Savvian calculated illustrative net present value indications of free cash flows for INTAC for the years 2006 through 2011 using a discount rate of 20%. Savvian calculated illustrative value indications per share for INTAC using illustrative terminal value indications in the year 2011 based on terminal growth rates ranging from 2% to 4%. These illustrative terminal value indications were then discounted to calculate illustrative present value indications using discount rates ranging from 15% to 25%. The results of a discounted cash flow analysis may vary based upon, among other factors, the discount rates and the terminal values used in the analysis. The various ranges for discount rates and terminal growth rates were chosen to reflect theoretical analyses of cost of capital solely for the purpose of the discounted cash flow analysis. The following table presents the results of this analysis:

	Implied Equity Value Range		Implied Value Per Share Range
INTAC ($MM)
	Low	High
Discounted Cash Flow Analysis	$11.2	$13.6	$0.56	$0.68

        Savvian then performed a discounted cash flow analysis on HSW (China) using projections provided by HSW management. In connection with these calculations, Savvian reviewed financial projections of HSW management of HSW's potential business in non-U.S. jurisdictions. These financial projections were prepared by the management of HSW based on assumptions regarding HSW's future performance in non-U.S. jurisdictions. The financial projections do not take into account any circumstances or events occurring after the date, they were prepared. In addition, factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as risk factors identified in this proxy statement/prospectus, may cause actual future results to differ materially from the financial projections prepared by HSW management. Therefore, the financial projections are not necessarily indicative of future results.

        The following is a summary of projections prepared by HSW management with respect to HSW (China) on October 27, 2006 (amounts in millions of US dollars):

	2007	2008	2009	2010	2011
Sales	$2.2	$25.0	$77.4	$110.5	$141.3
Income before income taxes	$(2.5)	$2.2	$25.3	$42.3	$61.0

        The projections for HSW (China) for the years 2007 to 2011 are based on certain assumptions made by management in the preparation of the projections. Actual operating results of HSW (China)

will differ from the projections and assumptions. Significant assumptions used in preparing the HSW (China) projections are described below:

Sales

        Revenue as projected will be principally derived from Internet advertising. Internet advertising is priced on the basis of the number of page views. Revenue is summarized below:

	2007	2008	2009	2010	2011
Brazil	$1.3	$13.0	$37.3	$59.8	$83.6
China	.8	12.0	40.1	50.7	57.7

Combined	$2.2	$25.0	$77.4	$110.5	$141.3

Cost of sales

        The projections assume that commissions ranging from 31% to 39% of revenues will be paid to third-parties.

Operating expenses

        Assumptions used in projecting operating expenses are summarized below:

	2007	2008	2009	2010	2011
Average employee headcount	26	79	128	160	174
Operating expenses	$3.8	$13.8	$25.6	$32.6	$36.6

        Savvian calculated illustrative net present value indications of free cash flows for HSW (China) for the years 2007 through 2011 using a discount rate of 25%. Savvian calculated illustrative value indications per share for HSW (China) using illustrative terminal value indications in the year 2011 based on a terminal growth rate of 3% and percentages of revenue achieved ranging from 50% to 100%. These illustrative terminal value indications were then discounted to calculate illustrative present value indications using discount rates ranging from 25% to 35%. The following table presents the results of this analysis:

	Implied Equity Value Range		Implied Value Per Share Range
HSW (China) ($MM)
	Low	High	Low	High
Discounted Cash Flow Analysis	$28.9	$128.0	$1.25	$5.56

        Savvian then calculated the implied equity value on a pro forma per share basis of HSW International and the relative contribution of INTAC and HSW (China), based on the sum of the midpoints of the INTAC and HSW discounted cash flow analyses. Based upon the foregoing, the range of the pro forma value of HSW International common stock per share utilizing the discounted cash flow analysis was a range of $1.78 to $3.78, as shown by the table which follows:

	Implied Equity Value Range(1)		Implied Value Per Share Range(2)
HSW (International) ($MM)
	Low	High	Low	High
Discounted Cash Flow Analysis	$89.5	$191.0	$1.78	$3.78

(1)
Assumes $49.5 million of cash from the equity financing.

(2)
Assumes 50.5 million shares outstanding.

        Savvian then compiled the above information to show the overall mean range of the implied value of INTAC on a pro forma basis assuming the sale of the distribution business based on the range of implied pro forma values utilizing each of the Comparable Companies Analysis, Precedent Transactions Analysis and Discounted Cash Flow Analysis, including the mean of the three analyses. Based upon the foregoing, the overall mean range of the implied value of INTAC on a pro forma per share basis was a range of $0.83 to $1.51.

        Savvian then compiled the above information to show the overall mean range of the implied value of HSW International immediately after completion of the merger on a pro forma basis assuming the sale of the distribution business based on the range of implied pro forma values utilizing each of the Comparable Companies Analysis, Precedent Transactions Analysis and Discounted Cash Flow Analysis, including the mean of the three analyses. Based upon the foregoing, the overall mean range of the implied value of HSW International immediately after completion of the merger on a pro forma per share basis was a range of $2.30 to $3.66, which compares favorably to the implied value of INTAC on a stand-alone basis (assuming the sale of the distribution business), which was a range of $0.83 to $1.51.

  OPINION REGARDING THE DISTRIBUTION BUSINESS SALE

        On January 28, 2007, Savvian rendered its oral opinion to the INTAC board of directors, which was subsequently confirmed in writing, that as of such date and based upon and subject to the assumptions, factors, qualifications and limitations set forth in the written opinion, the consideration to be received by INTAC for all of the issued and outstanding shares of the distribution companies pursuant to the share purchase agreement was fair from a financial point of view to INTAC.

        The full text of the written opinion of Savvian dated January 28, 2007, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Savvian in connection with its opinion as to the distribution business sale, is attached to this document as Annex O and is incorporated herein by reference. The summary of Savvian's fairness opinion set forth in this document is qualified in its entirety by reference to the full text of the opinion. Stockholders should read the opinion carefully and in its entirety. Savvian's opinion does not constitute a recommendation to any stockholder of INTAC as to how to vote or act with respect to the merger transactions, the equity financing or the distribution business sale.

        In connection with its review, Savvian reviewed financial projections of the distribution business. These financial projections were prepared by the management of INTAC based on assumptions regarding the future performance of the distribution business. The financial projections do not take into account any circumstances or events occurring after the date they were prepared. In addition, factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as risk factors identified in this proxy statement/prospectus, may cause actual future results to differ materially from the financial projections prepared by INTAC management. Therefore, the financial projections are not necessarily indicative of future results.

        Savvian's opinion was directed to the INTAC board of directors in connection with its consideration of the distribution business sale and addresses only the fairness from a financial point of view of the consideration to be received by INTAC for all of the issued and outstanding shares of the distribution companies pursuant to the distribution agreement. The Savvian opinion does not address any other aspect or implication of the distribution business sale or any other agreement, arrangement or understanding entered into in connection with the distribution business sale, the merger transactions, the equity financing or otherwise, including the value of the HSW International stock to be issued in connection with the equity financing or the issuance of additional equity of HSW International pursuant to the issuance of stock options.

        In connection with the opinion, Savvian, among other things:

  •
  reviewed certain published financial statements and other information relating to distribution business;

  •
  reviewed certain internal financial statements, other financial and operating data, and other information concerning the distribution business prepared by the management of INTAC;

  •
  reviewed certain financial projections relating to the distribution business prepared by the management of INTAC;

  •
  discussed the past and current operations and financial condition and the prospects of the distribution business with the management of INTAC;

  •
  discussed the prospects of the distribution business in the absence of the merger transactions and the distribution business sale with the management and board of directors of INTAC;

  •
  discussed with the management and board of directors of INTAC the prospects of INTAC in the absence of the merger transactions and the distribution business sale, including the fact that the obligations of HSW under the merger agreement to consummate the merger are conditioned upon the closing of the distribution business sale;

  •
  reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

  •
  reviewed and discussed with the senior management of INTAC their strategic rationale for the merger transactions and distribution business sale;

  •
  reviewed and discussed with the senior management of INTAC certain alternatives to the merger transactions and distribution business sale;

  •
  reviewed and discussed with senior management of INTAC the liquidity and capital resources of INTAC as described in its most recent annual report on Form 10-K, filed on December 14, 2006;

  •
  participated in discussions and negotiations among representatives of INTAC and certain other parties and their legal advisors;

  •
  reviewed the draft share purchase agreement, merger agreement, contribution agreement and certain related agreements;

  •
  considered and relied upon Savvian's opinion dated as of the same date with respect to the consideration to be received by the stockholders of INTAC pursuant to the merger, the analysis related thereto and the materials and information reviewed in connection therewith, subject to the qualifications, limitations and assumptions contained therein; and

  •
  performed such other analyses and considered such other factors as Savvian deemed appropriate.

        In connection with Savvian's review, Savvian assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of the opinion. With respect to financial projections of the distribution business, Savvian assumed that the projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of management of INTAC, of the future financial performance of the distribution business. In addition, Savvian assumed that the merger transactions and the distribution business sale would be consummated in accordance with the terms set forth in the drafts of the share purchase agreement, merger agreement, contribution agreement and certain related agreements provided to Savvian (without any amendments or modifications thereto), without waiver by any party of any material rights thereunder, and that in all respects material to Savvian's analysis, the representations and warranties made by parties thereto are true and correct. Savvian also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger transactions and distribution business sale will be obtained without any adverse effect on INTAC or the distribution business or the expected benefits of the merger transactions or distribution business sale in any way meaningful to Savvian's analysis. Savvian's opinion is necessarily based on financial, economic, market and other conditions in effect on, and the information made available to Savvian as of, the date of the opinion. Savvian reserves the right, however, to withdraw, revise or modify its opinion based upon additional information which may be provided to it or obtained by it, which suggests, in its judgment, a change in the assumptions (or the bases therefor) upon which its opinion is based.

        Savvian also relied upon, without independent verification, the assessment by the managements of INTAC of: (i) the strategic rationale for the merger transactions and the distribution business sale; (ii) the future performance and prospects of the distribution business; and (iii) the validity of, and risks associated with, INTAC's existing and future technologies, services or business models. Savvian did not make any independent valuation or appraisal of the assets or technology of INTAC or the distribution business, nor was Savvian furnished with any such appraisals. Savvian did not make any independent investigation of any legal, accounting or tax matters affecting INTAC, or the distribution business and Savvian assumed the correctness of all legal, accounting and tax advice given to INTAC and its board of directors. Savvian took into account its experience in transactions that it believed to be generally comparable or relevant and its experience in valuation of securities and businesses in general. The Savvian opinion did not address the underlying business decision of INTAC to proceed with the merger transactions or the distribution business sale. The Savvian opinion did not address the value of the HSW International stock to be issued in connection with the equity financing. Savvian was not authorized to and did not solicit indications of interest in a sale of the distribution business from any party.

        The following is a summary of the material financial analyses performed by Savvian in connection with the preparation of its fairness opinion. The following summary of the analyses is not a complete description of the analyses underlying Savvian's opinion, nor does the order of analyses described represent relative importance or weight given to those analyses by Savvian. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. In arriving at its opinion, Savvian made qualitative judgments as to the significance and relevance of each factor that it considered. Accordingly, Savvian believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinions.

        In addition, Savvian noted INTAC's dependence on a single customer, accounted for 38% of INTAC's revenue in the nine months ended September 30, 2006, from whom INTAC had a receivable balance of approximately $11.2 million as of September 30, 2006, and with whom INTAC has entered into an installment payment plan. Savvian also noted other publicly disclosed liquidity and capital resources concerns facing INTAC, which under certain circumstances could have a material adverse effect on INTAC. Savvian also noted the declining revenue and profitability of the distribution business since March 2006, as well as the current management forecast, which replaced the forecast provided in March 2006, reflecting material reductions in estimated future revenue and profitability of the distribution business. Savvian also noted that the obligations of HSW under the merger agreement to consummate the merger are conditioned upon the closing of the distribution business sale.

        The implied value as determined by Savvian of the consideration to be received by INTAC compared favorably to the implied value of the distribution business. Because the implied value of the consideration compared favorably to the implied value of the distribution business, Savvian determined that the consideration to be received by INTAC for all of the issued and outstanding shares of the distribution companies pursuant to the distribution agreement was fair from a financial point of view to

INTAC. Savvian presented these conclusions to the board of directors of INTAC, as necessary determinations for Savvian to arrive at its opinion.

  Comparable Companies Analysis

        Savvian performed a comparable companies analysis for INTAC's distribution business as a separate entity. Savvian compared certain financial information relating to the distribution business to corresponding financial information for the following nine publicly traded companies in the information technology distributor industry.

  IT Distributors

        Large Cap (> $1 billion):

  •
  Arrow Electronics Inc.
  •
  Avnet, Inc.
  •
  Ingram Micro Inc.
  •
  Tech Data Corp.

        Small Cap (< $1 billion):

  •
  Agilysys, Inc.
  •
  Bell Microproducts Inc.
  •
  Brightpoint, Inc.
  •
  InfoSonics Corp.
  •
  SYNNEX Corp.

        Although none of the selected companies is directly comparable to the distribution business, the companies included were chosen because the selected companies are publicly traded companies with operations that, for purposes of analysis, may be considered similar to the operations of each of the distribution business.

        For the distribution business, Savvian calculated the (i) implied equity value as a multiple of INTAC management's estimates of revenue of the distribution business for calendar year 2006 and (ii) implied value of Intac common stock per share for the distribution business assuming 23 million shares outstanding. Savvian determined implied equity value of the distribution business by adding $1.0 million of cash and zero debt based on amounts outstanding as of September 30, 2006.

		Multiple Range		Implied Equity Value Range		Implied Value Per Share Range
INTAC ($MM)	Est. 2006 Revenue
		Low	High	Low	High	Low	High
Distribution Business	$58.3	0.1x	0.3x	$6.8	$18.5	$0.30	$0.80

  Precedent Transaction Analysis

        Savvian performed a precedent transaction analysis for INTAC's distribution business as a separate entity. Savvian compared certain financial information relating to the distribution business to corresponding financial information for the following thirteen transactions in the information technology distribution industry.

Acquiror	Target	Date Announced
IT Distribution (>$500MM)
Avnet, Inc. Avnet, Inc. Arrow Electronics Inc. Avnet, Inc.	Memec Group Holdings Limited Kent Electronics Corporation Wyle Components Marshall Industries, Inc.	April 26, 2005 March 22, 2001 August 7, 2000 June 28, 1999

IT Distribution (<$500MM)
Arrow Electronics Inc. Arrow Electronics Inc. Ingram Micro Tech Data Corp. Arrow Electronics Inc. Avnet, Inc.	Agilysys KeyLink Systems Group DNSint.com AG Tech Pacific Limited Azlan Group PLC Pioneer Standard Electronics Inc. Savoir Technology Inc.	January 2, 2007 October 27, 2005 September 26, 2004 February 6, 2003 January 14, 2003 March 1, 2000
IT Distribution (<$100MM)
Itautec Philco SA Telmar Network Technology SYNNEX Corp.	Tallard Technologies Somera Communications EMJ Data Systems Limited	June 30, 2006 June 24, 2006 July 14, 2004

        Although none of the precedent transactions is directly comparable to the distribution business, the precedent transactions included were chosen because the transactions involve publicly traded companies with operations that, for purposes of analysis, may be considered similar to the operations of each of the distribution business.

        For the distribution business, Savvian calculated the (i) implied equity value as a multiple of INTAC management's estimates of revenue of the distribution business for LTM and (ii) implied value of the distribution business common stock per share assuming 23 million shares outstanding. Savvian determined implied equity value of the distribution business by adding $1.0 million of cash and zero debt based on amounts outstanding as of September 30, 2006.

		Multiple Range		Implied Equity Value Range		Implied Value Per Share Range
INTAC ($MM)	LTM Revenue
		Low	High	Low	High	Low	High
Distribution Business	$62.6	0.1x	0.3x	$7.3	$19.8	$0.32	$0.86

        Savvian then calculated the implied value of INTAC common stock per share for the distribution business based upon the above analyses against the implied value of INTAC common stock based upon the trading price of INTAC common stock as of January 25, 2007, which was $7.20 per share. Savvian also compared the implied value of INTAC common stock based upon the trading price of INTAC common stock as of January 25, 2007, of $7.20 per share, against the implied book value per share of the distribution business as of September 30, 2006, and against such implied book value per share using discount rates ranging from 25% to 50%. The various ranges for discount rates were chosen to reflect the liquidity and capital resources concerns as previously noted with respect to the distribution business solely for the purpose of the valuation analysis. Based upon the foregoing, the value of the consideration of three million shares to be received by INTAC for the distribution business, which shares have an implied valuation of $0.94 per share, compares favorably to the implied valuation of the distribution business as calculated pursuant to the Comparable Companies and the Precedent Transaction Analyses.

		Comparable Companies Implied Value Per Share Range		Precedent Transaction Implied Value Per Share Range
	Implied Value Per Share(1)
		Low	High	Low	High
Distribution Business	$0.94	$0.30	$0.80	$0.32	$0.86

(1)
Based upon 3.0 million shares and $7.20 price per share (market price of INTAC common stock as of January 25, 2007).

  MISCELLANEOUS

        Savvian performed a variety of financial and comparable analyses for purposes of rendering its opinions. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. In arriving at its opinions, Savvian considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered. Furthermore, Savvian believes that the summaries provided and the analyses described above must be considered as a whole and that selecting any portion of the analyses, without considering all of them as a whole, would create an incomplete view of the process underlying Savvian's analyses and opinions. In addition, Savvian may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Savvian with respect to the actual value of HSW (China), INTAC common stock, the distribution business or the value of HSW International. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the analyses and estimates of INTAC and HSW are inherently subject to substantial uncertainty.

        In performing its analyses, Savvian made numerous assumptions with respect to industry performance, general business, regulatory, and economic conditions and other matters, many of which are beyond the control of Savvian, INTAC, HSW or HSW International. Any estimates contained in the analyses of Savvian are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        The opinions of Savvian were two of the many factors taken into consideration by INTAC's board of directors in making its determination to approve the proposed transactions. Consequently, the analyses as described above should not be viewed as determinative of the opinions of INTAC's board of directors with respect to the merger consideration or the consideration to be received by INTAC for the distribution business. The foregoing summaries do not purport to be a complete description of all of the analyses performed by Savvian.

        Savvian is an investment banking and advisory firm. Savvian, as part of its business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes.

        Pursuant to an engagement letter with respect to the merger, INTAC has agreed to pay Savvian a transaction fee of $2,000,000, of which $75,000 was payable upon execution of the engagement letter. Pursuant to an engagement letter with respect to the distribution business sale, INTAC has agreed to pay Savvian an opinion fee of $300,000 in connection with a written opinion as to the fairness, from a financial point of view, of the consideration to be paid in the distribution business sale. Accordingly, $1,925,000 ($2,000,000 less $75,000) will be payable upon completion of the merger and $300,000 will be payable upon completion of the distribution business sale. INTAC has also agreed to reimburse Savvian for its reasonable and customary fees and expenses incurred in performing its services. In addition, INTAC has agreed to indemnify Savvian and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Savvian or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Savvian's engagement and any related transactions.

        In the past, Savvian and its affiliates have provided financial advisory and financing services for HSW and certain of its affiliates on unrelated transactions, and have received aggregate fees of approximately $2.5 million for the rendering of these services. Savvian may also provide HSW, HSW International, or their affiliates services in the future and may receive fees in connection with such services.

Interests of INTAC Directors and Executive Officers in the Merger and Distribution Business Sale

        The following table sets forth, as of May 31, 2007, the number of shares subject to unvested options held by INTAC's executives and directors and the weighted average exercise prices of those options:

Name	Number of Shares Subject to Unvested Options	Weighted Average Exercise Price	Value of Unvested Options at May 31, 2007
Wei Zhou Director, Chief Executive Officer, President and Secretary	—	—
J. David Darnell Director, Senior Vice President and Chief Financial Officer	—	—
Theodore P. Botts Director	20,833	$6.40	8,958
Kevin Jones Director	20,833	$6.40	8,958
Dr. Heinz-Gerd Stein Director	20,833	$6.40	8,958
Larrie A. Weil Director	20,833	$6.40	8,958

        Under the terms of the merger agreement, all outstanding options to purchase INTAC common stock existing at the time of the completion of the merger, including those held by executive officers and directors, will be assumed by HSW International and will become options to purchase HSW International common stock. However, outstanding stock options held by Messrs. Botts, Jones, Stein and Weil will vest in full at the consummation of the merger. The aggregate dollar value of unvested stock options accelerated due to the merger for these four directors is $35,832, with $8,958 for each of the four directors, based on the closing price of INTAC common stock on May 31, 2007. For a more complete description of the treatment of INTAC stock options, see "—Effect on Awards Outstanding Under INTAC Stock Incentive Plan" beginning on page 90.

        Under the terms of the merger agreement, each former restricted share of INTAC common stock will be converted into one share of HSW International common stock.

        Following the merger, Mr. Zhou will continue to serve as President, Chief Executive Officer and Chairman of INTAC. Mr. Zhou's current INTAC employment agreement will continue in effect. The terms of Mr. Zhou's employment will remain unchanged.

        Following the merger, Mr. David Darnell will continue to serve as Senior Vice President and Chief Financial Officer of INTAC pursuant to the terms of his existing INTAC employment agreement.

        For a description of Mr. Zhou's and Mr. Darnell's employment agreements see "INTAC Management—Employment Contracts" beginning on page 137.

        Mr. Zhou is the sole shareholder of Cyber, which will acquire the distribution/telecommunication segment of INTAC's business pursuant to the share purchase agreement.

Interests of HSW International Directors and Executive Officers in the Merger and Distribution Business Sale

Directors

        Under the terms of an amended and restated stockholders agreement, the HSW International board shall consist of seven directors. HSW shall have the right to designate five directors, and Wei Zhou shall have the right to designate two directors. One of the designees of HSW will be Jeffrey Arnold. Mr. Arnold is the Chairman and Chief Executive Officer of HSW and the Chairman and Chief Executive Officer of Convex Group, Inc. (referred to herein as Convex), which owns a controlling interest in HSW. Mr. Arnold also owns an interest in Convex and holds an option to purchase a significant number of shares of HSW common stock. As described below, HSW International has granted Mr. Arnold options to purchase a significant number of shares of HSW International common stock pursuant to a consulting agreement between them.

Arnold Consulting Agreement

        In connection with the merger, Mr. Arnold has entered into an amended and restated consulting agreement with HSW International. The consulting agreement has a term of two (2) years and permits Mr. Arnold to engage in non-competitive employment or consulting activities, including specifically activities for and on behalf of HSW and Convex. Mr. Arnold is prohibited from competing with HSW International in HSW International's territories during the term of the consulting agreement and for a period of one year thereafter. The consulting agreement provides that Mr. Arnold is obligated to notify either HSW or HSW International of any corporate opportunities that may benefit HSW International as well as HSW or Convex or all of them, and HSW and HSW International will thereafter determine how to act upon such opportunity.

        As compensation for his consulting services, HSW International will grant Mr. Arnold a ten year option to acquire 3,000,000 shares of HSW International's common stock, which grant was made on August 23, 2006. The consulting agreement also provides that HSW International will grant options to acquire an additional 1,000,000 shares to one or more individuals in the eligible grantee group, which includes Mr. Arnold. The consulting agreement further provides that Mr. Arnold shall recommend to HSW International a suggested manner of allocating the additional options, and HSW International granted 1,000,000 options based on Mr. Arnold's suggestion on August 23, 2006. All of the options granted under the consulting agreement have a per share exercise price of $6.50, the fair market value on the date of grant. Fifty percent (50%) of Mr. Arnold's options vested on the grant date and the remaining fifty percent (50%) will vest on the second anniversary of the effective date of the consulting agreement.

        In the event that Mr. Arnold is terminated for cause under the consulting agreement, any unvested options shall terminate with the termination of the consulting agreement. Cause is defined in the consulting agreement as (i) conviction of, or plea of nolo contendere to, a felony that results in material damage to the business or reputation of HSW International, (ii) gross misconduct that results in material damage to the business or reputation of HSW International, (iii) act of dishonesty or fraud in connection with the performance of his responsibilities with the intention that such act results in improper and substantial personal enrichment, (iv) violation or breach of any contractual duty that results in substantial monetary harm to HSW International or any fiduciary duty owed to HSW International. Cause shall not exist under (iv) if such act is done by Mr. Arnold in the good faith belief that it would be beneficial to HSW International or failure to act is done in the good faith belief that the act would be materially harmful to HSW International.

        If a change of control (as defined in HSW International's equity incentive plan) of the company shall occur during the term of the consulting agreement, any unvested options shall fully vest as of the date of the change in control. To the extent vested, the options shall be irrevocable and may be exercised by Mr. Arnold's heirs or estate.

Merger Consideration

        At the effective time of the merger, each share of INTAC common stock (other than shares owned by INTAC, HSW International and merger sub) will be converted into the right to receive one share of HSW International common stock. Upon the consummation of the merger but without giving effect to the equity financing, INTAC stockholders will own 46.5% of the outstanding shares of HSW International. After giving effect to the equity financing, INTAC stockholders will own a percentage of the outstanding shares of HSW International that will vary as set forth below.

Ownership of HSW International Following the Merger

        At the closing of the merger and the related transactions, each outstanding share of INTAC common stock will be converted into the right to receive one share of HSW International common stock, and HSW will receive that number of shares of HSW International common stock equal to the number of issued and outstanding shares of INTAC common stock immediately prior to the merger, including the shares held by INTAC Holdings as a result of the distribution business sale. Based on the number of issued and outstanding shares of INTAC common stock as of June 1, 2007, HSW will receive 22,940,727 shares of HSW International common stock, and INTAC stockholders will receive 19,940,727 shares of HSW International common stock. The total number of shares of HSW International common stock to be issued to INTAC stockholders and HSW is 42,881,454. The aggregate percentage ownership by INTAC stockholders of HSW International following the consummation of the merger, the related transactions and the additional issuances of stock options to certain members of HSW International management and to consultants is dependent upon the trading price of HSW International common stock following the consummation of the merger.

        Set forth below is a table showing (i) a range of hypothetical values representing the shelf purchase price, (ii) the approximate number of shares of HSW International common stock to be issued pursuant to the equity financing based on the applicable hypothetical shelf purchase price, (iii) the approximate aggregate percentage ownership of HSW International common stock to be held by current INTAC stockholders given these hypothetical values, (iv) the approximate aggregate percentage ownership of HSW International common stock to be held by HSW given these hypothetical values, and (v) the approximate aggregate percentage ownership of HSW International common stock to be held by investors in connection with equity financing in the aggregate given these hypothetical values. If the shelf purchase price is lower than $6.57, the public announcement price, then the investors in connection with the equity financing (other than the one European investor as described below) will ultimately receive an aggregate amount of shares equal to the value of their combined investment, or $43.5 million, divided by the shelf purchase price. However, if the public announcement price is lower than the shelf purchase price, then such investors will ultimately receive an aggregate amount of shares equal to the value of their combined investment, or $43.5 million, divided by the public announcement price. Instead of a defined purchase amount, one of the European investors has agreed to purchase 900,000 shares of HSW International common stock at the lower of the public announcement price, the shelf purchase price or highest trading price of HSW International common stock on the closing date of the purchase. There is no cap on the number of shares that may be issued in the equity financing and the percentage ownership of current INTAC stockholders in the combined company may be significantly diluted. The stock purchase agreements with the European investors allow HSW International to terminate the agreements if the shelf purchase price is less than $5.00, however, HSW International has not determined at this time if it would terminate the agreements in such event. The table below does not take into account any stock options to be assumed or issued by HSW International.

Hypothetical DWS shelf purchase price	Approximate number of shares of HSW International common stock issuable pursuant to equity financing	Approximate aggregate ownership of HSW International common stock by current INTAC stockholders*	Approximate aggregate ownership of HSW International common stock by HSW*	Approximate aggregate ownership of HSW International common stock by investors in connection with equity financing
>= $6.57	7,500,000	39.6%	45.5%	14.9%
$6.00	8,200,000	39.0%	44.9%	16.1%
$5.00	9,600,000	38.0%	43.7%	18.3%
$4.00	11,800,000	36.5%	42.0%	21.5%

*
HSW International outstanding shares based on 19,940,727 shares of HSW International common stock to be issued to current INTAC stockholders, 22,940,727 shares of HSW International common stock to be issued to HSW and the variable number of shares of HSW International common stock issuable pursuant to the equity financing.

Conversion of Shares; Procedures for Exchange of Certificates

        The conversion of INTAC common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. Promptly after the completion of the merger,                        , the exchange agent selected by HSW International and INTAC, will send a letter of transmittal to each former holder of record of shares of INTAC common stock. The transmittal letter will contain instructions for obtaining the merger consideration. INTAC stockholders should not return stock certificates with the enclosed proxy.

        After the effective time of the merger, each certificate that previously represented shares of INTAC common stock will no longer be outstanding, will be automatically canceled and retired, will cease to exist and will represent only the right to receive the merger consideration as described above. No merger consideration shall be delivered to any holder of INTAC stock deemed to be an "affiliate" of INTAC for purposes of Rule 145 under the Securities Act until such person executes a customary affiliate letter agreement. The stock transfer books of INTAC will be closed at the effective time and there will no further registration of transfers of shares of INTAC on the records of INTAC.

        Until holders of certificates previously representing INTAC common stock have surrendered those certificates to the exchange agent for exchange, those holders will not receive dividends or distributions on the HSW International common stock into which those shares have been converted with respect to a record date after the effective time of the merger. When holders surrender those certificates, they will receive any dividends made subsequent to a record date after the effective time. No interest will be paid or will accrue on any amount due.

        HSW International and INTAC are entitled to deduct and withhold from the merger consideration any taxes required under federal, state, local or foreign tax laws.

        In the event of a transfer of ownership of INTAC common stock that is not registered in the transfer agent's records of INTAC, payment of the merger consideration as described above will be made to a person other than the person in whose name the certificate so surrendered is registered if:

  •
  the certificate is properly endorsed or otherwise is in proper form for transfer; and

  •
  the person requesting the exchange pays any transfer or other taxes resulting from the payment of the merger consideration as described above to a person other than the registered holder of such certificate.

        Six months after the effective time, HSW International may request that the exchange agent return all unexchanged shares of HSW International common stock deposited with the exchange agent and all holders of INTAC common stock that have not exchanged their shares shall look to HSW International for merger consideration.

Effective Time of the Merger

        The merger will become effective upon the filing of the articles of merger with the Secretary of State of the State of Nevada or as otherwise specified in the articles of merger. The filing of the articles of merger will occur upon satisfaction or waiver of the conditions to the completion of the merger described in the merger agreement.

Stock Exchange Listing of HSW International Common Stock

        It is a condition to the completion of the merger that the shares of HSW International common stock issuable to INTAC stockholders in the merger have been approved for listing on either the Nasdaq National Market or the Nasdaq Capital Market, subject to official notice of issuance.

Delisting and Deregistration of INTAC Common Stock

        If the merger is completed, INTAC common stock will be delisted from the Nasdaq Capital Market and will be deregistered under the Securities Exchange Act of 1934, as amended.

Material United States Federal Income Tax Consequences of the Merger

        The following discussion constitutes the opinion of Shearman & Sterling LLP, counsel to INTAC, regarding the material United States federal income tax consequences of the merger to U.S. Holders, as defined below. This discussion is based on provisions of the Internal Revenue Code, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect.

        This discussion applies only to holders of INTAC common stock who received such stock in the merger who are U.S. Holders. For purposes of this discussion, a U.S. Holder is:

  •
  an individual who is a citizen or resident of the United States for United States federal income tax purposes;

  •
  a corporation, or any entity treated as a corporation for United States federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate that is subject to United States federal income tax regardless of its source; or

  •
  a trust if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person for United States federal income tax purposes.

        If a partnership holds INTAC common stock, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Partners of partnerships that hold INTAC common stock should consult their tax advisors regarding the United States federal income tax consequences to them of the merger.

        This discussion is not a comprehensive description of all the tax consequences that may be relevant to holders of INTAC common stock. It applies only to holders of INTAC common stock that hold their INTAC common stock and will hold the HSW International common stock that they receive in the merger as capital assets within the meaning of section 1221 of the Internal Revenue Code. No attempt has been made to address all aspects of United States federal income taxation that may be relevant to a particular holder of INTAC common stock in light of its particular circumstances or to holders of INTAC common stock subject to special treatment under the United States federal income tax laws, including:

  •
  banks, insurance companies and financial institutions;

  •
  tax-exempt organizations;

  •
  mutual funds;

  •
  persons that have a functional currency other than the U.S. dollar;

  •
  traders in securities who elect to apply a mark-to-market method of accounting;

  •
  dealers in securities or foreign currency;

  •
  holders of INTAC common stock who acquired their INTAC common stock in connection with INTAC's stock option plans or in other compensatory transactions; and

  •
  holders of INTAC common stock who hold their common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated investment.

        In addition, this discussion does not address any alternative minimum tax, United States federal estate and gift tax, or any state, local or foreign tax consequences of the merger.

EACH HOLDER OF INTAC COMMON STOCK SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER.

The Merger

        For United States federal income tax purposes, the merger has been structured to qualify as a transaction described in section 351 of the Internal Revenue Code. Shearman & Sterling LLP is of the opinion that the merger will constitute a transaction described in Section 351 of the Internal Revenue Code. These opinions rely upon certain factual representations made by HSW, HSW International, INTAC and merger sub as of the date of this registration statement. It is a condition to the closing that INTAC shall have each received an opinion to such effect from Shearman & Sterling LLP, which opinion shall not have been withdrawn or modified in any material respect. Such opinions will neither bind the U.S. Internal Revenue Service (referred to in this proxy statement/prospectus as the IRS) nor preclude the IRS from adopting a contrary position.

        A U.S. Holder who exchanges INTAC common stock for HSW International common stock will not recognize any gain or loss on the exchange. The aggregate adjusted tax basis of the HSW International common stock received by a U.S. Holder of INTAC common stock will equal the U.S. Holder's aggregate adjusted tax basis in the INTAC common stock surrendered in the merger. The holding period of the HSW International common stock received pursuant to the merger will include the holding period of the INTAC common stock surrendered in the merger.

Regulatory Matters

        HSW, HSW International and INTAC have determined that no filings are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the merger and the related transactions. Filings with or the consent of other federal, state or foreign governmental agencies may be required to be obtained prior to the effective time of the merger and the completion of the related transactions. HSW International and INTAC are currently in the process of reviewing whether other filings or approvals may be required or advisable.

  General

        It is possible that any of the governmental entities with which filings have been made may seek additional regulatory concessions or impose additional conditions or states or private parties may commence litigation to prevent the completion of the merger. There can be no assurance that:

  •
  HSW International or INTAC will be able to satisfy or comply with any conditions imposed;

  •
  compliance or non-compliance will not have adverse consequences on HSW International or INTAC; or

  •
  litigation, if any, will be resolved favorably by HSW International or INTAC.

        See "The Merger Agreement—Conditions to the Completion of the Merger" beginning on page 91.

Dissenters' Rights

        Under Nevada law, holders of INTAC common stock will not be entitled to dissenters' rights in connection with the merger.

INTAC and HSW International Employee Benefit Matters

        Following the merger, all INTAC employee benefit plans will remain in effect for a period of at least two years.

        HSW International has adopted an equity compensation plan that provides for the issuance of up to 8,000,000 shares of HSW International common stock to HSW International employees, directors, and consultants. The plan permits HSW International to issue stock options, restricted stock, restricted stock units, stock appreciation rights, and other forms of equity compensation. Generally, the exercise price per share cannot be less than 100% of the "fair market value" per share of HSW International common stock on the date of grant. In the case of an ISO, if the proposed optionee owns more than 10% of the total combined voting power of all classes of outstanding stock of HSW International at the time of grant, the option price may not be less than 110% of the fair market value per share.

        In the case of an ISO, the term of the option will be ten years from the date of grant or such shorter term as may be provided in the award agreement. However, in the case of an ISO granted to an optionee who, at the time the ISO is granted, owns stock representing more than 10% of the total combined voting power of HSW International, the term of the ISO will be five years from the date of grant or such shorter term as may be provided in the award agreement.

        If a participant ceases to be an employee, director or consultant of HSW International (other than as a result of death or disability), any option will remain exercisable for three months following such termination, unless the award agreement provides otherwise. Unless otherwise provided in the award agreement, if on the date of termination the participant is not vested as to his or her entire option, any unvested portion of the option will revert to the plan. If a participant ceases to be an employee, director or consultant as a result of death or disability, any option will remain open for a period of twelve months following such termination, unless the award agreement provides otherwise. Unless otherwise provided in the award agreement, if on the date of termination, the participant is not vested as to his or her entire option, any unvested portion of the option will revert to the plan. In the event of a change of control of HSW International, vesting of outstanding awards fully accelerates unless the successor entity assumes, or provides new awards in substitution for, outstanding awards.

        The plan contains provisions concerning adjustments to the outstanding awards in the case of dividends, recapitalization, reorganizations, stock splits, mergers, consolidations and other changes in the corporate structure of HSW International.

        The plan is administered by HSW International's board of directors, or a committee of the board satisfying any applicable laws. The board or such committee determines the recipients of awards, the amount of awards, and other terms and conditions of the awards, including exercise price, vesting, term and type of award.

        HSW International has granted stock options covering 5,737,500 shares (including options covering 3,000,000 shares to Jeff Arnold and options covering 1,000,000 shares to individuals selected by Jeff Arnold, and options covering 500,000 shares to Robert C. Bicksler, and 2,262,500 shares are available for future issuance.

Effect on Awards Outstanding Under INTAC Stock Incentive Plan

        As of the consummation of the merger, all outstanding stock options to purchase shares of INTAC common stock granted under the INTAC 2001 Long Term Incentive Plan will be assumed by HSW International. The terms and conditions of the assumed options will remain unchanged as a result of the assumption except that, (i) upon exercise, the optionholder shall receive one share of HSW International common stock for every one share of INTAC common stock that the optionholder otherwise would have been entitled to receive and (ii) unvested stock options held by INTAC non-employee directors (Messrs. Botts, Jones, Stein and Weil) will immediately vest as to all of the covered shares.

Resale of HSW International Common Stock

        HSW International common stock to be issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, as amended, except for shares issued to any INTAC stockholder who may be deemed to be an "affiliate" of INTAC or HSW International for purposes of Rule 145 under the Securities Act. It is expected that each affiliate will agree not to transfer any HSW International common stock received in the merger except in compliance with the resale provisions of Rule 144 or 145 under the Securities Act or as otherwise permitted under the Securities Act. The merger agreement requires INTAC to use its reasonable best efforts to cause its affiliates to enter into those agreements prior to the merger. In connection with the merger, HSW International will also enter into a registration rights agreement with HSW and Wei Zhou that provides that each of HSW and Wei Zhou shall have the right to make three requests to HSW International to register shares held by them on Form S-3, and unlimited requests to HSW International to include shares held by them on other registration statements filed by HSW International. HSW International will also make available to other "affiliates" of INTAC the same registration rights pursuant to the form affiliate registration rights agreement. This proxy statement/prospectus does not cover resales of HSW International common stock received by any person upon completion of the merger, including shares of HSW International common stock received pursuant to the asset contribution and the equity financing, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale.

THE MERGER AGREEMENT

        This is a summary of the material provisions of the merger agreement as amended on January 29, 2007. All references to the merger agreement refer to the merger agreement as amended. The merger agreement, which is attached as Annex A to this proxy statement/prospectus and the amendment to merger agreement, which is attached as Annex B to this proxy statement/prospectus, and which are incorporated herein by reference, contain the complete terms of that agreement. You should read the entire merger agreement carefully.

        The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about HSW International and INTAC. That information can be found elsewhere in this proxy statement/prospectus and in the other public filings made by HSW International or INTAC with the SEC, which are available without charge at www.sec.gov.

        The merger agreement contains representations and warranties the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between HSW International and INTAC and may be subject to important qualifications and limitations agreed by HSW International and INTAC in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from standards of materiality generally applicable to stockholders or because they were used for the purpose of allocating risk between HSW International and INTAC rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

Conditions to the Completion of the Merger

        Conditions to HSW's, HSW International's, merger sub's and INTAC's Obligations to Complete the Merger.     Each party's obligation to effect the asset contribution and merger, as applicable, is subject to the satisfaction or waiver of various conditions that include, in addition to other customary closing conditions, the following:

  •
  the merger agreement has been approved by the affirmative vote of stockholders of INTAC representing a majority of the shares of INTAC common stock entitled to vote at the INTAC special meeting;

  •
  the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, has been declared effective by the SEC and is not the subject of any stop order or proceedings seeking a stop order;

  •
  the shares of HSW International common stock to be issued to INTAC stockholders upon completion of the merger have been approved for listing on the either the Nasdaq National Market or the Nasdaq Capital Market, subject to official notice of issuance;

  •
  no provision of any applicable law or regulation and no judgment, injunction, order or decree of a court of competent jurisdiction will prohibit the consummation of the merger and the asset contribution; and

  •
  each of the conditions to the obligations of certain purchasers at the closing of the merger under the stock purchase agreement related to the American investors stock purchase shall have been satisfied and the closing of this stock purchase will occur simultaneously with the closing of the merger.

        Conditions to HSW's, HSW International's and merger sub's Obligation to Complete the Merger.    The obligation of HSW, HSW International and merger sub to effect the asset contribution and the merger is further subject to satisfaction or waiver of the following additional conditions:

  •
  the representations and warranties of INTAC pursuant to the merger agreement and the representations and warranties made by Mr. Zhou pursuant to the voting agreement that are qualified as to materiality or material adverse effect are true and correct, and those representations and warranties that are not so qualified by materiality or material adverse effect are true and correct in all material respects, in each case as of the date of the merger agreement and as of the effective time of the merger as though made as of the effective time of the merger, or if those representations and warranties expressly relate to a different date, then as of such date, and HSW, HSW International and merger sub have received a certificate of a senior executive officer and a senior financial officer of INTAC and a certificate of Mr. Zhou, as applicable, to this effect;

  •
  INTAC and Mr. Zhou have performed in all material respects, or complied with in all material respects, all agreements and covenants required to be performed by them under the merger agreement or the voting agreement, as the case may be, on or prior to the effective time of the merger, and HSW, HSW International and merger sub have received a certificate of a senior executive officer and a senior financial officer of INTAC and a certificate of Mr. Zhou, as applicable, to this effect;

  •
  INTAC has obtained all third party consents required pursuant to the merger agreement;

  •
  HSW and HSW International have received an opinion from their counsel, as of the effective time of the merger, that the asset contribution and the merger will qualify as a transaction under section 351 of the Internal Revenue Code;

  •
  Mr. Zhou has executed and delivered the registration rights agreement among HSW International, HSW and Mr. Zhou, and the stockholders agreement among HSW International, HSW and Mr. Zhou;

  •
  INTAC has executed and delivered the agreements related to the restructuring of its Chinese operations;

  •
  Either (i)(A) Mr. Zhou has taken certain specified actions to purchase and then transfer all of the equity interest in Tianjin Yingfeng Technology Development Co., Ltd to Zhou Jingchen, the brother of Mr. Zhou and general manager of INTAC Trading, (B) Zhou Jingchen has entered into an equity interest pledge agreement, and (C) INTAC has compensated Mr. Zhou for this transfer with shares of INTAC common stock at a price to be agreed upon by INTAC, HSW, HSW International and Mr. Zhou, or (ii) INTAC and/or Mr. Zhou have taken all actions with respect to Tianjin Yingfeng Technology Development Co., Ltd as mutually agreed to by HSW, HSW International, INTAC and Mr. Zhou;

  •
  since the date of the merger agreement INTAC has not suffered and no event has occurred that is expected to cause a material adverse effect; and

  •
  each of the conditions to the obligations of INTAC, INTAC Holdings, INTAC Trading, Cyber and Mr. Zhou under the share purchase agreement shall have been satisfied and the closing under the share purchase agreement shall have occurred immediately prior to completion of the merger.

        Conditions to INTAC's Obligation to Complete the Merger.    INTAC's obligation to effect the merger is further subject to satisfaction or waiver of the following additional conditions:

  •
  the representations and warranties of HSW, HSW International and merger sub pursuant to the merger agreement that are qualified as to materiality or material adverse effect are true and correct, and those representations and warranties that are not so qualified by materiality or material adverse effect are true and correct in all material respects, in each case as of the date of the merger agreement and as of the effective time of the merger as though made as of the effective time of the merger, or if those representations and warranties expressly relate to a different date, then as of such date, and INTAC has received a certificate of a senior executive officer and a senior financial officer of HSW, HSW International and merger sub to this effect;

  •
  HSW, HSW International and merger sub have performed in all material respects, or complied with in all material respects, all agreements and covenants required to be performed or complied by them under the merger agreement on or prior to the effective time of the merger, and INTAC has received a certificate of a senior executive officer and a senior financial officer of HSW, HSW International and merger sub to this effect;

  •
  INTAC has received an opinion from its counsel, as of the effective time of the merger, that either (i) the asset contribution and merger will qualify as a transaction under Section 351 of the Internal Revenue Code, or (ii) the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code;

  •
  HSW, HSW International and their affiliates, as applicable, have executed and delivered the registration rights agreement among HSW, HSW International and Mr. Zhou, the services agreement, the update agreement, the affiliate registration rights agreements, the contribution agreements and the stockholders agreement;

  •
  the asset contribution has occurred;

  •
  HSW has obtained all third party consents required pursuant to the merger agreement; and

  •
  since the date of the merger agreement HSW has not suffered and no event has occurred that is expected to cause a material adverse effect.

        Important Definitions.    The merger agreement provides that a "material adverse effect" means:

  •
  when used in connection with HSW, any event, circumstance, change or effect that, individually or in the aggregate, is materially adverse to the rights in the contributed assets, except for (i) any effect that results from changes in general economic conditions in the jurisdictions in which HSW operates, (ii) any effect that results from general changes in the industries in which HSW operates, or (iii) any effect that results from any action required to be taken pursuant to the merger agreement or at the request of INTAC, and provided further, that if Mr. Arnold ceases to provide significant management services to HSW or Mr. Arnold ceases to perform his duties as an executive officer and director of HSW, any such cessation shall be deemed to be a material adverse effect;

  •
  when used in connection with HSW International, any event, circumstance, change or effect, individually or in the aggregate, that is materially adverse to the business, financial condition or results of operations of HSW International and merger sub taken as a whole, except for (i) any effect that results from changes in general economic conditions in the jurisdictions in which HSW International and merger sub operate or will operate as contemplated under the merger agreement or changes in the United States securities markets in general, (ii) any effect that results from general changes in the industries in which HSW International and merger sub operate or will operate as contemplated under the merger agreement, or (iii) any effect that results from any action required to be taken pursuant to the merger agreement or at the request of INTAC; and

  •
  when used in connection with INTAC, any event, circumstance, change or effect that, individually or in the aggregate, is materially adverse to the business, financial condition or results of operations of INTAC and its subsidiaries, taken as a whole, except for (i) any effect that results from changes in general economic conditions in the PRC or changes in the United States securities markets in general, (ii) any effect that results from general changes in the industries in which INTAC and its subsidiaries operate, or (iii) any effect that results from any action required to be taken pursuant to the merger agreement or at the request of HSW, HSW International or merger sub.

        INTAC can provide no assurance that all of the conditions precedent to the merger will be satisfied or waived by the party permitted to do so. INTAC cannot at this point determine whether it would resolicit proxies in the event that it decides to waive any of the items listed above. INTAC's decision would depend upon the facts and circumstances leading to its decision to complete the merger and whether INTAC believes there has been a material change in the terms of the merger and its effect on INTAC's stockholders. In making this determination, INTAC would consider, among other factors, the reasons for the waiver, the effect of the waiver on the terms of the merger, whether the requirement being waived was necessary in order to make the transaction fair to INTAC stockholders from a financial point of view, the availability of alternative transactions and the prospects of INTAC as an independent entity. If INTAC determines that a waiver of a condition would materially change the terms of the merger, it will resolicit proxies.

No Solicitation

        The merger agreement provides that INTAC will not, nor will it authorize or permit any of its subsidiaries, any of their respective directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative retained by it or any of its subsidiaries to (and will use reasonable best efforts to cause such person not to), directly or indirectly through another person:

  •
  initiate, solicit or knowingly encourage the making or receipt of any acquisition proposal (as defined below);

  •
  have any discussion with or provide any material, non-public information or data to any person relating to, or which could be reasonably foreseen to lead to, the making of an acquisition proposal, or engage in any negotiations concerning an acquisition proposal, or attempt to make or implement an acquisition proposal; or

  •
  approve or recommend, or propose, publicly or otherwise, to approve or recommend, or execute or enter into, any term sheet, memorandum of understanding, letter of intent, agreement-in-principle, contract, commitment, plan, arrangement or agreement, or propose, publicly or otherwise or agree to do any of the foregoing related to any acquisition proposal.

  •
  and that it shall cease all existing activities, discussions and negotiations with all persons conducted prior to the date of the merger agreement with respect to any acquisition proposal.

        The merger agreement provides that the term "acquisition proposal" means any offer or proposal for, or any indication of interest, letter of intent, memorandum of understanding, term sheet or inquiry relating to:

  •
  a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving INTAC or any INTAC subsidiary meeting the definition of "significant subsidiary" as defined in Rule 1-02 of Regulation S-X of the SEC;

  •
  any transfer, lease, assignment, exchange, purchase or sale of 15% or more of the consolidated assets of INTAC and its subsidiaries, taken as a whole; or

  •
  any purchase or sale of, or tender or exchange offer for, any equity or voting debt securities of INTAC, which, if consummated, would result in any person acquiring beneficial ownership of any securities representing 15% or more of the outstanding voting power of INTAC or any INTAC subsidiary meeting the definition of "significant subsidiary";

in each case, other than the transactions contemplated by the merger agreement.

        The merger agreement provides further that if:

  •
  INTAC receives a bona fide written acquisition proposal from any person, not in violation of the restrictions above, that the INTAC board of directors determines (in good faith after consultation with outside counsel and independent financial advisors) constitutes, or is reasonably expected to lead to a superior proposal, as described below;

  •
  prior to providing any information to any person in connection with such acquisition proposal, INTAC's board of directors receives from such person an executed and customary confidentiality agreement; and

  •
  INTAC promptly notifies HSW and HSW International of any such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, such person or any of its representatives, indicating the identity of such person and the material terms of any such proposals or offers;

INTAC may engage in any discussions or negotiations with, or provide material, non-public data or information to, any such person.

        The merger agreement provides that the term "superior proposal" means any bona fide offer made by a third party that, if consummated, would result in a person (or its stockholders) owning, directly or indirectly, a majority of the voting power of the surviving entity in a merger, reorganization, consolidation, share exchange, business combination, recapitalization or similar transaction with such person, which the INTAC board of directors in good faith determines (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be more favorable to the INTAC stockholders than the transactions contemplated by the merger agreement and which provides that any external financing required to pay the cash portion, if any, of the transaction consideration is either committed or funded and not subject to any material contingency.

        The merger agreement provides further that if, in connection with any acquisition proposal, INTAC or its board of directors (or any committee of the board of directors) (i) withdraws, modifies or qualifies its recommendation of the merger in a manner adverse to HSW or HSW International or (ii) takes any action in connection with the INTAC special meeting inconsistent with its recommendation of the merger, INTAC will:

  •
  provide immediate notice to HSW and HSW International advising them of such occurrence and specifying the identity of the third party and the material terms of the acquisition proposal;

  •
  postpone or delay the INTAC special meeting for at least five days after the giving of such notice; and

  •
  negotiate in good faith with HSW and HSW International with respect to any changes to the merger agreement proposed by HSW and HSW International and in the event of any material changes to the superior proposal.

        Notwithstanding the above but subject to INTAC's obligations, INTAC or its board of directors may approve or recommend, or propose to approve or recommend, or execute or enter into, any term sheet, memorandum of understanding, letter of intent, agreement-in-principle, contract, commitment, plan, arrangement or agreement, or propose, publicly or otherwise or agree to do any of the foregoing, related to any superior proposal without being liable to pay either HSW or HSW International a termination fee.

Termination of the Merger Agreement

        The merger agreement may be terminated at any time prior to the effective time of the merger, even if the merger agreement has been approved by INTAC stockholders:

  •
  by mutual written consent of HSW and INTAC;

  •
  by either HSW or INTAC, if the merger has not been completed by August 31, 2007 (referred to in this proxy statement/prospectus as the termination date), except that the termination date may be extended by mutual consent if and only if the conditions listed in the second or third bullet points under "—Conditions to HSW's, HSW International's, Merger Sub's and INTAC's Obligations to Complete the Merger" have not been satisfied prior to the termination date, and provided that the right to terminate the merger agreement will not be available to any party whose failure to fulfill any obligation under the merger agreement has caused or resulted in the failure of the effective time to occur by the termination date;

  •
  by either HSW or INTAC, if any governmental entity has issued an order, decree or ruling or taken any action restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement, and such order, decree, ruling or other action has become final and nonappealable;

  •
  by either HSW or INTAC, if the approval of the INTAC stockholders of the merger agreement has not been obtained because of the failure to obtain the required vote at the INTAC special meeting or of any adjournment or postponement of the INTAC special meeting at which the vote was taken;

  •
  by HSW, if INTAC has (i) failed to recommend the merger or has withdrawn, modified or qualified, or proposes to withdraw, modify or qualify its recommendation in any manner adverse to HSW or HSW International, or taken any action in connection with the INTAC special meeting otherwise inconsistent with its recommendation (including any action contemplated under "—No Solicitation") or (ii) failed to duly notice and convene the INTAC special meeting in accordance with the terms of the merger agreement;

  •
  by INTAC, if the INTAC board of directors determines in good faith after consultation with independent outside counsel that it is required to do so by its fiduciary duties under applicable law;

  •
  by HSW, if INTAC has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement in a manner making the conditions set forth in the first and second bullet points under "—Conditions to HSW's, HSW International's and Merger Sub's Obligation to Complete the Merger" incapable of being satisfied on or before the termination date; or

  •
  by INTAC, if HSW, HSW International or merger sub has breached or failed to perform any of their representations, warranties, covenants or other agreements contained in the merger agreement in a manner making the conditions set forth in the first and second bullet points under "—Conditions to INTAC's Obligation to Complete the Merger" incapable of being satisfied on or before the termination date.

Fees and Expenses

        Each of HSW and INTAC will pay its own fees and expenses in connection with the merger, except that they will share equally in the expenses and fees (i) incurred in connection with the printing, filing and mailing of the registration statement of which this proxy statement/prospectus is a part, (ii) incurred in connection with the printing, filing and mailing of any other registration statements required by the transactions contemplated by the merger agreement, and (iii) associated with the NASDAQ listing application and other listing costs. However, subject to certain exceptions, if the merger and the transactions contemplated by the merger are consummated, the surviving corporation will be responsible for, reimburse or pay all expenses incurred by the parties to the merger agreement.

Conduct of Business Pending the Merger

        Under the merger agreement INTAC has agreed that, except as contemplated by the merger agreement, provided in the disclosure schedule related to the merger agreement or reports filed by INTAC with the SEC within the last two years, required by a governmental entity or consented to by HSW International, during the period from the date of the merger agreement to the effective time of the merger, it will, and will cause each of its subsidiaries to (i) use their reasonable best efforts to preserve intact their lines of business, maintain material rights and franchises and preserve their relationships with significant customers, suppliers and others having significant business dealings with them, (ii) carry on their respective businesses in the ordinary course in all material respects, in substantially the same manner as previously conducted and (iii) shall not do any of the following:

  •
  enter into any new line of business;

  •
  make any capital expenditure in excess of $250,000 that was not previously disclosed or that is not in the ordinary course of business consistent with past practice;

  •
  declare or pay any dividends on or make other distributions in respect of its capital stock;

  •
  make an alteration of its share capital, including, among other things, stock splits, combinations, or reclassifications, subject to certain exceptions;

  •
  repurchase or redeem its capital stock;

  •
  issue or sell or enter into any agreement to issue or sell any shares of capital stock, other voting securities or securities convertible into capital stock or other voting securities, subject to certain exceptions;

  •
  amend its articles of incorporation, bylaws or business licenses;

  •
  acquire assets of or a material equity interest in other entities;

  •
  sell, lease or mortgage any assets except in the ordinary course of business;

  •
  make any loans or investments in excess of $100,000;

  •
  incur any indebtedness or guarantee the indebtedness of third parties other than in the ordinary course of business consistent with past practice, and provided that aggregate indebtedness of INTAC during the period commencing from signing will not exceed $5 million;

  •
  repay any outstanding indebtedness of INTAC or any of its subsidiaries other than in the ordinary course of business consistent with past practice or repay any indebtedness of any other person;

  •
  increase compensation to any director, officer or key employee or adopt, amend or make any contribution to any employee benefit plan, in each case other than in the ordinary course of business consistent with past practice;

  •
  agree or commit to grant or raise the compensation of any employee above $150,000 per year or grant severance in excess of $10,000;

  •
  grant any stock based compensation to any individual;

  •
  change INTAC's method of accounting;

  •
  fail to establish an adequate accrual for all material taxes;

  •
  change its fiscal year or annual tax accounting period;

  •
  make any material tax election;

  •
  settle or compromise any material income tax liability;

  •
  enter into any agreements or arrangements that restrict INTAC or any of its subsidiaries from engaging or competing in any line of business or in any geographic area;

  •
  take any action leading to a dissolution, liquidation or winding up of INTAC or any of its subsidiaries; or

  •
  enter into, amend, modify or terminate any material agreement other than in the ordinary course of business consistent with past practice.

        In addition, except as contemplated by the merger agreement, as required by a governmental entity or as consented to by INTAC, during the period from the date of the merger agreement to the effective time of the merger, HSW and its subsidiaries shall not to do any of the following:

  •
  permit any of the contributed assets or any intellectual property that is intended to be used in connection with the services agreement, to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to take any action or to pay all required fees and taxes required or advisable to maintain and protect its interest in each such item other than in the ordinary course of business and consistent with past practice and in a manner that will not materially diminish either the rights to be granted to HSW International under the contribution agreements or HSW's ability to provide the services under the services agreement;

  •
  enter into or modify any agreement regarding (i) ownership, use or license of the contributed assets in a manner that materially diminishes the rights to be granted to HSW International under the contribution agreements or (ii) any intellectual property that is intended to be used in connection with the services agreement in a manner that materially diminishes HSW's ability to provide the services under the services agreement;

  •
  sell, lease, license or otherwise dispose of or subject to any liens, any of its rights in (i) the contributed assets in a manner that materially diminishes the rights to be granted to HSW International under the contribution agreements or (ii) any intellectual property that is intended to be used in connection with the services agreement in a manner that materially diminishes HSW's ability to provide the services under the services agreement; or

  •
  grant any stock based compensation relating to capital stock of HSW International to any individual other than, pursuant to the terms of the Arnold consulting agreement, an option covering 3,000,000 shares of HSW International common stock to Jeffrey Arnold and additional options covering 1,000,000 shares, in the aggregate, of HSW International common stock to one or more eligible individuals, including Jeffrey Arnold.

        Additionally, HSW agrees that neither it nor any of its subsidiaries nor any of the officers and directors of it or any of its subsidiaries will, and that it shall use its reasonable best efforts to cause the employees, agents and representatives of it or any of its subsidiaries not to (i) have any discussion with or provide any material, non-public information to any person relating to any transaction or business combination by HSW or any of its subsidiaries in the territories (as defined in the contribution agreements) regarding the ownership, use or license of any contributed assets in the territories or (ii) approve or enter into any agreement with respect to the foregoing. HSW will cease all existing discussions with all persons conducted prior to the date of the merger agreement with respect to any of the foregoing.

        During the period from the date of the merger agreement and continuing until the effective time of the merger, HSW International and merger sub agree to engage in no business or other activities other than the performance of or compliance with the agreements and covenants required to be performed by them under the merger agreement or the stock purchase agreements or actions taken in connection with the consummation of the transactions contemplated by the merger agreement or the stock purchase agreements.

Representations and Warranties

        The merger agreement contains customary representations and warranties relating to, among other things:

  •
  corporate organization and similar corporate matters of HSW, HSW International, merger sub and INTAC;

  •
  subsidiaries of HSW, HSW International, merger sub and INTAC;

  •
  capital structure of HSW, HSW International, merger sub and INTAC;

  •
  minority interests of INTAC;

  •
  authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the merger agreement and related matters of HSW, HSW International, merger sub and INTAC;

  •
  documents filed by INTAC with the SEC, including financial statements, and the accuracy of information contained in those documents;

  •
  accuracy of the information supplied for this proxy statement/prospectus by HSW, HSW International, merger sub and INTAC;

  •
  approval of the merger agreement by the board of directors of HSW, HSW International, merger and INTAC and the approval of the merger agreement by HSW International stockholders;

  •
  the vote of INTAC stockholders required to approve the merger agreement;

  •
  absence of material changes or events concerning INTAC;

  •
  title to INTAC's properties and INTAC's compliance with the terms of its material leases;

  •
  intellectual property rights of HSW, HSW International and INTAC;

  •
  certain material contracts and agreements of INTAC;

  •
  pending or threatened material litigation of HSW, HSW International, merger sub and INTAC;

  •
  absence of liabilities or indebtedness of HSW International or merger sub;

  •
  benefit plans and labor relations matters of INTAC;

  •
  filing of tax returns and payment of taxes by INTAC;

  •
  compliance with applicable laws by HSW, HSW International, merger sub and INTAC;

  •
  absence of undisclosed liabilities of INTAC;

  •
  accuracy of information supplied by each of HSW International, merger sub and INTAC in connection with this proxy statement/prospectus and the registration statement of which it is a part;

  •
  absence of material changes or events concerning INTAC;

  •
  insurance policies of INTAC;

  •
  transactions with related persons by INTAC;

  •
  material environmental matters of INTAC;

  •
  matters relating to the Employee Retirement Income Security Act for INTAC;

  •
  absence of excess parachute payments to any director, officer, employee or consultant of INTAC or its affiliates;

  •
  opinion of the financial advisor of INTAC;

  •
  engagement and payment of fees of brokers, investment bankers, finders and financial advisors of HSW, HSW International, merger sub and INTAC;

  •
  qualification of the asset contribution and the merger under Section 351 of the Internal Revenue Code by HSW, HSW International and merger sub;

  •
  completion of the distribution business sale by INTAC Holdings;

  •
  absence of any liabilities of INTAC other than in the ordinary course of business (other than the distribution/telecommunications business) and liabilities in connection with the merger and the related transactions; and

  •
  investment purpose of HSW for the investment in HSW International.

        The representations, warranties, covenants and other agreements of each of HSW, HSW International, merger sub and INTAC will not survive consummation of the merger unless any representations, warranties, covenants and other agreements by their terms apply to or are to be performed in whole or in part after the effective time.

Additional Terms

        Subject to the terms and conditions of the merger agreement, HSW, HSW International, merger sub and INTAC have agreed to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to consummate the merger and the asset contribution and the other transactions contemplated by the merger agreement, including:

  •
  preparing and filing as promptly as practicable all necessary applications, notices, petitions, filings and other documents; and

  •
  promptly obtaining all consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or any governmental entity in order to consummate the merger, the asset contribution and the other transactions contemplated by the merger agreement and the ancillary agreements.

        The merger agreement further provides that:

  •
  INTAC will file with the SEC a notice of termination of registration with respect to INTAC common stock;

  •
  HSW International will promptly prepare and submit to Nasdaq a listing application covering the shares of HSW International common stock to be issued in the merger, and will use its best efforts to obtain approval for quotation of HSW International common stock prior to the effective time of the merger, subject to official notice of issuance to Nasdaq;

  •
  Each of HSW, HSW International, merger sub and INTAC will (i) confer with and report to the others on matters related to governmental filings and (ii) timely file all reports required to be filed by it with the SEC and all other governmental entities between the date of the merger agreement and the effective time of the merger;

  •
  Each of HSW, HSW International, merger sub and INTAC will use its reasonable best efforts to cause the asset contribution and the exchange of INTAC common stock for HSW International common stock in connection with the merger to qualify as a transaction under Section 351 of the Internal Revenue Code and to cause the exchange of INTAC common stock for HSW International common stock in connection with the merger to qualify as a reorganization under Section 368(a) of the Internal Revenue Code, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which could prevent the asset contribution and the exchange of INTAC common stock for HSW International common stock in connection with the merger from qualifying as a transaction under Section 351 of the Internal Revenue Code or the exchange of INTAC common stock for HSW International common stock in connection with the merger from qualifying as a reorganization under Section 368(a) of the Internal Revenue Code;

  •
  following the effective time of the merger, none of HSW, HSW International, merger sub or INTAC or any of their affiliates will knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could cause the asset contribution and the exchange of INTAC common stock for HSW International common stock to fail to qualify as a transaction under Section 351 of the Internal Revenue Code or cause the exchange of INTAC common stock for HSW International common stock to fail to qualify as a reorganization under Section 368(a) of the Internal Revenue Code;

  •
  HSW and INTAC will furnish the other party with copies of all filings and communications between it and any governmental entity with respect to the transactions contemplated by the merger agreement;

  •
  INTAC will notify HSW, and HSW, HSW International and merger sub will notify INTAC, of (i) any events, circumstances or occurrences subsequent to the date of the merger agreement that would result in any breach of a representation, warranty or covenant or (ii) all other material developments that could reasonably be expected to have a material adverse effect;

  •
  HSW will take all actions necessary to cause HSW International and merger sub to perform their respective obligations under the merger agreement and to consummate the asset contribution and the merger, and HSW will act as guarantor and be jointly liable for HSW International's and merger sub's performance of their respective obligations under the merger agreement;

  •
  prior to the closing of the merger, HSW will use commercially reasonable efforts to obtain the right to sublicense certain contents to INTAC;

  •
  for a period of two years after the merger, HSW International will continue all INTAC employee benefit plans with a level of compensation and benefits no less than that provided immediately prior to the closing of the merger;

  •
  HSW International will take all steps necessary to ensure the shares of HSW International common stock issuable upon the exercise of assumed INTAC stock options have been registered under the Securities Act as of the closing of the merger;

  •
  prior to the closing of the merger, HSW International will adopt a stock option plan in a form reasonably acceptable to HSW International and INTAC. A total of 8,000,000 shares of HSW International common stock will be reserved for issuance under the stock option plan; and

  •
  prior to the closing of the merger, INTAC will use its commercially reasonable efforts to agree mutually with HSW on steps to implement a restructuring of INTAC's operations in the PRC.

Certificate of Incorporation and By-laws of the Surviving Corporation

        The merger agreement provides that the HSW International Certificate of Incorporation will be amended to read in its entirety as set forth in Exhibit H to the merger agreement and, as so amended, will be the certificate of incorporation of HSW International upon the effective time. The merger agreement further provides that the By-laws of HSW International, as in effect immediately prior to the completion of the merger, will be amended to read in their entirely as set forth in Exhibit I to the merger agreement and, as so amended, will be the by-laws of HSW International upon effective time. For a summary of certain provisions of the amended HSW International Certificate of Incorporation, HSW International amended By-laws and the associated rights of INTAC stockholders, see "Comparison of Rights of Common Stockholders of HSW International and INTAC" beginning on page 154.

Amendment; Extension and Waiver

        The merger agreement provides that:

  •
  the merger agreement may be amended by mutual consent of the parties in writing at any time, by action taken or authorized by their respective boards of directors, before or after the merger agreement has been approved by the stockholders of INTAC, except that no amendment may be entered into which requires further approval by INTAC stockholders unless that approval is obtained or which changes the merger consideration to be received by INTAC stockholders unless further approved by INTAC stockholders; and

  •
  at any time prior to the effective time of the merger, the parties may, by action taken or authorized by their respective boards of directors:

  •
  extend the time for performance of any of the obligations or other acts of any other party to the merger agreement;

  •
  waive inaccuracies in representations and warranties of any other party contained in the merger agreement or in any related document; or

  •
  waive compliance by any other party with any agreements or conditions in the merger agreement.

AGREEMENTS RELATED TO THE MERGER

The Contribution Agreements, Services Agreement, Update Agreement and Letter Agreement

        This is a summary of the material provisions of the contribution agreements, the services agreement, the update agreement and the letter agreement related to the asset contribution. The forms of contribution agreements, services agreement, update agreement and letter agreement which are attached as Annexes C, D, E, F and G, respectively, to this proxy statement/prospectus and are incorporated herein by reference, contain the complete terms of these agreements. See also "Where You Can Find More Information" on page 173. You should read the forms of contribution agreements, services agreement, update agreement and letter agreement carefully.

        Contribution Agreements.    HSW will contribute the content (owned by or licensed to HSW) to HSW International by granting to HSW International a perpetual, fully paid up, royalty-free, sublicensable, exclusive license in the territories to the contributed assets, which specifically consist of the right to render Chinese and Portuguese translations of, the right to publish or use any or all actual renderings in the translation languages and all such actual renderings, of such licensed and sublicensed content, including derivative works, solely in digital and/or electronic form. Notwithstanding the foregoing, all sublicensed content is subject to the terms, conditions and restrictions set forth in the applicable third party licenses from which the sublicensed content is sublicensed. HSW is the sole and exclusive owner of the licensed content, the applicable third party licensors are the sole and exclusive owners of the applicable sublicensed content and HSW International is the sole and exclusive owner of the contributed assets, subject to HSW and its licensors rights in the underlying content.

        HSW will also grant to HSW International a limited, perpetual, fully paid up, royalty-free, non-sublicensable, non-transferable, exclusive license in the territories to (i) use the content solely for purposes of translating it into the translation languages for the purposes thereby of creating the contributed assets; and (ii) use limited excerpts of the licensed content translated into the translation languages in print format with limited distribution to businesses solely for purposes of marketing, business development, financings and other similar legitimate business purposes, provided that any such limited print excerpts are not distributed publicly.

        HSW may terminate the licenses granted in the paragraph immediately above in either of the territories upon written notice to HSW International if (i) HSW International files a petition for bankruptcy or is adjudicated bankrupt, (ii) a petition in bankruptcy is filed against HSW International and this petition is not dismissed within ninety calendar days, (iii) HSW International becomes insolvent or makes an assignment for the benefit of its creditors or an arrangement for its creditors pursuant to any bankruptcy law; (iv) HSW International discontinues the business that is covered by either of the contribution agreements; (v) a receiver is appointed for HSW International or its business; or (vi) HSW International is in material breach of any of the terms or conditions set forth in either of the contribution agreements, which breach remains uncured thirty days after written notice of such breach from HSW so long as such material breach was not caused by any action or inaction of HSW, and HSW did not prevent or limit HSW International's attempts to cure such breach.

        Update Agreement.    HSW will provide all updates (i.e., modifications and new content) to HSW International for its purchase. With respect to updated content that HSW International elects to purchase, HSW will grant to HSW International the same license rights as those granted pursuant to the contribution agreements with respect to any updates to the content licensed pursuant to the contribution agreement for a fee equal to (i) one percent per territory of HSW's fully allocated costs directly attributable to producing the updates purchased by HSW International and (ii) HSW's actual cost in transferring the purchased updates to HSW International, plus (iii) five percent of (i) and (ii) above. Sublicensed content restrictions, ownership rights and termination rights are the same as those granted pursuant to the contribution agreements. HSW may suspend its obligation to provide updates to HSW International if HSW International fails to pay any update fee for 90 days after such fee was due or if HSW International becomes insolvent.

        Services Agreement.    Upon HSW International's written request, HSW will provide the following services to HSW International or Intac International Management Consultancy (Beijing) Co., Ltd., as reasonably designated by HSW International: (i) translating the content into the translation languages, (ii) designing and developing HSW International Internet sites for the territories; (iii) providing the technology for establishing, operation and use of such Internet sites; (iv) providing support and consulting concerning the hosting, operation, and display of such Internet sites; (v) securing the registration and maintaining the domain names for such Internet sites; and (vi) providing other services reasonably agreed to by the parties as necessary to develop, operate and maintain such Internet sites. HSW International will pay HSW a fee equal to HSW's fully allocated costs in providing the services. The term of the services agreement is for a period of 18 months beginning the date of the contribution agreements. The services agreement may be terminated earlier if the parties mutually agree that HSW International is able to perform the services on its own behalf, and HSW International may terminate any or all services upon 30 days written notice to HSW. HSW may suspend any service to HSW International if HSW International fails to pay the fee for such service for 90 days after such fee was due.

        Letter Agreement.    HSW International will have the option to acquire the exclusive digital publishing rights for the content in India and Russia on the same terms and conditions as those with respect to China and Brazil under the Contribution Agreements and the Update Agreement. HSW International will have the right to exercise this option within eighteen months after the closing of the merger. In the event that HSW International exercises this option, a limited partnership or limited liability company will be formed, and HSW International will, and will also cause INTAC to, contribute all of their respective assets to the formed entity. In exchange, HSW International and INTAC will receive in the aggregate a number of units in the formed entity equal to the total number of shares of HSW International common stock then outstanding. The number of units to be received by HSW International and INTAC will be allocated based on the relative fair market value of their assets contributed to the formed entity. HSW will contribute the exclusive digital publishing rights for the content in India and Russia to the formed entity and receive 6,000,000 units in the formed entity. HSW will have the right to exchange any or all of its units for shares of HSW International common stock. Income and loss of the formed entity will be allocated among the parties on a pro rata basis. Upon the issuance of any shares of HSW International common stock, HSW International will be issued from the formed entity one additional unit for each share of HSW International common stock issued. In exchange, HSW International will transfer to the formal entity the net proceeds (if any) received by HSW International upon the issuance of such shares.

The Stock Purchase Agreements

        This is a summary of the material provisions of the stock purchase agreements. The stock purchase agreements which are attached as Annexes I, J, K and L to this proxy statement/prospectus and which are incorporated herein by reference, contain the complete terms of this agreement. See also "Where You Can Find More Information" on page 173. You should read the stock purchase agreements carefully.

        American investors have agreed to purchase $22.5 million of HSW International common stock for a price per share equal to the public announcement price. One of the American investors, Ashford Capital Management, Inc., currently holds approximately 5.3% of INTAC's common stock.

        The number of shares issued to American investors will be adjusted on the eleventh day after the date the shelf registration statement filed by HSW International in connection with the equity financing is declared effective by the SEC. HSW International will recalculate the number of shares using a per share price equal to the shelf purchase price. If the shares issued to American investors calculated on the basis of the public announcement price is less than the number of shares calculated on the basis of the shelf purchase price, then HSW International will issue to American investors the difference in the number of shares.

        The American investors stock purchase agreements contain a number of covenants, representations and warranties for the parties. The representations and warranties will not survive the closing under the stock purchase agreement. The stock purchase agreements incorporate the representations and warranties made by INTAC, HSW International, merger sub and HSW under the merger agreement and such representations and warranties are deemed to have been made by HSW International under the American investors stock purchase agreements. Compliance with all such representations and warranties and HSW International's obligations under the merger agreement and the stock purchase agreements are conditions to closing. The closing of the American investors stock purchase will, subject to the satisfaction or waiver of other closing conditions, including the completion of the merger.

        The American investors stock purchase agreements may be terminated at any time prior to the closing (i) by any of the parties in the event that any governmental order restraining, enjoining or otherwise prohibiting the transactions contemplated by the American investors stock purchase agreements or the merger agreement has become final and nonappealable, or (ii) by mutual written consent of the parties.

        In connection with the American investors stock purchase, American investors will be granted registration rights for the shares of HSW International common stock received by them. The registration rights agreement requires HSW International to file a shelf registration statement covering the resale of the shares purchased by American investors under the American investors stock purchase within 90 days of the closing of the American investors stock purchase and that such shelf registration statement will become effective within 180 days of the closing. In the event, the shelf registration statement is not effective within 180 days of closing, subject to limited exceptions, HSW International is required to pay to American investors a monthly cash penalty equal to 0.5% of the $22.5 million received by HSW International under the American investors stock purchase agreements.

        Under the registration rights agreement American investors shall also be able to participate in underwritten registered offerings of the HSW International. HSW International will be responsible for all expenses incurred in filing and maintaining the shelf registration statement. The registration rights agreement includes obligations of HSW International relating to the registration procedures and mutual indemnification provisions among the parties.

        European investors have agreed to purchase approximately $27 million of HSW International common stock (this amount is an estimate based on the purchase of $21.0 million of HSW International common stock and an additional 900,000 shares of HSW International common stock at a price to be determined at the closing of such purchase) for a price per share of the lower of (i) the public announcement price and (ii) shelf purchase price (with one investor subject to an additional provision that if the per share purchase price calculated is greater than the highest trading price of HSW International common stock on the closing date of the purchase, then the per share purchase price will be adjusted to be such highest trading price). Deutsche Bank Aktlengesellschaft, an affiliate of DWS Finanz-Service GmbH (one of the European investors), currently holds approximately 8.8% of INTAC's common stock.

        As part of the European investors stock purchase, it is contemplated that HSW International will file, prior to closing, a shelf registration statement covering the resale of the shares to be purchased by European investors.

        The closing of the European investors stock purchase will, subject to the satisfaction or waiver of certain closing conditions such as the completion of the merger and the SEC declaring effective the shelf registration statement, on the eleventh day after the SEC declares effective the registration statement.

        The European investors stock purchase agreements may be terminated at any time prior to the closing (i) by any of the parties in the event that any governmental order restraining, enjoining or otherwise prohibiting the transactions contemplated by the European investors stock purchase agreements has become final and nonappealable, (ii) by mutual written consent of HSW International and the European investors or (iii) by HSW International if the purchase price is less than $5.00.

The Voting Agreement

        This is a summary of the material provisions of the voting agreement. The voting agreement, which is attached as Annex M to this proxy statement/prospectus and is incorporated herein by reference, contains the complete terms of this agreement. You should read the voting agreement carefully.

        Mr. Zhou and HSW have entered into a voting agreement on April 20, 2006 whereby Mr. Zhou has agreed to vote, or cause to be voted, at the INTAC special meeting, all the shares of INTAC common stock owned by him on such date and any additional shares he may acquire after such date, in favor of the approval of the merger agreement, the merger and the transactions contemplated by the merger agreement. As of the record date, Mr. Zhou owned          shares of the INTAC common stock representing      % of the issued and outstanding shares of INTAC common stock. Mr. Zhou has granted HSW an irrevocable proxy to be used solely in the event of a breach of or non-compliance by him of the foregoing voting obligations, solely for the purposes of (i) demanding that the INTAC secretary call a special meeting of INTAC stockholders to consider matters related to the merger, and (ii) voting all of the shares owned by Mr. Zhou in favor of the approval of the merger agreement, the merger and the transactions contemplated by the merger agreement in accordance with the terms and provisions of the merger agreement.

        Mr. Zhou has agreed to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, the merger and each of the transactions contemplated by the merger agreement, and to carry out the intent and purposes of the voting agreement.

        Pursuant to the voting agreement, Mr. Zhou also agreed, during the term of the voting agreement, not to sell, transfer, pledge, encumber, assign or otherwise dispose of or enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with INTAC or enter into any contract, option or other arrangement or understanding with respect to the offer for sale, sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the shares of INTAC common stock owned by Mr. Zhou, any securities exercisable for or convertible into INTAC common stock, any other capital stock of INTAC or any interest in any of the foregoing with any person, except that Mr. Zhou has the right to transfer no more than 4,000,000 shares of INTAC common stock to any immediate family member, if such family member has agreed in writing to (i) accept the shares of INTAC common stock subject to the terms and conditions of the voting agreement and (ii) be bound by the voting agreement.

        The voting agreement will terminate, and no party shall have any rights or obligations under the voting agreement, upon the earlier of (i) the effective time of the merger and (ii) termination of the merger agreement in accordance with the terms thereof.

The Amended and Restated Stockholders Agreement

        This is a summary of the material provisions of the stockholders agreement, as amended and restated on January 29, 2007. All references herein to the stockholders agreement refer to the stockholders agreement as amended and restated. The stockholders agreement, which is attached as Annex H to this proxy statement/prospectus and is incorporated herein by reference, contains the complete terms of this agreement. See also "Where You Can Find More Information" on page 173. You should read the stockholders agreement carefully.

        Transfer Restrictions.    HSW may not make or solicit any sale of, or create, incur or assume any encumbrance with respect to, the HSW International common stock issued to it pursuant to the asset contribution (referred to in this proxy statement/prospectus as the HSW asset contribution stock) during the period ending (i) 12 months after the closing of the merger with respect to one-third of the shares of HSW asset contribution stock, (ii) 18 months after the closing of the merger with respect to the next one-third of the shares of HSW asset contribution stock and (iii) 24 months after the closing of the merger with respect to the remaining one-third of the shares of HSW asset contribution stock (referred to in this proxy statement/prospectus as the applicable restricted period), except that during the applicable restricted period HSW may make or solicit a sale to a permitted transferee. No sale of HSW asset contribution stock to a permitted transferee will be effective if it was a purpose of such transfer to circumvent the restrictions above. Mr. Zhou may not make or solicit any sale or create, incur or assume any encumbrance with respect to at least 4 million shares of HSW common stock issued to him pursuant to the merger for a period of 12 months after the closing of the merger.

        Corporate Governance.    Following the merger, the number of directors serving on the HSW International board of directors will be seven. As of the Closing, HSW, Mr. Zhou and HSW International will take all actions necessary to cause the persons designated by each of HSW and Mr. Zhou as set forth in the stockholders agreement to be duly appointed to the HSW International board of directors, each to serve until the next annual election of directors of HSW International, and to cause the special committee, the compensation committee and the audit committee of the board to be established, each composed of the persons set forth in the stockholders agreement and to serve for such term during which such person remains a director of HSW International. HSW will have the right to designate five directors (three of whom will be independent directors). Mr. Zhou will have the right to designate two directors (one of whom will be an independent director). Each of HSW and Mr. Zhou will have the right to request the removal, with or without cause, of any directors designated by HSW or Mr. Zhou, as applicable, and HSW, Mr. Zhou and HSW International, through the HSW International board of directors, will cause any such person to be removed from the HSW International board of directors.

        Following the nomination of the designees to the HSW International board of directors, at each election of directors at which the term of any designated director will expire, the HSW International board of directors will (i) recommend for election to the HSW International board of directors a nominee designated by the person that initially designated the director whose term will expire and (ii) use best efforts to solicit proxies in favor of such nominee consistent with the efforts used to solicit proxies for any other nominees.

        Each of the special committee, the compensation committee and the audit committee will be comprised of at least three members. One independent director designated by each of HSW and Mr. Zhou will serve on each committee. All members of the compensation committee and the audit committee will be independent directors.

        Each of HSW and Mr. Zhou agrees that at every meeting of the HSW International's stockholders at which directors are to be elected or at any meeting at which the removal of a director is subject to the vote of HSW International's stockholders, each of HSW and Mr. Zhou and its permitted transferees will cause all of their shares of HSW International common stock to be represented either by proxy or in person and to be voted in favor of (i) the election of the designees of HSW and Mr. Zhou and (ii) the removal of any designee if requested by the person designating such designee. If directors are to be elected or removed by written consent of HSW International's stockholders, each of HSW and Mr. Zhou agrees that it and its permitted transferees will execute written consents in favor of (x) the election of the designees of HSW and Mr. Zhou and (y) the removal of any designee if requested by the person designating such designee.

        In order to effectuate these corporate governance provisions, each of HSW and Mr. Zhou will grant to the Secretary of HSW International an irrevocable proxy to be used solely in the event of a breach of or non-compliance with the voting agreements described immediately above, solely for the purpose of voting all of the shares of HSW International common stock owned by such person in favor of (i) the election of all designees of HSW and Mr. Zhou and (ii) the removal of any designee if requested by the person designating such designee.

        Other than with respect to the election of directors, each stockholder and its permitted transferees may vote all of their respective shares of common stock of HSW International in their absolute discretion.

        Other Markets.    If HSW proposes to, or receives a bona fide offer from any other person to, engage in a transaction involving an investment or acquisition of an interest in any entity, business, assets, properties or securities in connection with a sale, transfer, assignment or license of HSW's rights in the licensed content or sublicensed content in any geographical area outside the United States or the territories (referred to in this proxy statement/prospectus as an other market transaction), HSW agrees to:

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  make an irrevocable offer to HSW International to participate in such other market transaction; and

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  following delivery of such offer, discuss with HSW International its participation in such other market transaction in good faith for a period of time expiring on the earlier of: (A) sixty days from the date of such offer, and (B) the date on which HSW International notifies HSW that it is not interested in participating in such other market transaction.

        If HSW elects to participate in any such other market transaction, HSW International or one of its subsidiaries may acquire between 25% and 50% of HSW's interest in such other market transaction at a price equal to $10 million for 50% of HSW's interest in such other market transaction, provided that if HSW International elects to purchase less than 50% of HSW's interest in such other market transaction, the price will be decreased in proportion to the decrease in percentage of HSW's interest in such other market transaction purchased by HSW International. HSW International will have 60 days from the date of the offer within which to notify HSW that it elects to purchase a portion of HSW's interest in such other market transaction.

        Additional Content.    If HSW International acquires any rights in any text, images, designs, graphics, artwork or other content (referred to in this proxy statement/prospectus as the additional content), HSW International will use commercially reasonable efforts to obtain, as a part of such acquisition, (i) the worldwide digital publishing rights to such additional content and (ii) digital publishing rights for HSW in respect of such additional content for use outside the territories ((i) and (ii), referred to in this proxy statement/prospectus as the additional rights). Notwithstanding the foregoing, HSW International will not be required to pay or be obligated to incur additional fees or costs for additional rights obtained for HSW unless HSW agrees to bear such additional fees and/or costs.

        Non-Competition.    HSW International agrees that, during the term of the stockholders agreement, it will not, and will use its best efforts to cause each of its subsidiaries not to, within the United States, (a) enter into any agreement with, hold any equity or financial interest in, or permit its name or any part thereof to be associated in business with, any person that provides any services or products that compete with any services or products of HSW in the United States, or (b) otherwise provide any services or products that compete with any services or products of HSW in the United States, except with the prior written consent of HSW.

        Termination.    The stockholders agreement may be terminated by written agreement of all parties with rights under the stockholders agreement, or upon the expiration of (i) all rights created pursuant to the stockholders agreement and (ii) all applicable statutes of limitations applicable to the enforcement of claims under the stockholders agreement, except that (a) HSW International's right to participate in other markets transactions and HSW's rights to any additional content will terminate three years after the date of the stockholders agreement. The rights of HSW or Mr. Zhou, as applicable, pursuant to the provisions regarding transfer restrictions and corporate governance will terminate on the date HSW or Mr. Zhou, as applicable, beneficially owns less than 10% of HSW International common stock on a fully diluted basis. The transfer restrictions will terminate upon a change of control of HSW International or a sale of all or substantially all of HSW International's assets.

The Share Purchase Agreement

        This is a summary of the material provisions of the share purchase agreement. The share purchase agreement which is attached as Annex R to this proxy statement/prospectus and is incorporated herein by reference, contains the complete terms of this agreement. See also "Where You Can Find More Information" on page 173. You should read the share purchase agreement carefully.

        INTAC Holdings has agreed to sell all the issued and outstanding shares of Global Creative International Limited, INTAC Telecommunications Limited, INTAC Deutschland GmbH, and FUTAC Group Limited (collectively known as the "Distribution Companies"), each a wholly owned subsidiary of INTAC Holdings, and INTAC Trading has agreed to transfer its rights and control with respect to Meidi Technology to Cyber, a corporation wholly-owned by Mr. Zhou. The distribution/telecommunications segment of INTAC's business, which consists of the distribution of wireless handset products and the sale of prepaid calling cards, is conducted in whole by the Distribution Companies. In exchange, Mr. Zhou shall transfer 3,000,000 shares of INTAC common stock that he currently holds to INTAC Holdings.

        The parties have agreed that any and all amounts paid on the receivables balance due from Lam Ching Wing on or after the execution of the share purchase agreement until the closing of the merger shall be paid into a receivables escrow account. Further, the parties have agreed that any and all expenditures incurred by the Distribution Companies during the same period shall be paid out of the receivables escrow account. Upon closing of the merger, any funds remaining in the receivables escrow account will be paid to Cyber.

        Mr. Zhou has also agreed to place 1,000,000 shares of INTAC common stock in a payables escrow at the closing of the merger. INTAC has provided a representation and warranty under the merger agreement that there will be no third party debt or payables upon closing under the merger agreement other than debts and payables incurred in connection with the merger and in the ordinary course of business (other than the distribution/telecommunications business). If there is a breach of such representation and warranty by INTAC under the merger agreement, Mr. Zhou shall be responsible for paying, in cash, the amount of any losses, damages, costs and expenses arising out of such breach. If Mr. Zhou fails to pay such amount to INTAC in cash, INTAC and/or HSW International may call on the shares placed in the payables escrow. The number of shares to be called shall equal to the amount due from Mr. Zhou divided by the per-share closing market price of HSW International common stock on the date that such right is exercised.

        The closing of the share purchase agreement, subject to the satisfaction or waiver of certain closing conditions, shall take place on the closing date of, but immediately prior to, the merger. The conditions to such closing include (i) the requisite shareholder approval for the share purchase agreement and (ii) the termination of all guaranties provided by INTAC, INTAC Holdings, and their affiliates with respect to liabilities of the distribution companies or Meidi Technologies, including, without limitation, the guarantee provided by INTAC Holdings in favor of Delta One Holland for amounts owed by INTAC Telecommunications.

        The share purchase agreement may be terminated at any time prior to the closing of the share purchase agreement (i) by any parties in the event that the closing shall not have occurred by August 31, 2007, unless that party's failure to fulfill its obligations under the share purchase agreement caused the failure of the closing, (ii) by any of the parties in the event that any governmental order restraining, enjoining or otherwise prohibiting the transactions contemplated by the share purchase agreement has become final and nonappealable, (iii) by any parties if the other party has breached any of its representations, warranties, covenants or agreements and the breach cannot be or has not be cured within 30 days after the giving of written notice by the non-breaching party or (iv) by mutual written consent of the parties.

HSW INTERNATIONAL AND INTAC MANAGEMENT'S DISCUSSION AND ANALYSES OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        HSW International ("HSWI") has only limited historical operations prior to the consummation of the merger. Consequently, the following management discussion and analysis of financial condition and results of operations with respect to historical operations primarily relate only to the stand-alone historical operations of INTAC pre-merger. A complete description of INTAC's Management Discussion and Analysis of Financial Condition and Results of Operations is included in, "Management Discussion And Analysis Of Financial Condition And Results Of Operations" in Item 7 of INTAC's Annual Report on Form 10-K for the year ended September 30, 2006 and Form 10-Q for the quarter ending December 31, 2006 which are incorporated by reference in this proxy statement/prospectus.

        This proxy statement/prospectus, and in particular the following discussion, contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons. You should read the following discussion with "Management's Discussion and Analysis of Financial Condition And Results Of Operations" and the consolidated financial statements and footnotes thereto included in INTAC's Annual Report on Form 10-K for the fiscal year ended September 30, 2006 and quarterly report on Form 10-Q for the quarterly period ended March 31, 2007.

HSW International

Business Overview

        HSW International was formed on March 14, 2006 as a wholly-owned subsidiary of HowStuffWorks, Inc. in order to effect the merger. Prior to the consummation of the merger, HSW International will have only limited assets and operations incident to its formation and in preparation for the merger and subsequent business. After the merger, INTAC will be a wholly owned subsidiary of HSW International.

        HSW International Merger Corporation was formed on February 27, 2006, and became a wholly owned subsidiary of HSW International on March 14, 2006. This subsidiary was formed as a Nevada corporation solely to effect the merger, and the subsidiary has not conducted and will not conduct any business during any period of its existence. We refer to this subsidiary throughout this proxy statement/prospectus as the merger sub.

        In connection with the merger, HSW and HSW International will enter into two contribution agreements , through which HSW will contribute the contributed assets to HSW International in exchange for shares of HSW International common stock and HSW International will have exclusive digital publishing rights to HSW's content in China and Brazil. In addition to the contributed assets, HSW will grant HSW International the right to exclusively license for a fee the digital publishing rights in China and Brazil to new and modified content developed by HSW after the merger is consummated (subject to the rights of third parties to such new and modified content), pursuant to an update agreement. HSW will also provide certain transitional services to HSW International for the purposes of developing, supporting, translating, and facilitating the digital transmission of the contributed assets pursuant to a services agreement. Finally, HSW will grant HSW International an 18 month option to acquire from HSW the exclusive digital publishing rights for HSW content in India and Russia. The China and Brazil contribution agreements, services agreement, update agreement and letter agreement are attached to this proxy statement/prospectus as Annexes C, D, E, F and G, respectively.

        Upon consummation of the merger and the related transactions, HSW International will launch an Internet business based on translated and localized versions of the HowStuffWorks website, including advertising, search, e-commerce and sponsorships in China and Brazil, leveraging the appropriate elements of INTAC's business.

        Following the merger, HSW International intends to enter the Chinese online publishing market and the Brazilian online publishing market by leveraging a consistently expanding and proprietary digital content database designed to meet the information needs of the online community. HSW International will do so utilizing the combination of the contributed assets from HSW with the relationships, core competencies, and knowledge of the Chinese markets developed by INTAC. HSW International also intends to generate revenue by assembling a library of digital content and licensing such to various customers, including HSW, in territories outside of HSW International's markets. It is anticipated that this content will include originally authored content as well as that which has been acquired from other parties.

        Both China and Brazil represent significant, growing markets for HSW International's initial online publishing strategy, and in March 2007, HSW International executed a soft web site launch in Brazil. In addition to offering access to a rapidly expanding Internet audience for online advertisers, Chinese Internet users are already looking for the type of information that will be provided by HSW International. China had 137 million internet users by the end of 2006, an increase of almost 25% over 2005 according to the China Internet Network Information Center (CNNIC). According to CNNIC, "getting information" is among the top two primary purposes for accessing the Internet in China. CNNIC also found that nearly half of all Internet users in China (44%) are either students or teachers and that "studying and browsing knowledge" is the third primary purpose for using the Internet. Zenith Optimedia expects China to be one of the top eight contributors to online advertising expenditure growth by 2008. According to Analysys International, online advertising spending in China totaled $405 million in 2006, and Deutsche Bank has forecasted online advertising spending to be $731 million in 2007 and $1.79 billion in 2008. China's search market is on the rise; in 2005 Chinese search users increased to 97 million and are expected to reach over 200 million by 2010, according to iResearch. iResearch also estimates that by 2010 daily search queries may reach 2.4 billion. E-commerce in China is also expected to show significant growth. According to the Internet Society of China, 2006 E-commerce spending in China was $35.5 billion (second only to the United States). iResearch forecasts that the number of online shoppers in China will increase by 42.3% annually in the following three years.

        In terms of overall Internet usage, Brazil was ranked tenth largest in the world, with over 25.9 million users, according to eTForecasts. comScore Networks found that users over the age of 15 spent an average of 41.2 hours per month online, the seventh largest amount in the world. Additionally, Brazilian Internet use continues to grow at a fast pace: active home Internet usage increased 6.54% in Brazil between February and March 2006, as compared to the worldwide average of 2.16%, according to Neilsen/NetRatings. Reports show that the online advertising market in Brazil is increasing as well. In 2004 and 2005, advertising expenditures in Brazil grew at 26.4% and 39.6%, respectively, the largest growth rates in Latin America, according to Latin Business Chronicle. E-commerce in Brazil is also expected to show significant growth. Forrester Research estimates that the market for e-commerce in Brazil was approximately $2.9 billion in 2005 and will reach $12.8 billion by 2010. In addition, Forrester Research data shows that the number of Brazilian online shoppers is 3.6 million and will grow to 29.5 million by 2010.

        HSW International's initial focus in the online publishing market will be the online publishing of localized, translated Chinese and Brazilian editions of the HowStuffWorks Internet site, utilizing strategies based on those utilized by HSW and described above, as tailored to the needs of each localized market Additionally, HSW International will explore strategic partnerships for INTAC's current educational software and training services to aid in the execution and growth of the online publishing business and how these services can potentially be offered online within each country. HSW International expects to continue to operate INTAC's career development and training services business segment.

Operations—Selling, General and Administrative Expenses:

HSWI's operating expenses consist of SG&A expenses which total $12.6 million for the period from inception to December 31, 2006 and $2.9 million for the three months ended March 31, 2007. The most significant components of SG&A expenses are:

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  Stock-based compensation: Stock-based compensation expense (computed and recognized in accordance with Statement of Financial Standards No. 123 (revised) "Share Based Payment" ("SFAS 123R")) from inception to December 31, 2006 was $9.8 million and for the three months ended March 31, 2007 was $1.8 million. On April 13, 2006, HSWI adopted a stock purchase plan entitled the "2006 Equity Incentive Plan" to attract, retain and motivate its eligible executives, employees, officers, directors and consultants. HSWI authorized 8,000,000 shares to be available for grant as part of the long-term incentive plan. On August 23, 2006, HSWI completed a stock option grant covering 6,337,500 shares which included stock options grants of 3,200,000 shares to Jeff Arnold as well as options covering 3,137,500 to individuals selected by Jeff Arnold and the Board to purchase HSWI's common stock at an exercise price of $6.50 per share, the market value on the date of grant. One-half of the stock options granted to Jeff Arnold fully vested on the date of grant and the remaining one-half of the stock options will vest on the date of the second anniversary date of the effective date of the consulting agreement. The stock options granted to all other individuals vest over three years. The per share fair value of the stock options granted, estimated on the date of the grant, using the Black-Scholes options pricing model was $3.37. The fair value of the option grant was estimated on the date of the grant using the following assumptions: no dividend yield; expected volatility of 50%; risk-free interest rate of 4.8%; and a weighted average expected life of 5.6 years. For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options' vesting period.

  •
  Domestic personnel-related costs: Personnel-related costs have been incurred preparing HSWI to execute its post-merger business plan with INTAC of integrating digital content and technology with INTAC's expertise and unrealized intangible assets and building an interactive media platform in China and Brazil under the licenses obtained from HSW.

  •
  Brazil development costs: In late 2006, the Company began limited development operations in Brazil. This included implementing initial business processes and related operational infrastructure including web site content language translation. Costs incurred associated with this development included outsourced labor of $364,000 for the year ended December 31, 2006 and $405,000 for the three months ended March 31, 2007. The Company also incurred internal salary related costs in Brazil of $77,000 for the year ended December 31, 2006 and $92,000 for the three months ended March 31, 2007.

Liquidity and Capital Resources--HSW International

        During the period from inception to March 31, 2007, HSW International's cumulative operating expenses were $15.5 million. This included non-cash expenses arising from stock based compensation of $11.6 million and expenses to be paid in cash of $3.9 million. In addition, the company capitalized $0.2 million in fixed assets and $1.4 million of costs arising from activities associated with the merger and the related financing. HSW has paid all of HSW International's expenditures to date. Although it is not under any obligation to do so, management of HSW has expressed their intention to continue funding the ongoing expenses of HSW International until the merger is completed. HSW International has a current payable to HSW at March 31, 2007 of $5.1 million. The short-term payable will be paid in full following completion of the merger and related financing from the proceeds of the financing.

        At March 31, 2007, HSW International had $0.1 million in cash on hand. Both HSW International and INTAC are expected to incur additional expenses associated with completing the merger and the related financing. HSW International will continue to capitalize transaction related expenses until completion of the merger and the financing. Expenses incurred in connection with the merger will be included in the purchase price and allocated among the acquired tangible and intangible assets. Expenses incurred in connection with the financing will be recorded as a deduction of the proceeds received.

        In connection with the merger, American investors have agreed to purchase $22.5 million of HSW International common stock, respectively, for a price per share of $6.57, the public announcement price. Based on the public announcement price, approximately 3.4 million shares of HSW International common stock in the aggregate are issuable pursuant to the American investors stock purchase. However, this number of shares is subject to adjustment as described in the following paragraph. In connection with the American investors stock purchase, American investors will be granted registration rights for the shares of HSW International common stock received by them.

        In connection with the merger, European investors have also agreed to purchase approximately $27 million of HSW International common stock for a price per share equal to the lower of (i) the public announcement price, and (ii) the shelf purchase price (with one investor subject to an additional provision that if the per share purchase price calculated is greater than the highest trading price of HSW International common stock on the closing date of the purchase, then the per share purchase price will be adjusted to be such highest trading price).

        We expect to incur expenses following the completion of the merger, which may be significant. Expenses will include the cost of establishing local operations in Brazil and China. We will also incur costs in connection with the development of the Internet sites for Brazil and China, which may be significant. These costs will include translation of the HSW content and making other content modifications to localize the content as necessary.

        The Company anticipates hiring a significant number of employees in the United States, Brazil and China before and after completion of the merger. The timing and amount of expenditures incurred during the first twelve months of operations is difficult to predict because there are a significant number of uncertainties that we will need to address during the process of establishing our operating activities both in the United States and abroad.

        We believe the estimated net proceeds from the sale of common stock in connection with the merger to the American and European investors will provide us sufficient working capital to establish our operations in Brazil and China and provide sufficient working capital during the twelve month period following the merger. We do not expect to require or seek additional working capital during the first twelve months of operations through a debt or equity offering except in the event employees of the Company exercise stock options granted in connection with their employment.

Quantitative Information About Market Risk

        The foreign currency financial statements of our international operations are translated into U.S. dollars at current exchange rates, except revenues and expenses, which are translated at average exchange rates during each reporting period. Net exchange gains or losses resulting from the translation of assets and liabilities are accumulated in a separate section of stockholders' equity titled "accumulated other comprehensive income (loss)." Therefore, our exposure to foreign currency exchange rate risk occurs when translating the financial results of our international operations to U.S. dollars in consolidation. Generally, our expenses are denominated in the same currency as our revenues and the exposure to rate changes is minimal. We do not use financial instruments to hedge our foreign exchange exposure because the effect of the foreign exchange rate fluctuations are not material. We do not use financial instruments for trading purposes. The net assets of our foreign operations at March 31, 2007 were approximately $198,000.

        During 2006, our wholly owned subsidiary in Brazil entered into six separate unsecured notes payable with a related party totaling $B 423,000 (Brazilian Reais) with principal and interest due dates ranging from March through August 2007. The notes that matured in March 2007 were extended six months. The US dollar balances for these obligations including accrued interest were $195,848 as of December 31, 2006 and $206,346 as of March 31, 2007. Other than the Brazilian notes previously described, we have not entered into long-term agreements or borrowing arrangements with third-parties. Therefore, we do not believe there is any material exposure to market risk changes in interest rates relating to our capital lease obligations.

Intac International

INTAC—Overview

        On April 20, 2006, INTAC entered into an agreement and plan of merger with HSW (which was amended on January 29, 2007), an online publishing company. After the merger, HSW International will focus on the online publishing, training and education markets in China and provide Chinese consumers with credible content and expert reviews. In connection with the merger (i) HSW has agreed to contribute certain assets, properties and rights to HSW International in exchange for shares of HSW International common stock and (ii) American investors and European investors have agreed to purchase shares of HSW International common stock. At the closing of the merger, subsequent to the sale of the distribution business but prior to the completion of the equity financing, INTAC stockholders will own approximately 46.5% of the total issued and outstanding shares of HSW International common stock and HSW will own approximately 53.5% of the total issued and outstanding shares of HSW International common stock. The merger and distribution business sale have been approved by INTAC's board of directors, and are subject to various closing conditions including approval by INTAC's stockholders.

        Before August 2006, INTAC had operated in two business segments: (i) the career development and training services segment and (ii) the distribution/telecommunications segment. In August 2006, in order to better align its business strategies in anticipation of the merger with HSW International, INTAC decided to discontinue the distribution/telecommunications segment and entered into a letter of intent to sell the wireless handset distribution business to Wei Zhou, INTAC's Chairman and Chief Executive Officer, in exchange for 3 million shares of INTAC common stock. At that time, INTAC began classifying all assets related to the wireless handset distribution business as assets held for sale and restated for all periods presented the distribution/telecommunications segment into one line item titled "Income (loss) from discontinued operations, net of income taxes" in its consolidated statements of operations.

        Although INTAC will continue to operate its career development and training services business segment after the merger, INTAC and HSW International intend to focus the post-merger operations on content acquisition, creation and dissemination, including online publishing, career development and training and education markets. As a result, we believe INTAC's historical operations are not necessarily representative of our future operations. Upon completion of the equity financing and the closing of the merger, the combined company intends to launch an Internet business based on licensed content from HSW, including advertising, search, e-commerce and sponsorships, in China and Brazil. We plan to capitalize on synergies with INTAC's student database, school software programs, and education ministry and government relationships. We also plan to expend significant efforts and resources integrating HSW contributed assets with the INTAC business and operations. However, some uncertainty will remain as to whether such expenditures will provide an adequate return on our capital or whether our offerings will be competitive to Chinese and Brazilian consumers in obtaining the types of information they seek over the Internet.

        INTAC's operating results and financial position since April 2006 have been significantly impacted by its efforts to consummate the merger. Through March 31, 2007, INTAC incurred merger related expenses of $2,263,947 and expects to incur at least additional $2.7 million before the merger is completed, currently expected in the third quarter of 2007. However, INTAC does not believe its merger related expenditures to date are necessarily predictive of future operations as we expect merger costs and related professional fees to substantially decline after completing the merger.

        If INTAC is unsuccessful in completing the merger, there are substantial risks to its ability to maintain adequate liquidity and capital resources. We believe that we will have sufficient capital for the next twelve months if we are able to collect our trade receivables in a timely manner. However, if our customers with large trade receivable balances do not pay timely, this would have a material adverse effect on our liquidity. Moreover, long-term plans will require that we obtain additional financing through the issuance of debt, equity, other securities or a combination thereof in order to complete our current business strategies, and take advantage of other strategic agreements and business alliances. In addition, we may seek to obtain a working capital or other traditional loan facility from a bank or other lending source. Unless we are able to continue to improve our career development services operating performance with which we have limited experience, it would be difficult to obtain additional outside financing required to execute our long-term business plan on acceptable terms, if at all. As of the date of this proxy statement/prospectus, other than the equity financing in conjunction with the merger, we do not have any financing arrangements, nor do we have any commitments to obtain such an arrangement with any bank or other third party. If we raise capital by issuing equity or convertible debt securities in the future, the percentage ownership of our stockholders will be diluted. Any new securities may have rights, preferences or privileges senior to those of our stockholders. There can be no assurances that we will be able to obtain additional financing on terms that are acceptable to us.

Quantitative and Qualitative Disclosures About Market Risk

FOREIGN CURRENCY EXCHANGE RATE RISK

        We may be affected by fluctuations in foreign currency exchange rates. INTAC's operations in China and Hong Kong use the local currencies as their functional currencies. A significant portion of INTAC's SG&A expenses, including the majority of its merger costs, are incurred in U.S. dollars through its U.S. based location. Historically the Chinese government has kept the exchange rate between LMB and the U.S. dollar stable but in more recent periods has gradually allowed the LMB to slightly strengthen against the U.S. dollar primarily due to the large trade surplus in China with general market expectations that such trend would continue.

        Our consolidated financial statements have been expressed in U.S. dollars, the reporting currency of the company. Reported assets and liabilities of INTAC's foreign subsidiaries have been translated at the rate of exchange at the end of each period. Revenues and expenses have been translated at the weighted average rate of exchange in effect during the respective period. Gains and losses resulting from translation are accumulated in other comprehensive income (loss) in stockholders' equity so such gains and losses do not have a direct effect on INTAC's operating profit or loss each period. As of March 31, 2007, the cumulative net foreign currency translation adjustments reducing shareholders' equity was not significant. INTAC estimates that a 10% change in the weighted average rate of exchange in effect during the six months ended March 31, 2007 between the U.S. dollar and the local currencies would have increased (decreased) INTAC's comprehensive income (loss) in stockholders' equity by approximately $4,000 during the respective period, assuming no changes other than the exchange rate itself. However, this quantitative measure has inherent limitations. The sensitivity analysis disregards the possibility that rates can move in opposite directions and that gains from one currency may or may not be offset by losses from another currency.

        Our primary foreign currency transaction gains (losses) are related to its discontinued operations (distribution business) from the Euro based trade payables relating to the wireless handsets it purchases from European suppliers, primarily in Germany. Realized and unrealized gains (losses) on currency transactions between foreign entities is included in other income (expense) in the statements of operations. Actual foreign currency transaction gains (losses) recorded in our other operating income (loss) was approximately $(21,000) in fiscal 2006. We estimate that a 10% increase or decrease in the Euro against the Hong Kong or U.S. dollar would increased (decrease) its operating income (loss) expressed in the U.S. dollar by approximately $18,000 in fiscal 2006, assuming no changes other than the exchange rate itself. Other than cash balances in other currencies, normal trade payables and the U.S. dollar denominated merger costs payable, we have no purchase contracts, firm commitments or other financial instruments that would expose it in the near term to significant foreign exchange rate gains or losses.

        We do not use any derivative financial instruments to mitigate any of its currency risks. We do not currently have any credit facilities and therefore INTAC is not subject to any risks associated with interest rate changes.

Continuing Operations—career development and training services segment

        While INTAC's discontinued operations (the distribution business) historically has been its primary business segment and generated substantially all of its operating revenue, INTAC began in 2004 to shift its focus to the expansion and maturation of our career development services segment in China. Initially, its efforts centered on recruiting and training services to be offered online through its internet portals phrbank.com and joyba.com. These efforts did not achieve the results anticipated in 2005, due in part to the strength of established competitors in the market and to the overbroad coverage of INTAC's efforts. As a result, INTAC determined to establish a foothold in the marketplace by focusing on a specific segment market from which it can later expand. To this end, recognizing the growing opportunities within both the education industry and the mobile telecommunications/internet industry in China, and in order to better utilize its strategic resources and enhance its strengths in both industries, INTAC further refined its business strategy to focus in career development and training services segment. Under this business segment, INTAC will operate primarily in three business units as further described below.

INTAC Mobile Telecommunications Institute ("IMTI")

        Through IMTI, INTAC seeks to become a leading provider of mobile telecommunications technology training services in China. IMTI offers training to information technology professionals, with a primary focus in the area of third generation digital mobile systems, or 3G, mobile telecommunications technology. New courses will be developed in the future to reflect advancement in mobile telecommunications technology. This training consists of IMTI's Mobile Telecommunications Software Engineering training program, which is offered through company-owned institutes and franchises, university courses and corporate training. INTAC started to offer the first level courses in April 2006 and the second level courses in October 2006.

Education Management Software Business Unit

        In December 2004, INTAC acquired Huana Xinlong, a leading Chinese developer of education management software for educational institution administration. Huana Xinglong's software has been designated by the Education Management Information Center ("EMIC") as the standard for the China School Administration System for primary and middle schools. Additionally, Huana Xinlong enjoys an exclusive contractual relationship with the MOE for use of certain of Huana Xinlong's software products. Huana Xinglong's products have been installed in over 10,000 elementary and middle schools and over 50% of colleges throughout China.

        INTAC's objective in 2007 is to further expand and enhance the business prospects and opportunities afforded by its relationship with the EMIC. INTAC is developing an array of premium products and services that will be made available directly and through its Internet portal business. INTAC's Internet portal is being tailored to meet the growing demand by graduates in China for career development products and services.

Database Management Business Unit

        INTAC has developed, and will continue to develop, databases containing information on individuals. INTAC intends to utilize these databases to offer one-stop marketing solution to a wide range of businesses with products and services tailored to the specific needs of the Chinese education market. INTAC Purun, one of INTAC's operating entities in China, develops the databases utilizing information from several sources. Intac Purun is exclusively authorized by the MOE to collect resumes and profiles for all graduating college and graduate school students in China and has recently begun collecting such information. The EMIC has chosen Intac Purun as its exclusive partner in developing and maintaining the MyJob database, compiled through EMIC's website www.myjob.edu.cn, which helps graduates of higher education institutions obtain employment. Intac Purun has also been granted exclusive access to the database on university graduates maintained by the EMIC for use by Intac Purun in providing job training and placement services. Initially, Intac Purun will collect list rental fees and direct marketing service fees by utilizing these databases. Ultimately, Intac Purun plans to provide integrated database marketing solutions and consulting services. INTAC management believe the merger with HSW International and the launching of the website using the HSW licensed content will be a significant step forward in the strategy to generate services and revenue streams from the student database and is expected to result in one of the more significant synergies from the merger.

Continuing Operations—Results of Operations Overview

        Our revenues from continuing operations for the six months ended March 31, 2007, and the years ended September 30, 2006, the nine months ended September 30, 2005 and the year ended December 31, 2004 were derived primarily from the integrated educational and career development services business and consists primarily of sales of education and administrative software derived entirely from China. We expect these revenues to increase in future years; however, we expect these revenues to decrease in proportion to our total revenues as our online publishing and training revenues develop.

        Our cost of revenue for career development services is comprised of the service fee paid for the provision of software training and technological services, and the amortization charge for computer software.

        Gross margins for our career development and training services business at 61%, 74%, 73% and 75% for the six months ended March 31, 2007, the years ended September 30, 2006 and 2005 and the nine months ended September 30, 2005, respectively, have remained attractive compared to the 3% to 5% margins we have realized on our discontinued distribution business. While gross margins have declined to 61% in our most recent six months due to higher technical support costs, we expect our gross margins in 2007 to be approximately 65% to 70% as we expect our revenues to increase slightly more than our related cost of revenues. We expect our gross margins for our career development and training services business to remain higher than our distribution business due to the significant contribution of our higher margin software business and believe our expected investments in the HSW International websites will continue to offer the opportunity to generate higher gross margin revenue streams.

        Product development expenses are principally comprised of costs attributable to the development, production and delivery of our educational and career development services, such as salaries and facility costs.

        Our selling, general and administration expenses are comprised of sales expenses, together with commission expense, including commissions payable to sales staff; and general and administrative expenses, which consists primarily of compensation and related expenses for our administrative and accounting staff, occupancy costs and legal, accounting and consulting fees, and costs related to being a public company.

Discontinued Operations—distribution/telecommunications segment

        On January 29, 2007, INTAC, INTAC Holdings and INTAC (Tianjin) International Trading Company entered into a Share Purchase Agreement with Wei Zhou and Cyber. Pursuant to the Share Purchase Agreement, Cyber has agreed to purchase the distribution business for 3 million shares of INTAC common stock. The consummation of this transaction is subject to the approval of INTAC stockholders other than Wei Zhou and his affiliates. Accordingly, the operations of this segment have since been segregated and reported as discontinued operations for all periods presented for INTAC's consolidated financial statements.

        Our distribution/telecommunications segment includes our wireless handset distribution business, which we operate through INTAC Deutschland Gmbh, a German corporation wholly owned by INTAC, INTAC Holdings, a Hong Kong corporation and wholly-owned subsidiary of INTAC and Global Creative International Limited and INTAC Telecommunications Limited, both of which are Hong Kong corporations and wholly owned subsidiaries of INTAC Holdings. Through these subsidiaries, we distribute wireless handset products to mobile communications equipment wholesalers, agents, retailers and other distributors mainly in Hong Kong. These products are then sold primarily to local customers in Hong Kong or customers in China. In November 2006, we also entered into a contract with China Tietong Telecommunications Corporations to distribute its calling cards in China. Additionally, we are working with Primus Telecommunications Ltd, a global telecommunications services provider, to offer a global prepaid Internet Protocol calling card.

Critical Accounting Policies:

        INTAC's discussion and analysis of its financial condition and results of operations are based upon INTAC's consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires INTAC to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, INTAC evaluates its estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The Company believes that of its significant accounting policies, the following may involve a higher degree of judgment and complexity:

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  Revenue recognition;

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  Inventory;

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  Concentration of credit risk, accounts receivable and related provision for doubtful accounts;

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  Impairment of long lived assets other than goodwill;

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  Foreign currency exchange;

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  Goodwill;

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  Product and software development expenses;

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  Research and development costs; and

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  Purchase price allocation.

        A complete description of all of our accounting policies is included in Note 1, "General and Summary of Significant Accounting Policies" in INTAC's consolidated financial statements included in Item 8 of our annual report on Form 10-K for the fiscal year ended September 30, 2006 which is incorporated by reference to this proxy statement/prospectus.

Revenue Recognition:

Career Development Services (included in continuing operations in the consolidated statement of operations):

        Product revenue from the license of the Company's software products is recognized in accordance with Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition" when persuasive evidence of an arrangement exists, the product has been delivered, the fee is fixed or determinable, and collection of the resulting receivable is reasonably assured, and, if applicable, upon acceptance when acceptance criteria are specified or upon expiration of the acceptance period. Maintenance and support revenue for customer support is deferred and recognized ratably over the service period unless it is included in the initial license fee, provided for less than one year and is not a significant portion of the total license revenue. In this case, maintenance support revenue is recognized when all revenue recognition criteria under SOP 97-2, SOP 98-9 and SAB 104 have been met. Product upgrades and enhancement revenue is deferred and recognized ratably over the service period unless it is included in the initial license fee and is not significant. Training and consulting revenue is recognized as services are performed and billable according to the terms of the service arrangement.

        The Company applies the provisions of Statement of Position 97-2, "Software Revenue Recognition," ("SOP 97-2") as amended by Statement of Position 98-9 "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions" to all transactions involving the sale of all its software products.

        For arrangements with multiple obligations (e.g. undelivered maintenance and support bundled with term licenses), the Company allocates revenue to each component of the arrangement using the residual value method based on evidence of the fair value of the undelivered elements, which is specific to the Company. The vendor specific objective evidence of the fair values for the ongoing maintenance and support obligations for term licenses are based upon the prices paid for the separate renewal of these services by the customer or upon substantive renewal rates stated in the contractual arrangements. In this case, maintenance support revenue is recognized when all revenue recognition criteria under SOP 97-2, SOP 98-9 and SAB 104 have been met. Vendor specific objective evidence of the fair value of other services, primarily consulting and training services, is based upon separate sales of these services.

        Franchise fee revenue is derived from the sale to customers of the exclusive rights to provide training courses to prospective students. This arrangement consists of an up-front, non-refundable license fee, as well as fees for training materials and contingent payments based on a percentage of the student tuition. The up-front, non-refundable franchise fee is recognized as revenue at the time the agreement is entered into, and the fees for other services are recognized as performed. Contingent payments are recognized when received. The Company has considered the relevant provisions of FAS 45 "Accounting for Franchise Fee Revenue" in accounting for its franchise revenue.

        The Company licenses access to its student database and education materials under one, two and three-year term licenses. The software licenses provide for updates to new versions if and when made available. No express rights of return are granted. The Company sells its products and services via a direct sales force and under certain circumstances, sales agents.

        Subscription revenue which will be earned primarily through our Internet portal business, will be recognized on a straight line basis over the term of the service contract provided. The Company may also contract with third-party mobile operators for the transmission of wireless short messages and subscriptions as well as for the billing and collection of service fees from customers. Revenues are recorded as the services are provided monthly or on a per usage basis. The Company will recognize the net amount billed by the mobile operator as revenue. To date, the Company has generated minimal revenue from subscription services.

Distribution Business (included in discontinued operations in the consolidated statement of operations):

        The Company's wireless handset revenues are generally generated from a quick turn of product. The Company recognizes revenue upon delivery of product to its customers. Products are sold "as is" and the Company does not provide servicing of the wireless handsets, nor does the Company receive any usage revenue from the wireless handsets distributed.

        Revenue is recognized when customers take delivery of the goods, which is taken to be the point in time where the customer has accepted the goods and the related risks and rewards of ownership. Certain sales arrangements provide the Company the right to receive a contingent payment based on sales made by the customers. Contingent payment revenue for these arrangements is recognized as the cash is received. Receipts of cash in advance of shipment or delivery are recorded as deposits received.

        License fee revenue is derived from the sale to customers of the rights to sell products under arrangements in which the Company is the distributor. These arrangements consist of an up-front, non-refundable license fee, as well as contingent payments based on a percentage of the customer revenue. The services provided by the Company after the receipt of the up-front license fee are not significant. The up-front, non-refundable license fee is recognized as revenue at the time the agreement is entered into, and the contingent payments are recognized when received. The Company has considered the relevant provisions of SAB 104 and Emerging Issues Task Force No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables" in accounting for license fee revenue.

Inventory:

        Inventory in continuing operations consists primarily of training material and other supplies related to our career development services business and is generally immaterial.

        Inventory in assets held for sale consists primarily of wireless handsets. Generally, we do not maintain any inventory of wireless handsets; however, due to the timing of the inventory being received and then being shipped to customers, we may hold inventory for a minimal time period, commonly a few days. We purchase products only upon the receipt of an order. Once an order is received, we solicit additional orders to gain greater discounts from suppliers. Aggregate orders are then delivered in bulk to be allocated among customers.

        Inventories for wireless handsets are stated at the lower of cost and net realizable value, calculated on the first-in, first-out basis, and are comprised of finished goods. Net realizable value is determined on the basis of anticipated sales proceeds less estimated costs for selling expenses.

Concentration of Credit Risk, Accounts Receivable and Related Provision for Doubtful Accounts:

        Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents, short-term investments, and trade receivables. We are exposed to credit risks in the event of default by the financial institutions or issuers of investments to the extent of amounts recorded on the balance sheet. We are also exposed to credit risks in the event of non-payment by customers to the extent of amounts recorded on the balance sheet. We limit our exposure to credit risk by performing ongoing credit evaluations of our customers' financial condition and generally require no collateral. We are exposed to credit risks in the event of insolvency by our customers and manage such exposure to accounting losses by limiting the amount of credit extended whenever deemed necessary.

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of:

        The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 144, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flow expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

        Foreign Currency Exchange:    We are subject to fluctuations in foreign currencies, as distribution business customer orders may involve multi-currency product and delivery transactions before the sale is complete. Additionally, a period of up to three months' time may lapse between when an order is placed until revenue and costs are recognized and the supplier is paid. We do not engage in hedging activities nor in the use of financial derivatives.

        The functional currencies of the Company are the People's Republic of China Renminbi ("RMB") and the Hong Kong dollar ("HK$"). The accompanying consolidated financial statements have been expressed in United States dollars, the reporting currency of the Company.

        Reported assets and liabilities of INTAC's foreign subsidiaries have been translated at the rate of exchange at the end of each reporting period. Revenues and expenses have been translated at the weighted average rate of exchange in effect during the respective reporting period. Gains and losses resulting from translation are accumulated in other comprehensive income (loss) in stockholders' equity.

        Realized and unrealized gains (losses) on currency transactions between foreign entities are included in other income (expense) in the statements of operations.

        Goodwill:    We assess the carrying value of goodwill annually and when factors are present that indicate an impairment may have occurred. Goodwill is considered impaired and a loss is recognized when its carrying value exceeds its implied fair value. We may use a number of valuation methods including quoted market prices, discounted cash flows and revenue multiples to determine fair value. The carrying value of goodwill amounted to $16.7 million as of March 31, 2007 and September 30, 2006. No impairment charge has been made.

        Factors that we consider important which could trigger an impairment review include the following:

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  significant underperformance relative to expected historical or projected future operating results;

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  significant changes in the manner or use of the acquired assets or the strategy for our overall business;

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  significant negative industry or economic trends;

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  significant decline in stock price for a sustained period; and

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  our market capitalization relative to net book value.

        If we determine that the carrying value of identifiable intangibles and goodwill may not be recoverable based upon the existence of one or more of the above indicators of impairment, we assess whether the carrying value of the asset is greater than the undiscounted future operating cash flow of the acquired operations. Any impairment is measured based on a projected discounted cash flow method using a discount rate reflecting our average cost of funds.

        Product and Software Development Expenses:    Product and software development expenses primarily include payroll and other employee benefit costs. For software to be marketed or sold, financial accounting standards require the capitalization of development costs after technological feasibility is established. Due to the relatively short period between technological feasibility and the completion of product development, and the insignificance of the related costs, the Company generally does not capitalize software development costs. All product and software development costs are expensed when incurred. Research and development costs to date have not been significant.

        Purchase Price Allocations:    We account for our acquisitions using the purchase method of accounting. This method requires that the acquisition cost be allocated to the assets and liabilities we acquired based on their fair values. We make estimates and judgments in determining the fair value of the acquired assets and liabilities. We base our determination on independent appraisal reports as well as our internal judgments based on the existing facts and circumstances. If we were to use different judgments or assumptions, the amounts assigned to the individual assets or liabilities could be materially different.

Results of Operations for the Three and Six Months Ended March 31, 2007 and 2006

	Three Months Ended March 31,		Six Months Ended March 31,
	2007	2006	2007	2006
Career development services revenue	$1,341,385	$1,310,253	$3,360,284	$2,500,883
Career development services cost of revenue	626,229	193,212	1,314,134	410,997

Career development services gross profit	715,156	1,117,041	2,046,150	2,089,886
Operating expenses
Product development	949,813	610,074	1,924,603	1,372,328
Selling, general and administrative expenses	321,574	439,027	1,014,966	951,580
Provision for doubtful accounts	17,052	—	670,969	—
Merger transaction costs	512,442	—	923,628	—

Total operating expenses	1,800,881	1,049,101	4,534,166	2,323,908

Income (loss) from continuing operations before income taxes	(1,085,725)	67,940	(2,488,016)	(234,022)
Income taxes	(57,262)	—	(191,283)	—

Income (loss) from continuing operations	(1,028,463)	67,940	(2,296,733)	(234,022)
Income (loss) from discontinued operations, net of income taxes	(437,490)	142,355	(828,478)	(290,113)

Net income (loss)	$(1,465,953)	$210,295	$(3,125,211)	$(524,135)

Results of Operations for the Three and Six Months Ended March 31, 2007 Compared to the Three and Six Months Ended March 31, 2006

        Revenue:    Revenue, consisting of education and administrative software sales and training revenue, increased by $31,132 to $1,341,385 for the three months ended March 31, 2007, from $1,310,253 for the same period in 2006 and increased $859,401 for the six months ended March 31, 2007 to $3,360,284 from $2,500,883 for the same prior year period. The three month period was consistent with the prior year. The increase during the six month period was due to a $661,000 increase in training revenues and a $198,000 increase in sales of our education and administration software to Chinese school districts.

        Career Development Services Gross Profit:    Gross profit decreased by $401,885 to $715,156 for the three months ended March 31, 2007, from $1.1 million for the same period in 2006 and the gross margin decreased by 32% to 53% for the three months ended March 31, 2007 from 85% for the same period in year 2006. Gross profit decreased by $43,736 to $2 million for the six months ended March 31, 2007, from $2.1 million for the comparable prior period in 2006 and the gross margin decreased by 23% to 60% for the six months ended March 31, 2007, from 83% for the six months ended March 31, 2006. Gross profit and gross margins decreased due to increased technical service fees related to current software sales. Technical service costs are incurred during software installation and training and also for the first year of maintenance support following installation. These fees are also incurred at a higher cost for outsourced installation and maintenance support for software installations not in close proximity to Company operations.

        Operating Expenses:    Product development expense was $949,813 and $1.9 million for the three and six months ended March 31, 2007, as compared to $610,074 and $1.4 million respectively, for the same prior year periods. Product development expense is principally comprised of costs directly attributable to the development, production and delivery of our career development services, such as salaries and facility costs. The increase in product development expenses for the three and six months ended March 31, 2007 was due to increased development staff salaries and advertising costs for the promotion of our education software and training businesses.

        Selling, general and administrative expense decreased by $117,453 to $321,574 for the three months ended March 31, 2007, from $439,027 for the same period in 2006, and decreased as a percentage of revenue to 24% in 2007 from 34% in 2006. This decrease is primarily comprised of a $175,000 decrease in staff salaries (reduction of headcount) of our Intac International Management Consultancy Beijing Limited Company which was established in January 2006, partially offset by an increase in professional fees associated with Sarbanes Oxley compliance costs of $40,000 and a $20,000 increase in other costs. Selling, general and administrative expenses increased by $63,386 to $1.0 million for the six months ended March 31, 2007, from $951,580 for the same period in 2006, and decreased as a percentage of revenue to 30% in 2007 from 38% in 2006. The increase in SG&A during the six month period is mainly a result of increased costs for professional fees associated with Sarbanes Oxley compliance of $70,000, an increase of $60,000 in business development efforts in our Intac International Management Consultancy Beijing Limited Company, partially offset by a decrease of $80,000 in staff salaries (reduction of headcount) in our Beijing Intac Purun Educational Development Limited Company.

        Provision for doubtful accounts of $17,052 and $670,969 for the three and six months ended March 31, 2007 includes amounts reserved for trade receivables related to our career development services business that are outstanding in excess of 21 months net of any recoveries in the current period. A total of $53,590 was reserved during the current quarter for receivables that have been outstanding 21 months. This amount was offset by $36,538 of recoveries during the current period.

        Merger transaction costs of $512,442 and $923,628 for the three and six months ended March 31, 2007 are principally comprised of professional and investment banking fees related to the announced merger of the Company and HowStuffWorks ("HSW"). Since HSW has been determined to be the acquiring company, accounting rules require that the acquiree (the Company) record all transaction costs as expense to its statement of operations. We expect to incur additional costs prior to closing the transaction. See "Recent Events".

        We anticipate that our operating expenses will increase in future periods as we increase sales and marketing operations for our Career Development and Training Services business.

        Deferred income tax benefit of $57,262 was recorded for the three months ended March 31, 2007 and $191,283 for the six months ended March 31, 2007 due to the reversal of temporary timing differences between the recognition of Huana Xinlong revenue for financial reporting purposes and the amounts used for income tax purposes.

        Income (loss) from continuing operations:    Loss from continuing operations was $1.0 million for the three months ended March 31, 2007, as compared to income from continuing operations of $67,940 for the same period in 2006. Loss from continuing operations was $2.3 million for the six months ended March 31, 2007, as compared to a loss from continuing operations of $234,022 for the same period in 2006. The increase in loss from continuing operations is primarily due to the lower gross margins from higher technical service fees, higher merger transaction costs and the provision for doubtful accounts in the current year, partially offset by higher career development sales in the current year.

        Income (loss) from discontinued operations:    Loss from discontinued operations was $437,490 for the three months ended March 31, 2007, as compared to income from discontinued operations of $142,355 for the same period in 2006. Loss from discontinued operations was $828,478 for the six months ended March 31, 2007, as compared to loss from discontinued operations of $290,113 for the same period in 2006. The increase in loss from discontinued operations is primarily due to lower sales and lower margins resulting from increased competition in the wireless handset industry in China, partially offset by lower distribution and SG&A expenses.

        Net income (loss):    Net loss for the three months ended March 31, 2007 was $1.5 million, as compared to a net income of $210,295 for the same period in 2006. Net loss for the six months ended March 31, 2007 was $3.1 million, as compared to a net loss of $524,135 for the same period in 2006. The decline was primarily due the lower gross margins, merger transaction costs, provision for doubtful accounts and increased loss from discontinued operations, partially offset by higher career development services revenue discussed above.

RESULTS OF OPERATIONS FOR THE YEARS ENDED SEPTEMBER 30, 2006 AND 2005 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

        In 2005, we changed our fiscal year-end from December 31 to September 30. As a result of this change, we have prepared financial statements for the year ended September 30, 2005 and for the nine months ended September 30, 2004. Accordingly, the following discussion of results of operations will compare the audited balances for the year ended September 30, 2006 to the unaudited balances for the year ended September 30, 2005 and the previously audited nine months ended September 30, 2005 with the unaudited balances for the nine months ended September 30, 2004.

        The following table summarizes the operating results for the years ended September 30, 2006 and 2005 and the nine months ended September 30, 2005 and 2004 and should be read in conjunction with the audited consolidated financial statements and related notes contained herein.

	Year Ended September 30,		Nine Months Ended September 30,
	2006	2005	2005	2004
Career development services revenue	$5,749,932	$8,390,880	$4,218,779	$58,975
Career development services cost of revenue	1,508,526	2,272,789	1,039,299	—

Career development services gross profit	4,241,406	6,118,091	3,179,480	58,975
Operating expenses (income)
Product development	3,422,312	3,359,075	2,660,793	1,121,219
Selling, general and administrative expenses	2,258,089	2,018,815	1,836,777	655,117
Provision for doubtful accounts	950,608	—	—	—
Merger transaction costs	1,340,319	—	—	—
Gain on sale of assets	—	(383,933)	(383,933)	—

Total operating expenses	7,971,328	4,993,957	4,113,637	1,776,336
Total other income (expenses) net	2	(145,870)	2,241	358,244

Income (loss) from continuing operations before taxes	(3,729,920)	978,264	(931,916)	(1,359,117)
Deferred income taxes	426,447	—	—	—

Income (loss) from continuing operations	(4,156,367)	978,264	(931,916)	(1,359,117)
Income (loss) from discontinued operations	(3,985,629)	2,397,522	(534,466)	2,333,446

Net income (loss)	$(8,141,996)	$3,375,786	$(1,466,382)	$974,329

Results of Operations for the Year Ended September 30, 2006, Compared to the Year Ended September 30, 2005

        Revenue:    Revenue decreased by $2.7 million to $5.7 million for the year ended September 30, 2006, from $8.4 million for the same period in 2005. The decrease in revenue is primarily due to decreased sales of education and administrative software. This is partly due to a significant amount of sales in the quarter ended December 31, 2004 in the prior year caused by backlogged orders and from overall slower than anticipated orders in the current year from the Chinese school districts. We currently expect career development and training services revenue to grow during fiscal 2007.

        Career Development Services Gross Profit:    Gross profit decreased by $1.9 million to $4.2 million for the year ended September 30, 2006, from $6.1 million for the same period in 2005 and the gross margin increased by .9% to 73.8% for the year ended September 30, 2006 from 72.9% for the same period in 2004. The decrease in gross profit is mainly due to lower sales volume explained above. We expect margins to remain high due to the nature of this service business. Unlike the distribution business which has product costs in cost of revenue, our career development services' cost of revenues does not have these types of product costs and therefore produces higher margins.

        Operating Expenses:    Product development expense was $3.4 million for the year ended September 30, 2006, as compared to $3.4 million for the year ended September 30, 2005. Product development expense is principally comprised of costs directly attributable to the development, production and delivery of our career development services, such as salaries and facility costs. These costs are generally the type of costs that are fixed in nature and do not fluctuate in proportion to revenue.

        Selling, general and administrative expense increased by $239,275 to $2.2 million for the year ended September 30, 2006, from $2.0 million for the same period in 2005, and increased as a percentage of revenue to 39.3% in 2006 from 24.1% in 2005. This increase is primarily comprised of an $88,000 increase in occupancy and insurance costs due to expansion into a new facility in Beijing, an $80,000 increase in business development costs as well as a $71,000 increase in staff costs related to our new Intac International Management Consultancy Beijing Limited Company which was established in January 2006.

        Provision for doubtful accounts includes amounts reserved for trade receivables related to our career development services business that are for balances outstanding in excess of 21 months.

        Merger transaction costs are principally comprised of professional and investment banking fees related to the announced merger of the Company and HSW. Since HSW has been determined to be the acquiring company, accounting rules require that the acquiree (the Company) record all transaction costs as expense to its statement of operations. We expect to incur additional costs during the next quarter, prior to closing of the transaction.

        Gain on sale of assets in 2005 relates to a gain recognized on the sale of software which was developed for Intac Purun's internal use but subsequently sold to a third party.

        We anticipate that our operating expenses will increase in future periods as we increase sales and marketing operations for our Career Development and Training Services business.

        Deferred income tax expense:    Deferred income tax expense of $426,447 was recorded for the year ended September 30, 2006 as the result of a temporary timing difference between the recognition of Huana Xinlong revenue for financial reporting purposes and the amounts used for income tax purposes.

        Income (loss) from continuing operations:    Loss from continuing operations was $4.2 million for the year ended September 30, 2006, as compared to income from operations of $978,264 for the same period in 2005. The decline in income from continuing operations is primarily due to lower sales, a gain on sale of assets in the prior year, a provision for doubtful accounts, merger transaction costs in the current year and deferred income tax expense, partially offset by improved gross margins.

        Income (loss) from discontinued operations:    Loss from discontinued operations was $4.0 million for the year ended September 30, 2006, as compared to income from discontinued operations of $2.4 million for the same period in 2005. The decline in income (loss) from discontinued operations is primarily due to lower sales resulting from increased competition in the wireless handset distribution industry in China. The decline was also due to a provision for doubtful accounts of $2.2 million recorded to provide a reserve for uncertainty regarding the use of certain vendor rebates and due to increased selling general and administrative costs resulting from increased costs for the audit of our financial statements and overall increased costs associated with being a public company including Sarbanes Oxley compliance, stock-based compensation and other professional fees.

        Net income (loss):    Net loss for the year ended September 30, 2006 was $8.1 million, as compared to a net income of $3.4 million for the year ended September 30, 2005. The decline was primarily due to lower revenues, reserves for vendor rebates, higher selling, general and administrative costs, a gain on sale of assets in the prior year, new expenses for merger transaction costs in the current year, a provision for doubtful accounts related to career development services in the current year, and deferred income tax expense, partially offset by improved gross margins.

Results of Operations for the Nine Months Ended September 30, 2005, Compared to the Nine Months Ended September 30, 2004

        Revenue:    Revenue increased by $4.1 million to $4.2 million for nine months ended September 30, 2005, from $58,975 for the same period in 2004. This new revenue is due to the redirection of the Company's business plan from the traditional distribution business to its career development services, and primarily consisted of revenues from sales of our education administration software.

        Career Development Services Gross Profit:    Gross profit was $3.2 million and $58,975 for the nine months ended September 30, 2005 and 2004. This generated a gross margin of 75.4% and 100% for the nine month periods ended September 30, 2005 and 2004. The improvement in gross margin is due to the change in focus of the Company's business plan from the traditional distribution business to its career development services, and primarily consisted of gross profit from sales of our education administration software. We expect margins to remain high due to the nature of this service business.

        Operating Expenses:    Product development expense was $2.7 million for the nine months ended September 30, 2005, as compared to $1.1 million for the nine months ended September 30, 2004. Product development expense is principally comprised of costs directly attributable to the development, production and delivery of our career development services, such as salaries and facility costs. The increase in product development costs was primarily due to new salaries and other employee costs as the career development business expanded. We expect to continue to incur significant product development costs in future years.

        Selling, general and administrative expenses increased by $1.2 million to $1.8 million for the nine months ended September 30, 2005, from $655,117 for the same period in 2004. This increase was primarily due to the acquisition of Huana Xinlong, the increased business activity related to our career development services and due to higher selling, general and administrative costs related to being a public company, including Sarbanes-Oxley compliance. Specifically, professional fees increased $545,000 due to costs related to public company compliance costs, staff and salary costs increased $335,000, promotion and business development costs increased $220,000 and occupancy and other costs increased $100,000.

        Gain on sale of assets relates to a gain recognized on the sale of software which was developed for Intac Purun's internal use but subsequently sold to a third party.

        Income (Loss) from Continuing Operations:    Loss from continuing operations was $931,916 for the nine months ended September 30, 2005 compared to a $1.4 million loss for the same period in 2004. The improvement in loss from operations is primarily due to the career development services business and the higher sales of education and administrative software and higher gross profit.

        Income (Loss) from Discontinued Operations:    Loss from discontinued operations was $534,466 for the nine months ended September 30, 2005, as compared to income from discontinued operations of $2.3 million for the nine months ended September 30, 2004. The decrease in income from discontinued operations was due to a decrease in distribution revenues resulting from increased competition in the wireless handset distribution industry in China. While demand for cell phones increased, the number of distributors and manufacturers also increased to meet demand. The decrease was also due to a lower gross margin resulting from pricing pressures from increased competition and higher selling, general and administrative costs related to being a public company, including Sarbanes-Oxley compliance.

        Net income (loss):    Net loss for the nine months ended September 30, 2005 was $1.5 million compared to a net income of $974,329 for the nine months ended September 30, 2004. The decline was primarily due to lower distribution and career development services revenues, lower distribution gross margins, higher product development and selling, general and administrative costs discussed above, partially offset by the improved career development services gross profits.

Liquidity and Capital Resources--INTAC

        As of March 31, 2007 and September 30, 2006, INTAC maintained cash of $208,679 and $804,973, respectively. The Company measures liquidity through working capital (measured by current assets less current liabilities). As of March 31, 2007, and September 30, 2006, INTAC maintained working capital of $10,917,362 and $13,472,770, respectively. The decrease in cash is primarily due to an increase in trade accounts receivable and the net loss for the six months ended March 31, 2007, partially offset by an increase in accrued expenses. The Company suffered a slow down in collections on trade accounts receivable during the current quarter due to INTAC's management team expending substantial time and committing additional resources to the proposed merger with HSW International, Inc. and the longer than expected celebration of the Chinese New Year holidays during February 2007. The decrease in working capital is primarily due to an increase in liabilities held for sale and the net loss for the six months ended March 31, 2007.

        Within our Distribution Business (included in discontinued operations), a large portion of trade accounts receivable is attributable to our largest customer—Mr. Lam, from whom we derived substantially all of our distribution revenue for the six months ended March 31, 2007. The amount of the receivable balance with this customer was $12.0 million at March 31, 2007 and $11.2 million at September 30, 2006. We collected approximately $1.1 million of the balance outstanding at March 31, 2007 in April 2007. We expect this balance to remain high for the foreseeable future.

        We entered into a new installment payment plan agreement with Mr. Lam in November 2006 to pay his September 30, 2006 outstanding balance of $11.2 million over a period of six months. As part of the installment plan agreement, we agreed that all future sales to Mr. Lam are due and payable within 45 days. At March 31, 2007, Mr. Lam was not in compliance with this agreement and had approximately $1.0 million overdue on the installment payment plan and $5.9 million overdue on current purchases with 45 day terms. The volume of sales in the Distribution Business relies on keeping Mr. Lam as a customer. In order to demonstrate his belief that Mr. Lam's receivable is collectible, Wei Zhou, the Company's Chairman and CEO, entered into a Security and Pledge Agreement with INTAC whereby Mr. Zhou pledged 3 million shares of INTAC common stock to secure collection of this receivable. The Company has not reserved any of the overdue balance because Mr. Lam historically has always paid his commitments, although not always on time, and a slow down in collections was experienced during the current quarter due to INTAC's management team expending substantial time and committing additional resources to the proposed merger with HSW International, Inc. and the longer than expected celebration of the Chinese New Year holidays during February 2007. We will monitor the account and take appropriate action when deemed necessary.

        In conjuction with the Company's proposed merger with HSW International, Inc. and the sale of the Distribution Business, we entered into a Share Purchase Agreement, which calls for any and all amounts paid on the receivables from Mr. Lam to be paid into an escrow account to be governed by the Receivables Escrow Agreement (the "Escrow Agreement"). This Escrow Agreement stipulates that all accounts receivable collections from Mr. Lam be deposited into an escrow account which funds would then be withdrawn and transferred to the Company's operating accounts with an Operating Expense Payment Certification. Since the escrow account was opened in February 2007, certain accounts receivable collections from Mr. Lam were inadvertently deposited directly into the Company's operating accounts. HSW International, Inc. has waived this failure to comply with the Share Purchase Agreement.

        At December 31, 2006, the Company had approximately $1.6 million of supplier rebates receivable from its major mobile handset supplier, T-Mobile Deutschland. This amount had been fully reserved based on historical trends and due to the uncertainty of their use when considering the distribution business' anticipated reduced revenue. Mr. Zhou's pledge of 3 million shares of INTAC common stock under the Security and Pledge Agreement also secures this receivable. For the three months ended March 31, 2007, the Company collected approximately $1.2 million of the receivable which was recorded as a reduction of cost of revenue in discontinued operations.

        As of March 31, 2007, we have a net trade receivable balance of $6.1 million related to our Career Development Services business. The trade receivable balance relates primarily to Huana Xinlong and the sale of educational software to school districts within China. These school districts pay for their software purchases using funds supplied by the Chinese government. Historically, this funding takes many months, which is typical of the business process in China. In our September 30, 2006 financials, the Company reserved $950,608 for trade receivables related to sales of educational software completed in December 2004. Since that time, approximately $652,516 of these reserved amounts have been collected and recorded as recoveries against the provision for doubtful accounts. The Company continues its policy of reserving receivables that have aged in excess of 21 months and has recorded a reserve of $53,590 during the current quarter for receivables related to educational software sales during June of 2005. As with previously reserved accounts, the Company fully intends to pursue collection of these receivables.

        We believe that if we are unsuccessful in completing the merger and the equity financing transactions contemplated in the S-4 filed by HSW International, Inc. on March 14, 2007, there are substantial risks to our ability to maintain adequate liquidity and capital resources. We believe that the company will have sufficient capital for the next twelve months if we are able to collect our trade receivables in a timely manner. However, if our customers with larger trade receivable balances do not pay timely, this would have a material adverse effect on our liquidity. With timely payment, we believe that we currently have adequate capital for the next twelve months; however, long-term plans will require that we obtain additional financing through the issuance of debt, equity, other securities or a combination thereof in order to complete our current business strategies and take advantage of other strategic agreements and business alliances. In addition, we may seek to obtain a working capital or other traditional loan facility from a bank or other lending source. Unless we are able to continue to improve our career development services operating performance with which we have limited experience, additional outside financing required to execute our long-term business plan would be difficult to obtain on acceptable terms, if at all. As of the date of this report, beyond the equity financing contemplated in this merger in conjunction with our merger with HSW International, we do not have any financing arrangements nor do we have any commitments to obtain such an arrangement with any bank or other third party. If we raise capital by issuing equity or convertible debt securities, the percentage ownership of our current stockholders will be reduced. Any new securities may have rights, preferences or privileges senior to those of our current common shareholders. There can be no assurances that we will be able to obtain additional financing on terms that are acceptable to us.

        For the six months ended March 31, 2007, cash used by continuing operating activities (which is comprised of the career development business) totaled $2.1million. This was primarily due to the net loss for the period and increases in our trade accounts receivable, partially offset by increases in accounts payable and accrued expenses. For the six months ended March 31, 2006, cash provided by operating activities totaled $1.1 million. This was primarily due to a decrease in other receivables and an increase in income taxes payable, partially offset by the net loss for the quarter and an increase in other assets.

        For the six months ended March 31, 2007, cash provided by discontinued operating activities (which is comprised of the wireless handset distribution business) totaled $1.7 million. This was primarily due to an increase in the accounts payable and accrued expenses, partially offset by the net loss for the period. For the six months ended March 31, 2006, cash used in discontinued operating activities totaled $1.2 million. The use of funds was primarily due to an increase in inventory, a decrease in income tax payable and a decrease in other assets, as well as the net loss for the quarter, partially offset by an increase in trade accounts payable and accrued expenses.

        For the six months ended March 31, 2007, cash used in investing activities amounted to $104,342 primarily due to advances made to officers of subsidiaries and employees, partially offset by the sale of property and equipment, and sales of property and equipment held for sale. For the six months ended March 31, 2006, cash used in investing activities amounted to $284,225 comprised primarily of the purchase of property and equipment and advances to officers of subsidiaries and employees.

        For the six months ended March 31, 2006, cash provided by financing activities amounted to $262,174 consisting of proceeds from the exercise of stock options.

        Assets held for sale decreased by $217,651 to $13.0 million at March 31, 2007, from $13.2 million at September 30, 2006. The decrease is primarily due to higher inventory balances at September 30, 2006 due to the timing of inventory purchases.

        Property and equipment, net, and acquired software, net, decreased by $625,178 to $1.7 million at March 31, 2007, compared to $1.1 million at September 30, 2006. This decrease was primarily due to normal depreciation and amortization. We do not expect our purchases of property and equipment to change materially in fiscal 2007.

        Trade accounts receivable increased $861,320 to $6.1 million at March 31, 2007, from $5.2 million at September 30, 2006. The increase primarily relates to increased sales of education management software, and a slow down in collections during the quarter due to the celebration of the Chinese New Year holidays during February 2007.

        Inventory balances at March 31, 2007 were comparable to September 30, 2006

        Accrued expenses increased $643,883 to $2.6 million at March 31, 2007, from $2.0 million at September 30, 2006. The increase primarily relates to the accrual of merger transaction costs such as professional and investment banking fees related to the pending merger with HSW.

        Liabilities held for sale increased $2.3 million to $4.3 at March 31, 2007, from 2.0 million at September 30, 2006 due to the timing of invoices received for inventory.

        In connection with the merger under this proxy statement/prospectus, INTAC is incurring substantial transaction costs related to legal, investment banking, accounting and consulting services. Transaction costs to be expensed by INTAC have been estimated to be up to $5.0 million. Total transaction costs to be expensed or capitalized in the purchase price allocation by INTAC or HSW International are estimated to be up to $8.2 million if the merger is completed, as certain legal and investment banking fees are contingent upon successful completion of the merger. If the merger and equity financing in connection with the merger is not consummated the transaction costs incurred by INTAC could have a material adverse effect on INTAC's liquidity.

Commitments and Contingencies

        Liabilities for loss contingencies arising from claims, assessments and litigation and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. In the opinion of management, after consultation with legal counsel, there are no claims, assessments and litigation against the Company.

Off-Balance Sheet Arrangements

        The Company has no off-balance sheet arrangements that have had, or are reasonably likely to have, a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

INTAC MANAGEMENT

Directors And Executive Officers

        The following table sets forth information regarding INTAC's directors and executive officers:

Name	Age	Position
Wei Zhou	37	Chief Executive Officer, President Secretary and Director (Principal Executive Officer)
J. David Darnell	61	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)
Theodore P. Botts	61	Director; Chairman of the Audit Committee
Kevin Jones	57	Director; Member of the Audit Committee
Dr. Heinz-Gerd Stein	66	Director
Larrie A. Weil	63	Director; Member of the Audit Committee

        Below is information, including biographical information, about INTAC's current executive officers and directors:

        Wei Zhou has served as INTAC's Chief Executive Officer, President and Secretary since October 2001. Mr. Zhou became a director on October 12, 2001. Mr. Zhou is responsible for all of INTAC's day-to-day operations, including developing strategic plans for the business, building relationships and alliances with customers, suppliers and strategic partners, overseeing the sales and marketing activities of the business and managing the operations of INTAC's offices in China (Hong Kong, Beijing and Tianjin) and Germany. From January 1997 through September 27, 2001, Mr. Zhou served as Managing Director of Tai Pan Trading GmbH, a Frankfurt, Germany-based enterprise that distributes mobile telecommunications equipment worldwide. Mr. Zhou plays a key oversight role in INTAC's redirection from the traditional distribution of premium brand wireless handsets to its career development and training services segment.

        J. David Darnell became INTAC's Senior Vice President and Chief Financial Office in June of 2002. From November 2000 to May 2002, Mr. Darnell served as Senior Vice President and Chief Financial Officer of Nucentrix Broadband Networks, Inc., a publicly-held provider of broadband wireless Internet and multichannel video services. Mr. Darnell became one of INTAC's directors on October 15, 2001. From 1997 to October 2000, he served as Senior Vice President and Chief Financial Officer of ILD Telecommunications, Inc., a nationwide facilities-based provider of prepaid phone services and telecommunications outsourcing services. From 1993 to 1997, Mr. Darnell was Senior Vice President, Finance and Chief Financial Officer for SA Telecommunications, Inc., a publicly held, full service interexchange carrier that provided a wide range of telecommunications services. From 1990 to 1993, Mr. Darnell served as Chief Financial Officer of Messagephone, Inc., a telecommunications technology and intellectual property firm. Mr. Darnell is a certified public accountant.

        Theodore P. Botts is a private financial advisor, providing strategic and financial advice to individuals and companies since 2000 through his Kensington Gate Capital firm. Mr. Botts became an INTAC director on December 16, 2002. Mr. Botts served as the President, Chief Executive Officer and a member of the board of directors of Stereo Vision Entertainment, Inc., a Nevada corporation, through October 20, 2005. From 1998 to 2000, he served as the Managing Director for UBS Warburg's Latin American Corporate Finance, with generalist corporate finance activities. From 1994 to 1997, he served in a similar position for UBS Securities. From 1988 to 1993, he was the Managing Director and Head of International Corporate Finance of UBS Limited, managing the group responsible for the development and execution of corporate finance business in Continental Europe.

        Kevin Jones is a director of Ermgassen & Co. in London, UK, a leading independent investment banking advisory firm focusing on cross-border mergers and acquisitions and corporate finance. Mr. Jones became an INTAC director on March 3, 2004. He is a non-executive director of WITAN Pacific Investment PLC Trust and an adviser to Hayco Ltd. and to several Indian companies. Mr. Jones was a consultant for 25 years. From 1983 to 1992, he was a partner of McKinsey & Co., based in Tokyo. From 1992 to 1998, he was a partner of Booz-Allen & Hamilton, where he was responsible for developing the firm's practice in China, South Korea and Taiwan. He speaks several languages, including Japanese and Mandarin.

        Dr. Heinz-Gerd Stein served as Chief Financial Officer and was a member of the Executive Board of ThyssenKrupp AG in Germany until his retirement in September 2002. Dr. Stein became an INTAC director on December 16, 2002, and served as a member of the Audit Committee from December 16, 2002 until August 2005. Dr. Stein joined Thyssen AG, later known as ThyssenKrupp AG, in 1966 within their tax department and progressed to Head of the Finance Department and ultimately Chief Financial Officer and Member of the Executive Board. He is a currently a member of the supervisory and advisory boards of several German companies.

        Larrie A. Weil is Senior Managing Director of Howard Frazier Barker Elliott, Inc. in Dallas, Texas and has been a senior executive in major regional investment banking firms for 35 years. Mr. Weil became an INTAC director on March 3, 2004. From 1996 to 2002, he was the Executive Vice President and Head of Investment Banking for Southwest Securities, Inc., a publicly traded securities firm that offers a complete range of investment services including access to the capital markets. In addition, Mr. Weil has served as a director on the boards of public and private companies, as well as on securities industry committees.

Corporate Governance

Board of Directors

        Theodore P. Botts, Kevin Jones, Dr. Heinz-Gerd Stein and Larrie A. Weil, each satisfy the independence requirements of the Nasdaq Stock Market and together comprise a majority of the directors on the INTAC board of directors.

        Any vacancy occurring on the INTAC board of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by the sole remaining director. During the fiscal year ended September 30, 2006, INTAC's board of directors held 9 meetings and took action by unanimous written consent 3 times. Each of INTAC's directors attended at least 75% of the total of all such meetings at the time they were directors, except Kevin Jones and Dr. Heinz-Gerd Stein, who attended four meetings. The Audit Committee of the board of directors held 5 meetings during the fiscal year ended September 30, 2006. Directors are encouraged but not required to attend annual meetings of INTAC's stockholders. INTAC held an annual stockholders meeting on February 15, 2006, where Messrs. Zhou and Darnell were in attendance and INTAC's stockholders approved the election of directors and ratified the appointment of KBA Group LLP as INTAC's independent auditors for the fiscal year ending September 30, 2006.

Board of Directors Committees

        INTAC is a "controlled company" as defined under the rules of the Nasdaq Stock Market because more than 50% of INTAC's voting power is held by an individual, a group or another company. See "Beneficial Ownership Information—Security Ownership of Certain Beneficial Owners and Management of INTAC Prior to the Merger" beginning on page 141 for more information. As a "controlled company," INTAC is exempt from the Nasdaq Stock Market requirements with respect to (i) having a majority of independent directors on INTAC's board of directors (although INTAC voluntarily complies with such standard), (ii) having the compensation of INTAC's executive officers determined by a majority of independent directors or a compensation committee composed solely of independent directors and (iii) having nominees for director selected or recommended for selection by a majority of the independent directors or a committee composed solely of independent directors.

        The INTAC board of directors established INTAC's single standing committee, the audit committee, on December 16, 2002 and adopted a written charter to govern such committee, a copy of which is available on INTAC's website at www.intac-asia.com. In accordance with the charter, all members of the audit committee are independent as defined in the applicable rules and regulations of the Nasdaq Stock Market, are financially literate and at least one member of the audit committee has accounting or related financial management expertise and experience as required by the Nasdaq Stock Market. The audit committee is also comprised entirely of "independent directors" as required by Section 301 of the Sarbanes-Oxley Act of 2002. The chairman of the audit committee is Mr. Botts and Mr. Weil is the audit committee's "financial expert" as such term is defined in Item 401 of Regulation S-K of the Securities Exchange Act of 1934. Mr. Jones also serves as a member of the audit committee.

        The audit committee devotes attention to specific subjects and assists the INTAC board of directors in the discharge of its responsibilities. The audit committee recommends to the INTAC board of directors the appointment of the firm selected to serve as the independent auditors for INTAC and its subsidiaries and monitors the performance of any such firm. It also reviews and approves the scope of the audit and evaluates, with the independent auditors, INTAC's audit and annual financial statements, reviews with management the status of internal accounting controls, evaluates issues having a potential financial impact on INTAC, which may be brought to the audit committee's attention by management, the independent auditors, or the INTAC board of directors, and evaluates public financial reporting documents of INTAC. During the fiscal year ended September 30, 2006, the audit committee met 5 times.

        The INTAC board of directors does not have a designated compensation committee. Director and officer compensation decisions are made by the full board. See "Compensation of Directors" and "Executive Compensation" below for more information.

        The INTAC board of directors does not have a nominating committee as director nominations are made by the INTAC board of directors as a whole. The INTAC board of directors believes it is in the best interests of INTAC to avail itself of the extensive business and other experience of each member of the INTAC board of directors in evaluating potential candidates to serve as directors.

        Director nominees are recommended to the full INTAC's board of directors by INTAC's Chairman and Chief Executive Officer, Mr. Zhou. In identifying nominees for director, Mr. Zhou considers the appropriate skills and personal characteristics required in light of the then-current makeup of the INTAC board of directors and in the context of the perceived needs of INTAC at the time, including the following experience and personal attributes: stockholder-orientation; financial acumen; general business experience; industry knowledge; diversity; special business experience and expertise; leadership abilities; high ethical standards; independence; interpersonal skills; and overall effectiveness. With respect to the selection of the director nominees, Mr. Zhou has recommended that the INTAC board of directors nominate each director nominee.

        INTAC does not have a formal policy by which stockholders may recommend director candidates, but the INTAC board of directors will consider appropriate candidates recommended by stockholders. A stockholder wishing to submit such a recommendation should send a letter to the INTAC Secretary at 12221 Merit Drive, Suite 600, Dallas, TX 75251-2248, U.S.A. The mailing envelope must contain a clear notation that the enclosed letter is a "Director Nominee Recommendation." The letter must be received by the Company at least 120 days before the date of the Company's proxy statement released to stockholders for the prior years' annual meeting, and must identify the author as a stockholder and provide a brief summary of the candidate's qualifications. Candidates recommended for election to the

INTAC board of directors must be independent as defined by the applicable requirements of the Nasdaq Stock Market and financially literate, and will be subject to review based on the criteria described above.

Compensation Of Directors

        INTAC's bylaws specifically grant to the INTAC board of directors the authority to fix the compensation of the directors. INTAC provides each non-employee director who serves as a member of the INTAC board of directors an annual cash retainer of $15,000 payable quarterly in arrears for service as a director, provided such director attends at least 75% of the meetings of the INTAC board of directors in such fiscal quarter. If any director fails to receive a quarterly payment of his retainer because such director failed to attend at least 75% of the meetings of the INTAC board of directors held in such fiscal quarter, but the director attends at least 75% of the meetings of the INTAC board of directors held during the entire fiscal year, then such director shall receive his quarterly retainer payment for the fourth quarter as well as all prior quarterly retainer payments for the fiscal year previously withheld. If a director resigns, is removed, fails to stand for re-election or otherwise ceases to serve as director during any fiscal quarter, such director will receive a prorated portion of his retainer for such quarter, subject to satisfying the other conditions to receiving the retainer. Each non-employee director also will receive (i) $1,000 for service on each committee of the INTAC board of directors of which he is a member payable upon appointment and upon each anniversary of such appointment so long as he remains a member of such committee, (ii) an annual cash retainer of $5,000 for service as chairman of the audit committee payable upon appointment and each anniversary of such appointment so long as he remains chairman and (iii) $3,000 for service as chairman of any other committee of the INTAC board of directors payable upon appointment and each anniversary of such appointment so long as he remains chairman. Each director also is reimbursed for all ordinary and necessary expenses incurred in attending any meeting of the INTAC board of directors or any committee of the INTAC board of directors.

        Each non-employee director also receives (i) options to purchase 50,000 shares of INTAC's common stock upon such director's initial election to the INTAC board of directors and (ii) options to purchase an additional 12,500 shares of INTAC's common stock upon each such director's annual re-election to the INTAC board of directors. Each such option will be granted pursuant to INTAC's 2001 Long Term Incentive Plan (referred to in this proxy statement/prospectus as the 2001 LTIP) will vest and will become exercisable in three equal installments on the first three anniversary dates following the date of the grant, and will have an exercise price equal to the closing price of INTAC's common stock as reported on the Nasdaq Capital Market on the date of the grant.

        On August 28, 2005, each currently serving non-employee director also was awarded options to purchase 25,000 shares of the Company's common stock as compensation for serving as directors during 2004, for which they were not previously compensated. Each such option was granted pursuant to the 2001 LTIP, will vest and will become exercisable in two equal installments on the first two anniversary dates following the date of the grant, and has an exercise price of $6.40 per share, an amount equal to the closing price of INTAC's common stock as reported on the Nasdaq Capital Market on the date of the grant.

        All stock options granted to non-employee directors vest in full upon a change of control. The merger will constitute a change of control with respect to these stock options.

Executive Compensation

        The following table provides summary information concerning compensation paid by INTAC to its Chief Executive Officer and other executive officers who earned more than $100,000 in salary and bonus for all services rendered in all capacities during the nine months ended September 30, 2005 and the fiscal years 2004, 2003 and 2002 (referred to in this proxy statement/prospectus as the named executive officers).

Summary Compensation Table(1)

						Long Term Compensation
			Annual Compensation
						Restricted Stock Awards ($)	Securities Underlying Options/SARs (#)
Names and Principal position	Year		Salary ($)	Bonus ($)	Other Annual Compensation ($)(3)			All Other Compensation ($)
Wei Zhou President and Chief Executive Officer	2006 2005 2004 2003	(2)	120,000 90,000 120,000 120,000	— — — —	— — — —	— — — —	— — — —	— — — —
J. David Darnell Senior Vice President and Chief Financial Officer	2006 2005 2004 2003	(2)	175,000 131,250 175,000 175,000	25,000 25,000 25,000 25,000	— — —	— — —	— — —	— — —

(1)
Other than Mr. Zhou and Mr. Darnell, no other INTAC employee received an annual salary of more than $100,000 during fiscal year 2006, the twelve months ended September 30, 2005 or fiscal year 2004.

(2)
During 2005, INTAC changed its fiscal year end from December 31 to September 30. Figures for 2005 represent the nine month period from January 1, 2005 to September 30, 2005.

(3)
Other annual compensation not properly categorized as salary or bonus (e.g., perquisites and other personal benefits) has been omitted for the named executive officers because the aggregate amount of this other annual compensation was less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for the named executive officers in the nine months ended September 30, 2005 and fiscal years 2004, 2003 and 2002.

Option/SAR Grants

        INTAC did not grant any stock appreciation rights ("SAR") or stock options to any named executive officers during fiscal year 2006.

Aggregate Option/SAR Exercises in 2006 and Fiscal Year-End Option/SAR Value

        The following table provides information about the number and value of unexercised options for the named executive officers as of September 30, 2006. No named executive officers exercised any stock options during fiscal year 2006 and no SARs have been granted.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at September 30, 2006 (#) Exercisable/Unexercisable		Value of Unexercised In-the-Money Options/SARs at September 30, 2006($) Exercisable/Unexercisable(1)
J. David Darnell	0	0	150,000/0	(2)	513,000/0

(1)
Based on the closing price ($6.92) of INTAC common stock on September 29, 2006, as reported on the Nasdaq Capital Market.

(2)
Of the 300,000 options awarded to Mr. Darnell on July 29, 2002, 150,000 options were transferred to a third party on September 14, 2005 pursuant to a domestic relations order.

Employment Contracts

        On October 16, 2001, INTAC entered into an employment agreement with Mr. Zhou to serve as INTAC's Chief Executive Officer and President. The initial term of the agreement was effective through October 16, 2004 and the agreement automatically renews for successive one-year terms. Under the agreement, Mr. Zhou receives a base salary of $120,000 per year and is entitled to receive an annual bonus at the discretion of the INTAC board of directors. The agreement with Mr. Zhou may be terminated by INTAC at any time for cause as such term is defined in the employment agreement. However, if Mr. Zhou's employment is terminated by INTAC without cause (as such term is defined in the employment agreement), INTAC is obligated to pay Mr. Zhou compensation earned through the date of termination plus a severance payment equal to 12 months base salary. If Mr. Zhou's employment is terminated for cause, by mutual agreement, or upon death or disability, he will be paid his annual base salary, a lump sum payment for all earned and unused benefits through the date of termination and any vested pension or retirement benefits.

        On June 11, 2002, INTAC entered into an employment agreement with J. David Darnell to serve as INTAC's Senior Vice President and Chief Financial Officer. The initial term of the agreement was effective through June 11, 2005. The agreement automatically renews for successive one-year periods unless INTAC permits the agreement to expire upon the giving of written notice to Mr. Darnell at least 365 days prior to the expiration of the original term or any successive term. INTAC has not provided any such notice to date and, therefore, Mr. Darnell's employment agreement currently is effective through June 11, 2008. Under the agreement, Mr. Darnell receives a base salary of $175,000 per year and a guaranteed annual cash bonus of $25,000. The agreement with Mr. Darnell may be terminated by INTAC at any time for cause as such term is defined in the employment agreement. However, if Mr. Darnell's employment is terminated by INTAC without cause (as such term is defined in the employment agreement), INTAC is obligated to pay Mr. Darnell compensation earned through the date of termination plus a severance payment equal to 12 months base salary from the date of termination payable as if he had remained an employee of INTAC plus the amount of the guaranteed annual cash bonus that would have accrued had he remained with INTAC through the first anniversary of the date of termination. If Mr. Darnell's employment is terminated for cause, by mutual agreement, or upon death or disability, he will be paid his annual base salary and a lump sum payment for all earned and unused benefits, in each case through the date of termination, plus his annual guaranteed cash bonus earned as of the date of termination (prorated for any year less than a full calendar year), and any vested pension or retirement plan.

Related Party Transactions

        (a)   As of July 7, 2006, September 30, 2005 and December 31, 2004, INTAC's majority stockholder, Mr. Zhou, was the beneficial owner of 52.1%, 54.0% and 54.0% respectively, of INTAC's issued and outstanding common stock.

        (b)   Mr. Zhou is the CEO, President, Treasurer and a director of INTAC. As of September 30, 2005 and December 31, 2004, Mr. Zhou had made net advances to INTAC amounting to $116,661 and $115,664, respectively.

HSW INTERNATIONAL MANAGEMENT FOLLOWING THE MERGER

Directors

        Under the terms of the stockholders agreement, following the merger the number of directors serving on HSW International's board of directors will be seven. As of the closing of the merger, HSW, Mr. Zhou and HSW International will take all actions necessary to cause five persons designated by HSW and two persons designated by Mr. Zhou to be duly appointed to the HSW International board of directors, each to serve until the next annual election of directors of HSW International, and to cause the special committee, the compensation committee and the audit committee of the board to be established. Pursuant to the stockholders agreement, Mr. Zhou has designated himself and Dr. Heinz-Gerd Stein to serve on the HSW International board following the merger, and HSW has designated Jeffrey Arnold to serve on the HSW International board following the merger.

        Each of HSW and Mr. Zhou will have the right to request the removal, with or without cause, of any directors designated by HSW or Mr. Zhou, as applicable, and HSW, Mr. Zhou and HSW International, through the HSW International board of directors, will cause any such person to be removed from the HSW International board of directors. Following the nomination of the designees to the HSW International board of directors, at each election of directors at which the term of any designated director will expire, the HSW International board of directors will (i) recommend for election to the HSW International board of directors a nominee designated by the person that initially designated the director whose term will expire and (ii) use best efforts to solicit proxies in favor of such nominee consistent with the efforts used to solicit proxies for any other nominees.

Officers

        Jeffrey T. Arnold will continue to serve as the chairman of HSW International after the merger. Mr. Arnold has also entered into a consulting agreement with HSW International (see "The Merger and the Distribution Business Sale—Interests of HSW International Directors and Executive Officers in the Merger" beginning on page 84. Wei Zhou will continue to serve as the president, chief executive officer and chairman of INTAC. Robert C. Bicksler will continue to serve as executive vice president, chief financial officer, and chief operating officer after the merger and has entered into an employment agreement described below. J. David Darnell will continue to serve as a senior vice president and chief financial officer of INTAC after the merger.

        Jeffrey T. Arnold, age 37, has a proven track record in creating successful business enterprises. Mr. Arnold's most recent venture is The Convex Group, which acquires and integrates entertainment and distribution assets to create new media enterprises, and which includes HSW. Prior to starting The Convex Group, Mr. Arnold was founder and CEO of WebMD, an ehealthcare company seeking to transform healthcare into a more accessible, efficient and innovative system utilizing the Internet. Between August 1998 and September 2000, Mr. Arnold negotiated over ten acquisitions, growing WebMD from 60 people and $75,000 in annual revenues to over 5,000 people and 2001 revenues of close to $1 billion. Additionally, at WebMD Mr. Arnold raised over $1.5 billion in public and private capital in a 12 month period, negotiated over 100 strategic partnerships with both established Fortune 500 and emerging companies and established a strong operational management team. Prior to founding WebMD, Mr. Arnold was chairman and CEO of Quality Diagnostic Services (QDS), a cardiac arrhythmia monitoring company, which he founded in 1994. After growing QDS to one of the nation's largest cardiac-event monitoring companies, he sold QDS to Matria Healthcare for $25 million in 1998. In 1997, Mr. Arnold started Endeavor Technologies, Inc. to explore enhanced applications for Internet and computer telephony services. Endeavor, with the proceeds from the sale of QDS, became WebMD in August 1998.

        Robert C. Bicksler, age 53, will continue to serve as executive vice president, chief financial officer and chief operating officer of HSW International after the merger. Prior to joining HSW International, he was the interim Chief Financial Officer at Netifice Communications, Inc., a leading provider of managed IP data, voice and security solutions for distributed enterprises. From 2002 to 2004, he was a principal with Catalina Consulting, providing strategic merger and acquisition consulting services to venture firms and corporate clients focusing on the telecommunication and technology industries. Previously, he was Chief Executive Officer of Global Metro Networks, a builder of dark fiber communication networks in major centers of business throughout Europe and the United States. Mr. Bicksler joined Global Metro in 2000 from AT&T Canada where he served as Executive Vice President and Chief Financial Officer. Prior to AT&T Canada, Mr. Bicksler was CFO of MetroNet Communications from 1997 until its $3.5 billion merger with AT&T Canada in 1999. Prior to joining MetroNet, Mr. Bicksler served as Chief Financial and Administrative Officer for several software companies. Mr. Bicksler began his career at PriceWaterhouseCoopers LLP, where he became partner in 1984 and served as Managing Tax Partner, Carolinas. He is a Certified Public Accountant and holds a Bachelor of Science degree in Business Administration from The Pennsylvania State University. He also holds a Master of Science degree from the University of North Texas.

Bicksler Employment Agreement

        Under the terms of his employment agreement, Mr. Bicksler will serve an executive vice president, chief financial officer and chief operating officer of HSW International. The employment agreement has a term of three years and shall automatically renew for successive one year terms unless either party elects not to renew the agreement. Mr. Bicksler will receive a base salary of $225,000 per year and be eligible to participate in any bonus pool or other bonus plan that HSW International may establish for its senior management. Mr. Bicksler will also receive reimbursement for reasonable travel and living expenses and relocation expenses should Mr. Bicksler relocate to Atlanta. In addition, Mr. Bicksler will receive a ten-year option to acquire 500,000 shares of HSW International common stock.

        One-third (1/3) of his options will vest on the first anniversary of the grant date and the remaining two-thirds (2/3) shall thereafter vest at a rate of 1/24th per month for the remainder of the term of the employment agreement. Mr. Bicksler shall have the right to vote the shares underlying the options prior to their vesting or his exercise of the options. To the extent vested, the options shall be irrevocable and may be exercised by Mr. Bicksler's heirs or estate.

        The employment agreement may be terminated (i) at HSW International's election for cause, (ii) at either HSW International's or Mr. Bicksler's election without cause upon 30 day's written notice, (iii) at Mr. Bicksler's election for good reason, or (iv) upon Mr. Bicksler's death or disability. Cause is defined in the employment agreement as (i) material dishonesty or material misappropriation, embezzlement, fraud or similar conduct, (ii) conviction of, or plea of nolo contendere to, a felony charge or crime involving moral turpitude or dishonesty, (iii) intentional damage of a material nature to any property of HSW International, (iv) gross negligence in serving in his capacity as an employee of HSW International, (v) breach of the non-competition, non-solicitation agreement, (vi) material breach of any material obligation or fiduciary duties which is not cured within 30 days of receipt of written notice of such breach or (vii) engaging in employment practices which violate federal, state or local law.

        In the event that Mr. Bicksler is terminated for cause under the employment agreement, he shall receive his base salary and certain benefits through the date of termination, and any unvested options shall terminate with the termination of the employment agreement. In the event that Mr. Bicksler is terminated without cause or terminates the agreement for good reason, he shall receive severance payments equal to one-year of base salary, be entitled to participate in any applicable bonus plan for a period of one-year after termination, and be entitled to continue to receive benefits under HSW International's benefits plan at HSW International's expense for a period of one year after termination. In addition, in the event that Mr. Bicksler is terminated without cause, all unvested options that would have vested in the twelve months following the date of termination shall vest. If a change of control of the company shall occur during the term of the employment agreement, any unvested options shall fully vest as of the date of the change in control. Change in control is defined as (i) a merger or consolidation of HSW International, or transfer of equity interests in a single transaction or series of transactions in which the equity holders of HSW International prior to such transaction or series of transactions possess less than a majority of to voting power of HSW International's (or its successor's) voting power after the transaction or series of transactions, or (ii) a single transaction or series of transactions in which a person or persons acquire substantially all of HSW International's assets.

        Mr. Bicksler will be prohibited from competing with HSW International, soliciting HSW International's customers or HSW International's employees during his employment with HSW International and for a period of one year thereafter.

BENEFICIAL OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management of INTAC Prior to the Merger

        The following table shows, as of June 1, 2007, the beneficial ownership of INTAC common stock held by (i) each person known to INTAC to be the beneficial owner of more than 5% of INTAC common stock; (ii) each director; (iii) each named executive officer listed in the summary compensation table included elsewhere; and (iv) all directors and executive officers as a group. The address of each executive officer and director is c/o INTAC International, Inc., 12221 Merit Drive, Suite 600, Dallas, TX 75251-2248 U.S.A.

Name of Beneficial Owners	Number of Shares Beneficially Owned(1)	Percentage of Ownership(2)
Deutsche Bank Aktlengesellschaft Taunusanlage 12, D-60325 Frankfurt am Main Federal Republic of Germany	2,017,123	8.8%
Ashford Capital Management, Inc. P.O.Box 4172 Wilmington, DE 19807	1,223,800	5.3%
Executive Officers and Directors:
Wei Zhou	11,950,000	52.1%
Dr. Heinz-Gerd Stein(3)	616,667	2.7%
J. David Darnell(4)	184,000	*
Theodore P. Botts(5)	66,667	*
Kevin Jones(5)	66,667	*
Larrie A. Weil(5)	66,667	*
All Executive Officers and Directors as a Group (6 persons)	12,950,668	55.9%

*
Represents less than 1%

(1)
Pursuant to the rules of the SEC, a person or group is deemed to have "beneficial ownership" of any shares with regard to which such person or group has or shares voting or investment power or has or shares the right to acquire such power within 60 days of June 1, 2007, such as pursuant to the conversion or exchange of securities or the exercise of stock options or warrants. For purposes of computing the percentage of outstanding shares held by any person or group of persons, shares that such person or group has the right to acquire within 60 days of June 1, 2007 are deemed to be outstanding for the purpose of computing the percentage ownership of such person or group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group.

(2)
Based on 22,940,727 shares of INTAC common stock outstanding on June 1, 2007.

(3)
Includes 16,667 shares of INTAC common stock that may be acquired upon exercise of options that are exercisable within 60 days of June 1, 2007.

(4)
Includes 150,000 shares of INTAC common stock that may be acquired upon the exercise of options that are currently exercisable.

(5)
Consists solely of 66,667 share of INTAC common stock that may be acquired upon exercise of options that are exercisable within 60 days of June 1, 2007.

Security Ownership of Certain Beneficial Owners and
Management of HSW International Following the Merger

        The following table shows the beneficial ownership of HSW International common stock after the consummation of the merger, related transactions and the distribution business sale held by (i) each person known to HSW International to be the beneficial owner of more than 5% of HSW International common stock; (ii) each director; (iii) each named executive officer; and (iv) all directors and executive officers as a group. The address of each executive officer and director is c/o HSW International, Inc., One Capital City Plaza, 3350 Peachtree Road, Suite 1500, Atlanta, Georgia 30326 U.S.A.

Name of Beneficial Owners	Number of Shares Beneficially Owned(1)	Percentage of Ownership(2)
HowStuffWorks, Inc.(3) One Capital City Plaza 3350 Peachtree Road, Suite 1500 Atlanta, Georgia 30326 U.S.A.	31,890,727	63.3%
Deutsche Bank Aktlengesellschaft(4) Taunusanlage 12, D-60325 Frankfurt am Main Federal Republic of Germany	4,452,435	8.8%
Executive Officers and Directors:
Wei Zhou(3)	31,890,727	63.3%
Jeffrey Arnold(5)	1,510,000	2.9%
Dr. Hein-Gerd Stein(6)	616,667	1.2%
Robert Bicksler	—	*
All Executive Officers and Directors as a Group (4 persons)	34,017,394	65.5%

*
Represents less than 1%

(1)
Pursuant to the rules of the SEC, a person or group is deemed to have "beneficial ownership" of any shares with regard to which such person or group has or shares voting or investment power or has or shares the right to acquire such power within 60 days, such as pursuant to the conversion or exchange of securities or the exercise of stock options or warrants. For purposes of computing the percentage of outstanding shares held by any person or group of persons, shares that such person or group has the right to acquire within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership of such person or group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group.

(2)
Based on 50,381,454 shares of HSW International common stock outstanding, which assumes 42,881,454 shares issued to HSW and all INTAC stockholders as of June 1, 2007, and 7,500,000 shares issued pursuant to the equity financing.

(3)
Includes 22,940,727 shares of HSW International common stock to be beneficially owned by HowStuffWorks, Inc. and 8,950,000 shares of HSW International common stock to be beneficially owned by Wei Zhou. The shares to be held by HowStuffWorks and Mr. Zhou are subject to the stockholders agreement entered into between the parties. Each party disclaims beneficial ownership of the shares to be held by the other party. For a more detailed description of the stockholders agreement, see the section entitled "Agreements Related to the Merger—The Amended and Restated Stockholders Agreement" beginning on page 106.

(4)
Includes 2,017,123 shares of HSW International common stock to be beneficially owned by Deutsche Bank Aktlengesellschaft and 2,435,312 shares of HSW International common stock to be purchased (assuming at the public announcement price) by DWS pursuant to the DWS stock purchase.

(5)
Includes 1,500,000 shares of HSW International common stock that may be acquired upon the exercise of options that will be exercisable within 60 days of the closing of the merger, and 10,000 shares owned directly by Mr. Arnold.

(6)
Includes 16,667 shares of HSW International common stock that may be acquired upon exercise of options that will be exercisable within 60 days of the closing of the merger.

ACCOUNTING TREATMENT

        The merger will be accounted for under the purchase method of accounting in accordance with U.S. generally accepted accounting principles. Under this method of accounting, since HSW will have the majority ownership and will control HSW International's board of directors and management following consummation of the merger, HSW International is deemed to be the acquirer of INTAC for financial reporting purposes. The purchase price will be determined based on the fair value of the HSW International common stock issued to INTAC stockholders to complete the merger, the fair value of options to purchase HSW International common stock exchanged for INTAC stock options outstanding at the time of the merger and HSW International transaction costs. The excess purchase price over the fair value of the tangible assets acquired will be allocated to identifiable intangible assets and goodwill.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed consolidated financial statements reflect the acquisition of INTAC's career development and training services business ("INTAC continuing operations") by HSW International. HSW International has only limited historical operations prior to the consummation of the merger, with minimal historical cost basis for the assets contributed by HSW into HSW International. Consequently, the following HSW International unaudited pro forma condensed consolidated financial statements have been primarily derived from the historical financial statements of HSW International and INTAC to give effect to the HSW International and INTAC continuing operations becoming a wholly owned subsidiary of HSW International upon completion of the merger.

        In the HSW International pro formas, HSW International and INTAC historical financial statements are adjusted to include only the HSW International and INTAC continuing operations and to reflect HSW International's estimated purchase price of the INTAC continuing operations. The merger will be accounted for using the purchase method whereby the INTAC continuing operations will be treated as the "acquired" company for financial reporting purposes. The purchase price will be determined based on an independent valuation of the HSW International shares issued to INTAC shareholders to complete the merger, and the fair value of HSW International options issued in exchange for all of INTAC's outstanding options and transaction costs. The estimated purchase price and the fair value of the assets acquired are preliminary and may change subsequent to consummation of the merger upon completion of the final valuation. If these assumptions and estimates change significantly upon completion of the final valuation, there may be a significant difference between the actual amounts allocated to identifiable intangible assets and goodwill and the amounts reflected in these pro forma financial statements, as well as a significant difference between the actual intangible amortization expense and the amortization expense reflected in these pro forma financial statements.

        The pro forma condensed consolidated balance sheet has been prepared assuming the merger was consummated on March 31, 2007. The pro forma condensed consolidated statements of operations have been prepared assuming the merger was consummated on January 1, 2006. The unaudited pro forma financial statements should be read in conjunction with the accompanying notes to the pro forma financial statements and with the historical financial statements and related notes of INTAC that have been incorporated by reference herein.

        The following unaudited pro forma financial statements include the HSW International and INTAC unaudited condensed consolidated balance sheets as of March 31, 2007, and the INTAC unaudited condensed consolidated statements of operations for the year ended December 31, 2006 and the three months ended March 31, 2007, adjusted to reflect only the HSW International and INTAC continuing operations. The INTAC unaudited pro forma financial statements have been adjusted to reflect a year end of December 31, 2006 in order to conform to HSW International's calendar year end.

        The unaudited pro forma financial data does not purport to represent what the combined results of operations of the INTAC continuing operations and HSW International would have been had the merger occurred on January 1, 2006 or to project the results of operations or financial condition for any future date or period.

HSW INTERNATIONAL AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2007

	HSW International	INTAC	Merger Accounting Adjustments		Merged HSWI and INTAC	Equity Issuance Adjustments		Pro Forma
Assets
Current assets
Cash and cash equivalents	$83,917	$208,679	$—		$292,596	$35,821,684	(1)(3)	$36,114,280
Trade accounts receivable, net	—	6,104,305	—		6,104,305	—		6,104,305
Inventories	—	52,365	—		52,365	—		52,365
Prepaid expenses	51,889	—	—		51,889	—		51,889
Assets held for sale	—	13,017,092	(13,017,092	)(7)	—	—		—

Total current assets	135,806	19,382,441	(13,017,092)		6,501,155	35,821,684		42,322,839
Property and equipment, net	151,872	795,880	—		947,752	—		947,752
Other assets	18,011	397,103	—		415,114	—		415,114
Advances to officers and employees	—	403,975	—		403,975	—		403,975
Capitalized transaction costs	1,444,421	—	(1,444,421	)(1)	—	—		—
Internet portal database gateway, net	—	145,741	(145,741	)(2)	—	—		—
Acquired software, net	—	277,807	(277,807	)(2)	—	—		—
Identifiable intangible assets	224,237	—	26,350,000	(2)	26,574,237	—		26,574,237
Goodwill	—	16,742,466	726,169	(2)	17,468,635	—		17,468,635

Total assets	$1,974,347	$38,145,413	$12,191,108		$52,310,868	$35,821,684		$88,132,552

Liabilities
Current liabilities
Trade accounts payable	$259,517	$1,052,511	$—		$1,312,027	$—		$1,312,027
Accrued expenses	192,000	3,627,566	5,986,053	(1)	9,805,619	(8,008,534	)(1)	1,797,085
Other liabilities	206,346	279,648	—		485,994	—		485,994
Deferred tax liability	—	235,164	—	(5)	235,164	—		235,164
Related party payable	5,114,203	—	(1,444,421	)(1)	3,669,782 (3)	(3,669,782)	(1)(3)	—
Liabilities held for sale	—	3,270,190	(3,270,190	)(7)	—	—		—

Total current liabilities	5,772,066	8,465,079	1,271,442		15,508,586	(11,678,316)		3,830,270
Commitments and contingencies
Stockholders' equity				(2)			(1)
Common stock	1,000	22,941	21,941		45,882	7,521		53,403
Treasury stock	—	—	(11,000,000	)(7)	(11,000,000)	—		(11,000,000)
Additional paid in capital	11,663,332	38,095,890	13,459,228	(8)	63,218,450 (8)	47,492,479	(8)	110,710,929
Currency translation account	(6,178)				(6,178)			(6,178)
Retained earnings (deficit)	(15,455,872)	(8,480,597)	8,480,597		(15,455,872)	—		(15,455,872)
Accumulated other comprehensive income	—	42,100	(42,100)		—	—		—

Total stockholders' equity	(3,797,718)	29,680,334	10,919,666		36,802,282	47,500,000		84,302,282

Total liabilities and stockholders' equity	$1,974,347	$38,145,413	$12,191,108		$52,310,868	$35,821,684		$88,132,552

HSW INTERNATIONAL AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31, 2006
	HSW International	INTAC	Adjustments		Pro Forma
	(historical continuing operations)
Career development services revenue	$—	$6,578,201	$—		$6,578,201

Career development services cost of revenue		1,978,646	154,285	(4)	2,132,931

Career development services gross profit	—	4,599,555	(154,285)		4,445,270
Operating expenses
Product development	—	3,634,848			3,634,848
Selling, general and administrative	12,556,817	2,438,944	100,000	(4)	15,095,761
Provision for doubtful accounts	—	1,604,525	—		1,604,525
Merger transaction costs	—	1,751,505			1,751,505

Total operating expenses	12,556,817	9,429,822	100,000		22,086,639

Loss from operations	(12,556,817)	(4,830,267)	(254,285)		(17,641,369)
Other income (expense), net	(12,388)	18			(12,370)

Loss before income taxes	(12,569,205)	(4,830,249)	(254,285)		(17,653,739)
Income taxes	—	292,426	—	(5)	292,426

Net loss	$(12,569,205)	$(5,122,675)	$(254,285)		$(17,946,165)

Net loss per share- basic and diluted		$(0.22)			$(0.42)

Weighted average shares outstanding-basic and diluted		22,940,727		(6)	42,881,454

HSW INTERNATIONAL AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31, 2007
	HSW International	INTAC	Adjustments		Pro forma
	(historical continuing operations)
Career development services revenue	$—	$1,341,385	$—		$1,341,385

Career development services cost of revenue		626,229	47,607	(4)	673,836

Career development services gross profit	—	715,156	(47,607)		667,549
Operating expenses
Product development	—	949,813			949,813
Selling, general and administrative	2,884,198	321,574	25,000	(4)	3,230,772
Provision for doubtful accounts	—	17,052			17,052
Merger transaction costs	—	512,442			512,442

Total operating expenses	2,884,198	1,800,881	25,000		4,710,079

Loss from operations	(2,884,198)	(1,085,725)	(72,607)		(4,042,530)
Other income (expense), net	(2,470)				(2,470)

Loss before income taxes	$(2,886,668)	(1,085,725)	(72,607)		(4,045,000)
Income taxes	—	(57,262)	—	(5)	(57,262)

Net loss	$(2,886,668)	$(1,028,463)	$(72,607)		$(3,987,738)

Net loss per share—basic and diluted		$(0.04)			$(0.09)

Weighted average shares outstanding—basic and diluted		22,940,727		(6)	42,881,454

Notes to Financial Statements and Pro Forma Adjustments

        (1)   Reflects the issuance of approximately 7,500,000 shares of common stock to certain investors in exchange for cash proceeds of $49,500,000, for which there is a firm commitment, immediately following the consummation of the transaction, less $2,000,000 of estimated capital raising costs (recorded as a reduction to equity) and less $8,250,000 of estimated direct merger transaction costs to be included in the purchase price accounting. The estimated merger costs of $8,250,000 consists of $3,250,000 of transaction costs to be incurred by HSW (of which $1,444,421 has been accrued) and $5,000,000 of transaction costs to be incurred by INTAC (of which $241,466 has been paid and $2,022,481 has been accrued as of March 31, 2007). The portion of the $8,250,000 estimated transaction costs that has not been accrued or paid as of March 31, 2007 has been entered as an additional accrual of $5,986,053 in the pro forma merger accounting adjustments column with the subsequent payment of $8,008,534 (which excludes the paid portion) indicated in the equity issuance adjustments column. In addition, the remaining related party payable amount of $3,669,782 due to HSW is indicated in the equity issuance adjustments column as paid in full and netted against the proceeds. The number of shares assumed to be issued is based on the $49,500,000 proceeds divided by an assumed purchase price per share of $6.57 as determined per the merger agreement.

        (2)   Reflects the estimated purchase price of the INTAC continuing operations and related purchase price allocation. The computation of the purchase price, the allocation of the purchase price to net assets of the INTAC continuing operations, and the resulting goodwill are presented below. The preliminarily estimated purchase price was determined based on 19,940,727 shares of HSW International issued for all of the issued and outstanding shares of INTAC, at a total fair value of

$40,500,000, plus 450,000 HSW International stock options with a fair value of $100,000 issued in exchange for the same number of INTAC stock options outstanding and estimated transaction costs of $3,250,000. The number of outstanding INTAC shares that will be acquired are 19,940,727. These shares will be exchanged on a one-for-one ratio for HSW International common stock shares, which based on a preliminary independent valuation of the newly formed company performed by Savvian Adivsors, LLC, have a fair value of approximately $2.00 per share. The per share fair value of the HSW International stock options issued in exchange for all of INTAC's outstanding options was estimated using the Black-Scholes options pricing model, resulting in a $0.04 to $0.39 fair value range per option (weighted average fair value options assumed is $0.33). The fair value of each option grant was estimated on the date of grant using the following assumptions: underlying stock price of $2.00; no dividend yield; expected volatility of 50%; risk-free interest rate of 5.0%; and expected life of seven years. All of the INTAC outstanding options that will be exchanged for HSW International stock options are either fully vested at the time of the merger or will vest in full at the consummation of the merger. As a result, the fair value of the exchanged options is treated as part of the purchase price.

        The fair value of the HSW International shares was derived from a preliminary independent valuation using a discounted cash flow model, among other methods. The transaction costs are reflected as a reduction in cash in the pro forma balance sheet.

ESTIMATED PURCHASE PRICE		$43,850,000
ESTIMATED NET ASSETS ACQUIRED
Acquired INTAC net assets	$19,933,432
Elimination of INTAC's previous intangible assets	(17,166,014)
Estimated transaction costs to be expensed by INTAC	(2,736,053)	31,365

Excess purchase price over carrying value of net tangible assets acquired (assumed fair value)		43,818,635
Fair value adjustments:
Licenses to operate in China (indefinite life)	10,000,000
Vendor endorsement in China (indefinite life)	12,500,000
Acquired database (5 year life)	1,400,000
Acquired software (3 year life)	2,250,000
Employment agreements (2 year life)	200,000	26,350,000

Estimated Goodwill		$17,468,635

        The final allocation of the purchase price will be determined after the merger is completed and after completion of thorough analyses to determine the fair values of INTAC's tangible and identifiable intangible assets and liabilities as of the date the merger is completed. If the assumptions and estimates used to determine the purchase price and fair value of assets acquired change significantly upon completion of the final valuation, there may be a significant difference between the actual amounts allocated to identifiable intangible assets and goodwill and the amounts reflected in these pro forma financial statements. Any change in the fair value of the INTAC continuing operations net assets, which is currently estimated to approximate their carrying amounts, will change the amount of the purchase price allocable to goodwill. Additionally, changes to INTAC's net assets, including net loss, after March 31, 2007, through the date the merger is completed, will also change the amount of goodwill recorded.

        The fair value of the above HSW International shares and the separately identifiable intangible assets were taken from the mid point of the valuation ranges as derived from a preliminary independent valuation. The actual ranges of possible results indicated in the valuation are as follows:

	Low	High
RANGE OF ESTIMATED PURCHASE PRICE	$30,350,000	$57,350,000
Range of excess purchase price over carrying value of net tangible assets acquired (assumed fair value)	$30,318,635	$57,318,635
Range of fair value adjustments:
Licenses to operate in China (indefinite life)	5,000,000	15,000,000
Vendor endorsement in China (indefinite life)	10,000,000	15,000,000
Acquired database (5 year life)	305,000	2,500,000
Acquired software (3 year life)	2,000,000	2,500,000
Employment agreements (2 year life)	150,000	250,000
Range of estimated Goodwill	$3,968,635	$30,968,635

        The range of estimated purchase price above includes $3,250,000 of estimated transaction costs and $100,000 related to the value of the exchanged HSW International stock options.

        The effect of the possible valuation ranges on the proforma amortization expense adjustment noted in the year and three month pro forma income statements would be to further increase or decrease total amortization expense from the midpoint expense recorded in the proformas by approximately $328,000 and $82,000, respectively, for the high and low end of the range.

        Upon the consummation of the merger and the related transactions, HSW International will have approximately 50,381,454 shares of common stock outstanding, consisting of 22,940,727 shares issued to HSW in exchange for the contribution of certain assets, 19,940,727 shares issued for the acquisition of INTAC, and approximately 7,500,000 shares issued for cash to certain investors.

        (3)   The related party payable of $5,114,203 is due to HSW International's parent, HSW, for advances to HSW International for organizational start-up costs, $1,444,421 for direct acquisition costs incurred through March 31, 2007 and other accrued corporate expenses of approximately $3.67 million reflecting all material costs of doing business. No interest was charged on this advance as of March 31, 2007. The related party payable owed to HSW averaged $4.7 million for the three months ended March 31, 2007 and $2.2 million for the year ended December 31, 2006. The amounts due to HSW are expected to be paid in full following completion of the merger and related financing from the proceeds of the financing. Due to the developmental nature of HSW International's operations with its limited number of employees and lack of revenue, no indirect corporate overhead costs at HSW have been allocated to HSW International.

        (4)   Of the total $26,350,000 of identifiable intangible assets, $22,500,000 is preliminarily estimated to have an indefinite life and will not be amortized to expense. The average useful life of the $3,850,000 of amortizable intangible assets is 3.7 years. Pro forma identified intangible amortization is estimated based on the preliminary estimated fair value and useful lives of the identified intangibles. If these assumptions and estimates change upon completion of the purchase accounting subsequent to the consummation of the merger there may be a significant difference between actual intangible amortization expense and the amortization expense reflected in these pro forma financial statements.

        Based upon the assumptions applied in these pro forma adjustments, the effect of the purchase accounting allocation will result in an increase in net loss or decrease in net income as follows for each year following the close of the merger:

Year 1	$769,860
Year 2	1,066,592
Year 3	1,030,000
Year 4	280,000
Year 5	280,000

$3,426,452

        The difference between the $3,850,000 of estimated amortizable intangible assets and the approximate $3,426,000 of estimated future amortization expense reflects the $300,000 and $150,000 historical carrying amounts of the acquired software and database intangible assets, respectively, on the balance sheet of INTAC at March 31, 2007. The pro forma adjustments in the accompanying pro forma condensed consolidated statements of operations reflect the incremental amortization expense resulting from the adjustment of the acquired software and database to their estimated fair values.

        Amortization expense will increase or decrease by approximately $270,000 per annum for each $1 million increase or decrease, respectively, in the final valuation of identifiable intangible assets with a weighted average expected life of 3.7 years.

        (5)   There is no tax effect for the pro forma adjustments due to uncertainty regarding the deductibility for tax purposes of the purchase accounting related assets and the current operating loss position.

        (6)   The pro forma weighted average basic and diluted shares outstanding reflect the 22,940,727 shares issued to HSW in exchange for the contributed assets and the 19,940,727 shares issued as consideration for the INTAC continuing operations, as if such shares were issued on October 1, 2005. The approximately 7,500,000 shares to be issued to certain investors have been excluded as the cash proceeds from issuance will be used for general corporate purposes and developing the HSW website. No common stock equivalents are included in pro forma diluted shares as their effect is anti-dilutive.

        (7)   Under the terms of the share purchase agreement, INTAC Holdings, a wholly owned subsidiary of INTAC, will sell the net assets of the distribution business, as derived from the assets and liabilities held for sale line items on the pro forma balance sheet, to Wei Zhou in exchange for 3 million shares of INTAC common stock held by Mr. Zhou. As all of the issued shares of INTAC will be converted to shares of HSW International upon the closing of the merger, the 3 million INTAC shares received by INTAC Holdings as consideration for the distribution companies will also be converted on a one-for-one basis for HSW International treasury shares and will be recorded as treasury stock at the cost of acquiring the treasury shares. The cost of acquiring the treasury shares is the $11 million fair value of the disposed assets, based on a preliminary valuation performed by an independent valuation firm, Katzen Marshall. Once the valuation is finalized upon consummation of the merger, if the fair value of the 3 million shares received increases as a result of the valuation over our estimated fair value of the net assets disposed, we will record contributed capital from a major shareholder in our equity accounts. Conversely if the fair value of the 3 million shares received decreases as a result of valuation over our estimated fair value of the net assets disposed, we expect to record a deemed dividend to a major shareholder in our statement of operations and equity accounts.

        (8)   The components of additional paid-in capital is calculated as follows:

Additional Paid-in Capital
HSW International Beginning Balance:	$11,663,332
INTAC Beginning Balance:	38,095,890

Combined HSWI and INTAC additional paid-in capital	49,759,222
Change in additional paid-in capital:
Less INTAC additional paid-in capital	(38,095,890)
Fair value of HSW International Shares Acquired by INTAC Shareholders	40,500,000
Fair value of INTAC options exchanged	100,000
Treasury Stock Reserved (recorded at Fair Value)	11,000,000
Less: Par Value	(44,882)

Pro-forma merger change in additional paid-in capital	13,459,228
Pro-forma merged HSW and INTAC additional paid-in capital balance	63,218,450
Issuance of Shares for $49.5 Million	49,500,000
Less stock issuance costs	(2,000,000)
Less: Par Value	(7,521)

Pro-forma stock issuance change in additional paid-in capital	47,492,479
Pro Forma additional paid-in capital balance	$110,710,929

COMPARATIVE STOCK PRICES AND DIVIDENDS

        INTAC common stock is listed for trading on the Nasdaq Capital Market under the trading symbol "INTN." The following table sets forth, for the periods indicated, dividends declared and the high and low sales prices per share of INTAC common stock. For current price information, INTAC stockholders are urged to consult publicly available sources.

	INTAC Common Stock
Calendar Period	High	Low	Dividends Declared
2005
First Quarter	17.65	10.74	0.00
Second Quarter	14.11	5.02	0.00
Third Quarter	8.90	5.31	0.00
Fourth Quarter	6.25	4.79	0.00
2006
First Quarter	8.87	3.83	0.00
Second Quarter	14.49	4.80	0.00
Third Quarter	8.02	5.67	0.00
Fourth Quarter	7.69	6.10	0.00
2007
First Quarter	8.92	5.65	0.00
Second Quarter (through May 31, 2007)	7.64	6.50	0.00

        The following table sets forth the last reported sales prices per share of INTAC common stock, as reported by the Nasdaq Capital Market on:

  •
  April 19, 2006, the last full trading day prior to the public announcement of the merger agreement,

  •
  January 26, 2007, the last full trading day prior to the public announcement of the share purchase agreement, and

  •
  May 31, 2007, the most recent practicable date for which prices were available.

INTAC Common Stock Close
April 19, 2006	$10.99
January 26, 2007	$7.02
May 31, 2007	$6.83

        These prices will fluctuate prior to the closing date of the merger and INTAC stockholders are urged to obtain current market quotations prior to making any decision with respect to the merger.

        HSW, HSW International and INTAC have historically not paid regular quarterly dividends.

DESCRIPTION OF HSW INTERNATIONAL CAPITAL STOCK FOLLOWING THE MERGER

        The following summary of the capital stock of HSW International following the merger is subject in all respects to applicable Delaware law, the HSW International Amended and Restated Certificate of Incorporation and the HSW International Amended and Restated By-laws. See "Comparison of Rights of Common Stockholders of HSW International and INTAC" and "Where You Can Find More Information" beginning on page 154 and 173, respectively.

        The total authorized shares of capital stock of HSW International currently consists of (1) 200,000,000 shares of common stock, par value $0.001 per share, and (2) 10,000,000 shares of preferred stock, par value $0.001 per share. At the close of business on June 1, 2007, ten shares of HSW International common stock were issued and outstanding and no shares of HSW International preferred stock were issued and outstanding.

        The HSW International board of directors is authorized to provide for the issuance from time to time of HSW International preferred stock in series and, as to each series, to fix the designation, the dividend rate, preferences and relative dividend participation or other rights thereof, including dividend rights, conversion rights, voting rights, redemption terms and liquidation preferences, and the restrictions on the issue or reissue of additional preferred stock. Cumulative dividends, dividend preferences and conversion, exchange and redemption provisions, to the extent that some or all of these features may be present when shares of HSW International preferred stock are issued, could have an adverse effect on the availability of earnings for distribution to the holders of HSW International common stock or for other corporate purposes.

COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS OF
HSW INTERNATIONAL AND INTAC

        HSW International is a Delaware corporation subject to the provisions of the Delaware General Corporation Law (Delaware law). INTAC is a Nevada corporation subject to the provisions of the Nevada Revised Statutes (Nevada law). INTAC stockholders, whose rights are currently governed by the INTAC Amended and Restated Articles of Incorporation, the INTAC Amended and Restated By-laws and Nevada law, will, if the merger is completed, become stockholders of HSW International and their rights will be governed by the HSW International Amended and Restated Certificate of Incorporation, the HSW International Amended and Restated By-laws, and Delaware law.

        The following description summarizes the material differences that may affect the rights of stockholders of HSW International and INTAC but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. Stockholders should read carefully the relevant provisions of Delaware law, Nevada law, the HSW International Amended and Restated Certificate of Incorporation, the HSW International Amended and Restated By-laws, the INTAC Amended and Restated Articles of Incorporation and the INTAC Amended and Restated By-laws.

Summary of Material Differences Between the Rights of
HSW International Stockholders and INTAC Stockholders

	HSW International Stockholder	INTAC Stockholder
Capitalization	HSW International's authorized capital stock is described under "Description of HSW International Capital Stock following the merger."	The total authorized shares of capital stock of INTAC consist of (1) 100,000,000 shares of common stock, par value $0.001 per share, and (2) 10,000,000 shares of preferred stock, par value $0.001 per share. On the close of business on June 1, 2007, approximately 22,940,727 shares of INTAC common stock were issued and outstanding and no shares of INTAC preferred stock were issued and outstanding.
Number, Election, Vacancy and Removal of Directors
The HSW International Amended and Restated Certificate of Incorporation and the HSW International Amended and Restated By-laws provide that the total number of HSW International directors will be seven. The HSW International Amended and Restated Certificate of Incorporation and the HSW International Amended and Restated By-laws do not allow for cumulative voting in the
The INTAC Amended and Restated By-laws provide that the total number of INTAC directors will not be less than one nor more than 15, as determined by the INTAC board of directors from time to time. INTAC currently has six directors. Under Nevada law, cumulative voting in the election of directors is only available if the corporation's articles of incorporation provide for such an election. INTAC's Amended

	election of directors. The HSW International Amended and Restated Certificate of Incorporation and the HSW International Amended and Restated By-laws provide that vacancies on the HSW International board of directors will be filled by appointment made by a majority vote of the remaining directors. The HSW International Amended and Restated Certificate of Incorporation and the HSW International Amended and Restated By-laws provide that directors may be removed, with or without cause, by an affirmative vote of a majority of outstanding shares of capital stock of HSW International entitled to vote generally in the election of directors, voting together as a single class. Further, the HSW International Amended and Restated Certificate of Incorporation and the HSW International Amended and Restated By-laws provide that a director may be removed for cause by the affirmative vote of a majority of all directors on the board of directors.	and Restated Articles of Incorporation do not provide for cumulative voting. The INTAC Amended and Restated By-laws provide that vacancies on the INTAC board of directors will be filled by appointment made by a majority vote of the remaining directors. The INTAC Amended and Restated By-laws provide that directors may be removed by an affirmative vote of two-thirds of the holders of the outstanding shares of INTAC voting stock entitled to vote on such removal.
Amendments to Charter Documents
Generally, under Delaware law a proposed amendment to a corporation's certificate of incorporation requires approval by its board of directors and an affirmative vote of a majority of the outstanding stock entitled to vote on the amendment and a majority of the outstanding stock of each class entitled to vote on the amendment. The HSW International Amended and Restated Certificate of Incorporation provides that the HSW International Amended and Restated Certificate of
Under Nevada law, a proposed amendment to a corporation's articles of incorporation must generally be proposed by the corporation's board of directors and approved by an affirmative vote of the holders of a majority of the outstanding stock entitled to vote on such amendment, and if such amendment would adversely affect the rights of any class or series of share, the holders of the outstanding shares of such class or series are entitled to vote as a class to approve the amendment (unless

	Incorporation may be amended in any manner prescribed by law.	the articles of incorporation specifically deny the right to vote on such amendment). Also, under Nevada law, the articles of incorporation may require, in the case of any specified amendments, the vote of a larger proportion of the voting power of stockholders. INTAC's Amended and Restated Articles of Incorporation do not specifically deny any such right to vote or require such a vote of a larger proportion of the voting power of stockholders.
Amendments to By-laws
Under Delaware law, the stockholders entitled to vote have the power to adopt, amend or repeal by-laws. A corporation may also confer, in its certificate of incorporation, that power upon the board of directors. Under the HSW International Amended and Restated By-laws, the HSW International Restated By-laws generally may be amended at any annual or special meeting of HSW International stockholders by a majority vote of the outstanding shares entitled to vote on such amendment or by the affirmative vote of a majority of the entire board of directors.
Under Nevada law, unless otherwise prohibited by any by-law adopted by the stockholders, directors may adopt, amend or repeal any by-law, including any by-law adopted by the stockholders. Nevada law also provides that the articles of incorporation may grant the authority to adopt bylaws exclusively to the directors. The INTAC Amended and Restated By-laws give both the INTAC board and the stockholders the power to amend, alter or repeal the by-laws.
Action by Written Consent
Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting and without prior notice if a written consent is signed by the holders of the minimum number of votes necessary to authorize the action at a meeting at which all shares entitled to vote were present and voted. Both the HSW International Amended and Restated Certificate of
Under Nevada law, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a written consent is signed by the holders of at least the minimum amount of outstanding voting stock required to authorize any such action. The INTAC Amended and Restated By-laws also provide for stockholders to take action by written consent.

Incorporation and the HSW International Amended and Restated By-laws specifically provide that stockholders may not take any action by written consent.
Notice of Stockholder Meetings and Actions
Delaware law and the HSW International Amended and Restated By-laws provide that written notice of the date, place, time and, in the case of special meetings, the purpose or purposes of every meeting of stockholders must be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at the meeting. The HSW International Amended and Restated By-laws further provide that the only matters that may be considered and acted upon at an annual meeting of stockholders are those matters brought before the meeting:

•    as specified in the notice of meeting given by or at the direction of the HSW International board of directors;

•    as otherwise properly brought before the meeting by or at the direction of the HSW International board of directors; or

•    as otherwise properly brought before the meeting by a stockholder.

Generally, the HSW International Amended and Restated By-laws require a stockholder who intends to bring matters before an annual meeting to provide advance
Nevada law and the INTAC Amended and Restated By-laws provide that written notice of the time, place and date of every meeting of stockholders must be delivered or mailed not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at the meeting, except where the matter to be acted upon at such meeting is a merger or consolidation of INTAC, in which case the INTAC Amended and Restated By-laws provide that notice shall be given not less than 20 and not more than 60 days prior to such meeting. The INTAC Amended and Restated By-laws further require that, in the case of a meeting of stockholders to vote on a proposed merger or consolidation, such notice state the purpose of the meeting and contain a copy or a brief summary of the merger agreement. The INTAC Amended and Restated By-laws provide that the only business to be conducted at an annual meeting of stockholders is that business properly brought before the meeting:

•    through the notice of meeting;

•    by the INTAC board of directors;

• by a stockholder with legal right and authority to do so, or

notice of such intended action not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; except that in the event the date of the annual meeting is advanced by more than 30 or delayed by more than 60 days from such anniversary date, advance notice must be delivered no earlier than 90 days and no later than 60 days prior to such annual meeting or 10 days following public announcement of the date of such annual meeting. The notice generally must contain a brief description of the business desired to be brought before the annual meeting, the reasons for conducting the business at the annual meeting, the name and record address of such stockholder, the class and number of shares of HSW International stock owned by such stockholder, a description of all arrangements between such stockholder and other persons regarding the proposal of such business and any material interest of the stockholder in the proposed business, and a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. For the annual meeting of stockholders to be held following the end of the fiscal year ending on December 31, 2006, the date of the preceding year's annual meeting will be deemed to be February 15, 2006.	• by the chairman of the meeting.

Generally, the INTAC Amended and Restated By-laws require a stockholder who intends to bring matters before an annual meeting to provide advance notice of that intended action not less than 70 nor more than 90 days prior to the first anniversary of the prior year's annual meeting except that in the event the date of the annual meeting is advanced by more than 20 days or delayed by more than 70 days from such anniversary date, advance notice must be delivered no earlier than 90 days and no later than 70 days prior to such annual meeting or within 10 days following public announcement of the date of such annual meeting. The notice generally must contain, among other things, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, any material interest of the stockholder in that proposed business, and the name, address, class and number of shares of INTAC stock owned by such stockholder.

Special Stockholder Meetings	Under the HSW International Amended and Restated Certificate of Incorporation and the HSW International Amended and Restated By-laws, a special meeting of the stockholders may be called at any time by the board of directors. Stockholders do not have the right to call special meetings or to bring business before special meetings.	Under the INTAC Amended and Restated By-laws, a special meeting of the stockholders may be called at any time by the board of directors, chairman of the INTAC board of directors, the INTAC president or the INTAC secretary. Stockholders do not have the right to call special meetings or to bring business before special meetings.
Stockholder Inspection Rights; Stockholder Lists
Under Delaware law, every stockholder of record has the right to inspect, upon written demand under oath stating the stockholder's purpose for inspection, in person or by agent or attorney, the corporation's stock ledger, stockholder list, its other books and records and, subject to certain restrictions, the books and records of a subsidiary of the corporation.

Under Delaware law, the HSW International officer having charge of the HSW International stock ledger will make a complete list of the stockholders entitled to vote at any meeting of stockholders at least 10 days before that meeting. This list is open to the examination of any stockholder for purposes related to the meeting for a period of at least 10 days prior to the meeting.
Under Nevada law, a corporation must allow stockholders of record who own or represent at least fifteen percent of a corporation's shares the right, upon at least five days' written demand, to inspect, in person or by an agent, during normal business hours, the books of account and financial records of the corporation, to make extracts therefrom and to conduct an audit of such records, except that any corporation listed and traded on any recognized stock exchange or any corporation that furnishes to its stockholders a detailed, annual financial statement is exempt from this requirement.

Under the INTAC Amended and Restated By-laws, INTAC must make a list of the stockholders entitled to vote at any meeting of stockholders available for inspection by stockholders at least 10 days prior to any such meeting.
Limitation of Personal Liability and Indemnification of Directors and Officers	As permitted under Delaware law, the HSW International Amended and Restated Certificate of Incorporation provides that no director of HSW International will be personally liable to HSW
Under Nevada law, and except as provided in the corporation's articles of incorporation, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of

International or its stockholders for monetary damages except (i) for breach of the director's duty of loyalty to HSW International or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Delaware law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives improper personal benefit.

The HSW International Amended and Restated Certificate of Incorporation and HSW International Amended and Restated By-laws provide that HSW International will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or other agent of HSW International or is or was serving at the request of HSW International as a director, officer, employee or other agent of an other corporation or other enterprise, including any employee benefit plans, against all expenses (including attorneys' fees), judgments, fines, excise taxes with respect to employee benefit plans and amounts paid in settlement that were reasonably incurred in	any act or failure to act in his or her capacity as a director or officer; unless it is proven that such act or failure to act constituted a breach of fiduciary duties as a director or officer; and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Such provisions, however, will not eliminate a director or officer's liability to the corporation in the case of a judgment of ouster rendered against a corporation on account of the misconduct of the director or officer, a violation of Nevada state securities laws, or certain other violations of law.

Under the INTAC Amended and Restated Bylaws, INTAC may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding, but only if such person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in the best in, or not opposed to, the best interests of HSW International and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful.

The HSW International Amended and Restated Certificate of Incorporation and HSW International Amended and Restated By-laws also provide that HSW International will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or other agent of HSW International or is or was serving at the request of HSW International as a director, officer, employee or other agent of an other corporation or other enterprise, including any employee benefit plans, against all expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in the best in, or not opposed to, the best interests of HSW International and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged	Under the INTAC Amended and Restated Bylaws, INTAC may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

The INTAC Amended and Restated By-laws further provide that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The INTAC Amended and Restated By-laws provide for mandatory indemnification of a director, officer, employee or agent of a corporation to the extent that such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above against to be liable to the corporation unless and only to the extent that a court shall determine that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The HSW International Amended and Restated Certificate of Incorporation and HSW International Amended and Restated By-laws further provide for mandatory indemnification of a present or former director or officer of the corporation to the extent that such officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection therewith.

The HSW International Amended and Restated Certificate of Incorporation and HSW International Amended and Restated By-laws further provide that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.	expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

The INTAC Amended and Restated By-laws provide that the right of an officer or director to indemnification under such by-laws includes the right to be paid the expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding by INTAC as they are incurred and in advance of the final disposition of such action, suit or proceeding; provided, however, that INTAC shall pay such expenses only upon receipt of an undertaking by or on behalf of such officer or director to repay the amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

The right to indemnification and advancement of expenses provided under the INTAC Amended and Restated By-laws (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation of INTAC or any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in such person's official capacity or an action in another capacity while holding such person's office, except that indemnification, unless ordered by a court pursuant to Nevada law or the advancement of

The indemnification and advancement of expenses provided by the HSW International Amended and Restated Certificate of Incorporation or the HSW International Amended and Restated By-laws are not exclusive of any other right to which a person seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. Such indemnification and advancement of expenses shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

HSW International may, in its discretion, purchase insurance on behalf of any person who is or was a director, officer, employee or agent of HSW International, or is or was serving at the request of HSW International as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not HSW International would have the power to indemnify such person against such liability under Delaware law.	expenses as provided above, may not be made to or on behalf of any director or officer if a final adjudication establishes that such person's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

INTAC may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of INTAC, or is or was serving at the request of INTAC as a director, officer, employee or agent of another corporation or other enterprise, for any liability asserted against such person and liability and expenses incurred by such person in any such capacity, or arising out of such person's status as such, whether or not INTAC has the authority to indemnify such person against such liability and expenses.

Dividends
Under Delaware law, a corporation's board of directors may, subject to any restrictions contained in its certificate of incorporation, declare and pay dividends upon the shares of its capital stock either out of its surplus or, where there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the previous fiscal year provided that if the capital of the corporation shall have been diminished to an amount less than the aggregate amount of the capital represented by issued and outstanding stock of all classes having a preference upon the distribution of assets, the directors shall not declare and pay out any dividends until the deficiency in the amount of such capital shall have been repaid. The HSW International Amended and Restated Certificate of Incorporation provides that the HSW International board of directors may from time to time declare dividends on its outstanding shares.
Except as otherwise provided in the corporation's articles of incorporation, Nevada law authorizes a corporation to make distributions to its stockholders as authorized by its board of directors; provided, however, the corporation may not make such a distribution if (i) the corporation would not be able to pay its debts as they become due in the usual course of business, or (ii) unless otherwise specifically provided in the corporation's articles of incorporation, the corporation's total assets would be less than the sum of its total liabilities plus any amount owed, if the corporation were to be dissolved at the time of distribution, to stockholders with preferential rights superior to those receiving the distribution.
Conversion	Holders of HSW International common stock have no rights to convert their shares into any other securities.	Holders of INTAC common stock have no rights to convert their shares into any other securities.
Stockholder Rights Plan	HSW International does not have a stockholder rights plan.	INTAC does not have a stockholder rights plan.
Voting Rights; Required Vote for Authorization of Certain Actions
Each holder of HSW International common stock is entitled to one vote for each share held of record and may not cumulate votes for the election of directors.

Mergers or Consolidations. Generally, under Delaware law, the approval of a corporation's
Each holder of INTAC common stock is entitled to one vote for each share held of record and may not cumulate votes for the election of directors.

Merger or Consolidation. Under Nevada law, the consummation of a merger requires the approval of a majority of the board of directors and the approval of a majority of the outstanding stock entitled to vote is required to approve mergers or consolidations. However, unless a corporation's certificate of incorporation provides otherwise, no stockholder vote is required in connection with a merger where:

•    the corporation's certificate of incorporation is not amended, the shares of the corporation's stock outstanding immediately prior to the merger are to be identical outstanding or treasury shares of the surviving corporation after the merger, and the common stock issuable as a result of the merger does not exceed 20% of the previously outstanding common stock; or

•    the merger is with a wholly owned subsidiary of the corporation and certain conditions are met.

Similarly, a sale of all or substantially all of a corporation's assets other than in the ordinary course of business, or a voluntary dissolution of a corporation, requires the approval of a corporation's board of directors and the approval of a majority of the outstanding stock entitled to vote on the transaction.

Business Combinations. Under Delaware law, a corporation may not engage in any "business combination" with any interested stockholder (generally, a 15% or greater	board of directors of each corporation and the approval of a majority of the voting power of the stockholders entitled to vote on a merger.

Under Nevada law, approval of the stockholders of a Nevada corporation which is a surviving corporation in a merger is not required if:

•    the articles of the surviving corporation will not differ from its articles before the merger;

•    immediately after the effective date each stockholder of the surviving corporation will hold the same number of shares as those held by the stockholder immediately prior to the merger, with identical designations, preferences, limitations and rights; and

•    the number of voting or participating shares, as the case may be, outstanding immediately after the merger (either by conversion of other securities or upon exercise of rights or warrants issued pursuant to the merger), plus the number of voting or participating shares issuable as a result of the merger, will not exceed by more than 20% the number of voting or participating shares (adjusted to reflect any share split under the plan of merger) of the surviving corporation outstanding immediately prior to the merger.

stockholder) for a period of three years following the time that the stockholder became an interested stockholder, unless:

•    prior to that time the corporation's board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•    upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced, excluding in the determination of the outstanding voting stock those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares subject to the plan will be tendered in a tender or exchange offer; or

•    at or subsequent to the time the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of s the outstanding voting stock which is not owned by the interested stockholder.
Under Nevada law, a sale of all or substantially all of INTAC's assets outside of the regular course of business, or a voluntary dissolution of INTAC, requires same board of director and stockholder approval thresholds as that for a merger.

• Business Combinations. Sections 78.411 to 78.444 of the Nevada Revised Statutes, inclusive, restrict the ability of a resident domestic corporation to engage in any combination with an interested stockholder for three years after the date the interested stockholder acquired that caused such stockholder to become an interested stockholder unless the combination or the purchase of shares by the interested stockholder that caused such stockholder to become an interested stockholder is approved by the board of directors of the resident domestic corporation before the date the person became an interested stockholder. If the combination was not previously approved, the interested stockholder may effect a combination after the three-year period only if such tockholder receives approval from a majority of the disinterested shares or the offer meets various fair price criteria. For purposes of the foregoing provisions, "resident domestic corporation" means a Nevada corporation that has 200 or more stockholders and "interested stockholder" means generally a 10% or

These restrictions will not apply if the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by these provisions or if the corporation's certificate of incorporation or bylaws are amended to contain such a provision or under certain circumstances. The HSW International Amended and Restated Certificate of Incorporation and the HSW International Amended ad Restated Bylaws do not contain a provision electing not to be governed by these restrictions so these restrictions will generally apply.

Under Delaware law, a "business combination" includes:

•    any merger or consolidation of the corporation or any majority owned subsidiary of the corporation with (i) the interested stockholder, or (ii) with any other corporation or other entity if the merger or consolidation is caused by the interested stockholder and as a result of the merger or consolidation the business combination provisions of Delaware law do not apply to the surviving entity;

• any sale or other disposition (except proportionally as a stockholder of the corporation) to or with the interested stockholder, of assets of the corporation or of any majority-owned subsidiary of the corporation which assets have an aggregate market value	greater stockholder:

The above provisions do not apply to any combination involving a resident domestic corporation:

•    whose original articles of incorporation expressly elect not to be governed by Sections 78.411 to 78.444 of Nevada law, inclusive;

•    which does not, as of the date the interested stockholder first became an interested stockholder, have a class of voting shares registered with the SEC under Section 12 of the Securities Act, unless the corporation's articles of incorporation provide otherwise;

•    whose articles of incorporation were amended to provide that the corporation is subject to the above provisions and which did not have a class of voting shares registered under Section 12 of the Securities Act on the effective date of such amendment, if the combination is with an interested stockholder who first became an interested stockholder before the effective date of such amendment; or

• that amends its articles of incorporation, approved by a majority of the disinterested shares, to expressly elect not to be governed by Sections 78.411 to 78.444 of Nevada law, inclusive. Such an equal to 10% of more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;

• any transaction which results in the issuance or transfer by the corporation or by any majority-owned subsidiary of the corporation of any stock of the corporation or of the subsidiary to the interested stockholder, except: (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the corporation or such subsidiary which securities were outstanding prior to the time that the interested stockholder became an interested stockholder, (ii) pursuant to a merger with a wholly owned subsidiary of the corporation, (iii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the corporation or such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the corporation subsequent to the time the interested stockholder became an interested stockholder, (iv) pursuant to an exchange offer by the corporation to purchase stock made on the same	amendment, however, would not become effective until 18 months after its passage and would apply only stock acquisitions occurring after the effective date of the amendment. The INTAC articles of incorporation do not exempt INTAC from the restrictions imposed by such provisions of Nevada law.

Control share acquisitions. Sections 78.378 to 78.3793 of the Nevada Revised Statutes, inclusive, provide, in effect, that a person acquiring a controlling interest in an issuing corporation, and those acting in association with such person, obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders (excluding such acquiring and associated persons) approved at a special or annual meeting of stockholders. For purposes of the foregoing provisions, "issuing corporation" means a corporation organized in Nevada that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada on the corporation's stock ledger, and does business in Nevada directly or through an affiliate, and "controlling interest" means the ownership of outstanding voting shares enabling the acquiring person to exercise (either directly or in association with others) one-fifth or more but less than one-third, one-third but less than a majority, or a majority or more of the voting power of the issuing corporation in the election of directors.

terms to all holders of the stock; or (v) any issuance or transfer of stock by the corporation, except that in no case under items (iii)-(v) above shall there be an increase in the interested stockholder's proportionate share of the stock of any class or series of the corporation or of the voting stock of the corporation;

•    any transaction involving the corporation or any majority-owned subsidiary of the corporation which has the effect of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or of such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

• any receipt by the interested stockholder of the benefit (except proportionately as a stockholder of the corporation) of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted) provided by or through the corporation or any majority-owned subsidiary.	Accordingly, the provisions could require multiple votes with respect to voting rights in share acquisitions effected in separate stages.

The above provisions do not apply to an acquisition of a controlling interest if the articles of incorporation or bylaws of the issuing corporation in effect on the tenth day following the acquisition of such controlling interest provide either specifically or generally that the provisions do not apply to such acquisitions. The provisions are also inapplicable to shares acquired pursuant to a statutory merger (such as the merger) effected pursuant to Nevada law or by operation of law such as inheritance or the enforcement of a judgment or security interest.

Depending on the issuing corporation's articles of incorporation and bylaws in effect on the tenth day following the applicable controlling interest acquisition, the issuing corporation may have rights to redeem the shares so acquired, and its stockholders may have dissenters' rights with respect to the approval of voting rights equivalent to those described under "Dissenters' Rights" below.

Under the INTAC Amended and Restated By-laws, INTAC has elected to exempt itself from the Nevada control share statute.
Other Corporate Constituencies	The HSW International Amended and Restated	Under Nevada law, the INTAC board of directors and officers,

Certificate of Incorporation and the HSW International Amended and Restated By-laws provide that in taking any action, the HSW International board of directors may consider, among other things, both the long term and short term interest of HSW International and its stockholders and the effects that HSW International's actions may have in the short term or long term upon any one or more of the following:

•    the prospects for potential growth, development, productivity and profitability of HSW International;

•    HSW International's current employees;

•    HSW International's employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into, by HSW International;

•    HSW International's customers and creditors;

•    the ability of HSW International to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which it does business; and

• such other additional factors as a director may consider appropriate in such circumstances.	in exercising their respective powers with a view to the interests of INTAC, may consider, among other things:

•    the interests of INTAC's employees, suppliers, creditors and customers;

•    the economy of Nevada and the United States;

•    the interests of the community and of society; and

•    the long term and short term interests of INTAC and its stockholders, including the possibility that these interests may be best served by the continued independence of INTAC.

Under Nevada law, directors and officers are not required to consider the effect of a proposed corporate action upon any particular group having an interest in INTAC as a dominant factor.

Dissenters' Rights
Under Delaware law, stockholders of any class or series of stock have the right, in specified circumstances, to dissent from a merger or consolidation by demanding payment in cash for the stockholder's shares equal to the fair value of those shares, as determined by the Delaware Chancery Court in an action timely brought by the corporation or a dissenting stockholder. Delaware law grants these appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock. Further, no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation requires the holders to accept for their shares anything other than:

•    shares of stock of the surviving corporation;

•    shares of stock of another corporation that are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders;

• cash in lieu of fractional shares of the stock described in the two preceding clauses; or
Under Nevada law, a stockholder of a Nevada corporation, with certain exceptions, has the right to dissent from, and obtain payment of the fair value of his shares in the event of:

•    consummation of a merger or conversion to which the corporation is a party;

•    consummation of a plan of exchange to which the corporation is a party as the corporation whose shares will be acquired, if the stockholder "s shares are to be acquired in the plan;

•    any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or non-voting stockholders are entitled to dissent and obtain payment for their shares; and

•    any corporate action not described in the bullet points above that will result in the stockholder receiving money or scrip instead of fractional shares.

Under Nevada law, unless a corporation's articles of incorporation provide otherwise, there is no right of dissent with respect to a plan of merger or share exchange, in favor of stockholders of any class or series that are either registered on a national securities exchange, or included in the national market system by the

National Association of Securities Dealers, Inc., or held of record by 2,000 or more stockholders, unless the plan of

• any combination of the above.

In addition, appraisal rights are not available to holders of shares of the surviving corporation in specified mergers that do not require the vote of the stockholders of the surviving corporation.

The HSW International Amended and Restated Certificate of Incorporation and Amended and Restated By-laws are silent as to dissenters' rights.	merger or exchange requires the holders to accept for their shares anything other than:

•    cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of the surviving or acquiring entity;

•    any other entity that is either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc. or held of record by more at least 2,000 stockholders; or

•    any combination of the above.

A stockholder of the surviving corporation does not have a right to dissent with respect to a plan of merger if the plan of merger does not require approval of the stockholders of the surviving corporation.

A stockholder of record of a Nevada corporation may dissent as to less than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. In such event, the stockholder's rights will be determined as if the shares to which he dissented and his other shares were registered in the names of different stockholders.

The INTAC Amended and Restated Articles of Incorporation and the INTAC Amended and Restated By-laws are silent as to dissenter's rights.

LEGAL MATTERS

        The legality of HSW International common stock offered by this proxy statement/prospectus will be passed upon for HSW International by Greenberg Traurig. It is a condition to the completion of the merger that HSW and HSW International receive an opinion from Greenberg Traurig, LLP and INTAC receive an opinion from Shearman & Sterling LLP, each with respect to the tax treatment of the merger.

EXPERTS

        The consolidated financial statements of INTAC appearing in INTAC's Annual Report on Form 10-K for the year ended September 30, 2006, the nine month period ended September 30, 2005 and the year ended December 31, 2004, and INTAC management's assessment of the effectiveness of internal control over financial reporting as of September 30, 2006, included therein, have been audited by KBA Group LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

OTHER MATTERS

        As of the date of this proxy statement/prospectus, the INTAC board of directors knows of no matters that will be presented for consideration at the INTAC special meeting other than as described in this proxy statement/prospectus.

FUTURE INTAC SHAREHOLDER PROPOSALS

        In the event the merger is not consummated by prior to the time of INTAC's 2008 Annual Meeting of Stockholders, any stockholder proposal intended to be considered for inclusion in the INTAC proxy statement for presentation at the 2008 Annual Meeting of Stockholders should have been received by INTAC at its offices located at 12221 Merit Drive, Suite 600, Dallas, TX 75251-2248, U.S.A. by October 1, 2007. INTAC stockholders are advised to review INTAC's Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

WHERE YOU CAN FIND MORE INFORMATION

        Prior to the date hereof, HSW International was not required to file reports with the SEC. INTAC files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this proxy statement/prospectus and all future materials HSW International files with the SEC and any reports, statements or other information that INTAC files with the SEC at the SEC's public reference room at the following location:

Public Reference Room
100 F Street, N.W.
Room 1580
Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at "http://www.sec.gov".

        The SEC allows INTAC to "incorporate by reference" information into this proxy statement/prospectus, which means that INTAC can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or in later filed documents incorporated by reference in this proxy statement/prospectus.

        This proxy statement/prospectus incorporates by reference the documents set forth below that INTAC has previously filed with the SEC. These documents contain important business and financial information about INTAC that is not included in or delivered with this proxy statement/prospectus.

Annual Report on Form 10-K	Fiscal year ended September 30, 2006
Quarterly Report on Form 10-Q	Fiscal quarter ended December 31, 2006
Quarterly Report on Form 10-Q	Fiscal quarter ended March 31, 2007
Current Report(s) on Form 8-K/A	Filed on February 15, 2007
Current Report(s) on Form 8-K	Filed on March 22, 2007
Current Report(s) on Form 8-K	Filed on April 3, 2007

        INTAC also incorporates by reference additional documents that may be filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the INTAC special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than portions of such Current Reports on Form 8-K furnished under Item 2.02 or Item 7.02 thereof, unless otherwise indicated therein), as well as proxy statements.

        HSW International has supplied all information contained in this proxy statement/prospectus relating to HSW International and INTAC has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to INTAC.

        If you are a stockholder, INTAC may have previously sent you some of the documents incorporated by reference, but you can obtain any of them through INTAC, the SEC or the SEC's website at www.sec.gov. Documents incorporated by reference are available from INTAC without charge, excluding all exhibits, except that if the companies have specifically incorporated by reference an exhibit in this proxy statement/prospectus, the exhibit will also be provided without charge. Stockholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from INTAC at the following address:

INTAC International, Inc. 12221 Merit Drive, Suite 600 Dallas, TX 75251 Attention: Secretary Telephone Number: (469) 916-9891

        You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. Neither HSW International nor INTAC has authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. You should assume that the information in this proxy statement/prospectus supplement is accurate only as of June 1, 2007. You should also assume that the information contained in any document incorporated by reference herein is accurate only as of the date of such document. Neither the mailing of this proxy statement/prospectus to INTAC stockholders nor the issuance of HSW International common stock in the merger creates any implication to the contrary.

Information on INTAC's Website

        Information on INTAC's Internet website is not part of this proxy statement/prospectus and you should not rely on that information in deciding whether to adopt the merger agreement and approve the merger agreement and the related transactions.

Information on HSW's and the Convex Group's Website

        Neither the information on HSW's or the Convex Group's Internet websites is part of this proxy statement/prospectus and you should not rely on that information in deciding whether to adopt the merger agreement and approve the merger agreement and the related transactions.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

HOWSTUFFWORKS, INC.,

HSW INTERNATIONAL, INC.,

HSW INTERNATIONAL MERGER CORPORATION

and

INTAC INTERNATIONAL, INC.

DATED AS OF APRIL 20, 2006

Index of Defined Terms

Defined Terms	Defined in Section
Acquisition Proposal	7.11(a)
Affiliate	10.14
Affiliate Agreement	7.6(a)
Affiliate Registration Rights Agreement	7.6(b)
Agreement	Recitals
Ancillary Agreements	10.14
Arnold Consulting Agreement	7.22
Articles of Merger	2.2
Blue Sky Laws	5.6(e)
Board of Directors	10.14
Business Day	10.14
Closing	1.4
Closing Date	1.4
Code	Recitals
Company	Preamble
Company Benefit Plans	5.17(a)
Company Certificate	3.3
Company Common Stock	5.3(a)
Company Contracts	5.14(a)
Company Disclosure Schedule	Article 5
Company Filed SEC Reports	5.7(b)
Company Material Adverse Effect	10.14
Company Options	3.2
Company Permits	5.19
Company Recommendation	7.10
Company Related Persons	5.21(a)
Company SEC Reports	5.7(a)
Company Stockholders	3.3
Company Stockholders Meeting	7.10
Confidentiality Agreement	10.14
Consent	5.6(e)
Contributed Content	10.14

A-i

Contribution	Recitals
Contribution Agreements	1.1
control	10.14
Effective Time	2.2
Environmental Law	5.22(e)
ERISA	10.14
ERISA Affiliate	5.17(a)
Exchange Act	5.6(e)
Exchange Agent	4.1
Exchange Fund	4.1
Expenses	7.15
Fiduciary	5.17(d)
Form S-4	7.3(a)
GAAP	5.7(a)
Governmental Entity	5.6(e)
Hazardous Substance	5.22(e)
HSR Act	5.6(e)
HSW	Preamble
HSW Material Adverse Effect	10.14
Intellectual Property	10.14
known or knowledge	10.14
Licensed Content	10.14
Liens	5.4
Majority Company Stockholder	Recitals
Merger	Recitals
Merger Consideration	3.1
Merger Sub	Preamble
Nevada Merger Statutes	2.2
Parent	Preamble
Parent Common Stock	6.3(a)
Parent Disclosure Schedule	Article 6
Parent Equity Plan	7.21
Parent Material Adverse Effect	10.14

A-ii

Parent Option Shares	7.3(c)
Parent Permits	6.12
Person	10.14
PRC	10.14
PRC Subsidiaries	5.4(b)(i)
Proxy Statement/Prospectus	7.3(a)
Public Software	6.7(f)
Purchase Agreements	Recitals
Real Property	5.12(b)
Registration Rights Agreement	1.3
Required Approvals	7.16
Required Company Vote	5.10
Rule 145 Affiliates	7.6(a)
SEC	5.4
Securities Act	5.6(e)
Services Agreement	1.3
Significant Subsidiaries	5.4
Software	6.7(f)
Stockholders Agreement	Recitals
Stock Plan	3.2
Sublicensed Content	10.14
Subsidiary	10.14
Superior Proposal	7.11(c)
Surviving Corporation	2.1
Tax	10.14
Tax Return	10.14
Termination Date	9.1(b)
Territories	10.14
Transaction	Recitals
Update Agreement	1.3
Voting Agreement	Recitals

A-iii

5.4	Subsidiaries	A-12
5.5	Minority Interests	A-12
5.6	No Conflicts; Consents	A-12
5.7	Reports and Financial Statements	A-13
5.8	Information Supplied	A-14
5.9	Board Approval	A-14
5.10	Vote Required	A-14
5.11	Absence of Certain Changes or Events	A-14
5.12	Title to Property and Leases	A-15
5.13	Intellectual Property	A-16
5.14	Material Contracts	A-17
5.15	Litigation	A-17
5.16	Labor Relations	A-17
5.17	Employee Benefits	A-18
5.18	Taxes	A-19
5.19	Compliance with Applicable Laws	A-20
5.20	Insurance	A-20
5.21	Transaction with Related Persons	A-20
5.22	Environmental Matters	A-21
5.23	Suitability	A-22
5.25	Opinion of Company Financial Advisor	A-22
5.26	Brokers	A-22
ARTICLE VI	REPRESENTATIONS AND WARRANTIES OF HSW, PARENT AND MERGER SUB	A-22
6.1	Organization and Qualification	A-22
6.2	Authority	A-23
6.3	Parent Capitalization	A-24
6.4	No Conflicts, Required Filings and Consents	A-24
6.5	Information Supplied	A-25
6.6	Subsidiaries; Merger Sub; Parent	A-26
6.7	Intellectual Property	A-26
6.8	Litigation	A-28
6.9	Absence of Liabilities	A-28
6.10	Board of Directors/Stockholder's Consent	A-28

6.11	Qualification Under Section 351 of the Code	A-28
6.12	Compliance with Applicable Laws	A-28
6.13	Investment Purpose	A-29
6.14	Brokers	A-29
ARTICLE VII	ADDITIONAL AGREEMENTS	A-29
7.1	Conduct of Business by Company Pending the Merger	A-29
7.2	Conduct of Business by HSW, Parent and Merger Sub Pending the Transaction	A-31
7.3	Preparation of Proxy Statement and Form S-4	A-33
7.4	Termination of Registration of Company Stock	A-34
7.5	Listing of Shares of Parent Common Stock	A-34
7.6	Affiliates	A-34
7.7	Section 16 Matters	A-34
7.8.	Governmental Filings	A-34
7.9.	Qualification Under Section 351 and Section 368(a) of the Code	A-35
7.10.	Company Stockholders Meeting	A-35
7.11.	Acquisition Proposals	A-36
7.12	Notice of Developments	A-37
7.13	Access to Information	A-38
7.14	Public Announcements	A-38
7.15	Fees and Expenses	A-39
7.16	Efforts	A-39
7.17	Further Assurances	A-40
7.18.	Control of Other Party's Business	A-40
7.19.	Obligations of Parent and Merger Sub	A-40
7.20.	Continuation of Company Benefit Plans	A-40
7.21.	Creation of Equity Compensation Plan	A-40
7.22.	Consulting Agreement	A-40
7.23.	Restructuring	A-40
7.24.	Sublicensing of Images	A-40
ARTICLE VIII	CONDITIONS PRECEDENT	A-41
8.1	Conditions to Each Party's Obligation to Effect the Transaction	A-41
8.2	Conditions to Obligations of Company to Effect the Transaction	A-41

8.3	Conditions to Obligations of HSW, Parent and Merger Sub to Effect the Transaction	A-42
ARTICLE IX	TERMINATION, AMENDMENT AND WAIVER	A-43
9.1	Termination	A-43
9.2	Effect of Termination	A-44
9.3	Amendment	A-44
9.4	Extension; Waiver	A-44
ARTICLE X	GENERAL PROVISIONS	A-44
10.1	Non-Survival of Representations, Warranties and Agreements	A-44
10.2	Notices	A-45
10.3	Entire Agreement	A-45
10.4	Assignments; Parties in Interest	A-45
10.5	Governing Law	A-46
10.6	Headings; Interpretation; Incorporation	A-46
10.7	Counterparts	A-46
10.8	Severability	A-46
10.9	Judicial Interpretation	A-46
10.10	Saturdays, Sundays and Legal Holidays	A-46
10.11	Disclosure Schedules	A-46
10.12	Submission to Jurisdiction; Waivers	A-47
10.13	Enforcement	A-47
10.14	Certain Definitions	A-47

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER is entered into as of this 20th day of April, 2006 (this "Agreement"), by and among INTAC INTERNATIONAL, INC., a Nevada corporation ("Company"), HOWSTUFFWORKS, INC., a Delaware corporation ("HSW"), HSW INTERNATIONAL, INC., a Delaware corporation and a wholly owned subsidiary of HSW ("Parent"), and HSW INTERNATIONAL MERGER CORPORATION, a Nevada corporation and a wholly owned subsidiary of Parent ("Merger Sub").

R E C I T A L S:

        A.    HSW has formed Parent as its wholly owned subsidiary and shall contribute to Parent certain assets, properties and rights, including, without limitation, certain rights pursuant to the Contribution Agreements, in exchange for the issuance of shares of Parent Common Stock, upon the terms and subject to the conditions set forth herein (the "Contribution").

        B.    Parent has formed Merger Sub as its wholly owned subsidiary to effect the merger of Merger Sub with and into Company and pursuant to such merger the Company Stockholders will exchange their shares of Company Common Stock for Parent Common Stock upon the terms and subject to the conditions set forth herein and in accordance with the Nevada Merger Statutes (the "Merger").

        C.    The Board of Directors of each of Company and HSW deem it fair, advisable and in the best interests of Company and HSW, respectively, and their respective stockholders that Company and HSW engage in the Contribution and the Merger on the terms and subject to the conditions set forth herein (the "Transaction").

        D.    The respective Boards of Directors of HSW, Parent, Merger Sub and Company, and Parent, in its capacity as Merger Sub's sole stockholder, have approved this Agreement, the Transaction, the Contribution and the Merger, as applicable, upon the terms and subject to the conditions set forth herein. The Board of Directors of Company has determined to recommend that the Company Stockholders adopt and approve this Agreement and approve the Merger.

        E.    As an inducement to HSW, Parent and Merger Sub to enter into this Agreement, Wei Zhou (the "Majority Company Stockholder") has entered into a Voting Agreement, dated as of the date hereof and attached hereto as Exhibit A (the "Voting Agreement"), pursuant to which the Majority Company Stockholder has agreed, solely in his capacity as a Company Stockholder, to vote his shares of Company Common Stock in favor of this Agreement, the Merger and the other transactions contemplated by this Agreement.

        F.     As an inducement to the Company to enter into this Agreement, HSW and Parent have entered into a Stockholders Agreement, dated as of the date hereof and attached hereto as Exhibit B, (the "Stockholders Agreement"), which shall become effective upon the Effective Time.

        G.    Parent has entered into two Stock Purchase Agreements, dated as of the date hereof, and attached hereto as Exhibit C-1 and Exhibit C-2 (the "Purchase Agreements") with the purchasers named therein, the closing of which is an integral part of the Transaction.

        H.    The parties hereto intend for the Transaction, including the Contribution and the Merger, to qualify for federal income tax purposes as a transaction governed under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code") and for the exchange of Company Common Stock for Parent Common Stock pursuant to the Merger to qualify for federal income tax purposes as a reorganization under Section 368(a) of the Code.

        NOW, THEREFORE, in consideration of the mutual covenants, representations, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I
THE CONTRIBUTION

        1.1    The Contribution.     Subject to the terms and conditions of this Agreement and the two (2) Contribution Agreements to be entered into at or prior to the Closing between Parent and HSW in the form attached hereto as Exhibit D-1 and Exhibit D-2 (collectively, the "Contribution Agreements"), HSW agrees to contribute the Contributed Content, at or prior to the Closing, to Parent by granting certain exclusive rights thereto in the Territories pursuant to the terms of the Contribution Agreements, free and clear of all Liens, except for those Liens set forth in Section 1.1 of the Parent Disclosure Schedule.

        1.2    Issuance of Shares to HSW.     In exchange for the Contribution, Parent will issue to HSW, as of the Effective Time, (a) that number of shares of Parent Common Stock which will, together with the shares of Parent Common Stock currently held by HSW, and after the issuance of the shares of Parent Common Stock representing the Merger Consideration pursuant to Section 3.1(b) but before considering the (i) issuance of any capital stock of Parent pursuant to the Purchase Agreements, and (ii) issuance of Parent Common Stock pursuant to the Parent Equity Plan, equal fifty percent (50%) of the total issued and outstanding shares of Parent Common Stock, and (b) a warrant granting to HSW the right to purchase the number of shares of Parent Common Stock equal to the number of shares eligible for purchase under the Company Options assumed by Parent pursuant to Section 3.2 on the same terms and conditions as such Company Options as of the Closing Date, provided, however, that such terms and conditions shall reflect any termination of services or modifications of post-termination exercise periods that occur in connection with or as a result of the Merger.

        1.3    Other Agreements.     In connection with the Contribution, at the Closing, HSW and Parent shall enter into (a) the Registration Rights Agreement in the form attached hereto as Exhibit E (the "Registration Rights Agreement"), (b) the Services Agreement in the form attached hereto as Exhibit F (the "Services Agreement") and (c) the Update Agreement in the form attached hereto as Exhibit G.

        1.4    Closing and Closing Date.     Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 9.1, and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing of the Transaction (the "Closing") will take place as promptly as practicable (and in any event within five Business Days after satisfaction of the conditions set forth in Sections 8.1, 8.2 and 8.3) (the "Closing Date") at the offices of Greenberg Traurig, LLP, The Forum, 3290 Northside Parkway, Suite 400, Atlanta, Georgia 30327, unless another date or place is agreed to by the parties.

ARTICLE II
THE MERGER

        2.1    The Merger.     Upon the terms and subject to the conditions hereof and in accordance with the Nevada Merger Statutes, at the Effective Time, Merger Sub shall be merged with and into Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. Company shall continue its corporate existence under the laws of the State of Nevada and shall become a direct, wholly-owned subsidiary of Parent. For purposes of this Agreement, Company shall be referred to, for the period commencing at the Effective Time, as the "Surviving Corporation."

        2.2    Effective Time.     At the Closing, the parties hereto shall cause articles of merger (the "Articles of Merger") to be filed with the office of the Secretary of State of Nevada in such form as is required by, and executed in accordance with, the provisions of Chapter 92A of the Nevada Revised Statutes, as amended (the "Nevada Merger Statutes"). When used herein, the term "Effective Time" shall mean the date and time when the Articles of Merger have been filed with the Secretary of State of Nevada or such date and time as otherwise specified therein.

        2.3    Effect of the Merger.     The Merger shall, at and after the Effective Time, have all of the effects provided by the Nevada Merger Statutes. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

        2.4    Articles of Incorporation and Bylaws of the Surviving Corporation.

          (a)   The Articles of Incorporation of Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

          (b)   The Bylaws of Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

        2.5    Articles of Incorporation and Bylaws of Parent.

          (a)   The Articles of Incorporation of Parent shall be amended and restated, effective as of the Effective Time, to be in the form set forth in Exhibit H.

          (b)   The Bylaws of Parent shall be amended and restated, effective as of the Effective Time, to be in the form set forth in Exhibit I.

        2.6    Board of Directors and Officers of the Surviving Corporation.     The directors of Company immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation, and the officers of Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation. Promptly after the Effective Time, the directors and officers of the Surviving Corporation shall resign and Parent, as the sole stockholder of the Surviving Corporation, and Board of Directors of the Surviving Corporation shall nominate and elect the persons listed in Exhibit 2.6 as the directors and officers of the Surviving Corporation, until the earlier of their respective resignations or the time that their respective successors are duly elected or appointed and qualified.

        2.7    Board of Directors, Committees and Officers of Parent.     Parent shall take all such action as may be necessary (a) to cause the number of directors comprising the Board of Directors of Parent as of the Effective Time to be increased to seven (7), (b) to cause the persons listed in Exhibit 2.7 to be appointed to the Board of Directors of Parent as of the Effective Time, to serve until the next annual election of directors of Parent, and (c) to cause the persons listed on Exhibit 2.7 to be appointed as officers of Parent. If any director shall be unable or unwilling to serve as a director (including as a member of any committee) at the Effective Time, the party which designated such individual as set forth in Exhibit 2.7 shall designate another individual to serve in such individual's place and Parent shall cause such person to be elected or appointed to such position. If any officer shall be unable or unwilling to serve as an officer, the parties will agree upon another person to serve in such person's stead.

ARTICLE III
CONVERSION OF SHARES

        3.1    Merger Consideration.     At the Effective Time, by virtue of the Merger and without any action on the part of any stockholder, officer or director of Merger Sub, Company or the holders of any of the following securities:

          (a)   Each share of Company Common Stock held in the treasury of Company and each share owned by Merger Sub, Parent or any direct or indirect wholly owned Subsidiary of Parent or of Company immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto;

          (b)   Each share of Company Common Stock (other than shares cancelled and retired in accordance with Section 3.1(a)) issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive, and upon surrender to the Exchange Agent of the underlying share certificates subject to Article IV hereof, become exchangeable for one share of validly issued, fully paid and nonassessable share of Parent Common Stock (the "Merger Consideration");

          (c)   Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of any stockholder, officer or director of Company or Merger Sub, be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

        3.2    Company Stock Options.     At the Effective Time, all outstanding options ("Company Options") to purchase shares of Company Common Stock issued under the Company's 2001 Long Term Incentive Plan (the "Stock Plan") shall be assumed by Parent. Each Company Option so assumed shall continue to be subject to the same terms and conditions set forth in the Stock Plan and all other written collateral agreement(s) between the Company and the optionee related to the Company Option (including, without limitation, the adjustment provisions set forth in Section 3.4 of the Stock Plan as revised to reflect that, following the Effective Time, Company Options are options to purchase Parent Common Stock), except that the Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the number of shares of Company Common Stock that were issuable upon exercise of the Company Options immediately prior to the Effective Time (assuming the Company Option was fully exercisable).

        3.3    No Further Rights.     As a result of the Merger and without any action on the part of the holders of any shares of Company Common Stock (the "Company Stockholders"), at the Effective Time, all shares of Company Common Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (a "Company Certificate") shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right (subject to Section 3.1(a)) to receive the Merger Consideration as set forth in Section 3.1.

ARTICLE IV
EXCHANGE OF CERTIFICATES

        4.1    Exchange Fund.     Prior to the Effective Time, Company and Parent shall appoint a mutually acceptable commercial bank or trust company with assets in excess of $500,000,000 to act as exchange agent hereunder for the purpose of exchanging Company Certificates for the applicable Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Company Common Stock, certificates for Parent Common Stock, representing the Merger Consideration. Any stock certificates representing Parent Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the

"Exchange Fund." Except as contemplated by this Section 4.1, the Exchange Fund shall not be used for any other purpose.

        4.2    Exchange Procedures.     Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each person who was, at the Effective Time, a holder of record of shares of Company Common Stock entitled to receive the Merger Consideration: (a) a letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon proper delivery of the Company Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Parent may reasonably specify (such letter to be reasonably acceptable to Company prior to the Effective Time), and (b) instructions for effecting the surrender of such Company Certificates in exchange for the applicable Merger Consideration pursuant to such letter of transmittal. Upon surrender of a Company Certificate to the Exchange Agent together with such letter of transmittal, duly and validly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Company Certificate shall be entitled to receive in exchange therefor such shares of Parent Common Stock (which, at Parent's option, shall be in uncertificated book-entry form unless a physical certificate is requested or is otherwise required by applicable law) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 3.1(b) (after taking into account all shares of Company Common Stock then held by such holder), and the Company Certificate so surrendered shall forthwith be cancelled. No interest will be paid or will accrue on any amount due. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the Company Certificate is registered, it shall be a condition to such payment that the Company Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Company Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. Until surrendered as contemplated by this Section 4.2, each Company Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and any dividends or other distributions to which such holder is entitled pursuant to Section 4.4.

        4.3    No Further Ownership Rights in Stock.     All shares of Parent Common Stock issued upon surrender of shares of Company Common Stock in accordance with the terms of Article III shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares formerly represented by such Company Common Stock.

        4.4    Dividends.     No dividends, interest or other distributions with respect to securities of Parent shall be paid to the holder of any unsurrendered Company Certificates until such Company Certificates are surrendered in accordance with this Article IV. Upon such surrender and subject to the effect of escheat, tax or other applicable laws, there shall be paid, without interest, to the Person in whose name the securities of Parent have been registered, all dividends, interest and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time.

        4.5    Termination of Exchange Fund.     Any portion of the Exchange Fund which remains undistributed to the holders of Company Certificates for six months after the Effective Time shall, at Parent's request, be delivered to Parent or otherwise on the written instruction of Parent, and holders of Company Certificates who have not theretofore complied with this Article IV shall after such delivery look only to Parent for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 3.1(b). Any such portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by law, become the property of Parent, free and clear of any claims, liens or interests of any Person previously entitled thereto.

        4.6    No Liability.     Notwithstanding any provision of this Agreement to the contrary, none of Parent, Merger Sub, Company, Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        4.7    Lost Certificates.     If any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Certificate to be so lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond or other collateral security in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Company Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

        4.8    Stock Transfer Books.     The stock transfer book of Company shall be closed at the Effective Time and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of Company. On and after the Effective Time, all Company Certificates presented to the Exchange Agent or Parent for any reason shall represent only the right to receive the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

        4.9    Withholding Rights.     Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock and to HSW such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock or to HSW in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

        4.10    Affiliates.     Notwithstanding anything to the contrary herein, no Merger Consideration shall be delivered to a person who may be deemed an "affiliate" of Company in accordance with Section 7.6 hereof for purposes of Rule 145 under the Securities Act until such person has executed and delivered to Parent an executed copy of the affiliate letter contemplated in Section 7.6 hereof.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF COMPANY

        Except as set forth in the Company Disclosure Schedule that has been prepared by Company and delivered by Company to HSW, Parent and Merger Sub in connection with the execution and delivery of this Agreement (the "Company Disclosure Schedule") or as disclosed in the Company Filed SEC Reports or as contemplated by or provided for in this Agreement, Company hereby represents and warrants to HSW, Parent and Merger Sub that:

        5.1    Organization and Qualification.     Each of Company and its Subsidiaries is a corporation or other organization duly organized, validly existing and, to the extent that such concept is legally recognizable, in good standing under the laws of its jurisdiction of incorporation or organization. Each of Company and its Subsidiaries has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business, and, to the extent that such concept is legally recognizable, is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to have such power or authority or to be so qualified, licensed or in good standing could not reasonably be expected to prevent or materially delay consummation of the Transaction or otherwise prevent or materially delay Company from performing its obligations under this Agreement and could not reasonably be expected to have a Company Material Adverse Effect. Set forth in Section 5.1 of the Company Disclosure Schedule is a list of all jurisdictions in which each of Company and its Subsidiaries is qualified to do business. Complete and correct copies of the Articles of Incorporation and Bylaws, business licenses or other equivalent organizational documents, of Company and its Subsidiaries (as applicable) as in effect on the date hereof have been previously furnished to HSW or Parent. Neither the Company nor any of its Subsidiaries is in violation of any provision of its Articles of Incorporation, Bylaws or other equivalent organizational documents. Except as set forth in Section 5.1 of the Company Disclosure Schedule, the minute books of Company and its Subsidiaries, correct and complete copies of which have been delivered to HSW or Parent, (a) accurately reflect, in all material respects, all actions taken by the directors and stockholders of such of Company or its Subsidiaries at meetings of Board of Directors or stockholders, as the case may be; and (b) contain correct and complete copies, or originals, of the respective minutes of all meetings or consent actions of the directors or stockholders.

        5.2    Authority.     Company has the necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery hereof and the consummation of the transactions contemplated hereby by Company have been duly and validly authorized and approved by Company's Board of Directors. Subject to the adoption of this Agreement by the Required Company Vote, no other corporate or stockholder proceeding on the part of Company, its Board of Directors or the Company Stockholders is necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby (including the Merger). This Agreement has been duly executed and delivered by Company, and assuming the due authorization, execution and delivery by HSW, Parent and Merger Sub, constitutes a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, subject, in each case, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing.

        5.3    Capitalization.

          (a)   The authorized capital stock of Company consists of (i) one hundred million (100,000,000) shares of common stock, $0.001 par value (the "Company Common Stock"), of which 22,872,727 shares were outstanding on April 13, 2006, and (ii) ten million (10,000,000) shares of preferred stock, $0.001 par value, none of which shares are outstanding. All issued and outstanding shares of capital stock of Company have been duly authorized and are validly issued, fully paid and nonassessable and free of preemptive rights. All outstanding capital stock of Company was issued in accordance with applicable federal and state securities laws.

          (b)   Except as set forth in Section 5.3(b) of the Company Disclosure Schedule and as disclosed in the Company Filed SEC Reports, there are no options, warrants, calls, convertible notes, agreements, commitments or other rights outstanding at present that would obligate Company or any of its Subsidiaries to issue, deliver or sell shares of its capital stock, or to grant, extend or enter into any such option, warrant, call, convertible note, agreement, commitment or other right. In addition to the foregoing, as of the date hereof, no bond, debenture, note or other indebtedness of Company having the right to vote on any matters on which holders of capital stock of Company may vote is issued or outstanding. There are no outstanding obligations of Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Company or any of its Subsidiaries.

        5.4    Subsidiaries.

          (a)   Except as set forth in Section 5.4(a) of the Company Disclosure Schedule, Exhibit 21.1 to Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2005, includes all the Subsidiaries of Company which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC")). Except as set forth in Section 5.4(b)(i) of the Company Disclosure Schedule, all the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of Company have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Company, free and clear of all pledges, claims, liens, charges, options, rights of first refusal, voting agreement, encumbrances and security interests of any kind or nature whatsoever (collectively "Liens") and free of all restrictions (including restrictions on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except for restrictions imposed by applicable law.

          (b)   (i)    Except as set forth in Section 5.4(b)(i) of the Company Disclosure Schedule, the registered capital of each of the Subsidiaries established under the laws of the PRC (the "PRC Subsidiaries") is fully paid as required and one hundred percent (100%) duly vested in the Company as the sole investor in and owner of such PRC Subsidiary, in accordance with the laws of the PRC.

             (ii)  Set forth in Section 5.4(b)(ii) of the Company Disclosure Schedule is a list of the offices and branches of each of the PRC Subsidiaries.

            (iii)  Each of the PRC Subsidiaries has conducted its business within the scope of its respective business licenses.

        5.5    Minority Interests.     Except as set forth in Section 5.5 of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries owns any capital stock or other equity interests (or any securities convertible into or exercisable or exchangeable for, or option or other rights to acquire, any capital stock or other equity interest in) any other Person.

        5.6    No Conflicts; Consents.     Except as set forth in Section 5.6 of the Company Disclosure Schedule or except in the case of subsections (b), (c), (d) and (e) below for conflicts, violations, breaches, defaults or other occurrences or the failure to obtain consents, approvals, authorizations or permits, or to make filings or notifications, which could not reasonably be expected to prevent or materially delay consummation of the Transaction or otherwise prevent or materially delay Company from performing its obligations under this Agreement and could not reasonably be expected to have a Company Material Adverse Effect, the execution and delivery of this Agreement by Company do not, and the consummation by Company or the Company Stockholders of the transactions contemplated hereby (including the Merger) will not:

          (a)   conflict with or violate the Articles of Incorporation or Bylaws of Company or any of its Subsidiaries;

          (b)   result in a violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to Company or any of its Subsidiaries, or by which Company or its Subsidiaries or any of their respective properties or assets may be bound or affected;

          (c)   result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give rise to any right of, or result by its terms in the, termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, contract, agreement, deed, lease, license, permit, benefit plan, franchise or other instrument or obligation, to which Company and any of its Subsidiaries is a party or by which Company or its Subsidiaries or any of their respective properties or assets may be bound or affected;

          (d)   result in the creation of any Lien on any of the property or assets of Company or its Subsidiaries; or

          (e)   require any consent, waiver, license, approval, permit, order or authorization of, registration, declaration or filing with, or notification to (any of the foregoing being a "Consent") (i) any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or authority thereof (any of the foregoing, a "Governmental Entity") or (ii) any other Person, except for those Consents required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) state securities or "blue sky" laws (the "Blue Sky Laws"), (C) the Securities Act of 1933, as amended (the "Securities Act"), (D) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (E) the filing of the Articles of Merger pursuant to the Nevada Merger Statutes and (F) the rules and regulations of Nasdaq.

        5.7    Reports and Financial Statements.

          (a)   Except as set forth in Section 5.7 of the Company Disclosure Schedule, Company has filed all required registration statements, prospectuses, notifications, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since March 30, 2004 (collectively the "Company SEC Reports"). No Subsidiary of Company is required to file any form, report, registration statement, prospectus or other document with the SEC. As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Report filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not misleading. Each Company SEC Report that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the consolidated financial statements (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Company and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with United States generally accepted accounting principles ("GAAP") consistently applied during the periods and at the respective dates involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and subject, in the case of the unaudited interim financial statements, to the absence of notes and normal year-end adjustments that have not had and are not reasonably expected to have a Company Material Adverse Effect. All of such Company SEC Reports, at their respective dates (and at the date of any amendment to the respective Company SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

          (b)   Except as disclosed in the Company SEC Reports filed and publicly available with respect to the two (2) year period immediately prior to the date hereof (the "Company Filed SEC Reports"), Company and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of Company and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business that have not had and could not reasonably be expected to have a Company Material Adverse Effect and could not reasonably be expected to prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement, or (B) liabilities incurred in accordance with Section 7.1.

          (c)   Company has furnished HSW with a true and correct copy of a payment schedule agreement between Company and Lam Ching Wing pursuant to which Lam Ching Wing has agreed to repay an account receivable owed to Company. To the knowledge of Company, Lam Ching Wing is materially in compliance with the terms of such agreement.

        5.8    Information Supplied.

          (a)   None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in (A) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading, and (B) the Proxy Statement/Prospectus will, on the date it is first mailed to the Company Stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Proxy Statement/Prospectus will comply when filed as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

          (b)   Notwithstanding the foregoing provisions of this Section 5.8, no representation or warranty is made by Company with respect to statements made or incorporated by reference in the Form S-4 or the Proxy Statement/Prospectus based on information supplied in writing by HSW, Parent or Merger Sub or any stockholder of HSW, or any of their respective representatives for inclusion or incorporation by reference therein.

        5.9    Board Approval.     The Board of Directors of Company, by resolutions duly adopted and not subsequently rescinded or modified in any way, has, as of the date hereof, duly (i) determined that this Agreement and the Merger are fair to and in the best interests of Company and its stockholders and declared the Merger to be advisable, (ii) approved this Agreement and the Merger, and (iii) recommended that the Company Stockholders adopt this Agreement and directed that such matter be submitted for consideration by the Company Stockholders at the Company Stockholders Meeting.

        5.10    Vote Required.     The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock to adopt this Agreement as required by Nevada law (the "Required Company Vote") is the only vote of the holders of any class or series of Company capital stock necessary to adopt this Agreement and to consummate the Merger and the other transactions contemplated hereby.

        5.11    Absence of Certain Changes or Events.     Except as set forth in Section 5.11 of the Company Disclosure Schedule or except for liabilities incurred in accordance with this Agreement or arising as a result of the transactions contemplated by or provided for in this Agreement, since September 30, 2005, Company and its Subsidiaries have conducted their business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been:

          (a)   any Company Material Adverse Effect;

          (b)   any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Company, or any repurchase, redemption or other acquisition by Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Company or any of its Subsidiaries;

          (c)   any amendment of any material term of any outstanding security of Company or any of its Subsidiaries;

          (d)   any incurrence, assumption or guarantee by Company or any of its Subsidiaries of any indebtedness with third parties for borrowed money, other than in the ordinary course of business and consistent with past practice (i) in connection with the purchases by Company or any of its Subsidiaries of wireless handset products for sale and resale and (ii) in connection with any other third party indebtedness which in no event shall exceed U.S. $5,000,000 in the aggregate;

          (e)   any creation or other incurrence by Company or any of its Subsidiaries of any Lien on any material asset, other than in the ordinary course of business consistent with past practices;

          (f)    any making of any loan, advance or capital contribution to or investment in any third party, other than in the ordinary course of business and consistent with past practice;

          (g)   any transaction or commitment made, or any contract or agreement entered into, by Company or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Company or any of its Subsidiaries of any contract or other right, in either case, material to Company and its Subsidiaries, other than transactions and commitments in the ordinary course of business consistent with past practices or those expressly contemplated by this Agreement;

          (h)   any change in any method of accounting, method of tax accounting or accounting principles or practice by Company or any of its Subsidiaries, except for any such change required by reason of a change in GAAP or Regulation S-X under the Exchange Act;

          (i)    any (i) grant of any severance or termination pay to (or amendment to any existing arrangement with) any director, officer or employee of Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practices, (ii) increase in compensation, bonus or other benefits payable to any director, officer or employee of Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practices, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements other than in the ordinary course of business consistent with past practices, (iv) entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practices, or (v) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of Company or any of its Subsidiaries, except in connection with the extension of the exercise period of existing Company Options held by Company directors and officers or any actions taken in connection with Section 1.2(b); or

          (j)    any material Tax election made or changed, any annual tax accounting period changed, any method of tax accounting adopted or changed, any material amended Tax Returns or claims for material Tax refunds filed, any material closing agreement entered into, any material Tax claim, audit or assessment settled, or any right to claim a material Tax refund, offset or other reduction in Tax liability surrendered.

        5.12    Title to Property and Leases.

          (a)   Company and its Subsidiaries own, or hold a valid leasehold or subleasehold interest in, all assets and properties, tangible or intangible, necessary for the conduct of the business of Company and its Subsidiaries as presently conducted, except where the failure to own, or hold such leasehold or subleasehold interest in, such assets and properties could not reasonably be expected to prevent or materially delay consummation of the Transaction or otherwise prevent or materially delay Company from performing its obligations under this Agreement and could not reasonably be expected to have a Company Material Adverse Effect.

          (b)   Neither Company nor any Subsidiary owns any real property. Section 5.12(b) of the Company Disclosure Schedule sets forth a complete and correct list of each parcel of real property leased by Company or any Subsidiary ("Real Property"), such list setting forth the location of each parcel of Real Property, the landlord of the Real Property, the approximate square footage of the premises subject to the lease relating thereto, the term of such lease and the payments required to be made by Company or such Subsidiary under such lease.

          (c)   With respect to any leases relating to the Real Property and all material personal property leases, there exist no default by Company or any Subsidiary or, to the knowledge of Company, any actual default or default that has been threatened by any third party (including any landlord) thereunder, that has had or could reasonably be expected to have a Company Material Adverse Effect.

          (d)   With respect to any land use rights, building, property and/or investment held or leased by Company or a Subsidiary in the PRC, subject to PRC law and to the knowledge of Company, each of Company and its Subsidiaries has full, exclusive and unimpaired legal and beneficial ownership of its rights, leasehold interests, property and investments free from any mortgages or security interests of any nature, third party rights, conditions, orders or other restrictions and has obtained all necessary approvals and effected all necessary registrations with government authorities with respect thereto, except where the failure to have, or the suspension or cancellation of, any approvals or registrations could not reasonably be expected to prevent or materially delay consummation of the Transaction or otherwise prevent or materially delay Company from performing its obligations under this Agreement and could not reasonably be expected to have a Company Material Adverse Effect.

        5.13    Intellectual Property.

          (a)   (i) Company and/or each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all material Intellectual Property used in the conduct of its business as currently conducted; (ii) to the knowledge of Company, the use of any Intellectual Property by Company and/or its Subsidiaries does not infringe on or otherwise violate the rights of any Person, (iii) the use of the Intellectual Property is in accordance, in all material respects, with subsisting and enforceable licenses pursuant to which Company or any Subsidiary acquired the right to use any Intellectual Property; and (iv) to the knowledge of Company, no Person is challenging, infringing or otherwise violating any right of Company or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Company or its Subsidiaries. Neither Company nor any of its Subsidiaries has knowledge of any pending claim, order or proceeding with respect to any Intellectual Property used by Company and its Subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by Company or its Subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of the right of Company and/or its Subsidiaries to own or use any material Intellectual Property relating to the business of Company and/or its Subsidiaries.

          (b)   To the knowledge of Company, none of the material Intellectual Property or other know-how used in the business of Company and/or its Subsidiaries, the value of which to Company is contingent upon maintenance of the confidentiality thereof has been disclosed by Company or any of its Affiliates to any Person other than those Persons who are bound to hold such information in confidence pursuant to confidentiality agreements or by operation of law. Neither Company nor any of its Subsidiaries are party to any contract that materially restricts or otherwise materially limits the ability of Company or such Subsidiary to perform services for any other Person.

          (c)   Except as set forth in Section 5.13(c) of the Company Disclosure Schedule, with respect to the Intellectual Property owned by Company and/or its Subsidiaries, Company and its Subsidiaries have taken commercially reasonable actions consistent with industry standards in the region where Company and/or its Subsidiaries operate to protect their Intellectual Property under applicable law. Without limiting the foregoing, the PRC Subsidiaries have and enforce a policy requiring each of their employees who have participated in the creation of any Intellectual Property that is used by the PRC Subsidiaries to enter into proprietary information, confidentiality and assignment agreements and all such current and former employees of the PRC Subsidiaries have executed such an agreement. Neither Company nor any Subsidiary has disclosed, nor is under any contractual or other obligation to disclose, to another person any of its material Trade Secrets, except pursuant to an enforceable confidentiality agreement or undertaking, and, to the knowledge of Company, no person has materially breached any such agreement or undertaking.

        5.14    Material Contracts.

          (a)   Except for the contracts, leases, licenses, commitments, and other instruments (collectively, the "Company Contracts") specifically disclosed in the Company Filed SEC Reports or set forth in Section 5.14 of the Company Disclosure Schedule, as of the date hereof, neither Company nor any of its Subsidiaries is a party to or bound by: (i) any material partnership, joint venture or other similar agreement or arrangement; (ii) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property, in either case whether incurred, assumed, guaranteed or secured by an asset and of an amount, together with all such other agreements, in excess of U.S. $5,000,000 other than in the ordinary course of business consistent with past practice in connection with the purchases by Company or any of its Subsidiaries of wireless handset products for sale and resale; or (iii) any agreement containing any provision or covenant limiting the ability of Company or any of its Subsidiaries to compete (with respect to the businesses conducted on the date hereof) with any Person in any geographic area.

          (b)   Each Company Contract specifically disclosed in any Company Filed SEC Report or required to be disclosed pursuant to this Section 5.14 is valid and in full force and effect except to the extent it has previously expired in accordance with its terms. Except as set forth in Section 5.14 of the Company Disclosure Schedule or except as could not reasonably be expected to prevent or materially delay consummation of the Transaction or otherwise prevent or materially delay Company from performing its obligations under this Agreement and could not reasonably be expected to have a Company Material Adverse Effect, neither Company nor any of its Subsidiaries has (i) violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Company Contract or (ii) waived any right it may have under any of the Company Contracts. Unless such document is made available on a website designated by the SEC, correct and complete copies of all Company Contracts (or correct and complete narrative descriptions of any oral Company Contracts) specifically disclosed in any Company Filed SEC Report or required to be disclosed pursuant to this Section 5.14 have previously been provided or made available to Parent.

        5.15    Litigation.     Except as disclosed in the Company Filed SEC Reports, there is no suit, action, claim, investigation or proceeding pending or, to the knowledge of Company, threatened against Company or any of its Subsidiaries or any property or asset of Company or any of its Subsidiaries, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Company or any of its Subsidiaries that

          (a)   has had, or could reasonably be expected to have, a Company Material Adverse Effect or (b) seeks to materially delay or prevent the consummation of any of the Transaction.

        5.16    Labor Relations.     Neither Company nor any of its Subsidiaries is a party to any collective bargaining or similar agreement; to the knowledge of Company, no collective bargaining agent has been certified as a representative of any of the employees of Company or any of its Subsidiaries; to the knowledge of Company, no representation campaign or election is now in progress with respect to any employee of Company or any of its Subsidiaries; and there are no labor disputes, grievances, controversies, strikes or requests for union representation pending, or, to the knowledge of Company, threatened, against Company or any of its Subsidiaries or their respective businesses. To the knowledge of Company, no event has occurred that could give rise to any such dispute, controversy, strike or request for representation. Each of Company and its Subsidiaries has complied with all applicable PRC laws and regulations, including laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like, except as could not reasonably be expected to prevent or materially delay consummation of the Transaction or otherwise prevent or materially delay Company from performing its obligations under this Agreement and could not reasonably be expected to have a Company Material Adverse Effect.

        5.17    Employee Benefits.

          (a)   Prior to the date hereof, Company has made available to Parent each material "employee benefit plan", as defined in ERISA, and each material plan or other material arrangement (written or oral) (including employment and severance agreements) providing for compensation, bonuses, profit-sharing, stock option or other equity-related rights or other forms of incentive or deferred compensation, employee loans, vacation benefits, insurance coverage (including any self-insured arrangements), health, medical, dental or vision benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical, or life insurance benefits), in each case which is maintained, administered, or contributed to by Company or any ERISA Affiliate thereof and covers any employee, director or independent contractor or former employee, director or independent contractor of Company or any ERISA Affiliate thereof or under which Company or any ERISA Affiliate thereof has any material liability with respect to current or former employees, directors or independent contractors of Company or any ERISA Affiliate thereof. Copies of such plans or other arrangements (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been made available to Parent prior to the date hereof together with the most recent annual report (Form 5500 Annual Report including, if applicable, Schedule B thereto) prepared in connection with any such plan or other arrangement. Such plans or other arrangements are referred to collectively as the "Company Benefit Plans"; provided that a plan or other arrangement with respect to a former employee, director or independent contractor shall constitute an "Company Benefit Plan" only to the extent that Company or its ERISA Affiliate has any present or future liability or obligation. An "ERISA Affiliate" of any person means any other person which, together with such person, would be treated as a single employer under Section 414 of the Code. At no time has Company or any person who from time to time is or was an ERISA Affiliate of Company ever maintained an employee benefit plan that is subject to Title IV of ERISA. Section 5.17(a) of the Company Disclosure Schedule lists each Company Benefit Plan.

          (b)   Each of the Company Benefit Plans, and the administration thereof, is, and has been, in material compliance with the requirements provided by any and all applicable statutes, orders or governmental rules or regulations currently in effect, including, but not limited to, ERISA and the Code. Each Company Benefit Plan and its related trust which is intended to qualify under Section 401(a) and Section 501(a) of the Code is so qualified, and nothing has occurred to cause the loss of such qualification. Company has made available to Parent copies of the most recent Internal Revenue Service determination letters with respect to each such Company Benefit Plan, if any. Each Company Benefit Plan which is intended to be exempt under Section 501(c)(9) or 501(c)(17) of the Code satisfies the requirements for such exemption, so qualifies in form and in operation, and meets, or has satisfied, the requirements of Section 505(c) of the Code and the regulations thereunder.

          (c)   With respect to each Company Benefit Plan, there are no material funded benefit obligations for which contributions have not been made or properly accrued and there are no material unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the Company Filed SEC Reports.

          (d)   With respect to each Company Benefit Plan (i) no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code have occurred or are expected to occur as a result of the transactions contemplated by this Agreement, and (ii) no action, suit, grievance, arbitration or other manner of litigation, or claim with respect to the assets thereof of any Company Benefit Plan (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) is pending, threatened or imminent against or with respect to any of the Company Benefit Plans, Company, any ERISA Affiliate or any fiduciary, as such term is defined in Section 3(21) of ERISA ("Fiduciary"), including but not limited to any action, suit, grievance, arbitration or other manner of litigation, or claim regarding conduct that allegedly interferes with the attainment of rights under any Company Benefit Plans. None of Company or its directors, officers, or employees, or any Fiduciary has any material liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of such plans.

          (e)   No Company Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (f)    Company and its Subsidiaries are in material compliance with all federal, state, local and foreign requirements regarding employment.

          (g)   Except as set forth in Section 5.17(g) of the Company Disclosure Schedule, no employee of Company or any of its Subsidiaries will become entitled to any change-in-control, retirement, severance, retention or similar benefit or enhanced or accelerated benefit or any forgiveness of an outstanding advance or loan as a result of the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event). Without limiting the generality of the foregoing, no amount required to be paid or payable to or with respect to any employee of Company or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will, to the knowledge of Company or any of its Subsidiaries, be an "excess parachute payment" within the meaning of Section 280G of the Code.

          (h)   There has been no amendment to, written interpretation or announcement (whether or not written) by Company or any of its ERISA Affiliates relating to, or change in participation or coverage under, any Company Benefit Plan which would increase materially the expense of maintaining such Company Benefit Plan above the level of the expense incurred in respect thereof for the twelve months ended on September 30, 2005.

        5.18    Taxes.     Each of Company and its Subsidiaries has filed all material Tax Returns required to have been filed (or extensions have been duly obtained) and has paid all material Taxes required to have been paid by it (or has established in accordance with GAAP an adequate accrual for all material Taxes through the end of the last period for when Company and its Subsidiaries ordinarily record items on their respective books). All such Tax Returns are, or will be at the time of filing, true and complete in all material respects. No audit is pending or, to the knowledge of Company, threatened with respect to any Tax Returns filed by, or Taxes due from, Company or any of its Subsidiaries. There is no current deficiency or adjustment for any Taxes proposed, asserted or assessed against Company or any of its Subsidiaries. There are no material Liens for Taxes upon the assets of Company or any of its

Subsidiaries, except for statutory Liens for current Taxes not yet due and those being contested in good faith. Neither Company nor any of its Subsidiaries is a party to, or bound by, or otherwise in any way obligated under, any tax sharing or similar agreement. Neither Company nor any of its Subsidiaries owns an interest in real property in any jurisdiction in which a Tax is imposed, or the value of the interest is reassessed, on the transfer of an interest in real property and which treats the transfer of an interest in an entity that owns an interest in real property as a transfer of the interest in real property. Neither Company nor any of its Subsidiaries has taken any action or knows of any fact that is reasonably likely to prevent (a) the Contribution together with the exchange of Company Common Stock for Parent Common Stock pursuant to the Merger from qualifying as a transaction under Section 351 of the Code or (b) the exchange of Company Common Stock for Parent Common Stock pursuant to the Merger from qualifying as a reorganization under Section 368(a) of the Code.

        5.19    Compliance with Applicable Laws.     Company and its Subsidiaries have been issued and hold all consents, authorizations, permits, licenses, franchises, variances, exemptions, waivers, orders and approvals of all Governmental Entities necessary to own, lease or operate all of the assets and properties of Company and its Subsidiaries, as appropriate, and to carry on the businesses of Company and its Subsidiaries as now conducted, including registrations with the Ministry of Commerce of the PRC, the State Administration of Industry and Commerce of the PRC, the State Administration for Foreign Exchange, tax bureau, customs authorities, product registration authorities and health authorities, as applicable (the "Company Permits"), and no suspension or cancellation of any of the Company Permits is pending, or to the knowledge of Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits could not reasonably be expected to prevent or materially delay consummation of the Transaction or otherwise prevent or materially delay Company from performing its obligations under this Agreement and could not reasonably be expected to have a Company Material Adverse Effect. Company and its Subsidiaries are in compliance with all applicable laws, statutes, ordinances, rules and regulations and the terms of the Company Permits, except for such non-compliance, breaches or violations that could not reasonably be expected to prevent or materially delay consummation of the Transaction or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and could not reasonably be expected to have a Company Material Adverse Effect. Neither Company nor any of its Subsidiaries has any reason to believe that any material Company Permit required for the conduct of business in the PRC which is subject to periodic review will not be granted or renewed by the relevant PRC authorities.

        5.20    Insurance.     Section 5.20 of the Company Disclosure Schedule sets forth a complete list of insurance policies maintained by Company or any of its Subsidiaries. Company and each of its Subsidiaries have made any and all payments required to maintain such policies in full force and effect. Neither Company nor any of its Subsidiaries has received notice of default under any such policy, and neither Company nor any of its Subsidiaries has received written notice of any pending or threatened termination or cancellation, denial of coverage or limitation or reduction of coverage or material premium increase with respect to such policy.

        5.21    Transaction with Related Persons.

          (a)   Section 5.21(a)(i) of the Company Disclosure Schedule sets forth, a list of all agreements in effect between the Company or any Subsidiary, on the one hand and any Company Related Persons, on the other hand, that is not required to be disclosed in the Company Filed SEC Reports pursuant to Item 404 of Regulation S-K. Except as set forth in Section 5.21(a)(ii) of the Company Disclosure Schedule or except as disclosed in the Company Filed SEC Reports, since September 30, 2005, neither Company nor any of its Subsidiaries has (i) purchased, leased or otherwise acquired any material property or assets or obtained any material services from, (ii) sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered as director, officer or employee of

  Company or any of its Subsidiaries), (iii) entered into or modified any contract or other agreement with (except with respect to services rendered as director, officer or employee of Company or any of its Subsidiaries), or (iv) borrowed any money from, or made or forgiven any loan or other advance (other than expenses or similar advances made in the ordinary course of business) to, any of its officers, directors, or Affiliates (collectively, "Company Related Persons"). Prior to the date hereof, Company has made available to Parent true and complete copies of each agreement between Company or any of its Subsidiaries, on the one hand, and any Company Related Person, on the other.

          (b)   Except as set forth in Section 5.21(b) of the Company Disclosure Schedule, (i) the contracts of Company and its Subsidiaries do not include any material obligation or commitment between Company or any of its Subsidiaries and any Company Related Person, (ii) the assets of Company or any of its Subsidiaries do not include any receivable or other obligation or commitment from any Company Related Person to Company or any of its Subsidiaries, and (iii) the liabilities of Company and its Subsidiaries do not include any payable or other obligation or commitment from Company or any of its Subsidiaries to any Company Related Person.

          (c)   Except as set forth in the Company Filed SEC Reports, to the knowledge of Company, no Company Related Person is a party to any contract with any customer or supplier of Company or any of its Subsidiaries that affects in any material manner the business, financial condition or results of operation of Company or any of its Subsidiaries.

        5.22    Environmental Matters.     Except as could not reasonably be expected to prevent or materially delay consummation of the Transaction or otherwise prevent or materially delay Company from performing its obligations under this Agreement and could not reasonably be expected to have a Company Material Adverse Effect:

          (a)   To the knowledge of Company, no real property currently or formerly owned or operated by Company or any of its Subsidiaries is contaminated with any Hazardous Substance.

          (b)   Neither Company nor any of its Subsidiaries is a party to any litigation or administrative proceeding nor, to the knowledge of Company, is any litigation or administrative proceeding threatened against them, that, in either case, asserts or alleges that Company or any of its Subsidiaries (i) violated any Environmental Law; (ii) is required to clean up, remove or take remedial or other responsive action due to the disposal, deposit, discharge, leak or other release of any Hazardous Substance; or (iii) is required to pay all or a portion of the cost of any past, present or future cleanup, removal or remedial or other action that arises out of or is related to the disposal, deposit, discharge, leak or other release of any Hazardous Substance.

          (c)   To the knowledge of Company, there are not now nor have there previously been tanks or other facilities on, under, or at any real property owned, leased, used or occupied by Company or any of its Subsidiaries containing materials that, if known to be present in soil or ground water, would require cleanup, removal or other remedial action under Environmental Law.

          (d)   Neither Company nor any of its Subsidiaries is subject to any judgment, order or citation related to or arising out of any Environmental Law and, to the knowledge of Company, has not been named or listed as a potentially responsible party by any Governmental Entity in a matter related to or arising out of any Environmental Law.

          (e)   For purposes hereof, (i) the term "Environmental Law" means any federal, state or local law (including statutes, regulations, ordinances, codes, rules, judicial opinions and other governmental restrictions and requirements) relating to the discharge of air pollutants, water pollutants, noise, odors or process waste water, or otherwise relating to the environment or hazardous or toxic substances; and (ii) the term "Hazardous Substance" means any toxic or hazardous substance that is regulated by or under authority of any PRC Environmental Law, including any petroleum products, asbestos or polychlorinated biphenyls.

        5.23    Suitability.     None of Company, its Subsidiaries or, to the Company's knowledge, any officer, director, employee, independent contractor or agent of Company or any of its Subsidiaries has made, directly or indirectly, any payment or gift of any money or anything of value, directly or indirectly, to any governmental official for the purpose of influencing any official act or decision of such official, or inducing him or her to use his or her influence to affect any act or decision of a Governmental Entity, under circumstances which could subject Company, any Subsidiary, or any officers, directors, employees, independent contractors or agents of Company or any Subsidiary to administrative or criminal penalties or sanctions under applicable law.

        5.24    Opinion of Company Financial Advisor.     Company's Board of Directors has received the opinion of Savvian, LLC dated the date of this Agreement, to the effect that, at such date, the Merger Consideration and the Contribution (including the shares of Parent Common Stock issued to HSW in connection therewith) is fair, from a financial point of view, to the holders of Company Common Stock. A copy of such opinion will be made available to HSW or Parent promptly after the date of this Agreement.

        5.25    Brokers.     Except as set forth in Section 5.25 of the Company Disclosure Schedule, no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF HSW, PARENT AND MERGER SUB

        Except as set forth in the HSW, Parent and Merger Sub Disclosure Schedule that has been prepared by HSW, Parent and Merger Sub and delivered by HSW, Parent and Merger Sub to the Company in connection with the execution and delivery of this Agreement (the "Parent Disclosure Schedule"), or as contemplated by or provided for in this Agreement, HSW, Parent and Merger Sub hereby, jointly and severally, represent and warrant to Company as follows:

        6.1    Organization and Qualification.

          (a)   Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Parent and Merger Sub has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted or to be conducted as contemplated hereunder at the Effective Time and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held or to be owned or held as contemplated hereunder under lease or the nature of its activities makes such qualification necessary except where the failure to have such power or authority or to be so qualified, licensed or in good standing could not reasonably be expected to prevent or materially delay consummation of the Transaction or otherwise prevent or materially delay Parent or Merger Sub from performing its obligations under this Agreement and could not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and Merger Sub has paid all governmental fees, taxes and stamp duties required to be paid by it under applicable laws prior to or upon Closing. Complete and correct copies of the Certificates of Incorporation and Bylaws of Parent and Merger Sub as in effect on the date hereof have been previously furnished to Company. Neither Parent nor Merger Sub is in violation of any provision of its Articles of Incorporation or Bylaws. The minute books of Parent and Merger Sub, correct and complete copies of which have been delivered to Company, (a) accurately reflect all action taken by the directors and stockholders of Parent or Merger Sub at meetings of Board of Directors or stockholders, as the case may be; and (b) contain correct and complete copies, or originals, of the respective minutes of all meetings or consent actions of the directors or stockholders.

          (b)   HSW is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. HSW has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to have such power or authority or to be so qualified, licensed or in good standing could not reasonably be expected to prevent or materially delay consummation of the Transaction or otherwise prevent or materially delay HSW from performing its obligations under this Agreement and could not reasonably be expected to have an HSW Material Adverse Effect.

        6.2    Authority.

          (a)   Each of Parent and Merger Sub has the necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery hereof and the consummation of the transactions contemplated hereby by each of Parent and Merger Sub have been duly and validly authorized and approved by their respective Board of Directors and by Parent, in its capacity as Merger Sub's sole stockholder, and no other corporate or stockholder proceedings on the part of either Parent or Merger Sub, or their respective Board of Directors or stockholders, are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and assuming the due authorization, execution and delivery hereof by Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject, in each case, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing.

          (b)   HSW has the necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery hereof and the consummation of the transactions contemplated hereby by HSW have been duly and validly authorized and approved by its Board of Directors and no other corporate or stockholder proceedings on the part of HSW are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by HSW, and assuming the due authorization, execution and delivery hereof by Company, constitutes a legal, valid and binding obligation of HSW, enforceable against HSW in accordance with its terms, subject, in each case, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing.

        6.3    Parent Capitalization.

          (a)   The authorized capital stock of Parent consists of (i) two hundred million (200,000,000) shares of common stock, $0.001 par value (the "Parent Common Stock") and (ii) ten million (10,000,000) shares of preferred stock, $0.001 par value. Except as set forth in Section 6.3 of the Parent Disclosure Schedule, as of the date hereof, (i) ten (10) shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and (ii) no shares of Parent Common Stock are held in the treasury of Parent. The Parent Common Stock to be issued to the Company Stockholders in the Merger, when issued in accordance with the terms hereof, will be (i) duly authorized, validly issued, fully paid and nonassessable (ii) free and clear of all Liens, (iii) not subject to preemptive rights created by statute, the Parent's Articles of Incorporation or By-Laws or any agreement to which the Parent is a party or is bound, and (iv) will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable Blue Sky Laws.

          (b)   Except as set forth in Section 6.3 of the Parent Disclosure Schedule or as specifically contemplated by this Agreement or the Purchase Agreements, immediately after the Effective Time, there will be no: (i) outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or its Subsidiaries is a party or by which it is bound obligating Parent or its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or its Subsidiaries or obligating Parent or its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking; (ii) outstanding obligations of Parent or its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or its Subsidiaries; and (iii) outstanding bond, debenture, note or other indebtedness of Parent or its Subsidiaries having the right to vote on any matters on which holders of capital stock of Parent or its Subsidiaries may vote is issued or outstanding.

        6.4    No Conflicts, Required Filings and Consents.

          (a)   Except as set forth in Section 6.4 of the Parent Disclosure Schedule or except in the case of subsections (ii), (iii), (iv) and (v) below for conflicts, violations, breaches, defaults or other occurrences or the failure to obtain consents, approvals, authorizations or permits, or to make filings or notifications, which could not reasonably be expected to prevent or materially delay consummation of the Transaction or otherwise prevent or materially delay Parent or Merger Sub from performing its respective obligations under this Agreement and could not reasonably be expected to have a Parent Material Adverse Effect, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the transactions contemplated hereby (including the Merger) will not:

              (i)  conflict with or violate the Articles of Incorporation or Bylaws of Parent or Merger Sub;

             (ii)  result in a violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub, or by which Parent, Merger Sub or their respective properties or assets may be bound or affected;

            (iii)  result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give rise to any right of, or result by its terms in the, termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, contract, agreement, deed, lease, license, permit, benefit plan, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or their respective properties or assets may be bound or affected;

            (iv)  result in the creation of any Lien on any of the property or assets of Parent or Merger Sub; or

             (v)  require any Consent of (x) any Governmental Entity or (y) any other Person, except for those Consents required under or in relation to (A) the HSR Act, (B) the Blue Sky Laws, (C) the Securities Act, (D) the Exchange Act, (E) the filing of the Articles of Merger pursuant to the Nevada Merger Statutes and (F) the rules and regulations of Nasdaq.

          (b)   Except as set forth in Section 6.4 of the Parent Disclosure Schedule or except in the case of subsections (ii), (iii), (iv) and (v) below for conflicts, violations, breaches, defaults or other occurrences or the failure to obtain consents, approvals, authorizations or permits, or to make filings or notifications, which could not reasonably be expected to prevent or materially delay consummation of the Transaction or otherwise prevent or materially delay HSW from performing its obligations under this Agreement and could not reasonably be expected to have an HSW Material Adverse Effect, the execution and delivery of this Agreement by HSW do not, and the consummation by HSW of the transactions contemplated hereby will not:

              (i)  conflict with or violate the Certificate of Incorporation or Bylaws of HSW;

             (ii)  result in a violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to HSW, or by which HSW or its properties or assets may be bound or affected;

            (iii)  result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give rise to any rights of, or result by its terms in the, termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, contract, agreement, deed, lease, license, permit, benefit plan, franchise or other instrument or obligation to which HSW is a Party or by which HSW or any of its properties or assets may be bound or affected and which relates to the rights that are intended to be contributed to Parent as a part of the Transaction; or

            (iv)  result in the creation of any Lien on any of the rights of HSW that are intended to be contributed to Parent as a part of the Transaction;

             (v)  require any Consent of (x) any Governmental Entity or (y) any other Person, except for those Consents required under or in relation to (A) the HSR Act, (B) the Blue Sky Laws, (C) the Securities Act, (D) the Exchange Act, (E) the filing of the Articles of Merger pursuant to the Nevada Merger Statutes and (F) the rules and regulations of Nasdaq.

        6.5    Information Supplied.

          (a)   None of the information supplied or to be supplied by HSW, Parent or Merger Sub for inclusion or incorporation by reference in the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. The Form S-4 will comply when filed as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

          (b)   Notwithstanding the foregoing provisions of this Section 6.5, no representation or warranty is made by HSW, Parent or Merger Sub with respect to statements made or incorporated by reference in the Form S-4 based on information supplied in writing by Company for inclusion or incorporation by reference therein.

        6.6    Subsidiaries; Merger Sub; Parent.

          (a)   Merger Sub does not have any Subsidiaries and does not own or control, directly or indirectly, any interest in any other corporation, association or other business entity. Merger Sub is a direct, wholly-owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Parent owns beneficially and of record all outstanding capital stock of Merger Sub free and clear of any Liens and no other Person holds any capital stock of Merger Sub nor has any rights to acquire any interest in Merger Sub. Merger Sub is not a participant in any joint venture, partnership or similar arrangement. Merger Sub does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          (b)   Parent does not have any Subsidiaries and does not own or control, directly or indirectly, any interest in any other corporation, association or other business entity other than Merger Sub. Except as set forth in Section 6.6 of the Parent Disclosure Schedule, Parent is a direct, wholly owned Subsidiary of HSW, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Except as set forth in Section 6.6 of the Parent Disclosure Schedule, HSW owns beneficially and of record all outstanding capital stock of Parent free and clear of any Liens and no other Person holds any capital stock of Parent nor has any rights to acquire any interest in Parent, except as provided in this Agreement and the Purchase Agreements. Parent is not a participant in any joint venture, partnership or similar arrangement. Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity other than Merger Sub. Except as set forth in Section 6.6 of the Parent Disclosure Schedule, other than Parent and Merger Sub, HSW does not have any Subsidiaries.

        6.7    Intellectual Property.

          (a)   Except as may be set forth in Schedule 6.7(a) of the Parent Disclosure Schedule, HSW owns exclusively all right, title and interest in and to all Licensed Content, and has a right to use the Sublicensed Content, in each case free and clear of any and all Liens. To the knowledge of HSW, no current or former officer, director, employee, consultant or contractor of HSW has any material right, license, claim or interest whatsoever in or with respect to any of the Licensed Content or Sublicensed Content.

          (b)   Upon the Effective Time, Parent will have a valid license or other right to use the Licensed Content and the Sublicensed Content pursuant to the terms of the Contribution Agreements. Upon the Effective Time, the Contribution Agreements will be in full force and effect and HSW and Parent will not have violated any provision of, or committed or failed to perform any act which could constitute a material default under, the provisions of such Contribution Agreements.

          (c)   The Licensed Content and Sublicensed Content includes all content posted on the www.howstuffworks.com web site and for which HSW has the right to license to Parent.

          (d)   Except as set forth in Section 6.7(d) of the Parent Disclosure Schedule: (i) the use of the Licensed Content or the Sublicensed Content by Parent in accordance with the Contribution Agreements will not infringe on, misappropriate or otherwise violate the rights of any Person except for any infringement, misappropriation or violation which could not reasonably be expected to prevent or materially delay consummation of the Transaction or otherwise prevent or materially delay HSW from performing its obligations under this Agreement and could not reasonably be expected to have an HSW Material Adverse Effect; (ii) no Person is challenging, infringing or otherwise violating any right of HSW or Parent with respect to the Licensed Content or the Sublicensed Content except for any challenge, infringement or violation which could not reasonably be expected to prevent or materially delay consummation of the Transaction or otherwise prevent or materially delay HSW from performing its obligations under this Agreement and could not reasonably be expected to have an HSW Material Adverse Effect; (iii) to the knowledge of HSW, no Person is challenging HSW's ownership of or exclusive rights in any of the Licensed Content or the Sublicensed Content; (iv) to the knowledge of HSW, no Person is challenging the validity or enforceability of the Licensed Content or Sublicensed Content; and (v) to the knowledge of HSW, there are no pending or threatened claims, orders or proceedings alleging the foregoing and HSW, Parent and Merger Sub are unaware of any facts that would form a reasonable basis for any such claim. To the knowledge of HSW, none of the Licensed Content or the Sublicensed Content is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability thereof. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of the right of Parent to use the Licensed Content or the Sublicensed Content in accordance with the Contribution Agreements.

          (e)   HSW and Parent have each taken commercially reasonable steps consistent with industry standards to protect its rights in the Intellectual Property used by or to be used by (i) Parent pursuant to the Contribution Agreements, and (ii) HSW pursuant to the Services Agreement and to maintain the confidentiality of all of the material Trade Secrets of Parent. Without limiting the foregoing, each of HSW and Parent has and enforces a policy requiring each of its consultants and contractors who have participated in the creation of any Intellectual Property that is used by or to be used by Parent pursuant to the Contribution Agreements to enter into proprietary information, confidentiality and assignment agreements substantially in the HSW or Parent, as applicable, standard forms and all such current and former consultants and contractors of HSW, Parent and Merger Sub have executed such an agreement. Except as may be set forth in Schedule 6.7(d), none of HSW or Parent has disclosed, nor is under any contractual or other obligation to disclose, to another person any of its material Trade Secrets, except pursuant to an enforceable confidentiality agreement or undertaking, and, to the knowledge of HSW, no person has materially breached any such agreement or undertaking.

          (f)    Section 6.7(f) of the Parent Disclosure Schedule sets forth a complete and accurate list of all of the material Software that is used in connection with the www.howstuffworks.com web site and is not licensed to HSW pursuant to a written license agreement (collectively, "HSW Software"). Except as disclosed in Section 6.7(f) of the Parent Disclosure Schedule, no Public Software forms part of any HSW Software and no Public Software was or is used in connection with the development of any HSW Software or is incorporated into, in whole or in part, or has been distributed with, in whole or in part, any HSW Software. Except as disclosed in Section 6.7(f) of the Parent Disclosure Schedule, to the knowledge of HSW, there are no outstanding problems, issues, bugs, viruses or defects in any HSW Software that materially hinder or otherwise prevent normal usage of the HSW Software. For purposes hereof, "Software" means any and all (1) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (2) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (3) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (4) all documentation, including user manuals and training materials, relating to any of the foregoing. For purposes hereof, "Public Software" means any Software that contains, or is derived in any manner (in whole or in part) from, any Software that is distributed as free Software, open source Software (e.g., Linux) or pursuant to similar licensing or distribution models which requires the distribution of source code to licensees, including Software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (a) GNU's General Public License (GPL) or Lesser/Library GPL (LGPL); (b) the Artistic License (e.g., PERL); (c) the Mozilla Public License; (d) the Netscape Public License; (e) the Sun Community Source License (SCSL); (f) the Sun Industry Standards License (SISL); (g) the BSD License; (h) Red Hat Linux; and (i) the Apache License.

        6.8    Litigation.     Except as set forth in Section 6.8 of the Parent Disclosure Schedule, there is no suit, action, claim, investigation or proceeding pending or, to the knowledge of HSW, Parent or Merger Sub threatened against or affecting HSW, Parent or Merger Sub or any property or asset of HSW, Parent or Merger Sub, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against HSW, Parent or Merger Sub, that (a) has had, or could reasonably be expected to have, a Parent Material Adverse Effect, (b) has had, or could reasonably be expected to have, an HSW Material Adverse Effect, or (c) seeks to materially delay or prevent the consummation of the Transaction.

        6.9    Absence of Liabilities.     Neither Parent nor Merger Sub has incurred any liabilities or indebtedness other than liabilities or indebtedness arising under or in connection with this Agreement or the Purchase Agreements and the transactions contemplated hereby and thereby.

        6.10    Board of Directors/Stockholder's Consent.

          (a)   The Board of Directors of Parent, by resolutions duly adopted and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement, the Transaction and the issuance of Parent Common Stock are fair to and in the best interests of Parent and its stockholders and declared such issuance of shares to be advisable, (ii) approved this Agreement, the Transaction and the issuance of Parent Common Stock pursuant to the Transaction, and (iii) recommended that the stockholders of Parent approve such issuance of Parent Common Stock.

          (b)   The stockholders of Parent, by written consent or other action, not subsequently rescinded or modified in any way, duly adopted and approved this Agreement and the transactions contemplated hereby, including the Transaction.

          (c)   Both the Board of Directors of Merger Sub and Parent, in its capacity as the sole stockholder of Merger Sub, have, by written consent or other action, not subsequently rescinded or modified in any way, duly adopted and approved this Agreement and the transactions contemplated hereby, including the Transaction.

          (d)   The Board of Directors of HSW has, by written consent or other action, not subsequently rescinded or modified in any way, duly adopted and approved this Agreement and the transactions contemplated hereby, including the Transaction.

        6.11    Qualification Under Section 351 of the Code.     None of HSW, Parent or Merger Sub has taken any action or knows of any fact that is reasonably likely to prevent the Contribution together with the exchange of Company Common Stock for Parent Common Stock pursuant to the Merger from qualifying as a transaction under Section 351 of the Code.

        6.12    Compliance with Applicable Laws.     HSW, Parent and Merger Sub have been issued and hold all consents, authorizations, permits, licenses, franchises, variances, exemptions, waivers, orders and approvals of all Governmental Entities necessary to own, lease or operate all of their respective assets and properties, as appropriate, and to carry on their respective businesses as now conducted and to be conducted as contemplated hereunder at the Effective Time (the "Parent Permits"), and no suspension or cancellation of any of the Parent Permits is pending, or to the knowledge of HSW, Parent or Merger Sub, threatened, except where the failure to have, or the suspension or cancellation of, any of the Parent Permits could not reasonably be expected to prevent or materially delay consummation of the Transaction or otherwise prevent or materially delay HSW, Parent or Merger Sub from performing its respective obligations under this Agreement and could not reasonably be expected to have a Parent Material Adverse Effect or an HSW Material Adverse Effect. HSW, Parent and Merger Sub are in compliance with all applicable laws, statutes, ordinances, rules and regulations and the terms of the Parent Permits, except for such non-compliance, breaches or violations that could not reasonably be expected to prevent or materially delay consummation of the Transaction or otherwise prevent or materially delay HSW, Parent or Merger Sub from performing its respective obligations under this Agreement and could not reasonably be expected to have a Parent Material Adverse Effect or an HSW Material Adverse Effect.

        6.13    Investment Purpose.     HSW is acquiring shares in Parent solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof other than in compliance with all applicable laws, including United States federal securities laws. HSW agrees that such shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and such laws. HSW is able to bear the economic risk of holding such shares for an indefinite period (including total loss of its investment), and (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

        6.14    Brokers.     Except as set forth in Section 6.14 of the Parent Disclosure Schedule, no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of HSW, Parent or Merger Sub.

ARTICLE VII
ADDITIONAL AGREEMENTS

        7.1    Conduct of Business by Company Pending the Merger.     Except as contemplated or permitted by this Agreement, as provided for in the Company Disclosure Schedule or the Company Filed SEC Reports, as required by a Governmental Entity or to the extent Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), during the period from the date of this Agreement and continuing until the Effective Time, Company agrees as to itself and its Subsidiaries that Company and its Subsidiaries (i) shall use their reasonable best efforts to preserve intact their lines of business, maintain material rights and franchises and preserve their relationships with significant customers, suppliers and others having significant business dealings with them, (ii) shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and (iii) by way of amplification and not limitation, shall not directly or indirectly, do any of the following:

          (a)   other than in connection with acquisitions expressly permitted by Section 7.1(e) or investments expressly permitted by Section 7.1(g), (i) enter into any new line of business material (in terms of revenue, cash flows or assets) to Company and its Subsidiaries (taken as a whole), or (ii) incur or commit to any capital expenditure or any obligations or liabilities in connection therewith in excess of US$250,000 other than capital expenditures and obligations or liabilities in connection therewith as disclosed in Section 7.1(a) of the Company Disclosure Schedule or incurred or committed to in the ordinary course of business consistent with past practice;

          (b)   (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except as permitted by clause (ii) of this Section 7.1(b), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or otherwise increase or decrease its registered capital, except for (A) any such transaction by a wholly owned Subsidiary of Company that remains a wholly owned Subsidiary after consummation of such transaction, (B) a forward or reverse stock split of the Company Common Stock, or (C) the issuance of Company Common Stock pursuant to the Stock Plan and any Company Options outstanding on the date hereof, or (iii) except (A) as set forth in Section 7.1(b) of the Company Disclosure Schedule or (B) in accordance with the Stock Plan and any Company Options outstanding on the date hereof, repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable or exchangeable for any shares of its capital stock;

          (c)   issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or series, any other voting security of Company, or any securities convertible into or exercisable or exchangeable for, or any rights, warrants, calls, puts or options to acquire, any such shares or voting security of Company, or enter into any contract, plan, understanding, commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than (i) in accordance with Section 7.1(h), (ii) the issuance of Company Common Stock pursuant to the Stock Plan and any Company Options outstanding on the date hereof, (iii) issuances by a wholly owned Subsidiary of Company of capital stock to such Subsidiary's parent or another wholly owned Subsidiary of Company, or (iv) pursuant to acquisitions and investments as disclosed in Section 7.1(e) or 7.1(g) of the Company Disclosure Schedule or the financings therefor or as disclosed in Section 7.1(c) of the Company Disclosure Schedule;

          (d)   except to the extent required to comply with their respective obligations or as otherwise expressly contemplated by this Agreement, amend or restate their respective certificates of incorporation, bylaws, business licenses or equivalent organizational documents;

          (e)   other than acquisitions disclosed in Section 7.1(e) of the Company Disclosure Schedule, acquire or agree to acquire by merger, share exchange, business combination, or consolidation, or by purchasing a material equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability entity, association or other business organization or division thereof; provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing wholly owned Subsidiaries of Company, or (y) the creation of new Subsidiaries of Company organized solely to conduct or continue activities otherwise contemplated or permitted by this Agreement;

          (f)    sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, or subject to any Liens, any material assets (including capital stock of Subsidiaries of Company), except in the ordinary course of business or other than (i) internal reorganizations or consolidations involving existing wholly owned Subsidiaries of Company, (ii) dispositions referred to in the Company Filed SEC Reports filed prior to the date of this Agreement, (iii) as may be required by or in conformance with law or regulation in order to permit or facilitate the consummation of the transactions contemplated hereby or (iv) as disclosed in Section 7.1(f) of the Company Disclosure Schedule;

          (g)   (i) other than in connection with acquisitions permitted by Section 7.1(e) or as disclosed in Section 7.1(g) of the Company Disclosure Schedule, make any loan, advance or capital contribution to, or investment in excess of US$100,000 in any other Person, other than (A) loans or investments by Company or a Subsidiary of Company to or in Company or any Subsidiary of Company, or (B) employee loans or advances made in the ordinary course of business, or (ii) except as set forth in Section 7.1(g) of the Company Disclosure Schedule or to the extent expressly permitted by Section 7.1(c) and 7.1(e), incur any indebtedness for borrowed money or guarantee or assume or suffer to exist any such indebtedness of any third party other than in the ordinary course of business consistent with past practice (A) in connection with the purchases by

  Company or any of its Subsidiaries of wireless handset products for sale and resale and (B) in connection with any other indebtedness which (together with any such indebtedness outstanding on the date hereof) shall in no event exceed U.S. $5,000,000 in the aggregate; issue or sell any debt securities or warrants or other rights to acquire any debt securities of Company or any of its Subsidiaries; guarantee any debt securities of any third party; enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than any wholly owned Subsidiary of Company), or (iii) repay any outstanding indebtedness of Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practice or repay any indebtedness of any other Person;

          (h)   except (i) as set forth in Section 7.1(h) of the Company Disclosure Schedule, (ii) as required by law, or (iii) in the ordinary course of business consistent with past practice, increase the amount of compensation or other remuneration of any director, executive officer or key employee of Company or any Subsidiary or business unit of Company, or adopt or amend or make any commitment to adopt or amend any Company Benefit Plan or make any contribution, other than regularly scheduled contributions, to any Company Benefit Plan;

          (i)    enter into any agreement or commitment (written or oral) to (i) grant or modify any compensation or benefits (including, without limitation, any signing bonus or equity compensation) to any individual who, after giving effect to such grant or modification, will be entitled to total annual salary of US$150,000 or more from Company or any of its Subsidiaries or except as required by law, grant severance in excess of US$10,000 to any individual who is employed by Company or any of its Subsidiaries, provided, however, that the Company may extend the term, including the exercise period, of Company Options held by Company directors, or (ii) grant any stock based compensation to any individual (including, without limitation, any stock options, restricted stock, stock appreciation rights or any other stock related awards);

          (j)    except as disclosed in Company Filed SEC Reports, or as required by a Governmental Entity or by changes in GAAP, change Company's methods of accounting in effect at on the date hereof;

          (k)   (i) fail to establish or cause to be established in accordance with GAAP on or before the Effective Time an adequate accrual for all material Taxes due with respect to any period ending prior to or as of the Effective Time, (ii) change its fiscal year or annual tax accounting period, (iii) make any material tax election, or (iv) settle or compromise any material income tax liability;

          (l)    except as disclosed in Section 7.1(l) of the Company Disclosure Schedule, enter into any agreements or arrangements that limit or otherwise restrict Company or any of its Subsidiaries from engaging or competing in any line of business or in any geographic area;

          (m)  take any action the effect of which would be a dissolution, liquidation or winding up of any of Company or its Subsidiaries;

          (n)   except as permitted by this Agreement or as disclosed in Section 7.1(n) of the Company Disclosure Schedule, enter into, amend, modify or terminate any material agreement, contract or other instrument other than in the ordinary course of business consistent with past practice; or

          (o)   agree or commit to do, in any unitary transaction or a series of related transactions, any of the foregoing.

        7.2    Conduct of Business by HSW, Parent and Merger Sub Pending the Transaction.

          (a)   Except as contemplated or permitted by this Agreement, as required by a Governmental Entity or to the extent Company shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), during the period from the date of this Agreement and continuing until the Effective Time:

              (i)  HSW agrees as to itself and its Subsidiaries that HSW and its Subsidiaries shall not, directly or indirectly, do any of the following:

              (A)  permit any of the Licensed Content or Sublicensed Content (to the extent within HSW's control) that is intended to be transferred, licensed or contributed to Parent as a part of the Transaction or any Intellectual Property that is intended to be used in connection with the Services Agreement, to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to take any action or to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every such item other than in the ordinary course of business and consistent with past practice and in a manner that will not materially diminish either the rights to be granted to Parent under the Contribution Agreements or HSW's ability to provide the services to be provided under the Services Agreement;

              (B)  enter into any agreement (or modify any existing agreements) regarding (i) ownership, use or license of the Licensed Content or Sublicensed Content in a manner that materially diminishes the rights to be granted to Parent under the Contribution Agreements or (ii) any Intellectual Property that is intended to be used in connection with the Services Agreement in a manner that materially diminishes HSW's ability to provide the services to be provided under the Services Agreement;

              (C)  sell, lease, license or otherwise dispose of, or agree to sell, lease, license or otherwise dispose of, or subject to any Liens, any of its rights in (i) the Licensed Content or Sublicensed Content in a manner that materially diminishes the rights to be granted to Parent under the Contribution Agreements or (ii) any Intellectual Property that is intended to be used in connection with the Services Agreement in a manner that materially diminishes HSW's ability to provide the services to be provided under the Services Agreement; or

              (D)  grant any stock based compensation relating to capital stock of Parent or Merger Sub (including, without limitation, any stock options, restricted stock, stock appreciation rights or any other stock related awards) to any individual other than pursuant to the terms of the Arnold Consulting Agreement, an option covering 3,000,000 shares of Parent Common Stock to Jeffrey Arnold and additional options covering 1,000,000 shares, in the aggregate, of Parent Common Stock to one or more eligible individuals.

             (ii)  HSW agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or any of its Subsidiaries shall, and that it shall use its reasonable best efforts to cause the employees, agents and representatives (including all investment bankers, attorneys, accountants and other professional advisors) of it or any of its Subsidiaries not to, directly or indirectly, (a) have any discussion with or provide (by any medium) any material, non-public information or data to any Person relating to, or which insofar as reasonably could be foreseen could lead to, any transaction or business combination by HSW or any of its Subsidiaries in the Territories regarding the ownership, use or license of any Licensed Content or Sublicensed Content in the Territories or (b) approve or execute or enter into, any term sheet, memorandum of understanding, letter of intent, agreement-in-principle, contract, commitment, plan, arrangement or agreement with respect to the foregoing. HSW immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with all Persons conducted heretofore with respect to any of the foregoing.

          (b)   During the period from the date of this Agreement and continuing until the Effective Time, Parent and Merger Sub agree that they shall engage in no business or other activities other than the performance or compliance with the agreements and covenants required to be performed by them under this Agreement or the Purchase Agreements or actions taken in connection with the consummation of the transactions contemplated hereby and thereby.

        7.3    Preparation of Proxy Statement and Form S-4.

          (a)   As promptly as practicable following the date hereof, Company shall prepare and cause to be filed with the SEC, subject to reasonable approval of Parent, proxy materials that shall constitute the proxy statement/prospectus relating to the matters to be submitted to the Company Stockholders at the Company Stockholders Meeting (such proxy statement/prospectus, and all amendments and supplements thereto, the "Proxy Statement/Prospectus"). The parties hereto shall cooperate to prepare and file with the SEC a registration statement on Form S-4 with respect to the issuance of Parent Common Stock to the Company Stockholders pursuant to the Merger (such Form S-4, and any amendments or supplements thereto, the "Form S-4"). The Proxy Statement/Prospectus will be included in and will constitute a part of the Form S-4 as a prospectus. Each party shall provide all information concerning it and its businesses as the other parties may reasonably request in connection with the preparation of the Proxy Statement/Prospectus and Form S-4. The parties hereto shall use reasonable best efforts to have the Proxy Statement/Prospectus cleared by the SEC's staff and the Form S-4 declared effective by the SEC as promptly as practicable and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Prior to the effective date of the Form S-4, Parent shall, and Company shall cooperate with Parent to, take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. As promptly as practicable after receipt thereof, the parties hereto shall provide the other parties with copies of all written comments and advise the other parties of any oral comments with respect to the Proxy Statement/Prospectus or Form S-4 received from the SEC's staff. The parties shall cooperate and provide the other with a reasonable opportunity to review and comment on all proposed amendments and supplements to the Proxy Statement/Prospectus and the Form S-4 prior to filing the same with the SEC, and will provide each other with a true and complete copy of all such filings made with the SEC. Company will cause the Proxy Statement/Prospectus to be mailed to Company's stockholders as promptly as practicable after the Form S-4 is declared effective by the SEC under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities and Blue Sky Laws in connection with the Merger and Company shall furnish all information concerning it and the holders of its capital stock as may be reasonably requested in connection with any such action. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has been declared effective, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC's staff for amendment of the Proxy Statement/Prospectus or the Form S-4 or the submission of any supplemental materials (for review by the SEC Staff) in connection therewith.    If at any time prior to the Effective Time any information relating to any party or any of its affiliates, officers or directors should be discovered by such party which should be set forth in an amendment or supplement to the Form S-4 or the Proxy Statement/Prospectus such that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the Company Stockholders.

          (b)   Parent and Company will each use all reasonable efforts to cause to be delivered to each other consents from their respective independent auditors, in form reasonably satisfactory to the recipient and customary in scope and substance for consents delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act.

          (c)   Parent shall take all steps necessary to ensure that the shares of Parent Common Stock issuable pursuant to the exercise of assumed Company Options (the "Parent Option Shares") have been registered under the Securities Act of 1933 as of the Closing Date. Such steps shall include, without limitation, filing a Form S-8 covering the Parent Option Shares with the SEC.

        7.4    Termination of Registration of Company Common Stock.     As promptly as practicable after the Effective Time, Company shall file with the SEC Notices of Termination of Registration on Form 15 (pursuant to Rule 12g-4 under the Exchange Act) with respect to the Company Common Stock.

        7.5    Listing of Shares of Parent Common Stock.     Parent shall promptly prepare and submit to the Nasdaq Stock Market a listing application covering the shares of Parent Common Stock to be issued in the Merger, and shall use its best efforts to obtain, prior to the Effective Time, approval for the quotation of such Parent Common Stock, subject to official notice of issuance to Nasdaq Stock Market.

        7.6    Affiliates.

          (a)   Not less than 20 days prior to the date of the Company Stockholders Meeting, Company shall deliver to Parent a letter identifying all Persons who, in the judgment of Company, may be deemed at the time this Agreement is submitted for adoption by the Company Stockholders, "affiliates" of Company for purposes of Rule 145(a) under the Securities Act and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date thereof. Company shall use reasonable best efforts to cause each Person identified on such list to deliver to Parent not less than 10 days prior to the Effective Time, a written agreement substantially in the form attached as Exhibit J hereto (an "Affiliate Agreement"). The parties to the Affiliate Agreement pursuant to this Section 7.6(a) shall be referred to herein as the "Rule 145 Affiliates."

          (b)   In conjunction with the Closing, Parent shall make available to each of the Rule 145 Affiliates the right to enter into a registration rights agreement (the "Affiliate Registration Rights Agreement"), substantially in the form of Exhibit K.

        7.7    Section 16 Matters.     Prior to the Effective Time, Company and Parent shall take all such steps as may be reasonably required to cause any dispositions of Company Common Stock or acquisitions of Parent Common Stock resulting from the transactions contemplated by Article III of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Company and Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        7.8.    Governmental Filings.     Each party shall (a) confer on a regular intermittent basis with the other parties, and (b) report to the other parties (to the extent permitted by law or regulation or the Confidentiality Agreement) on matters relating to governmental filings. Each party shall timely file all reports required to be filed by it with the SEC and all other Governmental Entities between the date of this Agreement and the Effective Time and shall, if requested by any other party and to the extent permitted by law or regulation or the Confidentiality Agreement, deliver to such party true and complete copies of all such reports, announcements and publications promptly after such request.

        7.9    Qualification Under Section 351 and Section 368(a) of the Code.

          (a)   From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Contribution together with the exchange of Company Common Stock for Parent Common Stock pursuant to the Merger to qualify as a transaction under Section 351 of the Code and to cause the exchange of Company Common Stock for Parent Common Stock pursuant to the Merger to qualify as a reorganization under Section 368(a) of the Code, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Contribution together with the exchange of Company Common Stock for Parent Common Stock pursuant to the Merger from qualifying as a transaction under Section 351 of the Code or the exchange of Company Common Stock for Parent Common Stock pursuant to the Merger from qualifying as a reorganization under Section 368(a) of the Code. Following the Effective Time, none of HSW, Parent, Merger Sub or Company or any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could cause the Contribution together with the exchange of Company Common Stock for Parent Common Stock pursuant to the Merger to fail to qualify as a transaction under Section 351 of the Code or the exchange of Company Common Stock for Parent Common Stock pursuant to the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

          (b)   As of the date hereof, Company does not know of any reason (i) why it would not be able to deliver to counsel to Company and HSW at the date of the legal opinions referred to below, customary representations to enable such firms to deliver the legal opinions contemplated by Section 8.2(c) and Section 8.3(d), and Company hereby agrees to deliver such representations effective as of the date of such opinions or (ii) why counsel to Company and HSW would not be able to deliver the opinions required by Section 8.2(c) and Section 8.3(d). Company will deliver such representations to counsel to Company and HSW.

          (c)   As of the date hereof, none of HSW, Parent or Merger Sub knows of any reason (i) why it would not be able to deliver to counsel to HSW and Company at the date of the legal opinions referred to below, customary representations to enable such firms to deliver the legal opinions contemplated by Section 8.2(c) and Section 8.3(d), and HSW, Parent and Merger Sub hereby agree to deliver such representations effective as of the date of such opinions or (ii) why counsel to HSW and Company would not be able to deliver the opinions required by Section 8.2(c) and Section 8.3(d). HSW, Parent and Merger Sub will deliver such representations to counsel to HSW and Company.

        7.10    Company Stockholders Meeting.     Company shall duly call and hold a meeting of its stockholders on a date determined in accordance with the mutual agreement of Company and Parent (the "Company Stockholders Meeting") for the purpose of obtaining the Required Company Vote with respect to the transactions contemplated by this Agreement. Company shall use reasonable best efforts to solicit the adoption of this Agreement by the Required Company Vote. The Board of Directors of Company shall recommend (and publish in the Proxy Statement/Prospectus such recommendation) the adoption of this Agreement by the Company Stockholders as set forth in Section 5.9 (the "Company Recommendation"). Without limiting the generality of the foregoing, nothing in this Agreement shall (i) prevent the Board of Directors of Company from making any disclosure to its stockholders if, after consultation with independent outside counsel, such disclosure is required by applicable law, or (ii) prevent the Board of Directors from withdrawing the Company Recommendation and canceling the Company Stockholders Meeting if the Board determines that it cannot recommend the adoption of this Agreement and the Transaction.

        7.11    Acquisition Proposals.

          (a)   Without limiting any party's obligations or rights under this Agreement (including under this Article VII), Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or any of its Subsidiaries shall, and that it shall use its reasonable best efforts to cause the employees, agents and representatives (including all investment bankers, attorneys, accountants and other professional advisors) of it or any of its Subsidiaries not to, directly or indirectly, (i) initiate, solicit or knowingly encourage the making or receipt of any Acquisition Proposal, or (ii) have any discussion with or provide (by any medium) any material, non-public information or data to any Person relating to or which insofar as reasonably could be foreseen to lead to the making of an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or attempt to make or implement an Acquisition Proposal, or (iii) approve or recommend, or propose, publicly or otherwise, to approve or recommend, or execute or enter into, any term sheet, memorandum of understanding, letter of intent, agreement-in-principle, contract, commitment, plan, arrangement or agreement, or propose, publicly or otherwise or agree to do any of the foregoing related to any Acquisition Proposal.

  "Acquisition Proposal" means, other than the transactions contemplated by this Agreement among the parties hereto, any offer or proposal for, or any indication of interest, letter of intent, memorandum of understanding, term sheet or inquiry relating to (A) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its Significant Subsidiaries, (B) any transfer, lease, assignment, exchange, purchase or sale of 15% or more of the consolidated assets (including, without limitation, capital stock of its Subsidiaries) of such party and its Subsidiaries, taken as a whole, or (C) any purchase or sale of, or tender or exchange offer for, any equity or voting debt securities of such party, which, if consummated, would result in any Person acquiring "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of any securities representing 15% or more of the outstanding voting power of such party (or of the surviving, resulting or ultimate parent entity in such transaction) or any of its Significant Subsidiaries.

          (b)   Notwithstanding anything in this Agreement to the contrary, Company or its Board of Directors (including any duly constituted committee thereof) shall be permitted to engage in any discussions or negotiations with, or provide (by any medium) material, non-public data or information to, any Person in response to a bona fide written Acquisition Proposal by any such Person (not made or received in violation of paragraph (a) of this Section 7.11), if and only to the extent that, (i) its Board of Directors concludes in good faith after consultation with outside counsel and independent financial advisors that such Acquisition Proposal is reasonably expected to lead to a Superior Proposal, (ii) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, its Board of Directors receives from such Person an executed confidentiality agreement having provisions that are customary in such agreements relative to proposed transactions such as the Acquisition Proposal, as advised by outside counsel, and (iii) Company notifies HSW and Parent promptly (and, in any case within 48 hours) of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, such Person or any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions (including for this purpose the price, structure, intended accounting and tax treatment, closing conditions, anticipated closing date and requisite regulatory approvals, to the extent then known or specified by such Person) of any inquiries, indications of interest, proposals, term sheets or offers.

          If, in connection with an Acquisition Proposal, the Company or its Board of Directors (including any duly constituted committee thereof), withdraws, modifies or qualifies (or proposes publicly or otherwise to withdraw, modify or qualify) in any manner adverse to HSW or Parent the

  Company Recommendation, or (y) takes any action or makes any statement (not described in the foregoing clause (x)) in connection with the Company Stockholders Meeting otherwise inconsistent with the Company Recommendation (including any action contemplated under subsection (c) below), Company (A) shall provide immediate written notice to HSW and Parent advising HSW and Parent of such occurrence and specifying the identity of the Person making the Acquisition Proposal as well as the material terms and conditions (including for this purpose, price structure, intended accounting and tax treatment, closing conditions, anticipated closing date and requisite regulatory approvals, to the extent known) of such Acquisition Proposal and (B) shall postpone or delay the Company Stockholders Meeting for not less than five (5) days after the date such written notice is provided to HSW and Parent. During such five (5) day period, Company shall negotiate in good faith with HSW and Parent with respect to any changes to this Agreement proposed by HSW and Parent (it being understood and agreed that any material amendment to the financial or other material terms of a Superior Proposal, if any, shall require a new five (5) day period to afford HSW and Parent the opportunity to negotiate with Company).

          (c)   Notwithstanding anything in this Agreement to the contrary but subject to the obligations of the Company under this Section 7.11, Company or its Board of Directors (including any duly constituted committee thereof) shall be permitted to approve or recommend, or propose, publicly or otherwise, to approve or recommend, or execute or enter into, any term sheet, memorandum of understanding, letter of intent, agreement-in-principle, contract, commitment, plan, arrangement or agreement, or propose, publicly or otherwise or agree to do any of the foregoing, related to any Superior Proposal.

  "Superior Proposal" means a bona fide written proposal made by a Person other than a party to this Agreement (1) regarding a merger, reorganization, consolidation, share exchange, business combination, recapitalization or similar transaction involving Company as a result of which the other party thereto or its stockholders would own a majority or more of the outstanding combined voting power of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), (2) which is on terms which the Board of Directors of Company in good faith concludes (following receipt of the advice of an independent financial advisor of national standing and of independent outside counsel), after taking into account, among other things, the long-term strategic objectives of such party and all legal, financial, tax, accounting, regulatory and other aspects of the proposal and the Person making the proposal (including its likelihood of consummation and anticipated timing thereof), is more favorable to its stockholders (in their capacities as stockholders) than the transactions contemplated by this Agreement, and (3) which provides that any requisite external financing (sufficient to pay the cash portion, if any, of the proposed transaction consideration and expenses related thereto) is either then committed or otherwise funded and not subject to any material contingency (other than customary third party lender "market outs").

          (d)   Company agrees that it shall, and shall cause its officers, directors and representatives to, immediately cease and cause to be terminated all activities, discussions and negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal. Company agrees that it will promptly inform its directors, officers, key employees, agents and representatives of the obligations undertaken in this Section 7.11 and use its reasonable best efforts to obtain their express acknowledgment of the terms hereof.

        7.12    Notice of Developments.

          (a)   Prior to the Closing, Company shall promptly notify HSW in writing of (i) all events, circumstances, facts, occurrences and non occurrences arising subsequent to the date of this Agreement which would result in any breach of a representation, warranty or covenant of Company in this Agreement or which, to the knowledge of Company, would have the effect of making any representation or warranty of Company in this Agreement untrue or incorrect in any material respect and (ii) all other material developments which would reasonably be expected to have a Company Material Adverse Effect.

          (b)   Prior to the Closing, HSW, Parent and Merger Sub shall promptly notify Company in writing of (i) all events, circumstances, facts, occurrences and non occurrences arising subsequent to the date of this Agreement which would result in any breach of a representation, warranty or covenant of HSW, Parent or Merger Sub in this Agreement or which, to the knowledge of the HSW, Parent or Merger Sub, would have the effect of making any representation or warranty of HSW, Parent or Merger Sub in this Agreement untrue or incorrect in any material respect and (ii) all other material developments which would reasonably be expected to have a HSW Material Adverse Effect or Parent Material Adverse Effect.

        7.13    Access to Information.     From the date hereof through the Effective Time, Company and HSW shall (and shall cause their respective Subsidiaries to) furnish promptly to the other party a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of federal or state securities laws, the HSR Act or other laws, rules and regulations that may be applicable (other than documents, or portions thereof, which such party is not permitted to disclose under applicable law or which such party reasonably believes to relate to negotiating strategies). From the date hereof through the Effective Time, Company shall (and shall cause its Subsidiaries to) afford to HSW and its accountants, counsel and other representatives reasonable access during normal business hours (and at such other times as the parties may mutually agree) upon reasonable prior notice and approval of Company, which shall not be unreasonably withheld, to its properties, books, contracts, commitments, records and personnel and, during such period, shall (and shall cause its Subsidiaries to) furnish promptly to HSW all information concerning its business, properties and personnel as HSW may reasonably request. From the date hereof through the Effective Time, HSW shall (and shall cause its Subsidiaries to) afford to Company and its accountants, counsel and other representatives reasonable access during normal business hours (and at such other times as the parties may mutually agree) upon reasonable prior notice and approval of HSW, which shall not be unreasonably withheld, to its properties, books, contracts, commitments and records relating to the rights of HSW intended to be contributed to Parent as a part of the Transaction and to its personnel and, during such period, shall (and shall cause its Subsidiaries to) furnish promptly to Company all information concerning such rights as Company may reasonably request. Company and HSW and their respective accountants, counsel and other representatives shall, in the exercise of the rights described in this Section 7.13, not unduly interfere with the operation of the business of Company or HSW and their respective Subsidiaries, as the case may be. Company and HSW and their respective agents shall maintain the confidentiality of all information produced or disclosed pursuant to this Section 7.13, in accordance with the terms and conditions of the Confidentiality Agreement. No investigation pursuant to this Section 7.13 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

        7.14    Public Announcements.     The parties hereto shall work together in good faith to develop a joint public relations and communications plan with respect to stockholders, market professionals, the investment community, employees, customers and suppliers and each party shall use best efforts (i) to ensure that all press releases and other public statements and announcements (including, without limitation, pursuant to Rules 165 and 425 under the Securities Act and 14a-12 under the Exchange Act) with respect to the transactions contemplated hereby shall be consistent with such joint communications and public relations plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association, to consult with each other and give effect to the reasonable comments of the other parties before issuing any press release or, to the extent practical, otherwise making any public statement or other announcement with respect to this Agreement or the transactions contemplated hereby. In addition to the foregoing, except to the extent disclosed in or consistent with the Proxy Statement/Prospectus in accordance with the provisions of Section 7.3, no party shall issue any press release or otherwise make any public statement announcement or disclosure concerning the other parties or the other parties' business, financial condition or results of operations without the consent of such parties, which consent shall not be unreasonably withheld or delayed.

        7.15    Fees and Expenses.     All Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses and the Company and HSW shall each pay, when due, one-half of all Expenses relating to (i) printing, filing and mailing the Form S-4 and the Proxy Statement, other registration statements required under any Ancillary Agreements with respect to Parent Common Stock and all SEC and other regulatory filing fees incurred in connection with the Form S-4, the Proxy Statement and such other registration statements, (ii) NASDAQ listing application and other listing costs and (iii) the filing fee for the Notification and Report Forms filed under HSR Act, except that if the Transaction is consummated, the Surviving Corporation shall be responsible for, reimburse or pay any and all Expenses incurred by the parties hereto in connection with this Agreement and the transactions contemplated hereby. Notwithstanding any other provision in this Agreement, the Surviving Corporation shall not be responsible for, reimburse or pay (A) any penalties or late fees in connection with any Expenses incurred by HSW, Parent or Merger Sub as a result of the failure of such Person to pay such Expenses when due except to the extent that the Company, or the Surviving Company pursuant hereto, is responsible for, reimburses or pays any penalties or late fees in connection with any Expenses incurred by the Company or any of its Subsidiaries or Wei Zhou or (B) any Expenses relating to the performance of HSW or Wei Zhou under the Ancillary Agreements from and after the effective time thereof. As used in this Agreement, "Expenses" includes all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby.

        7.16    Efforts.     Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts and act in good faith to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate the Transaction and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all necessary applications, notices, petitions, filings and other documents and (ii) to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Transaction and the other transactions contemplated by this Agreement and the Ancillary Agreements (collectively, the "Required Approvals"); provided that Company will not be required by this Section 7.16 to take any action, including entering into any consent decree, hold separate orders or other arrangements, that (A) requires, before or after the Effective Time, the divestiture of any of its assets or any of the assets of its Subsidiaries or (B) limits, before or after the Effective Time, its freedom of action with respect to, or its ability to retain any of its assets or businesses or any of the assets or businesses of its Subsidiaries. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby (which filing shall in any event be made at least thirty (30) days prior to the proposed Closed Date agreed upon by the parties), and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to such laws or by such authorities and to use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of Required Approvals under such other laws or from such authorities as soon as practicable.

        7.17    Further Assurances.     From time to time after the Effective Time, upon the reasonable request of any party hereto, the other party or parties hereto shall execute and deliver or cause to be executed and delivered such further instruments, and take such further action, as the requesting party may reasonably request in order to effectuate fully the purposes, terms and conditions hereof, at the sole cost of the requesting party, except as otherwise provided in Section 7.15.

        7.18.    Control of Other Party's Business.     Nothing contained in this Agreement (but without limitation of any undertakings or restrictive covenants made by any party to this Agreement as to itself and its Subsidiaries) shall give Parent, directly or indirectly, the right to control or direct Company's business or operations and nothing contained in this Agreement shall give Company, directly or indirectly, the right to control or direct Parent's business or operations prior to the Effective Time. Prior to the Effective Time, each of Parent and Company shall exercise, consistent with the terms and conditions of this Agreement, exclusive control, ownership and supervision over its own business and operations.

        7.19    Obligations of Parent and Merger Sub.     HSW shall take all actions necessary to cause Parent and Merger Sub to perform their respective obligations under this Agreement and to consummate the Transaction on the terms and subject to the conditions set forth in this Agreement and in the Ancillary Agreements. HSW shall act as a guarantor and be jointly liable for Parent's and Merger Sub's performance of their respective obligations under this Agreement.

        7.20    Continuation of Company Benefit Plans.     For a period of two years following Closing, Parent shall continue all Company Benefit Plans with a level of provided per-participant compensation and benefits no less than that provided immediately prior to the Closing. Notwithstanding the foregoing, Parent may increase the level of compensation and benefits made available under any Company Benefit Plan at any time.

        7.21    Creation of Equity Compensation Plan.     Prior to Closing, Parent shall adopt an equity compensation plan ("Parent Equity Plan"), in a form reasonably acceptable to Parent and the Company, that provides for the issuance of stock options and other equity awards to Parent employees, directors, and consultants. A total of 8,000,000 shares of Parent Common Stock initially shall be reserved for issuance under Parent Equity Plan.

        7.22    Consulting Agreement.     Prior to Closing, Parent shall enter into a consulting agreement with Jeffrey Arnold, in substantially the form attached hereto as Exhibit L (the "Arnold Consulting Agreement").

        7.23    Restructuring.     Prior to Closing, Company will use its commercially reasonable efforts to agree mutually with HSW on steps to implement a restructuring of the Company's operations in the PRC including, without limitation, taking those steps outlined in Section 7.23 of the Company Disclosure Schedule.

        7.24    Sublicensing of Images.     Between the date hereof and the Closing Date, HSW shall use commercially reasonable efforts to obtain the right to sublicense the images referenced in Section 6.7(a) of the Parent Disclosure Schedule to Parent pursuant to the Contribution Agreements.

ARTICLE VIII
CONDITIONS PRECEDENT

        8.1    Conditions to Each Party's Obligation to Effect the Transaction.     The respective obligations of HSW, Parent, Merger Sub and Company to effect the Transaction are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)   Company shall have obtained the Required Company Vote;

          (b)   the Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC;

          (c)   the shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq Stock Market, subject to official notice of issuance;

          (d)   no provision of any applicable law or regulation and no judgment, injunction, order or decree of a court of competent jurisdiction shall prohibit the consummation of the Transaction;

          (e)   the waiting period (and any extension thereof) applicable to the Transaction under the HSR Act shall have been terminated or shall have expired; and

          (f)    each of the conditions to the obligations of the purchasers at Closing under the Purchase Agreement with High River Limited Partnership and StuffWorks, LLC shall have been satisfied and the closing thereunder shall have occurred simultaneously with the Closing hereunder.

        8.2    Conditions to Obligations of Company to Effect the Transaction.    The obligations of Company to effect the Transaction shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)   each of the representations and warranties of HSW, Parent and Merger Sub set forth in this Agreement which are qualified with respect to Parent Material Adverse Effect or HSW Material Adverse Effect or in any other respect as to materiality shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except to the extent such representations and warranties expressly speak as of another date, in which case such representations and warranties shall be true and correct as of such other date) and all other representations and warranties of HSW, Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except to the extent that such representations and warranties expressly speak as of another date, in which case such representations and warranties shall be true and correct in all material respects as of such other date) and Company shall have received a certificate of a senior executive officer and a senior financial officer of HSW, Parent and Merger Sub to such effect;

          (b)   HSW, Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required to be performed by them under this Agreement at or prior to Effective Time, and Company shall have received a certificate of a senior executive officer and a senior financial officer of HSW, Parent and Merger Sub to such effect;

          (c)   Company shall have received from Shearman & Sterling LLP, counsel to Company, as of the Effective Time, an opinion substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, either (i) the Contribution together with the exchange of Company Common Stock for Parent Common Stock pursuant to the Merger will qualify as a transaction under Section 351 of the Code, or (ii) the exchange of Company Common Stock for Parent Common Stock pursuant to the Merger will qualify as a reorganization under Section 368(a) of the Code. In rendering such opinion, counsel to Company may require and shall be entitled to rely upon customary information, representations and assumptions reasonably satisfactory in form and substance to such counsel;

          (d)   HSW, Parent and Merger Sub and their respective Affiliates, as applicable, shall have executed and delivered the Registration Rights Agreement, Services Agreement, Update Agreement, Affiliate Registration Rights Agreements, Contribution Agreements and the Stockholders Agreement;

          (e)   the Contribution shall have occurred;

          (f)    HSW shall have obtained or caused to be obtained all of the Consents listed in Section 8.2(f) of the Parent Disclosure Schedule; and

          (g)   Since the date of this Agreement, HSW shall not have suffered, and no event shall have occurred that could reasonably be expected to have, an HSW Material Adverse Effect.

        8.3    Conditions to Obligations of HSW, Parent and Merger Sub to Effect the Transaction.    The obligations of HSW, Parent and Merger Sub to effect the Transaction shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)   each of the representations and warranties of Company and of the Majority Company Stockholder set forth in this Agreement or in the Voting Agreement, as the case may be, which are qualified with respect to Company Material Adverse Effect or in any other respect as to materiality, shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except to the extent such representations and warranties expressly speak as of another date, in which case such representations and warranties shall be true and correct as of such other date) and all other representations and warranties of Company and of the Majority Company Stockholder set forth in this Agreement or in the Voting Agreement, as the case may be, shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except to the extent that such representations and warranties expressly speak as of another date, in which case such representations and warranties shall be true and correct in all material respects as of such other date), and HSW, Parent and Merger Sub shall have received a certificate of a senior executive officer and a senior financial officer of Company and a certificate of the Majority Company Stockholder, as applicable, to such effect;

          (b)   Company and the Majority Company Stockholder shall have performed or complied in all material respects with all agreements and covenants required to be performed by them under this Agreement or the Voting Agreement, as the case may be, at or prior to the Effective Time, and HSW, Parent and Merger Sub shall have received a certificate of a senior executive officer and a senior financial officer of Company and a certificate of the Majority Company Stockholder, as applicable, to such effect;

          (c)   Company shall have obtained or caused to be obtained all of the Consents, if any, listed on Section 8.3(c) of the Company Disclosure Schedule;

          (d)   HSW and Parent shall have received from Greenberg Traurig, LLP, counsel to HSW and Parent, as of the Effective Time, an opinion substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Contribution together with the exchange of Company Common Stock for Parent Common Stock pursuant to the Merger will qualify as a transaction under Section 351 of the Code. In rendering such opinion, counsel to HSW and Parent may require and shall be entitled to rely upon customary information, representations and assumptions reasonably satisfactory in form and substance to such counsel;

          (e)   Wei Zhou shall have executed and delivered the Registration Rights Agreement and the Stockholders Agreement;

          (f)    Company shall have executed and delivered the agreements listed on Section 8.3(f) of the Company Disclosure Schedule in connection with the restructuring of its PRC operations;

          (g)   either (i) the following shall have occurred: (A) Wei Zhou shall have purchased any and all of the equity interest in Tianjin Yingfeng Technology Development Co., Ltd ("Yingfeng") from all of the holders of the equity interest in Yingfeng, (B) Wei Zhou shall have nominated Jingchen Zhou to hold all legal title to such equity interest in Yingfeng; (C) Jingchen Zhou shall have entered into the Equity Interest Pledge Agreement with Intac (Tianjin) International Trading Company in the form attached hereto as Exhibit M, and (D) in consideration of the foregoing, Company shall issue shares in Company to Wei Zhou representing the fair market value of Yingfeng, provided, however, that Parent, HSW, Company and Wei Zhou shall mutually agree upon the amount of such consideration, or (ii) Company and/or Wei Zhou shall have taken such other actions with respect to Yingfeng as shall be mutually agreed upon by Parent, HSW, Company and Wei Zhou; and

          (h)   Since the date of this Agreement, Company shall not have suffered, and no event shall have occurred that could reasonably be expected to have, a Company Material Adverse Effect.

ARTICLE IX
TERMINATION, AMENDMENT AND WAIVER

        9.1    Termination.    This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the Company Stockholders:

          (a)   By mutual written consent of HSW and Company;

          (b)   By either HSW or Company, if the Effective Time shall not have occurred on or before 5:30 p.m., Eastern time, on October 20, 2006 (the "Termination Date"); provided, however, that the Termination Date may be extended to a date mutually agreed to by Company and HSW if, and only if, the condition set forth in Section 8.1(b) or 8.1(c) shall not have been satisfied on or prior to the Termination Date; provided further, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before the Termination Date (or any extended date as contemplated by the immediately preceding proviso);

          (c)   By either HSW or Company, if any Governmental Entity shall have issued an order, decree or ruling or taken any action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

          (d)   By either HSW or Company, if the requisite approvals of the Company Stockholders contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Company Stockholders Meeting or of any adjournment or postponement thereof at which the vote was taken;

          (e)   By HSW, if Company shall have (i) failed to make the Company Recommendation or withdrawn, modified or qualified (or proposed publicly or otherwise to withdraw, modify or qualify) in any manner adverse to HSW or Parent the Company Recommendation, or taken any action in connection with the Company Stockholders Meeting otherwise inconsistent with the Company Recommendation (including any action contemplated under Section 7.11(c)) whether or not permitted by the express terms of this Agreement or (ii) failed to duly notice and convene the Company Stockholders Meeting in accordance with Section 7.10;

          (f)    By Company, if the Board of Directors of Company determines in good faith after consultation with independent outside counsel, that it is required to do so by its fiduciary duties under applicable law;

          (g)   By HSW, if Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement such that the conditions set forth in Section 8.3(a) or (b) are not capable of being satisfied on or before the Termination Date; or

          (h)   By Company, if HSW, Parent or Merger Sub shall have breached or failed to perform any of their representations, warranties, covenants or other agreements contained in this Agreement such that the conditions set forth in Section 8.2(a) or (b) are not capable of being satisfied on or before the Termination Date.

        9.2    Effect of Termination.     If this Agreement is terminated by either HSW or Company as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any of the parties or their respective officers or directors except with respect to the second to last sentence of Section 7.13, Section 7.15, this Section 9.2 and Article X, which provisions shall survive such termination, and except that, notwithstanding anything to the contrary contained in this Agreement, neither Company, HSW, Parent nor Merger Sub shall be relieved or released from any liabilities or damages arising out of its willful and material breach of this Agreement.

        9.3    Amendment.    This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the Company Stockholders, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any national securities stock exchange or U.S. inter-dealer quotation systems of a registered national securities association requires further approval by such stockholders without such further approval. After approval of the Company Stockholders, no amendment may be made that would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger without the further approval of the Company Stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        9.4    Extension; Waiver.    At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE X
GENERAL PROVISIONS

        10.1    Non-Survival of Representations, Warranties and Agreements.    None of the representations, warranties, covenants and other agreements in this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, agreements and other provisions, shall survive the Effective Time, except for those covenants, agreements and other provisions contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article X.

        10.2    Notices.    All notices or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by facsimile (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.2):

    If to Company:

        INTAC International, Inc.
        12221 Merit Drive
        Suite 600
        Dallas, Texas 75251
        Attention: David Darnell
        Facsimile: (469) 916-9892

    With a copy (which shall not constitute notice) to:

        Shearman & Sterling LLP
        2318 China World Tower Two
        1 Jianguomenwai Dajie
        100004 Bejing, China
        Attention: Lee Edwards
        Facsimile: +(8610) 6505-1818

    If to HSW, Parent or Merger Sub:

        One Capital City Plaza
        3350 Peachtree Road
        Suite 1500
        Atlanta, Georgia 30326
        Attention: Legal Department
        Facsimile: 404-760-3458

    With a copy (which shall not constitute notice) to:

        Greenberg Traurig, LLP
        3290 Northside Parkway
        The Forum, Suite 400
        Atlanta, Georgia 30327
        Attention: James S. Altenbach, Esq.
        Facsimile: 678-553-2212

        10.3    Entire Agreement.    This Agreement, the Ancillary Agreements and the documents, schedules and instruments referred to herein or therein and to be delivered pursuant hereto or thereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, among the parties, or between any of them, with respect to the subject matter hereof. There are no other representations or warranties, whether written or oral, between the parties in connection the subject matter hereof, except as expressly set forth herein or Ancillary Agreements.

        10.4    Assignments; Parties in Interest.    Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties (and any assignment otherwise shall be void). Subject to the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided.

        10.5    Governing Law.    Except to the extent that the Nevada Merger Statutes are mandatorily applicable to the Merger or to the rights of the Company Stockholders or the parties hereto with respect to the Transaction, this Agreement shall be governed in all respects by the laws of the State of New York applicable to contracts executed in and to be performed in that State (without giving effect to the provisions thereof relating to conflicts of law).

        10.6    Headings; Interpretation; Incorporation.    The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation hereof. Words such as "herein," "hereof," "hereto," "hereunder" or the like shall refer to this Agreement as a whole. The words "include" or "including" shall be by way of example rather than by limitation. The words "or," "either" or "any" shall not be exclusive. Any pronoun used herein shall include the corresponding masculine, feminine or neuter forms. References to Sections, Articles, Schedules or Exhibits shall, unless the context otherwise requires, be to Sections, Articles, Schedules or Exhibits hereof. The Schedules and Exhibits hereto are incorporated herein by reference.

        10.7    Counterparts.    This Agreement may be executed in two or more counterparts, including by facsimile, each of which shall be deemed an original but all of which taken together shall constitute a single agreement.

        10.8    Severability.    If any term or other provision hereof is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions hereof shall nevertheless remain in full force and effect provided that the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination by a court of competent jurisdiction that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        10.9    Judicial Interpretation.    Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party which itself or through its agent prepared the same, it being agreed that the agents of each party have participated in the preparation hereof.

        10.10    Saturdays, Sundays and Legal Holidays.    If the time period by which any acts or payments required hereunder must be performed or paid expires on a Saturday, Sunday or legal holiday, then such time period shall be automatically extended to the close of business on the next regularly scheduled business day.

        10.11    Disclosure Schedules.    Notwithstanding anything to the contrary contained in the Company Disclosure Schedule or in this Agreement, the information and disclosures contained in any section of the Company Disclosure Schedule which should, based on the substance of such information or disclosure, be applicable to another section of the Company Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in such other section of the Company Disclosure Schedule as though fully set forth therein provided that the applicability of such information and disclosure to such other section is reasonably apparent on the face of such information or disclosure. Notwithstanding anything to the contrary contained in the Parent Disclosure Schedule or in this Agreement, the information and disclosures contained in any section of the Parent Disclosure Schedule which should, based on the substance of such information or disclosure, be applicable to another section of the Parent Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in such other section of the Parent Disclosure Schedule as though fully set forth therein provided that the applicability of such information and disclosure to such other section is reasonably apparent on the face of such information or disclosure.

        10.12    Submission to Jurisdiction; Waivers.    All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the Transaction may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transaction. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the others hereto have been induced to enter into this Agreement and the Transaction, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.12.

        10.13    Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly hereby agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

        10.14    Certain Definitions.    As used herein:

          (a)   "Affiliate" shall have the meaning given to such term in Rule 12b-2 under the Exchange Act;

          (b)   "Ancillary Agreements" means the Voting Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Contribution Agreements, the Services Agreement, the Update Agreement, Affiliate Registration Rights Agreements, Arnold Consulting Agreement, the Purchase Agreements and the side letter, dated as of the date hereof, between Parent and HSW pursuant to which Parent has an option to obtain a license from HSW for the Chinese and/or Portuguese translations of the HowStuffWorks name and associated marks;

          (c)   "Board of Directors" means the board of directors of any specified Person and any committees thereof;

          (d)   "Business Day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York;

          (e)   "Company Material Adverse Effect" means any event, circumstance, change or effect (any such item, an "Effect"), individually or in the aggregate with any such other Effect, that is materially adverse to the business, financial condition or results of operations of Company and its Subsidiaries taken as a whole; provided, however, that in no event shall any of the following be deemed, either alone or in combination, to constitute, nor shall any of the following be taken into account in determining whether there has been, a Material Adverse Effect on Company: (i) any Effect that results from changes in general economic conditions in the PRC or changes in the United States securities markets in general, (ii) any Effect that results from general changes in the industries in which Company and its Subsidiaries operate, or (iii) any Effect that results from any action required to be taken pursuant to this Agreement or at the request of HSW, Parent or Merger Sub;

          (f)    "Confidentiality Agreement" means that certain Mutual Confidentiality Agreement, dated as of February 15, 2006 between HSW and Company;

          (g)   "Contributed Content" means the "Contributed Content" as defined in the Contribution Agreements;

          (h)   "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

          (i)    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

          (j)    "HSW Material Adverse Effect" means any event, circumstance, change or effect (any such item, an "Effect"), individually or in the aggregate with any such other Effect, that is materially adverse to the rights in the Licensed Content or Sublicensed Content that are intended to be transferred, licensed or contributed to Parent as a part of the Transaction and the ability of HSW to make the Contribution; provided, however, that in no event shall any of the following be deemed, either alone or in combination, to constitute, nor shall any of the following be taken into account in determining whether there has been, such a Material Adverse Effect with respect to HSW: (i) any Effect that results from changes in general economic conditions in the jurisdictions in which HSW operates, (ii) any Effect that results from general changes in the industries in which HSW operates, or (iii) any Effect that results from any action required to be taken pursuant to this Agreement or at the request of Company; provided further, that if Jeffrey Arnold ceases to provide significant management services to HSW or Jeffrey Arnold ceases to perform his duties as an executive officer and director of HSW, any such cessation shall be deemed to be an HSW Material Adverse Effect;

          (k)   "Intellectual Property" means (i) any idea, design, concept, technique, methodology, process, invention or discovery, whether patentable or not, all United States and foreign patents, patent applications, certificates of invention and all continuations in part, extensions, renewals, divisions, re-issues and re-examinations relating thereto; (ii) any works of authorship or expression, whether or not copyrightable, including moral rights (as defined below) and copyrights recognized by domestic or foreign law, together with any renewal or extension thereof and all rights deriving there from; (iii) any logos, trademarks, service marks, trade names and trade dress, and all goodwill relating thereto; and (iv) any trade secrets, know-how, technology licenses, confidential information, shop rights and other intellectual property rights owned or claimed and embodied therein, or associated therewith, or similar rights protectable under any laws or international conventions throughout the world, and in each case including any improvements, enhancements or modifications to or derivatives from any of the foregoing, and the right to apply for registrations, certificates, or renewals with respect thereto and the right to prosecute, enforce, obtain damages relating to, settle or release any past, present, or future infringement thereof;

          (l)    "known" or "knowledge" means, with respect to any party, the knowledge of such party's executive officers after reasonable inquiry as to the matter in question;

          (m)  "Licensed Content" means the "Licensed Content" as defined in the Contribution Agreements;

          (n)   "Parent Material Adverse Effect" means any event, circumstance, change or effect (any such item, an "Effect"), individually or in the aggregate with any such other Effect, that is materially adverse to the business, financial condition or results of operations of Parent and Merger Sub taken as a whole; provided, however, that in no event shall any of the following be deemed, either alone or in combination, to constitute, nor shall any of the following be taken into account in determining whether there has been, a Material Adverse Effect on Parent or Merger Sub: (i) any Effect that results from changes in general economic conditions in the jurisdictions in which Parent and Merger Sub operate or will operate as contemplated under this Agreement or changes in the United States securities markets in general, (ii) any Effect that results from general changes in the industries in which Parent and Merger Sub operate or will operate as contemplated under this Agreement, or (iii) any Effect that results from any action required to be taken pursuant to this Agreement or at the request of Company;

          (o)   "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity;

          (p)   "PRC" means the People's Republic of China, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan;

          (q)   "Sublicensed Content" means the "Sublicensed Content" as defined in the Contribution Agreements;

          (r)   "Subsidiary" when used with respect to any Person means any corporation or other organization, whether incorporated or unincorporated, not less than a majority of the securities or other equity or ownership or beneficial interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization are, directly or indirectly, owned or controlled by such Person or by any of its Subsidiaries; provided, that with respect to Company, "Subsidiary" shall also include each of Beijing Intac Purun Educational Technology Development Co., Ltd., Beijing Intac Meidi Advertising Co., Ltd. and Beijing Intac Meidi Technology Development Co., Ltd.;

          (s)   "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, import, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest penalty addition to tax or additional amount, imposed by any Governmental Entity;

          (t)    "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax; and

          (u)   "Territories" means, collectively, each "Territory" as defined in the Contribution Agreements.

SIGNATURES ON THE FOLLOWING PAGE

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed and delivered by their respective duly authorized officers as of the date first written above.

INTAC INTERNATIONAL, INC., a Nevada corporation
By:	/s/ J. DAVID DARNELL
Title:	Senior Vice President and Chief Financial Officer
HOWSTUFFWORKS, INC., a Delaware corporation
By:	/s/ JEFFREY ARNOLD
Title:	Chief Executive Officer
HSW INTERNATIONAL, INC., a Delaware corporation
By:	/s/ JEFFREY ARNOLD
Title:	Chief Executive Officer
HSW INTERNATIONAL MERGER CORPORATION, a Nevada corporation
By:	/s/ JEFFREY ARNOLD
Title:	Chief Executive Officer

Annex B

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

        THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER is entered into as of this 29th day of January, 2007 (this "Amendment"), by and among INTAC INTERNATIONAL, INC., a Nevada corporation ("Company"), HOWSTUFFWORKS, INC., a Delaware corporation ("HSW"), HSW INTERNATIONAL, INC., a Delaware corporation and a wholly owned subsidiary of HSW ("Parent"), and HSW INTERNATIONAL MERGER CORPORATION, a Nevada corporation and a wholly owned subsidiary of Parent ("Merger Sub").

Background

        A.    The parties have entered into that certain Agreement and Plan of Merger dated as of April 20, 2006 (the "Merger Agreement") pursuant to which, among other things, the parties have agreed to effect the Contribution, the Merger and the Transaction, subject to the terms and conditions thereunder.

        B.    The parties desire to amend the Merger Agreement as set forth herein. The Board of Directors of each of the parties hereto has approved this Amendment.

        C.    On or before the date hereof, Company, Intac International Holdings Limited, a Hong Kong corporation ("Intac Holdings"), Cyber Proof Investments Ltd., a British Virgin Islands corporation, and Wei Zhou have entered into a Share Purchase Agreement dated as of January 29, 2007 and attached hereto as Exhibit A pursuant to which Cyber Proof Investments Ltd. shall purchase all of the outstanding shares of the Distribution Subsidiaries.

        D.    Parent, HSW and Wei Zhou have entered into an Amended and Restated Stockholders Agreement, dated as of the date hereof and attached hereto as Exhibit B (the "Amended and Restated Stockholders Agreement"), amending and restating that certain Stockholders Agreement among them dated as of April 20, 2006.

        E.    That certain Stock Purchase Agreement among Parent, High River Limited Partnership and StuffWorks, LLC, dated as of April 20, 2006 and attached as the original Exhibit C-1 to the Merger Agreement, has been terminated.

        F.     Parent and DWS Finanz-Service GmbH, on behalf of the sub-fund DWS Invest BRIC Plus of the DWS Invest SICAV, have entered into a First Amendment to Stock Purchase Agreement, dated as of the date hereof and attached hereto as Exhibit C (the "Amendment to Purchase Agreement"), amending that certain Stock Purchase Agreement between them dated as of April 20, 2006.

        G.    Parent has entered into six additional Stock Purchase Agreements, dated as of the date hereof and attached hereto as Exhibit D, Exhibit E, Exhibit F, Exhibit G, Exhibit H and Exhibit I with the purchasers named therein, the closing of which is an integral part of the Transaction.

        H.    Parent and Jeffrey Arnold have entered into an Amended and Restated Agreement, dated as of August 23, 2006 and attached hereto as Exhibit J (the "Amended and Restated Consulting Agreement"), amending and restating that certain consulting agreement between them dated as of April 20, 2006.

Agreement

        NOW THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Index of Defined Terms.    The Index of Defined Terms in the Merger Agreement is hereby amended to include the following:

Defined Terms	Defined in Section
Distribution Acquisition	10.14
Distribution Acquisition Share Consideration	10.14
Distribution Business	10.14
Distribution Share Purchase Agreement	10.14
Distribution Subsidiaries	10.14
Meidi Technology	10.14

        2.    Stockholders Agreement.    Exhibit B attached to the Merger Agreement is hereby deleted in its entirety and the Amended and Restated Stockholders Agreement attached hereto as Exhibit B shall be substituted in lieu thereof. Any and all references in the Merger Agreement to the Stockholders Agreement shall be deemed to be references to the Amended and Restated Stockholders Agreement.

        3.    Removal of High River Stock Purchase Agreement; Additional Purchase Agreements.

          (a)   Recital G of the Merger Agreement is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

            "G.  Parent has entered into six Stock Purchase Agreements, attached hereto as Exhibit C-1, Exhibit C-2, Exhibit C-3, Exhibit C-4, Exhibit C-5, Exhibit C-6 and Exhibit C-7 (the "Purchase Agreements"), with the purchasers named therein, the closing of which is an integral part of the Transaction."

          (b)   Exhibit C-1 attached to the Merger Agreement is hereby removed and deleted from the Merger Agreement in its entirety and the Stock Purchase Agreement attached hereto as Exhibit D shall be substituted in lieu thereof.

          (c)   Exhibit C-2 to the Merger Agreement is hereby amended to include the Amendment to Purchase Agreement attached hereto as Exhibit C.

          (d)   The Stock Purchase Agreement attached hereto as Exhibit E shall be inserted as Exhibit C-3 to the Merger Agreement.

          (e)   The Stock Purchase Agreement attached hereto as Exhibit F shall be inserted as Exhibit C-4 to the Merger Agreement.

          (f)    The Stock Purchase Agreement attached hereto as Exhibit G shall be inserted as Exhibit C-5 to the Merger Agreement.

          (g)   The Stock Purchase Agreement attached hereto as Exhibit H shall be inserted as Exhibit C-6 to the Merger Agreement.

          (h)   The Stock Purchase Agreement attached hereto as Exhibit I shall be inserted as Exhibit C-7 to the Merger Agreement.

          (i)    Any and all references in the Merger Agreement to the Purchase Agreements shall be deemed to be references to the Purchase Agreements attached as Exhibit C-1, Exhibit C-2, Exhibit C-3, Exhibit C-4, Exhibit C-5, Exhibit C-6 and Exhibit C-7 to the Merger Agreement as hereby amended.

        4.    Arnold Consulting Agreement.    Exhibit L attached to the Merger Agreement is hereby deleted in its entirety and the Amended and Restated Consulting Agreement attached hereto as Exhibit J shall be substituted in lieu thereof. Any and all references in the Merger Agreement to the Arnold Consulting Agreement shall be deemed to be references to the Amended and Restated Consulting Agreement.

        5.    Issuance of Shares to HSW.    Section 1.2 of the Merger Agreement is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

            "1.2     Issuance of Shares to HSW.    In exchange for the Contribution, Parent will issue to HSW, as of the Effective Time, (a) that number of shares of Parent Common Stock which will, together with the shares of Parent Common Stock currently held by HSW, equal the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (including the shares paid and delivered as the Distribution Acquisition Share Consideration under the Distribution Share Purchase Agreement but other than shares cancelled and retired in accordance with Section 3.1(a)), and (b) a warrant granting to HSW the right to purchase the number of shares of Parent Common Stock equal to the number of shares eligible for purchase under the Company Options assumed by Parent pursuant to Section 3.2 on the same terms and conditions as such Company Options as of the Closing Date, provided, however, that such terms and conditions shall reflect any termination of services or modifications of post-termination exercise periods that occur in connection with or as a result of the Merger."

        6.    Board of Directors and Officers of the Surviving Corporation.    Exhibit 2.6 attached to the Merger Agreement is hereby deleted in its entirety and the Exhibit 2.6 attached hereto shall be substituted in lieu thereof.

        7.    Board of Directors and Officers of Parent.    Exhibit 2.7 attached to the Merger Agreement is hereby deleted in its entirety and the Exhibit 2.7 attached hereto shall be substituted in lieu thereof.

        8.    Merger Consideration.    Subsection (a) of Section 3.1 of the Merger Agreement is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

            "(a) Each share of Company Common Stock held in the treasury of Company and each share owned by Merger Sub or Parent immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto; provided that it is specifically acknowledged and agreed that the shares paid and delivered as the Distribution Acquisition Share Consideration under the Distribution Share Purchase Agreement shall not be held by the Company and, accordingly, shall not be canceled hereunder;"

        9.    Distribution Business.    The following shall be inserted as a new Section 5.26 of the Merger Agreement:

            "5.26     Distribution Business.    Immediately prior to the completion of the Distribution Acquisition, the Distribution Business engaged in by Company and its Subsidiaries shall be owned and operated only by and through the Distribution Subsidiaries. At the Closing, neither Company nor any of its Subsidiaries (other than the Distribution Subsidiaries) shall have or otherwise be responsible for any liabilities or obligations, or be a party to or bound by any contract, lease, license, commitment or other instrument, relating to or arising out of the

    Distribution Business (other than the payment schedule agreement between Company and Lam Ching Wing). Immediately prior to the completion of the Distribution Acquisition, none of the Distribution Subsidiaries shall, and if the Distribution Acquisition includes the acquisition of control of Meidi Technology, Meidi Technology shall not, own or have any interest in any material assets or properties used in or necessary for, or engage in any activities relating to, the operation of any business of Company and its Subsidiaries other than the Distribution Business."

        10.    Debts As Of Closing.    The following shall be inserted as a new Section 5.27 of the Merger Agreement:

            "5.27     Debts As Of Closing.    At the Closing, Company and its Subsidiaries (other than the Distribution Subsidiaries) will have no liabilities, debts or payables other than (a) liabilities, debts or payables incurred in the ordinary course of business (other than the Distribution Business) consistent with past practice and (b) liabilities, debts or payables in connection with the Transaction, including attorney and investment banker fees. Notwithstanding Section 10.1 hereof, this Section 5.27 shall survive the Effective Time for all purposes of Section 5.08 of the Distribution Share Purchase Agreement."

        11.    Condition regarding Purchase Agreement.    Subsection (f) of Section 8.1 of the Merger Agreement is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

            "(f)  each of the conditions to the obligations of the purchasers at Closing under (i) the Purchase Agreement with American Funds Insurance Series—Global Small Capitalization Fund, SMALLCAP World Fund, Inc., Chilton Investment Partners, L.P., Chilton QP Investment Partners, L.P., Chilton International, L.P., Chilton New Era Partners, L.P., Chilton New Era International, L.P., Chilton Small Cap Partners, L.P., Chilton Small Cap International, L.P. and Zeke, LP, (ii) the Purchase Agreement with Ashford Capital Management and (iii) the Purchase Agreement with Harvest 2004, LLC shall have been satisfied and the closing thereunder shall have occurred simultaneously with the Closing hereunder."

        12.    Condition regarding Distribution Acquisition.

          (a)   The word "and" at the end of subsection (g) of Section 8.3 of the Merger Agreement is hereby deleted.

          (b)   The period (".") at the end of subsection (h) of Section 8.3 of the Merger Agreement is hereby deleted and "; and" shall be substituted in lieu thereof.

          (c)   The following shall be inserted as a new subsection (i) of Section 8.3 of the Merger Agreement:

            "(i)  each of the conditions to the obligations of Company, Intac International Holdings Limited, Cyber Proof Investments Ltd. and Wei Zhou under the Distribution Share Purchase Agreement shall have been satisfied and the closing of the Distribution Acquisition thereunder shall have occurred immediately prior to the Closing hereunder; provided that if the acquisition of control of Meidi Technology is to be included in the Distribution Acquisition, then all conditions required therefor in Section 6.02 of the Distribution Share Purchase Agreement shall have been fulfilled to the satisfaction of HSW and Parent."

        13.    Termination Date.    The reference to "October 20, 2006" in Section 9.1(b) of the Merger Agreement is hereby deleted and a reference to "August 31, 2007" shall be substituted in lieu thereof.

        14.    Definitions.

          (a)   The following shall be inserted as a new subsection (i) of Section 10.14 of the Merger Agreement:

            "(i)  "Distribution Acquisition" shall mean the acquisition by Cyber Proof Investments Ltd. of the Distribution Subsidiaries which are engaged in the Distribution Business pursuant to the Distribution Share Purchase Agreement and, if applicable, the acquisition of control of Meidi Technology pursuant to and to the extent permitted under the Distribution Share Purchase Agreement."

          (b)   The following shall be inserted as a new subsection (j) of Section 10.14 of the Merger Agreement:

            "(j)  "Distribution Acquisition Share Consideration" shall mean the 3,000,000 shares of Company Common Stock to be paid as the purchase price for the Distribution Subsidiaries and, if applicable, the control of Meidi Technology under the Distribution Share Purchase Agreement."

          (c)   The following shall be inserted as a new subsection (k) of Section 10.14 of the Merger Agreement:

            "(k) "Distribution Business" shall mean the business of the distribution of wireless handset products to mobile communications equipment wholesalers, agents, retailers and other distributors and the sale of prepaid calling cards engaged in by Company and its Subsidiaries."

          (d)   The following shall be inserted as a new subsection (l) of Section 10.14 of the Merger Agreement:

            "(l)  "Distribution Share Purchase Agreement" shall mean the Share Purchase Agreement by and among Company, Intac International Holdings Limited, Intac (Tianjin) International Trading Company, Cyber Proof Investments Ltd. and Wei Zhou, dated as of January     , 2007 and attached hereto as Exhibit N, pursuant to which Cyber Proof Investments Ltd. shall purchase all of the outstanding shares of the Distribution Subsidiaries and may, to the extent permitted therein, acquire control of Meidi Technology."

          (e)   The following shall be inserted as a new subsection (m) of Section 10.14 of the Merger Agreement:

            "(m) "Distribution Subsidiaries" shall mean, collectively, (i) Global Creative International Limited, a Hong Kong corporation, (ii) INTAC Telecommunications Limited, a Hong Kong corporation, (iii) FUTAC Group Limited, a British Virgin Islands corporation, and (iv) INTAC Deutschland GmbH, a German corporation."

          (f)    Subsections (i) through (m) of Section 10.14 of the Merger Agreement shall hereby be re-lettered as subsections (n) through (r), respectively.

          (g)   The following shall be inserted as a new subsection (s) of Section 10.14 of the Merger Agreement:

            "(s) "Meidi Technology" shall mean Beijing Intac Meidi Technology Development Co., Ltd., limited liabilities company incorporated under the laws of the People's Republic of China."

          (h)   Subsections (n) through (u) of Section 10.14 of the Merger Agreement shall hereby be re-lettered as subsections (t) through (aa), respectively.

          (i)    Any other capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

        15.    Distribution Share Purchase Agreement.    The Share Purchase Agreement attached hereto as Exhibit A shall be inserted as Exhibit N to the Merger Agreement.

        16.    Board Approval.    Each of the parties hereto represents and warrants that its Board of Directors has approved this Amendment.

        15.    Controlling Effect; Full Force.    The parties acknowledge and agree that to the extent that the terms of this Amendment are in conflict with the terms of the Merger Agreement, this Amendment shall control. Except as modified by this Amendment, all of the terms and conditions of the Merger Agreement shall remain in full force and effect.

        16.    Assignments; Parties in Interest.    Neither this Amendment nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties (and any assignment otherwise shall be void). Subject to the preceding sentence, this Amendment shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided.

        17.    No Third Party Beneficiary.    This Amendment shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person.

        18.    Entire Agreement.    This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof.

        19.    Severability.    If any term or other provision hereof is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions hereof shall nevertheless remain in full force and effect provided that the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination by a court of competent jurisdiction that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        20.    Counterparts.    This Amendment may be executed in two or more counterparts, including by facsimile, each of which shall be deemed an original but all of which taken together shall constitute a single agreement.

        21.    Governing Law.    Except to the extent that the Nevada Merger Statutes are mandatorily applicable to the Merger or to the rights of the Company Stockholders or the parties hereto with respect to the Transaction, this Amendment shall be governed in all respects by the laws of the State of New York applicable to contracts executed in and to be performed in that State (without giving effect to the provisions thereof relating to conflicts of law).

[Remainder of page left blank intentionally]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed and delivered by their respective duly authorized officers as of the date first written above.

INTAC INTERNATIONAL, INC., a Nevada corporation
By:	/s/ J. DAVID DARNELL J. David Darnell Senior Vice President and Chief Financial Officer
HOWSTUFFWORKS, INC., a Delaware corporation
By:	/s/ JEFFREY ARNOLD Jeffrey Arnold Chief Executive Officer
HSW INTERNATIONAL, INC., a Delaware corporation
By:	/s/ JEFFREY ARNOLD Jeffrey Arnold Chief Executive Officer
HSW INTERNATIONAL MERGER CORPORATION, a Nevada corporation
By:	/s/ JEFFREY ARNOLD Jeffrey Arnold Chief Executive Officer

EXHIBIT A

DISTRIBUTION SHARE PURCHASE AGREEMENT

(New Exhibit N to Merger Agreement)

EXHIBIT B

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

(Revised Exhibit B to Merger Agreement)

EXHIBIT C

AMENDMENT TO PURCHASE AGREEMENT

(Amendment to Exhibit C-2 to Merger Agreement)

EXHIBIT D

PURCHASE AGREEMENT

(New Exhibit C-1 to Merger Agreement)

EXHIBIT E

PURCHASE AGREEMENT

(New Exhibit C-3 to Merger Agreement)

EXHIBIT F

PURCHASE AGREEMENT

(New Exhibit C-4 to Merger Agreement)

EXHIBIT G

PURCHASE AGREEMENT

(New Exhibit C-5 to Merger Agreement)

EXHIBIT H

PURCHASE AGREEMENT

(New Exhibit C-6 to Merger Agreement)

EXHIBIT I

PURCHASE AGREEMENT

(New Exhibit C-7 to Merger Agreement)

EXHIBIT J

AMENDED AND RESTATED CONSULTING AGREEMENT

(Revised Exhibit L to Merger Agreement)

EXHIBIT 2.6

DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

Directors:

Jeffrey Arnold—HSW designee

[HSW designee to be designated prior to the Effective Time.]

[HSW designee to be designated prior to the Effective Time.]

[HSW designee to be designated prior to the Effective Time.]

[HSW designee to be designated prior to the Effective Time.]

Wei Zhou—Zhou designee

Dr. Heinz-Gerd Stein—Zhou designee

Officers:

Jeffrey Arnold	Chairman
Wei Zhou	Chief Executive Officer, President and Secretary
David Darnell	Senior Vice President, Treasurer and Chief Financial Officer

EXHIBIT 2.7

DIRECTORS AND OFFICERS OF PARENT

Directors:

Jeffrey Arnold—HSW designee

[HSW designee to be designated prior to the Effective Time.]

[HSW designee to be designated prior to the Effective Time.]

[HSW designee to be designated prior to the Effective Time.]

[HSW designee to be designated prior to the Effective Time.]

Wei Zhou—Zhou designee

Dr. Heinz-Gerd Stein—Zhou designee

Officers:

Jeffrey Arnold	Chairman
Wei Zhou	Chief Executive Officer [, President] and Secretary
Robert C. Bicksler	Executive Vice President and Chief Financial Officer[/Chief Operating Officer]

Annex C

CONTRIBUTION AGREEMENT
(PRC Territories)

THIS CONTRIBUTION AGREEMENT (the "Agreement") is entered into as of                                    , 2007 (the "Effective Date") by and between HowStuffWorks, Inc., with its principal office located at 3350 Peachtree Road, Atlanta, Georgia ("Contributor"), and HSW International, Inc., with its principal office located at                                     ("Company") (Contributor and Company are collectively referred to herein as the "Parties" and individually a "Party").

        WHEREAS, Contributor is engaged in the publication and distribution of certain reference information in digital form via the website www.howstuffworks.com (the "Site"); and

        WHEREAS, Company is a newly formed corporation to which Contributor is licensing and/or otherwise contributing certain intangible and intellectual properties (collectively, the "Properties") pursuant to this Agreement and substantially similar agreements with respect to different territories and a certain Merger Agreement (the "Merger Agreement") of even date, by and among [insert names or parties], in a series of transactions that collectively are intended to qualify for non-recognition treatment under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1.    DEFINITIONS

        For purposes of this Agreement, the following terms shall have the meanings ascribed to them below.

        "Agreement" shall have the meaning set forth above in the preamble.

        "Code" shall have the meaning set forth above in the recitals.

        "Company" shall have the meaning set forth above in the preamble.

        "Content" means collectively the Licensed Content and the Sublicensed Content, but, for the avoidance of doubt, excluding the Chinese translations of the Licensed Content and Sublicensed Content.

        "Contributed Content" means the right to render Chinese translations of, the right to publish and otherwise use any and all actual renderings in the Chinese language (including both Simplified and Traditional) and all such actual renderings, of any and all of the Licensed Content and Sublicensed Content (and further providing that Contributed Content shall include, with respect to limited excerpts thereof that are either not translatable into Chinese or for which the common, universal understanding of the term is in English, the right to render and include as part of the Chinese language rights such limited excerpts of the Licensed Content and Sublicensed Content in the English language) solely in digital and/or electronic medium.

        "Contributor" shall have the meaning set forth above in the recitals.

        "Effective Date" shall have the meaning set forth above in the preamble.

        "Intellectual Property Rights" means (i) any works of authorship or expression, whether or not copyrightable, including moral rights (as defined below) and copyrights recognized by domestic or foreign law, together with any renewal or extension thereof and all rights deriving there from; (ii) any logos, trademarks, service marks, trade names and trade dress, and all goodwill relating thereto; (iii) any idea, design, concept, technique, methodology, process, invention or discovery, whether patentable or not, all United States and foreign patents, patent applications, utility models, certificates of invention and all continuations, continuations-in-part, extensions, renewals, divisions, re-issues and re-examinations relating thereto; and (iv) any trade secrets, know-how, technology licenses, confidential information, shop rights and other intellectual property rights owned or claimed and embodied therein, or associated therewith, or similar rights protectable under any laws or international conventions throughout the world, and in each case including any improvements, enhancements or modifications to or derivatives from any of the foregoing, and the right to apply for registrations, certificates, or renewals with respect thereto and the right to prosecute, enforce, obtain damages relating to, settle or release any past, present, or future infringement thereof.

        "Licensed Content" means the text, images, designs, graphics, artwork and any and all other forms of content, that are owned by Contributor and that are posted on the Site on or before the Effective Date, excluding Contributor's trademarks and design marks.

        "Merger Agreement" shall have the meaning set forth above in the recitals.

        "Party" and "Parties" shall have the meaning set forth above in the preamble.

        "Properties" shall have the meaning set forth above in the recitals.

        "Proprietary Notices" shall have the meaning set forth in Section 3.5.

        "Site" shall have the meaning set forth above in the recitals.

        "Sublicensed Content" means the text, images, designs, graphics, artwork and any and all other forms of content, that are or have been licensed to Contributor by third parties pursuant to Third Party Licenses and that are or have been posted on the Site on or before the Effective Date, as specified on Schedule A hereto.

        "Territory" means the People's Republic of China, the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan, and any and all current and future ULR addresses and domain names for such geographic territories, including .CN, .TW, .HK and .MO.

        "Third Party Content" shall have the meaning set forth in Section 2.4.

        "Third Party Licenses" means, collectively, the licenses from third parties granting Contributor the right to use the Sublicensed Content, as set forth on Schedule A hereto. A "Third Party License" means an individual reference to each of the Third Party Licenses.

        "Third Party Licensors" means the licensors under the Third Party Licenses.

2.    LICENSE GRANT

        2.1    Contributed Content.    Contributor hereby contributes the Contributed Content to Company by granting to Company a perpetual, fully paid up, royalty-free, sublicensable, exclusive (even as to Contributor) license in the Territory to the Contributed Content. For the avoidance of doubt, the foregoing license includes, but is not limited to, the right to display, publish, transmit, copy, publicly perform, distribute and modify/create derivative works of the Contributed Content in the digital and/or electronic medium in the Territory.

        2.2    Content.    Subject to the terms and conditions of this Agreement, Contributor hereby grants to Company a limited, perpetual, fully paid up, royalty-free, non-sublicensable, non-transferable (except as set forth in Section 10.1), exclusive (even as to Contributor) license in the Territory to: (i) use the Content solely for purposes of translating it into the Chinese language for the purposes thereby of creating Contributed Content; and (ii) use limited excerpts of the Licensed Content translated into the Chinese language in print format with limited distribution to businesses solely for purposes of marketing, business development, financings and other similar legitimate business purposes, provided that any such limited print excerpts are not distributed publicly. With respect to the foregoing grant in (ii), Company shall provide copies of relevant portions of such printed materials to Contributor, for Contributor's prior written approval which shall not be unreasonably withheld and provided further that in the event that Contributor does not notify Company of its disapproval within ten (10) business days after receipt thereof from Company, then Contributor shall be deemed to have approved such materials. Company's inadvertent failure to submit any such materials to Contributor for approval hereunder shall not be deemed to be a material breach under this Agreement.

        2.3    Limitation with Respect to Contribution of Sublicensed Content.    The license granted in Section 2.1 above with respect to the Chinese language digital publishing rights in the Territory to Sublicensed Content, is limited by and subject to the terms, conditions and restrictions set forth in the applicable Third Party Licenses, and Company agrees to comply with all applicable terms, conditions and restrictions set forth or imposed on it under or pursuant to its sublicense of rights under each such Third Party License, which are provided to Company in writing. The expressed intent of this Section 2.3 is to clarify that the Contributor is transferring and contributing to Company all Chinese language digital publishing rights with respect to the Territory held by Contributor on the Effective Date, but that, which respect to the Sublicensed Content, Contributor can and is transferring and contributing to Company all rights, but only those rights, which belong to and are held by Contributor pursuant to the Third Party Licenses.

        2.4    Third Party Content.    The Content may contain text, images, designs, graphics, artwork, links and other content owned by and/or proprietary to third parties, including, without limitation, Sublicensed Content under the Third Party Licenses ("Third Party Content"). With respect to all Third Party Content, the representations and warranties made by Contributor under Section 6.1 below and Contributor's indemnification obligations as set forth in Section 7.1, shall be limited in accordance with the rights that Contributor has from the Third Party Content providers. Company agrees to be bound by the terms and restrictions applicable to and/or governing any Third Party Content, as communicated in writing by Contributor to Company.

        2.5    Use of Subcontractors.    Company may use subcontractors to exercise any of the rights granted to it in Section 2.2, provided that (i) each subcontractor agrees in writing to protect Contributor's and Third Party Licensors' proprietary rights in the Content in a manner and to an extent consistent with Section 2.3 and Article 3 of this Agreement; and (ii) Company remains solely liable to Contributor for the acts and omissions of any subcontractor.

        2.6    Update Agreement.    With respect to future changes made by Contributor to the Content on the Site or new content added by Contributor to the Site after the Effective Date hereof, Contributor contributes to and grants to Company the right to enter into an Update Agreement in substantially the form attached as Exhibit G to the Merger Agreement, which Update Agreement shall be executed contemporaneously herewith.

3.    PROPRIETARY RIGHTS

        3.1    Licensed Content Ownership.    Contributor shall be the sole and exclusive owner throughout the world of, and retain all right, title and interest in and to, the Licensed Content and all Intellectual Property Rights therein and thereto, provided, however, that Company shall hold in perpetuity the rights granted to it under Section 2.1, including the right to transfer and assign such rights as provided in Section 10.1.

        3.2    Sublicensed Content Ownership.    Third Party Licensors shall be the sole and exclusive owners throughout the world of, and retain all right, title and interest in and to, the Sublicensed Content and all Intellectual Property Rights therein and thereto, provided, however, that subject to Company's performance of its obligations as a sublicensee under the Third Party Licenses, Company shall hold the rights to which it is entitled pursuant to Section 2.3.

        3.3    Contributed Content Ownership.    Company shall be the sole and exclusive owner throughout the world of, and retain all right, title and interest in and to, the Contributed Content and all

Intellectual Property Rights therein and thereto, subject to Contributor's (and its Third Party Licensors') rights in the underlying Licensed Content and Sublicensed Content.

        3.4    Reserved Rights in the Content.    All rights in and to the Content not expressly granted herein to Company are reserved by Contributor and the Third Party Licensors. Company shall neither acquire nor claim any right, title or interest in or to the Content, except its rights in the Contributed Content as defined in this Agreement. Company shall not, directly or indirectly, challenge Contributor's retained rights hereunder or take any other action which Company reasonably knows will impair or diminish Contributor's rights in the Content.

        3.5    Proprietary Notices.    The Contributed Content shall bear appropriate copyright and/or credit notices as designated by Contributor and set forth on Schedule B, which may be amended from time to time in writing by Contributor (the "Proprietary Notices") or as designated in writing by Third Party Content providers. The Proprietary Notices shall not be removed or obscured, and shall be reproduced on all copies of the Contributed Content.

        3.6    Removal of Content.    Company acknowledges and agrees that Contributor may, with respect to any Content, or a portion thereof, request Company to remove or cease using and/or distributing the translated version thereof in the event that Contributor reasonably believes that such Content may be in violation of law or the proprietary or contractual rights of a third party, and Company will cooperate with Contributor in that regard.

4.    PARTIES' OBLIGATIONS

        4.1    Obligations of Contributor.    Contributor will make the Content available to Company in the English language in a digital format promptly upon the Effective Date. Contributor shall not, directly or indirectly, amend or otherwise modify any existing agreements relating to Content or enter into any new agreements relating to Content, to the extent that such amendment, modification or new agreement would adversely affect Company's rights hereunder. Contributor shall, at Company's reasonable request and cost, use commercially reasonable efforts to assist Company in any claims or actions brought by Company against third parties pursuant to Section 4.2.

        4.2    Obligations of Company.    Company shall be responsible for (i) translating the Content into the Chinese language, and (ii) ensuring that all uses of the Contributed Content are at all times in compliance with all applicable laws, rules, regulations and ordinances. Company shall be solely responsible for, at its sole discretion, instituting and pursuing any and all claims and actions against third parties in respect of infringement of the Contributed Content by such third party or unfair competition by such third party with respect to the Contributed Content, in each case within the Territory.

5.    CONSIDERATION.    This Contribution of the Contributed Content to Company, and the related rights and privileges granted to Company pursuant to this Contribution Agreement are expressly intended to be performance by Contributor of its property contribution obligations pursuant to the Merger Agreement, and the transfer of property and the intangible and intellectual rights hereunder shall be construed at all times so as to conform with the requirements of the Merger Agreement and Code Section 351.

6.    WARRANTIES

        6.1    By Contributor.    Contributor represents and warrants to Company that (i) it has the full power and authority to enter into this Agreement; (ii) it has all rights necessary rights to transfer the Contributed Content and grant the licenses set forth herein; and (iii) Company's use of the Licensed Content and Sublicensed Content as authorized herein does not and will not infringe or misappropriate any third party Intellectual Property Rights.

        6.2    By Company.    Company represents and warrants to Contributor that (i) it has the full power and authority to enter into this Agreement; (ii) it has all rights necessary to fulfill its obligations hereunder; (iii) it will not use the Content or any portion thereof in violation of any applicable law, rule, statute, regulation, or ordinance; (iv) it will not use or modify the Content or any portion thereof in any way that infringes or misappropriates any third party Intellectual Property Rights, provided, however that the foregoing warranty shall not (a) limit Contributor's warranty under Section 6.1(iii), (b) apply with respect to modified Content provided by Contributor to Company under the Services Agreement, and (c) apply with respect to modifications to the Content made by or at Contributor's explicit written request, with the exception of any translations to such modified Content or any derivative works to such modified Content made by or on behalf of Company; and (v) it will ensure that the Contributed Content is at all times in compliance with all applicable laws, rules, statutes, regulations and ordinances.

        6.3    Disclaimer.    Except for the express warranties and representations set forth in this Agreement, neither Party makes any warranties, whether express, implied or otherwise. Each Party expressly disclaims all other warranties and representations, whether express, implied or statutory, including, without limitation, the implied warranties of merchantability, fitness for a particular purpose, non-infringement and accuracy.

7.    INDEMNITY

        7.1    By Contributor.    Contributor hereby agrees to defend, indemnify and hold harmless Company, its officers, directors, employees and agents against any and all claims, demands, causes of action, judgments, damages, penalties, losses, liabilities, costs and expenses (including reasonable attorney fees' and court costs) arising out of or resulting from (i) Contributor's breach of any representation or warranty under this Agreement; or (ii) third party claims that Company's use of the Licensed Content, Sublicensed Content, or any portion thereof, as authorized herein infringes or misappropriates any third party Intellectual Property Rights. For the avoidance of doubt, the Parties acknowledge and agree that any amounts paid by Company in indemnifying a sublicensee for any claims, demands or causes of actions arising out of or resulting from Contributor's breach of any representation or warranty under this Agreement shall be deemed losses for which Company is entitled to indemnification hereunder. Company agrees to provide Contributor with prompt written notice of any third party claim subject to indemnification, allow Contributor to have sole control of the defense of such claim and any resulting disposition or settlement of such claim; provided, however, that Company may participate in the defense of a claim at its own expense. Notwithstanding the foregoing, any delay by Company in providing notice as required hereunder shall not relieve Contributor of its indemnification obligations except and only to the extent that Contributor was prejudiced by such delay.

        7.2    Contributor Rights.    If Contributor determines that the Content or any portion thereof, becomes, or is likely to become, the subject of an infringement claim or action, Contributor may at its sole option: (i) procure, at no cost to Company the right to continue using such Content, or portion thereof, as applicable; (ii) replace or modify the Content, or portion thereof, as applicable to render it non-infringing; or (iii) if, in Contributor's reasonable opinion, neither (i) nor (ii) above are commercially feasible, Contributor may remove such Content from the scope of this Agreement.

        7.3    Exceptions.    Contributor will have no liability under Section 7.1 for any claim or action where: (i) such claim or action would have been avoided but for modifications (other than Chinese translation) of the Content, or any portion thereof, made by Company or a third party on Company's behalf; (ii) such claim or action would have been avoided but for Company's or a third party on Company's behalf combining or using the Content, or any portion thereof, with other content or materials; (iii) such claim or action would have been avoided but for Company's failure to implement the infringement remedy of removal as requested, if at all, by Contributor under Section 3.6 or Section 7.2;

or (iv) Company's use of the Content, or any portion thereof, is not in compliance with the terms of this Agreement and such claim would have been avoided but for such non-compliance.

        7.4    By Company.    Company hereby agrees to defend, indemnify and hold harmless Contributor, its licensors, and its and their officers, directors, employees and agents against any and all claims, demands, causes of action, damages, judgments, penalties, losses, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) arising out of or resulting from (i) Company's breach of any representation or warranty under this Agreement; (ii) Company's use of the Content in a manner in breach of the terms and conditions of this Agreement; or (iii) third party claims that the Contributed Content, or any portion thereof, infringes or misappropriates any third party Intellectual Property Rights. Contributor agrees to provide Company with prompt written notice of any third party claim subject to indemnification, allow Company to have sole control of the defense of such claim and any resulting disposition or settlement of such claim; provided, however, that Contributor may participate in the defense of a claim at its own expense. Notwithstanding the foregoing, any delay by Contributor in providing notice as required hereunder shall not relieve Company of its indemnification obligations except and only to the extent that Company was prejudiced by such delay.

8.    LIMITATION OF LIABILITY

        Except for (i) the Parties' respective indemnification obligations set forth in this Agreement; and (ii) damages arising out of either Party's gross negligence or willful misconduct, neither Party shall be liable to the other under any legal theory or cause of action for any special, incidental, consequential or other indirect damages, including, without limitation, damages for lost profits, even if the Party has been advised of the possibility of such damages.

9.    TERMINATION

        9.1    Termination by Contributor.    Contributor may terminate the licenses granted in Section 2.2 and all rights granted to Company thereunder upon written notice to Company if: (i) Company files a petition for bankruptcy or is adjudicated bankrupt; (ii) a petition in bankruptcy is filed against Company and such petition is not dismissed within ninety (90) calendar days; (iii) Company becomes insolvent or makes an assignment for the benefit of its creditors or an arrangement for its creditors pursuant to any bankruptcy law; (iv) Company discontinues the business that is covered by this Agreement; (v) a receiver is appointed for Company or its business; or (vi) Company is in material breach of any of the terms or conditions set forth herein, which breach remains uncured thirty (30) days after written notice thereof from Contributor; provided, however, that (i) such material breach was not caused by any action or inaction of Contributor, and (ii) Contributor did not prevent or limit Company's attempts to cure such breach. Notwithstanding the foregoing, unless such extension period would create a risk of a breach by Contributor under any Third Party License, if Company is using commercially reasonable efforts to cure a material breach but is unable to do so within thirty (30) days, then the cure period will be extended for an additional sixty (60) days so long as Company continues to use commercially reasonable efforts to cure the breach.

        9.2    Effect of Termination.    Upon any termination of the licenses granted in Section 2.2, (i) all rights granted to Company thereunder shall automatically and immediately terminate, (ii) Company shall cease all use of the Licensed Content and Sublicensed Content; and (iii) Company shall return or destroy all copies of the Licensed Content and Sublicensed Content in its possession or control, regardless of the form or media. Subject to Section 2.3, any termination of the licenses set forth in Section 2.2 shall not affect Company's rights under Section 2.1 in respect of the Contributed Content.

10.    MISCELLANEOUS

        10.1    Assignment.    Company shall have the right to assign its license rights under Section 2.1 with respect to the Contributed Content (except as limited and restricted by Section 2.3). Except as otherwise expressly set forth herein, Company shall not assign the licenses granted in Section 2.2, including any of its rights or obligations in connection therewith, in whole or in part, by operation or law or otherwise, without the prior written consent of Contributor. Company agrees that any sublicenses or assignments of its rights hereunder granted by Company will be subject to the terms and conditions set forth herein.

        10.2    Injunctive Relief.    Company acknowledges that Company's material breach of Articles 2, 3 or 6 would result in irreparable injury to Contributor, and therefore in the event of an actual or threatened breach, Contributor shall be entitled, in addition to all other available remedies, to seek an injunction or other equitable relief.

        10.3    Taxes.    Company is liable for any and all sales, use, excise, value added, customs fees, or other similar taxes Contributor must pay relating to the Content and the Contributed Content, provided, however that Contributor shall give Company written and prior notice of any such taxes. If Company is exempt from the payment of any such taxes, Company must provide Contributor with a valid tax exemption certificate; otherwise, absent proof of Company's direct payment of such taxes to the applicable taxing authority, Contributor will invoice Company for and Company will pay to Contributor all such taxes. Notwithstanding anything to the contrary in this section, Contributor shall be solely responsible for all taxes based on its income.

        10.4    Notices.    All notices, consents and other communications hereunder must be in writing and delivered to the other Party at the address set below by personal delivery, certified mail (postage pre-paid), overnight delivery service or by facsimile with verified receipt of transmission, and shall be effective upon receipt (or when delivery is refused). Each Party may change its address for receipt of notice by giving notice of the new address to the other Party.

If to Contributor:	HowStuffWorks, Inc. One Capital City Plaza 3350 Peachtree Road, Suite 1500 Atlanta, Georgia 30326 Phone: 404-760-4729 Fax: 404-760-3458 Attention: Legal Department
If to Company:	HSW International, Inc.

Phone:
Fax:
Attention:

        10.5    Waiver.    Neither Party shall be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving Party, and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

        10.6    Severability.    If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby. The invalid provision shall be replaced by a valid one that achieves to the extent possible the original purpose and commercial goal of the invalid provision.

        10.7    Governing Law; Jurisdiction.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding its choice of laws provisions. The Parties agree that the exclusive venue and jurisdiction for any actions or disputes arising from this Agreement shall be a federal or state court in New York.

        10.8    Survival.    Any terms and conditions that by their nature should survive termination of this Agreement shall be deemed to survive. Such terms and conditions include, but are not limited to, Sections 2.1 and 9.2 and Articles 3, 6, 7, 8 and 10.

        10.9    Relationship of the Parties.    Nothing in this Agreement shall establish any relationship of partnership, joint venture, employment, franchise, or agency between the Parties. Nothing in this Agreement shall give either Party the power to bind the other Party or incur obligations on the other Party's behalf without the other Party's prior written consent.

        10.10    Headings.    Headings are used for purposes of reference only and shall not affect the interpretation of this Agreement.

        10.11    Construction.    This Agreement shall be construed and interpreted fairly, in accordance with the plain meaning of its terms, and there shall be no presumption or inference against the Party drafting this Agreement in construing or interpreting the provisions hereof.

        10.12    Counterparts.    This Agreement may be executed in counterparts all of which taken together shall constitute one single agreement between the Parties.

        10.13    Bankruptcy Law.    The Parties intend that the licenses of Intellectual Property herein are licenses to "intellectual property" as defined in the Section 101 of the U.S. Bankruptcy Code, 11 U.S.C. § 101(35A) and is subject in all respects to each party's rights under Section 365(n) of the Bankruptcy Code, 11 U.S.C. § 365(n).

        10.14    Entire Agreement.    This Agreement and the Schedules attached hereto constitute the entire agreement between the Parties relating to the subject matter hereof and supersede all prior communications, whether written or oral. The Schedules are incorporated into this Agreement by this reference and are hereby made part of this Agreement. This Agreement may be amended only in a written document signed by both Parties.

[Signatures on following page]

[Signature page to Contribution Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

Contributor:	Company:
HowStuffWorks, Inc.	HSW International, Inc.
By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Annex D

CONTRIBUTION AGREEMENT
(Brazil)

THIS CONTRIBUTION AGREEMENT (the "Agreement") is entered into as of                                    , 2007 (the "Effective Date") by and between HowStuffWorks, Inc., with its principal office located at 3350 Peachtree Road, Atlanta, Georgia ("Contributor"), and HSW International, Inc., with its principal office located at                                                                                           ("Company") (Contributor and Company are collectively referred to herein as the "Parties" and individually a "Party").

        WHEREAS, Contributor is engaged in the publication and distribution of certain reference information in digital form via the website www.howstuffworks.com (the "Site"); and

        WHEREAS, Company is a newly formed corporation to which Contributor is licensing and/or otherwise contributing certain intangible and intellectual properties (collectively, the "Properties") pursuant to this Agreement and substantially similar agreements with respect to different territories and a certain Merger Agreement (the "Merger Agreement") of even date, by and among [insert names or parties], in a series of transactions that collectively are intended to qualify for non-recognition treatment under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1.    DEFINITIONS

        For purposes of this Agreement, the following terms shall have the meanings ascribed to them below.

        "Agreement" shall have the meaning set forth above in the preamble.

        "Code" shall have the meaning set forth above in the recitals.

        "Company" shall have the meaning set forth above in the preamble.

        "Content" means collectively the Licensed Content and the Sublicensed Content, but, for the avoidance of doubt, excluding the Portuguese translations of the Licensed Content and Sublicensed Content.

        "Contributed Content" means the right to render Portuguese translations of, the right to publish and otherwise use any and all actual renderings in the Portuguese language and all such actual renderings, of any and all of the Licensed Content and Sublicensed Content (and further providing that Contributed Content shall include, with respect to limited excerpts thereof that are either not translatable into Portuguese or for which the common, universal understanding of the term is in English, the right to render and include as part of the Portuguese language rights such limited excerpts of the Licensed Content and Sublicensed Content in the English language) solely in digital and/or electronic medium.

        "Contributor" shall have the meaning set forth above in the recitals.

        "Effective Date" shall have the meaning set forth above in the preamble.

        "Intellectual Property Rights" means (i) any works of authorship or expression, whether or not copyrightable, including moral rights (as defined below) and copyrights recognized by domestic or foreign law, together with any renewal or extension thereof and all rights deriving there from; (ii) any logos, trademarks, service marks, trade names and trade dress, and all goodwill relating thereto; (iii) any idea, design, concept, technique, methodology, process, invention or discovery, whether patentable or not, all United States and foreign patents, patent applications, utility models, certificates of invention and all continuations, continuations-in-part, extensions, renewals, divisions, re-issues and re-examinations relating thereto; and (iv) any trade secrets, know-how, technology licenses, confidential information, shop rights and other intellectual property rights owned or claimed and embodied therein, or associated therewith, or similar rights protectable under any laws or international conventions throughout the world, and in each case including any improvements, enhancements or modifications to or derivatives from any of the foregoing, and the right to apply for registrations, certificates, or renewals with respect thereto and the right to prosecute, enforce, obtain damages relating to, settle or release any past, present, or future infringement thereof.

        "Licensed Content" means the text, images, designs, graphics, artwork and any and all other forms of content, that are owned by Contributor and that are posted on the Site on or before the Effective Date, excluding Contributor's trademarks and design marks.

        "Merger Agreement" shall have the meaning set forth above in the recitals.

        "Party" and "Parties" shall have the meaning set forth above in the preamble.

        "Properties" shall have the meaning set forth above in the recitals.

        "Proprietary Notices" shall have the meaning set forth in Section 3.5.

        "Site" shall have the meaning set forth above in the recitals.

        "Sublicensed Content" means the text, images, designs, graphics, artwork and any and all other forms of content, that are or have been licensed to Contributor by third parties pursuant to Third Party Licenses and that are or have been posted on the Site on or before the Effective Date, as specified on Schedule A hereto.

        "Territory" means Brazil and any and all current and future ULR addresses and domain names for Brazil, including .BR.

        "Third Party Content" shall have the meaning set forth in Section 2.4.

        "Third Party Licenses" means, collectively, the licenses from third parties granting Contributor the right to use the Sublicensed Content, as set forth on Schedule A hereto. A "Third Party License" means an individual reference to each of the Third Party Licenses.

        "Third Party Licensors" means the licensors under the Third Party Licenses.

2.    LICENSE GRANT

        2.1    Contributed Content.    Contributor hereby contributes the Contributed Content to Company by granting to Company a perpetual, fully paid up, royalty-free, sublicensable, exclusive (even as to Contributor) license in the Territory to the Contributed Content. For the avoidance of doubt, the foregoing license includes, but is not limited to, the right to display, publish, transmit, copy, publicly perform, distribute and modify/create derivative works of the Contributed Content in the digital and/or electronic medium in the Territory.

        2.2    Content.    Subject to the terms and conditions of this Agreement, Contributor hereby grants to Company a limited, perpetual, fully paid up, royalty-free, non-sublicensable, non-transferable (except as set forth in Section 10.1), exclusive (even as to Contributor) license in the Territory to: (i) use the Content solely for purposes of translating it into the Portuguese language for the purposes thereby of creating Contributed Content; and (ii) use limited excerpts of the Licensed Content translated into the Portuguese language in print format with limited distribution to businesses solely for purposes of marketing, business development, financings and other similar legitimate business purposes, provided that any such limited print excerpts are not distributed publicly. With respect to the foregoing grant in (ii), Company shall provide copies of relevant portions of such printed materials to Contributor, for Contributor's prior written approval which shall not be unreasonably withheld and provided further that in the event that Contributor does not notify Company of its disapproval within ten (10) business days after receipt thereof from Company, then Contributor shall be deemed to have approved such materials. Company's inadvertent failure to submit any such materials to Contributor for approval hereunder shall not be deemed to be a material breach under this Agreement.

        2.3    Limitation with Respect to Contribution of Sublicensed Content.    The license granted in Section 2.1 above with respect to the Portuguese language digital publishing rights in the Territory to Sublicensed Content, is limited by and subject to the terms, conditions and restrictions set forth in the applicable Third Party Licenses, and Company agrees to comply with all applicable terms, conditions and restrictions set forth or imposed on it under or pursuant to its sublicense of rights under each such Third Party License, which are provided to Company in writing. The expressed intent of this Section 2.3 is to clarify that the Contributor is transferring and contributing to Company all Portuguese language digital publishing rights with respect to the Territory held by Contributor on the Effective Date, but that, which respect to the Sublicensed Content, Contributor can and is transferring and contributing to Company all rights, but only those rights, which belong to and are held by Contributor pursuant to the Third Party Licenses.

        2.4    Third Party Content.    The Content may contain text, images, designs, graphics, artwork, links and other content owned by and/or proprietary to third parties, including, without limitation, Sublicensed Content under the Third Party Licenses ("Third Party Content"). With respect to all Third Party Content, the representations and warranties made by Contributor under Section 6.1 below and Contributor's indemnification obligations as set forth in Section 7.1, shall be limited in accordance with the rights that Contributor has from the Third Party Content providers. Company agrees to be bound by the terms and restrictions applicable to and/or governing any Third Party Content, as communicated in writing by Contributor to Company.

        2.5    Use of Subcontractors.    Company may use subcontractors to exercise any of the rights granted to it in Section 2.2, provided that (i) each subcontractor agrees in writing to protect Contributor's and Third Party Licensors' proprietary rights in the Content in a manner and to an extent consistent with Section 2.3 and Article 3 of this Agreement; and (ii) Company remains solely liable to Contributor for the acts and omissions of any subcontractor.

        2.6    Update Agreement.    With respect to future changes made by Contributor to the Content on the Site or new content added by Contributor to the Site after the Effective Date hereof, Contributor contributes to and grants to Company the right to enter into an Update Agreement in substantially the form attached as Exhibit G to the Merger Agreement, which Update Agreement shall be executed contemporaneously herewith.

3.    PROPRIETARY RIGHTS

        3.1    Licensed Content Ownership.    Contributor shall be the sole and exclusive owner throughout the world of, and retain all right, title and interest in and to, the Licensed Content and all Intellectual Property Rights therein and thereto, provided, however, that Company shall hold in perpetuity the rights granted to it under Section 2.1, including the right to transfer and assign such rights as provided in Section 10.1.

        3.2    Sublicensed Content Ownership.    Third Party Licensors shall be the sole and exclusive owners throughout the world of, and retain all right, title and interest in and to, the Sublicensed Content and all Intellectual Property Rights therein and thereto, provided, however, that subject to Company's performance of its obligations as a sublicensee under the Third Party Licenses, Company shall hold the rights to which it is entitled pursuant to Section 2.3.

        3.3    Contributed Content Ownership.    Company shall be the sole and exclusive owner throughout the world of, and retain all right, title and interest in and to, the Contributed Content and all

Intellectual Property Rights therein and thereto, subject to Contributor's (and its Third Party Licensors') rights in the underlying Licensed Content and Sublicensed Content.

        3.4    Reserved Rights in the Content.    All rights in and to the Content not expressly granted herein to Company are reserved by Contributor and the Third Party Licensors. Company shall neither acquire nor claim any right, title or interest in or to the Content, except its rights in the Contributed Content as defined in this Agreement. Company shall not, directly or indirectly, challenge Contributor's retained rights hereunder or take any other action which Company reasonably knows will impair or diminish Contributor's rights in the Content.

        3.5    Proprietary Notices.    The Contributed Content shall bear appropriate copyright and/or credit notices as designated by Contributor and set forth on Schedule B, which may be amended from time to time in writing by Contributor (the "Proprietary Notices") or as designated in writing by Third Party Content providers. The Proprietary Notices shall not be removed or obscured, and shall be reproduced on all copies of the Contributed Content.

        3.6    Removal of Content.    Company acknowledges and agrees that Contributor may, with respect to any Content, or a portion thereof, request Company to remove or cease using and/or distributing the translated version thereof in the event that Contributor reasonably believes that such Content may be in violation of law or the proprietary or contractual rights of a third party, and Company will cooperate with Contributor in that regard.

4.    PARTIES' OBLIGATIONS

        4.1    Obligations of Contributor.    Contributor will make the Content available to Company in the English language in a digital format promptly upon the Effective Date. Contributor shall not, directly or indirectly, amend or otherwise modify any existing agreements relating to Content or enter into any new agreements relating to Content, to the extent that such amendment, modification or new agreement would adversely affect Company's rights hereunder. Contributor shall, at Company's reasonable request and cost, use commercially reasonable efforts to assist Company in any claims or actions brought by Company against third parties pursuant to Section 4.2.

        4.2    Obligations of Company.    Company shall be responsible for (i) translating the Content into the Portuguese language, and (ii) ensuring that all uses of the Contributed Content are at all times in compliance with all applicable laws, rules, regulations and ordinances. Company shall be solely responsible for, at its sole discretion, instituting and pursuing any and all claims and actions against third parties in respect of infringement of the Contributed Content by such third party or unfair competition by such third party with respect to the Contributed Content, in each case within the Territory.

5.    CONSIDERATION.    This Contribution of the Contributed Content to Company, and the related rights and privileges granted to Company pursuant to this Contribution Agreement are expressly intended to be performance by Contributor of its property contribution obligations pursuant to the Merger Agreement, and the transfer of property and the intangible and intellectual rights hereunder shall be construed at all times so as to conform with the requirements of the Merger Agreement and Code Section 351.

6.    WARRANTIES

        6.1    By Contributor.    Contributor represents and warrants to Company that (i) it has the full power and authority to enter into this Agreement; (ii) it has all rights necessary rights to transfer the Contributed Content and grant the licenses set forth herein; and (iii) Company's use of the Licensed Content and Sublicensed Content as authorized herein does not and will not infringe or misappropriate any third party Intellectual Property Rights.

        6.2    By Company.    Company represents and warrants to Contributor that (i) it has the full power and authority to enter into this Agreement; (ii) it has all rights necessary to fulfill its obligations hereunder; (iii) it will not use the Content or any portion thereof in violation of any applicable law, rule, statute, regulation, or ordinance; (iv) it will not use or modify the Content or any portion thereof in any way that infringes or misappropriates any third party Intellectual Property Rights, provided, however that the foregoing warranty shall not (a) limit Contributor's warranty under Section 6.1(iii), (b) apply with respect to modified Content provided by Contributor to Company under the Services Agreement, and (c) apply with respect to modifications to the Content made by or at Contributor's explicit written request, with the exception of any translations to such modified Content or any derivative works to such modified Content made by or on behalf of Company; and (v) it will ensure that the Contributed Content is at all times in compliance with all applicable laws, rules, statutes, regulations and ordinances.

        6.3    Disclaimer.    Except for the express warranties and representations set forth in this Agreement, neither Party makes any warranties, whether express, implied or otherwise. Each Party expressly disclaims all other warranties and representations, whether express, implied or statutory, including, without limitation, the implied warranties of merchantability, fitness for a particular purpose, non-infringement and accuracy.

7.    INDEMNITY

        7.1    By Contributor.    Contributor hereby agrees to defend, indemnify and hold harmless Company, its officers, directors, employees and agents against any and all claims, demands, causes of action, judgments, damages, penalties, losses, liabilities, costs and expenses (including reasonable attorney fees' and court costs) arising out of or resulting from (i) Contributor's breach of any representation or warranty under this Agreement; or (ii) third party claims that Company's use of the Licensed Content, Sublicensed Content, or any portion thereof, as authorized herein infringes or misappropriates any third party Intellectual Property Rights. For the avoidance of doubt, the Parties acknowledge and agree that any amounts paid by Company in indemnifying a sublicensee for any claims, demands or causes of actions arising out of or resulting from Contributor's breach of any representation or warranty under this Agreement shall be deemed losses for which Company is entitled to indemnification hereunder. Company agrees to provide Contributor with prompt written notice of any third party claim subject to indemnification, allow Contributor to have sole control of the defense of such claim and any resulting disposition or settlement of such claim; provided, however, that Company may participate in the defense of a claim at its own expense. Notwithstanding the foregoing, any delay by Company in providing notice as required hereunder shall not relieve Contributor of its indemnification obligations except and only to the extent that Contributor was prejudiced by such delay.

        7.2    Contributor Rights.    If Contributor determines that the Content or any portion thereof, becomes, or is likely to become, the subject of an infringement claim or action, Contributor may at its sole option: (i) procure, at no cost to Company the right to continue using such Content, or portion thereof, as applicable; (ii) replace or modify the Content, or portion thereof, as applicable to render it non-infringing; or (iii) if, in Contributor's reasonable opinion, neither (i) nor (ii) above are commercially feasible, Contributor may remove such Content from the scope of this Agreement.

        7.3    Exceptions.    Contributor will have no liability under Section 7.1 for any claim or action where: (i) such claim or action would have been avoided but for modifications (other than the Portuguese translation) of the Content, or any portion thereof, made by Company or a third party on Company's behalf; (ii) such claim or action would have been avoided but for Company's or a third party on Company's behalf combining or using the Content, or any portion thereof, with other content or materials; (iii) such claim or action would have been avoided but for Company's failure to implement the infringement remedy of removal as requested, if at all, by Contributor under Section 3.6 or Section 7.2; or (iv) Company's use of the Content, or any portion thereof, is not in compliance with the terms of this Agreement and such claim would have been avoided but for such non-compliance.

        7.4    By Company.    Company hereby agrees to defend, indemnify and hold harmless Contributor, its licensors, and its and their officers, directors, employees and agents against any and all claims, demands, causes of action, damages, judgments, penalties, losses, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) arising out of or resulting from (i) Company's breach of any representation or warranty under this Agreement; (ii) Company's use of the Content in a manner in breach of the terms and conditions of this Agreement; or (iii) third party claims that the Contributed Content, or any portion thereof, infringes or misappropriates any third party Intellectual Property Rights. Contributor agrees to provide Company with prompt written notice of any third party claim subject to indemnification, allow Company to have sole control of the defense of such claim and any resulting disposition or settlement of such claim; provided, however, that Contributor may participate in the defense of a claim at its own expense. Notwithstanding the foregoing, any delay by Contributor in providing notice as required hereunder shall not relieve Company of its indemnification obligations except and only to the extent that Company was prejudiced by such delay.

8.    LIMITATION OF LIABILITY

        Except for (i) the Parties' respective indemnification obligations set forth in this Agreement; and (ii) damages arising out of either Party's gross negligence or willful misconduct, neither Party shall be liable to the other under any legal theory or cause of action for any special, incidental, consequential or other indirect damages, including, without limitation, damages for lost profits, even if the Party has been advised of the possibility of such damages.

9.    TERMINATION

        9.1    Termination by Contributor.    Contributor may terminate the licenses granted in Section 2.2 and all rights granted to Company thereunder upon written notice to Company if: (i) Company files a petition for bankruptcy or is adjudicated bankrupt; (ii) a petition in bankruptcy is filed against Company and such petition is not dismissed within ninety (90) calendar days; (iii) Company becomes insolvent or makes an assignment for the benefit of its creditors or an arrangement for its creditors pursuant to any bankruptcy law; (iv) Company discontinues the business that is covered by this Agreement; (v) a receiver is appointed for Company or its business; or (vi) Company is in material breach of any of the terms or conditions set forth herein, which breach remains uncured thirty (30) days after written notice thereof from Contributor; provided, however, that (i) such material breach was not caused by any action or inaction of Contributor, and (ii) Contributor did not prevent or limit Company's attempts to cure such breach. Notwithstanding the foregoing, unless such extension period would create a risk of a breach by Contributor under any Third Party License, if Company is using commercially reasonable efforts to cure a material breach but is unable to do so within thirty (30) days, then the cure period will be extended for an additional sixty (60) days so long as Company continues to use commercially reasonable efforts to cure the breach.

        9.2    Effect of Termination.    Upon any termination of the licenses granted in Section 2.2, (i) all rights granted to Company thereunder shall automatically and immediately terminate, (ii) Company shall cease all use of the Licensed Content and Sublicensed Content; and (iii) Company shall return or destroy all copies of the Licensed Content and Sublicensed Content in its possession or control, regardless of the form or media. Subject to Section 2.3, any termination of the licenses set forth in Section 2.2 shall not affect Company's rights under Section 2.1 in respect of the Contributed Content.

10.    MISCELLANEOUS

        10.1    Assignment.    Company shall have the right to assign its license rights under Section 2.1 with respect to the Contributed Content (except as limited and restricted by Section 2.3). Except as otherwise expressly set forth herein, Company shall not assign the licenses granted in Section 2.2, including any of its rights or obligations in connection therewith, in whole or in part, by operation or law or otherwise, without the prior written consent of Contributor. Company agrees that any sublicenses or assignments of its rights hereunder granted by Company will be subject to the terms and conditions set forth herein.

        10.2    Injunctive Relief.    Company acknowledges that Company's material breach of Articles 2, 3 or 6 would result in irreparable injury to Contributor, and therefore in the event of an actual or threatened breach, Contributor shall be entitled, in addition to all other available remedies, to seek an injunction or other equitable relief.

        10.3    Taxes.    Company is liable for any and all sales, use, excise, value added, customs fees, or other similar taxes Contributor must pay relating to the Content and the Contributed Content, provided, however that Contributor shall give Company written and prior notice of any such taxes. If Company is exempt from the payment of any such taxes, Company must provide Contributor with a valid tax exemption certificate; otherwise, absent proof of Company's direct payment of such taxes to the applicable taxing authority, Contributor will invoice Company for and Company will pay to Contributor all such taxes. Notwithstanding anything to the contrary in this section, Contributor shall be solely responsible for all taxes based on its income.

        10.4    Notices.    All notices, consents and other communications hereunder must be in writing and delivered to the other Party at the address set below by personal delivery, certified mail (postage pre-paid), overnight delivery service or by facsimile with verified receipt of transmission, and shall be effective upon receipt (or when delivery is refused). Each Party may change its address for receipt of notice by giving notice of the new address to the other Party.

If to Contributor:	HowStuffWorks, Inc. One Capital City Plaza 3350 Peachtree Road, Suite 1500 Atlanta, Georgia 30326 Phone: 404-760-4729 Fax: 404-760-3458 Attention: Legal Department
If to Company:	HSW International, Inc.

Phone:
Fax:
Attention:

        10.5    Waiver.    Neither Party shall be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving Party, and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

        10.6    Severability.    If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby. The invalid provision shall be replaced by a valid one that achieves to the extent possible the original purpose and commercial goal of the invalid provision.

        10.7    Governing Law; Jurisdiction.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding its choice of laws provisions. The Parties agree that the exclusive venue and jurisdiction for any actions or disputes arising from this Agreement shall be a federal or state court in New York.

        10.8    Survival.    Any terms and conditions that by their nature should survive termination of this Agreement shall be deemed to survive. Such terms and conditions include, but are not limited to, Sections 2.1 and 9.2 and Articles 3, 6, 7, 8 and 10.

        10.9    Relationship of the Parties.    Nothing in this Agreement shall establish any relationship of partnership, joint venture, employment, franchise, or agency between the Parties. Nothing in this Agreement shall give either Party the power to bind the other Party or incur obligations on the other Party's behalf without the other Party's prior written consent.

        10.10    Headings.    Headings are used for purposes of reference only and shall not affect the interpretation of this Agreement.

        10.11    Construction.    This Agreement shall be construed and interpreted fairly, in accordance with the plain meaning of its terms, and there shall be no presumption or inference against the Party drafting this Agreement in construing or interpreting the provisions hereof.

        10.12    Counterparts.    This Agreement may be executed in counterparts all of which taken together shall constitute one single agreement between the Parties.

        10.13    Bankruptcy Law.    The Parties intend that the licenses of Intellectual Property herein are licenses to "intellectual property" as defined in the Section 101 of the U.S. Bankruptcy Code, 11 U.S.C. § 101(35A) and is subject in all respects to each party's rights under Section 365(n) of the Bankruptcy Code, 11 U.S.C. § 365(n).

        10.14    Entire Agreement.    This Agreement and the Schedules attached hereto constitute the entire agreement between the Parties relating to the subject matter hereof and supersede all prior communications, whether written or oral. The Schedules are incorporated into this Agreement by this reference and are hereby made part of this Agreement. This Agreement may be amended only in a written document signed by both Parties.

        [Signatures on following page]

        [Signature page to Contribution Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

Contributor:	Company:
HowStuffWorks, Inc.	HSW International, Inc.
By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Annex E

SERVICES AGREEMENT

        THIS SERVICES AGREEMENT (the "Agreement") is entered into as of                                     , 2007 (the "Effective Date") by and between HowStuffWorks, Inc., with its principal office located at 3350 Peachtree Road, Atlanta, Georgia ("HSW"), and HSW International, Inc., with its principal office located at                                                   ("Client"). HSW and Client are collectively referred to herein as the "Parties" and individually a "Party".

        WHEREAS, HSW is engaged in the publication and distribution of certain reference information in digital form via the website www.howstuffworks.com (the "Site");

        WHEREAS, HSW and Client have entered into one or more Content Contribution Agreements pursuant to which HSW licensed the Contributed Content to Client (collectively, the "Contribution Agreements") for digital distribution in the Territory; and

        WHEREAS, Client desires to engage HSW for the purposes of developing, supporting, translating, updating and facilitating the digital transmission of the Contributed Content on a transitional basis until Client is able to perform such services on its own behalf.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1.     DEFINITIONS

        Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Contribution Agreements. For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

        "Client Sites" means the applicable domain names for the Territory as set forth in the Contribution Agreements on which the Contributed Content is posted, as specified by Client in writing.

        "Technology" means all computer code, documentation and functions and any other computer software (including all computer programming code and documentation) and other technology utilized by HSW or its third party providers in providing the Services.

        "Terms of Use" means the terms and conditions governing access to and use of the Client Sites by the Parties and Users, which shall be posted on the Client Sites.

        "User" means anyone that accesses a Client Site.

2.     SERVICES

        2.1    Provision of Services.    Upon Client's written request, HSW shall provide the following services to Client or Intac International Management Consultancy (Beijing) Co., Ltd., as reasonably designated by Client: (i) translating the Content into the language designated in the Contribution Agreements; (ii) designing and developing the Client Sites; (iii) providing the Technology for establishing, operation and use of the Client Sites; (iv) providing support and consulting concerning the hosting, operation, and display of the Client Sites; (v) securing the registration and maintaining the domain names for the Client Sites; and (vi) providing other services reasonably agreed to by the Parties as necessary to develop, operate and maintain the Client Sites (collectively, the "Services"). HSW shall provide the Services in accordance with the mutually agreed upon statements of work ("SOW") agreed to by the Parties in writing. Each SOW shall incorporate, without modification, the terms and conditions set forth herein and shall set forth the details and terms with respect to the Services, including timing, scope details and fee estimates. In the event of a conflict between the terms and conditions set forth in this Agreement and those set forth in any SOW, the terms and conditions set forth in this Agreement shall control. The Parties shall use commercially reasonable efforts to launch the first Client Site by June 1, 2006.

        2.2    Correction of Errors.    Notwithstanding Section 6.3, in the event that the Client Sites have technical errors or the Client Sites or Services do not meet the specifications set forth in an applicable SOW, HSW shall use commercially reasonable efforts to remedy such deficiencies in a timely manner in accordance with a new SOW agreed to by the Parties.

3.     CONSIDERATION

        3.1    Fees.    In consideration of the Services provided by HSW hereunder, Client shall pay HSW a fee equal to HSW's fully allocated costs in providing the Services, which shall include reasonable direct, indirect and overhead costs (the "Fee"). HSW shall provide a reasonably detailed invoice on a monthly basis specifying each type of Service rendered to Client. Client shall pay all such invoices, in U.S. dollars to HSW within thirty (30) days of Client's receipt of the invoice.

        3.2    Right to Audit.    For a period of six (6) months after Client receives an invoice from HSW for the provision of Services, Client shall be provided, upon advance written notice, reasonable access to and the right to audit, at Client's cost and expense, by a mutually acceptable nationally recognized accounting firm (provided that such firm has not previously provided services to either Party and provided further that such firm enter into a confidentiality agreement) all of HSW's books and records that pertain to the provision of the Services under such invoice; provided, however, neither Client nor any agent of Client shall have access to the Technology or any other proprietary technology of HSW by virtue of this Section 3.2. Any overpayments or underpayments shall be credited or charged, as applicable, to Client in the next invoice from HSW to Client. If the audit identifies that the Client was overcharged by more than ten percent (10%) in respect of the audited invoices, HSW shall bear the costs and expense of such audit.

        3.3    Taxes.    The fees and expenses shall not include any applicable foreign, federal, state or local sales, use, excise, value added, customs fees or other taxes, duties, surcharges or assessments, and HSW shall provide Client written notification of such taxes and Client shall be responsible for the payment of all such taxes. Notwithstanding anything to the contrary in this section, HSW shall be solely responsible for all taxes based on its income.

        3.4    Late Payments.    Any amount not paid when due hereunder shall be subject to an interest charge at the lesser of 1.5% per month or the maximum rate permitted by law.

4.     PROPRIETARY RIGHTS

        4.1    Content.    Ownership of the Content and the Contributed Content and Client's right to use the same are governed by the terms and conditions set forth in the Contribution Agreements.

        4.2    Technology.    All right, title and interest in and to the Technology and all Intellectual Property Rights therein and all derivatives thereof, shall remain exclusively vested in HSW. This Agreement does not convey, confer, grant, assign or otherwise provide Client with any ownership interest in or to the Technology.

5.     TERM/TERMINATION

        5.1    Term.    This Agreement shall commence upon the Effective Date and continue for a period of eighteen (18) months or until earlier terminated in accordance with the terms set forth herein (the "Term").

        5.2    Termination.    This Agreement shall terminate when the Parties mutually agree in writing that Client is able to perform the Services on its own behalf. Client may terminate any or all Services, either in whole or in part, or this Agreement upon thirty (30) days' written notice to HSW. HSW may suspend any Service in the event that Client fails to pay the Fee for such Service when due and such failure continues un-remedied for ninety (90) days after receipt of written notice thereof from HSW.

        5.3    Termination of Contribution Agreements.    This Agreement shall automatically and immediately terminate upon termination of all the licenses granted in Section 2.2 of the Contribution Agreements.

        5.4    Effect of Termination.    Any termination of this Agreement shall not (i) waive or otherwise adversely effect any other rights or remedies the terminating Party may have at law or in equity, or (ii) affect any terms and conditions which by their nature should survive termination, including (a) Client's obligations to pay all accrued but unpaid Fees, and (b) the rights and obligations of the Parties under Sections 3.2, 3.3 and 3.4; and Articles 4, 6, 7, and 8.

6.     WARRANTIES AND COVENANTS

        6.1    By HSW.    HSW represents, warrants and covenants to Client that (i) it has the full power and authority to enter into this Agreement; (ii) it shall provide and perform the Services with the level of care and in a professional and workmanlike manner in accordance with commercially reasonable industry standards; (iii) it shall observe and comply with any and all applicable U.S. laws and regulations bearing on the performance of the Services; and (iv) the Technology and Services do not and will not infringe or misappropriate any third party Intellectual Property rights.

        6.2    By Client.    Client represents and warrants to HSW that (i) it has the full power and authority to enter into this Agreement; (ii) the Client Sites are in compliance with all applicable laws, rules, regulations, statutes and ordinances; (iii) the Client Sites do not and will not infringe any third party Intellectual Property Rights; provided, however, that this representation and warranty shall not apply in respect of Contributed Content or Updates and instead, the applicable representation and warranty shall be as set forth in the Contribution Agreements and Update Agreements; (iv) it will not use the Technology or any portion thereof in any way that infringes or misappropriates any Intellectual Property Rights; and (v) will ensure that Terms of Use are at all times in compliance with all applicable laws, rules, statutes, regulations and ordinances.

        6.3    Disclaimer.    Except for the express warranties and representations set forth in this Agreement and the Contribution Agreements, neither Party makes any warranties, whether express, implied or otherwise with respect to the Services and the materials provided by HSW under this Agreement and Licensee's use of the Client Sites and Contributed Content. Each Party expressly disclaims all other warranties and representations, whether express, implied or statutory, including, without limitation, the implied warranties of merchantability, fitness for a particular purpose, non-infringement and accuracy. HSW does not warrant that the Client Sites or the Services will be uninterrupted, secure, virus free, error free, or prevent unauthorized access by third parties, that all errors will be corrected, or that the Services will meet Client's requirements.

7.     INDEMNITY

        7.1    By HSW.    HSW agrees to defend, indemnify and hold harmless Client, its officers, directors, employees, agents and contractors against any and all claims, demands, causes of action, judgments, damages, penalties, losses, liabilities, costs and expenses (including reasonable attorney fees' and court costs) arising out of, resulting from or related to (i) HSW's breach of the covenants, representations and warranties set forth in Article 6; or (ii) any breach of or default under the Terms of Use by HSW or its subcontractors, except where such liabilities, losses, damages, costs and expenses arise out of the gross negligence, willful misconduct or bad faith of, or the violation of any applicable law by, or willful breach by Client of any of Client's obligations under this Agreement. Client agrees to provide HSW with prompt written notice of any third party claim subject to indemnification hereunder, allowing HSW to have sole control of the defense of such claim and any resulting disposition or settlement thereof; provided, however, that Client may participate in the defense of a claim at its own expense. Notwithstanding the foregoing, any delay by Client in providing notice as required hereunder shall not relieve HSW of its indemnification obligations except and only to the extent that HSW was prejudiced by such delay.

        7.2    By Client.    Client agrees to defend, indemnify and hold harmless HSW, its officers, directors, employees, agents and contractors against any and all claims, demands, causes of action, judgments, damages, penalties, losses, liabilities, costs and expenses (including reasonable attorney fees' and court costs) arising out of, resulting from or related to (i) Client's breach of the covenants, representations and warranties set forth in Article 6; or (ii) any breach of or default under the Terms of Use by Client or its subcontractors or licensees, except where such liabilities, losses, damages, costs and expenses arise out of the gross negligence, willful misconduct or bad faith of, or the violation of any applicable law by, or willful breach by HSW, its affiliates, its consultants or its subcontractors of any of HSW's obligations under this Agreement. HSW agrees to provide Client with prompt written notice of any third party claim subject to indemnification hereunder, allowing Client to have sole control of the defense of such claim and any resulting disposition or settlement thereof; provided, however, that HSW may participate in the defense of a claim at its own expense. Notwithstanding the foregoing, any delay by HSW in providing notice as required hereunder shall not relieve Client of its indemnification obligations except and only to the extent that Client was prejudiced by such delay.

8.     LIMITATION OF LIABILITY

        8.1    Exclusion of Damages.    Except for (i) the Parties' respective indemnification obligations set forth in this Agreement; and (ii) damages arising out of either Party's gross negligence or willful misconduct, neither Party shall be liable to the other under any legal theory or cause of action for any special, incidental, consequential or other indirect damages, including, without limitation, damages for lost profits, even if the Party has been advised of the possibility of such damages.

        8.2    Limitation of Damages.    Except with respect to HSW's (or its subcontractors') gross negligence or willful or intentional misconduct, HSW's total aggregate liability arising from or related to the Services or this Agreement shall be limited to the proven direct damages not to exceed the Fees actually paid to HSW by Client hereunder for Services rendered during the first twelve (12) months of the Term.

9.     MISCELLANEOUS

        9.1    Assignment.    Neither Party shall assign this Agreement, in whole or in part, by operation or law or otherwise, without the prior written consent of the other Party; provided, however, HSW may, without Client's consent, assign this Agreement or any of its rights or obligations hereunder upon a change of control. Any purported assignment in violation hereof shall be void.

        9.2    Force Majeure.    The obligations of either Party shall be suspended during the period and to the extent that either Party, is prevented or hindered from complying therewith by any of the following causes beyond its reasonable control: (i) acts of God, (ii) weather, fire or explosion, (iii) war, invasion, riot or other civil unrest, (iv) governmental laws, orders or restrictions, (v) actions, embargoes or blockades in effect on or after the date of this Agreement, (vi) action by any regulatory authority, (vii) national or regional emergency, (viii) strikes, labor stoppages or slowdowns or other industrial disturbances, (ix) power failures, fiber cuts, network disturbances, shortage of adequate power or transportation facilities, or (x) any other event which is beyond the reasonable control of such party. In such event, the Party whose performance is affected thereby shall give notice of suspension as soon as reasonably practicable to the other stating the date and extent of such suspension and the cause thereof, and such Party shall resume the performance of such obligations as soon as reasonably practicable after the removal of the cause.

        9.3    Subcontractors.    HSW shall be entitled to perform any or all of the Services through one or more subcontractors, provided that HSW remains solely responsible to Client for the performance of the Services and solely liable to Client for the acts and omissions of any subcontractor.

        9.4    Notices.    All notices, consents and other communications hereunder must be in writing and delivered to the other Party at the address set below by personal delivery, certified mail (postage pre-paid), overnight delivery service or by facsimile with verified receipt of transmission, and shall be effective upon receipt (or when delivery is refused). Each Party may change its address for receipt of notice by giving notice of the new address to the other Party.

If to HSW:	HowStuffWorks, Inc. One Capital City Plaza 3350 Peachtree Road, Suite 1500 Atlanta, Georgia 30326 Phone: 404-760-4729 Fax: 404-760-3458 Attention: Legal Department
If to Client:	HSW International, Inc.

Phone:
Fax:
Attention:

        9.5    Confidentiality.    In connection with this Agreement, the Parties may receive or have access to nonpublic information of the other Party ("Confidential Information"). The Parties agree (i) to keep in confidence and trust all of the other Party's Confidential Information; (ii) not to use the other Party's Confidential Information other than as expressly permitted under the terms of this Agreement or any other Agreement between the Parties; (iii) to take all reasonable steps to prevent unauthorized disclosure or use of the other Party's Confidential Information, and to prevent it from falling into the public domain or the possession of unauthorized persons; and (iv) to disclose the other Party's Confidential Information only to its employees or agents who need access to such Confidential Information for purposes of meeting and carrying out the obligations hereunder and who have executed a confidentiality agreement which protects the confidentiality of the other Party's Confidential Information. As used herein, Confidential Information shall not include information that is: (i) available to the public other than by a breach of this Agreement; (ii) rightfully received from a third party not in breach of an obligation of confidentiality; (iii) independently developed by the receiving Party without access to the other Party's Confidential Information; (iv) rightfully known to the receiving Party prior to the time of disclosure; or (v) produced in compliance with applicable law or a court order, provided the disclosing Party is given reasonable notice of such law or order and an opportunity to attempt to preclude or limit such production.

        9.6    Waiver.    Neither Party shall be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving Party, and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

        9.7    Severability.    If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby. The invalid provision shall be replaced by a valid one that achieves to the extent possible the original purpose and commercial goal of the invalid provision.

        9.8    Governing Law; Jurisdiction.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding its choice of laws provisions. The Parties agree that the exclusive venue and jurisdiction for any actions or disputes arising from this Agreement shall be a federal or state court in New York.

        9.9    Relationship of the Parties.    Nothing in this Agreement shall establish any relationship of partnership, joint venture, employment, franchise, or agency between the Parties. Nothing in this Agreement shall give either Party the power to bind the other Party or incur obligations on the other Party's behalf without the other Party's prior written consent. The Parties shall act as independent contractors and not as an agent of the other in performing the Services and in connection with this Agreement, maintaining control over its employees, its subcontractors and their employees and complying with all withholding of income at source requirements, whether federal, state, local or foreign. No employee of either Party shall be considered an employee of the other Party.

        9.10    Headings.    Headings are used for purposes of reference only and shall not affect the interpretation of this Agreement.

        9.11    Construction.    This Agreement shall be construed and interpreted fairly, in accordance with the plain meaning of its terms, and there shall be no presumption or inference against the Party drafting this Agreement in construing or interpreting the provisions hereof.

        9.12    Counterparts.    This Agreement may be executed in counterparts all of which taken together shall constitute one single agreement between the Parties.

        9.13    Entire Agreement.    This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof and supersede all prior communications, whether written or oral. This Agreement may be amended only in a written document signed by both Parties.

[Signatures on following page]

[Signature page to Services Agreement]

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

HSW:	Client:
HowStuffWorks, Inc.	HSW International, Inc.
By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Annex F

UPDATE AGREEMENT

        THIS UPDATE AGREEMENT (the "Agreement") is entered into as of                                     , 2007 (the "Effective Date") by and between HowStuffWorks, Inc., with its principal office located at 3350 Peachtree Road, Atlanta, Georgia ("HSW"), and HSW International, Inc., with its principal office located at                                      ("Company") (HSW and Company are collectively referred to herein as the "Parties" and individually a "Party").

        WHEREAS, HSW is engaged in the publication and distribution of certain reference information in digital form via the website www.howstuffworks.com (the "Site"); and

        WHEREAS, HSW and Company have entered into one or more Contribution Agreements pursuant to which HSW agreed to license the Purchased Updates to Company (collectively, the "Contribution Agreements") for digital distribution in the Territory.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1.     DEFINITIONS

        Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Contribution Agreements. For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

        "Additional Updates" shall have the meaning set forth in Section 4.1.2.

        "Agreement" shall have the meaning set forth above in the preamble.

        "Company" shall have the meaning set forth above in the preamble.

        "Contributed Updates" means the right to render Chinese or Portuguese, as applicable, translations of, the right to publish and otherwise use any and all actual renderings in the Chinese language (including both Simplified and Traditional) or Portuguese language, as applicable, and all such actual renderings, of any and all of the Purchased Updates (and further providing that Contributed Updates shall include, with respect to limited excerpts thereof that are either not translatable into Chinese or Portuguese, as applicable, or for which the common, universal understanding of the term is in English, the right to render and include as part of the Chinese or Portuguese, as applicable, language rights such limited excerpts of the Purchased Updates in the English language) solely in digital and/or electronic medium.

        "Contribution Agreements" shall have the meaning set forth above in the recitals.

        "Effective Date" shall have the meaning set forth above in the preamble.

        "HSW" shall have the meaning set forth above in the preamble.

        "Licensed Content Updates" means any and all modifications made to the Licensed Content by or on behalf of HSW and any new content owned by HSW and added to the Site after the Effective Date of the Contribution Agreements.

        "Party" and "Parties" shall have the meaning set forth above in the preamble.

        "Proprietary Notices" shall have the meaning set forth in Section 3.5.

        "Purchased Updates" means any and all Updates which Company elects to purchase hereunder from HSW.

        "Site" shall have the meaning set forth above in the recitals.

        "Sublicensed Content Updates" means any and all modifications made to the Sublicensed Content by or on behalf of HSW or any Third Party Licensor after the Effective Date of the Contribution

Agreements, and any content licensed by HSW and added to the Site after the Effective Date of the Contribution Agreements and which HSW have the right to make available to Company hereunder.

        "Third Party Content" shall have the meaning set forth in Section 2.4.

        "Third Party Licenses" means, collectively, the licenses from third parties granting HSW the right to use the Sublicensed Content Updates. A "Third Party License" means an individual reference to each of the Third Party Licenses.

        "Third Party Licensors" means the licensors under the Third Party Licenses.

        "Update Fee" shall have the meaning set forth in Section 5.1.

        "Updates" means collectively the Licensed Content Updates and Sublicensed Content Updates.

2.     LICENSE GRANT

        2.1    Contributed Updates.  HSW hereby contributes the Contributed Updates to Company by granting to Company a perpetual, fully paid up, royalty-free, sublicensable, exclusive (even as to HSW) license in the Territory to the Contributed Updates. For the avoidance of doubt, the foregoing license includes, but is not limited to, the right to display, publish, transmit, copy, publicly perform, distribute and modify/create derivative works of the Contributed Updates in the digital and/or electronic medium in the Territory.

        2.2    Purchased Updates.    Subject to the terms and conditions of this Agreement, HSW hereby grants to Company a limited, perpetual, fully paid up, royalty-free, non-sublicensable, non-transferable (except as set forth in Section 10.1), exclusive (even as to HSW) license in the Territory to: (i) use the Purchased Updates solely for purposes of translating it into the Chinese or Portuguese, as applicable, language for the purposes thereby of creating Contributed Updates; and (ii) use limited excerpts of the Licensed Content Updates translated into the Chinese or Portuguese, as applicable, language in print format with limited distribution to businesses solely for purposes of marketing, business development, financings and other similar legitimate business purposes, provided that any such limited print excerpts are not distributed publicly. With respect to the foregoing grant in (ii), Company shall provide copies of relevant portions of such printed materials to HSW, for HSW's prior written approval which shall not be unreasonably withheld and provided further that in the event that HSW does not notify Company of its disapproval within ten (10) business days after receipt thereof from Company, then HSW shall be deemed to have approved such materials. Company's inadvertent failure to submit any such materials to HSW for approval hereunder shall not be deemed to be a material breach under this Agreement.

        2.3    Limitation with Respect to Contribution of Sublicensed Content Updates.    The license granted in Section 2.1 above with respect to the Chinese or Portuguese, as applicable, language digital publishing rights in the Territory to Sublicensed Content Updates purchased by Company hereunder, is limited by and subject to the terms, conditions and restrictions set forth in the applicable Third Party Licenses, and Company agrees to comply with all applicable terms, conditions and restrictions set forth or imposed on it under or pursuant to its sublicense of rights under each such Third Party License, which are provided to Company in writing.

        2.4    Third Party Content.    The Purchased Updates may contain text, images, designs, graphics, artwork, links and other content owned by and/or proprietary to third parties, including, without limitation, Sublicensed Content Updates under the Third Party Licenses ("Third Party Content"). With respect to all Third Party Content, the representations and warranties made by HSW under Section 6.1 below and HSW's indemnification obligations as set forth in Section 7.1, shall be limited in accordance with the rights that HSW has from the Third Party Content providers. Company agrees to be bound by the terms and restrictions applicable to and/or governing any Third Party Content, as communicated in writing by HSW to Company.

        2.5    Use of Subcontractors.    Company may use subcontractors to exercise any of the rights granted to it in Section 2.2, provided that (i) each subcontractor agrees in writing to protect HSW's and Third Party Licensors' proprietary rights in the Purchased Updates in a manner and to an extent consistent with Section 2.3 and Article 3 of this Agreement; and (ii) Company remains solely liable to HSW for the acts and omissions of any subcontractor.

3.     PROPRIETARY RIGHTS

        3.1    Licensed Content Updates Ownership.    HSW shall be the sole and exclusive owner throughout the world of, and retain all right, title and interest in and to, the Licensed Content Updates and all Intellectual Property Rights therein and thereto, provided, however, that Company shall hold in perpetuity the rights granted to it under Section 2.1, including the right to transfer and assign such rights as provided in Section 10.1.

        3.2    Sublicensed Content Updates Ownership.    Third Party Licensors shall be the sole and exclusive owners throughout the world of, and retain all right, title and interest in and to, the Sublicensed Content Updates and all Intellectual Property Rights therein and thereto, provided, however, that subject to Company's performance of its obligations as a sublicensee under the Third Party Licenses, Company shall hold the rights to which it is entitled pursuant to Section 2.3.

        3.3    Contributed Updates Ownership.    Company shall be the sole and exclusive owner throughout the world of, and retain all right, title and interest in and to, the Contributed Updates and all Intellectual Property Rights therein and thereto, subject to HSW's (and its Third Party Licensors') rights in the underlying Licensed Content Updates and Sublicensed Content Updates.

        3.4    Reserved Rights in the Updates.    All rights in and to the Updates and Purchased Updates not expressly granted herein to Company are reserved by HSW and the Third Party Licensors. Company shall neither acquire nor claim any right, title or interest in or to the Updates or Purchased Updates, except its rights in the Contributed Updates as defined in this Agreement. Company shall not, directly or indirectly, challenge HSW's retained rights hereunder or take any other action which Company reasonably knows will impair or diminish HSW's rights in the Updates and the Purchased Updates.

        3.5    Proprietary Notices.    The Purchased Updates shall bear appropriate copyright and/or credit notices as designated in writing by HSW (the "Proprietary Notices") or as designated in writing by Third Party Content providers. The Proprietary Notices shall not be removed or obscured, and shall be reproduced on all copies of the Purchased Updates.

        3.6    Removal of Purchased Updates.    Company acknowledges and agrees that HSW may, with respect to any Purchased Updates, or a portion thereof, request Company to remove or cease using and/or distributing the translated version thereof in the event that HSW reasonably believes that such Content may be in violation of law or the proprietary or contractual rights of a third party, and Company will cooperate with HSW in that regard. In the event that Company is required to discontinue use of a Purchased Update (or translated version thereof), the parties shall work together in good faith to agree on an appropriate credit that Company may use in respect of Update Fees paid for future Purchased Updates.

4.     PARTIES' OBLIGATIONS

        4.1    Obligations of HSW.

           4.1.1    On a quarterly basis throughout the term of this Agreement, HSW will make Updates available to Company for purchase by giving Company written notice describing the Updates and specifying the Update Fee (as defined in Section 5.1 below). HSW will make the Purchased Updates available to Company in the English language in a digital format. HSW shall not, directly or indirectly, amend or otherwise modify any existing agreements relating to Purchased Updates or enter into any new agreements relating to Purchased Updates, to the extent that such amendment, modification or new agreement would adversely affect Company's rights hereunder. HSW shall, at Company's reasonable request and cost, use commercially reasonable efforts to assist Company in any claims or actions brought by Company against third parties pursuant to Section 4.2.

           4.1.2    If HSW acquires, directly or indirectly, whether by purchase, transfer, assignment or license, any rights in any text, images, designs, graphics, artwork or other content for the Site (the "Additional Updates"), HSW shall use commercially reasonable efforts to obtain, as a part of such acquisition, digital publishing rights for Company (in accordance with the terms and conditions of this Agreement) in respect of such Additional Updates for use in the Territory.

        4.2    Obligations of Company.    Company shall notify HSW of its election to purchase Updates within ninety (90) days after HSW makes such Updates available to Company. Company shall be responsible for (i) translating the Purchased Updates into the Chinese language, and (ii) ensuring that all uses of the Contributed Updates are at all times in compliance with all applicable laws, rules, regulations and ordinances. Company shall be solely responsible for, at its sole discretion, instituting and pursuing any and all claims and actions against third parties in respect of infringement of the Contributed Updates by such third party or unfair competition by such third party with respect to the Contributed Updates, in each case within the Territory.

5.     CONSIDERATION

        5.1    Fees.    In consideration of the Updates provide by HSW hereunder and the rights granted to Company in connection therewith, Company shall pay HSW a fee equal to (i) one (1%) percent per Territory of HSW's fully allocated costs directly attributable to producing the Purchased Updates (which, for the avoidance of doubt, does not include general or administrative overhead); and (ii) HSW's actual cost in transferring the Purchased Updates to Company; plus (iii) five (5%) percent of (i) and (ii) (collectively, (i), (ii) and (iii) are referred to as the "Update Fee"). HSW shall provide a reasonably detailed invoice on a quarterly basis specifying the Purchased Updates and the associated Update Fee. Company shall pay all such invoices, in U.S. dollars to HSW within thirty (30) days of Company's receipt of the invoice.

        5.2    Right to Audit.    For a period of six (6) months after Company receives an invoice from HSW, Company shall be provided, upon advance written notice, reasonable access to and the right to audit, at Company's cost and expense, by a mutually acceptable nationally recognized accounting firm (provided that such firm has not previously provided services to either Party and provided further that such firm enter into a confidentiality agreement) all of HSW's books and records that pertain to the Update Fee. Any overpayments or underpayments shall be credited or charged, as applicable, to Company in the next invoice from HSW to Company. If the audit identifies that the Company was overcharged by more than ten percent (10%) in respect of the audited invoices, HSW shall bear the costs and expense of such audit.

        5.3    Taxes.    The fees and expenses shall not include any applicable foreign, federal, state or local sales, use, excise, value added, customs fees or other taxes, duties, surcharges or assessments, and HSW shall provide Company written notification of such taxes and Company shall be responsible for the payment of all such taxes. Notwithstanding anything to the contrary in this section, HSW shall be solely responsible for all taxes based on its income.

        5.4    Late Payments.    Any amount not paid when due hereunder shall be subject to an interest charge at the lesser of 1.5% per month or the maximum rate permitted by law.

6.     WARRANTIES

        6.1    By HSW.    HSW represents and warrants to Company that (i) it has the full power and authority to enter into this Agreement; (ii) it has all rights necessary rights to transfer the Contributed Updates and grant the licenses set forth herein; and (iii) Company's use of the Purchased Updates as authorized herein does not and will not infringe or misappropriate any third party Intellectual Property Rights.

        6.2    By Company.    Company represents and warrants to HSW that (i) it has the full power and authority to enter into this Agreement; (ii) it has all rights necessary to fulfill its obligations hereunder; (iii) it will not use the Purchased Updates or any portion thereof in violation of any applicable law, rule, statute, regulation, or ordinance; (iv) it will not use or modify the Purchased Updates or any portion thereof in any way that infringes or misappropriates any third party Intellectual Property Rights, provided, however that the foregoing warranty shall not (a) limit HSW's warranty under Section 6.1(iii), (b) apply with respect to modified Purchased Updates provided by HSW to Company under the Services Agreement, and (c) apply with respect to modifications to the Purchased Updates made by or at HSW's explicit written request, with the exception of any translations to such modified Purchased Updates or any derivative works to such modified Purchased Updates made by or on behalf of Company; and (v) it will ensure that the Contributed Updates are at all times in compliance with all applicable laws, rules, statutes, regulations and ordinances.

        6.3    Disclaimer.    Except for the express warranties and representations set forth in this Agreement, neither Party makes any warranties, whether express, implied or otherwise. Each Party expressly disclaims all other warranties and representations, whether express, implied or statutory, including, without limitation, the implied warranties of merchantability, fitness for a particular purpose, non-infringement and accuracy.

7.     INDEMNITY

        7.1    By HSW.    HSW hereby agrees to defend, indemnify and hold harmless Company, its officers, directors, employees and agents against any and all claims, demands, causes of action, judgments, damages, penalties, losses, liabilities, costs and expenses (including reasonable attorney fees' and court costs) arising out of or resulting from (i) HSW's breach of any representation or warranty under this Agreement; or (ii) third party claims that Company's use of the Purchased Updates, or any portion thereof, as authorized herein infringes or misappropriates any third party Intellectual Property Rights. For the avoidance of doubt, the Parties acknowledge and agree that any amounts paid by Company in indemnifying a sublicensee for any claims, demands or causes of actions arising out of or resulting from HSW's breach of any representation or warranty under this Agreement shall be deemed losses for which Company is entitled to indemnification hereunder. Company agrees to provide HSW with prompt written notice of any third party claim subject to indemnification, allow HSW to have sole control of the defense of such claim and any resulting disposition or settlement of such claim; provided, however, that Company may participate in the defense of a claim at its own expense. Notwithstanding the foregoing, any delay by Company in providing notice as required hereunder shall not relieve HSW of its indemnification obligations except and only to the extent that HSW was prejudiced by such delay.

        7.2    HSW Rights.    If HSW determines that the Purchased Updates or any portion thereof, becomes, or is likely to become, the subject of an infringement claim or action, HSW may at its sole option: (i) procure, at no cost to Company the right to continue using such Purchased Updates, or portion thereof, as applicable; (ii) replace or modify the Purchased Updates, or portion thereof, as applicable to render it non-infringing; or (iii) if, in HSW's reasonable opinion, neither (i) nor (ii) above are commercially feasible, HSW may remove such Purchased Updates from the scope of this Agreement.

        7.3    Exceptions.    HSW will have no liability under Section 7.1 for any claim or action where: (i) such claim or action would have been avoided but for modifications (other than Chinese translation) of the Purchased Updates, or any portion thereof, made by Company or a third party on Company's behalf; (ii) such claim or action would have been avoided but for Company's or a third party on Company's behalf combining or using the Purchased Updates, or any portion thereof, with other content or materials; (iii) such claim or action would have been avoided but for Company's failure to implement the infringement remedy of removal as requested, if at all, by HSW under Section 3.6 or Section 7.2; or (iv) Company's use of the Purchased Updates, or any portion thereof, is not in compliance with the terms of this Agreement and such claim would have been avoided but for such non-compliance.

        7.4    By Company.    Company hereby agrees to defend, indemnify and hold harmless HSW, its licensors, and its and their officers, directors, employees and agents against any and all claims, demands, causes of action, damages, judgments, penalties, losses, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) arising out of or resulting from (i) Company's breach of any representation or warranty under this Agreement; (ii) Company's use of the Purchased Updates in a manner in breach of the terms and conditions of this Agreement; or (iii) third party claims that the Contributed Content, or any portion thereof, infringes or misappropriates any third party Intellectual Property Rights. HSW agrees to provide Company with prompt written notice of any third party claim subject to indemnification, allow Company to have sole control of the defense of such claim and any resulting disposition or settlement of such claim; provided, however, that HSW may participate in the defense of a claim at its own expense. Notwithstanding the foregoing, any delay by HSW in providing notice as required hereunder shall not relieve Company of its indemnification obligations except and only to the extent that Company was prejudiced by such delay.

8.     LIMITATION OF LIABILITY

        Except for (i) the Parties' respective indemnification obligations set forth in this Agreement; and (ii) damages arising out of either Party's gross negligence or willful misconduct, neither Party shall be liable to the other under any legal theory or cause of action for any special, incidental, consequential or other indirect damages, including, without limitation, damages for lost profits, even if the Party has been advised of the possibility of such damages.

9.     TERMINATION

        9.1    Termination by HSW.    HSW may suspend its obligation to provide Updates to Company for purchase in the event that Company fails to pay any Update Fee when due and such failure continues un-remedied for ninety (90) days after receipt of written notice thereof from HSW. Additionally, HSW may terminate the licenses granted in Section 2.2 and all rights granted to Company thereunder upon written notice to Company if: (i) Company files a petition for bankruptcy or is adjudicated bankrupt; (ii) a petition in bankruptcy is filed against Company and such petition is not dismissed within ninety (90) calendar days; (iii) Company becomes insolvent or makes an assignment for the benefit of its creditors or an arrangement for its creditors pursuant to any bankruptcy law; (iv) Company discontinues the business that is covered by this Agreement; (v) a receiver is appointed for Company or its business; or (vi) Company is in material breach of any of the terms or conditions set forth herein, which breach remains uncured thirty (30) days after written notice thereof from HSW; provided, however, that (i) such material breach was not caused by any action or inaction of HSW, and (ii) HSW did not prevent or limit Company's attempts to cure such breach. Notwithstanding the foregoing, unless such extension period would create a risk of a breach by HSW under any Third Party License, if Company is using commercially reasonable efforts to cure a material breach but is unable to do so within thirty (30) days, then the cure period will be extended for an additional sixty (60) days so long as Company continues to use commercially reasonable efforts to cure the breach.

        9.2    Effect of Termination.    Upon any termination of the licenses granted in Section 2.2, (i) all rights granted to Company thereunder shall automatically and immediately terminate, (ii) Company shall cease all use of the Purchased Updates; and (iii) Company shall return or destroy all copies of the Purchased Updates in its possession or control, regardless of the form or media. Subject to Section 2.3, any termination of the licenses set forth in Section 2.2 shall not affect Company's rights under Section 2.1 in respect of the Contributed Updates. Any termination of the licenses granted in Section 2.2 shall not (a) waive or otherwise adversely effect any other rights or remedies the terminating Party may have at law or in equity, or (b) affect any terms and conditions which by their nature should survive termination, including Client's obligations to pay all accrued but unpaid Update Fees.

10.   MISCELLANEOUS

        10.1    Assignment.    Company shall have the right to assign its license rights under Section 2.1 with respect to the Contributed Updates (except as limited and restricted by Section 2.3). Except as otherwise expressly set forth herein, Company shall not assign the licenses granted in Section 2.2, including any of its rights or obligations in connection therewith, in whole or in part, by operation or law or otherwise, without the prior written consent of HSW. Company agrees that any sublicenses or assignments of its rights hereunder granted by Company will be subject to the terms and conditions set forth herein.

        10.2    Injunctive Relief.    Company acknowledges that Company's material breach of Articles 2, 3 or 6 would result in irreparable injury to HSW, and therefore in the event of an actual or threatened breach, HSW shall be entitled, in addition to all other available remedies, to seek an injunction or other equitable relief.

        10.3    Notices.    All notices, consents and other communications hereunder must be in writing and delivered to the other Party at the address set below by personal delivery, certified mail (postage pre-paid), overnight delivery service or by facsimile with verified receipt of transmission, and shall be effective upon receipt (or when delivery is refused). Each Party may change its address for receipt of notice by giving notice of the new address to the other Party.

If to HSW:	HowStuffWorks, Inc. One Capital City Plaza 3350 Peachtree Road, Suite 1500 Atlanta, Georgia 30326 Phone: 404-760-4729 Fax: 404-760-3458 Attention: Legal Department
If to Company:	HSW International, Inc.

Phone:
Fax:
Attention:

        10.4    Waiver.    Neither Party shall be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving Party, and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

        10.5    Severability.    If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby. The invalid provision shall be replaced by a valid one that achieves to the extent possible the original purpose and commercial goal of the invalid provision.

        10.6    Governing Law; Jurisdiction.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding its choice of laws provisions. The Parties agree that the exclusive venue and jurisdiction for any actions or disputes arising from this Agreement shall be a federal or state court in New York.

        10.7    Survival.    Any terms and conditions that by their nature should survive termination of this Agreement shall be deemed to survive. Such terms and conditions include, but are not limited to, Sections 2.1 and 9.2 and Articles 3, 6, 7, 8 and 10.

        10.8    Relationship of the Parties.    Nothing in this Agreement shall establish any relationship of partnership, joint venture, employment, franchise, or agency between the Parties. Nothing in this Agreement shall give either Party the power to bind the other Party or incur obligations on the other Party's behalf without the other Party's prior written consent.

        10.9    Headings.    Headings are used for purposes of reference only and shall not affect the interpretation of this Agreement.

        10.10    Construction.    This Agreement shall be construed and interpreted fairly, in accordance with the plain meaning of its terms, and there shall be no presumption or inference against the Party drafting this Agreement in construing or interpreting the provisions hereof.

        10.11    Counterparts.    This Agreement may be executed in counterparts all of which taken together shall constitute one single agreement between the Parties.

        10.12    Bankruptcy Law.    The Parties intend that the licenses of Intellectual Property herein are licenses to "intellectual property" as defined in the Section 101 of the U.S. Bankruptcy Code, 11 U.S.C. § 101(35A) and is subject in all respects to each party's rights under Section 365(n) of the Bankruptcy Code, 11 U.S.C. § 365(n).

        10.13    Entire Agreement.    This Agreement and the Schedules attached hereto constitute the entire agreement between the Parties relating to the subject matter hereof and supersede all prior communications, whether written or oral. The Schedules are incorporated into this Agreement by this reference and are hereby made part of this Agreement. This Agreement may be amended only in a written document signed by both Parties.

[Signatures on following page]

[Signature page to Update Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

HSW:	Company:
HowStuffWorks, Inc.	HSW International, Inc.
By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Annex G

April 20, 2006

HSW International, Inc.
One Capital City Plaza
3350 Peachtree Road
Suite 1500
Atlanta, Georgia 30326

Gentlemen:

        This letter agreement sets forth and confirms certain understandings between HSW International, Inc. (the "Corporation") and HowStuffWorks, Inc. ("HSW"). The Corporation and HSW hereby agree that the Corporation shall have an option to acquire from HSW the exclusive digital publishing rights for HSW content in India and Russia on the same terms and conditions that such rights are to be granted to the Corporation in respect of China and Brazil under the Contribution Agreements and Update Agreement to be entered into by the Corporation and HSW (the "India and Russia Rights") in accordance with the following:

  •
  the Corporation will have the right to exercise such option for a period of eighteen months from the date of closing under the Agreement and Plan of Merger to be entered into by the Corporation and HSW, and certain other parties, at such time as shall be determined by the Board of Directors of the Corporation;

  •
  upon the exercise of such option by the Corporation, such acquisition of the India and Russia Rights shall be effected through the formation of a limited partnership or limited liability company (the "Partnership") evidenced by a limited partnership agreement or limited liability company operating agreement, as applicable (the "Partnership Agreement"), to be entered into among the Corporation, Intac International, Inc. ("Intac") and HSW;

  •
  in connection with the formation of the Partnership, (i) the Corporation will contribute all of its assets and will cause Intac to contribute all of its assets to the Partnership and, in exchange therefor, the Corporation and Intac will receive in the aggregate a number of units in the Partnership equal to the total number of shares of common stock of the Corporation then issued and outstanding (the number of units to be received by each of the Corporation and Intac will be allocated between the two entities based on the relative fair market value of the assets contributed to the Partnership), and (ii) HSW will contribute the India and Russia Rights to the Partnership and, in exchange therefor, HSW will receive 6,000,000 units in the Partnership (the Corporation shall be the general partner, or managing member, of the Partnership);

  •
  pursuant to the Partnership Agreement, upon the issuance of any shares of common stock of the Corporation (including but not limited to the exercise or settlement of any equity compensation), the Corporation shall be issued from the Partnership one additional unit for each share of common stock issued and, in exchange therefor, the Corporation shall transfer to the Partnership the net proceeds, if any, received by the Corporation upon the issuance of such shares of common stock;

  •
  pursuant to the Partnership Agreement, HSW will have the right, at such times as HSW shall determine, to exchange any or all of the units held by HSW in the Partnership for shares of common stock of the Corporation based on a one for one exchange rate;

  •
  in the event of a stock dividend or distribution, or any change in the common stock of the Corporation by reason of any stock dividend or distribution, or any change in the common stock of the Corporation by reason of any split-up, recapitalization, combination, exchange of shares or the like, the number of units in the Partnership to be received by HSW or the exchange rate for the exchange of units in the Partnership held by HSW, as applicable, shall be appropriately adjusted; and

  •
  the Partnership Agreement shall provide that income and loss, as well as distributions of cash, shall be allocated among the units on a pro rata basis, and the Partnership Agreement shall contain such other terms and conditions as shall be agreed upon by the Corporation and HSW.

        This letter agreement may be executed in one or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. Facsimile counterpart signatures to this letter shall be acceptable and binding.

        Please indicate below your agreement with the foregoing.

Yours truly,
HOWSTUFFWORKS, INC.
		By:	/s/ JEFF ARNOLD
		Name:	Jeff Arnold
		Title:	CEO
Acknowledged and agreed to this 20th day of April, 2006.
HSW INTERNATIONAL, INC.
By:	/s/ JEFF ARNOLD
Name:	Jeff Arnold
Title:	CEO

G-2

Annex H

         AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

among

HSW INTERNATIONAL, INC.

HOWSTUFFWORKS, INC.

and

WEI ZHOU

Dated January 29, 2007

H-i

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

        This Amended and Restated Stockholders Agreement (this "Agreement") is entered into as of this 29th day of January, 2007 to be effective as of the Effective Time, by and among HSW INTERNATIONAL, INC., a Delaware corporation (the "Company"), HOWSTUFFWORKS, INC., a Delaware corporation ("HSW"), and WEI ZHOU, a citizen of Germany ("WEI ZHOU").

W I T N E S S E T H:

        WHEREAS, the Company, HSW and WEI ZHOU entered into that certain Stockholders Agreement dated as of April 20, 2006, to be effective as of the Effective Date (the "Original Stockholders Agreement");

        WHEREAS, the Company, HSW and WEI ZHOU now desire to amend and restate the provisions of the Original Stockholders Agreement as set forth herein.

        WHEREAS, the Company, HSW, INTAC International, Inc., a Nevada corporation ("INTAC"), and HSW International Merger Corporation, a Nevada corporation ("Merger Sub"), have entered into an Agreement and Plan of Merger dated as of April 20, 2006, as amended by that certain First Amendment to Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), pursuant to which (i) HSW will contribute certain assets, properties and rights to the Company in exchange for shares of the common stock, par value $0.001 per share, of the Company (the "Common Stock"), (ii) the Merger Sub will merge into and with INTAC with INTAC surviving the merger, and (iii) all shareholders of INTAC will receive shares of Common Stock upon the Closing;

        WHEREAS, upon consummation of the transactions contemplated by the Merger Agreement, each of HSW and WEI ZHOU will become a significant stockholder of the Company, and will Beneficially Own shares of Common Stock (each of HSW and WEI ZHOU, a "Stockholder");

        WHEREAS, at the Closing, the Company and HSW will be entering into two Contribution Agreements (the "Contribution Agreements"), pursuant to which HSW will contribute to the Company, among other things, certain Contributed Content (as defined therein); and

        WHEREAS, the Company, HSW and WEI ZHOU wish to enter into this Agreement to set forth their agreement as to the matters set forth herein with respect to, among other things, representation on the Company's Board, the Sale of, or creation, incurrence or assumption of an Encumbrance on, the shares of Common Stock and acquisition by HSW and WEI ZHOU of additional shares of Common Stock.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, HSW and WEI ZHOU hereby agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

        SECTION 1.01    Certain Definitions.     (a)    As used in this Agreement, the following terms shall have the following respective meanings:

        "Affiliate" means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

        "Applicable Restricted Period" means (a) with respect to HSW, the period ending (i) twelve (12) months after the Closing with respect to the first one-third (1/3) of the shares of the HSW Stock, (ii) eighteen (18) months after the Closing with respect to the next one-third (1/3) of the shares of the HSW Stock, (iii) twenty-four (24) months after the Closing with respect to the remaining one-third (1/3) of the shares of the HSW Stock, and (b) with respect to WEI ZHOU, the period ending twelve (12) months after the Closing.

        "Beneficially Own" has the meaning given such term in Rule 13d-3 under the Exchange Act; provided that Beneficial Ownership under Rule 13d-3(d)(1)(i)  shall be determined based on whether a Person has a right to acquire Beneficial Ownership irrespective of whether such right is exercisable within 60 days of the time of determination.

        "Board" means the board of directors of the Company.

        "Closing" has the meaning given to such term in the Merger Agreement.

        "Commission" means the Securities and Exchange Commission.

        "Control" (including the terms "Controlled by" and "under common Control with") means, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

        "Effective Time" has the meaning given to such term in the Merger Agreement.

        "Encumbrance" means any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use, or other encumbrance of any kind.

        "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Fully Diluted Basis" means, in respect of the Common Stock, the method of calculating the number of shares of Common Stock outstanding on an applicable measurement date, pursuant to which the following shares shall be deemed to be outstanding: (i) all shares of Common Stock outstanding on such measurement date, (ii) all shares of Common Stock issuable upon conversion of outstanding shares of any convertible or exchangeable securities of the Company and (iii) all shares of Common Stock issuable pursuant to any outstanding stock options or warrants of the Company.

        "Law" means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Company, HSW or WEI ZHOU, as the case may be.

        "Permitted Transferee" means, with respect to a specified Person, any Affiliate of such Person, provided that such Person is not a competitor of the Company, as reasonably determined by the Board.

        "Person" means, any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

        The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

        "Representative" means, as to any person, such person's Affiliates and its and their directors, officers, employees, agents, advisors (including, without limitation, financial advisors, counsel and accountants).

        "Sale" means, in respect of any Common Stock, property or other asset, any sale, assignment, transfer, distribution or other disposition thereof or of a participation therein, or other conveyance of legal or beneficial interest therein.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Subsidiary" or "Subsidiaries" of any Person means any corporation, partnership, limited liability company, joint venture, association or other legal entity of which such Person (either alone or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

        "Territories" means, collectively, each "Territory" as defined in the Contribution Agreements.

        (b)   Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Company	Preamble
Common Stock	Recitals
Confidential Information	4.01
Contribution Agreements	Recitals
HSW	Preamble
HSW Designees	3.01
HSW Stock	2.01
INTAC	Recitals
Merger Agreement	Recitals
Merger Sub	Recitals
Other Market Transaction	5.01
Stockholder	Recitals
WEI ZHOU Designees	3.01

ARTICLE 2
RESTRICTIONS ON TRANSFERABILITY

        SECTION 2.01    Restrictions on HSW.     (a)    HSW understands and agrees that the shares of Common Stock issued to HSW pursuant to the Merger Agreement (the "HSW Stock") will not have been registered for resale under the Securities Act. During the Applicable Restricted Period, HSW may not make or solicit any Sale of, or create, incur or assume any Encumbrance with respect to, the HSW Stock; provided that, during the Applicable Restricted Period, HSW may make or solicit a Sale to a Permitted Transferee and may pledge an interest in the HSW Stock to High River Limited Partnership and/or StuffWorks, LLC pursuant to a Stock Pledge Agreement dated as of April 20, 2006 or to one or more other lenders pursuant to a Stock Pledge Agreement entered into by HSW in connection with any transaction in which the debt currently owed by HSW to High River Limited Partnership and/or StuffWorks, LLC is refinanced (pursuant to which the applicable pledgee shall succeed to all of the rights and obligations of HSW under this Agreement with respect to any shares of HSW Stock foreclosed upon thereunder); provided, further, that the restrictions contained in this Section 2.01 shall terminate and be of no further force and effect (i) with respect to one-third (1/3) of the shares of the HSW Stock, on the date that is twelve (12) months after the Closing, (ii) with respect to the next one-third (1/3) of the shares of the HSW Stock, on the date that is eighteen (18) months after the Closing, and (iii) with respect to the remaining one-third (1/3) of the shares of the HSW Stock, on the date that is twenty-four (24) months after the Closing.

        (b)   No Sale of HSW Stock to a Permitted Transferee shall be effective if a purpose or effect of such transfer shall have been to circumvent the provisions of this Section 2.01. HSW shall remain responsible for the performance of this Agreement by each Permitted Transferee of HSW to which

HSW Stock is transferred. If any Permitted Transferee to which HSW Stock is transferred pursuant to Section 2.01(a) ceases to be a Permitted Transferee of HSW, such Person shall reconvey such Stock to HSW immediately before such Person ceases to be a Permitted Transferee of HSW so long as such Person knows of its upcoming change of status immediately prior thereto. If such change of status is not known until after its occurrence, the former Permitted Transferee shall make such transfer to HSW as soon as is practicable after the former Permitted Transferee receives notice thereof.

        (c)   HSW agrees that it will not make or solicit any Sale of, or create, incur or assume any Encumbrance with respect to, its interest in any Permitted Transferee to which it has transferred HSW Stock unless prior thereto HSW Stock held by such entity is transferred to HSW or to one or more Permitted Transferees.

        SECTION 2.02    Restrictions on WEI ZHOU.     WEI ZHOU understands and agrees that the shares of Common Stock issued to him pursuant to the Merger Agreement will not have been registered for resale under the Securities Act. During the Applicable Restricted Period, WEI ZHOU may not make or solicit any Sale of, or create, incur or assume any Encumbrance with respect to, at least four million (4,000,000) shares of the Common Stock issued to WEI ZHOU pursuant to the Merger Agreement (the "Restricted Zhou Stock"); provided that the restrictions contained in this Section 2.02 shall terminate and be of no further force and effect on the date that is twelve (12) months after the Closing.

        SECTION 2.03    Improper Sale or Encumbrance.     Any attempt not in compliance with this Agreement to make any Sale of, or create, incur or assume any Encumbrance with respect to, any shares of Common Stock shall be null and void and of no force and effect, the purported transferee shall have no rights or privileges in or with respect to the Company, and the Company shall not give any effect in the Company's stock records to such attempted Sale or Encumbrance. Furthermore, HSW or WEI ZHOU, as applicable, and the other parties engaging or attempting to engage in such Sale or Encumbrance shall indemnify and hold harmless the Company and the other Stockholder from all losses that the Company and the other Stockholder may incur (including, without limitation, incremental tax liability and lawyers' fees and expenses) in enforcing the provisions of this Agreement.

        SECTION 2.04    Restrictive Legends.     (a)    Each certificate representing the shares of HSW Stock, each certificate representing any shares of Common Stock acquired by HSW following its acquisition of Common Stock pursuant to the Merger Agreement and each certificate representing the Restricted Zhou Stock shall be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legends required by agreement or by applicable state securities laws):

    (i)
    THE SHARES REPRESENTED BY THIS CERTIFICATE GENERALLY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

    (ii)
    THE SHARES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS UNDER THE TERMS OF AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED JANUARY     , 2007, AS AMENDED FROM TIME TO TIME, BETWEEN THE ISSUER AND THE HOLDER HEREOF AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF THAT AGREEMENT.

        (b)   Each Stockholder consents to the Company making a notation on its records and giving instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement.

        (c)   If any HSW Stock or any Restricted Zhou Stock ceases to be subject to any and all restrictions on Sale or Encumbrance set forth in Section 2.01 or 2.02 of this Agreement, as applicable, or the other provisions set forth in this Agreement, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such HSW Stock or such Restricted Zhou Stock, as applicable, without the first paragraph or without the second paragraph, as applicable, of the legends required by Section 2.04 endorsed thereon.

ARTICLE 3
CORPORATE GOVERNANCE

        SECTION 3.01    Composition of the Board, Committees and Management.     (a)    From and after the Closing, the number of directors comprising the Board shall be seven (7), or such number of directors as may be determined by the Board in accordance with the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, effective as of the Closing. At all times, a majority of the directors on the Board shall be independent directors and the independent directors (including those designated by any Stockholder) shall meet all requirements regarding the independence of directors as may be applicable to the Company pursuant to applicable Law or the rules of the stock exchange on which the shares of Common Stock are listed.

        As of the Closing, HSW, WEI ZHOU and the Company, through the Board, shall take all such action as may be necessary (i) to cause the persons designated by each Stockholder as set forth in Exhibit 3.01(a) to be duly appointed to the Board, each to serve until the next annual election of directors of the Company (unless any such person originally designated by a Stockholder is unable to serve in such capacity, in which event such Stockholder shall designate a substitute individual), and (ii) to cause the Special Committee, the Compensation Committee and the Audit Committee of the Board to be duly established, each composed of the persons set forth in Exhibit 3.01(a) and to serve for such term during which such person remains a director of the Company. HSW shall have the right to designate five (5) directors (three (3) of whom shall be independent directors) and such directors designated by HSW shall be referred to herein as the "HSW Designees". WEI ZHOU shall have the right to designate two (2) directors (one (1) of whom shall be an independent director) and such directors designated by WEI ZHOU shall be referred to herein as the "WEI ZHOU Designees". Each Stockholder shall have the right to request the removal, with or without cause, of any directors designated by such Stockholder, and HSW, WEI ZHOU and the Company, through the Board, shall cause any such person to be removed from the Board.

        If any director shall be unable or unwilling to serve as a director (including as a member of any committee), the Stockholder which designated such individual as set forth in Exhibit 3.01(a) shall designate another individual and each of HSW, WEI ZHOU and the Company, through the Board, shall cause such person to be nominated for such position. If it is determined that any incumbent director designated by a Stockholder shall not stand for re-election at any annual meeting of the Company's stockholders, such Stockholder shall designate the person who shall be nominated for election as a director in lieu of such incumbent director.

        (b)   Following the nomination of the designees to the Board pursuant to Section 3.01(a), at each election of directors at which the term of any director designated by a Stockholder will expire, the Board shall (i) recommend for election to the Board a nominee who shall be designated by the Stockholder that initially designated the director whose term will expire, and (ii) shall use best efforts to solicit proxies in favor of such nominee consistent with the efforts used to solicit proxies for any other Board nominees.

        (c)   In addition to the Special Committee, the Compensation Committee and the Audit Committee, the Board shall have such other committees as the Board may from time to time determine, as may be permitted under applicable Law, the Amended and Restated Certificate of

Incorporation and the Amended and Restated Bylaws of the Company. Each of the Special Committee, the Compensation Committee and the Audit Committee shall be comprised of at least three (3) members. One independent director designated by each Stockholder shall serve on each committee of the Board. All members of the Compensation Committee and the Audit Committee shall be independent directors.

        (d)   Each Stockholder hereby agrees that at every meeting of the Company's stockholders at which directors are to be elected or at any meeting at which the removal of a director is subject to the vote of the Company's stockholders, each Stockholder and its Permitted Transferees shall cause all of their shares of Common Stock to be represented either by proxy or in person and to be voted in favor of (i) the election of the HSW Designees and WEI ZHOU Designees and (ii) the removal of any HSW Designee if requested by HSW or the removal of any WEI ZHOU Designee if requested by WEI ZHOU. If directors are to be elected or removed by written consent of the Company's stockholders, each Stockholder agrees that it and its Permitted Transferees shall execute written consents in favor of (x) the election of the HSW Designees and WEI ZHOU Designees and (y) the removal of any HSW Designee if requested by HSW or the removal of any WEI ZHOU Designee if requested by WEI ZHOU.

        (e)   In order to effectuate this Section 3.01, each Stockholder hereby grants to the Secretary of the Company an irrevocable proxy pursuant to Section 212(e) of the General Corporation Law of the State of Delaware, coupled with an interest, such proxy to be used solely in the event of a breach of or non-compliance with Section 3.01(d) above, solely for the purpose of voting all of the shares of Common Stock of the Company owned by such Stockholder in favor of (i) the election of all HSW Designees and WEI ZHOU Designees and (ii) the removal of any HSW Designee if requested by HSW or the removal of any WEI ZHOU Designee if requested by WEI ZHOU.

        SECTION 3.02    Agreement with Respect to Voting of Common Stock.     With respect to all matters submitted to a vote of holders of Common Stock (other than the election of directors as covered by Section 3.01 above), each Stockholder and its Permitted Transferees may vote all shares of Common Stock held by them in their absolute discretion.

ARTICLE 4
CONFIDENTIALITY

        SECTION 4.01    Confidentiality.     (a)    Each Stockholder agrees and acknowledges that Confidential Information (as defined below) furnished and to be furnished to it was and will be made available in connection with such Stockholder's investment in the Company. Each Stockholder agrees that it will use, and will cause any Person to whom it discloses Confidential Information pursuant to clause (i) below to use, the Confidential Information only in connection with its investment in the Company and not for any other purpose (including, without limitation, to disadvantage competitively the Company). Each Stockholder further acknowledges and agrees that it will not disclose any Confidential Information to any Person, provided that Confidential Information may be disclosed (i) to such Stockholder's Representatives and Affiliates in the normal course of the performance of its and their duties, or to any financial institution providing credit to such Stockholder, (ii) to the extent required by applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Stockholder is subject), provided that such Stockholder gives the Company prompt notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief and such Stockholder shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such law, rule or regulation, (iii) to any regulatory authority or rating agency to which such Stockholder or any of its Affiliates is subject or with which it has regular dealings, as long as such authority or agency is advised of the confidential nature of such information or (iv) if the prior written consent of the Company shall have been obtained.

        (b)   "Confidential Information" means all information about the Company furnished by the Company or its Representatives, whether furnished before or after the date hereof, whether oral or written, and regardless of the manner or form in which it is furnished, including, without limitation, all notes, analyses, compilations, studies, forecasts, interpretations or other documents prepared by a Stockholder or its Representatives which contain, reflect or are based upon, in whole or in part, the information furnished to such Stockholder or its Representatives pursuant hereto. Confidential Information does not include, however, information which (i) is or becomes generally available to the public other than as a result of a disclosure by such Stockholder or its Representatives in violation of this Agreement or other obligation of confidentiality, (ii) was available to such Stockholder on a nonconfidential basis prior to its disclosure by the Company or the Company's Representatives, or (iii) becomes available to such Stockholder on a nonconfidential basis from a Person (other than the Company or the Company's Representatives) who is not prohibited from disclosing such information to such Stockholder by a legal, contractual or fiduciary obligation to the Company or any Representative of the Company.

        SECTION 4.02    Furnishing of Information.     The Company shall furnish or make available to each Stockholder any documents filed by the Company pursuant to each of Section 13, 14 and 15(d) of the Exchange Act and all annual, quarterly or other reports furnished to the Company's public security holders and all such other information concerning the Company and its Subsidiaries as such Stockholder may reasonably request.

ARTICLE 5
OTHER MARKETS, ETC.

        SECTION 5.01    Other Markets.     (a)    If HSW wishes or proposes to, or receives a bona fide offer from any other Person to, engage in a transaction involving an investment in or purchase or other acquisition of a direct or indirect interest in any entity, business, assets, properties or securities in exchange for or in connection with a sale, transfer, assignment or license of HSW's rights in the Licensed Content (as defined in the Contribution Agreements) or the Sublicensed Content (as defined in the Contribution Agreements) in any territory outside the United States or the Territories (an "Other Market Transaction"), HSW agrees to:

          (i)    give the Company written notice of such contemplated Other Market Transaction which written notice shall constitute an irrevocable offer to the Company to participate in such Other Market Transaction in accordance with this Section (should such Other Market Transaction occur) and shall include detailed information relating to the material terms of such Other Market Transaction, including the identity of the parties, a description of the assets and business in reasonable detail, the price and the basis for determining the price; and

          (ii)   following delivery of such written notice, discuss with the Company its participation in such Other Market Transaction in good faith for a period of time expiring on the earlier of: (A) sixty (60) days from the date of such written notice, and (B) the date on which the Company notifies HSW that it is not interested in participating in such Other Market Transaction; provided, however, that HSW shall have the right to proceed with the closing of such Other Market Transaction prior to the expiration of such period as long as the Company's ability to participate in the Other Market Transaction in accordance with this Section after such closing shall not be adversely affected.

        (b)   If HSW elects to participate in any such Other Market Transaction, the Company or one of its Subsidiaries shall have the right to acquire not less than twenty-five percent (25%) and not more than fifty percent (50%) of HSW's interest in such Other Market Transaction at a price equal to

US$10 million for fifty percent (50%) of HSW's interest in such Other Market Transaction, provided that if the Company (or its Subsidiary) elects to purchase less than fifty percent (50%) of HSW's interest in such Other Market Transaction, the price shall be decreased in proportion to the decrease in percentage of HSW's interest in such Other Market Transaction purchased by the Company (or its Subsidiary). The Company shall have sixty (60) days from the date of the written notice from HSW under Section 5.01(a) within which to notify HSW, in writing, that it elects to purchase a portion (and stating the amount of such portion) of HSW's interest in such Other Market Transaction. Failure by the Company to give written notice to HSW within such period shall constitute a rejection of the offer to participate in such Other Market Transaction.

        (c)   The closing of the purchase by the Company of a portion of HSW's interest in any such Other Market Transaction shall occur (i) at the time and place of the closing of such Other Market Transaction or (ii) if the closing of such Other Market Transaction has occurred prior to notice of election from the Company pursuant to Section 5.01(b), at the principal offices of HSW not later than fifteen (15) days following the date of such notice of election from the Company.

        (d)   Notwithstanding any other provision of this Agreement, HSW shall be under no obligation to enter into any Other Market Transaction and the determination of whether to enter into any Other Market Transaction shall be made by HSW in its sole and absolute discretion.

        SECTION 5.02    Additional Content.     If the Company acquires, directly or indirectly, whether by purchase, transfer, assignment or license, any rights in any text, images, designs, graphics, artwork or other content (the "Additional Content"), the Company shall use commercially reasonable efforts to obtain, as a part of such acquisition, (i) the worldwide digital publishing rights to such Additional Content and (ii) digital publishing rights for HSW in respect of such Additional Content for use outside the Territories ((i) and (ii), collectively the "Additional Rights"). Notwithstanding the foregoing, the Company shall not be required to pay or be obligated to incur additional fees or costs for Additional Rights obtained for HSW unless HSW agrees to bear such additional fees and/or costs. In the event additional fees or costs are required, the Company shall give HSW the opportunity to be involved in the negotiations regarding amount of such additional fees and/or costs (and the Additional Rights obtained therefor) and shall obtain HSW's written consent prior to agreeing to such additional fees and/or costs.

        SECTION 5.03    Non-Competition.     The Company covenants and agrees that, during the term of this Agreement, it shall not, and shall use its best efforts to cause each of its Subsidiaries not to, within the United States, directly or indirectly, either on its own behalf or in partnership or cooperation with any Person, whether as principal, agent, consultant, member, shareholder, partner, joint venturer or the like, (a) enter into any agreement with, hold any equity or financial interest in, or permit its name or any part thereof to be used or associated in business with, any Person that provides any services or products that compete with any services or products of HSW in the United States, or (b) otherwise provide any services or products that compete with any services or products of HSW in the United States, except with the prior written consent of HSW.

ARTICLE 6
MISCELLANEOUS

        SECTION 6.01    Termination.     (a)    This Agreement shall become effective as of the Effective Time and shall terminate only:

          (i)    by virtue of a written agreement to that effect, signed by all parties hereto or all parties then possessing any rights hereunder; or

          (ii)   upon the expiration of (A) all rights created hereunder and (B) all statutes of limitations applicable to the enforcement of claims hereunder;

provided that the Company's right to participate in any Other Market Transaction and HSW's rights in and to any Additional Content pursuant to Article V shall terminate and be of no further force and effect three (3) years from the date hereof; provided further, however, that no termination of this Agreement pursuant to paragraph (i) or (ii) above shall affect the right of any party to recover damages or collect indemnification for any breach of the covenants herein that occurred prior to such termination.

        (b)   The rights of a Stockholder under Articles II, III and Section 4.02 shall terminate and be of no further force and effect upon the date on which such Stockholder and its Affiliates, in the aggregate, Beneficially Own less than 10% of the Common Stock calculated on a Fully Diluted Basis;

        (c)   The restrictions on the Sale of, or creation, incurrence or assumption of an Encumbrance on, Common Stock contained in Section 2.01 of this Agreement shall terminate if the Company publicly announces the completion of definitive agreements, whether accomplished through one or a series of related transactions, with respect to (i) a merger, consolidation or other business combination following which the outstanding Common Stock immediately prior to such transaction will represent less than 50% of the outstanding Common Stock of the Company or other entity surviving such transaction or any entity Controlling the Company immediately after the completion of the transaction or (ii) a Sale of all or substantially all of the assets of the Company and its Subsidiaries.

        SECTION 6.02    Notices.     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by facsimile (with confirmation of receipt) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section 6.02):

        (a)   if to the Company:

    One Capital City Plaza
    3350 Peachtree Road
    Suite 1500
    Atlanta, Georgia 30326
    Attention: Legal Department
    Facsimile: 404-760-3458

        (b)   if to HSW:

    One Capital City Plaza
    3350 Peachtree Road
    Suite 1500
    Atlanta, Georgia 30326
    Attention: Legal Department
    Facsimile: 404-760-3458

        (c)   if to WEI ZHOU:

    Unit 6, 32/F., Laws Commercial Plaza
    788 Cheung Sha Wan Road
    Kowloon, Hong Kong
    Facsimile: + (852) 2385-1621

        SECTION 6.03    Amendments and Waivers.     (a)    Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party or parties against whom the waiver is to be effective.

        (b)   No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        (c)   This Agreement shall not be assigned without the express written consent of all the parties hereto (which consent may be granted or withheld in the sole discretion of any party).

        SECTION 6.04    Binding Effect.     This Agreement shall be binding upon and inure to the benefit of all of the parties, and to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

        SECTION 6.05    Expenses.     Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

        SECTION 6.06    Governing Law; Jurisdiction.     (a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

        (b)   All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby (i) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement may not be enforced in or by any of the above-named courts.

        (c)   Subject to applicable Law, process in any such claim, action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing and subject to applicable Law, each party agrees that service of process on such party as provided in Section 6.02 shall be deemed effective service of process on such party. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law or at equity. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this article.

        SECTION 6.07    Specific Performance.     The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or in equity.

        SECTION 6.08    Counterparts.     This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 6.08; provided that receipt of copies of such counterparts is confirmed.

        SECTION 6.09    Entire Agreement.     This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

        SECTION 6.10    Headings.     The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereto.

        SECTION 6.11    Severability.     If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        SECTION 6.12    Public Announcements.     Except as required by Law or by the requirements of any securities exchange on which the securities of a party hereto are listed, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or otherwise communicate with any news media with respect to this Agreement without the prior written consent of the other parties, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

        SECTION 6.13    Cumulative Remedies.     The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

        SECTION 6.14    Interpretation.     Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. Unless otherwise specified, all references herein to "Articles", "Sections" and paragraphs shall refer to corresponding provisions of this Agreement.

        SECTION 6.15    No Third Party Beneficiaries.     This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors, and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        SECTION 6.16    Construction.     Each party hereto acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any controversy, claim or dispute relating to, in connection with or involving this Agreement. Accordingly, the parties hereto hereby waive the benefit of any rule of Law, or any legal decision that would require, in cases of uncertainty, that the language of a contract should be interpreted most strongly against the party who drafted such language.

[SIGNATURES ON NEXT PAGE]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

HSW INTERNATIONAL, INC.
By:	/s/ JEFFREY ARNOLD Name: Jeffrey Arnold Title: Chief Executive Officer
HOWSTUFFWORKS, INC.
By:	/s/ JEFFREY ARNOLD Name: Jeffrey Arnold Title: Chief Executive Officer
/s/ WEI ZHOU WEI ZHOU

EXHIBIT 3.01(a)

Members of the Board of Directors of the Company

1.
Five (5) Directors designated by HSW:

    Jeffrey Arnold—HSW designee

    [HSW designee to be designated prior to the Effective Time.]

    [HSW designee to be designated prior to the Effective Time.]

    [HSW designee to be designated prior to the Effective Time.]

    [HSW designee to be designated prior to the Effective Time.]

2.
Two (2) Directors designated by WEI ZHOU:

    WEI ZHOU—WEI ZHOU designee

    Dr. Heinz-Gerd Stein—WEI ZHOU designee

Members of the Special Committee

WEI ZHOU

[HSW designee to be designated prior to the Effective Time.]

[HSW designee to be designated prior to the Effective Time.]

Members of the Compensation Committee

Dr. Heinz-Gerd Stein

[HSW designee to be designated prior to the Effective Time.]

[HSW designee to be designated prior to the Effective Time.]

Members of the Audit Committee

Dr. Heinz-Gerd Stein

[HSW designee to be designated prior to the Effective Time.]

[HSW designee to be designated prior to the Effective Time.]

Annex I

STOCK PURCHASE AGREEMENT

dated as of

January 29, 2006

among

HSW INTERNATIONAL, INC.

(the "Company"),

and

THE PURCHASERS NAMED HEREIN

(the "Purchasers")

Article I DEFINED TERMS; RULES OF CONSTRUCTION		I-a-1
1.1	Defined Terms	I-a-1
1.2	Rules of Construction	I-a-4
Article II PURCHASE AND SALE OF SHARES; CLOSING		I-a-4
2.1	Sale of Common Stock	I-a-4
2.2	Purchase Price	I-a-4
2.3	Closing	I-a-5
2.4	Closing Deliveries by Company	I-a-5
2.5	Closing Deliveries by each Purchaser	I-a-5
2.6	Use of Proceeds	I-a-6
2.7	Aggregate Sale Shares Adjustment	I-a-6
Article III REPRESENTATIONS AND WARRANTIES OF THE COMPANY		I-a-6
3.1	Due Incorporation and Good Standing; Organizational Documents	I-a-6
3.2	Capitalization.	I-a-6
3.3	Authority	I-a-7
3.4	Authorization of Common Stock	I-a-8
3.5	No Violation or Conflict; No Default.	I-a-8
3.6	Rights of Registration	I-a-8
3.7	Investment Company	I-a-9
3.8	Solicitation; Other Issuances of Securities	I-a-9
3.9	No Brokers	I-a-9
3.10	Representations of the Company, Merger Sub, HSW and INTAC in the Merger Agreement	I-a-9
Article IV REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER		I-a-9
4.1	Organization and Standing	I-a-9
4.2	Authorization; Consents.	I-a-9
4.3	Litigation	I-a-10
4.4	Purchase for Own Account	I-a-10
4.5	Qualified Institutional Buyer; Accredited Investor	I-a-10
4.6	Independent Investigation	I-a-10
4.7	Reliance on Purchaser Representations	I-a-11
4.8	No Approvals	I-a-11
4.9	Location of Offices	I-a-11
4.10	ERISA	I-a-11
4.11	Certain Trading Activities	I-a-11
4.12	Financing	I-a-11
4.13	No Brokers	I-a-11
Article V PURCHASERS' CONDITIONS TO CLOSING		I-a-11
5.1	Merger	I-a-12
5.2	No Material Proceedings	I-a-12
5.3	Compliance with Agreements	I-a-12
5.4	Representations and Warranties	I-a-12
Article VI CONDITIONS TO OBLIGATIONS OF THE COMPANY AT CLOSING		I-a-12
6.1	Merger	I-a-12
6.2	Compliance with Agreements	I-a-12
6.3	Representations and Warranties	I-a-12
6.4	No Material Proceedings	I-a-12

I-a-ii

Article VII TRANSFER OF SECURITIES		I-a-13
7.1	Restriction on Transfer	I-a-13
7.2	Restrictive Legends	I-a-13
Article VIII MISCELLANEOUS		I-a-13
8.1	Termination	I-a-13
8.2	Fees, Expenses and Issue Taxes	I-a-13
8.3	Survival of Representations, Warranties and Agreements	I-a-14
8.4	Schedules	I-a-14
8.5	Confidentiality	I-a-14
8.6	Public Announcements	I-a-14
8.7	Further Assurances	I-a-14
8.8	Assignment; Parties in Interests	I-a-14
8.9	Entire Agreement	I-a-15
8.10	Notices	I-a-15
8.11	Amendments, Modifications and Waivers	I-a-15
8.12	Extension; Waiver	I-a-15
8.13	Time is of the Essence; Delays or Omissions	I-a-16
8.14	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial	I-a-16
8.15	Severability	I-a-16
8.16	No Third Party Beneficiaries	I-a-17
8.17	Independent Nature of Purchasers' Obligations and Rights	I-a-17
8.18	Exculpation Among Purchasers	I-a-17
8.19	Counterparts; Facsimile Signatures	I-a-17

EXHIBITS

Registration Rights Agreement	A

I-a-ii

STOCK PURCHASE AGREEMENT

        STOCK PURCHASE AGREEMENT (the "Agreement") dated as of January 29, 2007 by and among HSW International, Inc., a Delaware corporation (the "Company"), and the Persons listed on Schedule I (collectively, the "Purchasers").

        WHEREAS, HowStuffWorks, Inc., a Delaware corporation ("HSW"), Company, HSW International Merger Corporation, a Nevada corporation and wholly-owned subsidiary of Company ("Merger Sub") and INTAC International, Inc., a Nevada corporation ("INTAC"), previously entered into an Agreement and Plan of Merger dated April 20, 2006, as amended, (the "Merger Agreement") which provides for: (i) the contribution to Company by HSW of certain assets, properties and rights, including, without limitation, certain rights pursuant to the Contribution Agreements, in exchange for shares of Common Stock, and (ii) the merger of Merger Sub with and into INTAC (the "Merger").

        WHEREAS, each Purchaser desires to purchase from Company, and Company desires to sell to each Purchaser, shares of Common Stock of Company.

        NOW THEREFORE, in consideration of the foregoing and the covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

ARTICLE I
DEFINED TERMS; RULES OF CONSTRUCTION

        1.1    Defined Terms.     In addition to the defined terms set forth in this Section and elsewhere in this Agreement, capitalized terms used and not otherwise defined in this Agreement have the meanings ascribed to them in the Merger Agreement.

        "Affiliate" as applied to any specified Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such specified Person. For purposes of the foregoing, "control," when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" shall have meanings correlative to the foregoing. Notwithstanding the foregoing, the Purchasers and their respective Affiliates shall not be deemed Affiliates of Company for purposes of this Agreement.

        "Agreement" shall have the meaning given to such term in the Recitals.

        "Ancillary Documents" means the Registration Rights Agreement and other documents, agreements and certificates executed pursuant to this Agreement as mutually agreed upon by the parties.

        "Applicable Laws," with respect to any Person, means all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

        "Board" means the Board of Directors of Company.

        "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

        "By-Laws" means the by-laws of Company, as amended and in effect at the time in question.

I-a-1

        "Certificate of Incorporation" means the Certificate of Incorporation of Company, as may be amended and in effect at the time in question.

        "Closing" has the meaning ascribed thereto in Section 2.3.

        "Common Stock" has the meaning ascribed thereto in Section 3.2.

        "Code" means the Internal Revenue Code of 1986, as amended, or any similar Federal law then in force, and the rules and regulations promulgated thereunder, all as the same may from time to time be in effect.

        "Company" has the meaning given to it in the caption to this Agreement.

        "Contracts" has the meaning ascribed thereto in Section 3.6.

        "DB Stock Purchase Agreement" means that certain Stock Purchase Agreement dated April 20, 2006 by and between the Company and DWS Finanz-Service GmbH, on behalf of the sub-fund DWS Invest BRIC Plus of the DWS Invest SICAV, as amended.

        "Employee Benefit Plan" means any profit-sharing, pension or retirement plan, program, arrangement or agreement, or any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or any "plan" (within the meaning of Section 4975 of the Code).

        "Equity Interest" means (i) with respect to a corporation, any and all capital stock and warrants, options or other rights to acquire capital stock and (ii) with respect to a partnership, limited liability company or similar Person, any and all units, interests, or other equivalents of, or other ownership interests in any such Person and warrants, options or other rights to acquire any such units or interests.

        "ERISA" means The Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute or law thereto.

        "Fundamental Documents" means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. The Fundamental Documents of Company are the Certificate of Incorporation and By-Laws and any other equivalent organizational document as amended or restated (or both) to date.

        "GAAP" means United States generally accepted accounting principles.

        "Governmental Authority" means any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

        "HSW" has the meaning given to it in the Recitals.

        "INTAC" has the meaning given to it in the Recitals.

        "Intac Options" means outstanding options to purchase shares of common stock, $0.001 par value, of Intac issued under Intac's 2001 Long Term Incentive Plan.

        "Liability" means any liability or obligation, determined or determinable, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

        "Lien" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in a charge against real or personal property, or security interest of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

I-a-2

        "Material Adverse Effect" means any event, circumstance, change or effect (any such item, an "Effect"), individually or in the aggregate with any such other Effect, that is materially adverse to the business, financial condition or results of operations of Company and its Subsidiaries taken as a whole or that has material adverse effect on the ability of Company to perform its obligations under this Agreement or any of the Ancillary Documents; provided, however, that in no event shall any of the following be deemed, either alone or in combination, to constitute, nor shall any of the following be taken into account in determining whether there has been, a Material Adverse Effect on Company: (i) any Effect that results from changes in general economic conditions in the PRC or changes in the United States securities markets in general, (ii) any Effect that results from general changes in the industries in which Company and its Subsidiaries operate, and (iii) any Effect that results from any action required to be taken pursuant to the Merger Agreement, this Agreement or at the request of either Purchaser.

        "Merger" has the meaning given to it in the Recitals.

        "Merger Agreement" has the meaning given to it in the Recitals.

        "Merger Sub" has the meaning given to it in the Recitals. Notwithstanding the timing of the Merger and the purchase of the Common Stock hereunder, for purposes of the representations and warranties in Officer's Certificate to be delivered pursuant to Section 2.4(c) and closing condition set forth in Section 5.4, the Merger Sub shall mean the Merger Sub immediately prior to the consummation of the Merger and shall not include INTAC or any of its Subsidiaries.

        "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity

        "Per Share Purchase Price" means 90% of the ten (10) trading day volume weighted average price of the common stock of INTAC on the NASDAQ stock exchange (NasdaqSC: INTN) ending on the trading day prior to the public announcement of the amendment to the Merger Agreement (whether by press release, Form 8-K or other general form of public release).

        "Proceeding" means any legal, administrative or arbitration action, suit, complaint, charge, hearing, inquiry, investigation or proceeding.

        "Purchase Price" has the meaning ascribed thereto in Section 2.2.

        "Purchaser" has the meaning given to it in the Recitals and any Person succeeding to the rights of a Purchaser pursuant to the terms hereof.

        "Registration Rights Agreement" means the Registration Rights Agreement among Company and the Purchasers in the form of Exhibit A attached hereto.

        "Restricted Securities" shall mean the Common Stock which have not then been sold to the public pursuant to (a) registration under the Securities Act or (b) an exemption from the registration requirements of the Securities Act, including but not limited to Rule 144 (or similar or successor rule) promulgated under the Securities Act.

        "Sale Shares of Each Purchaser" has the meaning ascribed thereto in Section 2.1.

        "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same may from time to time be in effect.

        "Subsidiary" when used with respect to any Person means any corporation or other organization, whether incorporated or unincorporated, not less than a majority of the securities or other equity or ownership or beneficial interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such

I-a-3

corporation or other organization is directly or indirectly, owned or controlled by such Person or by any of its Subsidiaries.

        "Tax" means any Taxes and the term "Taxes" means, with respect to any Person, (A) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such Person and (B) any Liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other Applicable Laws) of another Person or a member of an affiliated or combined group.

        "Transfer" means any disposition of any shares or other units of Restricted Securities or any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

        1.2    Rules of Construction.     The term "this Agreement" means this agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be the next business day of that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the next business day of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1; provided that March 18 and May 1 are business days.

ARTICLE II
PURCHASE AND SALE OF SHARES; CLOSING

        2.1    Sale of Common Stock.     Subject to the satisfaction or waiver of the conditions set forth in Articles V and VI, at Closing, Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from Company, that number of shares of Common Stock equal to (i) the aggregate purchase price set forth opposite such Purchaser's name on Schedule I, divided by (ii) the Per Share Purchase Price ("Sale Shares of Each Purchaser"). The total number of the shares of Common Stock purchased by all the Purchasers shall be the "Aggregate Sale Shares".

        2.2    Purchase Price.     The purchase price for the Sale Shares of Each Purchaser shall be as set forth on Schedule I attached hereto (the "Purchase Price").

I-a-4

        2.3    Closing.     The closing (the "Closing") hereunder with respect to the issuance and sale of the Sale Shares of Each Purchaser and the consummation of the transactions contemplated hereby shall, subject to the satisfaction or waiver of the applicable conditions set forth in Article V and VI, take place (the date on which the Closing occurs shall be referred to herein as the "Closing Date") at the offices of Greenberg Traurig, LLP, 3290 Northside Parkway NW, Suite 400, Atlanta, Georgia 30327 on the closing date of the Merger Agreement, or at such other place as agreed to by the Company and the Purchasers.

        2.4    Closing Deliveries by Company.     At the Closing, Company shall deliver or cause to be delivered to each Purchaser:

          (a)   certificate(s) for the Sale Shares of Each Purchaser purchased by such Purchaser;

          (b)   executed counterparts of the Registration Rights Agreement;

          (c)   a certificate executed by an officer of Company stating, among other things, that (a) the representations and warranties contained in Article III are true, correct and complete in all material respects on and as of the date hereof and on and as of the Closing Date, in each case as if made on and as of such dates, except to the extent that the breach of such representations and warranties resulted from actions or inactions, directly or indirectly, by either of the Purchasers (or any of their Affiliates) in any capacity and (b) Company has performed and complied in all material respects with all agreements and conditions contained in this Agreement and the Ancillary Documents required to be performed or complied with by it prior to or at the Closing, except to the extent that such failure resulted from actions or inactions, directly or indirectly, by either of the Purchasers (or any of their Affiliates) in any capacity;

          (d)   certificates of the Secretary of State of the State of Delaware, dated as of a recent date as to the due incorporation or organization and good standing of Company and listing all documents of Company on file with said Secretary;

          (e)   a certificate of an officer of Company, dated as of the Closing Date, and certifying: (i) that attached thereto is a true, correct and complete copy of each of the Certificate of Incorporation and By-Laws as in effect on the date of such certification; (ii) that attached thereto is a true, correct and complete copy of the resolution adopted by the Board of Directors of Company authorizing the execution, delivery and performance of this Agreement, Ancillary Documents and the issuance, sale, and delivery of the Sale Shares of Each Purchaser, the Merger Agreement and the Merger, and all other resolutions adopted by the Board of Directors or shareholders of the Company in connection therewith and that all such resolutions are still in full force and effect; and (iii) that neither the Certificate of Incorporation nor the By-Laws have been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i) above.

        2.5    Closing Deliveries by each Purchaser.     At the Closing, each Purchaser shall deliver or cause to be delivered to Company:

          (a)   the Purchase Price with respect to the Sale Shares of Each Purchaser purchased by such Purchaser by wire transfer in immediately available funds to the bank account designated in writing by Company at least three (3) Business Days prior to the Closing;

          (b)   an executed counterpart of the Registration Rights Agreement;

          (c)   a certificate executed by an officer of such Purchaser stating, among other things, that (a) the representations and warranties contained in Article IV with respect to such Purchaser are true, correct and complete in all material respects on and as of the date hereof and on and as of the Closing Date, in each case as if made on and as of such dates, except to the extent that the breach of such representations and warranties resulted from actions or inactions, directly or

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  indirectly, by the Company (or any of its Affiliates) and (b) such Purchaser has performed and complied in all material respects with all agreements and conditions contained in this Agreement and the Ancillary Documents required to be performed or complied with by it prior to or at the Closing, except to the extent that such failure resulted from actions or inactions, directly or indirectly, by the Company (or any of its Affiliates).

        2.6    Use of Proceeds.     Company agrees and covenants that the proceeds received by Company from the sale of the Aggregate Sale Shares shall be used by Company solely for (i) the payment of fees and expenses of Company, INTAC and HSW incurred in connection with the consummation of this Agreement and the Merger pursuant to the Merger Agreement, (ii) general corporate and working capital needs of Company, (iii) capital expenditures of Company, and (iv) acquisitions by Company.

        2.7    Aggregate Sale Shares Adjustment.     On the eleventh business day after the Effectiveness Date (as defined in the DB Stock Purchase Agreement), the Company will recalculate the Sale Shares of Each Purchaser based on a Per Share Purchase Price of 90% of the ten (10) trading day volume weighted average price of the Common Stock commencing on the first trading day following the Effectiveness Date (the "Adjusted Sale Shares of Each Purchaser"). In the event that the Adjusted Sale Shares of Each Purchaser is greater than the Sale Shares of Each Purchaser, then the Company shall issue to each Purchaser that number of additional shares of Common Stock that equal the difference between the Adjusted Sale Shares of Each Purchaser and Sale Shares of Each Purchaser.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Company represents and warrants to each Purchaser as follows:

        3.1    Due Incorporation and Good Standing; Organizational Documents.     Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties, to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement and each Ancillary Document to which it is a party. Except as set forth on Schedule 3.1, as of the date hereof, and immediately prior to the Merger, Merger Sub is and will be the only Subsidiary of Company. Merger Sub has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada with corporate power and authority to own, lease and operate its properties, to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement. Company and Merger Sub are duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. Attached hereto as Exhibit 3.1 are true and complete copies of the Certificate of Incorporation and the Bylaws, each as in effect on the date hereof.

        3.2    Capitalization.

          (a)   On the date hereof, the authorized capital stock of Company consists of (i) 200,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), 10 of which are outstanding and (ii) 20,000,000 shares of preferred stock, par value $.001 per share, none of which are outstanding. As more particularly set forth on Sechedule 3.2(a)(i), after giving effect to the transactions contemplated by the Merger Agreement (other than this Agreement, the DB Stock Purchase Agreement and any other agreements for the purchase of Common Stock) and not including shares issued between the date hereof and the Closing Date in connection with the exercise of Intac Options, there will be issued and outstanding 45,881,454 shares of Common Stock, all of which will be validly issued and fully paid and nonassessable, and free of any and all material Liens, and there will be reserved for issuance 8,764,000 shares of Common Stock to be issued upon exercise of stock options pursuant to the Parent Equity Plan (as defined in the Merger

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  Agreement), Intac Options assumed by the Company, and the warrant to be issued to the Company pursuant to the Merger Agreement, which upon issuance will be validly issued and fully paid and nonassessable and free of any and all material Liens. Schedule 3.2(a)(ii) hereto sets forth, as of the date hereof, to the knowledge of Company, with respect to each Person who beneficially owns at least 5% of the outstanding shares of capital stock of INTAC, the name of such Person and the number of shares held by such Person. The Company will provide an update of Schedule 3.2(a)(ii) prior to the Closing Date, which will set forth to the knowledge of the Company, with respect to each Person who will beneficially own at least 5% of the outstanding shares of capital stock of the Company (after giving effect to the transactions contemplated hereby, by the Ancillary Documents and by the Merger Agreement, other than the DB Stock Purchase Agreement and any other agreements for the purchase of Common Stock), the name of such Person and the number of shares to be held by such Person after giving effect to the transactions contemplated hereby, by the Ancillary Documents and by the Merger Agreement (other than the DB Stock Purchase Agreement and any other agreements for the purchase of Common Stock). Except as set forth above and on Schedule 3.2(a)(i) hereto, as of the date hereof, after giving effect to the transactions contemplated by this Agreement, the Merger Agreement and the Ancillary Documents, there are not, as of the date hereof, any options, agreements, instruments or securities (convertible or otherwise) of Company relating to the issued or unissued Equity Interests of Company or Merger Sub, or obligating Company or Merger Sub to issue, grant, sell, purchase, repurchase or redeem any Equity Interests or other securities (convertible or otherwise) in Company or Merger Sub. Company does not have outstanding, and has no obligation to grant or issue, any "phantom stock" or other right measured by the profits, revenues or results of operations of the Company or any portion thereof, or any similar rights; other than the warrant granting to HSW the right to purchase the number of shares of Common Stock equal to the number of shares eligible for purchase under the Intac Options assumed by the Company in connection with the Merger. Company has not declared any dividends or distributions that remain unpaid.

          (b)   Company has, in all material respects, complied with all federal, state and foreign securities laws in connection with the issuance of all outstanding Equity Interests and will comply, in all material respects, with all federal, state and foreign securities laws in connection with the issuance of any and all Equity Interests in connection with the transactions contemplated hereby, by the Ancillary Documents and by the Merger Agreement.

          (c)   Except as listed on Schedule 3.2(c) and except as contemplated by this Agreement, the Merger Agreement and the Ancillary Documents, there are no preemptive rights, voting agreements, transfer restrictions (except those imposed by applicable federal and state securities laws) or registration rights affecting the Equity Interests in Company.

        3.3    Authority.     Company has all necessary corporate power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which it is a party, and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents to which it is a party has been authorized by all necessary corporate action on the part of Company and no other corporate proceedings or approvals are required on the part of Company to authorize this Agreement or the Ancillary Documents to which it is a party or to consummate the contemplated transactions. This Agreement and the Ancillary Documents have been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery thereof by the Purchasers, constitute a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting

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creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        3.4    Authorization of Common Stock.     The issuance and sale of the Aggregate Sale Shares to the Purchasers have been duly authorized and the shares of Common Stock when issued to the Purchasers for the consideration set forth herein will be fully paid and non-assessable, and free of Liens and restrictions on transfer other than under this Agreement, the Registration Rights Agreement and applicable state and federal securities laws.

        3.5    No Violation or Conflict; No Default.

          (a)   The execution, delivery or performance of this Agreement or any of the Ancillary Documents by Company, the compliance with its obligations hereunder or thereunder, the consummation of the transactions contemplated herein, or the issuance, sale or delivery of the Sale Shares for Each Purchaser will not:

            (i)    violate or conflict with any provision of the Fundamental Documents of Company or any of its Subsidiaries;

            (ii)   violate or conflict with any Applicable Laws; except for conflicts, violations or other occurrences, which could not reasonably be expected to have a Material Adverse Effect; or

            (iii)  violate, be in conflict with, or constitute a breach or default (or any event which, with the passage of time or notice or both, would become a default) under, or permit the termination of, or require the consent of any Person under, result in the creation or imposition of any Lien upon any property of Company or its Subsidiaries under, result in the loss (by Company or any Subsidiary) or modification in any manner adverse to Company and its Subsidiaries of any right or benefit under, or give to any other Person any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation under, any mortgage, indenture, note, debenture, agreement, lease, license, permit, franchise or other instrument or obligation, whether written or oral (collectively, "Contracts") to which Company or any of its Subsidiaries is a party or by which their properties may be bound or affected; except for conflicts, violations, breaches, defaults or other occurrences or the failure to obtain consents, approvals, authorizations or permits, or to make filings or notifications, which could not reasonably be expected to have a Material Adverse Effect.

          (b)   The execution and delivery of this Agreement and the Ancillary Documents to which Company is a party do not, and the performance of its obligations under this Agreement and the Ancillary Documents and the consummation of the contemplated transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or other Person pursuant to any Applicable Laws or otherwise, except for (i) required filings under the Securities Act, state "blue sky" laws, the NASD (or any other self regulatory organization) or the NASDAQ (or any other stock market) as a result of the issuance of the Common Stock hereunder or the exercise of rights under the Registration Rights Agreement, and (ii) where the failure to obtain such consents, approvals, authorizations or permits or to make such filings or notifications, would not be materially adverse to the Company or prevent or delay in any material respect consummation of the contemplated transactions, or otherwise prevent Company from performing its obligations under this Agreement or the Ancillary Documents.

        3.6    Rights of Registration.     Except as set forth on Schedule 3.6 or as contemplated in the Registration Rights Agreement or the Merger Agreement, Company has not granted or agreed to grant any registration rights, including piggyback rights, to any Person or entity.

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        3.7    Investment Company.     Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        3.8    Solicitation; Other Issuances of Securities.     Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any shares of Common Stock being issued hereunder. To the knowledge of the Company and in reliance on the authority set forth in the Black Box, Inc., SEC No-Action Letter, 1990 SEC No-Act. LEXIS 926 (June 26, 1990) and its progeny and in reliance on the representations of each Purchaser set forth in Article IV, no shares issued in the Merger pursuant to the Merger Agreement will be integrated with the Common Stock being issued hereunder so as to require registration (or otherwise require registration) of the shares of Common Stock being issued hereunder under the Securities Act.

        3.9    No Brokers.     Except as set forth on Schedule 3.9, neither Company nor any of its Subsidiaries has engaged any broker, finder, commission agent or other such intermediary in connection with the sale of the Common Stock and the transactions contemplated by this Agreement, the Merger Agreement or the Ancillary Documents, and none of Company, any of its Subsidiaries or any Purchaser is under any obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions.

        3.10    Representations of the Company, Merger Sub, HSW and INTAC in the Merger Agreement.     The representations and warranties of the Company, INTAC, the Merger Sub and HSW set forth in Article V and Article VI of the Merger Agreement, including the Parent Disclosure Schedule and Company Disclosure Schedule (as such terms are defined in the Merger Agreement), are incorporated herein by reference and shall be deemed to have been made by the Company hereunder. Capitalized terms used in Article V and Article VI of the Merger Agreement incorporated herein shall have the meanings attributed to such terms as defined in the Merger Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

        Each Purchaser represents and warrants to Company as to itself severally, and not jointly as to any other Purchaser as follows:

        4.1    Organization and Standing.     Such Purchaser is a corporation, limited partnership or other legally recognizable entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

        4.2    Authorization; Consents.

          (a)   Such Purchaser has taken all actions necessary to authorize it (i) to execute, deliver and perform all of its obligations under this Agreement, (ii) to perform all of its obligations under the Ancillary Documents and (iii) to consummate the transactions contemplated hereby and thereby. This Agreement, assuming the due authorization, execution and delivery thereof by Company, is a legally valid and binding obligation of such Purchaser enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b)   The execution and delivery by such Purchaser of this Agreement and the Ancillary Documents to which such Purchaser is a party do not, and the performance of its obligations under this Agreement and the Ancillary Documents and the consummation of the contemplated

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  transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any Person under any Laws.

        4.3    Litigation.     As of the date hereof, no action by or against such Purchaser is pending or, to the best knowledge of such Purchaser, threatened, which could affect the legality, validity or enforceability of this Agreement, any Ancillary Document or the consummation of the transactions contemplated hereby or thereby.

        4.4    Purchase for Own Account.     Such Purchaser is purchasing the Common Stock to be purchased by it solely for its own account and not as nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any current distribution thereof (within the meaning of the Securities Act) that would cause the original purchase of the Common Stock to be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, subject to its right at all times to sell or otherwise dispose of all or any part of such Common Stock pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

        4.5    Qualified Institutional Buyer; Accredited Investor.     Such Purchaser is knowledgeable, sophisticated and experienced in business and financial matters and in investing in securities; it has previously invested in securities similar to the Common Stock and it acknowledges that the Restricted Securities have not been registered under the Securities Act and understands that the Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement; it is able to bear the economic risk of its investment in the Common Stock and is presently able to afford the complete loss of such investment; and it is a "Qualified Institutional Buyer" as defined in Rule 144A promulgated under the Securities Act or an "accredited investor" as defined under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act as indicated by such Purchaser on the signature page attached hereto.

        4.6    Independent Investigation.     Such Purchaser has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Company's business, which investigation, review and analysis was done by such Purchaser and its Affiliates and representatives. Such Purchaser acknowledges that it and its representatives have been provided adequate access to the personnel, properties, premises and records of the Company's business for such purpose. In entering into this Agreement, such Purchaser acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and the representations and warranties of the Company set forth in Article III hereof and not on any other factual representations or opinions of Company or its representatives. Such Purchaser hereby acknowledges and agrees that, except for the representations and warranties of the Company set forth in Article III hereof, (a) none of Company or its Affiliates, or any of their respective officers, directors, employees or representatives make or have made any representation or warranty, express or implied, at law or in equity, with respect to Company, its Subsidiaries, the Aggregate Sale Shares or their respective assets, including as to (i) merchantability or fitness for any particular use or purpose, (ii) the operation of Company's business by such Purchaser after the Closing in any manner other than as used and operated by Company and its Subsidiaries or (iii) the probable success or profitability of Company's business after the Closing and (b)none of Company, its Affiliates, or any of their respective officers, directors, employees or representatives will have or be subject to any liability or indemnification obligation to the Purchaser or to any other Person resulting from the distribution to such Purchaser, its Affiliates or representatives of, or such Purchaser's use of, any information relating to Company's business, and any information, documents or material made available to the Purchaser, whether orally or in writing, in certain "data rooms," management

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presentations, functional "break-out" discussions, responses to questions submitted on behalf of such Purchaser or in any other form in expectation of the transactions contemplated by this Agreement.

        4.7    Reliance on Purchaser Representations.     Such Purchaser understands that the Common Stock are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder, and state securities laws and that Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Common Stock. Under such laws and rules and regulations the Common Stock may be resold without registration under the Securities Act only in certain limited circumstances. Each Purchaser represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations.

        4.8    No Approvals.     Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Common Stock.

        4.9    Location of Offices.     Such Purchasers principal executive offices are in the jurisdiction set forth immediately below the Purchaser's name on the signature pages hereto.

        4.10    ERISA.     Such Purchaser represents that it is not acquiring the Common Stock for or on behalf of any Employee Benefit Plan.

        4.11    Certain Trading Activities.     Such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any transactions in the securities of INTAC (including, without limitation, any short sales involving INTAC's securities) since such Purchaser has entered into discussions with the Company about the purchase of shares hereunder. Neither such Purchaser (including its affiliates), nor any Person acting on behalf of or pursuant to any understanding with such Purchaser, holds a short position, directly or indirectly, in any shares of INTAC's common stock.

        4.12    Financing.     Such Purchaser has sufficient immediately available funds to pay, in cash, the Purchase Price payable pursuant to this Agreement and the Ancillary Documents or otherwise necessary to consummate all the transactions contemplated hereby and thereby.

        4.13    No Brokers.     Such Purchaser has not engaged any broker, finder, commission agent or other such intermediary in connection with the sale of the Common Stock and the transactions contemplated by this Agreement and the Ancillary Documents, and such Purchaser is under no obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions.

ARTICLE V
PURCHASERS' CONDITIONS TO CLOSING

        The obligation of each Purchaser to purchase and pay for the Sale Shares of Each Purchaser to be purchased by such Purchaser hereunder at the Closing is subject to the satisfaction of the following conditions precedent (unless waived by such Purchaser). Company shall use its commercially reasonable best efforts to ensure that all conditions to the Closing set forth in this Article V are satisfied on or prior to the Closing Date, including executing and delivering all documents required to be delivered by Company at the Closing and taking any and all actions which may be necessary on its part to cause each other party to the Ancillary Documents to so execute and deliver each Ancillary Document. The obligation of a Purchaser to purchase and pay for the Sale Shares of Each Purchaser to be purchased hereunder at the Closing shall not be subject to any condition that any other Person purchase any Common Stock at the Closing.

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        5.1    Merger.     The Merger shall have been consummated.

        5.2    No Material Proceedings.     No Proceeding shall be pending or threatened as of the Closing Date to restrain, prohibit or otherwise challenge the transactions hereunder or under the Merger Agreement, nor shall any Governmental Authority have notified any party to this Agreement that the consummation of the transactions hereby or under the Merger Agreement would constitute a violation of the laws of the United States or the laws of any State hereof or the laws of the jurisdiction to which such Governmental Authority is subject and that it intends to commence proceedings to restrain the consummation of such transactions, to force divestiture if the same are consummated or to materially modify the terms or results of such transactions unless such Governmental Authority shall have withdrawn such notice, or has otherwise indicated in writing that it will not take any action.

        5.3    Compliance with Agreements.     Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein, in each of the Ancillary Documents, in the Merger Agreement and in any other documents contemplated hereby or thereby, except to the extent that such failure resulted from actions or inactions, directly or indirectly, by either of the Purchasers (or any of their Affiliates) in any capacity.

        5.4    Representations and Warranties.     All of the representations and warranties of Company contained herein or in any of the Ancillary Documents to which it is a party shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, except for those representations and warranties of Company that speak as of a certain date, which representations and warranties shall have been true and correct in all material respects as of such date, except to the extent that such breach of the representations and warranties resulted from actions or inactions, directly or indirectly, by either of the Purchasers (or any of their Affiliates) in any capacity.

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF THE COMPANY AT CLOSING

        The obligations of Company to sell and issue the Sale Shares of Each Purchaser to be delivered to each Purchaser at the Closing shall be subject to the satisfaction or waiver of each of the following conditions on or before Closing Date as set forth below. Each Purchaser shall use its commercially reasonable best efforts to ensure that all conditions to the Closing set forth in this Article VI are satisfied on or prior to the Closing Date, including executing and delivering all documents required to be delivered by such Purchaser at the Closing and taking any and all actions which may be necessary on its part to cause each other party to the Ancillary Documents to so execute and deliver each Ancillary Document.

        6.1    Merger.     The Merger shall have been consummated.

        6.2    Compliance with Agreements.     Each Purchaser shall have performed and complied with all agreements, covenants and conditions contained herein, in each of the Ancillary Documents and in any other documents contemplated hereby or thereby, except to the extent that such failure resulted from actions or inactions directly or indirectly by the Company (or any of its Affiliates).

        6.3    Representations and Warranties.     All of the representations and warranties of such Purchaser contained herein or in any of the Ancillary Documents to which it is a party shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, except for those representations and warranties of such Purchaser that speak as of a certain date, which representations and warranties shall have been true and correct in all material respects as of such date, except to the extent that such breach of the representations and warranties resulted from actions or inactions, directly or indirectly, by the Company (or any of its Affiliates).

        6.4    No Material Proceedings.     No Proceeding shall be pending or threatened as of the Closing Date to restrain, prohibit or otherwise challenge the transactions hereunder or under the Merger

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Agreement, nor shall any Governmental Authority have notified any party to this Agreement that the consummation of the transactions hereby or under the Merger Agreement would constitute a violation of the laws of the United States or the laws of any State hereof or the laws of the jurisdiction to which such Governmental Authority is subject and that it intends to commence proceedings to restrain the consummation of such transactions, to force divestiture if the same are consummated or to materially modify the terms or results of such transactions unless such Governmental Authority shall have withdrawn such notice, or has otherwise indicated in writing that it will not take any action.

ARTICLE VII
TRANSFER OF SECURITIES

        7.1    Restriction on Transfer.     The Restricted Securities shall not be transferable except in compliance with state and federal securities laws

        7.2    Restrictive Legends.     Each certificate evidencing the Restricted Securities shall bear the following legends, until such time as they are not required by applicable law.

  THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

ARTICLE VIII
MISCELLANEOUS

        8.1    Termination.     This Agreement may be terminated at any time prior to the Closing: (a) by any of the parties hereto in the event that any governmental order restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or the Merger Agreement shall have become final and nonappealable; (b) by the mutual written consent of Company and each Purchaser; and (c) by the Purchasers, in the event that the conditions to the obligations of the Purchasers set forth in Article V have not been satisfied or waived (in the Purchasers' sole discretion) by August 31, 2007 and (d) by the Company in the event that the conditions to the obligations of the Company set forth in Article VI have not been satisfied or waived (in the Company's sole discretion) by August 31, 2007. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Article VIII and (b) that nothing herein shall relieve any party from liability for any breach of this Agreement occurring prior to such termination.

        8.2    Fees, Expenses and Issue Taxes.

          (a)   Company and each of the Purchasers shall each pay their own fees and expenses incurred on their behalf with respect to the transactions contemplated herein.

          (b)   Company agrees that it will pay, and will save the Purchasers harmless from, any and all Liability with respect to any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of this Agreement or any Ancillary Documents or any modification, amendment or alteration of the terms or provisions of this Agreement or any Ancillary Documents.

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        8.3    Survival of Representations, Warranties and Agreements.     The representations, warranties and agreements of each of the Purchasers and Company in this Agreement shall not survive the Closing. Notwithstanding the foregoing, the agreements contained in this Article VIII shall survive the Closing indefinitely. In no event shall any Purchaser have any recourse against the present or former directors, officers or stockholders of Company or any of its Affiliates with respect to any representation, warranty or agreement made by Company in this Agreement, except in the case of fraud, in which case such Purchaser's rights shall be governed by Applicable Laws.

        8.4    Schedules.     The exhibits and schedules attached hereto are hereby made part of this Agreement in all respects. Any disclosure made in any Schedule to this Agreement which should, based on the substance of such disclosure, be applicable to another Schedule to this Agreement shall be deemed to be made with respect to such other Schedule regardless of whether or not a specific reference is made thereto; provided, that the description of such item on a Schedule is such that the Purchaser could reasonably be expected to ascertain that such disclosure would relate to such other provision of this Agreement.

        8.5    Confidentiality.     Company and the Purchasers each agrees to, and shall cause their respective Affiliates and its and their officers, directors, employees, agents, representatives, accountants, and counsel to treat and hold as confidential (and not disclose or provide access to any Person to), unless compelled to disclose by judicial or administrative process or by other requirement of law, this Agreement or the Ancillary Documents and the contemplated transactions, all non-public information (i) furnished by Company or the Purchasers or their respective Affiliates in connection with the contemplated transactions and (ii) relating to trade secrets, processes, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential or proprietary information with respect to the Company's business, Company and its Subsidiaries, or each of the Purchasers and their respective Affiliates.

        8.6    Public Announcements.     No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the other party unless otherwise required by law or applicable stock exchange regulation, and the parties to this Agreement shall cooperate as to the timing and contents of any such press release, public announcement or communication.

        8.7    Further Assurances.

          (a)   The parties hereto shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of each other party to carry out the provisions and purposes of this Agreement and the Ancillary Documents.

          (b)   Each Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any sales or short sales in the securities of INTAC prior to the Closing.

        8.8    Assignment; Parties in Interests.     Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties (and any assignment otherwise shall be void); provided, however, any Purchaser may assign its interest to its partners, limited partners or Affiliates without the consent of the Company so long as such transfer does not violate federal and state securities laws. Subject to the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or

I-a-14

shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided.

        8.9    Entire Agreement.     This Agreement, the Merger Agreement and the Ancillary Documents and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

        8.10    Notices.     All notices and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered, (b) sent by facsimile with confirmation thereof, (c) sent by nationally recognized overnight courier guaranteeing next Business Day delivery or (d) sent by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as follows:

      if to Company:

      HSW International, Inc.
      One Capital City Plaza
      3350 Peachtree Road, Suite 1500
      Atlanta, GA 30326
      Attention: Chief Executive Officer
      Facsimile: (404) 760-3458

      with a copy (which shall not constitute Notice) to:

      James S. Altenbach, Esq.
      Greenberg Traurig, LLP
      3290 Northside Parkway, NW, Suite 400
      Atlanta, Georgia 30327
      Facsimile: (678) 5533-2188

      if to the Purchasers:

      to the address specified on the signature page executed by each such Purchaser,

      with such additional copies as set forth on such signature page;

or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered, (ii) when sent, if sent by facsimile on a Business Day (or, if not sent on a Business Day, on the next Business Day after the date sent by facsimile), (iii) on the next Business Day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next Business Day delivery, and (iv) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

        8.11    Amendments, Modifications and Waivers.     The terms and provisions of this Agreement may not be modified or amended, except pursuant to a written instrument executed by Company and the Purchasers.

        8.12    Extension; Waiver.     At any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver

I-a-15

shall be valid only if set forth in an instrument in writing signed on behalf of such party, and any such waiver shall not operate or be construed as a waiver of any subsequent breach by the other party.

        8.13    Time is of the Essence; Delays or Omissions.     Time is of the essence of this Agreement. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

        8.14    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

        ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN OF THE CITY OF NEW YORK. THE PARTIES HERETO HEREBY (A) SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN OF THE CITY OF NEW YORK FOR THE PURPOSE OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT BY ANY PARTY HERETO, AND (B) IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT BY WAY OF MOTION, DEFENSE, OR OTHERWISE, IN ANY SUCH ACTION, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE ACTION IS IMPROPER, OR THAT THIS AGREEMENT OR THE TRANSACTION MAY NOT BE ENFORCED IN OR BY ANY OF THE ABOVE-NAMED COURTS. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTION. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHERS HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTION, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.14

        8.15    Severability.     If any term or other provision hereof is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions hereof shall nevertheless remain in full force and effect provided that the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination by a court of competent jurisdiction that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent

I-a-16

permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        8.16    No Third Party Beneficiaries.     This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

        8.17    Independent Nature of Purchasers' Obligations and Rights.     The obligations of each Purchaser under this Agreement and each Ancillary Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The decision of each Purchaser to purchase the Sale Shares of Each Purchaser pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser. Nothing contained herein or in an Ancillary Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreement. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Common Stock or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the Ancillary Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Company acknowledges that each of the Purchasers has been provided with the same Agreement for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser.

        8.18    Exculpation Among Purchasers.     Each Purchaser agrees that no Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Common Stock hereunder.

        8.19    Counterparts; Facsimile Signatures.     This Agreement may be executed in two or more counterparts, including by facsimile, each of which shall be deemed an original but all of which taken together shall constitute a single agreement.

[Remainder of page intentionally left blank]

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

The Company:
HSW International, Inc.
By:	/s/ JEFF ARNOLD
Name:	Jeff Arnold
Title:	CEO

[Signatures continued on following page]

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[Signature page to Stock Purchase Agreement, cont.]

Purchasers:
Ashford Capital Management, Inc.
By:	/s/ THEODORE H. ASHFORD
Name:	Theodore H. Ashford
Title:	Chairman & C.E.O. Ashford Capital Management, Inc.
Such Purchaser is a (please indicate as applicable):
☐ "Qualified Institutional Buyer" as defined in Rule 144A promulgated under the Securities Act
☒ "accredited investor" as defined under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act
Principal Address:
One Walkers Mill Road Wilmington, DE 19807
Address for Notice:
Same as above

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SCHEDULE I

PURCHASERS

Purchasers	Purchase Price
Ashford Capital Management, Inc.	$3,000,000

I-a-20

STOCK PURCHASE AGREEMENT

dated as of

January 29, 2007

among

HSW INTERNATIONAL, INC.

(the "Company"),

and

THE PURCHASERS NAMED HEREIN

(the "Purchasers")

Article I DEFINED TERMS; RULES OF CONSTRUCTION		I-b-1
1.1	Defined Terms	I-b-1
1.2	Rules of Construction	I-b-4
Article II PURCHASE AND SALE OF SHARES; CLOSING		I-b-4
2.1	Sale of Common Stock	I-b-4
2.2	Purchase Price	I-b-4
2.3	Closing	I-b-5
2.4	Closing Deliveries by Company	I-b-5
2.5	Closing Deliveries by each Purchaser	I-b-5
2.6	Use of Proceeds	I-b-6
2.7	Aggregate Sale Shares Adjustment	I-b-6
Article III REPRESENTATIONS AND WARRANTIES OF THE COMPANY		I-b-6
3.1	Due Incorporation and Good Standing; Organizational Documents	I-b-6
3.2	Capitalization	I-b-6
3.3	Authority	I-b-7
3.4	Authorization of Common Stock	I-b-8
3.5	No Violation or Conflict; No Default	I-b-8
3.6	Rights of Registration	I-b-8
3.7	Investment Company	I-b-8
3.8	Solicitation; Other Issuances of Securities	I-b-8
3.9	No Brokers	I-b-9
3.10	Representations of the Company, Merger Sub, HSW and INTAC in the Merger Agreement	I-b-9
Article IV REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER		I-b-9
4.1	Organization and Standing	I-b-9
4.2	Authorization; Consents	I-b-9
4.3	Litigation	I-b-9
4.4	Purchase for Own Account	I-b-10
4.5	Qualified Institutional Buyer; Accredited Investor	I-b-10
4.6	Independent Investigation	I-b-10
4.7	Reliance on Purchaser Representations	I-b-11
4.8	No Approvals	I-b-11
4.9	Location of Offices	I-b-11
4.10	ERISA	I-b-11
4.11	Certain Trading Activities	I-b-11
4.12	Financing	I-b-11
4.13	No Brokers	I-b-11
Article V PURCHASERS' CONDITIONS TO CLOSING		I-b-11
5.1	Merger	I-b-12
5.2	No Material Proceedings	I-b-12
5.3	Compliance with Agreements	I-b-12
5.4	Representations and Warranties	I-b-12
Article VI CONDITIONS TO OBLIGATIONS OF THE COMPANY AT CLOSING		I-b-12
6.1	Merger	I-b-12
6.2	Compliance with Agreements	I-b-12
6.3	Representations and Warranties	I-b-12
6.4	No Material Proceedings	I-b-12

I-b-ii

Article VII TRANSFER OF SECURITIES		I-b-13
7.1	Restriction on Transfer	I-b-13
7.2	Restrictive Legends	I-b-13
Article VIII MISCELLANEOUS		I-b-13
8.1	Termination	I-b-13
8.2	Fees, Expenses and Issue Taxes	I-b-13
8.3	Survival of Representations, Warranties and Agreements	I-b-14
8.4	Schedules	I-b-14
8.5	Confidentiality	I-b-14
8.6	Public Announcements	I-b-14
8.7	Further Assurances	I-b-14
8.8	Assignment; Parties in Interests	I-b-14
8.9	Entire Agreement	I-b-15
8.10	Notices	I-b-15
8.11	Amendments, Modifications and Waivers	I-b-15
8.12	Extension; Waiver	I-b-15
8.13	Time is of the Essence; Delays or Omissions	I-b-16
8.14	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial	I-b-16
8.15	Severability	I-b-16
8.16	No Third Party Beneficiaries	I-b-17
8.17	Independent Nature of Purchasers' Obligations and Rights	I-b-17
8.18	Exculpation Among Purchasers	I-b-17
8.19	Counterparts; Facsimile Signatures	I-b-17

EXHIBITS

Registration Rights Agreement	A

I-b-ii

STOCK PURCHASE AGREEMENT

        STOCK PURCHASE AGREEMENT (the "Agreement") dated as of January 29, 2007, by and among HSW International, Inc., a Delaware corporation (the "Company"), and the Persons listed on Schedule I (collectively, the "Purchasers").

        WHEREAS, HowStuffWorks, Inc., a Delaware corporation ("HSW"), Company, HSW International Merger Corporation, a Nevada corporation and wholly-owned subsidiary of Company ("Merger Sub") and INTAC International, Inc., a Nevada corporation ("INTAC"), previously entered into an Agreement and Plan of Merger dated April 20, 2006, as amended, (the "Merger Agreement") which provides for: (i) the contribution to Company by HSW of certain assets, properties and rights, including, without limitation, certain rights pursuant to the Contribution Agreements, in exchange for shares of Common Stock, and (ii) the merger of Merger Sub with and into INTAC (the "Merger").

        WHEREAS, each Purchaser desires to purchase from Company, and Company desires to sell to each Purchaser, shares of Common Stock of Company.

        NOW THEREFORE, in consideration of the foregoing and the covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

ARTICLE I
DEFINED TERMS; RULES OF CONSTRUCTION

        1.1    Defined Terms.     In addition to the defined terms set forth in this Section and elsewhere in this Agreement, capitalized terms used and not otherwise defined in this Agreement have the meanings ascribed to them in the Merger Agreement.

        "Affiliate" as applied to any specified Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such specified Person. For purposes of the foregoing, "control," when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" shall have meanings correlative to the foregoing. Notwithstanding the foregoing, the Purchasers and their respective Affiliates shall not be deemed Affiliates of Company for purposes of this Agreement.

        "Agreement" shall have the meaning given to such term in the Recitals.

        "Ancillary Documents" means the Registration Rights Agreement and other documents, agreements and certificates executed pursuant to this Agreement as mutually agreed upon by the parties.

        "Applicable Laws," with respect to any Person, means all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

        "Board" means the Board of Directors of Company.

        "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

        "By-Laws" means the by-laws of Company, as amended and in effect at the time in question.

I-b-1

        "Certificate of Incorporation" means the Certificate of Incorporation of Company, as may be amended and in effect at the time in question.

        "Closing" has the meaning ascribed thereto in Section 2.3.

        "Common Stock" has the meaning ascribed thereto in Section 3.2.

        "Code" means the Internal Revenue Code of 1986, as amended, or any similar Federal law then in force, and the rules and regulations promulgated thereunder, all as the same may from time to time be in effect.

        "Company" has the meaning given to it in the caption to this Agreement.

        "Contracts" has the meaning ascribed thereto in Section 3.6.

        "DB Stock Purchase Agreement" means that certain Stock Purchase Agreement dated April 20, 2006 by and between the Company and DWS Finanz-Service GmbH, on behalf of the sub-fund DWS Invest BRIC Plus of the DWS Invest SICAV, as amended.

        "Employee Benefit Plan" means any profit-sharing, pension or retirement plan, program, arrangement or agreement, or any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or any "plan" (within the meaning of Section 4975 of the Code).

        "Equity Interest" means (i) with respect to a corporation, any and all capital stock and warrants, options or other rights to acquire capital stock and (ii) with respect to a partnership, limited liability company or similar Person, any and all units, interests, or other equivalents of, or other ownership interests in any such Person and warrants, options or other rights to acquire any such units or interests.

        "ERISA" means The Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute or law thereto.

        "Fundamental Documents" means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. The Fundamental Documents of Company are the Certificate of Incorporation and By-Laws and any other equivalent organizational document as amended or restated (or both) to date.

        "GAAP" means United States generally accepted accounting principles.

        "Governmental Authority" means any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

        "HSW" has the meaning given to it in the Recitals.

        "INTAC" has the meaning given to it in the Recitals.

        "Intac Options" means outstanding options to purchase shares of common stock, $0.001 par value, of Intac issued under Intac's 2001 Long Term Incentive Plan.

        "Liability" means any liability or obligation, determined or determinable, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

        "Lien" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in a charge against real or personal property, or security interest of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

I-b-2

        "Material Adverse Effect" means any event, circumstance, change or effect (any such item, an "Effect"), individually or in the aggregate with any such other Effect, that is materially adverse to the business, financial condition or results of operations of Company and its Subsidiaries taken as a whole or that has material adverse effect on the ability of Company to perform its obligations under this Agreement or any of the Ancillary Documents; provided, however, that in no event shall any of the following be deemed, either alone or in combination, to constitute, nor shall any of the following be taken into account in determining whether there has been, a Material Adverse Effect on Company: (i) any Effect that results from changes in general economic conditions in the PRC or changes in the United States securities markets in general, (ii) any Effect that results from general changes in the industries in which Company and its Subsidiaries operate, and (iii) any Effect that results from any action required to be taken pursuant to the Merger Agreement, this Agreement or at the request of either Purchaser.

        "Merger" has the meaning given to it in the Recitals.

        "Merger Agreement" has the meaning given to it in the Recitals.

        "Merger Sub" has the meaning given to it in the Recitals. Notwithstanding the timing of the Merger and the purchase of the Common Stock hereunder, for purposes of the representations and warranties in Officer's Certificate to be delivered pursuant to Section 2.4(c) and closing condition set forth in Section 5.4, the Merger Sub shall mean the Merger Sub immediately prior to the consummation of the Merger and shall not include INTAC or any of its Subsidiaries.

        "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity

        "Per Share Purchase Price" means 90% of the ten (10) trading day volume weighted average price of the common stock of INTAC on the NASDAQ stock exchange (NasdaqSC: INTN) ending on the trading day prior to the public announcement of the amendment to the Merger Agreement (whether by press release, Form 8-K or other general form of public release).

        "Proceeding" means any legal, administrative or arbitration action, suit, complaint, charge, hearing, inquiry, investigation or proceeding.

        "Purchase Price" has the meaning ascribed thereto in Section 2.2.

        "Purchaser" has the meaning given to it in the Recitals and any Person succeeding to the rights of a Purchaser pursuant to the terms hereof.

        "Registration Rights Agreement" means the Registration Rights Agreement among Company and the Purchasers in the form of Exhibit A attached hereto.

        "Restricted Securities" shall mean the Common Stock which have not then been sold to the public pursuant to (a) registration under the Securities Act or (b) an exemption from the registration requirements of the Securities Act, including but not limited to Rule 144 (or similar or successor rule) promulgated under the Securities Act.

        "Sale Shares of Each Purchaser" has the meaning ascribed thereto in Section 2.1.

        "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same may from time to time be in effect.

        "Subsidiary" when used with respect to any Person means any corporation or other organization, whether incorporated or unincorporated, not less than a majority of the securities or other equity or ownership or beneficial interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such

I-b-3

corporation or other organization is directly or indirectly, owned or controlled by such Person or by any of its Subsidiaries.

        "Tax" means any Taxes and the term "Taxes" means, with respect to any Person, (A) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such Person and (B) any Liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other Applicable Laws) of another Person or a member of an affiliated or combined group.

        "Transfer" means any disposition of any shares or other units of Restricted Securities or any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

        1.2    Rules of Construction.     The term "this Agreement" means this agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be the next business day of that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the next business day of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1; provided that March 18 and May 1 are business days.

ARTICLE II
PURCHASE AND SALE OF SHARES; CLOSING

        2.1    Sale of Common Stock.     Subject to the satisfaction or waiver of the conditions set forth in Articles V and VI, at Closing, Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from Company, that number of shares of Common Stock equal to (i) the aggregate purchase price set forth opposite such Purchaser's name on Schedule I, divided by (ii) the Per Share Purchase Price ("Sale Shares of Each Purchaser"). The total number of the shares of Common Stock purchased by all the Purchasers shall be the "Aggregate Sale Shares".

        2.2    Purchase Price.     The purchase price for the Sale Shares of Each Purchaser shall be as set forth on Schedule I attached hereto (the "Purchase Price").

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        2.3    Closing.     The closing (the "Closing") hereunder with respect to the issuance and sale of the Sale Shares of Each Purchaser and the consummation of the transactions contemplated hereby shall, subject to the satisfaction or waiver of the applicable conditions set forth in Article V and VI, take place (the date on which the Closing occurs shall be referred to herein as the "Closing Date") at the offices of Greenberg Traurig, LLP, 3290 Northside Parkway NW, Suite 400, Atlanta, Georgia 30327 on the closing date of the Merger Agreement, or at such other place as agreed to by the Company and the Purchasers.

        2.4    Closing Deliveries by Company.     At the Closing, Company shall deliver or cause to be delivered to each Purchaser:

          (a)   certificate(s) for the Sale Shares of Each Purchaser purchased by such Purchaser;

          (b)   executed counterparts of the Registration Rights Agreement;

          (c)   a certificate executed by an officer of Company stating, among other things, that (a) the representations and warranties contained in Article III are true, correct and complete in all material respects on and as of the date hereof and on and as of the Closing Date, in each case as if made on and as of such dates, except to the extent that the breach of such representations and warranties resulted from actions or inactions, directly or indirectly, by either of the Purchasers (or any of their Affiliates) in any capacity and (b) Company has performed and complied in all material respects with all agreements and conditions contained in this Agreement and the Ancillary Documents required to be performed or complied with by it prior to or at the Closing, except to the extent that such failure resulted from actions or inactions, directly or indirectly, by either of the Purchasers (or any of their Affiliates) in any capacity;

          (d)   certificates of the Secretary of State of the State of Delaware, dated as of a recent date as to the due incorporation or organization and good standing of Company and listing all documents of Company on file with said Secretary;

          (e)   a certificate of an officer of Company, dated as of the Closing Date, and certifying: (i) that attached thereto is a true, correct and complete copy of each of the Certificate of Incorporation and By-Laws as in effect on the date of such certification; (ii) that attached thereto is a true, correct and complete copy of the resolution adopted by the Board of Directors of Company authorizing the execution, delivery and performance of this Agreement, Ancillary Documents and the issuance, sale, and delivery of the Sale Shares of Each Purchaser, the Merger Agreement and the Merger, and all other resolutions adopted by the Board of Directors or shareholders of the Company in connection therewith and that all such resolutions are still in full force and effect; and (iii) that neither the Certificate of Incorporation nor the By-Laws have been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i) above.

        2.5    Closing Deliveries by each Purchaser.     At the Closing, each Purchaser shall deliver or cause to be delivered to Company:

          (a)   the Purchase Price with respect to the Sale Shares of Each Purchaser purchased by such Purchaser by wire transfer in immediately available funds to the bank account designated in writing by Company at least three (3) Business Days prior to the Closing;

          (b)   an executed counterpart of the Registration Rights Agreement;

          (c)   a certificate executed by an officer of such Purchaser stating, among other things, that (a) the representations and warranties contained in Article IV with respect to such Purchaser are true, correct and complete in all material respects on and as of the date hereof and on and as of the Closing Date, in each case as if made on and as of such dates, except to the extent that the breach of such representations and warranties resulted from actions or inactions, directly or

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  indirectly, by the Company (or any of its Affiliates) and (b) such Purchaser has performed and complied in all material respects with all agreements and conditions contained in this Agreement and the Ancillary Documents required to be performed or complied with by it prior to or at the Closing, except to the extent that such failure resulted from actions or inactions, directly or indirectly, by the Company (or any of its Affiliates).

        2.6    Use of Proceeds.     Company agrees and covenants that the proceeds received by Company from the sale of the Aggregate Sale Shares shall be used by Company solely for (i) the payment of fees and expenses of Company, INTAC and HSW incurred in connection with the consummation of this Agreement and the Merger pursuant to the Merger Agreement, (ii) general corporate and working capital needs of Company, (iii) capital expenditures of Company, and (iv) acquisitions by Company.

        2.7    Aggregate Sale Shares Adjustment.     On the eleventh business day after the Effectiveness Date (as defined in the DB Stock Purchase Agreement), the Company will recalculate the Sale Shares of Each Purchaser based on a Per Share Purchase Price of 90% of the ten (10) trading day volume weighted average price of the Common Stock commencing on the first trading day following the Effectiveness Date (the "Adjusted Sale Shares of Each Purchaser"). In the event that the Adjusted Sale Shares of Each Purchaser is greater than the Sale Shares of Each Purchaser, then the Company shall issue to each Purchaser that number of additional shares of Common Stock that equal the difference between the Adjusted Sale Shares of Each Purchaser and Sale Shares of Each Purchaser.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Company represents and warrants to each Purchaser as follows:

        3.1    Due Incorporation and Good Standing; Organizational Documents.     Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties, to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement and each Ancillary Document to which it is a party. Except as set forth on Schedule 3.1, as of the date hereof, and immediately prior to the Merger, Merger Sub is and will be the only Subsidiary of Company. Merger Sub has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada with corporate power and authority to own, lease and operate its properties, to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement. Company and Merger Sub are duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. Attached hereto as Exhibit 3.1 are true and complete copies of the Certificate of Incorporation and the Bylaws, each as in effect on the date hereof.

        3.2    Capitalization.

          (a)   On the date hereof, the authorized capital stock of Company consists of (i) 200,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), 10 of which are outstanding and (ii) 20,000,000 shares of preferred stock, par value $.001 per share, none of which are outstanding. As more particularly set forth on Sechedule 3.2(a)(i), after giving effect to the transactions contemplated by the Merger Agreement (other than this Agreement, the DB Stock Purchase Agreement and any other agreements for the purchase of Common Stock) and not including shares issued between the date hereof and the Closing Date in connection with the exercise of Intac Options, there will be issued and outstanding 45,881,454 shares of Common Stock, all of which will be validly issued and fully paid and nonassessable, and free of any and all material Liens, and there will be reserved for issuance 8,764,000 shares of Common Stock to be issued upon exercise of stock options pursuant to the Parent Equity Plan (as defined in the Merger

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  Agreement), Intac Options assumed by the Company, and the warrant to be issued to the Company pursuant to the Merger Agreement, which upon issuance will be validly issued and fully paid and nonassessable and free of any and all material Liens. Schedule 3.2(a)(ii) hereto sets forth, as of the date hereof, to the knowledge of Company, with respect to each Person who beneficially owns at least 5% of the outstanding shares of capital stock of INTAC, the name of such Person and the number of shares held by such Person. The Company will provide an update of Schedule 3.2(a)(ii) prior to the Closing Date, which will set forth to the knowledge of the Company, with respect to each Person who will beneficially own at least 5% of the outstanding shares of capital stock of the Company (after giving effect to the transactions contemplated hereby, by the Ancillary Documents and by the Merger Agreement, other than the DB Stock Purchase Agreement and any other agreements for the purchase of Common Stock), the name of such Person and the number of shares to be held by such Person after giving effect to the transactions contemplated hereby, by the Ancillary Documents and by the Merger Agreement (other than the DB Stock Purchase Agreement and any other agreements for the purchase of Common Stock). Except as set forth above and on Schedule 3.2(a)(i) hereto, as of the date hereof, after giving effect to the transactions contemplated by this Agreement, the Merger Agreement and the Ancillary Documents, there are not, as of the date hereof, any options, agreements, instruments or securities (convertible or otherwise) of Company relating to the issued or unissued Equity Interests of Company or Merger Sub, or obligating Company or Merger Sub to issue, grant, sell, purchase, repurchase or redeem any Equity Interests or other securities (convertible or otherwise) in Company or Merger Sub. Company does not have outstanding, and has no obligation to grant or issue, any "phantom stock" or other right measured by the profits, revenues or results of operations of the Company or any portion thereof, or any similar rights; other than the warrant granting to HSW the right to purchase the number of shares of Common Stock equal to the number of shares eligible for purchase under the Intac Options assumed by the Company in connection with the Merger. Company has not declared any dividends or distributions that remain unpaid.

          (b)   Company has, in all material respects, complied with all federal, state and foreign securities laws in connection with the issuance of all outstanding Equity Interests and will comply, in all material respects, with all federal, state and foreign securities laws in connection with the issuance of any and all Equity Interests in connection with the transactions contemplated hereby, by the Ancillary Documents and by the Merger Agreement.

          (c)   Except as listed on Schedule 3.2(c) and except as contemplated by this Agreement, the Merger Agreement and the Ancillary Documents, there are no preemptive rights, voting agreements, transfer restrictions (except those imposed by applicable federal and state securities laws) or registration rights affecting the Equity Interests in Company.

        3.3    Authority.     Company has all necessary corporate power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which it is a party, and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents to which it is a party has been authorized by all necessary corporate action on the part of Company and no other corporate proceedings or approvals are required on the part of Company to authorize this Agreement or the Ancillary Documents to which it is a party or to consummate the contemplated transactions. This Agreement and the Ancillary Documents have been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery thereof by the Purchasers, constitute a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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        3.4    Authorization of Common Stock.     The issuance and sale of the Aggregate Sale Shares to the Purchasers have been duly authorized and the shares of Common Stock when issued to the Purchasers for the consideration set forth herein will be fully paid and non-assessable, and free of Liens and restrictions on transfer other than under this Agreement, the Registration Rights Agreement and applicable state and federal securities laws.

        3.5    No Violation or Conflict; No Default.

          (a)   The execution, delivery or performance of this Agreement or any of the Ancillary Documents by Company, the compliance with its obligations hereunder or thereunder, the consummation of the transactions contemplated herein, or the issuance, sale or delivery of the Sale Shares for Each Purchaser will not:

            (i)    violate or conflict with any provision of the Fundamental Documents of Company or any of its Subsidiaries;

            (ii)   violate or conflict with any Applicable Laws; except for conflicts, violations or other occurrences, which could not reasonably be expected to have a Material Adverse Effect; or

            (iii)  violate, be in conflict with, or constitute a breach or default (or any event which, with the passage of time or notice or both, would become a default) under, or permit the termination of, or require the consent of any Person under, result in the creation or imposition of any Lien upon any property of Company or its Subsidiaries under, result in the loss (by Company or any Subsidiary) or modification in any manner adverse to Company and its Subsidiaries of any right or benefit under, or give to any other Person any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation under, any mortgage, indenture, note, debenture, agreement, lease, license, permit, franchise or other instrument or obligation, whether written or oral (collectively, "Contracts") to which Company or any of its Subsidiaries is a party or by which their properties may be bound or affected; except for conflicts, violations, breaches, defaults or other occurrences or the failure to obtain consents, approvals, authorizations or permits, or to make filings or notifications, which could not reasonably be expected to have a Material Adverse Effect.

          (b)   The execution and delivery of this Agreement and the Ancillary Documents to which Company is a party do not, and the performance of its obligations under this Agreement and the Ancillary Documents and the consummation of the contemplated transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or other Person pursuant to any Applicable Laws or otherwise, except for (i) required filings under the Securities Act, state "blue sky" laws, the NASD (or any other self regulatory organization) or the NASDAQ (or any other stock market) as a result of the issuance of the Common Stock hereunder or the exercise of rights under the Registration Rights Agreement, and (ii) where the failure to obtain such consents, approvals, authorizations or permits or to make such filings or notifications, would not be materially adverse to the Company or prevent or delay in any material respect consummation of the contemplated transactions, or otherwise prevent Company from performing its obligations under this Agreement or the Ancillary Documents.

        3.6    Rights of Registration.     Except as set forth on Schedule 3.6 or as contemplated in the Registration Rights Agreement or the Merger Agreement, Company has not granted or agreed to grant any registration rights, including piggyback rights, to any Person or entity.

        3.7    Investment Company.     Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        3.8    Solicitation; Other Issuances of Securities.     Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf has engaged in any form of general solicitation

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or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any shares of Common Stock being issued hereunder. To the knowledge of the Company and in reliance on the authority set forth in the Black Box, Inc., SEC No-Action Letter, 1990 SEC No-Act. LEXIS 926 (June 26, 1990) and its progeny and in reliance on the representations of each Purchaser set forth in Article IV, no shares issued in the Merger pursuant to the Merger Agreement will be integrated with the Common Stock being issued hereunder so as to require registration (or otherwise require registration) of the shares of Common Stock being issued hereunder under the Securities Act.

        3.9    No Brokers.     Except as set forth on Schedule 3.9, neither Company nor any of its Subsidiaries has engaged any broker, finder, commission agent or other such intermediary in connection with the sale of the Common Stock and the transactions contemplated by this Agreement, the Merger Agreement or the Ancillary Documents, and none of Company, any of its Subsidiaries or any Purchaser is under any obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions.

        3.10    Representations of the Company, Merger Sub, HSW and INTAC in the Merger Agreement.     The representations and warranties of the Company, INTAC, the Merger Sub and HSW set forth in Article V and Article VI of the Merger Agreement, including the Parent Disclosure Schedule and Company Disclosure Schedule (as such terms are defined in the Merger Agreement), are incorporated herein by reference and shall be deemed to have been made by the Company hereunder. Capitalized terms used in Article V and Article VI of the Merger Agreement incorporated herein shall have the meanings attributed to such terms as defined in the Merger Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

        Each Purchaser represents and warrants to Company as to itself severally, and not jointly as to any other Purchaser as follows:

        4.1    Organization and Standing.     Such Purchaser is a corporation, limited partnership or other legally recognizable entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

        4.2    Authorization; Consents.

          (a)   Such Purchaser has taken all actions necessary to authorize it (i) to execute, deliver and perform all of its obligations under this Agreement, (ii) to perform all of its obligations under the Ancillary Documents and (iii) to consummate the transactions contemplated hereby and thereby. This Agreement, assuming the due authorization, execution and delivery thereof by Company, is a legally valid and binding obligation of such Purchaser enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b)   The execution and delivery by such Purchaser of this Agreement and the Ancillary Documents to which such Purchaser is a party do not, and the performance of its obligations under this Agreement and the Ancillary Documents and the consummation of the contemplated transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any Person under any Laws.

        4.3    Litigation.     As of the date hereof, no action by or against such Purchaser is pending or, to the best knowledge of such Purchaser, threatened, which could affect the legality, validity or

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enforceability of this Agreement, any Ancillary Document or the consummation of the transactions contemplated hereby or thereby.

        4.4    Purchase for Own Account.     Such Purchaser is purchasing the Common Stock to be purchased by it solely for its own account and not as nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any current distribution thereof (within the meaning of the Securities Act) that would cause the original purchase of the Common Stock to be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, subject to its right at all times to sell or otherwise dispose of all or any part of such Common Stock pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

        4.5    Qualified Institutional Buyer; Accredited Investor.     Such Purchaser is knowledgeable, sophisticated and experienced in business and financial matters and in investing in securities; it has previously invested in securities similar to the Common Stock and it acknowledges that the Restricted Securities have not been registered under the Securities Act and understands that the Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement; it is able to bear the economic risk of its investment in the Common Stock and is presently able to afford the complete loss of such investment; and it is a "Qualified Institutional Buyer" as defined in Rule 144A promulgated under the Securities Act or an "accredited investor" as defined under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act as indicated by such Purchaser on the signature page attached hereto.

        4.6    Independent Investigation.     Such Purchaser has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Company's business, which investigation, review and analysis was done by such Purchaser and its Affiliates and representatives. Such Purchaser acknowledges that it and its representatives have been provided adequate access to the personnel, properties, premises and records of the Company's business for such purpose. In entering into this Agreement, such Purchaser acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and the representations and warranties of the Company set forth in Article III hereof and not on any other factual representations or opinions of Company or its representatives. Such Purchaser hereby acknowledges and agrees that, except for the representations and warranties of the Company set forth in Article III hereof, (a) none of Company or its Affiliates, or any of their respective officers, directors, employees or representatives make or have made any representation or warranty, express or implied, at law or in equity, with respect to Company, its Subsidiaries, the Aggregate Sale Shares or their respective assets, including as to (i) merchantability or fitness for any particular use or purpose, (ii) the operation of Company's business by such Purchaser after the Closing in any manner other than as used and operated by Company and its Subsidiaries or (iii) the probable success or profitability of Company's business after the Closing and (b)none of Company, its Affiliates, or any of their respective officers, directors, employees or representatives will have or be subject to any liability or indemnification obligation to the Purchaser or to any other Person resulting from the distribution to such Purchaser, its Affiliates or representatives of, or such Purchaser's use of, any information relating to Company's business, and any information, documents or material made available to the Purchaser, whether orally or in writing, in certain "data rooms," management presentations, functional "break-out" discussions, responses to questions submitted on behalf of such Purchaser or in any other form in expectation of the transactions contemplated by this Agreement.

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        4.7    Reliance on Purchaser Representations.     Such Purchaser understands that the Common Stock are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder, and state securities laws and that Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Common Stock. Under such laws and rules and regulations the Common Stock may be resold without registration under the Securities Act only in certain limited circumstances. Each Purchaser represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations.

        4.8    No Approvals.     Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Common Stock.

        4.9    Location of Offices.     Such Purchasers principal executive offices are in the jurisdiction set forth immediately below the Purchaser's name on the signature pages hereto.

        4.10    ERISA.     Such Purchaser represents that it is not acquiring the Common Stock for or on behalf of any Employee Benefit Plan.

        4.11    Certain Trading Activities.     Such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any transactions in the securities of INTAC (including, without limitation, any short sales involving INTAC's securities) since such Purchaser has entered into discussions with the Company about the purchase of shares hereunder. Neither such Purchaser (including its affiliates), nor any Person acting on behalf of or pursuant to any understanding with such Purchaser, holds a short position, directly or indirectly, in any shares of INTAC's common stock.

        4.12    Financing.     Such Purchaser has sufficient immediately available funds to pay, in cash, the Purchase Price payable pursuant to this Agreement and the Ancillary Documents or otherwise necessary to consummate all the transactions contemplated hereby and thereby.

        4.13    No Brokers.     Such Purchaser has not engaged any broker, finder, commission agent or other such intermediary in connection with the sale of the Common Stock and the transactions contemplated by this Agreement and the Ancillary Documents, and such Purchaser is under no obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions.

ARTICLE V
PURCHASERS' CONDITIONS TO CLOSING

        The obligation of each Purchaser to purchase and pay for the Sale Shares of Each Purchaser to be purchased by such Purchaser hereunder at the Closing is subject to the satisfaction of the following conditions precedent (unless waived by such Purchaser). Company shall use its commercially reasonable best efforts to ensure that all conditions to the Closing set forth in this Article V are satisfied on or prior to the Closing Date, including executing and delivering all documents required to be delivered by Company at the Closing and taking any and all actions which may be necessary on its part to cause each other party to the Ancillary Documents to so execute and deliver each Ancillary Document. The obligation of a Purchaser to purchase and pay for the Sale Shares of Each Purchaser to be purchased hereunder at the Closing shall not be subject to any condition that any other Person purchase any Common Stock at the Closing.

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        5.1    Merger.     The Merger shall have been consummated.

        5.2    No Material Proceedings.     No Proceeding shall be pending or threatened as of the Closing Date to restrain, prohibit or otherwise challenge the transactions hereunder or under the Merger Agreement, nor shall any Governmental Authority have notified any party to this Agreement that the consummation of the transactions hereby or under the Merger Agreement would constitute a violation of the laws of the United States or the laws of any State hereof or the laws of the jurisdiction to which such Governmental Authority is subject and that it intends to commence proceedings to restrain the consummation of such transactions, to force divestiture if the same are consummated or to materially modify the terms or results of such transactions unless such Governmental Authority shall have withdrawn such notice, or has otherwise indicated in writing that it will not take any action.

        5.3    Compliance with Agreements.     Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein, in each of the Ancillary Documents, in the Merger Agreement and in any other documents contemplated hereby or thereby, except to the extent that such failure resulted from actions or inactions, directly or indirectly, by either of the Purchasers (or any of their Affiliates) in any capacity.

        5.4    Representations and Warranties.     All of the representations and warranties of Company contained herein or in any of the Ancillary Documents to which it is a party shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, except for those representations and warranties of Company that speak as of a certain date, which representations and warranties shall have been true and correct in all material respects as of such date, except to the extent that such breach of the representations and warranties resulted from actions or inactions, directly or indirectly, by either of the Purchasers (or any of their Affiliates) in any capacity.

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF THE COMPANY AT CLOSING

        The obligations of Company to sell and issue the Sale Shares of Each Purchaser to be delivered to each Purchaser at the Closing shall be subject to the satisfaction or waiver of each of the following conditions on or before Closing Date as set forth below. Each Purchaser shall use its commercially reasonable best efforts to ensure that all conditions to the Closing set forth in this Article VI are satisfied on or prior to the Closing Date, including executing and delivering all documents required to be delivered by such Purchaser at the Closing and taking any and all actions which may be necessary on its part to cause each other party to the Ancillary Documents to so execute and deliver each Ancillary Document.

        6.1    Merger.     The Merger shall have been consummated.

        6.2    Compliance with Agreements.     Each Purchaser shall have performed and complied with all agreements, covenants and conditions contained herein, in each of the Ancillary Documents and in any other documents contemplated hereby or thereby, except to the extent that such failure resulted from actions or inactions directly or indirectly by the Company (or any of its Affiliates).

        6.3    Representations and Warranties.     All of the representations and warranties of such Purchaser contained herein or in any of the Ancillary Documents to which it is a party shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, except for those representations and warranties of such Purchaser that speak as of a certain date, which representations and warranties shall have been true and correct in all material respects as of such date, except to the extent that such breach of the representations and warranties resulted from actions or inactions, directly or indirectly, by the Company (or any of its Affiliates).

        6.4    No Material Proceedings.     No Proceeding shall be pending or threatened as of the Closing Date to restrain, prohibit or otherwise challenge the transactions hereunder or under the Merger

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Agreement, nor shall any Governmental Authority have notified any party to this Agreement that the consummation of the transactions hereby or under the Merger Agreement would constitute a violation of the laws of the United States or the laws of any State hereof or the laws of the jurisdiction to which such Governmental Authority is subject and that it intends to commence proceedings to restrain the consummation of such transactions, to force divestiture if the same are consummated or to materially modify the terms or results of such transactions unless such Governmental Authority shall have withdrawn such notice, or has otherwise indicated in writing that it will not take any action.

ARTICLE VII
TRANSFER OF SECURITIES

        7.1    Restriction on Transfer.     The Restricted Securities shall not be transferable except in compliance with state and federal securities laws

        7.2    Restrictive Legends.     Each certificate evidencing the Restricted Securities shall bear the following legends, until such time as they are not required by applicable law.

  THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

ARTICLE VIII
MISCELLANEOUS

        8.1    Termination.     This Agreement may be terminated at any time prior to the Closing: (a) by any of the parties hereto in the event that any governmental order restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or the Merger Agreement shall have become final and nonappealable; (b) by the mutual written consent of Company and each Purchaser; and (c) by the Purchasers, in the event that the conditions to the obligations of the Purchasers set forth in Article V have not been satisfied or waived (in the Purchasers' sole discretion) by August 31, 2007 and (d) by the Company in the event that the conditions to the obligations of the Company set forth in Article VI have not been satisfied or waived (in the Company's sole discretion) by August 31, 2007. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Article VIII and (b) that nothing herein shall relieve any party from liability for any breach of this Agreement occurring prior to such termination.

        8.2    Fees, Expenses and Issue Taxes.

          (a)   Company and each of the Purchasers shall each pay their own fees and expenses incurred on their behalf with respect to the transactions contemplated herein.

          (b)   Company agrees that it will pay, and will save the Purchasers harmless from, any and all Liability with respect to any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of this Agreement or any Ancillary Documents or any modification, amendment or alteration of the terms or provisions of this Agreement or any Ancillary Documents.

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        8.3    Survival of Representations, Warranties and Agreements.     The representations, warranties and agreements of each of the Purchasers and Company in this Agreement shall not survive the Closing. Notwithstanding the foregoing, the agreements contained in this Article VIII shall survive the Closing indefinitely. In no event shall any Purchaser have any recourse against the present or former directors, officers or stockholders of Company or any of its Affiliates with respect to any representation, warranty or agreement made by Company in this Agreement, except in the case of fraud, in which case such Purchaser's rights shall be governed by Applicable Laws.

        8.4    Schedules.     The exhibits and schedules attached hereto are hereby made part of this Agreement in all respects. Any disclosure made in any Schedule to this Agreement which should, based on the substance of such disclosure, be applicable to another Schedule to this Agreement shall be deemed to be made with respect to such other Schedule regardless of whether or not a specific reference is made thereto; provided, that the description of such item on a Schedule is such that the Purchaser could reasonably be expected to ascertain that such disclosure would relate to such other provision of this Agreement.

        8.5    Confidentiality.     Company and the Purchasers each agrees to, and shall cause their respective Affiliates and its and their officers, directors, employees, agents, representatives, accountants, and counsel to treat and hold as confidential (and not disclose or provide access to any Person to), unless compelled to disclose by judicial or administrative process or by other requirement of law, this Agreement or the Ancillary Documents and the contemplated transactions, all non-public information (i) furnished by Company or the Purchasers or their respective Affiliates in connection with the contemplated transactions and (ii) relating to trade secrets, processes, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential or proprietary information with respect to the Company's business, Company and its Subsidiaries, or each of the Purchasers and their respective Affiliates.

        8.6    Public Announcements.     No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the other party unless otherwise required by law or applicable stock exchange regulation, and the parties to this Agreement shall cooperate as to the timing and contents of any such press release, public announcement or communication.

        8.7    Further Assurances.

          (a)   The parties hereto shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of each other party to carry out the provisions and purposes of this Agreement and the Ancillary Documents.

          (b)   Each Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any sales or short sales in the securities of INTAC prior to the Closing.

        8.8    Assignment; Parties in Interests.     Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties (and any assignment otherwise shall be void); provided, however, any Purchaser may assign its interest to its partners, limited partners or Affiliates without the consent of the Company so long as such transfer does not violate federal and state securities laws. Subject to the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or

I-b-14

shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided.

        8.9    Entire Agreement.     This Agreement, the Merger Agreement and the Ancillary Documents and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

        8.10    Notices.     All notices and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered, (b) sent by facsimile with confirmation thereof, (c) sent by nationally recognized overnight courier guaranteeing next Business Day delivery or (d) sent by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as follows:

      if to Company:

      HSW International, Inc.
      One Capital City Plaza
      3350 Peachtree Road, Suite 1500
      Atlanta, GA 30326
      Attention: Chief Executive Officer
      Facsimile: (404) 760-3458

      with a copy (which shall not constitute Notice) to:

      James S. Altenbach, Esq.
      Greenberg Traurig, LLP
      3290 Northside Parkway, NW, Suite 400
      Atlanta, Georgia 30327
      Facsimile: (678) 5533-2188

      if to the Purchasers:

      to the address specified on the signature page executed by each such Purchaser,

      with such additional copies as set forth on such signature page;

or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered, (ii) when sent, if sent by facsimile on a Business Day (or, if not sent on a Business Day, on the next Business Day after the date sent by facsimile), (iii) on the next Business Day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next Business Day delivery, and (iv) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

        8.11    Amendments, Modifications and Waivers.     The terms and provisions of this Agreement may not be modified or amended, except pursuant to a written instrument executed by Company and the Purchasers.

        8.12    Extension; Waiver.     At any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver

I-b-15

shall be valid only if set forth in an instrument in writing signed on behalf of such party, and any such waiver shall not operate or be construed as a waiver of any subsequent breach by the other party.

        8.13    Time is of the Essence; Delays or Omissions.     Time is of the essence of this Agreement. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

        8.14    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

        ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN OF THE CITY OF NEW YORK. THE PARTIES HERETO HEREBY (A) SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN OF THE CITY OF NEW YORK FOR THE PURPOSE OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT BY ANY PARTY HERETO, AND (B) IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT BY WAY OF MOTION, DEFENSE, OR OTHERWISE, IN ANY SUCH ACTION, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE ACTION IS IMPROPER, OR THAT THIS AGREEMENT OR THE TRANSACTION MAY NOT BE ENFORCED IN OR BY ANY OF THE ABOVE-NAMED COURTS. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTION. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHERS HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTION, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.14

        8.15    Severability.     If any term or other provision hereof is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions hereof shall nevertheless remain in full force and effect provided that the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination by a court of competent jurisdiction that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent

I-b-16

permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        8.16    No Third Party Beneficiaries.     This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

        8.17    Independent Nature of Purchasers' Obligations and Rights.     The obligations of each Purchaser under this Agreement and each Ancillary Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The decision of each Purchaser to purchase the Sale Shares of Each Purchaser pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser. Nothing contained herein or in an Ancillary Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreement. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Common Stock or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the Ancillary Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Company acknowledges that each of the Purchasers has been provided with the same Agreement for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser.

        8.18    Exculpation Among Purchasers.     Each Purchaser agrees that no Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Common Stock hereunder.

        8.19    Counterparts; Facsimile Signatures.     This Agreement may be executed in two or more counterparts, including by facsimile, each of which shall be deemed an original but all of which taken together shall constitute a single agreement.

[Remainder of page intentionally left blank]

I-b-17

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

The Company:
HSW International, Inc.
By:	/s/ JEFF ARNOLD
Name:	Jeff Arnold
Title:	CEO

[Signatures continued on following page]

I-b-18

[Signature page to Stock Purchase Agreement, cont.]

Purchasers:
Harvest 2004, LLC
By:	/s/ RICHARD A. HORSTMAN
Name:	Richard A. Horstman
Title:	Managing Member
Such Purchaser is a (please indicate as applicable):
☒ "Qualified Institutional Buyer" as defined in Rule 144A promulgated under the Securities Act
☐ "accredited investor" as defined under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act
Principal Address:
Harvest 2004, LLC
PO Box 726
Cutchogue, NY 11935
Address for Notice:
Harvest 2004 LLC
PO Box 477
Bernardsville, NJ 07924

I-b-19

SCHEDULE I

PURCHASERS

Purchasers	Purchase Price
Harvest 2004, LLC	$1,500,000.00

I-b-20

STOCK PURCHASE AGREEMENT

dated as of

January 29, 2007

among

HSW INTERNATIONAL, INC.

(the "Company"),

and

THE PURCHASERS NAMED HEREIN

(the "Purchasers")

Article I DEFINED TERMS; RULES OF CONSTRUCTION		I-c-1
1.1	Defined Terms	I-c-1
1.2	Rules of Construction	I-c-4
Article II PURCHASE AND SALE OF SHARES; CLOSING		I-c-4
2.1	Sale of Common Stock	I-c-4
2.2	Purchase Price	I-c-4
2.3	Closing	I-c-5
2.4	Closing Deliveries by Company	I-c-5
2.5	Closing Deliveries by each Purchaser	I-c-5
2.6	Use of Proceeds	I-c-6
2.7	Aggregate Sale Shares Adjustment	I-c-6
Article III REPRESENTATIONS AND WARRANTIES OF THE COMPANY		I-c-6
3.1	Due Incorporation and Good Standing; Organizational Documents	I-c-6
3.2	Capitalization	I-c-6
3.3	Authority	I-c-7
3.4	Authorization of Common Stock	I-c-8
3.5	No Violation or Conflict; No Default	I-c-8
3.6	Rights of Registration	I-c-8
3.7	Investment Company	I-c-8
3.8	Solicitation; Other Issuances of Securities	I-c-8
3.9	No Brokers	I-c-9
3.10	Representations of the Company, Merger Sub, HSW and INTAC in the Merger Agreement	I-c-9
Article IV REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER		I-c-9
4.1	Organization and Standing	I-c-9
4.2	Authorization; Consents	I-c-9
4.3	Litigation	I-c-9
4.4	Purchase for Own Account	I-c-10
4.5	Qualified Institutional Buyer; Accredited Investor	I-c-10
4.6	Independent Investigation	I-c-10
4.7	Reliance on Purchaser Representations	I-c-10
4.8	No Approvals	I-c-11
4.9	Location of Offices	I-c-11
4.10	ERISA	I-c-11
4.11	Certain Trading Activities	I-c-11
4.12	Financing	I-c-11
4.13	No Brokers	I-c-11
Article V PURCHASERS' CONDITIONS TO CLOSING		I-c-11
5.1	Merger	I-c-12
5.2	No Material Proceedings	I-c-12
5.3	Compliance with Agreements	I-c-12
5.4	Representations and Warranties	I-c-12
Article VI CONDITIONS TO OBLIGATIONS OF THE COMPANY AT CLOSING		I-c-12
6.1	Merger	I-c-12
6.2	Compliance with Agreements	I-c-12
6.3	Representations and Warranties	I-c-12
6.4	No Material Proceedings	I-c-12

I-c-ii

Article VII TRANSFER OF SECURITIES		I-c-13
7.1	Restriction on Transfer	I-c-13
7.2	Restrictive Legends	I-c-13
Article VIII MISCELLANEOUS		I-c-13
8.1	Termination	I-c-13
8.2	Fees, Expenses and Issue Taxes	I-c-13
8.3	Survival of Representations, Warranties and Agreements	I-c-14
8.4	Schedules	I-c-14
8.5	Confidentiality	I-c-14
8.6	Public Announcements	I-c-14
8.7	Further Assurances	I-c-14
8.8	Assignment; Parties in Interests	I-c-14
8.9	Entire Agreement	I-c-15
8.10	Notices	I-c-15
8.11	Amendments, Modifications and Waivers	I-c-15
8.12	Extension; Waiver	I-c-15
8.13	Time is of the Essence; Delays or Omissions	I-c-16
8.14	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial	I-c-16
8.15	Severability	I-c-16
8.16	No Third Party Beneficiaries	I-c-17
8.17	Independent Nature of Purchasers' Obligations and Rights	I-c-17
8.18	Exculpation Among Purchasers	I-c-17
8.19	Counterparts; Facsimile Signatures	I-c-17

EXHIBITS

Registration Rights Agreement	A

I-c-ii

STOCK PURCHASE AGREEMENT

        STOCK PURCHASE AGREEMENT (the "Agreement") dated as of January 29, 2007, by and among HSW International, Inc., a Delaware corporation (the "Company"), and the Persons listed on Schedule I (collectively, the "Purchasers").

        WHEREAS, HowStuffWorks, Inc., a Delaware corporation ("HSW"), Company, HSW International Merger Corporation, a Nevada corporation and wholly-owned subsidiary of Company ("Merger Sub") and INTAC International, Inc., a Nevada corporation ("INTAC"), previously entered into an Agreement and Plan of Merger dated April 20, 2006, as amended, (the "Merger Agreement") which provides for: (i) the contribution to Company by HSW of certain assets, properties and rights, including, without limitation, certain rights pursuant to the Contribution Agreements, in exchange for shares of Common Stock, and (ii) the merger of Merger Sub with and into INTAC (the "Merger").

        WHEREAS, each Purchaser desires to purchase from Company, and Company desires to sell to each Purchaser, shares of Common Stock of Company.

        NOW THEREFORE, in consideration of the foregoing and the covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

ARTICLE I
DEFINED TERMS; RULES OF CONSTRUCTION

        1.1    Defined Terms.     In addition to the defined terms set forth in this Section and elsewhere in this Agreement, capitalized terms used and not otherwise defined in this Agreement have the meanings ascribed to them in the Merger Agreement.

        "Affiliate" as applied to any specified Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such specified Person. For purposes of the foregoing, "control," when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" shall have meanings correlative to the foregoing. Notwithstanding the foregoing, the Purchasers and their respective Affiliates shall not be deemed Affiliates of Company for purposes of this Agreement.

        "Agreement" shall have the meaning given to such term in the Recitals.

        "Ancillary Documents" means the Registration Rights Agreement and other documents, agreements and certificates executed pursuant to this Agreement as mutually agreed upon by the parties.

        "Applicable Laws," with respect to any Person, means all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

        "Board" means the Board of Directors of Company.

        "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

        "By-Laws" means the by-laws of Company, as amended and in effect at the time in question.

I-c-1

        "Certificate of Incorporation" means the Certificate of Incorporation of Company, as may be amended and in effect at the time in question.

        "Closing" has the meaning ascribed thereto in Section 2.3.

        "Common Stock" has the meaning ascribed thereto in Section 3.2.

        "Code" means the Internal Revenue Code of 1986, as amended, or any similar Federal law then in force, and the rules and regulations promulgated thereunder, all as the same may from time to time be in effect.

        "Company" has the meaning given to it in the caption to this Agreement.

        "Contracts" has the meaning ascribed thereto in Section 3.6.

        "DB Stock Purchase Agreement" means that certain Stock Purchase Agreement dated April 20, 2006 by and between the Company and DWS Finanz-Service GmbH, on behalf of the sub-fund DWS Invest BRIC Plus of the DWS Invest SICAV, as amended.

        "Employee Benefit Plan" means any profit-sharing, pension or retirement plan, program, arrangement or agreement, or any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or any "plan" (within the meaning of Section 4975 of the Code).

        "Equity Interest" means (i) with respect to a corporation, any and all capital stock and warrants, options or other rights to acquire capital stock and (ii) with respect to a partnership, limited liability company or similar Person, any and all units, interests, or other equivalents of, or other ownership interests in any such Person and warrants, options or other rights to acquire any such units or interests.

        "ERISA" means The Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute or law thereto.

        "Fundamental Documents" means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. The Fundamental Documents of Company are the Certificate of Incorporation and By-Laws and any other equivalent organizational document as amended or restated (or both) to date.

        "GAAP" means United States generally accepted accounting principles.

        "Governmental Authority" means any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

        "HSW" has the meaning given to it in the Recitals.

        "INTAC" has the meaning given to it in the Recitals.

        "Intac Options" means outstanding options to purchase shares of common stock, $0.001 par value, of Intac issued under Intac's 2001 Long Term Incentive Plan.

        "Liability" means any liability or obligation, determined or determinable, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

        "Lien" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in a charge against real or personal property, or security interest of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

I-c-2

        "Material Adverse Effect" means any event, circumstance, change or effect (any such item, an "Effect"), individually or in the aggregate with any such other Effect, that is materially adverse to the business, financial condition or results of operations of Company and its Subsidiaries taken as a whole or that has material adverse effect on the ability of Company to perform its obligations under this Agreement or any of the Ancillary Documents; provided, however, that in no event shall any of the following be deemed, either alone or in combination, to constitute, nor shall any of the following be taken into account in determining whether there has been, a Material Adverse Effect on Company: (i) any Effect that results from changes in general economic conditions in the PRC or changes in the United States securities markets in general, (ii) any Effect that results from general changes in the industries in which Company and its Subsidiaries operate, and (iii) any Effect that results from any action required to be taken pursuant to the Merger Agreement, this Agreement or at the request of either Purchaser.

        "Merger" has the meaning given to it in the Recitals.

        "Merger Agreement" has the meaning given to it in the Recitals.

        "Merger Sub" has the meaning given to it in the Recitals. Notwithstanding the timing of the Merger and the purchase of the Common Stock hereunder, for purposes of the representations and warranties in Officer's Certificate to be delivered pursuant to Section 2.4(c) and closing condition set forth in Section 5.4, the Merger Sub shall mean the Merger Sub immediately prior to the consummation of the Merger and shall not include INTAC or any of its Subsidiaries.

        "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity

        "Per Share Purchase Price" means 90% of the ten (10) trading day volume weighted average price of the common stock of INTAC on the NASDAQ stock exchange (NasdaqSC: INTN) ending on the trading day prior to the public announcement of the amendment to the Merger Agreement (whether by press release, Form 8-K or other general form of public release).

        "Proceeding" means any legal, administrative or arbitration action, suit, complaint, charge, hearing, inquiry, investigation or proceeding.

        "Purchase Price" has the meaning ascribed thereto in Section 2.2.

        "Purchaser" has the meaning given to it in the Recitals and any Person succeeding to the rights of a Purchaser pursuant to the terms hereof.

        "Registration Rights Agreement" means the Registration Rights Agreement among Company and the Purchasers in the form of Exhibit A attached hereto.

        "Restricted Securities" shall mean the Common Stock which have not then been sold to the public pursuant to (a) registration under the Securities Act or (b) an exemption from the registration requirements of the Securities Act, including but not limited to Rule 144 (or similar or successor rule) promulgated under the Securities Act.

        "Sale Shares of Each Purchaser" has the meaning ascribed thereto in Section 2.1.

        "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same may from time to time be in effect.

        "Subsidiary" when used with respect to any Person means any corporation or other organization, whether incorporated or unincorporated, not less than a majority of the securities or other equity or ownership or beneficial interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such

I-c-3

corporation or other organization is directly or indirectly, owned or controlled by such Person or by any of its Subsidiaries.

        "Tax" means any Taxes and the term "Taxes" means, with respect to any Person, (A) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such Person and (B) any Liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other Applicable Laws) of another Person or a member of an affiliated or combined group.

        "Transfer" means any disposition of any shares or other units of Restricted Securities or any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

        1.2    Rules of Construction.     The term "this Agreement" means this agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be the next business day of that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the next business day of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1; provided that March 18 and May 1 are business days.

ARTICLE II
PURCHASE AND SALE OF SHARES; CLOSING

        2.1    Sale of Common Stock.     Subject to the satisfaction or waiver of the conditions set forth in Articles V and VI, at Closing, Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from Company, that number of shares of Common Stock equal to (i) the aggregate purchase price set forth opposite such Purchaser's name on Schedule I, divided by (ii) the Per Share Purchase Price ("Sale Shares of Each Purchaser"). The total number of the shares of Common Stock purchased by all the Purchasers shall be the "Aggregate Sale Shares".

        2.2    Purchase Price.     The purchase price for the Sale Shares of Each Purchaser shall be as set forth on Schedule I attached hereto (the "Purchase Price").

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        2.3    Closing.     The closing (the "Closing") hereunder with respect to the issuance and sale of the Sale Shares of Each Purchaser and the consummation of the transactions contemplated hereby shall, subject to the satisfaction or waiver of the applicable conditions set forth in Article V and VI, take place (the date on which the Closing occurs shall be referred to herein as the "Closing Date") at the offices of Greenberg Traurig, LLP, 3290 Northside Parkway NW, Suite 400, Atlanta, Georgia 30327 on the closing date of the Merger Agreement, or at such other place as agreed to by the Company and the Purchasers.

        2.4    Closing Deliveries by Company.     At the Closing, Company shall deliver or cause to be delivered to each Purchaser:

          (a)   certificate(s) for the Sale Shares of Each Purchaser purchased by such Purchaser;

          (b)   executed counterparts of the Registration Rights Agreement;

          (c)   a certificate executed by an officer of Company stating, among other things, that (a) the representations and warranties contained in Article III are true, correct and complete in all material respects on and as of the date hereof and on and as of the Closing Date, in each case as if made on and as of such dates, except to the extent that the breach of such representations and warranties resulted from actions or inactions, directly or indirectly, by either of the Purchasers (or any of their Affiliates) in any capacity and (b) Company has performed and complied in all material respects with all agreements and conditions contained in this Agreement and the Ancillary Documents required to be performed or complied with by it prior to or at the Closing, except to the extent that such failure resulted from actions or inactions, directly or indirectly, by either of the Purchasers (or any of their Affiliates) in any capacity;

          (d)   certificates of the Secretary of State of the State of Delaware, dated as of a recent date as to the due incorporation or organization and good standing of Company and listing all documents of Company on file with said Secretary;

          (e)   a certificate of an officer of Company, dated as of the Closing Date, and certifying: (i) that attached thereto is a true, correct and complete copy of each of the Certificate of Incorporation and By-Laws as in effect on the date of such certification; (ii) that attached thereto is a true, correct and complete copy of the resolution adopted by the Board of Directors of Company authorizing the execution, delivery and performance of this Agreement, Ancillary Documents and the issuance, sale, and delivery of the Sale Shares of Each Purchaser, the Merger Agreement and the Merger, and all other resolutions adopted by the Board of Directors or shareholders of the Company in connection therewith and that all such resolutions are still in full force and effect; and (iii) that neither the Certificate of Incorporation nor the By-Laws have been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i) above.

        2.5    Closing Deliveries by each Purchaser.     At the Closing, each Purchaser shall deliver or cause to be delivered to Company:

          (a)   the Purchase Price with respect to the Sale Shares of Each Purchaser purchased by such Purchaser by wire transfer in immediately available funds to the bank account designated in writing by Company at least three (3) Business Days prior to the Closing;

          (b)   an executed counterpart of the Registration Rights Agreement;

          (c)   a certificate executed by an officer of such Purchaser stating, among other things, that (a) the representations and warranties contained in Article IV with respect to such Purchaser are true, correct and complete in all material respects on and as of the date hereof and on and as of the Closing Date, in each case as if made on and as of such dates, except to the extent that the breach of such representations and warranties resulted from actions or inactions, directly or

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  indirectly, by the Company (or any of its Affiliates) and (b) such Purchaser has performed and complied in all material respects with all agreements and conditions contained in this Agreement and the Ancillary Documents required to be performed or complied with by it prior to or at the Closing, except to the extent that such failure resulted from actions or inactions, directly or indirectly, by the Company (or any of its Affiliates).

        2.6    Use of Proceeds.     Company agrees and covenants that the proceeds received by Company from the sale of the Aggregate Sale Shares shall be used by Company solely for (i) the payment of fees and expenses of Company, INTAC and HSW incurred in connection with the consummation of this Agreement and the Merger pursuant to the Merger Agreement, (ii) general corporate and working capital needs of Company, (iii) capital expenditures of Company, and (iv) acquisitions by Company.

        2.7    Aggregate Sale Shares Adjustment.     On the eleventh business day after the Effectiveness Date (as defined in the DB Stock Purchase Agreement), the Company will recalculate the Sale Shares of Each Purchaser based on a Per Share Purchase Price of 90% of the ten (10) trading day volume weighted average price of the Common Stock commencing on the first trading day following the Effectiveness Date (the "Adjusted Sale Shares of Each Purchaser"). In the event that the Adjusted Sale Shares of Each Purchaser is greater than the Sale Shares of Each Purchaser, then the Company shall issue to each Purchaser that number of additional shares of Common Stock that equal the difference between the Adjusted Sale Shares of Each Purchaser and Sale Shares of Each Purchaser.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Company represents and warrants to each Purchaser as follows:

        3.1    Due Incorporation and Good Standing; Organizational Documents.     Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties, to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement and each Ancillary Document to which it is a party. Except as set forth on Schedule 3.1, as of the date hereof, and immediately prior to the Merger, Merger Sub is and will be the only Subsidiary of Company. Merger Sub has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada with corporate power and authority to own, lease and operate its properties, to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement. Company and Merger Sub are duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. Attached hereto as Exhibit 3.1 are true and complete copies of the Certificate of Incorporation and the Bylaws, each as in effect on the date hereof.

        3.2    Capitalization.

          (a)   On the date hereof, the authorized capital stock of Company consists of (i) 200,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), 10 of which are outstanding and (ii) 20,000,000 shares of preferred stock, par value $.001 per share, none of which are outstanding. As more particularly set forth on Sechedule 3.2(a)(i), after giving effect to the transactions contemplated by the Merger Agreement (other than this Agreement, the DB Stock Purchase Agreement and any other agreements for the purchase of Common Stock) and not including shares issued between the date hereof and the Closing Date in connection with the exercise of Intac Options, there will be issued and outstanding 45,881,454 shares of Common Stock, all of which will be validly issued and fully paid and nonassessable, and free of any and all material Liens, and there will be reserved for issuance 8,764,000 shares of Common Stock to be issued upon exercise of stock options pursuant to the Parent Equity Plan (as defined in the Merger

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  Agreement), Intac Options assumed by the Company, and the warrant to be issued to the Company pursuant to the Merger Agreement, which upon issuance will be validly issued and fully paid and nonassessable and free of any and all material Liens. Schedule 3.2(a)(ii) hereto sets forth, as of the date hereof, to the knowledge of Company, with respect to each Person who beneficially owns at least 5% of the outstanding shares of capital stock of INTAC, the name of such Person and the number of shares held by such Person. The Company will provide an update of Schedule 3.2(a)(ii) prior to the Closing Date, which will set forth to the knowledge of the Company, with respect to each Person who will beneficially own at least 5% of the outstanding shares of capital stock of the Company (after giving effect to the transactions contemplated hereby, by the Ancillary Documents and by the Merger Agreement, other than the DB Stock Purchase Agreement and any other agreements for the purchase of Common Stock), the name of such Person and the number of shares to be held by such Person after giving effect to the transactions contemplated hereby, by the Ancillary Documents and by the Merger Agreement (other than the DB Stock Purchase Agreement and any other agreements for the purchase of Common Stock). Except as set forth above and on Schedule 3.2(a)(i) hereto, as of the date hereof, after giving effect to the transactions contemplated by this Agreement, the Merger Agreement and the Ancillary Documents, there are not, as of the date hereof, any options, agreements, instruments or securities (convertible or otherwise) of Company relating to the issued or unissued Equity Interests of Company or Merger Sub, or obligating Company or Merger Sub to issue, grant, sell, purchase, repurchase or redeem any Equity Interests or other securities (convertible or otherwise) in Company or Merger Sub. Company does not have outstanding, and has no obligation to grant or issue, any "phantom stock" or other right measured by the profits, revenues or results of operations of the Company or any portion thereof, or any similar rights; other than the warrant granting to HSW the right to purchase the number of shares of Common Stock equal to the number of shares eligible for purchase under the Intac Options assumed by the Company in connection with the Merger. Company has not declared any dividends or distributions that remain unpaid.

          (b)   Company has, in all material respects, complied with all federal, state and foreign securities laws in connection with the issuance of all outstanding Equity Interests and will comply, in all material respects, with all federal, state and foreign securities laws in connection with the issuance of any and all Equity Interests in connection with the transactions contemplated hereby, by the Ancillary Documents and by the Merger Agreement.

          (c)   Except as listed on Schedule 3.2(c) and except as contemplated by this Agreement, the Merger Agreement and the Ancillary Documents, there are no preemptive rights, voting agreements, transfer restrictions (except those imposed by applicable federal and state securities laws) or registration rights affecting the Equity Interests in Company.

        3.3    Authority.     Company has all necessary corporate power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which it is a party, and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents to which it is a party has been authorized by all necessary corporate action on the part of Company and no other corporate proceedings or approvals are required on the part of Company to authorize this Agreement or the Ancillary Documents to which it is a party or to consummate the contemplated transactions. This Agreement and the Ancillary Documents have been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery thereof by the Purchasers, constitute a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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        3.4    Authorization of Common Stock.     The issuance and sale of the Aggregate Sale Shares to the Purchasers have been duly authorized and the shares of Common Stock when issued to the Purchasers for the consideration set forth herein will be fully paid and non-assessable, and free of Liens and restrictions on transfer other than under this Agreement, the Registration Rights Agreement and applicable state and federal securities laws.

        3.5    No Violation or Conflict; No Default.

          (a)   The execution, delivery or performance of this Agreement or any of the Ancillary Documents by Company, the compliance with its obligations hereunder or thereunder, the consummation of the transactions contemplated herein, or the issuance, sale or delivery of the Sale Shares for Each Purchaser will not:

            (i)    violate or conflict with any provision of the Fundamental Documents of Company or any of its Subsidiaries;

            (ii)   violate or conflict with any Applicable Laws; except for conflicts, violations or other occurrences, which could not reasonably be expected to have a Material Adverse Effect; or

            (iii)  violate, be in conflict with, or constitute a breach or default (or any event which, with the passage of time or notice or both, would become a default) under, or permit the termination of, or require the consent of any Person under, result in the creation or imposition of any Lien upon any property of Company or its Subsidiaries under, result in the loss (by Company or any Subsidiary) or modification in any manner adverse to Company and its Subsidiaries of any right or benefit under, or give to any other Person any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation under, any mortgage, indenture, note, debenture, agreement, lease, license, permit, franchise or other instrument or obligation, whether written or oral (collectively, "Contracts") to which Company or any of its Subsidiaries is a party or by which their properties may be bound or affected; except for conflicts, violations, breaches, defaults or other occurrences or the failure to obtain consents, approvals, authorizations or permits, or to make filings or notifications, which could not reasonably be expected to have a Material Adverse Effect.

          (b)   The execution and delivery of this Agreement and the Ancillary Documents to which Company is a party do not, and the performance of its obligations under this Agreement and the Ancillary Documents and the consummation of the contemplated transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or other Person pursuant to any Applicable Laws or otherwise, except for (i) required filings under the Securities Act, state "blue sky" laws, the NASD (or any other self regulatory organization) or the NASDAQ (or any other stock market) as a result of the issuance of the Common Stock hereunder or the exercise of rights under the Registration Rights Agreement, and (ii) where the failure to obtain such consents, approvals, authorizations or permits or to make such filings or notifications, would not be materially adverse to the Company or prevent or delay in any material respect consummation of the contemplated transactions, or otherwise prevent Company from performing its obligations under this Agreement or the Ancillary Documents.

        3.6    Rights of Registration.     Except as set forth on Schedule 3.6 or as contemplated in the Registration Rights Agreement or the Merger Agreement, Company has not granted or agreed to grant any registration rights, including piggyback rights, to any Person or entity.

        3.7    Investment Company.     Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        3.8    Solicitation; Other Issuances of Securities.     Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf has engaged in any form of general solicitation

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or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any shares of Common Stock being issued hereunder. To the knowledge of the Company and in reliance on the authority set forth in the Black Box, Inc., SEC No-Action Letter, 1990 SEC No-Act. LEXIS 926 (June 26, 1990) and its progeny and in reliance on the representations of each Purchaser set forth in Article IV, no shares issued in the Merger pursuant to the Merger Agreement will be integrated with the Common Stock being issued hereunder so as to require registration (or otherwise require registration) of the shares of Common Stock being issued hereunder under the Securities Act.

        3.9    No Brokers.     Except as set forth on Schedule 3.9, neither Company nor any of its Subsidiaries has engaged any broker, finder, commission agent or other such intermediary in connection with the sale of the Common Stock and the transactions contemplated by this Agreement, the Merger Agreement or the Ancillary Documents, and none of Company, any of its Subsidiaries or any Purchaser is under any obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions.

        3.10    Representations of the Company, Merger Sub, HSW and INTAC in the Merger Agreement.     The representations and warranties of the Company, INTAC, the Merger Sub and HSW set forth in Article V and Article VI of the Merger Agreement, including the Parent Disclosure Schedule and Company Disclosure Schedule (as such terms are defined in the Merger Agreement), are incorporated herein by reference and shall be deemed to have been made by the Company hereunder. Capitalized terms used in Article V and Article VI of the Merger Agreement incorporated herein shall have the meanings attributed to such terms as defined in the Merger Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

        Each Purchaser represents and warrants to Company as to itself severally, and not jointly as to any other Purchaser as follows:

        4.1    Organization and Standing.     Such Purchaser is a corporation, limited partnership or other legally recognizable entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

        4.2    Authorization; Consents.

          (a)   Such Purchaser has taken all actions necessary to authorize it (i) to execute, deliver and perform all of its obligations under this Agreement, (ii) to perform all of its obligations under the Ancillary Documents and (iii) to consummate the transactions contemplated hereby and thereby. This Agreement, assuming the due authorization, execution and delivery thereof by Company, is a legally valid and binding obligation of such Purchaser enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b)   The execution and delivery by such Purchaser of this Agreement and the Ancillary Documents to which such Purchaser is a party do not, and the performance of its obligations under this Agreement and the Ancillary Documents and the consummation of the contemplated transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any Person under any Laws.

        4.3    Litigation.     As of the date hereof, no action by or against such Purchaser is pending or, to the best knowledge of such Purchaser, threatened, which could affect the legality, validity or

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enforceability of this Agreement, any Ancillary Document or the consummation of the transactions contemplated hereby or thereby.

        4.4    Purchase for Own Account.     Such Purchaser is purchasing the Common Stock to be purchased by it solely for its own account and not as nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any current distribution thereof (within the meaning of the Securities Act) that would cause the original purchase of the Common Stock to be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, subject to its right at all times to sell or otherwise dispose of all or any part of such Common Stock pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

        4.5    Qualified Institutional Buyer; Accredited Investor.     Such Purchaser is knowledgeable, sophisticated and experienced in business and financial matters and in investing in securities; it has previously invested in securities similar to the Common Stock and it acknowledges that the Restricted Securities have not been registered under the Securities Act and understands that the Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement; it is able to bear the economic risk of its investment in the Common Stock and is presently able to afford the complete loss of such investment; and it is a "Qualified Institutional Buyer" as defined in Rule 144A promulgated under the Securities Act or an "accredited investor" as defined under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act as indicated by such Purchaser on the signature page attached hereto.

        4.6    Independent Investigation.     Such Purchaser has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Company's business, which investigation, review and analysis was done by such Purchaser and its Affiliates and representatives. Such Purchaser acknowledges that it and its representatives have been provided adequate access to the personnel, properties, premises and records of the Company's business for such purpose. In entering into this Agreement, such Purchaser acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and the representations and warranties of the Company set forth in Article III hereof and not on any other factual representations or opinions of Company or its representatives. Such Purchaser hereby acknowledges and agrees that, except for the representations and warranties of the Company set forth in Article III hereof, (a) none of Company or its Affiliates, or any of their respective officers, directors, employees or representatives make or have made any representation or warranty, express or implied, at law or in equity, with respect to Company, its Subsidiaries, the Aggregate Sale Shares or their respective assets, including as to (i) merchantability or fitness for any particular use or purpose, (ii) the operation of Company's business by such Purchaser after the Closing in any manner other than as used and operated by Company and its Subsidiaries or (iii) the probable success or profitability of Company's business after the Closing and (b)none of Company, its Affiliates, or any of their respective officers, directors, employees or representatives will have or be subject to any liability or indemnification obligation to the Purchaser or to any other Person resulting from the distribution to such Purchaser, its Affiliates or representatives of, or such Purchaser's use of, any information relating to Company's business, and any information, documents or material made available to the Purchaser, whether orally or in writing, in certain "data rooms," management presentations, functional "break-out" discussions, responses to questions submitted on behalf of such Purchaser or in any other form in expectation of the transactions contemplated by this Agreement.

        4.7    Reliance on Purchaser Representations.     Such Purchaser understands that the Common Stock are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder, and state securities laws

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and that Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Common Stock. Under such laws and rules and regulations the Common Stock may be resold without registration under the Securities Act only in certain limited circumstances. Each Purchaser represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations.

        4.8    No Approvals.     Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Common Stock.

        4.9    Location of Offices.     Such Purchasers principal executive offices are in the jurisdiction set forth immediately below the Purchaser's name on the signature pages hereto.

        4.10    ERISA.     Such Purchaser represents that it is not acquiring the Common Stock for or on behalf of any Employee Benefit Plan.

        4.11    Certain Trading Activities.     Such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any transactions in the securities of INTAC (including, without limitation, any short sales involving INTAC's securities) since the earlier to occur of (i) the time that such Purchaser was first contacted by INTAC, HSW, Savvian, LLC or Allen & Co. relating to an investment in Company or INTAC and (ii) the 30th day prior to the time that the transactions contemplated by this Agreement are publicly disclosed. Neither such Purchaser (including its affiliates), nor any Person acting on behalf of or pursuant to any understanding with such Purchaser, holds a short position, directly or indirectly, in any shares of INTAC's common stock.

        4.12    Financing.     Such Purchaser has sufficient immediately available funds to pay, in cash, the Purchase Price payable pursuant to this Agreement and the Ancillary Documents or otherwise necessary to consummate all the transactions contemplated hereby and thereby.

        4.13    No Brokers.     Such Purchaser has not engaged any broker, finder, commission agent or other such intermediary in connection with the sale of the Common Stock and the transactions contemplated by this Agreement and the Ancillary Documents, and such Purchaser is under no obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions.

ARTICLE V
PURCHASERS' CONDITIONS TO CLOSING

        The obligation of each Purchaser to purchase and pay for the Sale Shares of Each Purchaser to be purchased by such Purchaser hereunder at the Closing is subject to the satisfaction of the following conditions precedent (unless waived by such Purchaser). Company shall use its commercially reasonable best efforts to ensure that all conditions to the Closing set forth in this Article V are satisfied on or prior to the Closing Date, including executing and delivering all documents required to be delivered by Company at the Closing and taking any and all actions which may be necessary on its part to cause each other party to the Ancillary Documents to so execute and deliver each Ancillary Document. The obligation of a Purchaser to purchase and pay for the Sale Shares of Each Purchaser to be purchased hereunder at the Closing shall not be subject to any condition that any other Person purchase any Common Stock at the Closing.

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        5.1    Merger.     The Merger shall have been consummated.

        5.2    No Material Proceedings.     No Proceeding shall be pending or threatened as of the Closing Date to restrain, prohibit or otherwise challenge the transactions hereunder or under the Merger Agreement, nor shall any Governmental Authority have notified any party to this Agreement that the consummation of the transactions hereby or under the Merger Agreement would constitute a violation of the laws of the United States or the laws of any State hereof or the laws of the jurisdiction to which such Governmental Authority is subject and that it intends to commence proceedings to restrain the consummation of such transactions, to force divestiture if the same are consummated or to materially modify the terms or results of such transactions unless such Governmental Authority shall have withdrawn such notice, or has otherwise indicated in writing that it will not take any action.

        5.3    Compliance with Agreements.     Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein, in each of the Ancillary Documents, in the Merger Agreement and in any other documents contemplated hereby or thereby, except to the extent that such failure resulted from actions or inactions, directly or indirectly, by either of the Purchasers (or any of their Affiliates) in any capacity.

        5.4    Representations and Warranties.     All of the representations and warranties of Company contained herein or in any of the Ancillary Documents to which it is a party shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, except for those representations and warranties of Company that speak as of a certain date, which representations and warranties shall have been true and correct in all material respects as of such date, except to the extent that such breach of the representations and warranties resulted from actions or inactions, directly or indirectly, by either of the Purchasers (or any of their Affiliates) in any capacity.

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF THE COMPANY AT CLOSING

        The obligations of Company to sell and issue the Sale Shares of Each Purchaser to be delivered to each Purchaser at the Closing shall be subject to the satisfaction or waiver of each of the following conditions on or before Closing Date as set forth below. Each Purchaser shall use its commercially reasonable best efforts to ensure that all conditions to the Closing set forth in this Article VI are satisfied on or prior to the Closing Date, including executing and delivering all documents required to be delivered by such Purchaser at the Closing and taking any and all actions which may be necessary on its part to cause each other party to the Ancillary Documents to so execute and deliver each Ancillary Document.

        6.1    Merger.     The Merger shall have been consummated.

        6.2    Compliance with Agreements.     Each Purchaser shall have performed and complied with all agreements, covenants and conditions contained herein, in each of the Ancillary Documents and in any other documents contemplated hereby or thereby, except to the extent that such failure resulted from actions or inactions directly or indirectly by the Company (or any of its Affiliates).

        6.3    Representations and Warranties.     All of the representations and warranties of such Purchaser contained herein or in any of the Ancillary Documents to which it is a party shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, except for those representations and warranties of such Purchaser that speak as of a certain date, which representations and warranties shall have been true and correct in all material respects as of such date, except to the extent that such breach of the representations and warranties resulted from actions or inactions, directly or indirectly, by the Company (or any of its Affiliates).

        6.4    No Material Proceedings.     No Proceeding shall be pending or threatened as of the Closing Date to restrain, prohibit or otherwise challenge the transactions hereunder or under the Merger

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Agreement, nor shall any Governmental Authority have notified any party to this Agreement that the consummation of the transactions hereby or under the Merger Agreement would constitute a violation of the laws of the United States or the laws of any State hereof or the laws of the jurisdiction to which such Governmental Authority is subject and that it intends to commence proceedings to restrain the consummation of such transactions, to force divestiture if the same are consummated or to materially modify the terms or results of such transactions unless such Governmental Authority shall have withdrawn such notice, or has otherwise indicated in writing that it will not take any action.

ARTICLE VII
TRANSFER OF SECURITIES

        7.1    Restriction on Transfer.     The Restricted Securities shall not be transferable except in compliance with state and federal securities laws

        7.2    Restrictive Legends.     Each certificate evidencing the Restricted Securities shall bear the following legends, until such time as they are not required by applicable law.

  THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

ARTICLE VIII
MISCELLANEOUS

        8.1    Termination.     This Agreement may be terminated at any time prior to the Closing: (a) by any of the parties hereto in the event that any governmental order restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or the Merger Agreement shall have become final and nonappealable; (b) by the mutual written consent of Company and each Purchaser; and (c) by the Purchasers, in the event that the conditions to the obligations of the Purchasers set forth in Article V have not been satisfied or waived (in the Purchasers' sole discretion) by August 31, 2007 and (d) by the Company in the event that the conditions to the obligations of the Company set forth in Article VI have not been satisfied or waived (in the Company's sole discretion) by August 31, 2007. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Article VIII and (b) that nothing herein shall relieve any party from liability for any breach of this Agreement occurring prior to such termination.

        8.2    Fees, Expenses and Issue Taxes.

          (a)   Company and each of the Purchasers shall each pay their own fees and expenses incurred on their behalf with respect to the transactions contemplated herein.

          (b)   Company agrees that it will pay, and will save the Purchasers harmless from, any and all Liability with respect to any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of this Agreement or any Ancillary Documents or any modification, amendment or alteration of the terms or provisions of this Agreement or any Ancillary Documents.

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        8.3    Survival of Representations, Warranties and Agreements.     The representations, warranties and agreements of each of the Purchasers and Company in this Agreement shall not survive the Closing. Notwithstanding the foregoing, the agreements contained in this Article VIII shall survive the Closing indefinitely. In no event shall any Purchaser have any recourse against the present or former directors, officers or stockholders of Company or any of its Affiliates with respect to any representation, warranty or agreement made by Company in this Agreement, except in the case of fraud, in which case such Purchaser's rights shall be governed by Applicable Laws.

        8.4    Schedules.     The exhibits and schedules attached hereto are hereby made part of this Agreement in all respects. Any disclosure made in any Schedule to this Agreement which should, based on the substance of such disclosure, be applicable to another Schedule to this Agreement shall be deemed to be made with respect to such other Schedule regardless of whether or not a specific reference is made thereto; provided, that the description of such item on a Schedule is such that the Purchaser could reasonably be expected to ascertain that such disclosure would relate to such other provision of this Agreement.

        8.5    Confidentiality.     Company and the Purchasers each agrees to, and shall cause their respective Affiliates and its and their officers, directors, employees, agents, representatives, accountants, and counsel to treat and hold as confidential (and not disclose or provide access to any Person to), unless compelled to disclose by judicial or administrative process or by other requirement of law, this Agreement or the Ancillary Documents and the contemplated transactions, all non-public information (i) furnished by Company or the Purchasers or their respective Affiliates in connection with the contemplated transactions and (ii) relating to trade secrets, processes, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential or proprietary information with respect to the Company's business, Company and its Subsidiaries, or each of the Purchasers and their respective Affiliates.

        8.6    Public Announcements.     No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the other party unless otherwise required by law or applicable stock exchange regulation, and the parties to this Agreement shall cooperate as to the timing and contents of any such press release, public announcement or communication.

        8.7    Further Assurances.

          (a)   The parties hereto shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of each other party to carry out the provisions and purposes of this Agreement and the Ancillary Documents.

          (b)   Each Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of INTAC (including short sales) prior to the Closing.

        8.8    Assignment; Parties in Interests.     Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties (and any assignment otherwise shall be void); provided, however, any Purchaser may assign its interest to its partners, limited partners or Affiliates without the consent of the Company so long as such transfer does not violate federal and state securities laws. Subject to the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or

I-c-14

shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided.

        8.9    Entire Agreement.     This Agreement, the Merger Agreement and the Ancillary Documents and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

        8.10    Notices.     All notices and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered, (b) sent by facsimile with confirmation thereof, (c) sent by nationally recognized overnight courier guaranteeing next Business Day delivery or (d) sent by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as follows:

      if to Company:

      HSW International, Inc.
      One Capital City Plaza
      3350 Peachtree Road, Suite 1500
      Atlanta, GA 30326
      Attention: Chief Executive Officer
      Facsimile: (404) 760-3458

      with a copy (which shall not constitute Notice) to:

      James S. Altenbach, Esq.
      Greenberg Traurig, LLP
      3290 Northside Parkway, NW, Suite 400
      Atlanta, Georgia 30327
      Facsimile: (678) 5533-2188

      if to the Purchasers:

      to the address specified on the signature page executed by each such Purchaser,

      with such additional copies as set forth on such signature page;

or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered, (ii) when sent, if sent by facsimile on a Business Day (or, if not sent on a Business Day, on the next Business Day after the date sent by facsimile), (iii) on the next Business Day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next Business Day delivery, and (iv) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

        8.11    Amendments, Modifications and Waivers.     The terms and provisions of this Agreement may not be modified or amended, except pursuant to a written instrument executed by Company and the Purchasers.

        8.12    Extension; Waiver.     At any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver

I-c-15

shall be valid only if set forth in an instrument in writing signed on behalf of such party, and any such waiver shall not operate or be construed as a waiver of any subsequent breach by the other party.

        8.13    Time is of the Essence; Delays or Omissions.     Time is of the essence of this Agreement. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

        8.14    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

        ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN OF THE CITY OF NEW YORK. THE PARTIES HERETO HEREBY (A) SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN OF THE CITY OF NEW YORK FOR THE PURPOSE OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT BY ANY PARTY HERETO, AND (B) IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT BY WAY OF MOTION, DEFENSE, OR OTHERWISE, IN ANY SUCH ACTION, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE ACTION IS IMPROPER, OR THAT THIS AGREEMENT OR THE TRANSACTION MAY NOT BE ENFORCED IN OR BY ANY OF THE ABOVE-NAMED COURTS. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTION. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHERS HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTION, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.14

        8.15    Severability.     If any term or other provision hereof is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions hereof shall nevertheless remain in full force and effect provided that the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination by a court of competent jurisdiction that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent

I-c-16

permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        8.16    No Third Party Beneficiaries.     This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

        8.17    Independent Nature of Purchasers' Obligations and Rights.     The obligations of each Purchaser under this Agreement and each Ancillary Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The decision of each Purchaser to purchase the Sale Shares of Each Purchaser pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser. Nothing contained herein or in an Ancillary Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreement. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Common Stock or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the Ancillary Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Company acknowledges that each of the Purchasers has been provided with the same Agreement for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser.

        8.18    Exculpation Among Purchasers.     Each Purchaser agrees that no Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Common Stock hereunder.

        8.19    Counterparts; Facsimile Signatures.     This Agreement may be executed in two or more counterparts, including by facsimile, each of which shall be deemed an original but all of which taken together shall constitute a single agreement.

[Remainder of page intentionally left blank]

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

The Company:
HSW International, Inc.
By:	/s/ JEFF ARNOLD
Name:	Jeff Arnold
Title:	CEO

[Signatures continued on following page]

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[Signature page to Stock Purchase Agreement, cont.]

Purchasers:
Chilton Small Cap International, L.P.
By:	Chilton Investment Company, LLC as General Partner
By:	/s/ Norman B. Champ
Name:	Norman B. Champ, III
Title:	Executive Vice President
Such Purchaser is a (please indicate as applicable):
☒ "Qualified Institutional Buyer" as defined in Rule 144A promulgated under the Securities Act
☒ "accredited investor" as defined under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act
Principal Address:
c/o Maples Finance BVI, Ltd. Kingston Chambers P.O. Box 173 Road Town, Tortola British Virgin Islands
Address for Notice:
c/o Chilton Investment Company, LLC 1266 East Main Street Stamford, CT 06902

I-c-19

[Signature page to Stock Purchase Agreement, cont.]
Purchasers:
Chilton Small Cap Partners, L.P.
By:	Chilton Investment Company, LLC as General Partner
By:	/s/ Norman B. Champ
Name:	Norman B. Champ, III
Title:	Executive Vice President
Such Purchaser is a (please indicate as applicable):
☒ "Qualified Institutional Buyer" as defined in Rule 144A promulgated under the Securities Act
☒ "accredited investor" as defined under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act
Principal Address:
1266 East Main Street Stamford, CT 06902
Address for Notice:
1266 East Main Street Stamford, CT 06902

I-c-20

[Signature page to Stock Purchase Agreement, cont.]
Purchasers:
Chilton New Era International, L.P.
By:	Chilton Investment Company, LLC as General Partner
By:	/s/ Norman B. Champ
Name:	Norman B. Champ, III
Title:	Executive Vice President
Such Purchaser is a (please indicate as applicable):
☐ "Qualified Institutional Buyer" as defined in Rule 144A promulgated under the Securities Act
☒ "accredited investor" as defined under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act
Principal Address:
c/o Maples Finance BVI, Ltd. Kingston Chambers P.O. Box 173 Road Town, Tortola British Virgin Islands
Address for Notice:
c/o Chilton Investment Company, LLC 1266 East Main Street Stamford, CT 06902

I-c-21

[Signature page to Stock Purchase Agreement, cont.]
Purchasers:
Chilton New Era Partners, L.P.
By:	Chilton Investment Company, LLC as General Partner
By:	/s/ Norman B. Champ
Name:	Norman B. Champ, III
Title:	Executive Vice President
Such Purchaser is a (please indicate as applicable):
☐ "Qualified Institutional Buyer" as defined in Rule 144A promulgated under the Securities Act
☒ "accredited investor" as defined under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act
Principal Address:
1266 East Main Street Stamford, CT 06902
Address for Notice:
1266 East Main Street Stamford, CT 06902

I-c-22

[Signature page to Stock Purchase Agreement, cont.]
Purchasers:
Chilton International, L.P.
By:	Chilton Investment Company, LLC as General Partner
By:	/s/ Norman B. Champ
Name:	Norman B. Champ, III
Title:	Executive Vice President
Such Purchaser is a (please indicate as applicable):
☒ "Qualified Institutional Buyer" as defined in Rule 144A promulgated under the Securities Act
☒ "accredited investor" as defined under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act
Principal Address:
c/o Maples Finance BVI, Ltd. Kingston Chambers P.O. Box 173 Road Town, Tortola British Virgin Islands
Address for Notice:
c/o Chilton Investment Company, LLC 1266 East Main Street Stamford, CT 06902

I-c-23

[Signature page to Stock Purchase Agreement, cont.]
Purchasers:
Chilton QP Investment Partners, L.P.
By:	Chilton Investment Company, LLC as General Partner
By:	/s/ Norman B. Champ
Name:	Norman B. Champ, III
Title:	Executive Vice President
Such Purchaser is a (please indicate as applicable):
☒ "Qualified Institutional Buyer" as defined in Rule 144A promulgated under the Securities Act
☒ "accredited investor" as defined under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act
Principal Address:
1266 East Main Street Stamford, CT 06902
Address for Notice:
1266 East Main Street Stamford, CT 06902

I-c-24

[Signature page to Stock Purchase Agreement, cont.]
Purchasers:
Chilton Investment Partners, L.P.
By:	Chilton Investment Company, LLC as General Partner
By:	/s/ Norman B. Champ
Name:	Norman B. Champ, III
Title:	Executive Vice President
Such Purchaser is a (please indicate as applicable):
☒ "Qualified Institutional Buyer" as defined in Rule 144A promulgated under the Securities Act
☒ "accredited investor" as defined under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act
Principal Address:
1266 East Main Street Stamford, CT 06902
Address for Notice:
1266 East Main Street Stamford, CT 06902

I-c-25

[Signature page to Stock Purchase Agreement, cont.]
American Funds Insurance Series—Global Small Capitalization Fund (nominee name—Piping and Co.)
By:	Capital Research and Management Company, its investment advisor
By:	/s/ Paul Haaga
Name:	Paul Haaga
Title:
Such Purchaser is a (please indicate as applicable):
☒ "Qualified Institutional Buyer" as defined in Rule 144A promulgated under the Securities Act
☐ "accredited investor" as defined under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act
Principal Address:
c/o Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071
Address for Notice:
c/o Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071

I-c-26

[Signature page to Stock Purchase Agreement, cont.]
SMALLCAP World Fund, Inc. (nominee name—Clipperby and Co.)
By:	Capital Research and Management Company, its investment advisor
By:	/s/ Paul Haaga
Name:	Paul Haaga
Title:
Such Purchaser is a (please indicate as applicable):
☒ "Qualified Institutional Buyer" as defined in Rule 144A promulgated under the Securities Act
☐ "accredited investor" as defined under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act
Principal Address:
c/o Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071
Address for Notice:
c/o Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071

I-c-27

[Signature page to Stock Purchase Agreement, cont.]
Zeke, LP
By:	/s/ Edward N. Antoin
Name:	Edward N. Antoin
Title:	General Partner
Such Purchaser is a (please indicate as applicable):
☒ "Qualified Institutional Buyer" as defined in Rule 144A promulgated under the Securities Act
☐ "accredited investor" as defined under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act
Principal Address:
c/o Chartwell Investment Partners 235 Westlakes Drive, Suite 400 Berwyn, PA 19312
Address for Notice:
c/o Chartwell Investment Partners 235 Westlakes Drive, Suite 400 Berwyn, PA 19312

I-c-28

SCHEDULE I

PURCHASERS

Purchasers	Purchase Price
SMALLCAP World Fund, Inc. (nominee name—Clipperbay & Co.)	$3,462,000.00
American Funds Insurance Series-Global Small Capitalization Fund (nominee name—Piping & Co.)	$6,538,000.00
Chilton Investment Partners, L.P.	$197,000.00
Chilton QP Investment Partners, L.P.	$842,000.00
Chilton International, L.P.	$1,248,500.00
Chilton New Era Partners, L.P.	$310,000.00
Chilton New Era International, L.P.	$115,000.00
Chilton Small Cap Partners, L.P.	$1,091,200.00
Chilton Small Cap International, L.P.	$1,196,300.00
Zeke, LP	$3,000,000.00

I-c-29

Annex J

STOCK PURCHASE AGREEMENT

        STOCK PURCHASE AGREEMENT (the "Agreement") dated as of January 29, 2007, between HSW International, Inc., a Delaware corporation (the "Company"), and Deka Investment GmbH, a                         (the "Purchaser").

        WHEREAS, HowStuffWorks, Inc., a Delaware corporation ("HSW"), the Company, HSW International Merger Corporation, a Nevada corporation and wholly-owned subsidiary of the Company ("Merger Sub") and INTAC International, Inc., a Nevada corporation ("INTAC"), are entering into an Agreement and Plan of Merger dated April 20, 2006, as amended (the "Merger Agreement") which provides for: (i) the contribution to the Company by HSW of certain assets, properties and rights, including, without limitation, certain rights pursuant to the Contribution Agreements, in exchange for shares of the common stock, par value $.001 per share, of the Company (the "Common Stock"), and (ii) the merger of Merger Sub with and into INTAC (the "Merger").

        WHEREAS, Purchaser desires to purchase from the Company, and the Company desires to sell to Purchaser, the Sale Shares (as defined below).

        NOW THEREFORE, in consideration of the foregoing and the covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

ARTICLE I
DEFINED TERMS; RULES OF CONSTRUCTION

        1.1    Defined Terms.    In addition to the defined terms set forth in this Section and elsewhere in this Agreement, capitalized terms used and not otherwise defined in this Agreement have the meanings ascribed to them in the Merger Agreement.

        "Affiliate" as applied to the Purchaser, means any other Person that is controlled by the Purchaser.

        "Commission" means the United States Securities and Exchange Commission and any successor agency.

        "Effectiveness Date" means the date the Shelf Registration Statement is declared effective by the Commission.

        "Per Share Purchase Price" means the lower of: (a) 90% of the ten (10) trading day volume weighted average price of the common stock of INTAC on the NASDAQ stock exchange (NasdaqSC: INTN) ending on the trading day prior to the public announcement of the amendment to the Merger Agreement (whether by press release, Form 8-K or other general form of public release) and (b) 90% of the ten (10) trading day volume weighted average price of the Common Stock commencing on the first trading day following the Effectiveness Date.

        "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

        "Purchaser" has the meaning given to it in the Recitals and any Person succeeding to the rights of a Purchaser pursuant to the terms hereof.

        "Rule 415 Offering" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act.

J-a-1

        "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same may from time to time be in effect.

        "Shelf Registration Statement" means a registration statement of the Company relating to a Rule 415 Offering which covers the resale of all of the Sale Shares held by Purchaser, on Form S-3 under the Securities Act, or if not eligible to use Form S-3, such other form, and all amendments and supplements to such registration statement, on the form under the Securities Act the Company is then eligible to use, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

ARTICLE II
PURCHASE AND SALE OF SHARES; CLOSING

        2.1    Sale of Common Stock.    Subject to the satisfaction or waiver of the conditions set forth in Articles V and VI, on the eleventh trading day after the Effectiveness Date, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, that number of shares of Common Stock equal to: (i) the Purchase Price (as defined below), divided by (ii) the Per Share Purchase Price (the "Sale Shares"). The Purchaser shall effect the Purchase of the Sale Shares through a brokerage firm reasonably satisfactory to the Company to be designated by the Purchaser in a written notice delivered to the Company no later than one business day following the Effectiveness Date.

        2.2    Purchase Price.    The purchase price for the Sale Shares shall be US$2,500,000 (the "Purchase Price").

        2.3    Closing.    The closing (the "Closing") hereunder with respect to the issuance and sale of the Sale Shares and the consummation of the transactions contemplated hereby shall, subject to the satisfaction or waiver of the applicable conditions set forth in Article V and VI, take place at the offices of Greenberg Traurig, LLP, 3290 Northside Parkway NW, Suite 400, Atlanta, Georgia 30327 on the eleventh business day after the Effectiveness Date, or at such other place as agreed to by the Company and the Purchaser.

        2.4    Closing Deliveries by Company.    At the Closing, the Company shall deliver or cause to be delivered to Purchaser certificate(s) for the Sale Shares purchased by Purchaser.

        2.5    Closing Deliveries by Purchaser.    At the Closing, Purchaser shall deliver or cause the brokerage firm designated by the Purchaser pursuant to Section 2.1 to deliver to the Company the Purchase Price by wire transfer in immediately available funds to the bank account designated in writing by the Company.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Purchaser as follows:

        3.1    Due Incorporation and Good Standing.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties, to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement.

        3.2    Capitalization.    On the date hereof and prior to giving effect to the transactions contemplated under the Merger Agreement and this Agreement, the authorized capital stock of Company consists of (i) 200,000,000 shares of common stock, par value $.001 per share, ten (10) of which are outstanding and (ii) 20,000,000 shares of preferred stock, par value $.001 per share, none of which are outstanding.

J-a-2

        3.3    Authorization of Common Stock.    The issuance and sale of the Sale Shares to the Purchaser have been duly authorized and the Sale Shares when issued to the Purchaser for the consideration set forth herein will be fully paid and non-assessable, and free of restrictions on transfer other than under this Agreement and applicable state and federal securities laws.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Company as follows:

        4.1    Organization and Standing.    Purchaser is a corporation, limited partnership or other legally recognizable entity duly organized and validly existing under the laws of its jurisdiction of organization.

        4.2    Authorization; Consents.

          (a)   Purchaser has taken all actions necessary to authorize it to execute, deliver and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement, assuming the due authorization, execution and delivery thereof by the Company, is a legally valid and binding obligation of Purchaser enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b)   The execution and delivery by Purchaser of this Agreement do not, and the performance of its obligations under this Agreement and the consummation of the contemplated transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental authority under any applicable laws.

        4.3    Purchase for Own Account.    Purchaser is purchasing the Common Stock to be purchased by it as agent on behalf of the SICAV and not with a view to, or for offer or sale in connection with, any current distribution thereof (within the meaning of the Securities Act) that would cause the original purchase of the Common Stock to be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of such Common Stock pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

        4.4    Qualified Institutional Buyer; Accredited Investor.    Purchaser is knowledgeable, sophisticated and experienced in business and financial matters and in investing in privately held business enterprises; it has previously invested in securities similar to the Common Stock; it is able to bear the economic risk of its investment in the Common Stock and is presently able to afford the complete loss of such investment; and it is a "Qualified Institutional Buyer" as defined in Rule 144A promulgated under the Securities Act or an "accredited investor" as defined under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act.

        4.5    Independent Investigation.    Purchaser has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Company's business, which investigation, review and analysis was done by Purchaser and its Affiliates and representatives. Purchaser acknowledges that it and its representatives have been provided adequate access to the personnel, properties, premises and records of the Company's business for such purpose. In entering into this Agreement, Purchaser acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of the Company or its representatives.

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        4.6    Reliance on Purchaser Representations.    Purchaser understands that the Common Stock are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder, and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgements and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Common Stock.

        4.7    Certain Trading Activities.    Purchaser has not directly or indirectly, nor have its Affiliates or any person acting on the behalf of or pursuant to any understanding with Purchaser or its Affiliates, engaged in any transactions in the securities of INTAC (including, without limitation, any short sales involving INTAC's securities) since the time that Purchaser or its Affiliates was first contacted by INTAC, HSW, Savvian, LLC or Allen & Co. or their representative or agents relating to an investment in the Company or INTAC. Neither Purchaser (including its Affiliates), nor any person acting on behalf of or pursuant to any understanding with Purchaser or its Affiliate, holds a short position, directly or indirectly, in any shares of INTAC's common stock.

        4.8    Non-Disclosure.    Purchaser has not directly or indirectly disclosed this Agreement and the contemplated transactions or any information furnished by the Company or its representatives in connection with the contemplated transactions to any other Person other than to its Affiliates, financial advisors, attorneys, accountants and representatives (including, for the avoidance of doubt, members of the Legal and Compliance Department of Purchaser) (a) who agreed to use such information solely for the purpose of evaluating the transaction, (b) who were informed by the Purchaser of the confidential nature of the information and (c) who agreed to not to disclose any of the information to any other party.

        4.9    No Brokers.    Except for                        , Purchaser has not engaged any broker, finder, commission agent or other such intermediary in connection with the sale of the Sale Shares and the transactions contemplated by this Agreement, and Purchaser is under no obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions.

ARTICLE V
PURCHASER'S CONDITIONS TO CLOSING

The obligation of Purchaser to purchase and pay for the Sale Shares to be purchased hereunder at the Closing is subject to the satisfaction of the following conditions precedent (unless waived by Purchaser).

        5.1    Merger.    The Merger shall have been consummated.

        5.2    Shelf Registration Statement.    The Shelf Registration Statement shall have been declared effective by the Commission.

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF THE COMPANY AT CLOSING

The obligations of the Company to sell and issue the Sale Shares to be delivered to Purchaser at the Closing shall be subject to the satisfaction or waiver of each of the following conditions on or before Closing Date as set forth below. Purchaser shall use its best efforts to ensure that all conditions to the Closing set forth in this Article VI are satisfied on or prior to the Closing Date, including executing and delivering all documents required to be delivered by Purchaser at the Closing.

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        6.1    Merger.    The Merger shall have been consummated.

        6.2    Compliance with Agreements.    Purchaser shall have performed and complied with all agreements, covenants and conditions contained herein and in any other documents contemplated hereby.

        6.3    Representations and Warranties.    All of the representations and warranties of Purchaser contained herein to which it is a party shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, except for those representations and warranties of Purchaser that speak as of a certain date, which representations and warranties shall have been true and correct in all material respects as of such date.

        6.4    No Material Proceedings.    No legal proceeding shall be pending or threatened as of the Closing Date to restrain, prohibit or otherwise challenge the transactions hereunder, nor shall any governmental authority have notified any party to this Agreement that the consummation of the transactions hereby would constitute a violation of the laws of the United States or the laws of any State hereof or the laws of the jurisdiction to which such governmental authority is subject and that it intends to commence proceedings to restrain the consummation of such transactions, to force divestiture if the same are consummated or to materially modify the terms or results of such transactions unless such governmental authority shall have withdrawn such notice, or has otherwise indicated in writing that it will not take any action.

ARTICLE VII
MISCELLANEOUS

        7.1    Trading Activities.    Purchaser covenants that neither it, its Affiliates nor any person acting on the behalf of or pursuant to any understanding with it or its Affiliates will engage in any transactions in the securities of INTAC or Common Stock prior to the time that the transactions contemplated by this Agreement are publicly disclosed and for the ten (10) trading days following the Effectiveness Date. Purchaser agrees that it, its Affiliates or any person acting on the behalf of or pursuant to any understanding with Purchaser or its Affiliates will not directly or indirectly engage in any hedging or short sales (whether or not against the box) in the securities of INTAC or Common Stock prior to Closing.

        7.2    Termination.    This Agreement may be terminated at any time prior to the Closing: (a) by any of the parties hereto in the event that any governmental order restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement shall have become final and nonappealable; (b) by the mutual written consent of Company and Purchaser; and (c) by Company if the Per Share Purchase Price is less than US$5.00. In the event of termination of this Agreement as provided in Section 7.2, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Article VII and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement occurring prior to such termination.

        7.3    Fees and Expenses.    The Company and Purchaser shall each pay their own fees and expenses incurred on their behalf with respect to the transactions contemplated herein.

        7.4    Survival of Representations, Warranties and Agreements.    The representations, warranties and agreements of Purchaser and the Company in this Agreement shall not survive the Closing. Notwithstanding the foregoing, the agreements contained in this Article VII shall survive the Closing indefinitely. In no event shall Purchaser have any recourse against the present or former directors, officers or stockholders of the Company or any of its Affiliates with respect to any representation, warranty or agreement made by the Company in this Agreement, except in the case of fraud, in which case Purchaser's rights shall be governed by applicable laws.

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        7.5    Confidentiality.    Company and Purchaser each agrees to, and shall cause their respective Affiliates and its and their officers, directors, employees, agents, representatives, accountants, and counsel to treat and hold as confidential (and not disclose or provide access to any Person to), unless compelled to disclose by judicial or administrative process or by other requirement of law, this Agreement and the contemplated transactions, all information (i) furnished by the Company or Purchaser or their respective Affiliates in connection with the contemplated transactions and (ii) relating to trade secrets, processes, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential or proprietary information with respect to the Company's business, the Company and its Subsidiaries, Purchaser and their respective Affiliates furnished by the Company or Purchaser and their respective Affiliates.

        7.6    Public Announcements.    No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the other party unless otherwise required by law or applicable stock exchange regulation, and the parties to this Agreement shall cooperate as to the timing and contents of any such press release, public announcement or communication.

        7.7    Further Assurances.    The parties hereto shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of each other party to carry out the provisions and purposes of this Agreement.

        7.8    Assignment; Parties in Interests.    Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties (and any assignment otherwise shall be void). Subject to the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided.

        7.9    Entire Agreement.    This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

        7.10    Notices.    All notices and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered, (b) sent by facsimile, (c) sent by nationally recognized overnight courier guaranteeing next Business day delivery or (d) sent by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as the Company:

  HSW International, Inc.
  One Capital City Plaza
  3350 Peachtree Road
  Suite 1500
  Atlanta, Georgia 30326
  Attn: Chief Executive Officer
  Facsimile: (404) 760-3458

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  with a copy (which shall not constitute Notice) to:

  James S. Altenbach, Esq.
  Greenberg Traurig, LLP
  3290 Northside Parkway, NW, Suite 400
  Atlanta, Georgia 30327
  Facsimile: (678) 5533-2188

  if to Purchaser:

  to the address specified on the signature page executed by Purchaser, with such additional copies as set forth on such signature page;

or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered, (ii) when sent, if sent by facsimile on a business day (or, if not sent on a business day, on the next business day after the date sent by facsimile), (iii) on the next business day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next business day delivery, and (iv) on the fifth business day following the date on which the piece of mail containing such communication is posted, if sent by mail.

        7.11    Amendments, Modifications and Waivers.    The terms and provisions of this Agreement may not be modified or amended, except pursuant to a written instrument executed by the Company and Purchaser.

        7.12    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

        ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN OF THE CITY OF NEW YORK. THE PARTIES HERETO HEREBY (A) SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN OF THE CITY OF NEW YORK FOR THE PURPOSE OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT BY ANY PARTY HERETO, AND (B) IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT BY WAY OF MOTION, DEFENSE, OR OTHERWISE, IN ANY SUCH ACTION, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE ACTION IS IMPROPER, OR THAT THIS AGREEMENT OR THE TRANSACTION MAY NOT BE ENFORCED IN OR BY ANY OF THE ABOVE-NAMED COURTS. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTION. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT

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FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHERS HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTION, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.12

        7.13    Severability.    If any term or other provision hereof is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions hereof shall nevertheless remain in full force and effect provided that the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination by a court of competent jurisdiction that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        7.14    Counterparts; Facsimile Signatures.    This Agreement may be executed in two or more counterparts, including by facsimile, each of which shall be deemed an original but all of which taken together shall constitute a single agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

The Company:
HSW International, Inc.
By:	/s/ JEFF ARNOLD
Name:	Jeff Arnold
Title:	CEO
Purchaser:
Deka Investment GmbH
By:	/s/ M. BEYER-ENKE
Name:	Michael Beyer-Enke
Title:	Senior Portfolio Manager
Address for Notice:

Such Purchaser is a (please indicate as applicable):
☒ "Qualified Institutional Buyer" as defined in Rule 144A promulgated under the Securities Act
☐ "accredited investor" as defined under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act

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STOCK PURCHASE AGREEMENT

        STOCK PURCHASE AGREEMENT (the "Agreement") dated as of January 29, 2007, between HSW International, Inc., a Delaware corporation (the "Company"), and Nordinvest, a                        (the "Purchaser").

        WHEREAS, HowStuffWorks, Inc., a Delaware corporation ("HSW"), the Company, HSW International Merger Corporation, a Nevada corporation and wholly-owned subsidiary of the Company ("Merger Sub") and INTAC International, Inc., a Nevada corporation ("INTAC"), are entering into an Agreement and Plan of Merger dated April 20, 2006, as amended (the "Merger Agreement") which provides for: (i) the contribution to the Company by HSW of certain assets, properties and rights, including, without limitation, certain rights pursuant to the Contribution Agreements, in exchange for shares of the common stock, par value $.001 per share, of the Company (the "Common Stock"), and (ii) the merger of Merger Sub with and into INTAC (the "Merger").

        WHEREAS, Purchaser desires to purchase from the Company, and the Company desires to sell to Purchaser, the Sale Shares (as defined below).

        NOW THEREFORE, in consideration of the foregoing and the covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

ARTICLE I
DEFINED TERMS; RULES OF CONSTRUCTION

        1.1    Defined Terms.    In addition to the defined terms set forth in this Section and elsewhere in this Agreement, capitalized terms used and not otherwise defined in this Agreement have the meanings ascribed to them in the Merger Agreement.

        "Affiliate" as applied to the Purchaser, means any other Person that is controlled by the Purchaser.

        "Commission" means the United States Securities and Exchange Commission and any successor agency.

        "Effectiveness Date" means the date the Shelf Registration Statement is declared effective by the Commission.

        "Per Share Purchase Price" means the lower of: (a) 90% of the ten (10) trading day volume weighted average price of the common stock of INTAC on the NASDAQ stock exchange (NasdaqSC: INTN) ending on the trading day prior to the public announcement of the amendment to the Merger Agreement (whether by press release, Form 8-K or other general form of public release) and (b) 90% of the ten (10) trading day volume weighted average price of the Common Stock commencing on the first trading day following the Effectiveness Date. In the event that the Per Share Purchase Price is greater than the highest price at which the Common Stock traded on the Closing Date, then the Per Share Purchase Price shall be adjusted to be the highest price at which the Common Stock traded on the Closing Date.

        "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

        "Purchaser" has the meaning given to it in the Recitals and any Person succeeding to the rights of a Purchaser pursuant to the terms hereof.

        "Rule 415 Offering" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act.

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        "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same may from time to time be in effect.

        "Shelf Registration Statement" means a registration statement of the Company relating to a Rule 415 Offering which covers the resale of all of the Sale Shares held by Purchaser, on Form S-3 under the Securities Act, or if not eligible to use Form S-3, such other form, and all amendments and supplements to such registration statement, on the form under the Securities Act the Company is then eligible to use, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

ARTICLE II
PURCHASE AND SALE OF SHARES; CLOSING

        2.1    Sale of Common Stock.    Subject to the satisfaction or waiver of the conditions set forth in Articles V and VI, on the eleventh trading day after the Effectiveness Date, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company Nine Hundred Thousand (900,000) shares of Common Stock (the "Sale Shares"). The Purchaser shall effect the Purchase of the Sale Shares through a brokerage firm reasonably satisfactory to the Company to be designated by the Purchaser in a written notice delivered to the Company no later than one business day following the Effectiveness Date.

        2.2    Purchase Price.    The purchase price for the Sale Shares shall be Nine Hundred Thousand (900,000) times the Per Share Purchase Price (the "Purchase Price").

        2.3    Closing.    The closing (the "Closing") hereunder with respect to the issuance and sale of the Sale Shares and the consummation of the transactions contemplated hereby shall, subject to the satisfaction or waiver of the applicable conditions set forth in Article V and VI, take place at the offices of Greenberg Traurig, LLP, 3290 Northside Parkway NW, Suite 400, Atlanta, Georgia 30327 on the eleventh business day after the Effectiveness Date, or at such other place as agreed to by the Company and the Purchaser.

        2.4    Closing Deliveries by Company.    At the Closing, the Company shall deliver or cause to be delivered to Purchaser certificate(s) for the Sale Shares purchased by Purchaser.

        2.5    Closing Deliveries by Purchaser.    At the Closing, Purchaser shall deliver or cause the brokerage firm designated by the Purchaser pursuant to Section 2.1 to deliver to the Company the Purchase Price by wire transfer in immediately available funds to the bank account designated in writing by the Company.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Purchaser as follows:

        3.1    Due Incorporation and Good Standing.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties, to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement.

        3.2    Capitalization.    On the date hereof and prior to giving effect to the transactions contemplated under the Merger Agreement and this Agreement, the authorized capital stock of Company consists of (i) 200,000,000 shares of common stock, par value $.001 per share, ten (10) of which are outstanding and (ii) 20,000,000 shares of preferred stock, par value $.001 per share, none of which are outstanding.

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        3.3    Authorization of Common Stock.    The issuance and sale of the Sale Shares to the Purchaser have been duly authorized and the Sale Shares when issued to the Purchaser for the consideration set forth herein will be fully paid and non-assessable, and free of restrictions on transfer other than under this Agreement and applicable state and federal securities laws.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Company as follows:

        4.1    Organization and Standing.    Purchaser is a corporation, limited partnership or other legally recognizable entity duly organized and validly existing under the laws of its jurisdiction of organization.

        4.2    Authorization; Consents.

          (a)   Purchaser has taken all actions necessary to authorize it to execute, deliver and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement, assuming the due authorization, execution and delivery thereof by the Company, is a legally valid and binding obligation of Purchaser enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b)   The execution and delivery by Purchaser of this Agreement do not, and the performance of its obligations under this Agreement and the consummation of the contemplated transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental authority under any applicable laws.

        4.3    Purchase for Own Account.    Purchaser is purchasing the Common Stock to be purchased by it as agent on behalf of the SICAV and not with a view to, or for offer or sale in connection with, any current distribution thereof (within the meaning of the Securities Act) that would cause the original purchase of the Common Stock to be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of such Common Stock pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

        4.4    Qualified Institutional Buyer; Accredited Investor.    Purchaser is knowledgeable, sophisticated and experienced in business and financial matters and in investing in privately held business enterprises; it has previously invested in securities similar to the Common Stock; it is able to bear the economic risk of its investment in the Common Stock and is presently able to afford the complete loss of such investment; and it is a "Qualified Institutional Buyer" as defined in Rule 144A promulgated under the Securities Act or an "accredited investor" as defined under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act.

        4.5    Independent Investigation.    Purchaser has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Company's business, which investigation, review and analysis was done by Purchaser and its Affiliates and representatives. Purchaser acknowledges that it and its representatives have been provided adequate access to the personnel, properties, premises and records of the Company's business for such purpose. In entering into this Agreement, Purchaser acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of the Company or its representatives.

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        4.6    Reliance on Purchaser Representations.    Purchaser understands that the Common Stock are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder, and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgements and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Common Stock.

        4.7    Certain Trading Activities.    Purchaser has not directly or indirectly, nor have its Affiliates or any person acting on the behalf of or pursuant to any understanding with Purchaser or its Affiliates, engaged in any transactions in the securities of INTAC (including, without limitation, any short sales involving INTAC's securities) since the time that Purchaser or its Affiliates was first contacted by INTAC, HSW, Savvian, LLC or Allen & Co. or their representative or agents relating an investment in the Company or INTAC pursuant to this Agreement. Neither Purchaser (including its Affiliates), nor any person acting on behalf of or pursuant to any understanding with Purchaser or its Affiliate, holds a short position, directly or indirectly, in any shares of INTAC's common stock.

        4.8    Non-Disclosure.    Purchaser has not directly or indirectly disclosed this Agreement and the contemplated transactions or any information furnished by the Company or its representatives in connection with the contemplated transactions to any other Person other than to its Affiliates, financial advisors, attorneys, accountants and representatives (including, for the avoidance of doubt, members of the Legal and Compliance Department of Purchaser) (a) who agreed to use such information solely for the purpose of evaluating the transaction, (b) who were informed by the Purchaser of the confidential nature of the information and (c) who agreed to not to disclose any of the information to any other party.

        4.9    No Brokers.    Except for                        , Purchaser has not engaged any broker, finder, commission agent or other such intermediary in connection with the sale of the Sale Shares and the transactions contemplated by this Agreement, and Purchaser is under no obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions.

ARTICLE V
PURCHASER'S CONDITIONS TO CLOSING

The obligation of Purchaser to purchase and pay for the Sale Shares to be purchased hereunder at the Closing is subject to the satisfaction of the following conditions precedent (unless waived by Purchaser).

        5.1    Merger.    The Merger shall have been consummated.

        5.2    Shelf Registration Statement.    The Shelf Registration Statement shall have been declared effective by the Commission.

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF THE COMPANY AT CLOSING

The obligations of the Company to sell and issue the Sale Shares to be delivered to Purchaser at the Closing shall be subject to the satisfaction or waiver of each of the following conditions on or before Closing Date as set forth below. Purchaser shall use its best efforts to ensure that all conditions to the Closing set forth in this Article VI are satisfied on or prior to the Closing Date, including executing and delivering all documents required to be delivered by Purchaser at the Closing.

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        6.1    Merger.    The Merger shall have been consummated.

        6.2    Compliance with Agreements.    Purchaser shall have performed and complied with all agreements, covenants and conditions contained herein and in any other documents contemplated hereby.

        6.3    Representations and Warranties.    All of the representations and warranties of Purchaser contained herein to which it is a party shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, except for those representations and warranties of Purchaser that speak as of a certain date, which representations and warranties shall have been true and correct in all material respects as of such date.

        6.4    No Material Proceedings.    No legal proceeding shall be pending or threatened as of the Closing Date to restrain, prohibit or otherwise challenge the transactions hereunder, nor shall any governmental authority have notified any party to this Agreement that the consummation of the transactions hereby would constitute a violation of the laws of the United States or the laws of any State hereof or the laws of the jurisdiction to which such governmental authority is subject and that it intends to commence proceedings to restrain the consummation of such transactions, to force divestiture if the same are consummated or to materially modify the terms or results of such transactions unless such governmental authority shall have withdrawn such notice, or has otherwise indicated in writing that it will not take any action.

ARTICLE VII
MISCELLANEOUS

        7.1    Trading Activities.    Purchaser covenants that neither it, its Affiliates nor any person acting on the behalf of or pursuant to any understanding with it or its Affiliates will engage in any transactions in the securities of INTAC or Common Stock prior to the time that the transactions contemplated by this Agreement are publicly disclosed and for the ten (10) trading days following the Effectiveness Date. Purchaser agrees that it, its Affiliates or any person acting on the behalf of or pursuant to any understanding with Purchaser or its Affiliates will not directly or indirectly engage in any hedging or short sales (whether or not against the box) in the securities of INTAC or Common Stock prior to Closing.

        7.2    Termination.    This Agreement may be terminated at any time prior to the Closing: (a) by any of the parties hereto in the event that any governmental order restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement shall have become final and nonappealable; (b) by the mutual written consent of Company and Purchaser; and (c) by Company if the Per Share Purchase Price is less than US$5.00. In the event of termination of this Agreement as provided in Section 7.2, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Article VII and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement occurring prior to such termination.

        7.3    Fees and Expenses.    The Company and Purchaser shall each pay their own fees and expenses incurred on their behalf with respect to the transactions contemplated herein.

        7.4    Survival of Representations, Warranties and Agreements.    The representations, warranties and agreements of Purchaser and the Company in this Agreement shall not survive the Closing. Notwithstanding the foregoing, the agreements contained in this Article VII shall survive the Closing indefinitely. In no event shall Purchaser have any recourse against the present or former directors, officers or stockholders of the Company or any of its Affiliates with respect to any representation, warranty or agreement made by the Company in this Agreement, except in the case of fraud, in which case Purchaser's rights shall be governed by applicable laws.

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        7.5    Confidentiality.    Company and Purchaser each agrees to, and shall cause their respective Affiliates and its and their officers, directors, employees, agents, representatives, accountants, and counsel to treat and hold as confidential (and not disclose or provide access to any Person to), unless compelled to disclose by judicial or administrative process or by other requirement of law, this Agreement and the contemplated transactions, all information (i) furnished by the Company or Purchaser or their respective Affiliates in connection with the contemplated transactions and (ii) relating to trade secrets, processes, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential or proprietary information with respect to the Company's business, the Company and its Subsidiaries, Purchaser and their respective Affiliates furnished by the Company or Purchaser and their respective Affiliates.

        7.6    Public Announcements.    No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the other party unless otherwise required by law or applicable stock exchange regulation, and the parties to this Agreement shall cooperate as to the timing and contents of any such press release, public announcement or communication.

        7.7    Further Assurances.    The parties hereto shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of each other party to carry out the provisions and purposes of this Agreement.

        7.8    Assignment; Parties in Interests.    Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties (and any assignment otherwise shall be void). Subject to the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided.

        7.9    Entire Agreement.    This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

        7.10    Notices.    All notices and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered, (b) sent by facsimile, (c) sent by nationally recognized overnight courier guaranteeing next Business day delivery or (d) sent by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as the Company:

  HSW International, Inc.
  One Capital City Plaza
  3350 Peachtree Road
  Suite 1500
  Atlanta, Georgia 30326
  Attn: Chief Executive Officer
  Facsimile: (404) 760-3458

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  with a copy (which shall not constitute Notice) to:

  James S. Altenbach, Esq.
  Greenberg Traurig, LLP
  3290 Northside Parkway, NW, Suite 400
  Atlanta, Georgia 30327
  Facsimile: (678) 5533-2188

  if to Purchaser:

  to the address specified on the signature page executed by Purchaser, with such additional copies as set forth on such signature page;

or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered, (ii) when sent, if sent by facsimile on a business day (or, if not sent on a business day, on the next business day after the date sent by facsimile), (iii) on the next business day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next business day delivery, and (iv) on the fifth business day following the date on which the piece of mail containing such communication is posted, if sent by mail.

        7.11    Amendments, Modifications and Waivers.    The terms and provisions of this Agreement may not be modified or amended, except pursuant to a written instrument executed by the Company and Purchaser.

        7.12    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

        ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN OF THE CITY OF NEW YORK. THE PARTIES HERETO HEREBY (A) SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN OF THE CITY OF NEW YORK FOR THE PURPOSE OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT BY ANY PARTY HERETO, AND (B) IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT BY WAY OF MOTION, DEFENSE, OR OTHERWISE, IN ANY SUCH ACTION, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE ACTION IS IMPROPER, OR THAT THIS AGREEMENT OR THE TRANSACTION MAY NOT BE ENFORCED IN OR BY ANY OF THE ABOVE-NAMED COURTS. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTION. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT

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FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHERS HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTION, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.12

        7.13    Severability.    If any term or other provision hereof is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions hereof shall nevertheless remain in full force and effect provided that the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination by a court of competent jurisdiction that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        7.14    Counterparts; Facsimile Signatures.    This Agreement may be executed in two or more counterparts, including by facsimile, each of which shall be deemed an original but all of which taken together shall constitute a single agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

The Company:
HSW International, Inc.
By:	/s/ JEFF ARNOLD
Name:	Jeff Arnold
Title:	CEO
Purchaser:
Nordinvest
By:	/s/ KUHNWALDT
Name:	Kuhnwaldt
Title:	M.D.
Address for Notice:

Such Purchaser is a (please indicate as applicable):
☒ "Qualified Institutional Buyer" as defined in Rule 144A promulgated under the Securities Act
☐ "accredited investor" as defined under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act

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STOCK PURCHASE AGREEMENT

        STOCK PURCHASE AGREEMENT (the "Agreement") dated as of January 29, 2007, between HSW International, Inc., a Delaware corporation (the "Company"), and Brompton Cross Master Fund, Ltd., a                         (the "Purchaser").

        WHEREAS, HowStuffWorks, Inc., a Delaware corporation ("HSW"), the Company, HSW International Merger Corporation, a Nevada corporation and wholly-owned subsidiary of the Company ("Merger Sub") and INTAC International, Inc., a Nevada corporation ("INTAC"), are entering into an Agreement and Plan of Merger dated April 20, 2006, as amended (the "Merger Agreement") which provides for: (i) the contribution to the Company by HSW of certain assets, properties and rights, including, without limitation, certain rights pursuant to the Contribution Agreements, in exchange for shares of the common stock, par value $.001 per share, of the Company (the "Common Stock"), and (ii) the merger of Merger Sub with and into INTAC (the "Merger").

        WHEREAS, Purchaser desires to purchase from the Company, and the Company desires to sell to Purchaser, the Sale Shares (as defined below).

        NOW THEREFORE, in consideration of the foregoing and the covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

ARTICLE I
DEFINED TERMS; RULES OF CONSTRUCTION

        1.1    Defined Terms.     In addition to the defined terms set forth in this Section and elsewhere in this Agreement, capitalized terms used and not otherwise defined in this Agreement have the meanings ascribed to them in the Merger Agreement.

        "Affiliate" as applied to the Purchaser, means any other Person that is controlled by the Purchaser.

        "Commission" means the United States Securities and Exchange Commission and any successor agency.

        "Effectiveness Date" means the date the Shelf Registration Statement is declared effective by the Commission.

        "Per Share Purchase Price" means the lower of: (a) 90% of the ten (10) trading day volume weighted average price of the common stock of INTAC on the NASDAQ stock exchange (NasdaqSC: INTN) ending on the trading day prior to the public announcement of the amendment to the Merger Agreement (whether by press release, Form 8-K or other general form of public release) and (b) 90% of the ten (10) trading day volume weighted average price of the Common Stock commencing on the first trading day following the Effectiveness Date.

        "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

        "Purchaser" has the meaning given to it in the Recitals and any Person succeeding to the rights of a Purchaser pursuant to the terms hereof.

        "Rule 415 Offering" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act.

        "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same may from time to time be in effect.

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        "Shelf Registration Statement" means a registration statement of the Company relating to a Rule 415 Offering which covers the resale of all of the Sale Shares held by Purchaser, on Form S-3 under the Securities Act, or if not eligible to use Form S-3, such other form, and all amendments and supplements to such registration statement, on the form under the Securities Act the Company is then eligible to use, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

ARTICLE II
PURCHASE AND SALE OF SHARES; CLOSING

        2.1    Sale of Common Stock.     Subject to the satisfaction or waiver of the conditions set forth in Articles V and VI, on the eleventh trading day after the Effectiveness Date, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, that number of shares of Common Stock equal to: (i) the Purchase Price (as defined below), divided by (ii) the Per Share Purchase Price (the "Sale Shares"). The Purchaser shall effect the Purchase of the Sale Shares through a brokerage firm reasonably satisfactory to the Company to be designated by the Purchaser in a written notice delivered to the Company no later than one business day following the Effectiveness Date.

        2.2    Purchase Price.     The purchase price for the Sale Shares shall be US$2,500,000 (the "Purchase Price").

        2.3    Closing.     The closing (the "Closing") hereunder with respect to the issuance and sale of the Sale Shares and the consummation of the transactions contemplated hereby shall, subject to the satisfaction or waiver of the applicable conditions set forth in Article V and VI, take place at the offices of Greenberg Traurig, LLP, 3290 Northside Parkway NW, Suite 400, Atlanta, Georgia 30327 on the eleventh business day after the Effectiveness Date, or at such other place as agreed to by the Company and the Purchaser.

        2.4    Closing Deliveries by Company.     At the Closing, the Company shall deliver or cause to be delivered to Purchaser certificate(s) for the Sale Shares purchased by Purchaser.

        2.5    Closing Deliveries by Purchaser.     At the Closing, Purchaser shall deliver or cause the brokerage firm designated by the Purchaser pursuant to Section 2.1 to deliver to the Company the Purchase Price by wire transfer in immediately available funds to the bank account designated in writing by the Company.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Purchaser as follows:

        3.1    Due Incorporation and Good Standing.     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties, to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement.

        3.2    Capitalization.     On the date hereof and prior to giving effect to the transactions contemplated under the Merger Agreement and this Agreement, the authorized capital stock of Company consists of (i) 200,000,000 shares of common stock, par value $.001 per share, ten (10) of which are outstanding and (ii) 20,000,000 shares of preferred stock, par value $.001 per share, none of which are outstanding.

        3.3    Authorization of Common Stock.     The issuance and sale of the Sale Shares to the Purchaser have been duly authorized and the Sale Shares when issued to the Purchaser for the consideration set

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forth herein will be fully paid and non-assessable, and free of restrictions on transfer other than under this Agreement and applicable state and federal securities laws.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser represents and warrants to the Company as follows:

        4.1    Organization and Standing.     Purchaser is a corporation, limited partnership or other legally recognizable entity duly organized and validly existing under the laws of its jurisdiction of organization.

        4.2    Authorization; Consents.

          (a)   Purchaser has taken all actions necessary to authorize it to execute, deliver and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement, assuming the due authorization, execution and delivery thereof by the Company, is a legally valid and binding obligation of Purchaser enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b)   The execution and delivery by Purchaser of this Agreement do not, and the performance of its obligations under this Agreement and the consummation of the contemplated transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental authority under any applicable laws.

        4.3    Purchase for Own Account.     Purchaser is purchasing the Common Stock to be purchased by it as agent on behalf of the SICAV and not with a view to, or for offer or sale in connection with, any current distribution thereof (within the meaning of the Securities Act) that would cause the original purchase of the Common Stock to be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of such Common Stock pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

        4.4    Qualified Institutional Buyer; Accredited Investor.     Purchaser is knowledgeable, sophisticated and experienced in business and financial matters and in investing in privately held business enterprises; it has previously invested in securities similar to the Common Stock; it is able to bear the economic risk of its investment in the Common Stock and is presently able to afford the complete loss of such investment; and it is a "Qualified Institutional Buyer" as defined in Rule 144A promulgated under the Securities Act or an "accredited investor" as defined under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act.

        4.5    Independent Investigation.     Purchaser has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Company's business, which investigation, review and analysis was done by Purchaser and its Affiliates and representatives. Purchaser acknowledges that it and its representatives have been provided adequate access to the personnel, properties, premises and records of the Company's business for such purpose. In entering into this Agreement, Purchaser acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of the Company or its representatives.

        4.6    Reliance on Purchaser Representations.     Purchaser understands that the Common Stock are being offered and sold to it in reliance upon specific exemptions from the registration requirements of

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the Securities Act and the rules and regulations promulgated thereunder, and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgements and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Common Stock.

        4.7    Certain Trading Activities.     Purchaser has not directly or indirectly, nor have its Affiliates or any person acting on the behalf of or pursuant to any understanding with Purchaser or its Affiliates, engaged in any transactions in the securities of INTAC (including, without limitation, any short sales involving INTAC's securities) since the time that Purchaser or its Affiliates was first contacted by INTAC, HSW, Savvian, LLC or Allen & Co. or their representative or agents relating to an investment in the Company or INTAC. Neither Purchaser (including its Affiliates), nor any person acting on behalf of or pursuant to any understanding with Purchaser or its Affiliate, holds a short position, directly or indirectly, in any shares of INTAC's common stock.

        4.8    Non-Disclosure.     Purchaser has not directly or indirectly disclosed this Agreement and the contemplated transactions or any information furnished by the Company or its representatives in connection with the contemplated transactions to any other Person other than to its Affiliates, financial advisors, attorneys, accountants and representatives (including, for the avoidance of doubt, members of the Legal and Compliance Department of Purchaser) (a) who agreed to use such information solely for the purpose of evaluating the transaction, (b) who were informed by the Purchaser of the confidential nature of the information and (c) who agreed to not to disclose any of the information to any other party.

        4.9    No Brokers.     Except for                        , Purchaser has not engaged any broker, finder, commission agent or other such intermediary in connection with the sale of the Sale Shares and the transactions contemplated by this Agreement, and Purchaser is under no obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions.

ARTICLE V
PURCHASER'S CONDITIONS TO CLOSING

        The obligation of Purchaser to purchase and pay for the Sale Shares to be purchased hereunder at the Closing is subject to the satisfaction of the following conditions precedent (unless waived by Purchaser).

        5.1    Merger.     The Merger shall have been consummated.

        5.2    Shelf Registration Statement.     The Shelf Registration Statement shall have been declared effective by the Commission.

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF THE COMPANY AT CLOSING

        The obligations of the Company to sell and issue the Sale Shares to be delivered to Purchaser at the Closing shall be subject to the satisfaction or waiver of each of the following conditions on or before Closing Date as set forth below. Purchaser shall use its best efforts to ensure that all conditions to the Closing set forth in this Article VI are satisfied on or prior to the Closing Date, including executing and delivering all documents required to be delivered by Purchaser at the Closing.

        6.1    Merger.     The Merger shall have been consummated.

        6.2    Compliance with Agreements.     Purchaser shall have performed and complied with all agreements, covenants and conditions contained herein and in any other documents contemplated hereby.

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        6.3    Representations and Warranties.     All of the representations and warranties of Purchaser contained herein to which it is a party shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, except for those representations and warranties of Purchaser that speak as of a certain date, which representations and warranties shall have been true and correct in all material respects as of such date.

        6.4    No Material Proceedings.     No legal proceeding shall be pending or threatened as of the Closing Date to restrain, prohibit or otherwise challenge the transactions hereunder, nor shall any governmental authority have notified any party to this Agreement that the consummation of the transactions hereby would constitute a violation of the laws of the United States or the laws of any State hereof or the laws of the jurisdiction to which such governmental authority is subject and that it intends to commence proceedings to restrain the consummation of such transactions, to force divestiture if the same are consummated or to materially modify the terms or results of such transactions unless such governmental authority shall have withdrawn such notice, or has otherwise indicated in writing that it will not take any action.

ARTICLE VII
MISCELLANEOUS

        7.1    Trading Activities.     Purchaser covenants that neither it, its Affiliates nor any person acting on the behalf of or pursuant to any understanding with it or its Affiliates will engage in any transactions in the securities of INTAC or Common Stock prior to the time that the transactions contemplated by this Agreement are publicly disclosed and for the ten (10) trading days following the Effectiveness Date. Purchaser agrees that it, its Affiliates or any person acting on the behalf of or pursuant to any understanding with Purchaser or its Affiliates will not directly or indirectly engage in any hedging or short sales (whether or not against the box) in the securities of INTAC or Common Stock prior to Closing.

        7.2    Termination.     This Agreement may be terminated at any time prior to the Closing: (a) by any of the parties hereto in the event that any governmental order restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement shall have become final and nonappealable; (b) by the mutual written consent of Company and Purchaser; and (c) by Company if the Per Share Purchase Price is less than US$5.00. In the event of termination of this Agreement as provided in Section 7.2, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Article VII and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement occurring prior to such termination.

        7.3    Fees and Expenses.     The Company and Purchaser shall each pay their own fees and expenses incurred on their behalf with respect to the transactions contemplated herein.

        7.4    Survival of Representations, Warranties and Agreements.     The representations, warranties and agreements of Purchaser and the Company in this Agreement shall not survive the Closing. Notwithstanding the foregoing, the agreements contained in this Article VII shall survive the Closing indefinitely. In no event shall Purchaser have any recourse against the present or former directors, officers or stockholders of the Company or any of its Affiliates with respect to any representation, warranty or agreement made by the Company in this Agreement, except in the case of fraud, in which case Purchaser's rights shall be governed by applicable laws.

        7.5    Confidentiality.     Company and Purchaser each agrees to, and shall cause their respective Affiliates and its and their officers, directors, employees, agents, representatives, accountants, and counsel to treat and hold as confidential (and not disclose or provide access to any Person to), unless compelled to disclose by judicial or administrative process or by other requirement of law, this Agreement and the contemplated transactions, all information (i) furnished by the Company or Purchaser or their respective Affiliates in connection with the contemplated transactions and

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(ii) relating to trade secrets, processes, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential or proprietary information with respect to the Company's business, the Company and its Subsidiaries, Purchaser and their respective Affiliates furnished by the Company or Purchaser and their respective Affiliates.

        7.6    Public Announcements.     No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the other party unless otherwise required by law or applicable stock exchange regulation, and the parties to this Agreement shall cooperate as to the timing and contents of any such press release, public announcement or communication.

        7.7    Further Assurances.     The parties hereto shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of each other party to carry out the provisions and purposes of this Agreement.

        7.8    Assignment; Parties in Interests.     Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties (and any assignment otherwise shall be void). Subject to the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided.

        7.9    Entire Agreement.     This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

        7.10    Notices.     All notices and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered, (b) sent by facsimile, (c) sent by nationally recognized overnight courier guaranteeing next Business day delivery or (d) sent by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as the Company:

  HSW International, Inc.
  One Capital City Plaza
  3350 Peachtree Road
  Suite 1500
  Atlanta, Georgia 30326
  Attn: Chief Executive Officer
  Facsimile: (404) 760-3458

  with a copy (which shall not constitute Notice) to:

  James S. Altenbach, Esq.
  Greenberg Traurig, LLP
  3290 Northside Parkway, NW, Suite 400
  Atlanta, Georgia 30327
  Facsimile: (678) 5533-2188

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  if to Purchaser:

  to the address specified on the signature page executed by Purchaser, with such additional copies as set forth on such signature page;

or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered, (ii) when sent, if sent by facsimile on a business day (or, if not sent on a business day, on the next business day after the date sent by facsimile), (iii) on the next business day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next business day delivery, and (iv) on the fifth business day following the date on which the piece of mail containing such communication is posted, if sent by mail.

        7.11    Amendments, Modifications and Waivers.     The terms and provisions of this Agreement may not be modified or amended, except pursuant to a written instrument executed by the Company and Purchaser.

        7.12    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

        ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN OF THE CITY OF NEW YORK. THE PARTIES HERETO HEREBY (A) SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN OF THE CITY OF NEW YORK FOR THE PURPOSE OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT BY ANY PARTY HERETO, AND (B) IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT BY WAY OF MOTION, DEFENSE, OR OTHERWISE, IN ANY SUCH ACTION, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE ACTION IS IMPROPER, OR THAT THIS AGREEMENT OR THE TRANSACTION MAY NOT BE ENFORCED IN OR BY ANY OF THE ABOVE-NAMED COURTS. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTION. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHERS HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTION, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.12

        7.13    Severability.     If any term or other provision hereof is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions hereof shall nevertheless remain in full force and effect provided that the economics or legal substance of the

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transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination by a court of competent jurisdiction that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        7.14    Counterparts; Facsimile Signatures.     This Agreement may be executed in two or more counterparts, including by facsimile, each of which shall be deemed an original but all of which taken together shall constitute a single agreement.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

The Company:
HSW International, Inc.
By:	/s/ JEFF ARNOLD
Name:	Jeff Arnold
Title:	CEO

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Purchaser:
Brompton Cross Master Fund, Ltd.
By:	/s/ SM Storm Boswick
Name:	SM Storm Boswick
Title:	CEO & Managing Member
Principal Address:
c/o Brompton Cross Capital Advisers 780 Third Avenue, 45th Floor New York, NY 10017
Address for Notice:
Same as above, Attention Edward Harrison
Such Purchaser is a (please indicate as applicable):
☒ "Qualified Institutional Buyer" as defined in Rule 144A promulgated under the Securities Act
☐ "accredited investor" as defined under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act

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Annex K

STOCK PURCHASE AGREEMENT

        STOCK PURCHASE AGREEMENT (the "Agreement") dated as of April 20, 2006, between HSW International, Inc., a Delaware corporation (the "Company"), and DWS Finanz-Service GmbH, a financial services company incorporated under the laws of Germany, on behalf of the sub-fund DWS Invest BRIC Plus of the DWS Invest SICAV (the "SICAV") (the "Purchaser").

        WHEREAS, concurrently with the execution and delivery of this Agreement, HowStuffWorks, Inc., a Delaware corporation ("HSW"), the Company, HSW International Merger Corporation, a Nevada corporation and wholly-owned subsidiary of the Company ("Merger Sub") and INTAC International, Inc., a Nevada corporation ("INTAC"), are entering into an Agreement and Plan of Merger (the "Merger Agreement") which provides for: (i) the contribution to the Company by HSW of certain assets, properties and rights, including, without limitation, certain rights pursuant to the Contribution Agreements, in exchange for shares of the common stock, par value $.001 per share, of the Company (the "Common Stock"), and (ii) the merger of Merger Sub with and into INTAC (the "Merger").

        WHEREAS, Purchaser desires to purchase from the Company, and the Company desires to sell to Purchaser, the Sale Shares (as defined below).

        WHEREAS, simultaneously with the execution of this Agreement, High River Limited Partnership, a Delaware limited partnership, StuffWorks, LLC, a Nevada limited liability company and Company have executed a Stock Purchase Agreement.

        NOW THEREFORE, in consideration of the foregoing and the covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

ARTICLE I
DEFINED TERMS; RULES OF CONSTRUCTION

        1.1   Defined Terms. In addition to the defined terms set forth in this Section and elsewhere in this Agreement, capitalized terms used and not otherwise defined in this Agreement have the meanings ascribed to them in the Merger Agreement.

        "Affiliate" as applied to the Purchaser, means any other Person that is controlled by the Purchaser.

        "Commission" means the United States Securities and Exchange Commission and any successor agency.

        "Effectiveness Date" means the date the Shelf Registration Statement is declared effective by the Commission.

        "Per Share Purchase Price" means the lower of: (a) 90% of the ten (10) trading day volume weighted average price of the common stock of INTAC on the NASDAQ stock exchange (NasdaqSC: INTN) ending on the trading day prior to the public announcement of the Merger (whether by press release, Form 8-K or other general form of public release) and (b) 90% of the ten (10) trading day volume weighted average price of the Common Stock commencing on the first trading day following the Effectiveness Date.

        "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

        "Purchaser" has the meaning given to it in the Recitals and any Person succeeding to the rights of a Purchaser pursuant to the terms hereof.

        "Rule 415 Offering" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act.

        "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same may from time to time be in effect.

        "Shelf Registration Statement" means a registration statement of the Company relating to a Rule 415 Offering which covers the resale of all of the Sale Shares held by Purchaser, on Form S-3 under the Securities Act, or if not eligible to use Form S-3, such other form, and all amendments and supplements to such registration statement, on the form under the Securities Act the Company is then eligible to use, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

ARTICLE II
PURCHASE AND SALE OF SHARES; CLOSING

        2.1   Sale of Common Stock. Subject to the satisfaction or waiver of the conditions set forth in Articles V and VI, on the eleventh trading day after the Effectiveness Date, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, that number of shares of Common Stock equal to: (i) the Purchase Price (as defined below), divided by (ii) the Per Share Purchase Price (the "Sale Shares"). The Purchaser shall effect the Purchase of the Sale Shares through a brokerage firm reasonably satisfactory to the Company to be designated by the Purchaser in a written notice delivered to the Company no later than one business day following the Effectiveness Date.

        2.2   Purchase Price. The purchase price for the Sale Shares shall be US$10,000,000 (the "Purchase Price").

        2.3   Closing. The closing (the "Closing") hereunder with respect to the issuance and sale of the Sale Shares and the consummation of the transactions contemplated hereby shall, subject to the satisfaction or waiver of the applicable conditions set forth in Article V and VI, take place at the offices of Greenberg Traurig, LLP, 3290 Northside Parkway NW, Suite 400, Atlanta, Georgia 30327 on the eleventh business day after the Effectiveness Date, or at such other place as agreed to by the Company and the Purchaser.

        2.4   Closing Deliveries by Company. At the Closing, the Company shall deliver or cause to be delivered to Purchaser certificate(s) for the Sale Shares purchased by Purchaser.

        2.5   Closing Deliveries by Purchaser. At the Closing, Purchaser shall deliver or cause the brokerage firm designated by the Purchaser pursuant to Section 2.1 to deliver to the Company the Purchase Price by wire transfer in immediately available funds to the bank account designated in writing by the Company.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Purchaser as follows:

        3.1   Due Incorporation and Good Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties, to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement.

        3.2   Capitalization. On the date hereof and prior to giving effect to the transactions contemplated under the Merger Agreement and this Agreement, the authorized capital stock of Company consists of

(i) 200,000,000 shares of common stock, par value $.001 per share, ten (10) of which are outstanding and (ii) 20,000,000 shares of preferred stock, par value $.001 per share, none of which are outstanding.

        3.3   Authorization of Common Stock. The issuance and sale of the Sale Shares to the Purchaser have been duly authorized and the Sale Shares when issued to the Purchaser for the consideration set forth herein will be fully paid and non-assessable, and free of restrictions on transfer other than under this Agreement and applicable state and federal securities laws.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser represents and warrants to the Company as follows:

        4.1   Organization and Standing. Purchaser is a corporation, limited partnership or other legally recognizable entity duly organized and validly existing under the laws of its jurisdiction of organization.

        4.2   Authorization; Consents.

          (a)   Purchaser has taken all actions necessary to authorize it to execute, deliver and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement, assuming the due authorization, execution and delivery thereof by the Company, is a legally valid and binding obligation of Purchaser enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b)   The execution and delivery by Purchaser of this Agreement do not, and the performance of its obligations under this Agreement and the consummation of the contemplated transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental authority under any applicable laws.

        4.3   Purchase for Own Account. Purchaser is purchasing the Common Stock to be purchased by it as agent on behalf of the SICAV and not with a view to, or for offer or sale in connection with, any current distribution thereof (within the meaning of the Securities Act) that would cause the original purchase of the Common Stock to be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of such Common Stock pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

        4.4   Qualified Institutional Buyer; Accredited Investor. Purchaser is knowledgeable, sophisticated and experienced in business and financial matters and in investing in privately held business enterprises; it has previously invested in securities similar to the Common Stock; it is able to bear the economic risk of its investment in the Common Stock and is presently able to afford the complete loss of such investment; and it is a "Qualified Institutional Buyer" as defined in Rule 144A promulgated under the Securities Act or an "accredited investor" as defined under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act.

        4.5   Independent Investigation. Purchaser has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Company's business, which investigation, review and analysis was done by Purchaser and its Affiliates and representatives. Purchaser acknowledges that it and its representatives have been provided adequate access to the personnel, properties, premises and records of the the Company's business for such purpose. In entering into this Agreement, Purchaser acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of the Company or its representatives.

        4.6   Reliance on Purchaser Representations. Purchaser understands that the Common Stock are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder, and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgements and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Common Stock.

        4.7   Certain Trading Activities. Purchaser has not directly or indirectly, nor have its Affiliates or any person acting on the behalf of or pursuant to any understanding with Purchaser or its Affiliates, engaged in any transactions in the securities of INTAC (including, without limitation, any short sales involving INTAC's securities) since the time that Purchaser or its Affiliates was first contacted by INTAC, HSW or Savvian, LLC or their representative or agents relating to an investment in the Company or INTAC. Neither Purchaser (including its Affiliates), nor any person acting on behalf of or pursuant to any understanding with Purchaser or its Affiliate, holds a short position, directly or indirectly, in any shares of INTAC's common stock.

        4.8   Non-Disclosure. Purchaser has not directly or indirectly disclosed this Agreement and the contemplated transactions or any information furnished by the Company or its representatives in connection with the contemplated transactions to any other Person other than to its Affiliates, financial advisors, attorneys, accountants and representatives (including, for the avoidance of doubt, members of the Legal and Compliance Department of the Deutsche Bank Group) (a) who agreed to use such information solely for the purpose of evaluating the transaction, (b) who were informed by the Purchaser of the confidential nature of the information and (c) who agreed to not to disclose any of the information to any other party.

        4.9   No Brokers. Except Morgan Stanley, Purchaser has not engaged any broker, finder, commission agent or other such intermediary in connection with the sale of the Sale Shares and the transactions contemplated by this Agreement, and Purchaser is under no obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions.

ARTICLE V
PURCHASER'S CONDITIONS TO CLOSING

        The obligation of Purchaser to purchase and pay for the Sale Shares to be purchased hereunder at the Closing is subject to the satisfaction of the following conditions precedent (unless waived by Purchaser).

        5.1   Merger. The Merger shall have been consummated.

        5.2   Shelf Registration Statement. The Shelf Registration Statement shall have been declared effective by the Commission.

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF THE COMPANY AT CLOSING

        The obligations of the Company to sell and issue the Sale Shares to be delivered to Purchaser at the Closing shall be subject to the satisfaction or waiver of each of the following conditions on or before Closing Date as set forth below. Purchaser shall use its best efforts to ensure that all conditions to the Closing set forth in this Article VI are satisfied on or prior to the Closing Date, including executing and delivering all documents required to be delivered by Purchaser at the Closing.

        6.1   Merger. The Merger shall have been consummated.

        6.2   Compliance with Agreements. Purchaser shall have performed and complied with all agreements, covenants and conditions contained herein and in any other documents contemplated hereby.

        6.3   Representations and Warranties. All of the representations and warranties of Purchaser contained herein to which it is a party shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, except for those representations and warranties of Purchaser that speak as of a certain date, which representations and warranties shall have been true and correct in all material respects as of such date.

        6.4   No Material Proceedings. No legal proceeding shall be pending or threatened as of the Closing Date to restrain, prohibit or otherwise challenge the transactions hereunder, nor shall any governmental authority have notified any party to this Agreement that the consummation of the transactions hereby would constitute a violation of the laws of the United States or the laws of any State hereof or the laws of the jurisdiction to which such governmental authority is subject and that it intends to commence proceedings to restrain the consummation of such transactions, to force divestiture if the same are consummated or to materially modify the terms or results of such transactions unless such governmental authority shall have withdrawn such notice, or has otherwise indicated in writing that it will not take any action.

ARTICLE VII
MISCELLANEOUS

        7.1   Trading Activities. Purchaser covenants that neither it, its Affiliates nor any person acting on the behalf of or pursuant to any understanding with it or its Affiliates will engage in any transactions in the securities of INTAC or Common Stock prior to the time that the transactions contemplated by this Agreement are publicly disclosed and for the ten (10) trading days following the Effectiveness Date. Purchaser agrees that it, its Affiliates or any person acting on the behalf of or pursuant to any understanding with Purchaser or its Affiliates will not directly or indirectly engage in any hedging or short sales (whether or not against the box) in the securities of INTAC or Common Stock prior to Closing.

        7.2   Termination. This Agreement may be terminated at any time prior to the Closing: (a) by any of the parties hereto in the event that any governmental order restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement shall have become final and nonappealable; (b) by the mutual written consent of Company and Purchaser; and (c) by Company if the Per Share Purchase Price is less than US$5.00. In the event of termination of this Agreement as provided in Section 7.2, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Article VII and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement occurring prior to such termination.

        7.3   Fees and Expenses. The Company and Purchaser shall each pay their own fees and expenses incurred on their behalf with respect to the transactions contemplated herein.

        7.4   Survival of Representations, Warranties and Agreements. The representations, warranties and agreements of Purchaser and the Company in this Agreement shall not survive the Closing. Notwithstanding the foregoing, the agreements contained in this Article VII shall survive the Closing indefinitely. In no event shall Purchaser have any recourse against the present or former directors, officers or stockholders of the Company or any of its Affiliates with respect to any representation, warranty or agreement made by the Company in this Agreement, except in the case of fraud, in which case Purchaser's rights shall be governed by applicable laws.

        7.5   Confidentiality. Company and Purchaser each agrees to, and shall cause their respective Affiliates and its and their officers, directors, employees, agents, representatives, accountants, and counsel to treat and hold as confidential (and not disclose or provide access to any Person to), unless compelled to disclose by judicial or administrative process or by other requirement of law, this Agreement and the contemplated transactions, all information (i) furnished by the Company or Purchaser or their respective Affiliates in connection with the contemplated transactions and (ii) relating to trade secrets, processes, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential or proprietary information with respect to the Company's business, the Company and its Subsidiaries, Purchaser and their respective Affiliates furnished by the Company or Purchaser and their respective Affiliates.

        7.6   Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the other party unless otherwise required by law or applicable stock exchange regulation, and the parties to this Agreement shall cooperate as to the timing and contents of any such press release, public announcement or communication.

        7.7   Further Assurances. The parties hereto shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of each other party to carry out the provisions and purposes of this Agreement.

        7.8   Assignment; Parties in Interests. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties (and any assignment otherwise shall be void). Subject to the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided.

        7.9   Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

        7.10 Notices. All notices and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered, (b) sent by facsimile, (c) sent by nationally recognized overnight courier guaranteeing next Business day delivery or (d) sent by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as the Company:

HSW International, Inc.
Facsimile:

with a copy (which shall not constitute Notice) to:
James S. Altenbach, Esq. Greenberg Traurig, LLP 3290 Northside Parkway, NW, Suite 400 Atlanta, Georgia 30327
Facsimile:	(678) 5533-2188
if to Purchaser:
to the address specified on the signature page executed by Purchaser, with such additional copies as set forth on such signature page;

or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered, (ii) when sent, if sent by facsimile on a business day (or, if not sent on a business day, on the next business day after the date sent by facsimile), (iii) on the next business day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next business day delivery, and (iv) on the fifth business day following the date on which the piece of mail containing such communication is posted, if sent by mail.

        7.11 Amendments, Modifications and Waivers. The terms and provisions of this Agreement may not be modified or amended, except pursuant to a written instrument executed by the Company and Purchaser.

        7.12 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

        ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN OF THE CITY OF NEW YORK. THE PARTIES HERETO HEREBY (A) SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN OF THE CITY OF NEW YORK FOR THE PURPOSE OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT BY ANY PARTY HERETO, AND (B) IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT BY WAY OF MOTION, DEFENSE, OR OTHERWISE, IN ANY SUCH ACTION, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE ACTION IS IMPROPER, OR THAT THIS AGREEMENT OR THE TRANSACTION MAY NOT BE ENFORCED IN OR BY ANY OF THE ABOVE-NAMED COURTS. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTION. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT

FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHERS HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTION, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.12

        7.13 Severability. If any term or other provision hereof is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions hereof shall nevertheless remain in full force and effect provided that the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination by a court of competent jurisdiction that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        7.14 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, including by facsimile, each of which shall be deemed an original but all of which taken together shall constitute a single agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

The Company:
HSW International, Inc.
By:	/s/ Jeff Arnold
Name:	Jeff Arnold
Title:	CEO
Purchaser:
DWS Finanz-Service GmbH acting on behalf of the sub-fund DWS Invest BRIC Plus of the DWS Invest SICAV
By:	/s/ Jens Bollmahe	/s/ Grew
Name:	Jens Bollmahe	Grew
Title:	Director	Director
Address for Notice: Attn: Mr. Thomas Gerhardt, Ms. Marie-Luise Zwecker Mainzer Landstrasse 178-190 60327 Frankfurt am Main Germany

Annex L

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

        THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT is entered into as of this 29th day of January, 2007 (this "Amendment"), by and between HSW INTERNATIONAL, INC., a Delaware corporation (the "Company") and DWS FINANZ-SERVICE GMBH, a financial services company incorporated under the laws of Germany, on behalf of the sub-fund DWS Invest BRIC Plus of the DWS Invest SICAV (the "SICAV") (the "Purchaser").

Background

        A.    The parties have entered into that certain Stock Purchase Agreement dated as of April 20, 2006 (the "Purchase Agreement") pursuant to which the Purchaser has agreed to purchase, and the Company has agreed to sell, shares of Common Stock of Company.

        B.    The parties desire to amend the Purchase Agreement as set forth herein.

Agreement

        NOW THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Merger Agreement.    Any and all references in the Purchase Agreement to the Merger Agreement shall be deemed to be references to Merger Agreement, as amended.

        2.    Per Share Purchase Price.    The definition of "Per Share Purchase Price" set forth in Section 1.1 of the Purchase Agreement shall be amended by deleting such definition in its entirety and replacing such definition with the following:

        "‘Per Share Purchase Price‘ means the lower of: (a) 90% of the ten (10) trading day volume weighted average price of the common stock of INTAC on the NASDAQ stock exchange (NasdaqSC: INTN) ending on the trading day prior to the public announcement of the Amendment to the Merger Agreement (whether by press release, Form 8-K or other general form of public release) and (b) 90% of the ten (10) trading day volume weighted average price of the Common Stock commencing on the first trading day following the Effectiveness Date."

        3.    Purchase Price.    Section 2.2 (Purchase Price) of the Purchase Agreement shall be amended by deleting such Section in its entirety and replacing such Section with the following:

        "Purchase Price. The purchase price for the Sale Shares shall be US $16,000,000 (the "Purchase Price")."

        4.    Definitions.    Any capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

        5.    Controlling Effect; Full Force.    The parties acknowledge and agree that to the extent that the terms of this Amendment are in conflict with the terms of the Purchase Agreement, this Amendment shall control. Except as modified by this Amendment, all of the terms and conditions of the Purchase Agreement shall remain in full force and effect.

        6.    Assignment.    This Amendment may not be assigned by operation of law or otherwise without the express written consent of the parties hereto.

        7.    No Third Party Beneficiary.    This Amendment shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person.

        8.    Entire Agreement.    This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof.

        9.    Counterparts.    This Amendment may be executed in two or more counterparts, including by facsimile, each of which shall be deemed an original but all of which taken together shall constitute a single agreement.

        10.    Governing Law.    This Amendment shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

[SIGNATURES CONTAINED ON FOLLOWING PAGE.]

L-2

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed and delivered by their respective duly authorized officers as of the date first written above.

The Company:
HSW International, Inc.
By:	/s/ JEFF ARNOLD
Name:	Jeff Arnold
Title:	CEO
Purchaser:
DWS Finanz-Service GmbH acting on behalf of the sub-fund DWS Invest BRIC Plus of the DWS Invest SICAV
By:	/s/ KLAUS KALDEMORGAN	/s/ THOMAS GERHARDT
Name:	Klaus Kaldemorgan	Thomas Gerhardt
Title:	MD	MD

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Annex M

VOTING AGREEMENT

        THIS VOTING AGREEMENT (this "Agreement"), entered into on this 20th day of April 2006, by and among HOWSTUFFWORKS, INC., a Delaware corporation ("HSW"), and WEI ZHOU (the "Stockholder"). Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Transaction Agreement (as defined below).

WITNESSETH:

        A.    Intac International, Inc. is a corporation organized under the laws of the State of Nevada (the "Company"). The Stockholder is the record and beneficial owner of 11,950,000 shares of Company Common Stock of the Company (the "Existing Shares" and, together with any shares of Company Common Stock or other voting capital stock of Company, the beneficial ownership of which is acquired by the Stockholder after the date hereof and during the term of this Agreement, whether upon the exercise of warrants, options, conversion of convertible securities or otherwise, the "Shares"). As of the date of this Agreement, the Shares owned by the Stockholder represent fifty-three point eight percent (53.8%) of the issued and outstanding capital stock of Company.

        B.    HSW, the Company, HSW International, Inc., a Delaware corporation (the "Parent"), and HSW International Merger Corporation, a Nevada corporation (the "Merger Sub"), concurrently with the execution and delivery of this Agreement, are entering into an Agreement and Plan of Merger, of even date herewith (the "Transaction Agreement"), pursuant to which (i) HSW will contribute certain assets, properties and rights to the Parent in exchange for additional shares of common stock of the Parent (the "Contribution"), and (ii) the Merger Sub will merge into and with the Company with the Company surviving the merger (the "Merger", and together with the Contribution, the "Transaction"), on the terms and subject to the conditions set forth therein.

        C.    The respective Boards of Directors of HSW, Company, Parent and Merger Sub and the sole stockholder of Merger Sub have approved the Transaction, upon the terms and subject to the conditions set forth in the Transaction Agreement and herein.

        D.    The Board of Directors of Company has determined to recommend that the stockholders of Company adopt and approve the Transaction Agreement and approve the Transaction.

        E.    It is a condition and inducement to HSW's willingness to enter into the Transaction Agreement that the parties hereto enter into this Agreement, and it is a condition to HSW's, Company's, Parent's and Merger Sub's obligations to complete the Transaction that the stockholders of Company adopt and approve the Transaction Agreement and approve the Transaction.

        NOW, THEREFORE, in consideration of the execution of the Transaction Agreement by the parties thereto and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby and thereby, the parties hereto agree as follows:

ARTICLE 1. VOTING

        1.1    Agreement to Vote; Voting Proxy.

          (a)   The Stockholder hereby agrees that he shall, from time to time, at the Company Stockholders' Meeting and any other meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of Company, however called, (i) if a meeting is held, appear at such meeting or otherwise cause his Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote (or cause to be voted), in person or by proxy, all of his Shares in favor of the approval and adoption by the Company of the

  Transaction Agreement, the Transaction and each of the transactions contemplated by the Transaction Agreement.

          (b)   In order to effectuate Section 1.1(a), the Stockholder hereby grants to the Secretary of HSW, or its designee, an irrevocable proxy, pursuant to the Nevada Revised Statutes or other applicable law, coupled with an interest, such proxy to be used solely in the event of a breach of or non-compliance with Section 1.1(a) above, solely for the purposes of (i) demanding that the Secretary of Company call a special meeting of stockholders to consider matters related to the Transaction, and (ii) voting all of the Shares owned (now or hereafter acquired or over which he has voting control) by the grantor of the proxy in favor of the approval and adoption by the Company of the Transaction Agreement, the Transaction and each of the transactions contemplated by the Transaction Agreement, in accordance with the terms and provisions of the Transaction Agreement.

          (c)   The Stockholder shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, the Merger and the other transactions contemplated by the Transaction Agreement, and to carry out the intent and purposes of this Agreement.

        1.2    No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in HSW any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder, and HSW shall not have any authority to (i) manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Company, or (ii) exercise any power or authority to direct the Stockholder in the voting of any of the Shares (except as provided in Section 1.1(a)) or in the performance of the Stockholder's duties or responsibilities as a stockholder of Company.

        1.3    No Inconsistent Agreements.    The Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Transaction Agreement, the Stockholder (a) has not entered, and shall not enter at any time while this Agreement remains in effect, into any voting agreement or voting trust with respect to the Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to the Shares, in either case, which is inconsistent with the Stockholder's obligations pursuant to this Agreement.

ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

        The Stockholder hereby represents and warrants to HSW as follows:

        2.1    Authorization; Validity of Agreement; Necessary Action.    The Stockholder has full power and authority to execute and deliver this Agreement, to perform the Stockholder's obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Stockholder of this Agreement and the consummation by him of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by him of this Agreement and the consummation by him of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of HSW, constitutes a valid and binding obligation of the Stockholder, enforceable against him in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). If the Stockholder is married and any of the Stockholder's Shares constitute community property under applicable laws, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, the Stockholder's spouse. If this

Agreement is being executed in a representative or fiduciary capacity, the individual or entity signing this Agreement has the full power and authority to enter into and perform this Agreement.

        2.2    Non-Contravention.    The execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law regulation or arrangement to which the Stockholder is a party or by which the Stockholder (or any of his assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or affect the Stockholder's ability to cast all votes necessary to approve and adopt the Transaction Agreement and the transactions contemplated by the Transaction Agreement.

        2.3    Shares.    The Stockholder's Existing Shares are, and all of the Shares from the date hereof through and on the Closing Date will be, owned beneficially by the Stockholder. As of the date hereof, the Stockholder's Existing Shares constitute all of the shares of Company Common Stock owned of record or beneficially by the Stockholder. The Stockholder has or will have the voting power, power of disposition, power to issue instructions with respect to the matters set forth in Article I hereof, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder's Existing Shares and with respect to all of the Stockholder's Shares on the Closing Date, with no limitations, qualifications or restrictions on such rights, except for any restrictions pursuant to the applicable federal securities laws and the terms of this Agreement.

        2.4    Documents Received.    The Stockholder acknowledges receipt of copies of the Transaction Agreement, including all schedules and exhibits thereto.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF HSW

        HSW hereby represents and warrants to the Stockholder as follows:

        3.1    Corporate Authorization.    HSW has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by HSW have been duly and validly authorized and approved by its board of directors and no other actions or proceedings on the part of HSW are necessary to authorize or approve the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by HSW.

        3.2    Binding Obligation.    This Agreement has been duly executed and delivered by HSW, and, assuming this Agreement constitutes a valid and binding obligation of the Stockholder, constitutes a valid and binding obligation of HSW, enforceable against HSW in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        3.3    Non-Contravention.    The execution, delivery and performance by HSW of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which HSW is a party or by which HSW (or any of its assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or affect HSW's ability to perform and comply with the terms of this Agreement.

ARTICLE 4. OTHER COVENANTS

        4.1    Further Agreements.

          (a)   The Stockholder hereby agrees, while this Agreement is in effect, not to sell, transfer, pledge, encumber, assign or otherwise dispose of or enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with Company or enter into any contract, option or other arrangement or understanding with respect to the offer for sale, sale, transfer, pledge, encumbrance, assignment or other disposition of, any of his Existing Shares, any Shares acquired after the date hereof, any securities exercisable for or convertible into Company Common Stock, any other capital stock of Company or any interest in any of the foregoing with any Person other than in accordance with Section 4.1(c) below.

          (b)   In the event of a stock dividend or distribution, or any change in Company Common Stock by reason of any stock dividend or distribution, or any change in Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction.

          (c)   Notwithstanding Sections 4.1(a) and (b) above, the Stockholder shall have the right to transfer the Shares to a Person if such Person shall have agreed in writing, in a form reasonably acceptable to HSW (i) to accept such Shares subject to the terms and conditions of this Agreement, and (ii) to be bound by this Agreement; provided that the total number of shares transferred by the Stockholder pursuant to this Section 4.1(c) shall not exceed 4,000,000; provided, further that the Stockholder shall deliver to HSW notice of any such transfer and copies of all such written agreements signed by such Person.

          (d)   Each of the Stockholder and HSW covenants and agrees to comply with and perform all his/its respective obligations under this Agreement.

ARTICLE 5. STOCKHOLDER CAPACITY

        No representation, warranty, covenant and agreement made by the Stockholder hereunder is made in the Stockholder's capacity as an officer or director of Company. The Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficiary owner of the Shares and nothing herein shall limit or affect the Stockholder's ability to take any action in his capacity as an officer or director of Company.

ARTICLE 6. GENERAL PROVISIONS

        6.1    Termination.    This Agreement shall terminate and no party shall have any rights or duties hereunder upon the earlier of (a) the Effective Time or (b) termination of the Transaction Agreement pursuant to Section 9.1 thereof. Nothing in this Section 6.1 shall relieve or otherwise limit any party of liability for breach of this Agreement.

        6.2    Notices.    All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by facsimile (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Stockholder:	Room 512, East Wing Beijing Capital Times Square 88 West Chang'an Avenue Beijing 100031, China Attention: Wei Zhou Facsimile: +(8610) 8391 3145
With a copy (which shall not constitute notice) to:
Shearman & Sterling LLP 2318 China World Tower Two 1 Jianguomenwai Dajie 100004 Beijing, China Attention: Lee Edwards Facsimile: +(8610) 6505-1818
If to HSW:	One Capital City Plaza 3350 Peachtree Road Suite 1500 Atlanta, Georgia 30326 Attention: Legal Department Facsimile: 404-760-3458
With a copy (which shall not constitute notice) to:
Greenberg Traurig, LLP 3290 Northside Parkway The Forum, Suite 400 Atlanta, Georgia 30327 Attention: James S. Altenbach, Esq. Facsimile: 678-553-2212

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

        6.3    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart. Signatures transmitted by facsimile or other comparable means shall be deemed an original.

        6.4    Governing Law.    This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that State (without giving effect to choice of law principles thereof).

        6.5    Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity

        6.6    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

        6.7    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void; provided that any Person acquiring the Shares in accordance with Section 4.1(c) shall, upon the delivery of documents contemplated by Section 4.1(c), become a "Stockholder" and a party to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns (including, in the case of an individual, any executors, administrators, estates or legal representatives of such individual). Nothing in this Agreement shall be construed as giving any person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any rights, remedy or claim under or in respect of this Agreement or any provision thereof.

        6.8    Submission to Jurisdiction; Waivers.    All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this article.

        6.9    Expenses.    All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

        6.10    Amendments.    This Agreement may not be modified or amended, except upon the execution and delivery of a written agreement executed by the parties hereto.

        6.11    Certain Definitions.    For purposes of this Agreement, (i) the term "beneficial ownership" (or any similar term) shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, and (ii) the term "Transaction Agreement" shall include the Transaction Agreement as amended from time to time.

[SIGNATURES ON FOLLOWING PAGE.]

        IN WITNESS WHEREOF, each of the parties hereto has signed this Agreement, or has caused this Agreement to be signed by its respective officers thereunto duly authorized, all as of the date first written above.

HSW:
HOWSTUFFWORKS, INC.
By:	/s/ JEFFREY ARNOLD
Name:	Jeffrey Arnold
Title:	Chief Executive Officer
Stockholder:
/s/ WEI ZHOU WEI ZHOU

Annex N

January 28, 2007

Board of Directors

Intac International, Inc.
12221 Merit Drive, Suite 600
Dallas, Texas 75251-2248

Members of the Board:

        We understand that Intac International, Inc. ("Intac"), HowStuffWorks, Inc. ("HSW"), HSW International, Inc., a wholly owned subsidiary of HSW ("Newco") and HSW International Merger Corporation, a wholly owned subsidiary of Newco ("Merger Sub"), have previously entered into an Agreement and Plan of Merger, dated April 20, 2006 (the "Initial Agreement"), and propose to enter into that certain First Amendment to Agreement and Plan of Merger substantially in the form of the draft delivered to us on January 25, 2007 (together with the Initial Agreement, the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into Intac, upon which Intac will become a wholly owned subsidiary of Newco (the "Merger"). Pursuant to the terms of the Merger Agreement, the holders of shares of Intac common stock will receive consideration (the "Merger Consideration"), in the aggregate, after the consummation of the Distribution (as defined below), but excluding the issuance of shares pursuant to options or other rights to purchase shares of Newco, including without limitation, with respect to the options relating to the license for use of content in India, Russia or Germany, (i) equal to 46.5% of the outstanding shares of common stock of Newco immediately after the effectiveness of the Merger, but prior to the issuance of shares in connection with the Investment (as defined below) and (ii) equal to 39.7% of the outstanding shares of common stock of Newco immediately after the effectiveness of the Merger, assuming the consummation of the Investment. In addition, the Merger Agreement contemplates that certain parties, including Wei Zhou, shall purchase all of the outstanding shares of the Company's subsidiaries engaged in the distribution business (the "Distribution"), pursuant to the terms of a Distribution Share Purchase Agreement, substantially in the form of the draft delivered to us on January 25, 2007 (the "Distribution Agreement"). Further, the Merger Agreement contemplates that certain parties shall purchase shares of Newco (the "Investment"), pursuant to the terms of Share Purchase Agreements, substantially in the form of the drafts delivered to us on January 25, 2007 (the "Purchase Agreements"). The Merger Agreement also contemplates that HSW will contribute a perpetual, fully paid up, royalty-free, nontransferable, exclusive license in China, Hong Kong, Macao, Taiwan and Brazil of the text, images, designs, graphics, artwork and other content, which are owned by or licensed by HSW and posted on the website, www.howstuffworks.com, (the "Contribution" and together with the Merger, the Investment and the Distribution, the "Transactions"), pursuant to the terms of a Contribution Agreement, entered into as of April 20, 2006 (the "Contribution Agreement", and together with the Merger Agreement, the Distribution Agreement and the Purchase Agreements, the "Transaction Agreements"). The terms and conditions of the Transactions are more fully set forth in the Transaction Agreements. Capitalized terms not defined herein shall have the meanings assigned to them in the Merger Agreement.

        You have asked for our opinion as to whether the Merger Consideration to be received by holders of shares of Intac common stock (other than Mr. Zhou and his affiliates) taken in the aggregate, pursuant to the Merger Agreement, assuming the prior consummation of the Investment and the Distribution, is fair from a financial point of view to such holders.

        For purposes of the opinion set forth herein, we have:

  (i)
  reviewed certain published financial statements and other information relating to Intac;

  (ii)
  reviewed certain internal financial statements, other financial and operating data, and other information concerning Intac, prepared by the management of Intac;

  (iii)
  reviewed certain financial projections prepared by the management of Intac;

  (v)
  reviewed certain financial projections concerning Newco prepared by the management of HSW;

  (vi)
  reviewed the pro forma impact of the Transactions on certain operational and financial metrics of the combined company, including the impact on revenue growth and operating margins,

  (vii)
  discussed the past and current operations and financial condition and the prospects of Newco and Intac with the managements of HSW and Intac, respectively;

  (viii)
  discussed the prospects of Intac in the absence of the Transactions with the management and Board of Directors of Intac;

  (ix)
  reviewed the reported price and trading activity for Intac common stock;

  (x)
  compared the financial performance of Newco and Intac with that of certain other publicly-traded companies comparable to Newco and Intac, respectively;

  (xi)
  reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

  (xii)
  reviewed and discussed with the senior managements of Intac and HSW their strategic rationales for the Transactions;

  (xiii)
  reviewed and discussed with the senior management of Intac certain alternatives to the Transactions;

  (xiv)
  reviewed and discussed with senior management of Intac the liquidity and capital resources of Intac as described in Intac's most recent annual report on Form 10-K, filed on December 14, 2006;

  (xv)
  participated in discussions and negotiations among representatives of Intac and HSW and their legal advisors;

  (xvi)
  reviewed and discussed with senior management of Intac changes in circumstances from the date of the execution of the Initial Agreement;

  (xvii)
  reviewed the forms of Transaction Agreements and certain related documents; and

  (xviii)
  performed such other analyses and considered such other factors as we deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections of either Intac or Newco, we have assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of management of Intac or HSW, respectively, of the future financial performance of Intac or Newco, respectively. In addition, we have assumed that the Transactions will be consummated in accordance with the terms set forth in the forms of the Transaction Agreements provided to us (without any amendments or modifications thereto), without waiver by any party of any material rights thereunder, and that in all respects material to our analysis, the representations and warranties made by the parties thereto are true and correct. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transactions will be obtained without any adverse effect on Intac, HSW or on the expected benefits of the Transactions in any way meaningful to our analysis. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility to update or revise our opinion based upon events or circumstances occurring or becoming known to us after the date hereof. We reserve the right, however, to withdraw, revise or modify our opinion based upon additional information which may be provided to or obtained by us, which suggests, in our judgment, a change in the assumptions (or the bases therefore) upon which our opinion is based.

        We have also relied upon, without independent verification, the assessment by the managements of Intac and HSW of: (i) the strategic rationale for the Transactions; (ii) the timing and risks associated with the deployment of HSW content by Newco; and (iii) the validity of, and risks associated with, Intac's and Newco's existing and future technologies, services, or business models. We have not made any independent valuation or appraisal of the assets or technology of Newco and Intac, nor have we been furnished with any such appraisals. We have not made any independent investigation of any legal, accounting or tax matters affecting Intac, and we have assumed the correctness of all legal, accounting and tax advice given to Intac and its Board of Directors. We have taken into account our experience in transactions that we believe to be generally comparable or relevant, as well as our experience in valuation of securities or businesses in general. We have not been authorized to and have not solicited indications of interest in a business combination with Intac from any party.

        We note the existence of publicly disclosed liquidity and capital resources concerns facing Intac, which under certain circumstances could have a material adverse effect on Intac. In addition, we note the following circumstances which have affected the price performance of Intac's common stock: 55% of Intac's common stock is held by insiders, Intac's common stock is thinly traded, no third party research is available on Intac, Intac has not historically provided forecasts or guidance on expected results, and Intac has not held regular quarterly earnings calls.

        This opinion does not address Intac's underlying business decision to approve the Transactions, and it does not constitute a recommendation to Intac, its Board of Directors or any committee thereof, its stockholders, or any other person as to any specific action that should be taken in connection with the Transactions, including how the stockholders of Intac should vote with respect to the Transactions. In addition, this opinion does not in any manner address the prices at which the shares of common stock of Intac or Newco will trade at any time. We have not been asked to, nor do we, offer any opinion as to the material terms of the Transaction Agreements or the form of the Transactions.

        We have acted as financial advisor to the Board of Directors of Intac in connection with this transaction and will receive fees for our services, much of which is contingent upon the consummation of the Transactions, and Intac has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. As previously disclosed to you, we have in the past provided financial services to HSW and have received fees for these services.

        It is understood that this letter is for the information of the Board of Directors of Intac and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety, if required, in any filing of a proxy or registration statement with the Securities and Exchange Commission made by Intac in respect of this transaction.

        Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration to be received by holders of shares of Intac common stock (other than Mr. Zhou and his affiliates) taken in the aggregate, pursuant to the Merger Agreement, assuming the prior consummation of the Investment and the Distribution, is fair from a financial point of view to such holders.

Very truly yours,

SAVVIAN ADVISORS, LLC
By:	/s/ SAVVIAN ADVISORS, LLC

Annex O

January 28, 2007

Board of Directors

Intac International, Inc.
12221 Merit Drive, Suite 600
Dallas, Texas 75251-2248

Members of the Board:

        We understand that Intac International, Inc. ("Intac"), Intac International Holdings Limited ("Seller"), Intac (Tianjin) International Trading Company, a wholly owned subsidiary of Seller ("Seller Sub"), Cyber Proof Investments Ltd. ("Purchaser") and Wei Zhou, the sole shareholder of Purchaser ("Purchaser Shareholder"), propose to enter into a Share Purchase Agreement, substantially in the form of the draft delivered to us on January 25, 2007 (the "Distribution Agreement"), which provides, among other things, for the purchase by Purchaser (the "Distribution") of all of the issued and outstanding shares (the "Distribution Shares") of Global Creative International Limited, INTAC Telecommunications Limited, INTAC Deutschland GmbH, and FUTAC Group Limited (collectively, the "Distribution Business") (other than one share of each of Global and INTAC Telecommunications which are held in trust by the Purchaser Shareholder for the benefit of Seller). Pursuant to the terms of the Distribution Agreement, Intac will receive consideration (the "Consideration") comprised of 3,000,000 shares of Intac common stock and certain other rights controlled by Seller and Seller Sub in exchange for the Distribution Shares. In addition, Purchaser Shareholder and Purchaser have agreed to indemnify and hold harmless Intac, Seller and certain related parties against any losses resulting from any claim or cause of action arising before or after the Closing in connection with the Distribution Business. Further, Purchaser Shareholder has also agreed to indemnify and hold harmless Intac, Seller and certain related parties against any losses relating to any third party debt or payables of Intac at closing, other than debts and payables incurred in connection with the Merger or in the ordinary course of business ("Third Party Debt"). Purchaser Shareholder has agreed to place 1,000,000 shares of Intac common stock into an escrow fund for a period of one year following the closing of the Merger to secure its indemnification obligations related to Third Party Debt.

        The parties are entering into the Distribution Agreement in connection with an Agreement and Plan of Merger, dated April 20, 2006, among Intac, HowStuffWorks, Inc. ("HSW"), HSW International, Inc., a wholly owned subsidiary of HSW ("Newco") and HSW International Merger Corporation, a wholly owned subsidiary of Newco ("Merger Sub"), as proposed to be amended by that certain First Amendment to Agreement and Plan of Merger substantially in the form of the draft delivered to us on January 25, 2007 (the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into Intac, upon which Intac will become a wholly owned subsidiary of Newco (the "Merger"). In addition, the Merger Agreement contemplates that certain parties shall purchase shares of Newco (the "Investment" and together with the Distribution, the Merger and the other transactions contemplated by the Merger Agreement, the "Transactions"), pursuant to the terms of Share Purchase Agreements, substantially in the form of the drafts delivered to us on January 25, 2007 (the "Purchase Agreements" and together with the Distribution Agreement, the Merger Agreement and the Amendment, the "Transaction Agreements"). The terms and conditions of the Transactions are more fully set forth in the Transaction Agreements. Capitalized terms not defined herein shall have the meanings assigned to them in the Merger Agreement.

        You have asked for our opinion as to whether the Consideration to be received by Intac for the Distribution Shares pursuant to the Distribution Agreement, assuming the consummation of the Investment and the Merger, is fair from a financial point of view to Intac.

        For purposes of the opinion set forth herein, we have:

  (i)
  reviewed certain published financial statements and other information relating to the Distribution Business;

  (ii)
  reviewed certain internal financial statements, other financial and operating data, and other information concerning the Distribution Business, prepared by the management of Intac;

  (iii)
  reviewed certain financial projections relating to the Distribution Business prepared by the management of Intac;

  (iv)
  discussed the past and current operations and financial condition and the prospects of the Distribution Business with the management of Intac;

  (v)
  discussed the prospects of the Distribution Business in the absence of the Transactions with the management and Board of Directors of Intac;

  (vi)
  discussed with the management and Board of Directors of Intac the prospects of Intac in the absence of the Transactions, including the fact that the obligations of HSW under the Merger Agreement to consummate the Merger are conditioned upon the closing of the Distribution;

  (vii)
  reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

  (viii)
  reviewed and discussed with the senior management of Intac their strategic rationale for the Transactions;

  (ix)
  reviewed and discussed with the senior management of Intac certain alternatives to the Transactions;

  (x)
  reviewed and discussed with senior management of Intac the liquidity and capital resources of Intac as described in Intac's most recent annual report on Form 10-K, filed on December 14, 2006;

  (xi)
  participated in discussions and negotiations among representatives of Intac and other parties and their legal advisors;

  (xii)
  reviewed the forms of Transaction Agreements and certain related documents;

  (xiii)
  considered and relied upon our opinion dated concurrently herewith with respect to the consideration to be received by the stockholders of Intac pursuant to the Merger, the analysis related thereto and the materials and information reviewed in connection therewith, subject to the qualifications, limitations and assumptions contained therein; and

  (xiv)
  performed such other analyses and considered such other factors as we deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections of the Distribution Business, we have assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of management of Intac of the future financial performance of the Distribution Business. In addition, we have assumed that the Transactions will be consummated in accordance with the terms set forth in the forms of the Transaction Agreements provided to us (without any amendments or modifications thereto), without waiver by any party of any material rights thereunder, and that in all respects material to our analysis, the representations and warranties made by the parties thereto are true and correct. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transactions will be obtained without any adverse effect on Intac or the Distribution Business or on the expected benefits of the Transactions in any way meaningful to our analysis. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility to update or revise our opinion based upon events or circumstances occurring or becoming known to us after the date hereof. We reserve the right, however, to withdraw, revise or modify our opinion based upon additional information which may be provided to or obtained by us, which suggests, in our judgment, a change in the assumptions (or the bases therefore) upon which our opinion is based.

        We have also relied upon, without independent verification, the assessment by the management of Intac of: (i) the strategic rationale for the Transactions; (ii) the future performance and prospects of the Distribution Business; and (iii) the validity of, and risks associated with, Intac's existing and future technologies, services, or business models. We have not made any independent valuation or appraisal of the assets or technology of Intac or the Distribution Business, nor have we been furnished with any such appraisals. We have not made any independent investigation of any legal, accounting or tax matters affecting Intac or the Distribution Business, and we have assumed the correctness of all legal, accounting and tax advice given to Intac and its Board of Directors. We have taken into account our experience in transactions that we believe to be generally comparable or relevant, as well as our experience in valuation of securities and businesses in general. We have not been authorized to and have not solicited indications of interest in a sale of the Distribution Business or the Distribution Shares from any party.

        We note in particular Intac's dependence on a single customer, who accounted for 38% of Intac's revenue in the nine months ended September 30, 2006, from whom Intac had a receivable balance of approximately $11.2M as of September 30, 2006, and with whom Intac has entered into an installment payment plan. We also note the existence of other publicly disclosed liquidity and capital resources concerns facing Intac, which under certain circumstances could have a material adverse effect on Intac. In addition, we note the declining revenue and profitability of the Distribution Business since March 2006, as well as the current management forecast, which replaced the forecast provided in March 2006, reflecting material reductions in estimated future revenue and profitability. In addition, we note the following circumstances which have affected the price performance of Intac's common stock: 55% of Intac's common stock is held by insiders, Intac's common stock is thinly traded, no third party research is available on Intac, Intac has not historically provided forecasts or guidance on expected results, and Intac has not held regular quarterly earnings calls.

        This opinion does not address Intac's underlying business decision to approve the Transactions, and it does not constitute a recommendation to Intac, its Board of Directors or any committee thereof, or any other person as to any specific action that should be taken in connection with the Transactions, including whether or not Intac should sell the Distribution Shares and the Distribution Business. In addition, this opinion does not in any manner address the prices at which the shares of common stock of Intac or Newco will trade at any time. We have not been asked to, nor do we, offer any opinion as to the material terms of the Transaction Agreements or the form of the Transactions.

        We have acted as financial advisor to the Board of Directors of Intac in connection with this transaction and will receive fees for our services, much of which is contingent upon the consummation of the Transactions, and Intac has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. As previously disclosed to you, we have in the past provided financial services to HSW and have received fees for these services.

        It is understood that this letter is for the information of the Board of Directors of Intac and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety, if required, in any filing of a proxy or registration statement with the Securities and Exchange Commission made by Intac in respect of this transaction.

        Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by Intac for the Distribution Shares pursuant to the Distribution Agreement, assuming the consummation of the Investment and the Merger, is fair from a financial point of view to Intac.

Very truly yours,

SAVVIAN ADVISORS, LLC
By:	/s/ SAVVIAN ADVISORS, LLC

Annex P

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HSW INTERNATIONAL, INC.

ARTICLE I

Name

        The name of the corporation is HSW International, Inc. (the "Corporation").

ARTICLE II

Registered Office and Registered Agent

        The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, in the county of Kent, Delaware 19904. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

ARTICLE III

Corporate Purpose

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

ARTICLE IV

Capital Stock

        Section 1.    Shares, Classes and Series Authorized.     The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Two Hundred Ten Million (210,000,000) shares, of which Two Hundred Million (200,000,000) shares shall be Common Stock, par value $0.001 per share (hereinafter called "Common Stock") and Ten Million (10,000,000) shares shall be Preferred Stock, par value $0.001 per share (hereinafter called "Preferred Stock").

        Section 2.    Description of Capital Stock.     The following is a description of each of the classes of capital stock which the Corporation has authority to issue with the designations, preferences, voting powers and participating, optional or other special rights and the qualifications, limitations or restrictions thereof:

          (a)    Rights and Restrictions of Preferred Stock.    Authority is hereby expressly vested in the Board of Directors of the Corporation (the "Board"), subject to the provisions of this Article IV and to the limitations prescribed by law, without shareholder action, to authorize the issue from time to time of one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions of the Board providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, the determination or fixing of the following:

            (i)    The designation of such series.

            (ii)   The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the Corporation's capital stock, and whether such dividends shall be cumulative or non-cumulative.

            (iii)  Whether the shares of such series shall be subject to redemption for cash, property or rights, including securities of the Corporation or of any other corporation, by the Corporation at the option of either the Corporation or the holder or both or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption.

            (iv)  The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

            (v)   Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation's capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges.

            (vi)  The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

            (vii) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

            (viii) The provisions as to voting (which may be one or more votes per share or a fraction of a vote per share), optional and/or other special rights and preferences, if any.

            For all purposes, this Certificate of Incorporation shall include each certificate of designations (if any) setting forth the terms of a series of Preferred Stock.

          (b)    Rights and Restrictions of Common Stock.    The powers, preferences, rights, qualifications, limitations or restrictions thereof in respect to the Common Stock are as follows:

            (i)    The Common Stock is junior to the Preferred Stock and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as herein or in any resolution or resolutions adopted by the Board pursuant to authority expressly vested in it by the provisions of Section 2 of this Article IV.

            (ii)   The Common Stock shall have voting rights for the election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share thereof held by such holder, except as otherwise required by law. The ability of the stockholders to engage in cumulative voting is hereby specifically denied.

            (iii)  Subject to the rights of the holders of any series of Preferred Stock, holders of Common Stock shall be entitled to receive such dividends and distributions (whether payable in cash or otherwise) as may be declared on the shares of Common Stock by the Board from time to time out of assets or funds of the Corporation legally available therefor.

            (iv)  Subject to the rights of the holders of any series of Preferred Stock, in the event of any liquidation, dissolution or winding-up of the Corporation (whether voluntary or involuntary), the assets of the Corporation available for distribution to stockholders shall be distributed in equal amounts per share to the holders of Common Stock.

          (c)    Increase or Decrease in Amount of Authorized Shares.    The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased by an amendment to this Certificate of Incorporation authorized by the affirmative vote of the holders of a majority of the total shares of the Common Stock outstanding and entitled to vote thereon and, except as expressly provided in this Certificate of Incorporation or in any resolution or resolutions adopted by the Board pursuant to authority expressly vested in it by the provisions of Section 2 of this Article IV with respect to the Preferred Stock and except as otherwise provided by law, no vote by holders of capital stock of the Corporation other than the Common Stock shall be required to approve such action.

          (d)    Shares Entitled to More or Less Than One Vote.    If any class or series of the Corporation's capital stock shall be entitled to more or less than one vote for any share, on any matter, every reference in this Certificate of Incorporation and in any relevant provision of law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

ARTICLE V

Directors

        Section 1.    General Powers.     The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, this Certificate of Incorporation or the Bylaws directed or required to be exercised or done by stockholders.

        Section 2.    Number and Term of Office.     The Board shall consist of [seven (7)] members. Directors need not be stockholders. At all times, a majority of the directors on the Board shall be independent directors and the independent directors (including those designated by any stockholder) shall meet all requirements regarding the independence of directors as may be applicable to the Corporation pursuant to applicable law or the rules of the stock exchange on which the shares of Common Stock are listed. Directors shall be elected at the annual meeting of the stockholders. If, for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in the Bylaws. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

        Section 3.    Resignation.     Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board. If no such specification is made, it shall be deemed effective at the pleasure of the Board. When one or more directors shall resign from the Board, a majority of the remaining directors then in office shall have the power to fill such vacancy or vacancies, the vote thereon to take effect on the later of the date of such vote or when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

        Section 4.    Removal.     Subject to the rights of the holders of any series of Preferred Stock then outstanding, except as provided herein otherwise, (a) any director, or the entire Board, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of record of outstanding shares representing a majority of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, and (b) any director may be removed from office at any time, but only for cause, by the affirmative vote of a majority of all directors of the Board.

        Section 5.    Vacancies.     Any vacancies on the Board resulting from death, resignation, disqualification, removal or other causes, and any newly created directorships resulting from any increase in the number of directors, shall be filled only by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board. Any director elected to fill a vacancy in accordance with the preceding sentence shall hold office for the remainder of the full term of the director with respect to which the vacancy was created or occurred and until such director's successor shall have been elected and qualified, and any director so elected to fill a newly-created directorship shall hold office until the next annual meeting of the stockholders and until such director's successor shall have been elected and qualified. A vacancy in the Board shall be deemed to exist in the case of the death, removal or resignation of any director.

        Section 6.    Meetings.     (a) Annual Meetings.    The annual meeting of the Board shall be held immediately before or after the annual meeting of stockholders and may be at the place where such meeting is held. No notice of an annual meeting of the Board shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

          (b)    Regular Meetings.    Except as hereinafter otherwise provided, regular meetings of the Board shall be held in the office of the Corporation required to be maintained pursuant to Section 1.02 of the Bylaws. Regular meetings of the Board may also be held at any place within or without the State of Delaware that has been designated by resolution of the Board or the written consent of all directors.

          (c)    Special Meetings.    Special meetings of the Board may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the Vice Chairman or any two of the directors.

          (d)    Telephone Meetings.    Any member of the Board, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting by such means shall constitute presence in person at such meeting.

          (e)    Notice of Meetings.    Notice of the time and place of all special meetings of the Board shall be oral or in writing, by telephone, facsimile, electronic mail, telegraph or telex, during normal business hours in the Eastern time zone in the United States, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

          (f)    Waiver of Notice.    The transaction of all business at any meeting of the Board, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though passed at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

          (g)    Quorum and Manner of Acting.    Except as otherwise expressly required by law, this Certificate of Incorporation or the Bylaws, a majority of the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

          (h)    Organization.    At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

            (i)    the Chairman;

            (ii)   the Vice Chairman; and

            (iii)  any director chosen by a majority of the directors present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

        Section 7.    Committees of the Board.     (a) The Board may, by resolution passed by a majority of the entire board, designate one or more committees, each committee to consist of one or more directors. The Board may, by resolution passed by a majority of the entire board, designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee and if the Board has not designated one or more alternates (or if such alternate(s) are then absent or disqualified), the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member or alternate. Any such committee, to the extent provided in the resolution of the Board designating such committee or in the Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have such power or authority in reference to amending this Certificate of Incorporation (except that such a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or the revocation of a dissolution, or amending the Bylaws; provided further, however, that, unless expressly so provided in the resolution of the Board designating such committee, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

          (b)   In addition to any other committees that may be established by the Board, the Corporation shall have four standing committees: the special committee (the "Special Committee"), the audit committee (the "Audit Committee"), the compensation committee (the "Compensation Committee") and the nominating committee (the "Nominating Committee"). Each such standing committee shall consist of at least three (3) directors. Except as otherwise provided in this Certificate of Incorporation or the Bylaws, each such standing committee shall have such powers and authority as shall be determined by resolutions of the Board. Notwithstanding the foregoing, all members of the Audit Committee, the Compensation Committee and the Nominating Committee shall also qualify as "independent" as defined by the Marketplace Rules of the Nasdaq Stock Market (the "Nasdaq Rules") applicable to each such committee, and members of the Audit Committee may not receive compensation from the Corporation other than for service as a board or committee member.

        Section 8.    Directors' Consent in Lieu of Meeting.     Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by all the members of the Board or such committee and such consent or electronic transmission or transmissions is filed with the minutes of the proceedings of the Board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

        Section 9.    Compensation.     The Board may determine the compensation of directors. In addition, as determined by the Board, directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as directors. No such compensation or reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

        Section 10.    Other Constituencies.     In taking any action, including action that may involve or relate to a change or potential change in the control of the Corporation, a director of the Corporation may consider, among other things, both the long-term and short-term interest of the Corporation and its stockholders and the effects that the Corporation's actions may have in the short term or long term upon any one or more of the following matters:

            (i)    the prospects for potential growth, development, productivity and profitability of the Corporation;

            (ii)   the Corporation's current employees;

            (iii)  the Corporation's employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into, by the Corporation;

            (iv)  the Corporation's customers and creditors;

            (v)   the ability of the Corporation to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which it does business; and

            (vi)  such other additional factors as a director may consider appropriate in such circumstances.

            Nothing in this Section 10 shall create any duty owed by any director of the Corporation to any person or entity to consider, or afford any particular weight to, any of the foregoing matters or to limit his or her consideration to the foregoing matters. No such employee, former employee, beneficiary, customer, creditor or community or member thereof shall have any rights against any director of the Corporation or the Corporation under this Section 10.

ARTICLE VI

Meetings of Stockholders; Corporation Books

        Section 1.    Stockholders Meetings.     Meetings of holders of capital stock of the Corporation may be held outside the State of Delaware if the Bylaws so provide. Any action required or permitted to be taken by the holders of capital stock of the Corporation must be effected at a duly called annual or special meeting of holders of capital stock of the Corporation, and no action shall be taken by such holders by written consent without a meeting. Special meetings of holders of capital stock of the Corporation may be called only by the Board. The ability of the stockholders to call a special meeting of stockholders of the Corporation is specifically denied.

        Section 2.    Books of Corporation.     Except as otherwise provided by law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE VII

Limitation of Directors' Liability; Indemnification by Corporation; Insurance

        Section 1.    Limitation of Directors' Liability.     (a) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, to the extent provided by applicable law, for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of each director of the Corporation shall be limited or eliminated to the full extent permitted by the Delaware General Corporation Law as so amended from time to time.

          (b)   Neither the amendment nor repeal of this Section 1, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Section 1, shall eliminate or reduce the effect of this Section 1 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 1, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

        Section 2.    Indemnification by Corporation.     (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          (b)   The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c)   To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 2(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (d)   Any indemnification under Sections 2(a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 2(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation.

          (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article VII. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

          (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (g)   For purposes of this Article VII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (h)   For purposes of this Article VII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VII.

          (i)    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 3.    Insurance.     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 145 of the General Corporation Law.

ARTICLE VIII

Bylaws

        The Board shall have the power to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE IX

Reorganization

        Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing [a majority] in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE X

Personal Liability of Directors or Officers

        A director or any officer of the Corporation shall not be personally liable to the Corporation or its stockholders for the breach of any duty owed to the Corporation or its stockholders except to the extent that an exemption from personal liability is not permitted by the General Corporation Law of the State of Delaware.

ARTICLE XI

Denial of Preemptive Rights

        No holder of any class of capital stock of the Corporation, whether now or hereafter authorized, shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issues of capital stock of the Corporation of any class whatsoever, or of securities convertible into or exchangeable for capital stock of the Corporation of any class whatsoever, whether now or hereafter authorized, or whether issued for cash, property or services.

ARTICLE XII

Amendment

        The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Certificate of Incorporation and all rights and powers conferred in this Certificate of Incorporation on stockholders, directors and officers are subject to this reserved power.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, HSW International, Inc. has caused this Certificate to be executed by its duly authorized officer as of this      day of            , 2007.

HSW INTERNATIONAL, INC.
By:
Name:
Title:

Annex Q

AMENDED AND RESTATED BYLAWS

OF

HSW INTERNATIONAL, INC.

Q-i

Q-ii

AMENDED AND RESTATED BYLAWS

OF

HSW INTERNATIONAL, INC.

ARTICLE I

OFFICES

        SECTION 1.01.    Registered Office.     The registered office of HSW International, Inc. (the "Corporation") in the State of Delaware shall be at the principal office of National Registered Agents, Inc. in the City of Dover, County of Kent, and the registered agent in charge thereof shall be National Registered Agents, Inc.

        SECTION 1.02.    Other Offices.     The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of the Corporation (the "Board") may from time to time determine or the business of the Corporation may from time to time require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

        SECTION 2.01.    Annual Meetings.     The annual meeting of stockholders of the Corporation for the election of directors of the Corporation, and for the transaction of such other business as may properly come before such meeting, shall be held at such date, time and place, within or without the State of Delaware, as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting.

        SECTION 2.02.    Special Meetings.     Special meetings of stockholders for any purpose or purposes may be called by the Board, to be held at such date, time and place, within or without the State of Delaware, as shall be designated in the notice or waiver of notice thereof. Only business within the purposes described in the notice required by Section 2.03 of this Article II may be conducted at the special meeting. The ability of the stockholders to call a special meeting of stockholders of the Corporation is specifically denied.

        SECTION 2.03.    Notice and Business of Meetings.     (a) General.    Except as otherwise provided by law, written notice of each meeting of stockholders shall be given either by delivering a notice personally or mailing a notice to each stockholder of record entitled to vote thereat. If mailed, the notice shall be directed to the stockholder in a postage-prepaid envelope at his address as it appears on the stock books of the Corporation unless, prior to the time of mailing, he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice of each meeting of stockholders shall be in such form as is approved by the Board and shall state the purpose or purposes for which the meeting is called, the date and time when and the place where it is to be held, and shall be delivered personally or mailed not more than sixty (60) days and not less than ten (10) days before the day of the meeting. Except as otherwise provided by law, the business which may be transacted at any special meeting of stockholders shall consist of and be limited to the purpose or purposes so stated in such notice. The Secretary or an Assistant Secretary or the transfer agent of the Corporation shall, after giving such notice, make an affidavit stating that notice has been given, which shall be filed with the minutes of such meeting.

          (b)    Advance Notice Provisions for Business to be Transacted at Annual Meeting.    (i) No business may be transacted at an annual meeting of stockholders, other than business that is either (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (B) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof) or (C) otherwise properly brought before the annual meeting by any stockholder of the Corporation who (1) is a stockholder of record on both (x) the date of the giving of the notice provided for in this Section 2.03 and (y) the record date for the determination of stockholders entitled to vote at such annual meeting and (2) complies with the notice procedures set forth in this Section 2.03(b).

            (ii)   In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

              (A)  To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made; provided further that for purposes of the annual meeting of stockholders held following the end of the fiscal year ending on December 31, 2006, the date of the preceding year's annual meeting shall be deemed to be February 15, 2006.

              (B)  To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and record address of such stockholder, (3) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (4) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. As used in these by-laws, "beneficially owned" means all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            (iii)  No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.03, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.03 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

          (c)   Advance Notice Provisions for Election of Directors. (i) In addition to any other applicable requirements, for a nomination for election of a director to be made by a stockholder of the Corporation, such stockholder must (A) be a stockholder of record on both (1) the date of the giving of the notice provided for in this Section 2.03 and (2) the record date for the determination of stockholders entitled to vote at such annual meeting and (B) have given timely notice thereof in proper written form to the Secretary of the Corporation. If a stockholder is entitled to vote only for a specific class or category of directors at a meeting of the stockholders, such stockholder's right to nominate one or more persons for election as a director at the meeting shall be limited to such class or category of directors.

            (ii)   To be timely in connection with the annual meeting of the stockholders, the stockholder's notice required by Section 2.03(c)(ii) hereof shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made; provided further that for purposes of the annual meeting of stockholders held following the end of the fiscal year ending on December 31, 2006, the date of the preceding year's annual meeting shall be deemed to be February 15, 2006. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any stockholder entitled to vote for the election of such director(s) at such meeting and satisfying the requirements specified in Section 2.03(c)(i) may nominate a person or persons (as the case may be) for election to such position(s) as are specified in the Corporation's notice of such meeting, but only if the stockholder notice required by Section 2.03(c)(iii) hereof shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the first day on which the date of the special meeting and either the names of all nominees proposed by the Board to be elected at such meeting or the number of directors to be elected shall have been publicly announced.

            (iii)  To be in proper written form, a stockholder's notice to the Secretary must set forth (A) as to each person whom the stockholder proposes to nominate for election as a director (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of capital stock of the Corporation, if any, which are owned beneficially or of record by the person and (4) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (B) as to the stockholder giving notice (1) the name and record address of such stockholder, (2) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (3) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (4) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) named in its notice and (5) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

            (iv)  No such nominee of a stockholder shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.03(c). If the chairman of an annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

            (v)   This Section 2.03(c) shall not apply to (A) any nomination of a director by a stockholder under any stockholder or other agreement under which such stockholder has the contractual right to nominate such director or (B) any nomination of a director in an election in which only the holders of one or more series of Preferred Stock of the Corporation issued pursuant to the Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time (the "Certificate of Incorporation") are entitled to vote (unless otherwise provided in the terms of such series of Preferred Stock).

          (d)    Adjournment.    In no event shall the adjournment of an annual or special meeting of the stockholders, or any announcement thereof, commence a new period for the giving of notice under this Section 2.03.

          (e)    Definition of Publicly Announced.    For purposes of this Section 2.03, a matter shall be deemed to have been "publicly announced" if such matter is disclosed in a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

        SECTION 2.04.    Waiver of Notice.     Notice of any annual or special meeting of stockholders need not be given to any stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice thereof. Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.

        SECTION 2.05.    Adjournments.     Whenever a meeting of stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

        SECTION 2.06.    Quorum.     Except as otherwise provided by law or the Certificate of Incorporation, the recordholders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, whether annual or special. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the votes cast, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding upon the Corporation; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of

Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the votes cast, including abstentions, by the holders of shares of such class or classes or series shall be the act of such class or classes or series.

        SECTION 2.07.    Voting.     Except as otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. The ability of the stockholders to engage in cumulative voting is specifically denied. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, every reference in these Bylaws to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes of such shares of stock. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Such proxy shall be filed with the Secretary before such meeting of stockholders. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. Voting at meetings of stockholders need not be by written ballot unless so directed by the chairman of the meeting or the Board.

        SECTION 2.08.    Action Without Meeting.     No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent without a meeting.

        SECTION 2.09.    Organization.     (a) At every meeting of stockholders, the Chairman of the Board, or, if a Chairman has not been appointed or is absent, the Vice Chairman, or, if the Vice Chairman is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary or another person directed to do so by the Chairman of the Board, shall act as secretary of the meeting.

          (b)   The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE III

BOARD

        SECTION 3.01.    General Powers.     The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by stockholders.

        SECTION 3.02.    Number and Term of Office.     The Board shall consist of seven (7) members. Directors need not be stockholders. At all times, a majority of the directors on the Board shall be independent directors and the independent directors (including those designated by any stockholder) shall meet all requirements regarding the independence of directors as may be applicable to the Corporation pursuant to applicable law or the rules of the stock exchange on which the shares of Common Stock are listed. Directors shall be elected at the annual meeting of the stockholders. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

        SECTION 3.03.    Resignation.     Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board. If no such specification is made, it shall be deemed effective at the pleasure of the Board. When one or more directors shall resign from the Board, a majority of the remaining directors then in office shall have power to fill such vacancy or vacancies, the vote thereon to take effect on the later of the date of such vote or when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

        SECTION 3.04.    Removal.     Subject to the rights of the holders of any series of Preferred Stock then outstanding, (a) any director, or the entire Board, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of record of outstanding shares representing a majority of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, and (b) any director may be removed from office at any time, but only for cause, by the affirmative vote of a majority of the entire Board.

        SECTION 3.05.    Vacancies.     Unless otherwise provided in the Certificate of Incorporation, any vacancies on the Board resulting from death, resignation, disqualification, removal or other causes, and any newly created directorships resulting from any increase in the number of directors, shall be filled only by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board. Any director elected to fill a vacancy in accordance with the preceding sentence shall hold office for the remainder of the full term of the director with respect to which the vacancy was created or occurred and until such director's successor shall have been elected and qualified, and any director so elected to fill a newly-created directorship shall hold office until the next annual meeting of the stockholders and until such director's successor shall have been elected and qualified. A vacancy on the Board shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

        SECTION 3.06.    Meetings.     (a) Annual Meetings.    The annual meeting of the Board shall be held immediately before or after the annual meeting of stockholders and may be at the place where such meeting is held. No notice of an annual meeting of the Board shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

          (b)    Regular Meetings.    Except as hereinafter otherwise provided, regular meetings of the Board shall be held in the office of the Corporation required to be maintained pursuant to Section 1.02 hereof. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board may also be held at any place within or without the State of Delaware which has been designated by resolution of the Board or the written consent of all directors.

          (c)    Special Meetings.    Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the Vice Chairman of the Board or any two of the directors.

          (d)    Telephone Meetings.    Any member of the Board, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

          (e)    Notice of Meetings.    Notice of the time and place of all special meetings of the Board shall be oral or in writing, by telephone, facsimile, electronic mail, telegraph or telex, during normal business hours in the Eastern time zone in the United States, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

          (f)    Waiver of Notice.    The transaction of all business at any meeting of the Board, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though passed at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

          (g)    Quorum and Manner of Acting.    Except as otherwise expressly required by law, the Certificate of Incorporation or these Bylaws, a majority of the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

          (h)    Organization.    At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

            (i)    the Chairman;

            (ii)   the Vice Chairman;

            (iii)  any director chosen by a majority of the directors present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

        SECTION 3.07.    Committees of the Board.     (a) The Board may, by resolution passed by at a majority of the entire board, designate one or more committees, each committee to consist of one or more directors. The Board may, by resolution passed by a majority of the entire board, designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee and if the Board has not designated one or more alternates (or if such alternate(s) are then absent or disqualified), the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member or alternate. Any such committee, to the extent provided in the resolution of the Board designating such committee or in the Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have such power or authority in reference to amending the Certificate of Incorporation (except that such a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law of the State of Delaware ("General Corporation Law"), fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or the revocation of a dissolution, or amending the Bylaws; provided further, however, that, unless expressly so provided in the resolution of the Board designating such committee, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

          (b)   In addition to any other committees that may be established by the Board, the Corporation shall have four standing committees: the special committee (the "Special Committee"), the audit committee (the "Audit Committee"), the compensation committee (the "Compensation Committee") and the nominating committee (the "Nominating Committee"). Each such standing committee shall consist of at least three (3) directors. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, each such standing committee shall have such powers and authority as shall be determined by resolution of the Board. Notwithstanding the foregoing, all members of the Audit Committee, the Compensation Committee and the Nominating Committee shall also qualify as "independent" as defined by the Marketplace Rules of the Nasdaq Stock Market (the "Nasdaq Rules") applicable to each such committee, and members of the Audit Committee may not receive compensation from the Corporation other than for service as a board or committee member.

        SECTION 3.08.    Directors' Consent in Lieu of Meeting.     Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by all the members of the Board or such committee and such consent or electronic transmission or transmissions is filed with the minutes of the proceedings of the Board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

        SECTION 3.09.    Compensation.     Unless otherwise restricted by the Certificate of Incorporation, the Board may determine the compensation of directors. In addition, as determined by the Board, directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as directors. No such compensation or reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

        SECTION 3.10.    Other Constituencies.     In taking any action, including action that may involve or relate to a change or potential change in the control of the Corporation, a director of the Corporation may consider, among other things, both the long-term and short-term interest of the Corporation and its stockholders and the effects that the Corporation's actions may have in the short term or long term upon any one or more of the following matters:

          (a)   the prospects for potential growth, development, productivity and profitability of the Corporation;

          (b)   the Corporation's current employees;

          (c)   the Corporation's employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into, by the Corporation;

          (d)   the Corporation's customers and creditors;

          (e)   the ability of the Corporation to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which it does business; and

          (f)    such other additional factors as a director may consider appropriate in such circumstances.

          Nothing in this Section 3.10 shall create any duty owed by any director of the Corporation to any person or entity to consider, or afford any particular weight to, any of the foregoing matters or to limit his or her consideration to the foregoing matters. No such employee, former employee, beneficiary, customer, creditor or community or member thereof shall have any rights against any director of the Corporation or the Corporation under this Section 3.10.

        SECTION 3.11.    Interested Directors; Quorum.     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, limited liability corporation, joint venture, trust, association or other organization or other entity in which one or more of its directors or officers serve as directors, officers, trustees or in a similar capacity or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because the directors' or officers' votes are counted for such purpose, if: (i) the material facts as to the directors' or officers' relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the directors' or officers' relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

        SECTION 4.01.    Officers.     The officers of the Corporation shall be the Chairman, the Vice Chairman, the Chief Executive Officer, the Secretary and the Treasurer and may also include a President, one or more Vice Presidents, a Chief Financial Officer, one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person. The Board may also choose such other officers, or leave positions vacant, as it shall determine.

        SECTION 4.02.    Authority and Duties.     All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent not so provided, by resolution of the Board.

        SECTION 4.03.    Term of Office, Resignation and Removal.     (a) Each officer shall be appointed by the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until his successor has been appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

          (b)   Any officer may resign at any time by giving written notice to the Board, the Chairman, the Vice Chairman, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman, the Vice Chairman, the Chief Executive Officer or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

          (c)   All officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board or by the action of the recordholders of a majority of the shares entitled to vote thereon.

        SECTION 4.04.    Vacancies.     Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board. Unless earlier removed pursuant to Section 4.03 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.

        SECTION 4.05.    The Chairman and Vice Chairman.     (a) The Chairman shall have the power to call special meetings of the Board and, if present, to preside at all meetings of stockholders and all meetings of the Board. The Chairman shall perform all duties incident to the office of Chairman of the Board and all such other duties as may from time to time be assigned to him by the Board or these Bylaws.

          (b)   The Vice Chairman shall have the power to call special meetings of the Board and, if Chairman is not present, to preside at all meetings of stockholders and all meetings of the Board. The Vice Chairman shall perform all duties incident to the office of Vice Chairman of the Board and all such other duties as may from time to time be assigned to him by the Board or these Bylaws.

        SECTION 4.06.    The Chief Executive Officer and President.     (a) The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and all such other duties as may from time to time be assigned to him by the Board or these Bylaws.

          (b)   The President shall be the chief operating officer of the Corporation and shall, subject to the authority of the Chief Executive Officer and the control of the Board, have responsibility for the conduct and general supervision of the business operations of the Corporation. The President shall perform all duties incident to the office of President and all such other duties as may from time to time be assigned to him by the Board or these Bylaws. In the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer.

        SECTION 4.07.    Vice Presidents.     Vice Presidents, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Chief Executive Officer and perform such other duties as the Board, the Chief Executive Officer or the President shall prescribe, and in the absence or disability of the President, shall perform the duties and exercise the powers of the President.

        SECTION 4.08.    The Secretary.     The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. He shall give or cause to be given notice of all meetings of stockholders and of the Board, shall perform such other duties as may be prescribed by the Board, the Chairman, the Vice Chairman or the Chief Executive Officer and shall act under the supervision of the Chairman. He shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his signature or by the signature of the Treasurer of the Corporation (the "Treasurer") or an Assistant Secretary or Assistant Treasurer of the Corporation. He shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Board, the Chairman, the Vice Chairman or the Chief Executive Officer may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman, the Vice Chairman or the Chief Executive Officer.

        SECTION 4.09.    Assistant Secretaries.     Assistant Secretaries of the Corporation ("Assistant Secretaries"), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

        SECTION 4.10.    The Treasurer.     The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. He shall disburse the funds of the Corporation under the direction of the Board and the Chief Executive Officer. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board, the Chairman or the Chief Executive Officer shall so request. He shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of Treasurer of a corporation. When required by the Board, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.

        SECTION 4.11.    Assistant Treasurers.     Assistant Treasurers of the Corporation ("Assistant Treasurers"), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

ARTICLE V

CHECKS, DRAFTS, NOTES, AND PROXIES

        SECTION 5.01.    Checks, Drafts and Notes.     All checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board.

        SECTION 5.02.    Execution of Proxies.     The Chairman or the Chief Executive Officer, or, in the absence or disability of both of them, the President or any Vice President, may authorize, from time to time, the execution and issuance of proxies to vote shares of stock or other securities of other corporations held of record by the Corporation and the execution of consents to action taken or to be taken by any such corporation. All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by the Chairman, the Chief Executive Officer, the President or any Vice President.

ARTICLE VI

SHARES AND TRANSFERS OF SHARES

        SECTION 6.01.    Certificates Evidencing Shares.     Shares shall be evidenced by certificates in such form or forms as shall be approved by the Board; provided that the Board may provide by resolution or resolutions that some or all of any class or classes or series of stock shall be uncertified shares; provided further that any such resolution shall not apply to any shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, upon request, every holder of uncertified shares shall be entitled to have a certificate signed by or in the name of the Corporation (as provided below) representing the number of shares in registered certificate form. Certificates shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the Chairman, the Vice Chairman, the Chief Executive Officer, the President or any Vice President and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Any or all of the signatures on the certificate may be a facsimile. In the event any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue. Certificates representing shares of stock of the Corporation may bear such legends regarding restrictions on transfer or other matters as any officer or officers of the Corporation may determine to be lawful or appropriate. The Corporation shall not have the power to issue a certificate in bearer form.

        SECTION 6.02.    Stock Ledger.     A stock ledger in one or more counterparts shall be kept by the Secretary, in which shall be recorded the name and address of each person, firm or corporation owning the shares evidenced by each certificate evidencing shares issued by the Corporation, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares stand on the stock ledger of the Corporation shall be deemed the owner and recordholder thereof for all purposes.

        SECTION 6.03.    Transfers of Shares.     Registration of transfers of shares shall be made only in the stock ledger of the Corporation upon request of the registered holder of such shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon the surrender of the certificate or certificates evidencing such shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Corporation may reasonably require.

        SECTION 6.04.    Addresses of Stockholders.     Each stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such stockholder, and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon such stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such stockholder.

        SECTION 6.05.    Lost, Destroyed and Mutilated Certificates.     Each recordholder of shares shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any share or shares of which he is the recordholder. The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board may, in its discretion, require the recordholder of the shares evidenced by the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

        SECTION 6.06.    Regulations.     The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates evidencing shares.

        SECTION 6.07.    Fixing Date for Determination of Stockholders of Record.     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action. A determination of the stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VII

SEAL

        SECTION 7.01.    Seal.     The Board may approve and adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware".

ARTICLE VIII

FISCAL YEAR

        SECTION 8.01.    Fiscal Year.    The fiscal year of the Corporation shall end on the thirty-first day of December of each year unless changed by resolution of the Board.

ARTICLE IX

INDEMNIFICATION AND INSURANCE

        SECTION 9.01.    Indemnification.     (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          (b)   The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c)   To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 9.01(a) and (b) of these Bylaws, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (d)   Any indemnification under Sections 9.01(a) and (b) of these Bylaws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 9.01(a) and (b) of these Bylaws. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation.

          (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article IX. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

          (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (g)   For purposes of this Article IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (h)   For purposes of this Article IX, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IX.

          (i)    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        SECTION 9.02.    Insurance for Indemnification.     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 145 of the General Corporation Law.

ARTICLE X

AMENDMENTS

        SECTION 10.01.    Amendments.    These Bylaws may be altered, amended or repealed at any annual meeting of stockholders, or at any special meeting of holders of shares of stock entitled to vote thereon by a vote of the holders of a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote thereon, or by the Board at any valid meeting by the affirmative vote of a majority of the entire board, provided that in the case of a special meeting of stockholders, notice of such proposed alteration, amendment or repeal be included in the notice of meeting.

Annex R

SHARE PURCHASE AGREEMENT

Among

INTAC INTERNATIONAL, INC.,

INTAC INTERNATIONAL HOLDINGS LIMITED,

INTAC (TIANJIN) INTERNATIONAL TRADING COMPANY

CYBER PROOF INVESTMENTS LTD.,

And

WEI ZHOU

Dated as of January 29, 2007

R-i

R-ii

EXHIBITS

Exhibit 2.03—Form of Written Approval Declaration

Exhibit 5.07—Receivables Escrow Agreement

Exhibit 5.08—Payables Escrow Agreement

R-iii

        SHARE PURCHASE AGREEMENT (this "Agreement"), dated as of January 29, 2007, among INTAC INTERNATIONAL, INC., a Nevada corporation ("Seller Parent"), INTAC International Holdings Limited, a Hong Kong corporation (the "Seller"), Intac (Tianjin) International Trading Company, a wholly owned subsidiary of Seller incorporated under the laws of the People's Republic of China ("Intac Trading"), Cyber Proof Investments Ltd., a British Virgin Islands corporation (the "Purchaser") and Wei Zhou, a national of the Federal Republic of Germany and sole shareholder of Purchaser ("Purchaser Shareholder").

        WHEREAS, the Seller is a wholly-owned subsidiary of Seller Parent and the Seller owns all of the issued and outstanding shares (the "Shares") of Global Creative International Limited, a Hong Kong corporation ("Global"), INTAC Telecommunications Limited, a Hong Kong corporation ("INTAC Telecommunications"), INTAC Deutschland GmbH, a German corporation ("INTAC Deutschland"), and FUTAC Group Limited, a British Virgin Islands corporation (each a "Distribution Company", and together the "Distribution Companies") (other than one share of each of Global and INTAC Telecommunications which are held in trust by the Purchaser Shareholder for the benefit of the Seller (the "Trust Shares"));

        WHEREAS, the Distribution Companies are engaged in the business of the distribution of wireless handset products to mobile communications equipment wholesalers, agents, retailers and other distributors at various locations in Hong Kong and the People's Republic of China ("PRC") and the sale of prepaid calling cards (the "Business");

        WHEREAS, Intac Trading controls the management of Beijing Intac Meidi Technology Development Co., Ltd. ("Meidi Technology") pursuant to its rights under the Loan and Interest Pledge Agreement among Intac Trading, Zou Jingchen and Tianjin Weilian dated September 21, 2004 (the "Meidi Tech Agreement")'

        WHEREAS, the Seller Parent and Seller wish to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller Parent and Seller, the Shares (other than the legal interest in the Trust Shares held by Purchaser Shareholder), all upon the terms and subject to the conditions set forth herein;

        WHEREAS, subject to certain contingencies, the Seller Parent, Seller and Intac Trading have agreed to transfer Intac Trading's rights and control with respect to Meidi Technology (the "Meidi Tech Control") to the Purchaser as an additional inducement for the Purchaser to purchase the Shares (other than the legal interest in the Trust Shares held by Purchaser Shareholder), and the Purchaser wishes to acquire such Meidi Tech Control, all upon the terms and subject to the conditions set forth herein;

        WHEREAS, in consideration of the above-mentioned rights to the Shares and the right to acquire the Meidi Tech Control, the Purchaser Shareholder shall transfer 3,000,000 shares of Seller Parent common stock to Seller and, as applicable, shall cause the formation of PRC NewCo (as defined herein) as contemplated in this Agreement; and

        WHEREAS, it is contemplated that the Closing (as defined below) shall occur immediately prior to the closing of the merger ("Merger") as set forth in the Agreement and Plan of Merger, dated as of April 20, 2006, as amended from time to time, among Seller Parent, HowStuffWorks, Inc., a Delaware corporation, HSW International, Inc., a Delaware corporation ("HSWI"), and HSW International Merger Corporation, a Nevada corporation (the "Merger Agreement");

        NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

        SECTION 1.01.    Certain Defined Terms.     For purposes of this Agreement:

        "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

        "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

        "Ancillary Agreements" means the Receivables Escrow Agreement and the Payables Escrow Agreement.

        "Assets" means the assets and properties of the Distribution Companies.

        "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

        "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

        "Conveyance Taxes" means sales, use, value added, transfer, stamp, stock transfer, real property transfer or gains and similar Taxes.

        "Encumbrance" means any security interest, pledge, hypothecation, mortgage, lien or encumbrance, other than any licenses of Intellectual Property.

        "Governmental Authority" means any federal, national, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

        "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

        "HSWI Common Stock" means the common stock of HSWI, par value $0.001 per share.

        "Intellectual Property" means (a) patents and patent applications, (b) trademarks, service marks, trade names, trade dress and domain names, together with the goodwill associated exclusively therewith, (c) copyrights, including copyrights in computer software, (d) confidential and proprietary information, including trade secrets and know-how, and (e) registrations and applications for registration of the foregoing.

        "Law" means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

        "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

        "Material Adverse Effect" means any circumstance, change in or effect on the Distribution Companies that is materially adverse to the consolidated results of operations or the consolidated financial condition of the Distribution Companies and Meidi Technology, taken as a whole; provided, however, that none of the following, either alone or in combination, shall be considered in determining whether there has been a "Material Adverse Effect": (a) events, circumstances, changes or effects that generally affect the industries in which the Distribution Companies or Meidi Technology operate (including legal and regulatory changes), (b) general economic or political conditions or events, circumstances, changes or effects affecting the securities markets generally, (c) changes arising from the consummation of the transactions contemplated by, or the announcement of the execution of, this Agreement, including (i) any actions of competitors, (ii) any actions taken by or losses of employees,

(iii) any delays or cancellations of orders for products or services or (iv) any stockholder litigation arising from this Agreement, (d) any reduction in the price of services or products offered by the Distribution Companies or Meidi Technology in response to the reduction in price of comparable services or products offered by a competitor, (e) any circumstance, change or effect that results from any action taken pursuant to or in accordance with this Agreement or at request of the Purchaser or Purchaser Shareholder and (f) changes caused by a material worsening of current conditions caused by acts of terrorism or war (whether or not declared) occurring after the date hereof.

        "Novation Agreement" means a novation agreement to be entered into by and between INTAC Trading and a PRC entity to be designated by Purchaser Shareholder on or before Closing, pursuant to which INTAC Trading will transfer, assign and novate all of its rights and obligations under the Meidi Tech Agreement to such PRC entity.

        "Payables Escrow Agreement" means the escrow agreement as set forth in Exhibit 5.08.

        "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

        "Purchaser Shareholder's Knowledge" or "Knowledge of the Purchaser Shareholder" or similar terms used in this Agreement mean the actual knowledge of Wei Zhou as of the date of this Agreement (or, with respect to a certificate delivered pursuant to this Agreement, as of the date of delivery of such certificate) after reasonable inquiry as to the matter in question.

        "Receivable Escrow Agreement" means the escrow agreement as set forth in Exhibit 5.07.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Seller Disclosure Schedule" means the Seller Disclosure Schedule attached hereto, dated as of the date hereof and as amended or supplemented by Seller pursuant to the terms hereof, delivered by the Seller to the Purchaser and Purchaser Shareholder in connection with this Agreement. Notwithstanding anything to the contrary contained in the Seller Disclosure Schedule or in this Agreement, the information and disclosures contained in any section of the Seller Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other section of the Seller Disclosure Schedule as though fully set forth in such other section for which the applicability of such information and disclosure is reasonably apparent on the face of such information or disclosure.

        "Tax" or "Taxes" means any and all taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority.

        "VAT License" means a valid and effective value-added telecommunications license duly issued by the Ministry of Information Industry of the PRC.

        SECTION 1.02.    Definitions.     The following terms have the meanings set forth in the Sections set forth below:

Definition	Location
"Acquired Interests"	2.01(a)
"Agreement"	Preamble
"Business"	Recitals
"Closing"	2.03
"Company"	Recitals
"Control Agreements"	6.02
"Distribution Compan(ies)"	Recitals
"Existing Stock"	5.04(c)
"Guarantees"	5.11
"HSWI"	Recitals
"Intac Trading"	Preamble
"Loss"	9.02
"Meidi Tech Agreement"	Recitals
"Meidi Tech Control"	Recitals
"Meidi Technology"	Recitals
"Merger"	Recitals
"Merger Agreement"	Recitals
"Payables Escrow"	5.08
"PRC"	Recitals
"PRC NewCo"	6.02
"Purchaser"	Preamble
"Purchase Price"	2.02
"Purchaser Shareholder"	Preamble
"Receivables Escrow"	5.07
"Retained Names and Marks"	5.04(a)
"Seller"	Preamble
"Seller Indemnified Parties"	5.08(c)
"Seller Parent"	Preamble
"Seller Parent Consideration Shares"	2.02
"Shares"	Recitals
"Termination Date"	5.03(b)
"Third Party Debt"	5.08(a)
"Trust Shares"	Recitals

        SECTION 1.03.    Interpretation and Rules of Construction.     In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

          (a)   when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

          (b)   the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

          (c)   whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

          (d)   the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

          (e)   all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

          (f)    the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

          (g)   references to a Person are also to its successors and permitted assigns; and

          (h)   the use of "or" is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

PURCHASE AND SALE

        SECTION 2.01.    Purchase and Sale.

          (a)   Upon the terms and subject to the conditions of this Agreement, at the Closing, (i) the Seller Parent shall cause the Seller to sell to the Purchaser the Shares (excluding the legal interest in the Trust Shares held by Purchaser Shareholder), and the Purchaser shall purchase the Shares (excluding the legal interest in the Trust Shares held by Purchaser Shareholder), and (ii) subject to subsection (b) below, the Seller Parent and Seller shall cause Intac Trading to effect the transfer of the Meidi Tech Control, and the Purchaser shall acquire such Meidi Tech Control, by novation of the Meidi Tech Agreement pursuant to the Novation Agreement. The Shares (excluding the legal interest in the Trust Shares held by Purchaser Shareholder) and the Meidi Tech Control (to the extent acquired by the Purchaser hereunder) are sometimes collectively referred to herein as the "Acquired Interests". Purchaser Shareholder acknowledges the transfer of the beneficial interests in the Trust Shares to the Purchaser.

          (b)   The Purchaser shall have the right to acquire the Meidi Tech Control at the Closing if and only to the extent that, on or prior to the Closing, the conditions set forth in Section 6.02 shall have been met. Any obligation of Intac Trading to transfer the Meidi Tech Control to the Purchaser shall be subject to the fulfillment, at or prior to the Closing, of each of such conditions and requirements to the satisfaction of HSWI and its Affiliates. If such conditions and requirements shall not have been fulfilled, at or prior to the Closing, to the satisfaction of HSWI and its Affiliates, the Purchaser shall have no right to acquire the Meidi Tech Control and the Meidi Tech Control shall remain with Intac Trading.

        SECTION 2.02.    Purchase Price.     The purchase price for the Acquired Interests shall be 3,000,000 shares of the common stock of Seller Parent, par value $0.001 per share (the "Purchase Price"). In consideration of the Acquired Interests, the Purchaser Shareholder shall transfer 3,000,000 shares of Seller Parent common stock to Seller at the Closing ("Seller Parent Consideration Shares") immediately prior to the Merger (thereby reducing the number of shares of Seller Parent common stock held by Purchaser Shareholder to be exchanged for Merger Consideration).

        SECTION 2.03.    Closing.     Subject to the terms and conditions of this Agreement, the sale and purchase of the Acquired Interests contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Greenberg Traurig, LLP, The Forum, 3290 Northside Parkway, Suite 400, Atlanta, Georgia 30327 on the next business day following the satisfaction or waiver of the conditions to the obligations of the parties hereto set forth in Section 6.01, Section 6.02 and Section 6.03, as applicable, or at such other place or at such other time or on such other date as the parties hereto may mutually agree upon in writing. The parties agree that the transfer of the shares in INTAC Deutschland shall be subject to a separate share transfer agreement in accordance with

German law requirements to be notarized on the signing date of this Agreement, whereby the transfer of the shares in INTAC Deutschland shall be effective subject to the written approval of such share transfer agreement by the Seller, Seller Parent, the Purchaser and Purchaser Shareholder upon Closing, but prior to the Merger. The parties shall, upon the Closing, sign written approval declarations of such share transfer agreement in the form of Exhibit 2.03 and deliver such declarations in accordance with Section 2.04 and Section 2.05. Each party is authorized to deliver all such written approval declarations to the acting notary.

        SECTION 2.04.    Closing Deliveries by the Seller, Seller Parent and Intac Trading.     At the Closing, the Seller, Seller Parent and Intac Trading shall deliver or cause to be delivered to the Purchaser:

          (a)   share certificates evidencing the Shares (excluding the Trust Shares) for each Distribution Company, with all applicable stock transfer documentation (including the instruments of transfer (except in relation to the Trust Shares) and sold notes in respect of Global and INTAC Telecommunications only) duly completed and executed;

          (b)   written approval declarations by the Seller and the Seller Parent of the deed of the share transfer agreement regarding the shares in INTAC Deutschland to be faxed in advance to the notary public that has notarized the transfer deed and the original of which to be delivered by courier to the same notary public;

          (c)   if applicable, the executed Novation Agreement;

          (d)   counterparts of the Payables Escrow Agreement executed by the Seller and Seller Parent;

          (e)   a true and complete copy, certified by an officer of the Seller Parent, of the resolutions duly and validly adopted by the Board of Directors of the Seller Parent and the stockholders of the Seller Parent evidencing their authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby;

          (f)    a true and complete copy, certified by an officer of the Seller, of the resolutions duly and validly adopted by the Board of Directors of the Seller and the shareholders of the Seller evidencing their authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby;

          (g)   a true and complete copy of the resolutions duly and validly adopted by the Board of Directors of Intac Trading and the shareholders of Intac Trading evidencing their authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby;

          (h)   a certificate of an officer of the Seller Parent certifying the names and signatures of the officers of the Seller Parent authorized to sign this Agreement and the Ancillary Agreements to which it is a party and the other documents to be delivered hereunder and thereunder;

          (i)    a certificate of an officer of the Seller certifying the names and signatures of the officers of the Seller authorized to sign this Agreement and the Ancillary Agreements to which it is a party and the other documents to be delivered hereunder and thereunder;

          (j)    a certificate of an officer of Intac Trading certifying the names and signatures of the officers of Intac Trading authorized to sign this Agreement and the Ancillary Agreements to which it is a party and the other documents to be delivered hereunder and thereunder;

          (k)   a certificate of a duly authorized officer of the Seller Parent and the Seller certifying as to the matters set forth in Section 6.03(a).

        SECTION 2.05.    Closing Deliveries by the Purchaser and Purchaser Shareholder.     At the Closing, the Purchaser and Purchaser Shareholder shall deliver to the Seller, Seller Parent and Intac Trading:

          (a)   stock certificates evidencing 3,000,000 shares of common stock of Seller Parent, par value $0.001, duly endorsed in blank, or accompanied by stock powers duly executed in blank and with all required stock transfer tax stamps affixed;

          (b)   written approval declarations by the Purchaser and the Purchaser Parent of the deed of the share transfer agreement regarding the shares in INTAC Deutschland to be faxed in advance to the notary public that has notarized the transfer deed and the original of which to be delivered by courier to the same notary public;

          (c)   counterparts of the Payables Escrow Agreement executed by the Purchaser and Purchaser Shareholder;

          (d)   a true and complete copy, certified by an officer of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser and the shareholders of the Purchaser evidencing their authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby;

          (e)   a certificate of an officer of the Purchaser certifying the names and signatures of the officers of the Purchaser authorized to sign this Agreement and the Ancillary Agreements to which it is a party and the other documents to be delivered hereunder and thereunder;

          (f)    a certificate of a duly authorized officer of the Purchaser and Purchaser Shareholder certifying as to the matters set forth in Section 6.01(a); and

          (g)   with respect to the Trust Shares, the bought note executed by the Purchaser in favor of the Purchaser Shareholder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF THE SELLER AND SELLER PARENT

        Except as set forth in the Seller Disclosure Schedule, as disclosed in the Seller Parent's filings with the U.S. Securities Exchange Commission, as contemplated by or provided for in this Agreement or is within Purchaser Shareholder's Knowledge, Seller and Seller Parent hereby represent and warrant to Purchaser that:

        SECTION 3.01.    Organization, Authority and Qualification of the Seller, Seller Parent and Intac Trading.     Each of the Seller, Seller Parent and Intac Trading is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each of the Seller, Seller Parent and Intac Trading is duly licensed or qualified to do business and (except in relation to the Seller) is in good standing in each jurisdiction which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed, qualified or in good standing would not (a) adversely affect the ability of the Seller, Seller Parent or Intac Trading, as the case may be, to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements, or (b) otherwise have a Material Adverse Effect. The execution and delivery of this Agreement and the Ancillary Agreements by the Seller, the Seller Parent and Intac Trading, the performance by the Seller, the Seller Parent and Intac Trading of their obligations hereunder and thereunder and the consummation by the Seller, the Seller Parent and Intac Trading of

the transactions contemplated hereby and thereby shall be, as of Closing, duly authorized by all requisite action on the part of the Seller Parent, Seller, Intac Trading and their respective stockholders. This Agreement has been, and upon their execution the Ancillary Agreements shall have been, duly executed and delivered by the Seller, Seller Parent and Intac Trading and (assuming due authorization, execution and delivery by the Purchaser and Purchaser Shareholder) this Agreement constitutes, and upon their execution the Ancillary Agreements shall constitute, legal, valid and binding obligations of the Seller, the Seller Parent and Intac Trading, enforceable against the Seller, Seller Parent or Intac Trading, as applicable, in accordance with their respective terms.

        SECTION 3.02.    Organization, Authority and Qualification of the Distribution Companies.     Each Distribution Company is a corporation duly organized, validly existing and (in relation to each Distribution Company not incorporated in Hong Kong) in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Each Distribution Company is duly licensed or qualified to do business and (in relation to each Distribution Company not incorporated in Hong Kong) is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except to the extent that the failure to be so licensed, qualified or in good standing would not (a) adversely affect the ability of the Seller and Seller Parent to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements or (b) otherwise have a Material Adverse Effect.

        SECTION 3.03.    Capitalization; Ownership of Shares.     The authorized, issued and outstanding share capital of each Distribution Company is set forth on Section 3.03 of the Seller Disclosure Schedule. As of the date hereof, all of the issued and outstanding shares of each Distribution Company, all of which are validly issued, fully paid and nonassessable, were not issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments relating to the Shares or obligating either the Seller Parent, Seller or the Distribution Companies to issue or sell any shares, or any other interest in, the Distribution Companies. The Shares constitute all the issued and outstanding capital stock of the Distribution Companies and are owned of record (except in the case of the Trust Shares) and beneficially by the Seller free and clear of all Encumbrances.

        SECTION 3.04.    No Conflict.     Assuming that all consents, approvals, authorizations and other actions described in Section 3.05 have been obtained, all filings and notifications listed in Section 3.05 of the Seller Disclosure Schedule have been made and any applicable waiting period has expired or been terminated, and except as may result from any facts or circumstances relating solely to the Purchaser or Purchaser Shareholder, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Seller and Seller Parent do not and will not (a) violate, conflict with or result in the breach of the certificate of incorporation or bylaws (or similar organizational documents) of the Seller, Seller Parent or the Distribution Companies, (b) conflict with or violate any Law or Governmental Order applicable to the Seller, Seller Parent or the Distribution Companies or (c) except as set forth in Section 3.04(c) of the Seller Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, acceleration or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Seller, Seller Parent or the Distribution Companies is a party, except, in the case of clauses (b) and (c), as would not (i) materially and adversely affect the ability of the Seller and Seller Parent to carry out their obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements or (ii) otherwise have a Material Adverse Effect.

        SECTION 3.05.    Governmental Consents and Approvals.     The execution, delivery and performance of this Agreement and each Ancillary Agreement by the Seller and Seller Parent do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except (a) as described in Section 3.05 of the Seller Disclosure Schedule, (b) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation by the Seller and Seller Parent of the transactions contemplated by this Agreement and the Ancillary Agreements and would not have a Material Adverse Effect or (c) as may be necessary as a result of any facts or circumstances relating solely to the Purchaser or any of its Affiliates.

        SECTION 3.06.    Brokers.     No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of the Seller or Seller Parent.

        SECTION 3.07.    Disclaimer.     (A) EXCEPT AS SET FORTH IN THIS ARTICLE III, NONE OF THE SELLER, SELLER PARENT, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES MAKE OR HAVE MADE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE DISTRIBUTION COMPANIES, THE ACQUIRED INTERESTS OR ANY OF THE ASSETS, INCLUDING WITH RESPECT TO (I) MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, (II) THE OPERATION OF THE BUSINESS BY THE PURCHASER AFTER THE CLOSING IN ANY MANNER OTHER THAN AS USED AND OPERATED BY THE SELLER PARENT, SELLER AND THE DISTRIBUTION COMPANIES OR (III) THE PROBABLE SUCCESS OR PROFITABILITY OF THE BUSINESS AFTER THE CLOSING AND (B) NONE OF THE SELLER, SELLER PARENT, ITS AFFILIATES, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO THE PURCHASER, THE PURCHASER SHAREHOLDER OR TO ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO THE PURCHASER, ITS AFFILIATES OR REPRESENTATIVES OF, OR THE PURCHASER'S OR PURCHASER SHAREHOLDER'S USE OF, ANY INFORMATION RELATING TO THE BUSINESS, INCLUDING ANY INFORMATION, DOCUMENTS OR MATERIAL MADE AVAILABLE TO THE PURCHASER OR PURCHASER SHAREHOLDER, WHETHER ORALLY OR IN WRITING, IN RESPONSES TO QUESTIONS SUBMITTED ON BEHALF OF THE PURCHASER OR PURCHASER SHAREHOLDER OR IN ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. ANY SUCH OTHER REPRESENTATION OR WARRANTY IS HEREBY EXPRESSLY DISCLAIMED.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF THE PURCHASER AND PURCHASER SHAREHOLDER

        The Purchaser and Purchaser Shareholder hereby represent and warrant to the Seller and Seller Parent as follows:

        SECTION 4.01.    Organization and Authority of the Purchaser and Purchaser Shareholder.     The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Purchaser is duly licensed or qualified to do business and is in good standing in each jurisdiction which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed, qualified or in good standing would not adversely affect the ability of Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements. The execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Purchaser and its shareholders. This Agreement has been, and upon their execution the Ancillary Agreements to which the Purchaser and Purchaser Shareholder is a party shall have been, duly executed and delivered by the Purchaser and Purchaser Shareholder, and this Agreement constitutes, and upon their execution the Ancillary Agreements to which the Purchaser and Purchaser Shareholder is a party shall constitute, legal, valid and binding obligations of the Purchaser and Purchaser Shareholder, enforceable against the Purchaser and Purchaser Shareholder in accordance with their respective terms.

        SECTION 4.02.    No Conflict.     The execution, delivery and performance by the Purchaser or Purchaser Shareholder of this Agreement and the Ancillary Agreements to which it is a party do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or bylaws (or similar organizational documents) of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser, its respective assets, properties or businesses or the Purchaser Shareholder or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser or Purchaser Shareholder is a party, except, in the case of clauses (b) and (c), as would not materially and adversely affect the ability of the Purchaser and Purchaser Shareholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements.

        SECTION 4.03.    Governmental Consents and Approvals.     The execution, delivery and performance by the Purchaser and Purchaser Shareholder of this Agreement and each Ancillary Agreement to which the Purchaser or Purchaser Shareholder is a party do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation by the Purchaser and Purchaser Shareholder of the transactions contemplated by this Agreement and the Ancillary Agreements.

        SECTION 4.04.    Ownership of Seller Parent Consideration Shares.     All of the Seller Parent Consideration Shares are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments relating to the Seller Parent Consideration Shares or obligating either the Purchaser Shareholder or Purchaser to sell any Seller Parent Consideration Shares. The Seller Parent Consideration Shares and are owned of record and beneficially by the Purchaser Shareholder free and clear of all Encumbrances.

        SECTION 4.05.    Investment Purpose.     The Purchaser is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof other than in compliance with all applicable laws, including United States federal securities laws. The Purchaser agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and such laws. The Purchaser is able to bear the economic risk of holding the Shares for an indefinite period (including total loss of its investment), and (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of their investment.

        SECTION 4.06.    Financing.     The Purchaser and Purchaser Shareholder have sufficient immediately available funds to pay, in cash, all amounts payable pursuant to this Agreement and the Ancillary Agreements or otherwise necessary to consummate all the transactions contemplated hereby and thereby.

        SECTION 4.07.    Litigation.     As of the date hereof, no Action by or against the Purchaser or Purchaser Shareholder is pending or, to the best knowledge of the Purchaser or Purchaser Shareholder, threatened, which could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

        SECTION 4.08.    Brokers.     No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser or Purchaser Shareholder.

        SECTION 4.09.    Independent Investigation; Seller's Representations.     The Purchaser and Purchaser Shareholder has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Business, which investigation, review and analysis was done by the Purchaser and its Affiliates and representatives. The Purchaser acknowledges that it and its representatives have been provided adequate access to the personnel, properties, premises and records of the Business for such purpose. In entering into this Agreement, the Purchaser and Purchaser Shareholder acknowledge that each has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of the Seller Parent, Seller, Intac Trading or their representatives (except the specific representations and warranties set forth in Article III and the schedules thereto). The Purchaser and Purchaser Shareholder hereby acknowledge and agree that (a) other than the representations and warranties made in Article III, none of the Seller Parent, Seller, Intac Trading, its Affiliates, or any of their respective officers, directors, employees or representatives make or have made any representation or warranty, express or implied, at law or in equity, with respect to the Distribution Companies, the Acquired Interests or the Assets, including as to (i) merchantability or fitness for any particular use or purpose, (ii) the operation of the Business by the Purchaser after the Closing in any manner other than as used and operated by the Seller Parent, Seller and the Distribution Companies or (iii) the probable success or profitability of the Business after the Closing and (b) none of the Seller Parent, Seller, Intac Trading, its Affiliates, or any of their respective officers, directors, employees or representatives will have or be subject to any liability or indemnification obligation to the Purchaser, Purchaser Shareholder or to any other Person resulting from the distribution to the Purchaser, its Affiliates or representatives of, or the Purchaser's or Purchaser Shareholder's use of, any information relating to the Business, including any information, documents or material made available to the Purchaser or Purchaser Shareholder, whether orally or in writing, in responses to questions submitted on behalf of the Purchaser or Purchaser Shareholder or in any other form in expectation of the transactions contemplated by this Agreement.

ARTICLE V

ADDITIONAL AGREEMENTS

        SECTION 5.01.    Access to Information.     (a) From the date hereof until the Closing, upon reasonable notice, the Seller Parent shall cause the Distribution Companies and each of their respective officers, directors, employees, agents, representatives, accountants and counsel to (i) afford the Purchaser and its authorized representatives reasonable access to the offices, properties and books and records of the Distribution Companies and (ii) furnish to the officers, employees, and authorized agents and representatives of the Purchaser such additional financial and operating data and other information regarding the Business (or copies thereof) as the Purchaser may from time to time reasonably request; provided, however, that any such access or furnishing of information shall be conducted at the Purchaser's expense, during normal business hours, under the supervision of the Seller Parent's personnel and in such a manner as not to interfere with the normal operations of the Business. Notwithstanding anything to the contrary in this Agreement, the Seller Parent and Seller shall not be required to disclose any information to the Purchaser if such disclosure would, in the Seller Parent's sole discretion, (i) cause significant competitive harm to the Business if the transactions contemplated hereby are not consummated, (ii) jeopardize any attorney-client or other legal privilege or (iii) contravene any applicable Laws, fiduciary duty or binding agreement entered into prior to the date hereof. Nothing set forth herein shall be interpreted to prevent Purchaser Shareholder from acting in his capacity as chief executive officer of the Seller Parent and having access to information consistent with such position.

          (b)   For a period of seven years after the Closing, the Purchaser shall (i) retain the books and records relating to the Business, the Distribution Companies and Meidi Technology relating to periods prior to the Closing, and (ii) upon reasonable notice, afford the officers, employees, agents and representatives of the Seller Parent, Seller and Intac Trading reasonable access (including the right to make, at their own expense, photocopies), during normal business hours, to such books and records; provided, however, that the Purchaser shall notify Seller Parent at least 30 days in advance of destroying any such books and records after the seventh anniversary of the Closing in order to provide the Seller Parent the opportunity to access such books and records in accordance with this Section 5.01(b).

        SECTION 5.02.    Confidentiality.     (a) Purchaser and Purchaser Shareholder agree to, and shall cause their respective Affiliates, officers, directors, employees, agents, representatives, accountants, and counsel to treat and hold as confidential (and not disclose or provide access to any Person to), unless compelled to disclose by judicial or administrative process or by other requirement of Law, this Agreement and the Ancillary Agreements and the contemplated transactions, and all information (i) furnished by Seller Parent, its respective Affiliates or its representatives in connection with the contemplated transactions and (ii) relating to trade secrets, processes, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential or proprietary information with respect to the Business, Distribution Companies, Seller Parent and its respective Affiliates furnished by Seller Parent, its respective Affiliates and its representatives.

          (b)   Notwithstanding anything herein to the contrary, each party hereto (and its representatives, agents and employees) may consult any tax advisor regarding the tax treatment and tax structure of the transactions contemplated hereby, and may disclose to any person, without limitation of any kind, the tax treatment and tax structure of such transactions and all materials (including opinions and other tax analyses) that are provided relating to such treatment or structure.

        SECTION 5.03.    Regulatory and Other Authorizations; Notices and Consents.     (a) The Purchaser and Purchaser Shareholder shall use reasonable best efforts to promptly obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Ancillary Agreements and will cooperate fully with the Seller Parent and Seller in promptly seeking to obtain all such authorizations, consents, orders and approvals. The Seller Parent, Seller and Intac Trading shall not be required to pay any fees or other payments to any Governmental Authorities in order to obtain any such authorization, consent, order or approval (other than normal filing fees that are imposed by Law on the Seller).

          (b)   Without limiting the generality of the Purchaser's and Purchaser Shareholder's undertaking pursuant to Section 5.03(a), the Purchaser and Purchaser Shareholder agree to use best efforts and to take any and all steps necessary to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation Law that may be asserted by any United States or non-United States governmental antitrust authority or any other party so as to enable the parties hereto to expeditiously close the transactions contemplated hereby no later than August 31, 2007 (the "Termination Date"), including proposing, negotiating, committing to and effecting, by consent decree, hold separate orders, or otherwise, the sale, divesture or disposition of such of its assets, properties or businesses or of the assets, properties or businesses to be acquired by it pursuant hereto as are required to be divested in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of materially delaying or preventing the consummation of the transactions contemplated hereby. In addition, the Purchaser and Purchaser Shareholder shall use best efforts to defend through litigation on the merits any claim asserted in court by any party in order to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that would prevent the Closing by the Termination Date.

          (c)   Each party shall promptly notify the other parties of any communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permit the other parties to review in advance any proposed communication by such party to any Governmental Authority. No party shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting. The parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing. The parties will provide each other with copies of all correspondence, filings or communications between them or any of their representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement.

        SECTION 5.04.    Retained Names and Marks.     (a) Purchaser and Purchaser Shareholder hereby acknowledge that all right, title and interest in and to the name "INTAC", together with all variations thereof and all trademarks, service marks, domain names, trade names, trade dress, corporate names and other identifiers of source containing, incorporating or associated with any of the foregoing (the "Retained Names and Marks") are owned exclusively by the Seller Parent, and that, except as expressly provided below, any and all right of the Distribution Companies or Meidi Technology (if applicable) to use the Retained Names and Marks shall terminate as of the Closing and shall immediately revert to the Seller Parent. Purchaser and Purchaser Shareholder further acknowledge that they have no rights, and are not acquiring any rights, to use the Retained Names and Marks.

          (b)   The Purchaser shall, as soon as practicable after the Closing, but in no event later than 5 Business Days thereafter, cause the Distribution Companies and Meidi Technology (if applicable) to file amended articles of incorporation with the appropriate authorities changing its corporate name to a corporate name that does not contain any Retained Names and Marks and to supply promptly any additional information and documentary materials that may be requested by the Seller Parent with respect to such filings.

          (c)   The Distribution Companies and Meidi Technology (if applicable) shall, for a period of 20 Business Days after the date of the Closing, be entitled to use all of their existing stocks of signs, letterheads, advertisements and promotional materials, inventory and other documents and materials ("Existing Stock") containing the Retained Names and Marks, after which date the

  Purchaser shall cause the Distribution Companies and Meidi Technology (if applicable) to remove or obliterate all Retained Names and Marks from such Existing Stock or cease using such Existing Stock, and transfer to the Seller Parent any rights with respect to Internet domain names incorporating any Retained Names or Marks.

          (d)   Except as expressly provided in this Agreement, no other right to use the Retained Names and Marks is granted by the Seller Parent, Seller or Intac Trading to the Purchaser, Purchaser Shareholder, the Distribution Companies or Meidi Technology, whether by implication or otherwise, and nothing hereunder permits the Purchaser, Purchaser Shareholder, the Distribution Companies or Meidi Technology to use the Retained Names and Marks on any documents, materials, products or services other than in connection with the Existing Stock. The Purchaser shall ensure that all use of the Retained Names and Marks by the Distribution Companies or Meidi Technology as provided in this Section 5.04 shall be only with respect to goods and services of a level of quality equal to or greater than the quality of goods and services with respect to which the Business used the Retained Names and Marks prior to the Closing.

        SECTION 5.05.    Notifications; Update of Disclosure Schedule.     Until the Closing, each party hereto shall promptly notify the other party in writing of any fact, change, condition, circumstance or occurrence or nonoccurrence of any event of which it is aware that will or is reasonably likely to result in any of the conditions set forth in Article VI of this Agreement becoming incapable of being satisfied. The Seller or Seller Parent may, from time to time, prior to or at the Closing, by notice given in accordance with this Agreement, supplement or amend the Seller Disclosure Schedule to correct any matter that would otherwise constitute a breach of any representation, warranty, covenant or agreement contained herein. If, pursuant to and in accordance with Section 8.01(c), such a supplement or amendment of any section of the Seller Disclosure Schedule materially and adversely affects the benefits to be obtained by Purchaser under this Agreement, then the Purchaser shall have the right to terminate this Agreement in accordance with Section 8.01(c), but such termination shall be the Purchaser's sole remedy relating to matters set forth in amendments or supplements to any section of the Seller Disclosure Schedule. Notwithstanding any other provision hereof to the contrary, the Seller Disclosure Schedule and the representations and warranties made by the Seller or Seller Parent shall be deemed for all purposes to include and reflect such supplements and amendments as of the date hereof and at all times thereafter, including as of the Closing.

        SECTION 5.06.    Other Assets, Intercompany Balances and Assumption of Liabilities.     In the event that the Distribution Companies contain assets that are not related to the Business or Meidi Technology contains any assets, properties or rights that are used by or in the operation of the business of Seller Parent or any of its Affiliates, the Purchaser shall transfer all such assets to the Seller Parent or its designee at or as promptly as practicable after the Closing. The parties hereto agree that Seller and Seller Parent shall reallocate all intercompany balances between the Seller, Seller Parent and all other subsidiaries of Seller Parent (the "Continuing INTAC Entities") on one hand and the Distribution Companies and Meidi Technology (if applicable) on the other hand prior to the Closing such that no accounts payable will be owed by the Distribution Companies or Meidi Technology to the Continuing INTAC Entities and no accounts receivable will be due to the Continuing INTAC Entities from the Distribution Companies or Meidi Technology at the Closing. The parties hereto agree that all Liabilities of the Business and the Distribution Companies shall be assumed by the Distribution Companies prior to or at the Closing.

        SECTION 5.07.    Receivables Escrow.     The Seller Parent and Purchaser Shareholder agree that any and all amounts paid on the receivables balance due from Lam Ching Wing from and after the date hereof until the closing of the Merger, including, without limitation, those receivables that are payable pursuant to the installment payment plan agreement, dated as of November 11, 2005, between Global and Lam Ching Wing and the installment payment plan agreement, dated as of October 16, 2006, between Global and Lam Ching Wing, will be paid into an escrow account (the "Receivables

Escrow") and shall be governed by the Receivables Escrow Agreement as attached hereto as Exhibit 5.07 (subject to such changes thereto as may reasonably be required by the Escrow Agent thereunder) which shall be executed and delivered not later than 7 days after the date of this Agreement. Purchaser Shareholder shall use best efforts to collect the receivables from Lam Ching Wing in Purchaser Shareholder's capacity as the chief executive officer of Seller Parent. From the date hereof until the closing of the Merger, Seller Parent and Seller shall fund their operating expenses, capital expenditures and working capital needs other than those related to the Business and the Distribution Companies from sources other than the Receivables Escrow; provided that, prior to the closing of the Merger, Seller Parent or Seller may draw upon funds held in the Receivables Escrow to make payments on any and all Third Party Debt (as defined below). If Seller or Seller Parent is unable to fund such operating expenses, capital expenditures or working capital needs, any shortfalls shall be drawn from the Receivables Escrow. Any and all expenditures incurred by the Business and the Distribution Companies as of the date hereof until closing of the Merger shall be paid out of the Receivables Escrow. Upon closing of the Merger, any funds remaining in the Receivables Escrow will be paid to Purchaser and any and all uncollected receivables due from Lam Ching Wing as of the closing of the Merger shall inure to the benefit of Purchaser.

        SECTION 5.08.    Payables Escrow.     (a) In connection with the Merger Agreement, Seller Parent shall further represent and warrant in the Merger Agreement that upon the closing of the Merger, Seller Parent shall not have any third party debt or payables other than such debts or payables incurred in connection with the Merger and in the ordinary course of business (other than the Business) consistent with past practice ("Third Party Debt"). In connection with such representation and warranty, Purchaser Shareholder agrees to place 1,000,000 shares of Seller Parent's common stock in escrow (the "Payables Escrow") which shall be governed under the Payables Escrow Agreement attached hereto as Exhibit 5.08 (subject to such changes thereto as may reasonably be required by the Escrow Agent thereunder). If there is a breach of such representation and warranty by Seller Parent under the Merger Agreement, Purchaser Shareholder shall be responsible for paying, in cash, the amount of any and all losses, damages, costs and expenses arising out of or resulting from such breach. In the event that Purchaser Shareholder fails to pay such amount in cash, Seller Parent and/or HSWI shall be entitled, but not obligated, to call on the number of shares placed in the Payables Escrow equal to the amount due from the Purchaser Shareholder under this Section 5.08(a) divided by the per-share closing market price of HSWI Common Stock on the date that such right is exercised.

          (b)   If the total amount of receivables collected for a period of one year after the closing of the Merger with respect to any receivables of Seller Parent outstanding on the closing date of the Merger is less than the Third Party Debt remaining with Seller Parent on the closing date of the Merger, Purchaser Shareholder shall be responsible for paying the amount of cash equal to such difference less any cash held by Seller Parent on the closing date of the Merger. If Purchaser Shareholder does not pay within thirty (30) days after the one-year anniversary of the closing of the Merger the amounts owed under this Section 5.08(b), Seller Parent (or HSWI) has the right to call on the number of shares placed in the Payables Escrow equal to the amount due from the Purchaser Shareholder under this Section 5.08(b) divided by the per-share closing market price of HWSI Common Stock on the date that such right is exercised.

          (c)   The Seller Parent and its Affiliates, officers, directors, employees, agents, successors and assigns (each, a "Seller Indemnified Party") shall be indemnified and held harmless by the Purchaser Shareholder for and against any and all losses, arising out of or resulting from any claim or cause of action by any Person arising before or after the Closing against any Seller Indemnified Party with respect to any and all Third Party Debt relating to the Business, and shall be entitled to call on the number of shares placed in the Payables Escrow equal to the amount due from the Purchaser Shareholder under this Section 5.08(c) divided by the per-share closing market price of HSWI Common Stock on the date that such right is exercised.

        SECTION 5.09.    Conveyance Taxes.     The Purchaser shall be liable for, shall hold the Seller, the Seller Parent, Intac Trading, the Distribution Companies, Meidi Technology and their Affiliates harmless against, and agrees to pay any and all Conveyance Taxes, recording fees and charges that may be imposed upon, or payable or collectible or incurred in connection with this Agreement and the transactions contemplated hereby. The parties hereto agree to cooperate in the execution and delivery of all instruments and certificates necessary to enable the Purchaser to comply with any pre-Closing filing requirements.

        SECTION 5.10.    Further Action.     The parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement, including amending the Merger Agreement as necessary to reflect the terms and conditions of this Agreement.

        SECTION 5.11.    Guarantees.     On or prior to the Closing, any and all guarantees provided by Seller, Seller Parent or any of the other Continuing INTAC Entities with respect to any indebtedness or other liabilities owed by the Distribution Companies or Meidi Technology (if applicable) to any other party, including, without limitation, the guarantee provided by Seller in favor of Delta One Holland for amounts owed by INTAC Telecommunications ("Guarantees"), shall be terminated.

ARTICLE VI

CONDITIONS TO CLOSING

        SECTION 6.01.    Conditions to Obligations of the Seller Parent and Seller to Transfer Shares.     The obligations of the Seller Parent and Seller to transfer the Shares as contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

          (a)    Representations, Warranties and Covenants.    (i) The representations and warranties of the Purchaser and Purchaser Shareholder contained in this Agreement (A) that are not qualified as to "materiality" shall be true and correct in all material respects as of the Closing and (B) that are qualified as to "materiality" shall be true and correct as of the Closing, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct in all material respects or true and correct, as the case may be, as of such other date, and (ii) the covenants and agreements contained in this Agreement to be complied with by the Purchaser and Purchaser Shareholder on or before the Closing shall have been complied with in all material respects;

          (b)    Governmental Approvals.    Any waiting period (and any extension thereof) under the antitrust legislation of any relevant jurisdiction applicable to the purchase of the Acquired Interests contemplated by this Agreement shall have expired or shall have been terminated;

          (c)    No Order.    No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by this Agreement or the Ancillary Agreements illegal or otherwise restraining or prohibiting the consummation of such transactions;

          (d)    Shareholder Approval.    Seller Parent, Seller and Intac Trading shall have obtained the requisite shareholder approval for this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby; and

          (e)    Termination of Guarantees.    All Guarantees shall have been terminated in accordance with Section 5.11

        SECTION 6.02.    Conditions to Obligations of the Seller Parent and Seller and Intac Trading to Transfer Meidi Tech Control.     The obligations of the Seller Parent, Seller and Intac Trading to transfer the Meidi Tech Control as contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

          (a)    Closing of Acquisition of Shares.    Each of the conditions as set forth under Section 6.01 shall have been fulfilled or waived by the Seller Parent and Seller;

          (b)    PRC NewCo.    Purchaser or Purchaser Shareholder shall have caused a new limited liability company to have been duly formed under the laws of the PRC, including, without limitation, with (i) a validly issued and effective business license issued by the Beijing branch State Administration of Industry and Commerce of the PRC, and (ii) duly approved articles of association approved by the Beijing branch of Ministry of Commerce of the PRC ("PRC NewCo"), whose shareholders shall have entered into agreements (the "Control Agreements") with HSWI or any person designated by HSWI in form and substance satisfactory to HSWI for the control and management of PRC NewCo;

          (c)    VAT License.    The PRC NewCo shall have been issued a valid and effective VAT License; and

          (d)    BBS Permit.    The PRC NewCo shall have been issued a valid and effective permit to provide BBS related services; and

          (e)    Internet Publishing.    The PRC NewCo shall have been issued a valid and effective Permit for Internet Publishing ("[Chinese symbols]") issued by the Beijing branch of the General Administration of Press and Publication of China.

        SECTION 6.03.    Conditions to Obligations of the Purchaser Shareholder and Purchaser.     The obligations of the Purchaser Shareholder and Purchaser to acquire the Shares and Meidi Tech Control (if applicable) as contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

          (a)    Representations, Warranties and Covenants.    (i) The representations and warranties of the Seller Parent and Seller contained in this Agreement (A) that are not qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all material respects as of the Closing and (B) that are qualified as to "materiality" or "Material Adverse Effect" shall be true and correct as of the Closing, other than such representations and warranties that are made as of another date, in which case such representations and warranties shall be true and correct in all material respects or true and correct, as the case may be, as of such other date, and (ii) the covenants and agreements contained in this Agreement to be complied with by the Seller Parent and Seller at or before the Closing shall have been complied with in all material respects, provided, however, that the Seller Parent and Seller shall be deemed to have complied with this Section 6.03(a) if any action or omission of the Purchaser Shareholder shall have been the cause of, or shall have resulted in any breach or non-compliance of the representations, warranties or covenants of Seller Parent or Seller;

          (b)    Governmental Approvals.    Any waiting period (and any extension thereof) under the antitrust legislation of any relevant jurisdiction applicable to the purchase of the Acquired Interests contemplated by this Agreement shall have expired or shall have been terminated;

          (c)    No Order.    No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by this Agreement or the

  Ancillary Agreements illegal or otherwise restraining or prohibiting the consummation of such transactions;

ARTICLE VII

INDEMNIFICATION

        SECTION 7.01.    Non-Survival of Representations and Warranties.     The representations and warranties in this Agreement shall terminate at the Closing or upon the termination of this Agreement pursuant to Section 8.01. The covenants and other agreements in this Agreement shall terminate at the Closing or upon the termination of this Agreement pursuant to Section 8.01, except for those covenants and other agreements contained herein that by their terms apply or are to be performed in whole or in part after the Closing.

        SECTION 7.02.    Purchaser Shareholder Indemnification.     Purchaser Shareholder and Purchaser shall indemnify and hold harmless the Seller Indemnified Parties for and against any and all losses, arising out of or resulting from any claim or cause of action by any Person arising before or after the Closing against any Seller Indemnified Party in connection with the Distribution Companies or the Business.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

        SECTION 8.01.    Termination.     This Agreement may be terminated at any time prior to the Closing:

          (a)   by any of the parties hereto, if the Closing shall not have occurred by August 31, 2007; provided, however, that the right to terminate this Agreement under this Section 8.01(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

          (b)   by any of the parties hereto, in the event that any Governmental Order restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement shall have become final and nonappealable;

          (c)   by the Purchaser, if (i) a supplement or amendment of any section of the Seller Disclosure Schedule made by the Seller pursuant to Section 5.05 materially and adversely affects the benefits to be obtained by the Purchaser under this Agreement and (ii) any breach of a representation, warranty, covenant or agreement referred to in such supplement or amendment cannot be or has not been cured within 30 days after such supplement or amendment is made by the Seller; provided, however, that the right to terminate this Agreement under this Section 8.01(c) shall not be available to the Purchaser if any action or omission of the Purchaser Shareholder shall have been the cause of, or shall have resulted in, such breach;

          (d)   by the Seller or Seller Parent, if the Purchaser or Purchaser Shareholder shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Article VI, which breach cannot be or has not been cured within 30 days after the giving of written notice by the Seller Parent to the Purchaser and Purchaser Shareholder specifying such breach;

          (e)   by the Purchaser, if the Seller or Seller Parent shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Article VI, which breach cannot be or has not been cured within 30 days after the giving of written notice by the Purchaser to the Seller and

  Seller Parent specifying such breach; provided, however, that the right to terminate this Agreement under this Section 8.01(e) shall not be available to the Purchaser if any action or omission of the Purchaser Shareholder shall have been the cause of, or shall have resulted in, such breach; or

          (f)    by the mutual written consent of all the parties hereto.

        SECTION 8.02.    Effect of Termination.     In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Section 5.02 and Article IX and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement occurring prior to such termination.

ARTICLE IX

GENERAL PROVISIONS

        SECTION 9.01.    Expenses.     Except as otherwise specified in this Agreement, all costs and expenses, including, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be borne by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

        SECTION 9.02.    Notices.     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

          (a)   if to the Seller Parent, Seller or Intac Trading:

      INTAC International, Inc.
      12221 Merit Drive
      Suite 600
      Dallas, Texas 75251
      Attention: David Darnell
      Fax: (469) 916-9892

      with a copy to:

      Shearman & Sterling LLP
      2318 China World Tower Two
      1 Jianguomenwai Dajie
      100004 Beijing, China
      Attention: Lee Edwards
      Fax: +(8610) 6505-1818

          (b)   if to the Purchaser or Purchaser Shareholder:

      Wei Zhou
      Unit 6, 32/F., Laws Commercial Plaza
      788 Cheung Sha Wan Road
      Kowloon, Hong Kong
      Fax: + (852) 2385-1621

        SECTION 9.03.    Public Announcements.     No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the other parties unless otherwise required by Law or applicable stock exchange regulation, and the parties shall cooperate as to the timing and contents of any such press release, public announcement or communication.

        SECTION 9.04.    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to a party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

        SECTION 9.05.    Entire Agreement.     This Agreement and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof and thereof.

        SECTION 9.06.    Assignment.     This Agreement may not be assigned by operation of law or otherwise without the express written consent of the parties hereto; provided, however, Seller Parent, Seller and Intac Trading may assign this Agreeement to any of their Affiliates without the consent of Purchaser or Purchaser Shareholder.

        SECTION 9.07.    Amendment.     This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of each of the parties hereto or (b) by a waiver in accordance with Section 9.08.

        SECTION 9.08.    Waiver.     Each party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other parties pursuant hereto or (c) waive compliance with any of the agreements of the other parties or conditions to such party's obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

        SECTION 9.09.    No Third Party Beneficiaries.     Other than as set forth in this Section 9.09, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied (including the provisions of Article VII relating to indemnified parties), is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The Parties agree that upon the closing of the Merger, HSWI shall be a third party beneficiary to this Agreement and the Ancillary Agreements and all rights of Seller Parent hereunder and thereunder shall inure to the benefit of HSWI.

        SECTION 9.10.    Currency.     Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

        SECTION 9.11.    Governing Law.     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

        SECTION 9.12.    Waiver of Jury Trial.     EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

        SECTION 9.13.    Counterparts.     This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

        SECTION 9.14.    Purchaser Shareholder.     Purchaser Shareholder is joining as a Party to this Agreement as a guarantor of and shall be jointly liable for Purchaser's performance of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

INTAC INTERNATIONAL, INC.
By:	/s/ J. DAVID DARNELL
	Name:	J. David Darnell
	Title:	Senior Vice President and Chief Financial Officer
INTAC INTERNATIONAL HOLDINGS LIMITED
By:	/s/ HANS SCHULD
	Name:	Hans Schuld
	Title:	Director
INTAC (TIANJIN) INTERNATIONAL TRADING COMPANY
By:	/s/ JINGCHEN ZOU
	Name:	Jingchen Zou
	Title:	General Manager
CYBER PROOF INVESTMENTS LTD.
By:	/s/ WEI ZHOU
	Name:	Wei Zhou
	Title:	Sole Director
/s/ WEI ZHOU WEI ZHOU

EXHIBIT 2.03—FORM OF WRITTEN APPROVAL DECLARATION
To be sent by courier and sent by facsimile to the notary public

Dr. Peter Gamon
Eschersheimer Landstraße 60
60322 Frankfurt am Main
GERMANY

FAX: +49 (0) 69 95 50 81 00

APPROVAL DECLARATION

WHEREAS reference is made to the share transfer agreement among

1.
INTAC INTERNATIONAL, INC., a Nevada corporation, having its address at Unit 6-7 32 Fl., Laws Commercial Plaza, 78 Cheung Sha Wan Road, Kowloon, Hong Kong

hereinafter: "Seller Parent"]

2.
INTAC International Holdings Limited, registered with the Registrar of Companies of Hong Kong under registration number 742954, having its address at Unit 6-7 32 Fl., Laws Commercial Plaza, 78 Cheung Sha Wan Road, Kowloon, Hong Kong

hereinafter: "Seller",

3.
Cyber Proof Investments Limited, registered with the Register of International Business Companies of the British Virgin Islands under company number 588053, having its address at Akara Building, 24 De Castro Street, Wikhans Cay I, Road Town, Tortola, British Virgin Islands

hereinafter: "Purchaser",

4.
Mr. Wei Zhou, having his business address at Unit 6, 32/F., Laws Commercial Plaza, 788 Cheung Sha Wan Road, Kowloon, Hong Kong

hereinafter: "Purchaser Shareholder",

—Seller Parent, Seller, Purchaser and Purchaser Shareholder hereinafter together the "Parties"—

regarding the transfer from the Seller to the Purchaser of the only share in INTAC Deutschland GmbH (hereinafter "INTAC Germany"), a limited liability company under the laws of the Federal Republic of Germany with registered office in Frankfurt am Main, Germany, and registered with the Commercial Register of the local court of Frankfurt am Main, Germany, under HRB 73711, which has been executed by four representatives of the Parties without power of representation and notarized on January [    ], 2007 in Frankfurt am Main before the notary public Dr. Peter Gamon in its offices at Eschersheimer Landstraße 60, 60322 Frankfurt am Main, Germany (Deed. No.            /2007) (hereinafter: the "INTAC Deutschland Transfer Agreement").

        WHEREAS as a result and according to Article 7 of the INTAC Deutschland Transfer Agreement the effectiveness of the transfer is subject to the approval (Genehmigung) of this Agreement by the Parties and the notary's receipt of all of the Parties written declarations of approval, and each Party is authorized to deliver all such declarations of approval to the acting notary and the notary is authorized to receive the approval declarations on behalf of the other Parties.

        NOW THEREFORE the Parties declare as follows:

        The INTAC Deutschland Transfer Agreement is hereby unconditionally and irrevocably approved.

[Signature Page follows]

Signature Page Approval Declaration

On behalf of the Seller Parent:
Place, Date By: [Authorized Representative]
On behalf of the Seller:
Place, Date By: [Authorized Representative]
On behalf of the Purchaser Parent:
Place, Date By: [Authorized Representative]
On behalf of the Parent:
Place, Date By: [Authorized Representative]

EXHIBIT 5.07—RECEIVABLES ESCROW AGREEMENT

EXHIBIT 5.08—PAYABLES ESCROW AGREEMENT

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

        Under the Registrant's Second Restated Certificate of Incorporation, as amended, and Restated By-laws (and in accordance with Section 145 of the Delaware General Corporation Law), the Registrant will indemnify to the fullest extent permitted by the Delaware General Corporation Law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding. These include civil, criminal, administrative, investigative or other proceedings by reason of the fact that the person is or was a director, officer or employee of the Registrant, or is or was serving in that capacity or as an agent at the request of the Registrant for another entity.

        The Registrant's indemnity covers expenses, judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred in connection with the defense or settlement of an action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the Registrant's best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The Registrant will indemnify a person in a derivative action under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to the Registrant in performance of his or her duty. Derivative actions are actions by the Registrant or in the Registrant's right to procure a judgment in the Registrant's favor. The Registrant's agents may be similarly indemnified at the discretion of the Registrant's board of directors.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons that control the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

  (a)
  Exhibits

Exhibit Number		Description
2.1	*	Agreement and Plan of Merger, dated as of April 20, 2006, among HowStuffWorks, Inc., HSW International, Inc., HSW International Merger Corporation and INTAC International, Inc. (included as Annex A to the proxy statement/prospectus which is part of this Registration Statement).
2.2	*
First Amendment to Agreement and Plan of Merger, dated January 29, 2007, among HowStuffWorks, Inc., HSW International, Inc., HSW International Merger Corporation and INTAC International, Inc. (included as Annex B to the proxy statement/prospectus which is part of this Registration Statement).
3.1	*	Form of Amended and Restated Certificate of Incorporation of HSW International, Inc. (included as Annex P to the proxy statement/prospectus which is part of this Registration Statement).
3.2	*	Form of Amended and Restated Bylaws of HSW International, Inc. (included as Annex Q to the proxy statement/prospectus which is part of this Registration Statement).
4.1	**	Specimen certificate of common stock of HSW International, Inc.
4.2	†	Form of Registration Rights Agreement among HSW International, Inc., HowStuffWorks, Inc. and Wei Zhou.

4.3	†	Form of Registration Rights Agreement among HSW International, Inc. and American investors (as defined in the proxy statement/prospectus).
4.4	†	Form of Affiliate Registration Rights Agreement.
5.1	**	Opinion of Greenberg Traurig, LLP regarding the legality of the securities being issued.
8.1	**	Opinion of Shearman & Sterling LLP regarding the tax treatment of the merger.
8.2	**	Opinion of Greenberg Traurig, LLP regarding the tax treatment of the asset contribution and the merger
10.1	*	Voting Agreement, dated as of April 20, 2006, between HowStuffWorks, Inc. and Wei Zhou (included in Annex M to the proxy statement/prospectus which is part of this Registration Statement).
10.2	*
Amended and Restated Stockholders Agreement, dated as of January 29, 2007, among HowStuffWorks, Inc., HSW International, Inc. and Wei Zhou (included in Annex H to the proxy statement/prospectus which is part of this Registration Statement).
10.3	*
Form of Contribution Agreement (PRC Territories) between HowStuffWorks, Inc. and HSW International, Inc (included in Annex C to the proxy statement/prospectus which is part of this Registration Statement).
10.4	*	Form of Contribution Agreement (Brazil) between HowStuffWorks, Inc. and HSW International, Inc (included in Annex D to the proxy statement/prospectus which is part of this Registration Statement).
10.5	*	Form of Services Agreement between HowStuffWorks, Inc. and HSW International, Inc (included in Annex E to the proxy statement/prospectus which is part of this Registration Statement).
10.6	*	Form of Update Agreement between HowStuffWorks, Inc. and HSW International, Inc (included in Annex F to the proxy statement/prospectus which is part of this Registration Statement).
10.7	*
Stock Purchase Agreement dated January 29, 2007 among HSW International, Inc. and American investors (as defined in the proxy statement/prospectus), (included in Annex I to the proxy statement/prospectus which is part of this Registration Statement).
10.8	*
Stock Purchase Agreement dated January 29, 2007 among HSW International, Inc. and European investors (as defined in the proxy statement/prospectus), (included in Annex J to the proxy statement/prospectus which is part of this Registration Statement).
10.9	*
Stock Purchase Agreement dated April 20, 2006 between HSW International and DWS Finanz-Service GmbH (included in Annex K to the proxy statement/prospectus which is part of this Registration Statement).
10.10	*
First Amendment to Stock Purchase Agreement dated January 29, 2007 between HSW International and DWS Finanz-Service GmbH (included in Annex L to the proxy statement/prospectus which is part of this Registration Statement).
10.11	†	Amended and Restated Agreement dated August 23, 2006 between HSW International and Jeffrey T. Arnold.
10.12	*
Letter Agreement between HowStuffWorks, Inc. and HSW International, Inc. related to certain rights in India and Russia (included in Annex G to the proxy statement/prospectus which is part of this Registration Statement).
10.13	†	Letter Agreement between HowStuffWorks, Inc. and HSW International, Inc. related to certain trademark rights.
10.14	†	Form of Rule 145 Affiliate Letter.

10.15
Employment Agreement dated October 16, 2001 between INTAC International, Inc. and Wei Zhou (filed as Exhibit 10.5 to the Current Report on Form 8-K filed with the SEC on October 30, 2001 and incorporated herein by reference).
10.16	†	Employment Agreement dated May 11, 2006 between HSW International and Robert C. Bickster.
10.17	*
Share Purchase Agreement, dated January 29, 2007, among INTAC International, Inc., INTAC International Holdings Limited, INTAC (Tianjin) International Trading Company, Cyber Proof Investments Ltd. and Wei Zhou (included in Annex R to the proxy statement/prospectus which is part of this Registration Statement).
23.1		Consent of KBA Group LLP.
23.2	**	Consent of Greenberg Traurig, LLP (to be included in Exhibits 5.1 and 8.2).
23.3	**	Consent of Shearman & Sterling LLP (to be included in Exhibit 8.1).
23.4		Consent of Savvian LLC.
23.5		Consent of Katzen Marshall.
24.1	†	Power of Attorney (see page II-5).
99.1		Form of Proxy Card of INTAC International, Inc.

*
Filed as an annex to the proxy statement/prospectus constituting a part of this registration statement and incorporated by reference herein.

**
To be filed by subsequent amendment.

†
Previously filed.

(b)
Financial statement schedules

    Not applicable.

  (c)
  Reports, opinions or appraisals

    Opinions of Savvian LLC (attached as Annexes N and O to the proxy statement/prospectus filed as part of this registration statement).

Item 22. Undertakings

        (1)   The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        (2)   The Registrant undertakes that every prospectus (a) that is filed pursuant to paragraph (1) immediately preceding, or (b) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (4)   The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

        (5)   The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

        (6)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 1st day of June, 2007.

HSW INTERNATIONAL, INC.
By:	/s/ JEFFREY ARNOLD Name: Jeffrey Arnold Title: Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities indicated below on the 1st day of June, 2007.

Name	Title	Date

* Name: Jeffrey Arnold	Director, Chief Executive Officer (Principal Executive Officer)	June 1, 2007
* Name: Robert C. Bicksler	Executive Vice President, Chief Financial Officer and Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)	June 1, 2007
*By:	/s/ JEFFREY ARNOLD Jeffrey Arnold Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number		Description
2.1	*	Agreement and Plan of Merger, dated as of April 20, 2006, among HowStuffWorks, Inc., HSW International, Inc., HSW International Merger Corporation and INTAC International, Inc. (included as Annex A to the proxy statement/prospectus which is part of this Registration Statement).
2.2	*
First Amendment to Agreement and Plan of Merger, dated January 29, 2007, among HowStuffWorks, Inc., HSW International, Inc., HSW International Merger Corporation and INTAC International, Inc. (included as Annex B to the proxy statement/prospectus which is part of this Registration Statement).
3.1	*	Form of Amended and Restated Certificate of Incorporation of HSW International, Inc. (included as Annex P to the proxy statement/prospectus which is part of this Registration Statement).
3.2	*	Form of Amended and Restated Bylaws of HSW International, Inc. (included as Annex Q to the proxy statement/prospectus which is part of this Registration Statement).
4.1	**	Specimen certificate of common stock of HSW International, Inc.
4.2	†	Form of Registration Rights Agreement among HSW International, Inc., HowStuffWorks, Inc. and Wei Zhou.
4.3	†	Form of Registration Rights Agreement among HSW International, Inc. and American investors (as defined in the proxy statement/prospectus).
4.4	†	Form of Affiliate Registration Rights Agreement.
5.1	**	Opinion of Greenberg Traurig, LLP regarding the legality of the securities being issued.
8.1	**	Opinion of Shearman & Sterling LLP regarding the tax treatment of the merger.
8.2	**	Opinion of Greenberg Traurig, LLP regarding the tax treatment of the asset contribution and the merger
10.1	*	Voting Agreement, dated as of April 20, 2006, between HowStuffWorks, Inc. and Wei Zhou (included in Annex M to the proxy statement/prospectus which is part of this Registration Statement).
10.2	*
Amended and Restated Stockholders Agreement, dated as of January 29, 2007, among HowStuffWorks, Inc., HSW International, Inc. and Wei Zhou (included in Annex H to the proxy statement/prospectus which is part of this Registration Statement).
10.3	*
Form of Contribution Agreement (PRC Territories) between HowStuffWorks, Inc. and HSW International, Inc (included in Annex C to the proxy statement/prospectus which is part of this Registration Statement).
10.4	*	Form of Contribution Agreement (Brazil) between HowStuffWorks, Inc. and HSW International, Inc (included in Annex D to the proxy statement/prospectus which is part of this Registration Statement).
10.5	*	Form of Services Agreement between HowStuffWorks, Inc. and HSW International, Inc (included in Annex E to the proxy statement/prospectus which is part of this Registration Statement).
10.6	*	Form of Update Agreement between HowStuffWorks, Inc. and HSW International, Inc (included in Annex F to the proxy statement/prospectus which is part of this Registration Statement).
10.7	*
Stock Purchase Agreement dated January 29, 2007 among HSW International, Inc. and American investors (as defined in the proxy statement/prospectus), (included in Annex I to the proxy statement/prospectus which is part of this Registration Statement).

10.8	*
Stock Purchase Agreement dated January 29, 2007 among HSW International, Inc. and European investors (as defined in the proxy statement/prospectus), (included in Annex J to the proxy statement/prospectus which is part of this Registration Statement).
10.9	*
Stock Purchase Agreement dated April 20, 2006 between HSW International and DWS Finanz-Service GmbH (included in Annex K to the proxy statement/prospectus which is part of this Registration Statement).
10.10	*
First Amendment to Stock Purchase Agreement dated January 29, 2007 between HSW International and DWS Finanz-Service GmbH (included in Annex L to the proxy statement/prospectus which is part of this Registration Statement).
10.11	†	Amended and Restated Agreement dated August 23, 2006 between HSW International and Jeffrey T. Arnold.
10.12	*
Letter Agreement between HowStuffWorks, Inc. and HSW International, Inc. related to certain rights in India and Russia (included in Annex G to the proxy statement/prospectus which is part of this Registration Statement).
10.13	†	Letter Agreement between HowStuffWorks, Inc. and HSW International, Inc. related to certain trademark rights.
10.14	†	Form of Rule 145 Affiliate Letter.
10.15
Employment Agreement dated October 16, 2001 between INTAC International, Inc. and Wei Zhou (filed as Exhibit 10.5 to the Current Report on Form 8-K filed with the SEC on October 30, 2001 and incorporated herein by reference).
10.16	†	Employment Agreement dated May 11, 2006 between HSW International and Robert C. Bickster.
10.17	*
Share Purchase Agreement, dated January 29, 2007, among INTAC International, Inc., INTAC International Holdings Limited, INTAC (Tianjin) International Trading Company, Cyber Proof Investments Ltd. and Wei Zhou (included in Annex R to the proxy statement/prospectus which is part of this Registration Statement).
23.1		Consent of KBA Group LLP.
23.2	**	Consent of Greenberg Traurig, LLP (to be included in Exhibit 5.1).
23.3	**	Consent of Shearman & Sterling LLP (to be included in Exhibit 8.1).
23.4		Consent of Savvian LLC.
23.5		Consent of Katzen Marshall.
24.1	†	Power of Attorney (see page II-5).
99.1		Form of Proxy Card of INTAC International, Inc.

*
Filed as an annex to the proxy statement/prospectus constituting a part of this registration statement and incorporated by reference herein.

**
To be filed by subsequent amendment.

†
Previously filed.